                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration Nos. 333-46216;
                                                               333-46216-01;
                                                               333-46216-02

PROSPECTUS
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[UBS AG LOGO]
                                       $1,500,000,000

                               UBS Preferred Funding Trust I
                      8.622% Noncumulative Trust Preferred Securities
                           representing a corresponding amount of

                     8.622% Noncumulative Company Preferred Securities
                                             of

                            UBS Preferred Funding Company LLC I
                           guaranteed on a subordinated basis by

                                           UBS AG
--------------------------------------------------------------------------------

- Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. Dividends and redemption and liquidation payments paid by UBS Preferred Funding Company on the company preferred securities will pass through UBS Preferred Funding Trust to you as distributions and redemption and liquidation payments on the trust preferred securities.

- The company preferred securities will pay semi-annual distributions on April 1 and October 1 of each year at a fixed rate per annum equal to 8.622% through the dividend payment date in October 2010, and thereafter will pay quarterly distributions on January 1, April 1, July 1 and October 1 of each year at a variable rate per annum equal to 3.07% above three-month LIBOR. The company preferred securities are perpetual securities and do not have a maturity date. UBS Preferred Funding Company may redeem the company preferred securities on or after the dividend payment date in October 2010.

- The company preferred securities will provide holders with rights to distributions and redemption and liquidation payments that are similar to those of the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

- UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities.

- We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules.

SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR RISKS RELATED TO AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

                                                                                                    PROCEEDS TO
                                                            PRICE TO           UNDERWRITING        UBS PREFERRED
                                                           PUBLIC(1)             DISCOUNT          FUNDING TRUST
                                                         --------------        ------------        --------------
-----------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security...........................  $        1,000             (2)            $        1,000
-----------------------------------------------------------------------------------------------------------------
Total..................................................  $1,500,000,000             (2)            $1,500,000,000
-----------------------------------------------------------------------------------------------------------------

(1) Plus accrued dividends, if any, from the date of original issue.
(2) UBS Preferred Funding Trust will pay the underwriters compensation of $10 per trust preferred security and aggregate compensation of $15,000,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may be used in the initial sale of the trust preferred securities. In addition, UBS Warburg LLC or any other affiliate controlled by UBS may use this prospectus in a market-making transaction involving the trust preferred securities after their initial sale. Unless the purchaser is informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

We anticipate that the trust preferred securities will be ready for delivery in book-entry form through The Depository Trust Company on or about 10 October 2000.

UBS Warburg LLC                                         PaineWebber Incorporated
Credit Suisse First Boston
                Goldman, Sachs & Co.
                                Merrill Lynch & Co.
                                            Morgan Stanley Dean Witter
                                                       Salomon Smith Barney
                The date of this prospectus is 23 February 2001

TABLE OF CONTENTS
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
Certain Terms.........................    2
Prospectus Summary....................    3
Risk Factors..........................   12
Cautionary Note Regarding Forward-
  Looking Information.................   16
UBS...................................   18
Capitalization of UBS.................  155
UBS Preferred Funding Trust I.........  156
UBS Preferred Funding Company LLC I...  157
Use of Proceeds.......................  163
Description of Trust Preferred
  Securities..........................  164
Description of Company Preferred
  Securities..........................  171
Book-Entry Issuance of Trust Preferred
  Securities..........................  185
Description of UBS AG Subordinated
  Guarantee...........................  190
Description of Subordinated Notes of
  UBS AG..............................  195
Certain U.S. Tax Considerations.......  198
Certain Tax Considerations Under the
  Laws of Switzerland.................  203
Certain ERISA Considerations..........  205
Underwriting..........................  207
Validity of the Securities............  210
Experts...............................  210
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................  210
General Information...................  211
Where You Can Find More Information...  213
Presentation of Financial
  Information.........................  213
Financial Statements of UBS...........  F-i
Third Quarter Results of UBS..........  A-i
Fourth Quarter Results of UBS.........  B-i

CERTAIN TERMS
--------------------------------------------------------------------------------

In this prospectus:

    -  when we refer to "UBS AG," we mean UBS AG on a parent only basis.

    -  when we refer to "UBS," we mean UBS AG and its consolidated subsidiaries.

    - when we refer to "PaineWebber," we mean Paine Webber Group Inc. and its consolidated subsidiaries.

    - when we refer to the "trust preferred securities," we mean the 8.622% Noncumulative Trust Preferred Securities being issued by UBS Preferred Funding Trust.

    - when we refer to the "company preferred securities," we mean the 8.622% Noncumulative Company Preferred Securities being issued by UBS Preferred Funding Company to UBS Preferred Funding Trust in connection with the offering of the trust preferred securities by UBS Preferred Funding Trust.

    - when we refer to "UBS Preferred Funding Trust," we mean UBS Preferred Funding Trust I.

    - when we refer to "UBS Preferred Funding Company," we mean UBS Preferred Funding Company LLC I.

Prospectus summary

THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION TO DETERMINE WHETHER AN INVESTMENT IN THE TRUST PREFERRED SECURITIES IS APPROPRIATE FOR YOU.

INTRODUCTION

The trust preferred securities will provide you with rights to distributions and redemption and liquidation payments that are similar to those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities. The diagram to the right outlines the relationship among investors in the trust preferred securities, UBS Preferred Funding Trust, UBS Preferred Funding Company and UBS AG following the completion of the offering.

UBS Preferred Funding Trust will pass through to you any dividends, redemption payments or liquidation payments that it receives from UBS Preferred Funding Company on the company preferred securities.

UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities.

UBS Preferred Funding Company will receive payments under the subordinated notes issued by the Cayman Islands branch of UBS AG and will pay dividends on the company preferred securities that are similar to dividends that would be paid on the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have equivalent financial terms.

The capital raised in this offering will qualify as consolidated Tier 1 capital for UBS under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

LOGO

Parties to the offering

For a more complete description of UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company, see "UBS," "UBS Preferred Funding Trust I," "UBS Preferred Funding Company LLC I," "Use of Proceeds," "Capitalization of UBS AG" and "Capital Ratios and Distributable Profits of UBS."

UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small and medium sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol "UBS.N," on the Zurich Stock Exchange under the symbol "UBSNZn.S" and on the Tokyo Stock Exchange under the symbol "UBS.T".

On 3 November 2000, UBS acquired Paine Webber Group Inc. ("PaineWebber"), one of the largest full-service securities and commodities firms in the United States. UBS purchased all outstanding shares of PaineWebber stock for a combination of cash and stock representing a total purchase price of $11.8 billion (based on the UBS share price on 3 November 2000).

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt I, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

UBS PREFERRED FUNDING TRUST I

UBS Preferred Funding Trust I is a Delaware statutory business trust. UBS Preferred Funding Trust exists for the purpose of issuing the trust preferred securities representing a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will pass the dividends it receives on the company preferred securities through to you as distributions on the trust preferred securities. UBS Preferred Funding Trust cannot engage in other activities. The company preferred securities and the related rights under the UBS AG subordinated guarantee will be the only assets of UBS Preferred Funding Trust. UBS AG, Stamford branch, will pay directly all expenses and liabilities of UBS Preferred Funding Trust.

UBS Preferred Funding Trust will be treated as a grantor trust for United States federal income tax purposes. As a result, you will be treated as a beneficial owner of interests in the company preferred securities and the related rights under the UBS AG subordinated guarantee for United States federal income tax purposes.

The principal executive offices of UBS Preferred Funding Trust are located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is 302-651-1118.

UBS PREFERRED FUNDING COMPANY LLC I

UBS Preferred Funding Company LLC I is a Delaware limited liability company. UBS Preferred Funding Company exists for the purposes of acquiring and holding the subordinated notes issued by the Cayman Islands branch of UBS AG, or other eligible investments, and issuing the company common securities and the company preferred securities. UBS AG is purchasing all of the company common securities, which represent 100% of the voting rights in UBS Preferred Funding Company, subject to your limited right to elect additional directors as described below. UBS Preferred Funding Company will apply the cash generated by the subordinated notes and other eligible investments, if any, to pay dividends to UBS Preferred Funding Trust, as holder of the company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes.

UBS Preferred Funding Company will be managed by a board of directors having not less than three and not more than five members. If the aggregate of unpaid dividends equals or exceeds an amount equal to three semi-annual dividend payments, you and the other holders of trust preferred securities will have the right to elect two additional directors.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is 302-658-7581.

The offering

For a more complete description of the trust preferred securities, the company preferred securities, the UBS AG subordinated guarantee and the subordinated notes, see "Description of Trust Preferred Securities," "Description of Company Preferred Securities," "Book-Entry Issuance of Trust Preferred Securities," "Description of UBS AG Subordinated Guarantee" and "Description of Subordinated Notes of UBS AG."

SECURITIES OFFERED

Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. The trust preferred securities will be issued in denominations of $1,000 liquidation amount and whole-number multiples of $1,000, and the company preferred securities will be issued in denominations of $1,000 liquidation preference and whole-number multiples of $1,000. The aggregate liquidation amount of the trust preferred securities is $1,500,000,000 and the aggregate liquidation preference of the company preferred securities is $1,500,000,000.

DIVIDENDS

UBS Preferred Funding Trust will pass through the dividends it receives on the company preferred securities as distributions on the trust preferred securities.

UBS Preferred Funding Company will pay dividends on the company preferred securities from the date of their initial issuance on a noncumulative basis. These dividends will be payable on the liquidation preference of the company preferred securities:

  - semi-annually in arrears on the first business day on or after April 1 and October 1 of each year at a fixed rate per annum equal to 8.622%, beginning 1 April 2001 and ending 1 October 2010, calculated on the basis of a 360-day year consisting of twelve 30-day months, and

  - thereafter quarterly in arrears on the first business day on or after January 1, April 1, July 1 and October 1 of each year at a variable rate per annum equal to 3.07% above three-month LIBOR, calculated on the basis of the actual number of days elapsed in a 360-day year.

UBS Preferred Funding Company's obligation to pay dividends is subject to provisions that generally require UBS Preferred Funding Company to pay full or proportional dividends on the company preferred securities when UBS AG pays dividends on UBS AG ordinary shares or on other securities of UBS AG that rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities. As described below, UBS Preferred Funding Company will be required to pay dividends on the company preferred securities in some circumstances, will be prohibited from paying dividends on the company preferred securities in other circumstances, and, when not required to pay or prohibited from paying dividends, will have discretion as to whether to pay dividends on the company preferred securities. Because UBS AG paid dividends on its ordinary shares in 26 April 2000, dividends on the company preferred securities will be mandatory (as described below) through the dividend payment date in April, 2001.

The following text outlines the criteria for determining whether and the extent to which UBS Preferred Funding Company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities:

Is there a capital limitation on UBS AG? Unless the Swiss Federal Banking Commission expressly permits otherwise, if on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG, or would not be in compliance because of a payment of dividends on the company preferred securities, UBS Preferred Funding Company will not pay dividends on the company preferred securities under any circumstances. For a discussion of UBS's capital resources relative to applicable guidelines, see "UBS --

Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources." We refer to this restriction as a capital limitation.

Are dividends mandatory? Unless there is a capital limitation, the payment of full dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory during the one-year period beginning on and including each date on which:

  - UBS AG declares or pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank junior to the UBS AG subordinated guarantee of the company preferred securities; or

  - UBS AG or any of its subsidiaries redeems, repurchases (except for its trading account) or otherwise acquires any shares or other securities that, in a liquidation of UBS AG, rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities.

The payment of proportional dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory on any date, whether or not a regularly scheduled dividend payment date, on which UBS AG or any of its subsidiaries pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank equally with the UBS AG subordinated guarantee of the company preferred securities if, on the dividend payment dates leading up to the payment or distribution on the equally ranking securities, dividends were paid on the company preferred securities in a lower percentage than are being paid on the equally ranking securities.

Unless there is a capital limitation, UBS Preferred Funding Company will be required to pay dividends that are mandatory whether or not:

  -  UBS AG delivers a notice limiting dividends,

  -  UBS AG has available distributable profits, or

  -  interest is paid on the subordinated notes or other eligible investments.

Does UBS AG have available distributable profits? Available distributable profits are the pro rata proportion (from among all shares and other securities issued by UBS AG that rank equally with the UBS AG subordinated guarantee of the company preferred securities) of profits that may be distributed in accordance with Swiss law. Currently, distributable profits include the total of current profit, profit brought forward and freely available reserves as reflected in the most recent audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG.

Unless required to pay mandatory dividends, UBS Preferred Funding Company will not pay dividends on the company preferred securities in excess of UBS AG's available distributable profits.

When are dividends discretionary? The payment of dividends by UBS Preferred Funding Company on the company preferred securities is discretionary if the capital limitation does not apply, dividends are not mandatory as described above, and UBS AG has sufficient available distributable profits. In that case, UBS Preferred Funding Company will pay dividends on the company preferred securities at the specified rate unless, on or before the tenth business day immediately preceding a dividend payment date, UBS AG gives notice to UBS Preferred Funding Company that UBS Preferred Funding Company must pay no dividends or less than full dividends, in which case dividends will be due and payable only in the amount specified in the notice. UBS AG may deliver such a notice in its sole discretion and for any reason, except that such a notice shall have no effect where dividends are mandatory as described above.

When does the dividend preference shift from the company preferred securities to the company common securities? The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, the dividend preference of the company preferred securities may, at UBS AG's option, shift to the company common securities on dividend payment dates to the extent that no mandatory dividend payment amount is then required to be paid on the company preferred securities. If UBS AG does this, the corresponding interest payments or other income received by UBS Preferred Funding Company on the subordinated notes or its other eligible investments may be returned as dividends to UBS AG as holder of the company common securities before any dividends are paid on the company preferred securities.

WITHHOLDING TAXES

Generally, UBS Preferred Funding Company will pay additional amounts on full or proportional mandatory dividends otherwise due and payable so that the net amount received by you will not be reduced by the withholding of certain taxes or other government charges.

However, UBS Preferred Funding Company will not pay any additional amounts if the taxes or governmental charges are withheld because you:

  - are connected, other than as a holder of trust preferred securities, to Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or

  - have not filed an appropriate declaration stating that you are not a resident of and do not have a connection with Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or a similar claim for exemption, if we have given you the opportunity to do so.

REDEMPTION

UBS Preferred Funding Company may redeem the company preferred securities, in whole or in part, on any dividend payment date on or after the dividend payment date regularly scheduled to occur in October 2010. In that case, you will receive a redemption price equal to unpaid mandatory dividends, other unpaid definitive dividends (for example, discretionary dividends that became due and payable because UBS AG did not deliver a notice to pay no dividends), current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities.

UBS Preferred Funding Company may not redeem the company preferred securities before the dividend payment date regularly scheduled to occur in October 2010, unless an event occurs that results in an adverse consequence for the tax or capital treatment of the company preferred securities, or for the investment company status of UBS Preferred Funding Company or UBS Preferred Funding Trust. If the circumstance giving rise to redemption arises out of a change in tax law that results in the imposition of tax on UBS Preferred Funding Trust or UBS Preferred Funding Company or the imposition of withholding tax on payment of dividends on the company preferred securities, distributions on the trust preferred securities or interest on the subordinated notes, then you will receive a redemption price as described above. If the redemption arises from the other special events, including adverse tax consequences not arising out of a change in tax law, you will receive a redemption price equal to unpaid mandatory dividends, other unpaid definitive dividends, current accrued dividends (whether or not declared) and a make whole amount equal to the greater of the liquidation preference and the sum of the net present value of scheduled dividends and the liquidation preference through October 2010.

UBS Preferred Funding Trust will pass through the redemption payments it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities.

Any redemption of the company preferred securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of the company preferred securities.

You may not require redemption of the company preferred securities at any time.

LIQUIDATION

If UBS AG is liquidated, UBS Preferred Funding Company will be liquidated. So long as the company preferred securities are outstanding, UBS AG will not cause UBS Preferred Funding Company to liquidate unless UBS AG is also liquidating.

If UBS Preferred Funding Company is liquidated, you will be entitled to receive an amount equal to unpaid mandatory dividends, other unpaid definitive dividends, current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities. However, any liquidating distributions that you receive will be substantially the same as, but not greater than, those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

BOOK-ENTRY ISSUANCE OF THE TRUST PREFERRED SECURITIES

UBS Preferred Funding Trust will initially issue the trust preferred securities only in book-entry form through The Depository Trust Company.

You may withdraw the company preferred securities represented by your trust preferred securities from UBS Preferred Funding Trust and hold the company preferred securities directly. If you hold the company preferred securities directly, you must hold the company preferred securities in certificated form.

If you hold the company preferred securities directly, then you may exercise directly the associated rights under the UBS AG subordinated guarantee, and any rights under the limited liability company agreement of UBS Preferred Funding Company in respect of the company preferred securities, including any rights to elect additional directors of UBS Preferred Funding Company.

THE UBS AG SUBORDINATED GUARANTEE

UBS AG will unconditionally guarantee, on a subordinated basis, the payment by UBS Preferred Funding Company of any mandatory dividends on the company preferred securities or dividends that have become definitive because UBS AG has sufficient available distributable profits to pay out dividends and has not delivered to UBS Preferred Funding Company an instruction not to pay dividends.

UBS AG will also unconditionally guarantee, on a subordinated basis, the redemption price payable with respect to any company preferred securities called for redemption by UBS Preferred Funding Company and the payment by UBS Preferred Funding Company on its liquidation of an amount sufficient to provide you with the distributions described under "Liquidation" above.

THE SUBORDINATED NOTES

The subordinated notes are undated and will have an aggregate principal amount of $1,500,000,000. The subordinated notes are general unsecured debt obligations of UBS AG and the Cayman Islands branch of UBS AG and, in liquidation of UBS AG, will rank subordinate and junior to all indebtedness of UBS AG except for indebtedness that by its terms expressly ranks equally with the subordinated notes. Interest payable under the subordinated notes will be calculated at the same rate and payable on the same dates as dividends payable under the company preferred securities. UBS AG will not pay interest on the subordinated notes if UBS AG is not solvent.

USE OF PROCEEDS

  - UBS Preferred Funding Trust will use the proceeds from the offering of the trust preferred securities to purchase the company preferred securities from UBS Preferred Funding Company.

  - UBS Preferred Funding Company will use the proceeds from the offering of the company preferred securities to purchase the subordinated notes issued by the Cayman Islands branch of UBS AG.

  - UBS AG will use the proceeds from the issuance of the subordinated notes for general corporate purposes, including paying certain expenses relating to the offering, and possibly funding a portion of the purchase price of PaineWebber.

RISK FACTORS

You should carefully consider the information under "Risk Factors," together with the other information contained in this prospectus, before purchasing any trust preferred securities.

RATINGS

Moody's Investors Service, Inc. has rated both the trust preferred securities and the company preferred securities aa2 and Standard & Poor's Rating Services has rated both the trust preferred securities and the company preferred securities AA-. Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of a rating may be obtained only from the rating agency. There is no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in that rating agency's judgment, circumstances so warrant.

LISTING

We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules.

GOVERNING LAW

The constituent documents of UBS Preferred Funding Trust and UBS Preferred Funding Company, the trust preferred securities and the company preferred securities will be governed by the laws of the State of Delaware, United States of America. The subordinated notes and the UBS AG subordinated guarantee will be governed by the laws of the State of New York, United States of America.

Ratio of Earnings to Fixed Charges

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated.

                                                                                           SIX MONTHS
                                                       YEAR ENDED 31 DECEMBER           ENDED 30 JUNE
                                                 1997        1998        1999        1999        2000
-----------------------------------------------------------------------------------------------------
INTERNAL ACCOUNTING STANDARDS ("IAS")(1)
Ratio of earnings to fixed charges(2)........    0.95        1.11        1.25        1.36        1.28
US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
  ("GAAP")(1)
Ratio of earnings to fixed charges(3)........       x        0.80        1.14           x        1.16

------------
(1) The ratio is provided using both IAS and US GAAP values, as the ratio is materially different between the two accounting standards. No US GAAP information is provided for 31 December 1997 and 30 June 1999 as a U.S. GAAP reconciliation was not required for those periods.

(2) The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 of CHF 851 million is due to restructuring charges of CHF 7,000 million charged in that period. Without that charge the ratio would have been 1.36.

(3) The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 of CHF 5,319 million is due to restructuring charges of CHF 3,982 million under US GAAP, as well as CHF 1,706 million of pre-tax losses from significant financial events (gain on sale of BSI, provision for WWII litigation, and trading losses on LTCM and GED) charged for that period. Without those charges the ratio would have been 1.01.

--------------------------------------------------------------------------------

Risk Factors

You should carefully consider the following information, together with the other information contained in this prospectus, before purchasing any trust preferred securities in this offering.

YOU MAY NOT RECEIVE DIVIDENDS IF UBS AG'S FINANCIAL CONDITION WERE TO
DETERIORATE.

If UBS AG's financial condition were to deteriorate, UBS Preferred Funding Company and the holders of trust preferred securities could suffer direct and materially adverse consequences, including elimination or reduction of noncumulative dividends on the company preferred securities (and consequently elimination or reduction of the pass through of such dividends as distributions on the trust preferred securities) and, if UBS AG were liquidated (whether voluntarily or involuntarily), loss by the holders of trust preferred securities of their entire investment.

YOU MAY NOT RECEIVE DIVIDENDS BECAUSE UBS PREFERRED FUNDING COMPANY WILL BE PROHIBITED FROM PAYING DIVIDENDS ON THE COMPANY PREFERRED SECURITIES UNDER CERTAIN CIRCUMSTANCES AND WILL HAVE DISCRETION AS TO WHETHER TO PAY DIVIDENDS ON THE COMPANY PREFERRED SECURITIES IN OTHER CIRCUMSTANCES.

If on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's capital adequacy requirements applicable to UBS AG, UBS Preferred Funding Company will not pay dividends under any circumstances (including whether or not funds subsequently become available), even if a full or proportional dividend is otherwise mandatory. For a discussion of UBS's capital resources relative to applicable guidelines, see "UBS--Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources." UBS Preferred Funding Company will not pay dividends exceeding UBS AG's available distributable profits, except for mandatory dividends. Except when payment of full or proportional dividends is mandatory or dividends are prohibited by a capital limitation or prohibited or restricted because UBS AG does not have available distributable profits, dividends on the company preferred securities are payable at the discretion of UBS AG and noncumulative. If discretionary dividends on the company preferred securities for any dividend period are not paid, UBS Preferred Funding Trust, as holder of company preferred securities (and, accordingly, investors in the trust preferred securities), will not be entitled to receive dividends whether or not funds are or subsequently become available.

YOU SHOULD NOT RELY UPON RECEIVING DIVIDENDS THAT ARE NOT MANDATORY BECAUSE UBS AG MAY ELECT TO SHIFT THE DIVIDEND PREFERENCE FROM THE COMPANY PREFERRED SECURITIES TO THE COMPANY COMMON SECURITIES EXCEPT TO THE EXTENT OF FULL OR PROPORTIONAL MANDATORY DIVIDENDS.

UBS Preferred Funding Company's Amended and Restated Limited Liability Company Agreement, which we sometimes refer to as its LLC Agreement, will provide that, except to the extent of full or proportional mandatory dividends, the dividend preference of the company preferred securities may at UBS AG's option shift to the company common securities on any dividend payment date. As a result, the corresponding interest payment received by UBS Preferred Funding Company on the subordinated notes or other eligible investments may be returned as dividends to UBS AG, as holder of company common securities, before any dividends are paid on the company preferred securities.

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 12

RISK FACTORS
--------------------------------------------------------------------------------

UBS AG IS NOT OBLIGATED TO MAKE PAYMENTS UNDER THE UBS AG SUBORDINATED GUARANTEE UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.

UBS AG's obligations under the UBS AG subordinated guarantee are unsecured and rank subordinate and junior in right of payment to all of UBS AG's other liabilities, except for liabilities that rank equally with the UBS AG subordinated guarantee. This means that if UBS AG fails to pay any liability that is senior to the UBS AG subordinated guarantee, it may not make payments on the UBS AG subordinated guarantee. As of 30 June 2000, UBS AG had CHF 509 billion of other debt obligations that are senior to UBS AG's obligations under the UBS AG subordinated guarantee.

Also, if UBS AG is bankrupt or liquidates or dissolves, UBS AG or its trustee will use assets of UBS AG to satisfy all liabilities ranking senior to the UBS AG subordinated guarantee before making payments on the UBS AG subordinated guarantee. Parity obligations will share equally in payment with the UBS AG subordinated guarantee if UBS AG does not have sufficient funds to make full payments on all of them. The entitlement of the holders of company preferred securities under the UBS AG subordinated guarantee in a liquidation of UBS AG will be substantially the same as, and no greater than, the claim such holders would have been entitled to if they had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

UBS PREFERRED FUNDING TRUST MAY REDEEM THE TRUST PREFERRED SECURITIES IF CERTAIN ADVERSE CONSEQUENCES OCCUR AS A RESULT OF THE APPLICATION OF SWISS OR U.S. REGULATIONS OR TAX OR INVESTMENT COMPANY LAW AND CERTAIN CONDITIONS ARE SATISFIED.

If certain consequences occur, which are more fully described below in this prospectus, as a result of application of Swiss or U.S. regulations or tax or investment company law and certain other conditions that are more fully described below are satisfied, UBS Preferred Funding Company could redeem the company preferred securities before the dividend payment date in October 2010. If the company preferred securities are redeemed, UBS Preferred Funding Trust will redeem the trust preferred securities. The redemption price is described below under "Description of Company Preferred Securities--Redemption." You may be unable to reinvest the proceeds of a redemption at a yield comparable to the yield you are receiving on the trust preferred securities.

YOU COULD SUFFER ADVERSE TAX AND LIQUIDITY CONSEQUENCES IF UBS AG LIQUIDATES UBS PREFERRED FUNDING TRUST AND DISTRIBUTES THE COMPANY PREFERRED SECURITIES TO YOU.

UBS AG has the right to liquidate UBS Preferred Funding Trust in some circumstances. If UBS AG exercises this right, the company preferred securities will be distributed to you in an amount corresponding to the amount of trust preferred securities you hold. If the company trust preferred securities are distributed to you:

- you will receive reports of your income in respect of the company preferred securities on Schedule K-1,

- the company preferred securities will be in definitive certificated form and will not be eligible for trading through DTC, Euroclear or Clearstream,

- the trading value of the company preferred securities you receive may be lower than the trading value of the trust preferred securities, and, as a result, you may receive a lower return upon the sale of the company preferred securities, and

- you may incur an additional tax liability in excess of what you originally contemplated. Under current U.S. federal income tax law, a distribution of company preferred securities to you on the dissolution of UBS Preferred Funding Trust should not be a taxable event to you. However, if UBS

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                                                                              13
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RISK FACTORS
--------------------------------------------------------------------------------

   Preferred Funding Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of company preferred securities may be a taxable event to you.

YOU MAY NOT RECEIVE DISTRIBUTIONS OR REDEMPTION PAYMENTS IF THE SWISS FEDERAL BANKING COMMISSION RESTRICTS THE OPERATIONS OF UBS PREFERRED FUNDING COMPANY.

The Swiss Federal Banking Commission could make determinations in the future with respect to UBS AG that could adversely affect UBS Preferred Funding Company's ability to make distributions to the holders of company preferred securities or to redeem the company preferred securities. For example, the Swiss Federal Banking Commission could impose regulatory capital requirements that cause, or otherwise request or instruct UBS AG to cause, UBS Preferred Funding Company not to pay dividends on or redeem the company preferred securities at times when UBS Preferred Funding Company otherwise is entitled to do so.

BECAUSE YOU HAVE LIMITED VOTING RIGHTS AND UBS AG IS INVOLVED IN VIRTUALLY EVERY ASPECT OF UBS PREFERRED FUNDING COMPANY'S EXISTENCE, YOU COULD SUFFER ADVERSE CONSEQUENCES FROM UBS PREFERRED FUNDING COMPANY ACTING CONTRARY TO YOUR INTERESTS.

The company preferred securities will be non-voting, expect in the limited cases described under "Description of Company Preferred Securities--Voting Rights."

UBS AG is involved in virtually every aspect of UBS Preferred Funding Company's existence. UBS AG will be the sole holder of the company common securities. As holder of all outstanding company common securities, UBS AG will have the right to elect all directors of UBS Preferred Funding Company except for the situation where the holders of company preferred securities have the right to elect two directors as described under "Description of Company Preferred Securities--Voting Rights." The initial (and UBS Preferred Funding Company anticipates that all future) directors of UBS Preferred Funding Company will also be directors or employees of UBS AG or its affiliates. Conflicts of interest may arise between the discharge by such individuals of their duties as directors of UBS Preferred Funding Company, on the one hand, and as directors or employees of UBS AG and its affiliates, on the other hand.

Decisions with respect to enforcement of the subordinated notes issued by the Cayman Islands Branch of UBS AG and actions to be taken by UBS Preferred Funding Company upon a default by UBS AG under them will be made by the board of directors of UBS Preferred Funding Company by majority vote. There can be no assurance that, under any circumstances, enforcement action will be taken by UBS Preferred Funding Company with respect to a default under the subordinated notes. However, UBS AG's failure to perform its obligations under the subordinated notes will not relieve it of its obligations under the UBS AG subordinated guarantee. See "Description of UBS AG Subordinated Guarantee."

UBS AG and its affiliates may have interests which are different from those of UBS Preferred Funding Company. As a result, conflicts of interest may arise with respect to transactions, including UBS Preferred Funding Company's administration of the subordinated notes.

UBS Preferred Funding Company and UBS AG intend that any agreements and transactions between UBS Preferred Funding Company, on the one hand, and UBS AG or its affiliates, on the other hand, be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms for such types of transactions. The LLC Agreement of UBS Preferred Funding Company requires that certain actions of UBS Preferred Funding Company be approved by the holders of company preferred securities; this requirement is also intended to ensure fair dealings between UBS Preferred Funding Company and UBS AG and its affiliates. However, there can be no assurance that such agreements or

--------------------------------------------------------------------------------
 14

RISK FACTORS
--------------------------------------------------------------------------------

transactions will be on terms as favorable to UBS Preferred Funding Company as those that could have been obtained from unaffiliated third parties.

WE CANNOT GIVE YOU ANY ASSURANCE AS TO THE MARKET PRICES FOR THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES.

We cannot give you any assurance as to the market prices for the trust preferred securities or the company preferred securities because there is no prior market for these securities. In addition, because the trust preferred securities are deeply subordinated securities and payment of dividends on the company preferred securities may be limited by the capital limitation or by lack of sufficient available distributable profits, the market prices of the trust preferred securities or company preferred securities, as applicable, may be more volatile than other securities not having such provisions.

Although the underwriters of the trust preferred securities have informed UBS Preferred Funding Company and UBS AG that they intend to make a market in the trust preferred securities, the underwriters are not obligated to do so, and any such market-making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time.

YOU WILL NOT BE ENTITLED TO RECOVER CERTAIN MISSED PAYMENTS BECAUSE OF THE NONCUMULATIVE NATURE OF DIVIDENDS ON THE COMPANY PREFERRED SECURITIES AND RELATED DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

If UBS Preferred Funding Company does not make a payment or only makes a partial payment on a dividend payment date as a result of a capital limitation, a lack of available distributable profits or a properly delivered "no dividend instruction," you will not be entitled to recover that missed payment.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-looking Information

This prospectus contains forward-looking information. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information is indicated by the use of words such as "anticipates," "expects," "believes," "should," "could," "intends," "estimates" and "may," or other comparable language. We identify the following important factors that could cause UBS's actual results to differ materially from any results that might be projected by UBS in forward-looking information. All of these factors are difficult to predict, and many are beyond the control of UBS. Accordingly, although we believe that the assumptions underlying the forward-looking information are reasonable, there can be no assurance that those assumptions will approximate actual experience.

The important factors include, among others, the following:

- general economic conditions, including prevailing interest rates and performance of financial markets, which may affect UBS's ability to sell its products,

-  the market value of UBS's investments,

- UBS's and PaineWebber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees,

- changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation,

-  industry consolidation and competition,

- changes affecting the banking industry generally and UBS AG's banking operations specifically, including asset quality,

- increasing levels of competition in emerging markets and general competitive factors, locally, nationally, regionally and globally, and

- changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.

You should also consider other risks and uncertainties discussed in documents filed by UBS with the SEC, including UBS's most recent Annual Report on Form 20-F for the fiscal year ended 31 December 1999. We have no obligation to update forward-looking information to reflect actual results.

--------------------------------------------------------------------------------
 16

--------------------------------------------------------------------------------

Recent Developments


THIRD QUARTER RESULTS



On 28 November 2000, we announced our results for the third quarter of 2000, and on 22 February 2001, we announced our results for the fourth quarter of 2000. These results, and certain changes to the composition of the Board of Directors and senior management, are set forth in an appendix to this prospectus, beginning on page A-i and page B-i, respectively.


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                                                                              17

--------------------------------------------------------------------------------

UBS

DESCRIPTION OF BUSINESS

Mission

The UBS mission is to:

     -  provide clients with superior value-added investment services;

     -  provide above average rewards to shareholders;

     -  be an employer of choice; and

     -  be a good corporate citizen.

Overview

UBS is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and UBS's Corporate Center. The business groups are:

     -  UBS Switzerland;

     -  UBS Warburg; and

     -  UBS Asset Management.

The philosophy of UBS's business model is that each of the business groups holds primary responsibility for managing relationships with well-defined client segments, while ensuring appropriate access to the products and services of the entire Group. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Individuals include high net worth individuals, affluent clients and retail customers. UBS provides its clients with a broad range of products and services. These include:

     -  wealth management services;

     -  investment funds;

     -  corporate advisory (mergers and acquisitions) services;

     -  equity and debt underwriting;

     -  securities and financial market research;

     -  securities and derivatives sales and trading;

     -  structured risk management;

     -  retail, commercial and transaction banking in Switzerland;

     -  asset management; and

     -  private equity funds.

Each of the business groups is one of the leaders in its field. UBS has the world's largest private banking business and is a leading global asset manager, as measured by assets under management. UBS Warburg is among the leading corporate and institutional investment banks, and it is differentiated by its European roots. UBS is the leading retail and commercial bank in Switzerland.

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 18

UBS
--------------------------------------------------------------------------------

UBS's Corporate Center encompasses Group level functions that cannot be delegated to the business groups.

All of UBS's business groups work together in an integrated investment services firm. UBS believes this allows it to provide several types of services to its clients, resulting in additional profits. Examples of inter-group synergies include:

- UBS Warburg provides research, securities brokerage and foreign exchange execution services to clients of UBS Switzerland.

- UBS Switzerland and UBS Warburg banking clients also have the opportunity to invest in UBS Capital and UBS Asset Management funds.

- UBS Asset Management researches and recommends the asset allocation strategies employed by UBS Warburg and UBS Switzerland, in particular with respect to investment funds.

- Technology and premises infrastructure, operations and other support services are generally shared between all business groups in a given country, especially in Switzerland.

Set forth below is summary information relating to UBS.

                                                      FOR THE SIX MONTHS    FOR THE YEAR ENDED
                                                           ENDED 30 JUNE        31 DECEMBER(1)
                                                      2000       1999(1)     1999       1998
                                                    (CHF in millions, except per share data)
----------------------------------------------------------------------------------------------
Operating income.................................    18,557      15,102      28,425     22,247
Operating expenses...............................    12,997      10,071      20,532     18,376
                                                    -------      ------     -------    -------
Operating profit before tax and minority
  interests......................................     5,560       5,031       7,893      3,871
                                                    -------      ------     -------    -------
Net profit.......................................     4,268       3,859       6,153      2,972
                                                    =======      ======     =======    =======
Basic earnings per share.........................     10.91        9.38       15.20       7.33
                                                    =======      ======     =======    =======
(at period end)
Total assets.....................................   946,307                 898,888    861,282..
Shareholders' equity.............................    31,876                  30,608     28,794
Assets under management (CHF billion)(2).........     1,711                   1,744      1,572

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

(2) Assets under management is defined as third-party on- and off-balance sheet assets for which UBS has investment responsibility, as well as deposits and current accounts. This includes discretionary assets (deposited with UBS or externally), where UBS has a mandate to invest and manage the assets, as well as advisory assets. The major product categories of assets under management are mutual funds, securities (bonds and equities) and deposit and current accounts.

UBS's financial stability stems from the fact that it is one of the most well capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition offered to both clients and investors. The long-term credit ratings assigned to UBS by rating agencies are set out below.

                                        AT               AT                 AT
                                   30 JUNE 2000   31 DECEMBER 1999   31 DECEMBER 1998
-------------------------------------------------------------------------------------
Moody's, New York................           Aa1                Aa1                Aa1
Fitch/IBCA, London...............           AAA                AAA                AAA
Standard & Poor's, New York......           AA+                AA+                AA+
Thomson BankWatch, New York......            AA                 AA                 AA

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                                                                              19

UBS
--------------------------------------------------------------------------------

Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

Strategy

UBS seeks to grow the profitability and enhance the efficiency of all of its businesses, while continuously improving the provision of products and services to its clients. UBS will build its franchise either through investments in internal growth or, where appropriate, through selected acquisitions, such as the merger with PaineWebber. UBS believes that its business model and its recent history of embracing and managing change will enable flexible responses to the rapid and unpredictable changes taking place in the financial services industry. In order to maintain an edge in the highly competitive markets in which UBS operates, UBS will continue to make ongoing investments in top quality staff and technology.

In addition to the delivery of products and services through traditional channels, UBS is strengthening its e-commerce initiatives. UBS's business groups are well advanced in formulating and implementing their e-commerce strategies.

- UBS Switzerland will invest CHF 90-100 million annually over the next few years to extend its electronic banking and mobile phone banking initiatives. Since April 2000, a single unit has been responsible for handling all the business group's e-banking activities with its primary goal being to bring personalized service to private clients. A further goal is to expand relationships with active online clients, strengthening cross-selling in the process.

- UBS Warburg has launched its web-based business-to-business solution, Investment Banking On-Line or "IBOL". From the IBOL homepage, corporate and institutional clients can access services and content electronically and link to execution capabilities across all product areas.

Background

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation merged to form UBS. Union Bank of Switzerland was created by the merger of two Swiss regional banks in 1912; these two Swiss regional banks can trace their history back to 1862 and 1863. Swiss Bank Corporation was incorporated in Basel in 1872 and its history can be traced back to the creation of "Bankverein" from six private banking houses in 1854.

Prior to the 1998 merger, Union Bank of Switzerland developed primarily through internal growth, although it made certain significant acquisitions such as Phillips & Drew in 1985. Swiss Bank Corporation expanded mainly through acquisitions. These included the acquisitions of:

- O'Connor & Associates, a group of affiliated firms specializing in the trading of options and other derivative instruments (1992);

- Brinson Partners, a leading institutional investment management firm in terms of assets under management (1995);

- the investment banking operating subsidiaries of S.G. Warburg Group p.l.c.
  (1995); and

- Dillon Read & Co., Inc., a United States-based investment bank (1997).

--------------------------------------------------------------------------------
 20

UBS
--------------------------------------------------------------------------------

The integration of Union Bank of Switzerland and Swiss Bank Corporation was largely completed within one year, despite the additional challenges presented by preparation for the Year 2000 and the introduction of the euro.

Merger with PaineWebber

On 3 November 2000, UBS acquired Paine Webber Group Inc. UBS purchased all outstanding shares of PaineWebber stock for a combination of cash and stock representing a total purchase price of $11.8 billion (based on the UBS share price on 3 November 2000).

PaineWebber is one of the largest full-service securities and commodities firms in the United States. Founded in 1879, PaineWebber employs approximately 23,175 people in 385 offices worldwide.

PaineWebber offers a wide variety of products and services, consisting of those of a full service broker-dealer to primarily a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products, asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital markets products and services such as securities dealer activities and investment banking.

Business and Management Structure

Prior to the 1998 merger, Union Bank of Switzerland operated four strategic business segments:

- private banking and institutional asset management;

- corporate and institutional finance;

- trading, sales and risk management services; and

- retail banking.

Swiss Bank Corporation also operated in four divisions prior to the 1998 merger:

- SBC Private Banking;

- SBC Warburg Dillon Read (investment banking);

- SBC Switzerland (corporate and retail banking); and

- SBC Brinson (investment management).

The combined entity following the 1998 merger initially had the following five operating divisions and the Corporate Center:

- UBS Private Banking;

- Warburg Dillon Read;

- UBS Private and Corporate Clients;

- UBS Brinson, which was renamed UBS Asset Management; and

- UBS Private Equity.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

On 18 February 2000, UBS regrouped its businesses into the following three main business groups to align itself as closely as possible to client needs.

- UBS Switzerland, which is now composed of two business units:

        - Private and Corporate Clients: Swiss retail and commercial banking.

        - Private Banking: private banking services offered to all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

- UBS Asset Management, which now includes:

        - Institutional Asset Management: Brinson Partners and Phillips & Drew business areas, which are now integrated to form a single global investment platform.

        - Investment Funds/GAM: The Investment Funds and Global Asset Management, or GAM, business areas, transferred from UBS Private Banking.

- UBS Warburg, which is now comprised of four business units:

        - Corporate and Institutional Clients: securities and investment banking products and services for institutional and corporate clients. This includes the Corporate Finance, Equities, Fixed Income and Treasury Products businesses.

        - UBS Capital: investment of UBS and third-party funds in a diverse range of private, and occasionally public, companies on a global basis.

        - Private Clients: UBS's onshore private banking services for high net worth individuals worldwide, outside of Switzerland.

        - e-services: personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure that integrates internet, call centers and investment centers.

UBS's board of directors, which consists exclusively of non-executive directors in accordance with Swiss Banking Law, has the ultimate responsibility for the strategic direction of UBS's business and the supervision and control of executive management. The Group Executive Board, which is UBS's most senior executive body, assumes overall responsibility for the development of UBS's strategies and its implementation and results.

The Chief Executive Officer of each business group is a member of the Group Executive Board and is responsible and accountable for the results of the business group as a whole. However, when the new business group structure was introduced, UBS committed to continue to provide summary financial and management information about the business units, in order to maintain transparency in its affairs and allow shareholders to make meaningful comparisons to the performance of the Group under its previous structure. Therefore, the discussion in this section describes the business groups mainly in terms of their constituent business units.

In the remainder of this section, the discussion will be divided into the three business groups and their constituent business units, as they exist now, not the five divisions as they existed on 31 December 1999.

--------------------------------------------------------------------------------
 22

UBS
--------------------------------------------------------------------------------

UBS Switzerland

The UBS Switzerland business group is made up of two business units:

- Private and Corporate Clients -- The leading retail and commercial bank in Switzerland.

- Private Banking -- Covers all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

The onshore Private Clients business, formerly part of Private Banking, is now managed within the UBS Warburg business group.

UBS Switzerland is the leading Swiss bank for individual and corporate clients and a premier Swiss private banking institution. UBS Switzerland offers a continuum of services to all Swiss-based clients. It benefits from an integrated infrastructure and the opportunity for shared distribution via its developing multi-channel architecture.

To drive forward its e-commerce vision and strategy, UBS Switzerland has created a single business area called "e-Channels and Products" to lead all its e-banking activities. The new business area will be responsible for all electronic channels and products as well as associated service and support centers and will oversee all e-banking functions of UBS Switzerland. Its costs are shared between Private Banking and Private and Corporate Clients, based on service level agreements.

Private and Corporate Clients. The Private and Corporate Clients business unit of UBS Switzerland is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million as well as business and corporate clients in Switzerland. At 30 June 2000, this business unit had about CHF 439 billion in assets under management and a loan portfolio of approximately CHF 163 billion. Private and Corporate Clients employs over 22,000 people in its headquarters in Zurich and its offices throughout Switzerland.

Set forth below is summary information, based on management accounting data, relating to the Private and Corporate Clients business unit, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Switzerland--Private and Corporate Clients."

                                                      FOR THE               FOR THE
                                                   SIX MONTHS            YEAR ENDED
                                                ENDED 30 JUNE        31 DECEMBER(1)
                                              2000    1999(1)       1999       1998
                                                      (CHF in millions)
-----------------------------------------------------------------------------------
Operating income before credit loss
  expense................................    3,803      3,599      7,193      7,025
Credit loss expense......................      412        554      1,050      1,170
Personnel, general and administrative
  expenses...............................    2,154      2,224      4,486      4,263
Depreciation and amortization............      219        200        386        684
                                           -------    -------    -------    -------
Operating profit before tax..............    1,018        621      1,271        908
                                           =======    =======    =======    =======
Average regulatory equity used...........    8,850      8,400      8,550      8,250
(at period end)
Assets under management (CHF in
  billions)..............................      439        443        439        434
Numbers of employees.....................   22,270     24,186     24,098     24,043
Total loans..............................  162,752    167,004    164,743    164,840

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Organizational Structure. Private and Corporate Clients operates four main business areas:

- Individual Clients -- This business area includes over 4,000,000 client accounts, of which over 25% are client accounts that relate to clients with assets over CHF 50,000.

- Corporate Clients -- This business area focuses on Swiss corporate clients and includes 160 top corporations, over 7,500 large corporate clients and 180,000 small- and medium-sized businesses.

- Operations -- In addition to providing operational support to the retail banking business and other Swiss-based UBS units, this business area provides payment and custodial services to approximately 1,800 banking institutions throughout the world.

- Risk Transformation and Capital Management -- This business area has responsibility for clients with impaired or non-performing loans and manages the risk in Private and Corporate Clients' loan portfolio. It is also responsible for optimizing capital utilization.

Private and Corporate Clients also includes the Resources business area, which provides real estate, marketing, personnel and administrative services to Private and Corporate Clients and the other UBS business units in Switzerland, particularly Private Banking, and the Information Technology business area, which provides information technology services to Private and Corporate Clients and the other Swiss-based UBS offices, again with Private Banking as the main recipient.

Profit Enhancement Initiatives. The domestic retail banking sector in Switzerland has historically been a high-cost, low-return business. In order to further enhance the profitability of the retail business and to exploit the synergies after the 1998 merger, UBS has developed and commenced a number of initiatives that are intended to reduce the costs and increase the revenues of this business unit. These include:

- The further development and enhancement of alternative distribution channels, including:

        - UBS e-banking, on-line internet and teletext banking, and telephone banking.

        - UBS Multimat and UBS Bancomat Plus, which together offer a direct electronic link to the customer's account and to a full range of traditional ATM services, including accepting cash deposits, and permits additional functions, such as the set-up and maintenance of payment and standing orders.

     - Increasing revenue principally through improvements in pricing, increased focus on higher yielding investment products and fee-based businesses, and improvements in the distribution of UBS's products, including implementing risk-adjusted pricing in its new and maturing loan business and by expanding its e-banking services.

     - Reducing costs by continuing to close branches. Since the 1998 merger, UBS has closed 200 branches, or 36%, still leaving UBS with more branches than either predecessor institution.

     - Increasing the efficiency and productivity of Private and Corporate Clients' processes by standardizing its products and taking advantage of automation and other technological developments.

Clients. Private and Corporate Clients has a diverse client base, ranging from individual clients to corporate clients and international banking institutions. Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending. UBS believes that clients choose Private and Corporate Clients primarily based on UBS's leading position as a bank and an asset manager in Switzerland, its broad distribution network and its ability to provide a comprehensive range of financial products and services. Based on market surveys, over 96% of the Swiss market readily recognizes the UBS brand, which has a long history and is well established in Switzerland.

--------------------------------------------------------------------------------
 24

UBS
--------------------------------------------------------------------------------

The table below sets forth assets under management attributable to each of Private and Corporate Client's main client areas at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
      ASSETS UNDER MANAGEMENT                          (CHF in billions)
------------------------------------------------------------------------------------------
Individual Clients..................           221                 223                 229
Corporate Clients...................           213                 212                 178
Banks...............................             5                   4                  27
                                      ------------    ----------------    ----------------
  Total.............................           439                 439                 434
                                      ============    ================    ================

Client/Product Initiatives. Rapid growth of technology has made available a number of alternative distribution channels. UBS has offered telebanking since 1985 and, based upon its market research, UBS has the leading position in the Swiss telebanking market, initiating in excess of one-half of all telebanking transactions in Switzerland during 1998.

Since 1997, UBS has expanded its product offerings and taken steps to market additional services to its client base. Key initiatives include:

- The launch of UBS Tradepac, an expanded all-inclusive internet-based offering aimed at serving the on-line trading needs of UBS's customers and providing access to six international exchanges. As part of UBS Tradepac, UBS has established a partnership with Intuit Inc. that has permitted it to introduce UBS Quicken, a specially adapted version of the Quicken software that includes enhanced financial management functions and adds to the attractiveness of its product offering.

- The launch of UBS's small- and medium-sized business enterprises initiative, which is intended to respond to the lack of risk capital for small business enterprises.

Investment Services. UBS's investment services for Private and Corporate Clients are a collaborative effort among:

- UBS Asset Management, which manages the UBS mutual fund portfolio and determines the investment strategy for, delivers monthly tactical asset allocations to, and manages discretionary mandates of, Private and Corporate Clients' institutional clients.

- UBS Warburg, which provides research and access to the securities exchanges.

- UBS Switzerland, which actively markets and distributes investment products to its clients after making the appropriate revisions to take into account the needs of those clients.

The principal result is a full range of investment options to offer UBS's clients including those of Private and Corporate Clients.

The following table illustrates Private and Corporate Clients' assets under management by asset class at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Deposit and current accounts........           125                 129                 153
Securities accounts.................           314                 310                 281
                                      ------------    ----------------    ----------------
  Total.............................           439                 439                 434
                                      ============    ================    ================

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Loan Portfolio. The following table shows the loan portfolio (excluding Solothurner Bank), before all allowances, in Private and Corporate Clients, broken down by Private and Corporate Clients' main business areas at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Individual Clients..................            77                  76                  90
Corporate Clients...................            68                  68                  49
Recovery Portfolio..................            18                  21                  26
                                      ------------    ----------------    ----------------
  Total.............................           163                 165                 165
                                      ============    ================    ================

The following table shows the loan portfolio in Private and Corporate Clients, broken down by loan category at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in billions)
------------------------------------------------------------------------------------------
Fixed rate mortgages................            79                  81                  80
Commercial credits..................            40                  44                  44
Variable rate mortgages.............            28                  30                  36
Other...............................            16                  10                   5
                                              ----                ----                ----
  Total.............................           163                 165                 165
                                              ----                ----                ----
                                              ----                ----                ----

At 30 June 2000, about CHF 107 billion (or 66%) of the CHF 163 billion loan portfolio in Private and Corporate Clients related to mortgages, of which approximately 81% were secured by residential real estate. A discussion of UBS's loan portfolio classified by industry is included under "--Management's Discussion and Analysis of Financial Condition and Results of
Operations--Selected Statistical Information--Loans."

Private and Corporate Clients' impaired loans, which include non-performing loans, are transferred to the Risk Transformation and Capital Management business area to be managed by UBS's Recovery Group, which specializes in working-out or otherwise recovering the value of those loans. At 30 June 2000, Private and Corporate Clients' loan portfolio included approximately a CHF 18 billion recovery portfolio. Approximately CHF 16 billion of Private and Corporate Clients' 30 June 2000 recovery portfolio was impaired and related to provisional positions and positions stemming back to weakness in the Swiss commercial real estate markets during the 1990s. A provision of CHF 9 billion has been established against the portion of impaired loans not secured by collateral or otherwise deemed uncollectible. Approximately CHF 2 billion of UBS's 30 June 2000 recovery portfolio is performing and unimpaired. The unimpaired loans included in UBS's recovery portfolio are outstanding with counterparties for whom other loans have become impaired. No provisions have been established against these loans. UBS's lending officers actively manage the recovery portfolio, seeking to restructure the lending relationship with a goal of removing the loan from the recovery portfolio. The following table describes the development in UBS's recovery portfolio from 1 January 1998 to 30 June 2000.

--------------------------------------------------------------------------------
 26

UBS
--------------------------------------------------------------------------------

                                                                (CHF in billions)
---------------------------------------------------------------------------------
Balance, 1 January 1998.....................................            29
Changes in 1998:
  New recovery loans added..................................             7
  Settlements of outstanding recovery loans.................           (10)
                                                                       ---
Balance, 31 December 1998...................................            26
Changes in 1999:
  New recovery loans added..................................             5
  Settlements of outstanding recovery loans.................           (10)
                                                                       ---
Balance, 31 December 1999...................................            21
Changes in 2000:
  New recovery loans added..................................             1
  Settlements of outstanding recovery loans.................            (4)
                                                                       ---
Balance, 30 June 2000.......................................            18
                                                                       ===

Approximately 60% of the loans that were originally included in UBS's recovery portfolio in 1997 have been worked out and removed. See "--Management's Discussion and Analysis of Financial Condition and Results of
Operations--Analysis of Risks--Credit Risk" for a further description of UBS's process for credit risk management and control and a discussion of impaired and non-performing loans.

Private and Corporate Clients' continued implementation of "risk-adjusted pricing," which differentiates loan pricing based on risk profiles, has led to improved margins on UBS's lending portfolio and has resulted in more effective use of UBS's capital. For a discussion of UBS's credit approval process and how UBS manages interest rate risk, see "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset and Liability Management--Interest Rate Management."

The credit approval activities of Private and Corporate Clients are the responsibility of the business area, coordinated by a separate chief credit officer who is accountable to the Chief Credit Officer, or "CCO." Generally, loans are approved by a credit officer who does not participate in the client relationship, but works with the lending officer to establish a set of lending criteria that are applicable to the risk profile rating of the borrower. The exception is for certain high-risk lending relationships, in which case the credit officer directly corresponds with the borrower. Private and Corporate Clients' chief credit officer reviews the business area's loans on a periodic basis (annually for most loans and at least quarterly for high-risk loans) to confirm the ratings. The CCO further coordinates Private and Corporate Clients' lending activities and credit exposure with the lending activities and credit exposure of UBS Warburg and the remainder of UBS Switzerland.

Private Banking. UBS is one of the leading international private banks, as measured by assets under management. At 30 June 2000, Private Banking had CHF 683 billion in assets under management. Private Banking serves high net worth individuals with a broad range of comprehensive wealth management services and financial products. Private Banking's approach is to focus on establishing long-term client relationships and emphasizing the life-time value of these relationships.

The private banking industry is in the process of undergoing some fundamental changes resulting from the changing profile of high net worth individuals, emerging technologies and increased competition. Clients are increasingly taking a more active role in managing their wealth and are demanding more sophisticated products and a broader geographic range of services. They are focused on asset

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

performance and allocation, quality of information and advice and extended availability of services, such as 24-hour, remote and internet access. The private banking industry is also experiencing an increase in the wealth that remains in onshore markets, particularly in the form of equity and equity-linked investments, as domestic capital markets become more developed and generate higher returns.

To address this changing environment, Private Banking is seeking to further penetrate its existing client base with enhanced wealth management solutions. Private Banking's size provides it with the flexibility to offer its clients customized and expanded service offerings tailored to their particular needs. To further increase its assets under management in its private banking business, UBS will also continue to consider select acquisition opportunities that may arise, as evidenced by the acquisition in 1999 of Bank of America's international private banking activities. Set forth below is summary information, based on management accounting data, relating to the Private Banking business unit of UBS Switzerland, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Switzerland--Private Banking."

                                                               FOR THE SIX           FOR THE
                                                              MONTHS ENDED        YEAR ENDED
                                                                   30 JUNE    31 DECEMBER(1)
                                                            2000     1999     1999     1998
                                                                   (CHF in millions)
--------------------------------------------------------------------------------------------
Operating income before credit loss expense...............  3,471    2,728    5,568    6,933
Credit loss expense.......................................     11        6       21       16
Personnel, general and administrative expenses............  1,425    1,147    2,513    2,411
Depreciation and amortization.............................     55       38       97       91
                                                            -----    -----    -----    -----
Operating profit before tax...............................  1,980    1,537    2,937    4,415
                                                            =====    =====    =====    =====
(at period end)
Assets under management (CHF in billions).................    683      630      671      579
Number of employees.......................................  7,447    6,697    7,256    6,546

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Marketing and Distribution. Private Banking provides wealth management services to its clients in a number of geographic regions and seeks to tailor its service offerings to meet the specific needs of particular client segments and markets. To better understand the needs of its existing and prospective clients, Private Banking differentiates its clients by geographic location and the amount of assets under management and then based on their product needs and utilization and service requirements. The client advisors who serve Private Banking's clients are principally organized by client market, which allows them a higher level of client focus. Private Banking believes that this approach fosters valued long-term client relationships.

Private Banking's client advisors retain primary responsibility for introducing products and services to its existing and prospective private banking clients. The business areas that deal directly with clients are generally responsible for their own marketing activities. The client advisors are central to the delivery of services to Private Banking's clients and are responsible for increasing the penetration of Private Banking service offerings within its existing customer base. The client advisors are supported by a separate marketing department, which is responsible for market research and the preparation of standardized marketing materials.

Products and Services. Private Banking provides a number of asset-based, transaction-based and other services to its clients. Asset-based services include custodial services, deposit accounts, loans and

--------------------------------------------------------------------------------
 28

UBS
--------------------------------------------------------------------------------

fiduciary services while transaction-based services include trading and brokerage and investment fund services. Private Banking also provides financial planning and consulting and offers financial planning instruments to its clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and personal tax structuring and tax efficient investments. Private Banking has the following three core product and service business areas:

     - Financial Planning and Wealth Management -- Responsible for developing integrated comprehensive wealth management services in the form of tax and estate planning, liquidity and retirement lifestyle planning, insurance products, art and real estate advisory services and a variety of sophisticated capital enhancement and asset protection strategies.

     - Portfolio Management -- Responsible for providing portfolio management services to Private Banking clients and for the investment clients of Private and Corporate Clients.

     - Active Advisory Team -- Provides sales brokerage, investment advisory services and products to key private banking locations worldwide. The Active Advisory Team provides information concerning, and facilitates investments in, primary initial public offerings and secondary placements. This team also provides fiduciary services and the execution of private banking orders outside Switzerland.

At 30 June 2000, slightly more than one-fifth of Private Banking's assets under management were managed on a discretionary basis. The remaining assets under management related to advisory engagements.

The following table shows information concerning assets under management by type of engagement and asset class in Private Banking at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in millions)
------------------------------------------------------------------------------------------
TYPE OF ENGAGEMENT
Advisory............................       533,000             501,000             437,000
Discretionary.......................       150,000             170,000             142,000
                                      ------------    ----------------    ----------------
  Total.............................       683,000             671,000             579,000
                                      ============    ================    ================
ASSET CLASS
Deposit and current accounts........        59,000              59,000              50,000
Equities............................       199,000             196,000             148,000
Bonds...............................       194,000             187,000             187,000
Investment Funds....................       106,000             119,000              93,000
Other(1)............................       125,000             110,000             101,000
                                      ------------    ----------------    ----------------
  Total.............................       683,000             671,000             579,000
                                      ============    ================    ================

---------------
(1) Includes money market instruments, UBS medium-term notes, derivatives, mutual funds not managed by UBS and precious metals.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

     UBS Asset Management

UBS Asset Management brings together UBS's asset management activities. It consists of two business units:

     - Institutional Asset Management -- One of the largest institutional asset managers in the world.

     - Investment Funds/GAM -- Investment Funds is one of the leading funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds.

UBS Asset Management benefits from an integrated business model and single management team.

Institutional Asset Management. Based on assets under management, Institutional Asset Management is one of the largest institutional asset managers in the world and among the industry leaders in the United States, the United Kingdom and Switzerland. At 30 June 2000, Institutional Asset Management had over CHF 525 billion in assets under management, including CHF 326 billion of institutional assets and CHF 199 billion of non-institutional assets, including the UBS Investment Funds offered by the Investment Funds business area of the Investment Funds/GAM business unit, which are managed by Institutional Asset Management. Institutional Asset Management is headquartered in Chicago and has offices in Dallas/Houston, Frankfurt, Geneva, Hartford, Hong Kong, London, Melbourne, New York, Paris, Rio de Janeiro, San Francisco, Singapore, Sydney, Tokyo and Zurich.

Institutional Asset Management markets its services under the UBS Asset Management name, with Brinson Partners and Phillips & Drew serving as sub-brands within the Americas and the United Kingdom, respectively. Institutional Asset Management believes that its broad geographic spread of operations and strong brand names will help it pursue growth opportunities in Continental Europe, Asia-Pacific and Latin America and maintain its strong positions in the mature markets it serves in the United States, the United Kingdom and Switzerland.

Set forth below is summary information, based on management accounting data, relating to Institutional Asset Management, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Asset
Management--Institutional Asset Management."

                                                               FOR THE                 FOR THE
                                                            SIX MONTHS              YEAR ENDED
                                                         ENDED 30 JUNE          31 DECEMBER(1)
                                                    2000       1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
Operating income..................................    638         542       1,099        1,163
Personnel, general and administrative expenses....    402         331         636          619
Depreciation and amortization.....................     98          63         138          107
                                                    -----       -----       -----        -----
Operating profit before tax.......................    138         148         325          437
                                                    =====       =====       =====        =====
(at period end)
Assets under management (CHF in billions).........    525         563         574          531
Number of employees...............................  1,712       1,507       1,653        1,497

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Organizational Structure. During 1999, Institutional Asset Management implemented a client-centric business model and modified its organizational structure to strengthen local and regional roles. Institutional Asset Management believes that its new organizational structure will improve

--------------------------------------------------------------------------------
 30

UBS
--------------------------------------------------------------------------------

accountability for results and the business group's effectiveness and efficiency. At 30 June 2000, Institutional Asset Management's organizational structure consisted of the following business areas:

- Brinson Partners and Phillips & Drew -- These business areas have the mandate to optimize the contribution from the Americas and the United Kingdom, respectively, and to further develop their investment capabilities and to contribute to global business development efforts in Europe and the Asia-Pacific region.

- Europe, Middle East & Africa and Asia Pacific -- These two business areas have a mandate to capture profitable growth opportunities in their assigned geographic markets and to optimize the contribution from existing businesses in these regions. These mandates strengthen the regional accountability for results and resources. At the same time, both regional business areas continue to contribute to the UBS Asset Management global investment process as well as ensure their adaptation to regional client needs where appropriate.

- O'Connor -- Launched at the beginning of June 2000, O'Connor is comprised of part of the proprietary equity trading group of UBS Warburg, as well as the Fund of Funds and Currency Funds businesses of UBS Warburg. O'Connor will focus on alternative investments, or investment strategies designed to provide attractive risk-adjusted returns with a low correlation to traditional investments.

- IT and Operations -- This business area is responsible for implementing and maintaining information technology and delivery platforms for the Institutional Asset Management business unit.

Clients. Institutional Asset Management has a diverse institutional client base located throughout Europe, the Middle East, Africa, the Asia-Pacific region and the Americas. Its clients consist of:

- corporate and public pension plans;

- endowments and private foundations;

- insurance companies;

- central banks and supranationals; and

- financial advisers.

Externally managed pension assets constitute the majority of worldwide available institutional assets. The pension market is undergoing a shift from traditional defined benefit plans to defined contribution schemes. One of Institutional Asset Management's strategic initiatives is to position itself to take advantage of the opportunities created in this changing environment.

The following table shows assets under management broken down between institutional assets and non-institutional assets at 30 June 2000 and 31 December 1999 and 1998. Non-institutional assets include the UBS Investment Funds, which are managed by Institutional Asset Management.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Institutional...............................       326,000             376,000             360,000
Non-institutional...........................       199,000             198,000             171,000
                                                 ---------           ---------           ---------
     Total..................................       525,000             574,000             531,000
                                                 ---------           ---------           ---------
                                                 ---------           ---------           ---------

Institutional Asset Management is well represented in the United States, Europe and Australia, and is one of the largest foreign investment managers in Japan. Institutional Asset Management believes this gives it a strong platform to meet the increasingly complex global investment and servicing needs of its major clients, and to expand its presence in growth markets.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

The following table shows Institutional Asset Management's institutional assets under management by the geographic location of its clients at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Europe, Middle East & Africa................       171,000             185,000             202,000
The Americas................................       110,000             140,000             122,000
Asia-Pacific................................        45,000              51,000              36,000
                                                 ---------           ---------           ---------
     Total..................................       326,000             376,000             360,000
                                                 ---------           ---------           ---------
                                                 ---------           ---------           ---------

Marketing and Distribution. Clients differentiate among institutional asset managers based on client service, investment performance, process and philosophy, fees and continuity of staff. Institutional Asset Management seeks to use its long-term track record and strong client franchise to increase the penetration of its services with both new and existing clients. It is a full service institutional asset management firm, offering its clients a comprehensive range of research and investment analysis as part of its overall service and capability package.

Consultants advise institutional investors based on their expert knowledge of managers' investment performance, process and client service capabilities, as well as other factors. In consultant-driven markets, such as the United States and the United Kingdom, Institutional Asset Management relies on its strong relationships with the major consultants that advise corporate and public pension plans, endowments, foundations, and other institutions. It also dedicates resources to generating new business directly with large clients.

Institutional Asset Management also seeks to increase its revenues from existing clients. Each of its client-facing business areas has dedicated account management teams that service existing clients and seek to find new ways to address client needs. These account managers are also focused on further developing and solidifying the relationships that Institutional Asset Management has with the major consultants that serve its clients.

Client Mandates. Institutional Asset Management seeks to deliver sustained value-added investment performance relative to client-mandated benchmarks. Its client mandates range from fully discretionary global asset allocation portfolios to equity or fixed income portfolios with a single country emphasis to other asset classes, including real estate, timber, oil and gas, and private equity. These portfolios are available through separately managed portfolios as well as through a comprehensive range of pooled investment funds.

The following table sets forth institutional assets under management for Institutional Asset Management by client mandate at 30 June 2000 and 31 December 1999 and 1998.

                                      30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                       (CHF in millions)
------------------------------------------------------------------------------------------
Equity..............................       100,000             125,000             115,000
Asset Allocation....................       110,000             130,000             148,000
Fixed Income........................        79,000              90,000              83,000
Private Markets.....................        37,000              31,000              14,000
                                         ---------           ---------           ---------
  Total.............................       326,000             376,000             360,000
                                         ---------           ---------           ---------
                                         ---------           ---------           ---------

Within each of these broad client mandate categories, Institutional Asset Management has a diverse range of particular mandates that it provides to its clients without a high concentration of business in

--------------------------------------------------------------------------------
 32

UBS
--------------------------------------------------------------------------------

any particular segment. For example, within the equity, asset allocation and fixed income areas, it offers a range of mandates on global, regional, emerging market and sector-specific bases. The private markets category includes such mandates as direct investments, oil and gas, partnership investments, real estate and timber.

Investment Process and Research. At the beginning of March 2000, Institutional Asset Management announced that Brinson Partners and Phillips & Drew were being combined to establish a common global investment management platform. This decision reflected the shared investment philosophies of Phillips & Drew and Brinson Partners, based on capturing price-value discrepancies identified through fundamental research as well as similar cultures. The initial integration was completed according to schedule at the beginning of May 2000.

The investment process is based on Institutional Asset Management efforts to determine and quantify investment value. Senior investment professionals set policy and oversee research activity within the units, drawing upon the expertise of investment specialists in each asset class. These specialists consult with external analysts, economists, consultants and academics. They develop research and provide input into Institutional Asset Management's quantitative valuation models. Institutional Asset Management estimates long-term expected returns for asset classes, markets, and securities using proprietary valuation models that consider cash flows discounted at risk-adjusted rates and then evaluates potential strategies in the context of forecasted returns as well as its forecasted risks and correlations.

Institutional Asset Management creates portfolios and monitors and adjusts them based on relative price/value discrepancies. Its method is to identify periodic discrepancies between market price and investment value and turn them to its clients' advantage. Where no significant discrepancies exist between price and value, Institutional Asset Management continues its research and analysis. Institutional Asset Management believes that its approach allows it to respond to market changes, while providing its clients with the benefit of its knowledge and experience and maintains the flexibility to customize portfolios to meet their requirements.

Investment Funds/GAM. As part of the re-grouping announced in February 2000, the Global Asset Management, or GAM, and Investment Funds areas of the former Private Banking division were transferred to UBS Asset Management, bringing together all of UBS's asset management activities.

UBS Asset Management will benefit from an integrated business model and single management team. Within this framework GAM will be distinctly positioned and maintain its brand identity as well as its unique investment styles.

Set forth below is summary information, based on management accounting data, relating to the Investment Funds/GAM business unit, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations --UBS Asset Management--Investment Funds/GAM."

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                                   FOR THE             FOR THE
                                                          SIX MONTHS ENDED          YEAR ENDED
                                                                   30 JUNE      31 DECEMBER(1)
                                                        2000       1999(1)      1999      1998
                                                                  (CHF in millions)
----------------------------------------------------------------------------------------------
Operating income....................................      334        102        270       195
Personnel, general and administrative expenses......      215         75        151       124
Depreciation and amortization.......................       55          3          7         6
                                                        -----        ---        ---       ---
Operating profit before tax.........................       64         24        112        65
                                                        =====        ===        ===       ===
(at period end)
Assets under management (CHF in billions)...........      225        190        225       176
Number of employees.................................    1,038        392        923       366

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

The following table sets forth assets under management by business area within the Investment Funds/GAM business unit at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Investment Funds..........................         202,500             201,000             175,600
GAM.......................................          22,100              23,500                   0
                                                 ---------           ---------           ---------
  Total...................................         224,600             224,500             175,600
                                                 ---------           ---------           ---------
                                                 ---------           ---------           ---------

Investment Funds. As a result of the merger between the Union Bank of Switzerland and Swiss Bank Corporation, Investment Funds became the leading investment fund provider in Europe and Switzerland in terms of investment fund assets under management. By year-end 1999, Investment Funds' assets under management increased 15% with growth primarily attributable to investment performance. UBS has received numerous awards, including being named "Switzerland's Best Overall Management Group" by Standard & Poor's Fund Services in 1999.

Marketing and Distribution. Investment Funds are distributed primarily through UBS Switzerland and UBS Warburg, with a minority of assets distributed through third-party distribution partners. As of 30 June 2000, Investment Funds had CHF 203 billion in assets under management, including CHF 9.2 billion in assets under management distributed through third-party distribution partners. In addition, Investment Funds has a significant business administering assets for third-parties.

As part of the Group reorganization, Investment Funds is evolving towards an open, multi-channel distribution architecture. Initiatives include establishing additional third-party distribution partnerships, developing electronic sales channels and combining distribution efforts with Institutional Asset Management in various markets to better capture defined contribution opportunities. Additionally, the Investment Funds business unit is currently developing an e-based investment fund distribution strategy. This channel will offer clients personalized advisory services, investor education content, online decision support tools, and automated trade execution, delivered through intermediaries.

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UBS
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Client Mandates.  Investment Funds has an extensive product range of approximately 163 funds. The following table shows total assets under management in these investment funds by fund category at 30 June 2000 and 31 December 1999 and 1998.

FUND CATEGORY                 30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                               (CHF in millions)
----------------------------------------------------------------------------------
Asset Allocation............        46,700              44,200              35,000
Money Market................        44,100              46,200              45,500
Bond........................        37,100              40,200              42,500
Equity......................        61,900              52,300              35,400
Capital Preservation........         7,600              12,100              12,400
Real Estate.................         5,100               6,000               4,800
                                 ---------           ---------           ---------
  Total.....................       202,500             201,000             175,600
                                 ---------           ---------           ---------
                                 ---------           ---------           ---------

The continuing trend toward equity investments helped increase equity funds by 75% since the end of 1998, making Equity Investment Funds' largest asset category, accounting for 31% of total Investment Funds volume. The number of Investment Fund accounts, which make it easy for clients to make regular savings in UBS Investment Funds, has grown by 80% to 90,000, with assets invested through them increasing by 39% to a total of CHF 2.5 billion in 1999.

Investment Process and Research. The Institutional Asset Management business unit is responsible for managing the investment funds offered by the Investment Funds business unit, other than some real estate funds. However, Investment Funds is responsible for managing its product range, which is tailored to meet the needs of individual investors, and for the development and marketing of individual funds.

Global Asset Management. Acquired in late 1999, Global Asset Management, or "GAM," is a diversified asset management group with approximately 600 employees and operations in Europe, North America, Asia and the Middle East. It manages assets comprised of private client portfolios and over 170 private client mutual funds, as well as institutional mandates. GAM continues to operate under its established brand name within UBS Asset Management and continues to employ its own distinctive investment style.

UBS Asset Management will increasingly take advantage of GAM's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

Marketing and Distribution. Marketing and distribution for GAM is divided into three areas: Private Clients, Mutual Funds and Institutional. Each area markets and services clients within its specific segment.

- Private Clients -- Offers and manages a broad range of tailored investment strategies for its clients across the risk/return spectrum and from all major reference currency perspectives. Implementation is through a combination of GAM funds, under guidance established by GAM's investment committee.

  The private client area seeks clients from a variety of sources including referrals from its existing client base, intermediaries, and professional advisors. Clients receive a high level of service from a dedicated team of portfolio managers. Communication is ongoing and includes regular formal review meetings.

- Mutual Funds -- GAM distributes mutual funds on a global basis, including within the United States. GAM's Mutual Funds area seeks clients at the high end of the market. Mutual funds are

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

   distributed through multiple channels, including brokerage firms, banks, portfolio and fund managers, financial advisors, family offices, employee pension plans, and directly to major investors.

- Institutional -- GAM provides a full range of services to its institutional clients through dedicated account managers. Institutions are offered the same products developed to support GAM's private client and fund distributions businesses. This includes traditional equity portfolio management, as well as multi-manager funds and alternative assets classes.

Investment Process and Research. GAM was founded in 1983 to give private clients "access to great investment talent." As a result, the investment process is based on selecting the world's leading investment talent, whether the manager selected for a particular fund or mandate is internal to GAM or an external manager. Beginning in 1989, GAM extended its investment process to pioneer the development of the multi-manager concept.

An in-house team of investment professionals is responsible for managing the various internally managed mandates or funds. Members of this team also create multi-manager mandates using a quantitative database of 50,000 funds, and by carefully scrutinizing all aspects of external managers employing a qualitative database of 6,000 investment managers. The investment objective of multi-manager funds or mandates is diversifying risk by employing complementary managers using different strategies.

The range of funds and mandates extends from traditional equity and bond funds to a comprehensive range of alternative investment funds.

UBS Warburg

UBS Warburg is composed of four business units:

- Corporate and Institutional Clients -- Securities and investment banking products and services for institutional and corporate clients.

- UBS Capital -- Investment of UBS and third-party funds in a diverse range of private, and occasionally public, companies on a global basis.

- Private Clients -- Onshore private banking services for high net worth individuals worldwide, outside of Switzerland.

- e-services -- Personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure that integrates internet, call centers and investment centers.

Corporate and Institutional Clients. The Corporate and Institutional Clients business unit is one of the leading global investment banks. It provides wholesale financial and investment products and advisory services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading and interest rate risks on behalf of UBS and executes the vast majority of UBS's retail securities, derivatives and foreign currency exchange transactions. Corporate and Institutional Clients's headquarters are in London and, at 30 June 2000, it employed about 13,000 people in over 40 countries throughout the world.

In the 1998 merger, the investment banking businesses of the two banks came together to form what is now the Corporate and Institutional Clients business unit. Within Union Bank of Switzerland, securities trading began in New York and London in the 1970s and grew in the 1980s with the

--------------------------------------------------------------------------------
 36
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UBS
--------------------------------------------------------------------------------

acquisition of Phillips & Drew in 1985. Within Swiss Bank Corporation, the acquisition of O'Connor & Associates in 1992 and the investment banking businesses of S.G. Warburg Group p.l.c. in 1995 led to the formation of SBC Warburg as a global investment bank, which was further strengthened in the United States with the 1997 acquisition of Dillon Read & Co., Inc.

Corporate and Institutional Clients has a large corporate client financing and advisory business and is one of the top-ranked investment banking businesses engaged in institutional client business. The business area has achieved industry-wide recognition for its performance in the following areas:

- equity sales and trading (ranked number two globally in the first quarter of 2000 based on equity commission revenues based on an independent survey);

- cash and derivative fixed income sales and trading with institutional investors (ranked number four globally in 1999 based on information compiled and classified by the Securities Data Company and other publicly available information);

- eurobond trading (named Best Foreign Bond Firm in the Eurozone, the United Kingdom and Australia in July 2000 by Euromoney);

- global foreign exchange (ranked number four in May 2000 by Euromoney FX poll, which ranks investment banks and banks on a global basis by market share);

- research, with a global research sales team that includes about 630 specialist analysts based in over 30 countries and covering over 4,600 companies (ranked fourth in Institutional Investor Global Research in December 1999 and third in European Research in February 2000 as well as receiving Euromoney's award in October 1999 for best overall Asian research);

- debt and equity capital markets (1999, ranked number five in international equity; number three in international equity-linked issuances; number two in eurobond origination; and number one in its target franchise segments of international bonds by Bondware. Corporate and Institutional Clients's target franchise markets exclude asset-backed, self-issuance and U.S. agencies); and

- privatizations (including its role as lead manager in the Swisscom privatization, which was named privatization of the year by Institutional Investor and International Financing Review in 1998).

Set forth below is summary information, based on management accounting data, relating to Corporate and Institutional Clients, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Warburg--Corporate and Institutional Clients."

                                                                 FOR THE             FOR THE
                                                        SIX MONTHS ENDED          YEAR ENDED
                                                                 30 JUNE      31 DECEMBER(1)
                                                        2000     1999(1)     1999      1998
                                                                 (CHF in millions)
--------------------------------------------------------------------------------------------
Operating income before credit loss expense..........   9,909     6,966     12,729     6,906
Credit loss expense..................................     113       171        330       500
Personnel, general and administrative expenses.......   6,601     4,972      9,290     6,816
Depreciation and amortization........................     330       393        763       692
                                                       ------    ------     ------    ------
Operating profit (loss) before tax...................   2,865     1,430      2,346    (1,102)
                                                       ======    ======     ======    ======
(at period end)
Average regulatory equity used.......................   9,850    10,750     10,050    13,300
Number of employees..................................  12,730    13,148     12,694    13,794

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Business Areas. At 30 June 2000, Corporate and Institutional Clients operated four main business areas that have been organized by the type of products and services offered and their risk exposure. These four business areas consist of Equities, Fixed Income, Corporate Finance and Treasury Products. The Corporate Finance business area works with the Equities and Fixed Income business areas through the Equity Capital Markets Group, the Debt Capital Markets Group and Leveraged Finance to originate new equities capital markets business, fixed income capital markets business and leveraged finance business. Consequently, operating income from the Equity Capital Markets Group is shared between Equities and Corporate Finance and operating income from the Debt Capital Markets Group and Leveraged Finance is shared between Fixed Income and Corporate Finance. The table below sets forth the operating income before credit loss expense attributable to each of Corporate and Institutional Clients's main business areas for the years ended 31 December 1999 and 1998:

                                                               FOR THE YEAR ENDED
                                                                   31 DECEMBER(1)
                                                                1999       1998
                                                               (CHF in millions)
---------------------------------------------------------------------------------
Equities....................................................    5,724      3,253
Fixed Income................................................    2,464       (267)
Corporate Finance...........................................    2,054      1,665
Treasury Products...........................................    1,805      2,351
Non-core business...........................................      682        (96)
                                                               ------      -----
     Total..................................................   12,729      6,906
                                                               ======      =====

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Equities. Equities is a leader in equity, equity-linked and equity derivative products in primary markets and a large cross-border trader in secondary equity markets. Equities' secondary market business represented over 60% of the operating income from Equities in 1999. Equities' primary areas of responsibility include:

- researching companies, industry sectors, geographic markets and macro and economic trends;

- sales and trading of cash and derivative equity securities and equity structured products; and

- structuring, originating, distributing and trading newly issued equity, equity-linked and equity derivative products.

Through UBS's branches and affiliates, UBS is a member of most major stock exchanges, including New York, London, Tokyo and Zurich. UBS also participates in a number of electronic exchange ventures, including Tradepoint, through its equity investment in TP Group Limited, and NYFIX Millennium L.L.C.

Fixed Income. Fixed Income structures, originates, trades and distributes a variety of fixed income, banking and structured products. It also is responsible for loan syndication and core-loan portfolio functions. Fixed Income serves a broad client base consisting of investors and borrowers and offers a range of fixed income products and services, including:

-  interest rate based credit products, including loans and government bonds;

- a variety of banking products, such as structured finance and leveraged finance products;

- principal finance services, which involves the purchase, origination and securitization of credit products;

-  investment grade, high-yield and emerging market bonds;

--------------------------------------------------------------------------------
 38

UBS
--------------------------------------------------------------------------------

- credit-structured vehicles and credit derivatives, including credit-linked notes and total return swaps;

-  various derivative products; and

-  structured products to meet clients' risk management needs.

Corporate Finance. Corporate Finance manages the relationships with UBS's large supranational, corporate and sovereign clients. It provides a variety of advisory services in areas such as mergers and acquisitions, strategic advisory and restructuring. Corporate Finance also provides capital markets and leveraged financing services in conjunction with the Equity Capital Markets Group, the Debt Capital Markets Group and Leveraged Finance, as described above. Utilizing UBS's existing resources, Corporate Finance's strategy is to further expand its presence in targeted global sectors in the areas of mergers and acquisitions and primary capital markets activities, including targeted sectors in the United States. Corporate Finance's responsibilities include:

-  mergers and acquisitions;

-  country and global sector coverage;

- equity and equity-linked capital offerings, initial public offerings and other public and private equity offerings in conjunction with the Equity Capital Markets Group;

- investment grade and high-yield debt offerings in conjunction with the Debt Capital Markets Group;

-  leveraged debt offerings in conjunction with Leveraged Finance; and

-  structured finance.

Treasury Products. Treasury Products serves institutional investors, banks, sovereigns, corporate clients, as well as other retail and wholesale clients of UBS's other divisions. Treasury Products' primary areas of responsibility include:

- sales and trading of foreign exchange (spot and derivatives), precious metals, short-term interest rate cash and derivative products and exchange-traded derivatives;

-  collateral trading, securities lending and repurchase agreements;

-  bank note sales and distribution;

-  foreign currency research; and

-  UBS's alternative asset management business.

Clients. Corporate and Institutional Clients has a diverse global client base, including institutional investors, corporations, governments and supranational organizations. This diversity has allowed UBS to establish itself as a leading investment bank headquartered in Europe and the leading distributor of non-U.S. investment products to United States investors.

The table below sets forth the percentage of operating income attributable to each category of clients for 1999 and 1998. The total operating income used to calculate the percentage of operating income by client type includes only operating income generated from or attributed to clients.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                              FOR THE YEAR
                                                                     ENDED
                                                               31 DECEMBER
                                                              1999    1998
                                                              (% of total)
--------------------------------------------------------------------------
Corporations................................................   26%     33%
Institutional investors.....................................   70%     61%
Governments and supranational organizations.................    4%      6%
                                                              ---     ---
          Total.............................................  100%    100%
                                                              ===     ===

e-commerce/Product Initiatives. The institutional client business worldwide is rapidly moving to an electronic basis. UBS believes Corporate and Institutional Clients is well positioned to capitalize on this trend. Recent e-commerce initiatives include:

     - Investment Banking On-Line (IBOL). IBOL provides extensive client desktop capability from a single home page with direct access to prices, research, trade ideas and analytical tools for Corporate and Institutional Clients' equities, fixed income and treasury products businesses. Corporate and Institutional Clients delivers electronic research to over 5,000 clients and has signed up over 10,000 users. UBS intends to expand IBOL to include wireless and video links.

     - Electronic Transactions for Securities (ETS) and Electronic Transactions for OTC Products (ETOP). ETS and ETOP provide a further rollout of on-line order routing and trading capabilities for all securities, foreign exchange and derivatives products. 30% of all institutional orders are sent via the internet and 90% of all retail orders are executed using straight through processing, or "STP."

     - Corporate Finance On-Line (CFOL). The CFOL initiative is intended to establish a secure connection for the exchange of transactional and pricing information with corporate clients to support the execution and origination of advisory mandates, as well as to create on-line connectivity for capital markets participants.

     - Debtweb. Using Debtweb, about 25% of all new bond issue volume in the first quarter of 2000 volume was delivered on-line.

     - DealKey. Designed for primary equity investors, it uses the web as an additional channel for the distribution of value-added information relating to current equity and equity-linked offerings.

     - Transactional Websites. UBS has established transactional websites for euro commercial paper and euro medium-term notes, including consolidated site information links to euro credit markets, credit indices and bond analytics.

     -  New Web Services.  Other new web services include:

        - KeyLink Web, which provides secure international electronic banking for cash, foreign exchange and securities;

        -  Adviser Web, which relates to Australian equities; and

        - Global eHelp Service Desk, which provides support for clients 24 hours a day, 6 days a week.

Providing superior advice and maintaining contacts with clients will be key to Corporate and Institutional Clients' future success. UBS believes its e-commerce initiatives will enhance its ability to add value to clients, as well as allow it to extract value from the processing power and scale of its core business processes and development standards, in order to maximize the benefits it can achieve from

--------------------------------------------------------------------------------
 40
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UBS
--------------------------------------------------------------------------------

technological innovations. Corporate and Institutional Clients already processes 100,000 domestic and cross-border securities trades per day automatically, and has the capacity to increase this amount five-fold within the existing infrastructure.

Loan Portfolio. In 1998, UBS decided that Corporate and Institutional Clients' loans and commitments that were (1) not part of the loan trading portfolio, (2) not issued in conjunction with leveraged finance transactions or (3) not directly supporting its core client relationships, would be separated from the core activities of Corporate and Institutional Clients and wound down. As a result of this initiative, Corporate and Institutional Clients' total loans and committed and undrawn lines of credit have been reduced.

The following table sets forth information regarding the Corporate and Institutional Clients loan portfolio before allowance for loan loss at 31 December 1999 and 1998.

                                                              AS OF 31 DECEMBER
                                                                1999       1998
                                                              (CHF in millions)
-------------------------------------------------------------------------------
Due from banks..............................................  25,891     62,272
Loans to customers..........................................  56,374     72,425
                                                              ------    -------
  Total loans...............................................  82,265    134,697
                                                              ======    =======

See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Analysis of Risks--Credit Risk" for a more in-depth review of UBS's credit portfolio and business, including a discussion of its impaired and non-performing loans.

UBS Capital. The UBS Capital business unit of UBS Warburg is the private equity business of UBS.

UBS Capital has increased the value of its investments substantially in recent years with the book value of its investments increasing from about CHF 400 million at 31 December 1994 to about CHF 3.8 billion at 30 June 2000.

Until earlier this year, UBS Capital was managed as an independent division within UBS. Following UBS's realignment, UBS Capital now operates within the UBS Warburg business group. This is expected to further strengthen the business synergies between the investment banking and private equity businesses, while maintaining strong links between UBS Capital and UBS Switzerland.

UBS Capital has a local presence throughout major industrialized regions in Europe, North America, Latin America and the Asia-Pacific region, with about 113 employees as of 30 June 2000. UBS Capital has offices in London, Zurich, New York, Sao Paolo, Buenos Aires, Paris, The Hague, Munich, Milan, Singapore, Hong Kong, Seoul, Sydney and Tokyo.

As a private equity group, UBS Capital's business involves investing in unlisted companies, managing these investments over a medium-term time horizon to increase their value, and "exiting" the investment in a manner that will maximize the capital gain. UBS Capital seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with UBS's own capital or through sponsored investment funds. Although the main focus of UBS's investments is late-stage financing, such as management buyouts, expansion or replacement capital, a minority of the portfolio targets early stage investments in the technology and telecommunications sectors. UBS Capital generally targets medium-sized businesses with enterprise values in the range of CHF 75 million to CHF 1.5 billion.

In addition to its international specialization, UBS Capital endeavors to differentiate itself from its competitors by creating and adding value by working together with an investee company's

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

management over a three- to six-year period to develop the business and optimize the company's performance.

Set forth below is summary information, based on management accounting data, relating to UBS Capital, which is discussed in greater detail under "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations by Business Unit--UBS Warburg--UBS Capital."

                                                            FOR THE           FOR THE
                                                   SIX MONTHS ENDED        YEAR ENDED
                                                            30 JUNE    31 DECEMBER(1)
                                                    2000    1999(1)     1999     1998
                                                           (CHF in millions)
-------------------------------------------------------------------------------------
Operating income.................................    151       120       315      585
Personnel, general and administrative expenses...     76        60       151      156
Depreciation and amortization....................      4         3         7        1
                                                   -----     -----     -----    -----
Operating profit before tax......................     71        57       157      428
                                                   =====     =====     =====    =====
Average regulatory equity used...................    500       300       340      250
(at period end)
Investments (at book value)......................  3,765     2,422     2,993    1,784
Number of employees..............................    113       111       116      122

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Competitive Position. Superior returns and the widespread recognition of private equity as an alternative asset class has led to a substantial growth in the number of private equity funds raised in recent years. The number and amount of private equity funds raised has exceeded the number and amount of attractive and available private equity investments. This has led to increased competition among investment banks, investment funds and insurance companies and decreased returns for private equity investors.

In spite of the changing environment, UBS believes that opportunities for profitable investment will continue to arise in the private equity business. UBS believes this potential will be enhanced by a number of factors working in combination to produce a favorable business environment for astute market participants. These factors include the introduction of the euro, the worldwide trend of industrial consolidation, a growing awareness of the importance of shareholder value and the increasing need to solve succession issues in family-owned businesses.

Organizational Structure. UBS Capital is structured on a country and sector approach and, as of 30 June 2000, had fourteen individual teams covering around 30 countries. UBS believes that UBS Capital's established local presence and expertise, coupled with the global reach of its operations, generates the early identification of opportunities and their timely and effective development.

UBS Capital's teams are divided geographically between Western Europe, Asia and the Americas, which includes Latin America. UBS Capital's presence in the Asia-Pacific region started in Singapore and now includes Australia and its new offices in South Korea and Hong Kong.

Last year, UBS Capital established two private equity investment funds in the Americas. One of these investment funds makes private equity investments primarily in North America, while the other investment fund makes private equity investments in Latin America. UBS is the largest beneficial investor in each of the North America and Latin America funds.

In connection with the establishment of the new funds, UBS and the team managing the investments of UBS Capital in the Americas formed two limited liability company advisors, one to advise each fund.

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
UBS
--------------------------------------------------------------------------------

Each fund's advisor is jointly owned by the managers and principals of the management team and by UBS. Effective 31 December 1999, the managers and principals of the management team resident in the United States are no longer employed by UBS and are not employed by either advisor. The remaining employees of UBS Capital in the Americas are either members or employees of the respective advisors.

Investment Portfolio. UBS Capital's investment portfolio had a book value of approximately CHF 3.8 billion and an estimated fair value of approximately CHF
5.2 billion at 30 June 2000. To augment its competitive strengths, UBS Capital plans to gradually increase its annual investment rate, targeting a portfolio book value of CHF 5 billion in committed capital from UBS and CHF 5 billion from third parties.

UBS Capital has designed its portfolio to reduce UBS's exposure to risk by:

- geographically diversifying its portfolio and minimizing concentration of investment in specific locations;

- diversifying by industry sector to obtain a good mix between manufacturing and services sectors;

- investing a minority of the portfolio in earlier stage growth opportunities, such as technology and telecommunications; and

- focusing on later-stage investments, such as management buy-outs of existing businesses.

The following table provides information regarding UBS Capital's investment portfolio by geographic region, by industry sector and by age of investment at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
GEOGRAPHIC REGION (BY HEADQUARTERS OF
  INVESTEE)
North America...............................         1,538               1,389                 939
Europe......................................         1,650               1,153                 689
Latin America...............................           238                 217                 123
Asia-Pacific................................           339                 234                  33
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
INDUSTRY SECTOR (BY INDUSTRY CLASSIFICATION
  CODE)
Consumer related............................           820                 610                 400
Diversified industrials.....................           638                 587                 376
Transportation..............................           768                 605                 186
Communications..............................           369                 326                 208
Computer related............................           353                 282                 109
Energy......................................           190                 167                 153
Other electronics related...................           127                  38                  32

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
UBS
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
                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
Other manufacturing.........................            67                  45                  53
Chemicals and materials.....................            21                  23                  52
Industrial products and services............            84                  48                  60
Others......................................           328                 262                 155
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                 (CHF in millions; all amounts are book values)
--------------------------------------------------------------------------------------------------
AGING (BY DATE OF INITIAL INVESTMENT)
Pre-1994....................................            70                  89                 112
1994........................................           220                 199                 195
1995........................................           310                 308                 282
1996........................................           190                 204                 183
1997........................................           492                 496                 450
1998........................................           709                 718                 562
1999........................................         1,071                 979                  --
2000........................................           703                  --                  --
                                                    ------              ------              ------
                                                     3,765               2,993               1,784
                                                    ------              ------              ------
                                                    ------              ------              ------

At 30 June 2000, approximately 74% of the investment portfolio was three years old or less. Generally, investments are sold, and operating income recognized, between the third and the sixth year after the initial investment.

Investment Process. At 30 June 2000, 85% of the book value of UBS Capital's investments were late-stage at the time of its investment. The following table provides information about UBS Capital's investment portfolio by investment stage, at 30 June 2000 and 31 December 1999 and 1998, as determined at the time of UBS Capital's investment.

                                          30 JUNE 2000  31 DECEMBER 1999
                                                (CHF in millions)         31 DECEMBER 1998
------------------------------------------------------------------------------------------
Early stage.............................           582               488                49
Late stage..............................         3,183             2,505             1,735
                                                ------            ------            ------
                                                 3,765             2,993             1,784
                                                ------            ------            ------
                                                ------            ------            ------

Investment opportunities originate from a variety of sources, including from UBS Switzerland and UBS Warburg. UBS Capital's investment policy concentrates on five "value drivers":

-  negotiate an attractive entry price;

-  increase the company's efficiency;

-  implement a sales growth strategy;

-  repay company debt and reduce leverage; and

- achieve an exit at a higher multiple than the entry price, or what UBS Capital calls "multiple arbitrage."

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UBS
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Where appropriate, UBS Capital tries to participate actively with the management of its investee companies in developing their businesses over the medium term (three to six years) in order to optimize their performance. UBS Capital's exit strategies for the businesses include direct sales to strategic buyers, initial public offerings, leveraged recapitalizations and sales to other financial sponsors.

More recently, given the industry trend toward larger sized transactions, UBS Capital has also begun to concentrate on the formation of four regional funds -- Europe, North America, Latin America and Asia -- including the two investment funds in the Americas referred to above. In late 1999, UBS Capital launched the $1 billion investment fund targeting North America to which it has committed up to $500 million. In late 1999, UBS Capital also launched the $500 million fund targeting Latin America, which UBS has committed to fund fully with the option to permit third-party investors to commit up to 25% of such funds. In addition to these funds, two new funds were launched in Europe during 1999. Phildrew Ventures V, a United Kingdom private equity fund with a fund size of GBP 330 million, and CapVis Equity Partners, which is Switzerland's largest private equity fund with a fund size of CHF 300 million. Phildrew Ventures is UBS Capital's vehicle for investing in the United Kingdom and Ireland and CapVis Equity Partners is UBS Capital's vehicle for investing in Switzerland and Austria. A European fund and an Asian fund are expected to be launched in the near future.

Private Clients. UBS Warburg's Private Clients business unit provides onshore private banking services for high net worth individuals in key markets worldwide.

Private Clients' target markets include Germany, France, Italy, Spain, the United Kingdom, the United States, Japan, Australia and Taiwan.

Private Clients had CHF 37 billion of assets under management at 30 June 2000 and 1,277 employees. In the first half of 2000, Private Clients earned revenues after credit loss expense of CHF 133 million.

The business is mainly in the relatively early stages of start-up operations and, with the exception of Germany and Australia, where the businesses are based around an established private bank and an existing domestic brokerage business, Private Clients' franchise is small.

                                                             FOR THE            FOR THE
                                                    SIX MONTHS ENDED         YEAR ENDED
                                                             30 JUNE     31 DECEMBER(1)
                                                     2000    1999(1)      1999     1998
                                                             (CHF in millions)
---------------------------------------------------------------------------------------
Operating income after credit loss expense........    133        93       194      190
Personnel, general and administrative expenses....    365       216       481      294
Depreciation and amortization.....................     14        18        40       29
                                                    -----     -----     -----     ----
Operating loss before tax.........................  (246)      (141)     (327)    (133)
                                                    =====     =====     =====     ====
Average regulatory equity used....................    340       282       289      229
(at period end)
Assets under management (CHF in billions).........     37        29        36       27
Number of employees...............................  1,277     1,167     1,386      722

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Organizational Structure. The offshore Private Clients business was moved to UBS Warburg in February 2000. UBS Warburg aims to take advantage of the considerable growth potential resulting from putting investment banking and investment services activities for private clients under one roof.

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                                                                              45
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UBS
--------------------------------------------------------------------------------

The decision to bring Private Clients and the e-services business, described below, closer together offers many potential synergies including the ability to enrich the private banking offering with a full complement of online investment information and execution capabilities. Significant savings are possible in the medium term from a shared information technology platform as well as shared operations and infrastructure and a coordinated sales and distribution process.

Products and Services. Private Clients will focus on delivering a sophisticated product offering to its high net worth client base, including the specifically targeted executive and entrepreneur segments. Traditional private banking services will be combined with investment banking innovation. For example, Private Clients will further develop its innovative products allowing clients to release value from own-company shareholdings or options.

UBS believes that on-line capabilities should be an integrated part of the service offering. As such, the e-services initiative described below, which will target affluent, advice-seeking private investors, is moving towards an integrated product and infrastructure approach with Private Clients in Europe.

Private Clients also will increasingly collaborate with UBS Warburg's Corporate Finance team for client introductions and support on clients' corporate needs.

e-services. e-services is a new business initiative started in the third quarter of 1999. e-services intends to offer personalized investment and advisory services targeted at affluent European individuals, and will be launched progressively in Germany and thereafter in the United Kingdom and other European countries, starting in late 2000. e-services plans to implement an integrated multi-channel "clicks and mortar" distribution concept, including online channels, call centers and investment centers. e-services had 226 employees at 30 June 2000.

e-services intends to deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

Organizational Structure. e-services continues to build its organizational structure and establish critical elements of its infrastructure, marketing approach and product offering. The infrastructure component has long lead times and e-services has made significant progress. e-services has formed major alliances with major information technology vendors, including Siebel Systems Incorporated, Broadvision Incorporated and Artificial Life Incorporated, which have accelerated time-to-market considerably.

e-services has completed the full deployment of its technical platform and software infrastructure and has established customer call centers in Edinburgh, Scotland and Maastricht, Holland.

Total expenditures for e-services were CHF 144 million in the first half of 2000 and are expected to reach CHF 310 million this year, and comparable amounts over the next few years, although future costs will depend on the exact roll-out schedule, and the possibility of partnering to share cost. e-services does not expect to record revenues until 2001.

Target Clients. e-services will target advice-seeking, affluent investors in major European markets. The value proposition is tailored to investors with a need for quick access, quality advice and flawless execution. The business will use online channels, telephone service centers and investment centers to provide multi-channel client service.

Products and Services. The e-services product offering will be based around a central cash management account, with capabilities for a broad base of products, services and advice using a sophisticated array of tools covering financial planning, financial analysis, asset allocation and decision support.

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UBS
--------------------------------------------------------------------------------

e-services is adopting an open architecture model, integrating and distributing third-party content where this will enrich the service offering.

Marketing and Distribution. A key focus on acquiring clients will be directed at establishing deeper relationships with intermediaries and aggregators.

These companies, be they full-service brokers, online discount brokers, online banks, private banks or independent financial advisors, are increasingly faced with greater demands for investment services and products in an intensively competitive environment. UBS is strongly positioned to act as a lead supplier of content, products, platforms and market access to these companies. Through this channel UBS expects to be able to increase its order flow, generate incremental revenues, improve its understanding of the mass market segment, and further brand UBS Warburg as a leading supplier of investment advisory content and investment products.

Corporate Center

In the context of a global integrated investment services firm, the role of Corporate Center is to contribute to the long-term maximization of shareholder value by:

- competitively positioning UBS in growing market places with an optimal business model and adequate resources;

- maintaining an appropriate balance between risk and profit to provide financial stability on a Group-wide basis; and

- ensuring that the divisions, while being accountable for their results, operate as a coherent and effective Group with a common set of values and principles.

To perform its role, Corporate Center establishes standards and principles to be applied by the divisions, thereby permitting UBS to minimize staffing levels within Corporate Center.

The following functions are part of Corporate Center:

- Group internal audit, which reports directly to the Chairman of the Board of Directors in order to ensure its operational independence;

- functions reporting to the Chief Executive Officer, including human resources policies and standards, communications with staff, public and media, marketing and brand management, and the Group's general counsel; and

- functions reporting to the Chief Financial Officer, including risk control, credit risk management, financial control and management, Group Treasury, Group Strategy and communications with regulators, rating agencies, investors and analysts.

Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

Competition

UBS operates in a highly competitive environment in all of its businesses and markets. Many large financial services groups compete with UBS in the provision of sophisticated banking, investment banking and investment management services to corporate, institutional and individual customers on a global basis, while local banks and other financial services companies, which may be of substantial size, often provide significant competition within national markets. UBS also competes with other banks, money market funds and mutual funds for deposits, investments, and other sources of funds. In

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

some jurisdictions, many of UBS's competitors are not subject to the same regulatory restrictions that apply to UBS.

Employees

At 30 June 2000, UBS had 47,744 employees. Set forth below are the number of employees of UBS broken down by its eight business units and Corporate Center at 30 June 2000 and 31 December 1999 and 1998.

                                                           AS OF        AS OF          AS OF
                                                          30 JUNE    31 DECEMBER    31 DECEMBER
                                                           2000         1999           1998
-----------------------------------------------------------------------------------------------
Private and Corporate Clients...........................   22,270         24,098         24,043
Private Banking.........................................    7,447          7,256          6,546
Institutional Asset Management..........................    1,712          1,653          1,497
Investment Funds/GAM....................................    1,038            923            366
Corporate and Institutional Clients.....................   12,730         12,694         13,794
UBS Capital.............................................      113            116            122
Private Clients.........................................    1,277          1,386            722
e-services..............................................      226             70              0
Corporate Center........................................      931            862            921
                                                          -------    -----------    -----------
     Total..............................................   47,744         49,058         48,011
                                                          =======    ===========    ===========

The decrease in headcount in the first half of 2000 was mainly attributable to the transfer of the Systor business, an IT services provider, from Private and Corporate Clients to become a venture capital investment of UBS Capital and to 1998 merger-related savings in Private and Corporate Clients. These were partly offset by increases due to the continuing build up of the e-services business, which will launch later this year, and to investment in growth initiatives in the Investment Funds business area.

The increase in headcount in 1999 was mainly attributable to expansion of UBS Warburg's Private Clients business unit, the onshore private banking business outside Switzerland, and by the acquisitions of Global Asset Management and Allegis Realty Investors LLC in December 1999, partially offset by decreases in UBS Warburg's Corporate and Institutional Clients business unit, relating to the winding down of non-core businesses and 1998 merger-related reductions.

UBS has not experienced any significant strike, work stoppage or labor dispute in recent years. UBS considers its relations with employees to be good.

Regulation and Supervision

UBS's operations throughout the world are regulated and supervised by the relevant central banks and regulatory authorities in each of the jurisdictions in which it has offices, branches and subsidiaries. These authorities impose reserve and reporting requirements and controls on banks, including those relating to capital adequacy, depositor protection and prudential supervision. In addition, a number of countries in which UBS operates impose additional limitations on, or that affect, foreign or foreign-owned or controlled banks and financial institutions, including:

- restrictions on the opening of local offices, branches or subsidiaries and the types of banking and non-banking activities that may be conducted by those local offices, branches or subsidiaries;

- restrictions on the acquisition of local banks or requiring a specified percentage of local ownership; and

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UBS
--------------------------------------------------------------------------------

- restrictions on investment and other financial flows entering or leaving the country.

Changes in the supervisory and regulatory regimes of the countries where UBS operates will determine to some degree its ability to expand into new markets, the services and products that it will be able to offer in those markets and how it structures specific operations.

The most important jurisdictions that regulate and supervise UBS's activities are Switzerland, the United Kingdom and the United States.

Regulation and Supervision in Switzerland. UBS is regulated in Switzerland under a system established by the Swiss Federal Law Relating to Banks and Savings Banks of 8 November 1934, as amended, and the related Implementing Ordinance of 17 May 1972, as amended, or the "FBL." Under the FBL, banks in Switzerland are permitted to engage in a full range of financial services activities, including commercial banking, investment banking and funds management. Banking groups may also engage in insurance activities, but these must be undertaken through a separate subsidiary.

The FBL establishes a framework for supervision by the Federal Banking Commission, or "FBC." The FBC implements this framework through the issuance of Ordinances or Circular Letters to the banks that it supervises. In addition, the regulatory framework in Switzerland relies on self-regulation through the Swiss Bankers Association, or "SBA." The SBA issues guidelines to banks on conduct of business issues. Recent examples of such guidelines include:

- The Due Diligence Convention, which established know your customer standards to protect against money laundering;

- Risk Management Guidelines for Trading and for the Use of Derivatives, which set out standards based on the recommendations on this subject from the Group of Thirty, The Basel Committee on Banking Supervision and The International Organization of Securities Commissions; and

- Portfolio Management Guidelines, which set standards for banks when managing customers funds and administering assets on their behalf.

Mandatory Annual Audits. The approach to supervising banks in Switzerland places a particular emphasis on the role of the external auditor. UBS's auditors, who must be approved by the FBC to perform this role, are required to submit an annual report to the FBC that assesses UBS's financial situation as well as its compliance with the regulations and self-regulatory guidelines that are applicable to its business. If the audit reveals violations or other irregularities, the independent auditors must (1) inform the FBC if a correction is not carried out within a designated time limit or (2) inform the FBC immediately in the case of serious violations or irregularities. The FBC may issue directives as necessary to require a bank to address any issues identified by the auditors and may also appoint an expert to act as an observer of a bank if the claims of the bank's creditors appear to be seriously jeopardized.

Supervision by the FBC. Since July 1999, the FBC has established a dedicated unit called the Large Banking Groups Department which focuses solely on the supervision of UBS AG and the Credit Suisse Group. The group, which consists of experts covering all the main business activities in which UBS operates, supervises UBS directly through regular meetings with management as well as on-site visits. The group also coordinates the activities of the FBC with those of UBS's main overseas supervisors as well as with those of the external auditors.

Capital Requirements. For purposes of complying with Swiss capital requirements, bank capital is divided into three main categories:

-  core (or Tier 1) capital,

-  supplementary (or Tier 2) capital, and

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

-  additional (or Tier 3) capital.

Tier 1 capital primarily includes paid-in share capital, reserves (defined to include retained earnings) and capital participations of minority shareholders in fully consolidated subsidiaries, and is reduced by, among other items, the bank's holdings of its own shares. Tier 1 capital is supplemented, for capital adequacy purposes, by Tier 2 capital, which consists of, among other things, two categories of subordinated debt instruments that may be issued by a bank, and by Tier 3 capital, which consists of certain subordinated debt obligations. The use of Tier 2 and Tier 3 capital in complying with capital ratio requirements is, however, subject to limitations.

Under Swiss law, a bank must maintain a minimum capital ratio of 8%, calculated by dividing adjusted core and supplementary capital by aggregate risk-weighted assets. This standard must be met on both a consolidated and an unconsolidated basis. UBS is required to file a statement of its required and existing capital resources, together with its annual statement of condition and interim balance sheet, with both the FBC and the Swiss National Bank.

Liquidity Requirements. Under Swiss law, banks are required to maintain specified measures of primary and secondary liquidity. Primary liquidity is measured by comparing Swiss franc-denominated liabilities to liquid assets in Swiss francs. For this purpose, liabilities are defined as balances due to banks, due on demand or due within three months, as well as 20% of deposits in savings and similar accounts. Under current law, UBS's liquid assets must be maintained at the level of at least 2.5% of these kinds of liabilities.

To measure secondary liquidity, assets maturing within one month which are readily marketable and suitable for offsetting are subtracted from the short-term and suitable for offsetting liabilities due to banks on demand or maturing within one month, time deposits repayable within one month and certain other liabilities maturing within one month (such as debentures, cash bonds and cash certificates). Any excess of such liabilities remaining after this calculation is then added to the sum of 50% of demand deposits and certain other deposit accounts that have no restrictions on withdrawal, and 15% of thrift, deposit and savings book accounts as well as similar accounts that are subject to restrictions on withdrawal. The total of UBS's liquid and readily marketable assets must be at least equal to 33% of the short-term liabilities as calculated above.

UBS is required to file monthly statements reflecting its primary liquidity position and quarterly statements reflecting its secondary liquidity position.

Disclosures to the Swiss National Bank. Although the primary responsibility for supervision of banks under the FBL lies with the FBC, UBS also submits an annual statement of condition and detailed monthly interim balance sheets to the Swiss National Bank. The Swiss National Bank may require further disclosures from UBS concerning its financial condition as well as other information relevant to regulatory oversight by the Swiss National Bank.

Regulation and Supervision in the United States.

Banking Regulation. UBS's operations in the United States are subject to a variety of regulatory regimes. UBS maintains branches in California, Connecticut, Illinois and New York and agencies in Florida and Texas. UBS refers to these as its U.S. "banking offices." UBS's California branches are located in Los Angeles and San Francisco and are licensed by the Office of the Comptroller of the Currency. Each of UBS's other U.S. banking offices is licensed by the state banking authority of the state in which it is located. Each U.S. banking office is subject to regulation and examination by its licensing authority. In addition, the Board of Governors of the Federal Reserve System exercises examination and regulatory authority over UBS's state-licensed U.S. banking offices. None of UBS's U.S. banking offices are insured by the Federal Deposit Insurance Corporation. The regulation of UBS's

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UBS
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U.S. banking offices imposes restrictions on the activities of those offices, as well as prudential restrictions, such as limits on extensions of credit to a single borrower, including UBS subsidiaries.

The licensing authority of each U.S. banking office has the authority to take possession of the business and property of the office it licenses in certain circumstances. Such circumstances generally include violations of law, unsafe business practices and insolvency. So long as UBS maintains one or more federal branches, such as its California branches, state insolvency regimes that would otherwise be applicable to its state licensed offices may be preempted by U.S. federal law. As a result, if the Office of the Comptroller of the Currency exercised its authority over UBS's U.S. banking offices pursuant to federal law in the event of a UBS insolvency, all of UBS's U.S. assets would be applied first to satisfy creditors of its U.S. banking offices as a group, and then made available for application pursuant to any Swiss insolvency proceeding.

In addition to the direct regulation of its U.S. banking offices, operating its U.S. banking offices subjects UBS to regulation by the Board of Governors of the Federal Reserve System under various laws, including the International Banking Act of 1978, as amended, and the Bank Holding Company Act of 1956, as amended. The Bank Holding Company Act imposes significant restrictions on UBS's U.S. nonbanking operations and on its worldwide holdings of equity in companies operating in the United States. Historically, UBS's U.S. nonbanking activities were principally limited to activities that the Board of Governors of the Federal Reserve System found to be so "closely related to banking as to be a proper incident thereto." Moreover, prior approval by the Board of Governors of the Federal Reserve System has been required to engage in new activities and to make acquisitions in the United States.

The Gramm-Leach-Bliley Financial Modernization Act of 1999 was recently enacted, liberalizing the restrictions on the nonbanking activities of banking organizations, including non-U.S. banks operating U.S. Banking Offices. The Gramm-Leach-Bliley Act:

- allows bank holding companies meeting management, capital and, in the case of companies owning FDIC-insured banks, Community Reinvestment Act standards to engage in a substantially broader range of nonbanking activities than previously was permissible, including insurance underwriting and making merchant banking investments;

-  allows insurers and other financial services companies to acquire banks;

- removes various restrictions that previously applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

- revised the overall regulatory structure applicable to bank holding companies, including those that also engage in insurance and securities operations.

This part of the Gramm-Leach-Bliley Act became effective on 11 March 2000. On 10 April 2000, UBS AG was designated a "financial holding company" under the Gramm-Leach-Bliley Act, which generally permits it to exercise the new powers granted by that act.

The Gramm-Leach-Bliley Act will also modify other current financial laws, including laws related to the conduct of securities activities by U.S. banks and U.S. banking offices. As a result, UBS may relocate certain activities now conducted by its U.S. banking offices to a UBS subsidiary or elsewhere.

Other. In the United States, UBS's U.S. registered broker-dealer is regulated by the SEC as a registered broker-dealer. Broker-dealers are subject to regulations that cover all aspects of the securities business, including:

-  sales methods,

-  trade practices among broker-dealers,

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                                                                              51

UBS
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-  use and safekeeping of customers' funds and securities,

-  capital structure,

-  record-keeping,

-  the financing of customers' purchases, and

-  the conduct of directors, officers and employees.

In addition, UBS's U.S. registered broker-dealer is a member of and regulated by the New York Stock Exchange and is regulated by the individual state securities authorities in the states in which it operates.

These U.S. government agencies and self-regulatory organizations, as well as state securities commissions in the United States, are empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or its directors, officers or employees. UBS's U.S. commodities-related businesses are subject to similar regulation.

Regulation and Supervision in the United Kingdom. UBS operates in the United Kingdom under a regulatory regime that is undergoing comprehensive restructuring aimed at implementing the Financial Services Authority as the United Kingdom's unified regulator. Through 1999, UBS was regulated by the Securities and Futures Authority Limited in respect of its investment banking, individual asset management, brokerage and principal trading activities, and by the Investment Management Regulatory Organization in respect of its institutional asset management and fund management activities. Commencing in 2000, however, the responsibilities of the Securities and Futures Authority Limited and Investment Management Regulatory Organization have been taken over by the Financial Services Authority. Some of UBS's subsidiaries and affiliates are also regulated by the London Stock Exchange and other United Kingdom securities and commodities exchanges of which UBS is a member. The investment services that are subject to oversight by United Kingdom regulators are regulated in accordance with European Union directives requiring, among other things, compliance with certain capital adequacy standards, customer protection requirements and conduct of business rules. These standards, requirements and rules are similarly implemented, under the same directives, throughout the European Union and are broadly comparable in scope and purpose to the regulatory capital and customer protection requirements imposed under applicable U.S. law.

DESCRIPTION OF PROPERTY

At 30 June 2000, UBS operated about 1,230 offices and branches worldwide, of which about 82.7% were in Switzerland. Of the remaining 17.3%, 8.6% were in Europe, 5.8% were in the Americas and 2.9% were in Asia. Approximately 43% of the offices and branches in Switzerland are owned directly by UBS with the remainder, along with most of UBS's offices outside Switzerland, being held under commercial leases. The premises are subject to continuous maintenance and upgrading and are considered suitable and adequate for UBS's current and anticipated operations.

LEGAL PROCEEDINGS

Except as described below, there are no legal or arbitration proceedings pending or threatened of which UBS is aware involving UBS which may have or have had a significant effect on the financial position of UBS taken as a whole.

In the United States, several class action lawsuits, in relation to what is known as the Holocaust affair, have been brought against UBS, as legal successor to Swiss Bank Corporation and Union Bank of Switzerland, in the United States District Court for the Eastern District of New York (Brooklyn). These

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UBS
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lawsuits were initially filed in October 1996. Credit Suisse Group has been designated as a defendant alongside UBS. On 12 August 1998, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of $1.25 billion. UBS agreed to contribute up to two-thirds of this amount.

To the extent that other Swiss companies agreed to participate in this fund, and to the extent of applicable payments to beneficiaries of eligible dormant accounts, UBS's share was to be reduced. For these purposes, dormant accounts are defined as accounts with banks and other financial institutions prior to 9 May 1945 which are part of the settlement agreement. In Switzerland, dormant or abandoned accounts remain on the books of the bank in perpetuity, until claimed or settled. Therefore, if such dormant or abandoned accounts are identified as balances that should be used to fund the settlement, the payment of cash to claimants causes the account to be liquidated from the company's records, thereby reducing cash and reducing the dormant account liability, as well as the remaining settlement amount liability. Accordingly, to the extent that such accounts are identified at institutions other than UBS, UBS's exposure to this matter will be reduced. Based on UBS's estimate of such expected contributions, UBS provided a reserve of $610 million (CHF 842 million) in 1998 and an additional $95 million (CHF 154 million) in 1999.

During the second quarter of 2000, as part of the continuing review of this matter, UBS recognized that the amounts in dormant accounts attributable to Holocaust victims at UBS as well as at other Swiss banks are vastly below the initially expected level, and that UBS needed to adjust its reserve. In addition, on 26 July 2000, Judge Korman, the presiding judge in this matter, approved the settlement agreement. The final settlement approved by the judge describes a new mechanism to include Holocaust-related insurance claims for insurance companies. As a consequence, contributions by insurance companies will not serve to offset the banks' liabilities, contrary to UBS's previous understanding. As a result, in the second quarter of 2000, UBS provided an additional reserve of $122 million (CHF 200 million), bringing the total provision to $827 million (CHF 1,196 million). The difference between the amount accrued and the maximum potential liability of $833 million represents amounts specifically identified in UBS's customer accounts that are eligible for offset.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

There are no restrictions under UBS's Articles of Association or Swiss law, presently in force, that limit the right of non-resident or foreign owners to hold UBS's securities freely or, when entitled, as described under "Description of UBS Ordinary Shares--Voting Rights," to vote UBS's securities freely. There are currently no Swiss foreign exchange controls or laws restricting the import or export of capital. In addition, there are currently no restrictions under Swiss law affecting the remittance of dividends, interest or other payments to non-resident holders of UBS securities.

CONTROL OF UBS

As far as UBS is aware, UBS is neither directly nor indirectly owned nor controlled by another corporation or any government and there are no arrangements in place the operation of which may result in a change in control.

As of 31 August 2000, UBS's directors and executive officers as a group beneficially held 2,368,412 of UBS's issued and outstanding ordinary shares. For the purposes of this analysis, UBS's executive officers are the members of the UBS Group Managing Board. The Group Managing Board consists of the seven members of the Group Executive Board, and 26 members who hold senior positions at the top level of UBS's organization in the Business Groups and Corporate Center. See also "-- Options to Purchase Securities from UBS" on page 126 for a discussion of options and warrants issued by UBS.

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                                                                              53
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UBS
--------------------------------------------------------------------------------

NATURE OF TRADING MARKET

The company preferred securities are not listed on any national exchange or traded in any established market. We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules. The Luxembourg Stock Exchange is not a trading market.

DIRECTORS AND OFFICERS OF UBS

The UBS Board of Directors has ultimate responsibility for the strategic direction of UBS's business and the supervision and control of UBS's executive management. The Board of Directors consists exclusively of non-executive directors in accordance with the Swiss Banking Law. Each member of the Board is elected at the annual general meeting of shareholders for a four-year term. However, at the initial annual general meeting, the terms varied between one and four years to provide for staggered terms for Board members. In order to ensure its independence, the Chief Executive Officer of UBS is not permitted to be a member of the Board of Directors. The UBS Articles of Association and the UBS Organizational Regulations prescribe the presentation of information on UBS's affairs to the members of the Board of Directors.

The UBS Group Executive Board is UBS's most senior executive body. It assumes overall responsibility for the development of UBS's strategies, and the implementation of the results of these strategies. The UBS Group Executive Board is comprised of seven members, namely the UBS Chief Executive Officer, the Chief Executive Officer of the three Business Groups, the Private Banking business unit and of UBS Capital, and the UBS Chief Financial Officer. The UBS Group Executive Board normally convenes bi-weekly. Information concerning the members of the Board of Directors is set forth in the table below.

                                                                                       EXPIRATION OF
                                                                      YEAR OF INITIAL   CURRENT TERM
           NAME                           POSITION HELD                   APPOINTMENT      OF OFFICE
----------------------------------------------------------------------------------------------------
Alex Krauer                  Chairman
                             Member of the Audit Supervisory Board         1998            2002
Alberto Togni                Vice Chairman
                             Chairman of the Audit Supervisory Board       1998            2001
Markus Kundig                Vice Chairman
                             Member of the Audit Supervisory Board         1998            2002
Peter Bockli                 Chairman of the Audit Committee               1998            2003
Rolf A. Meyer                Member of the Audit Committee                 1998            2003
Hans Peter Ming              Board Member                                  1998            2004
Andreas Reinhart             Member of the Audit Committee                 1998            2004
Eric Honegger                Board Member                                  1999            2003

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UBS
--------------------------------------------------------------------------------

Information concerning the members of the Group Executive Board is set forth below:

                                                                                              YEAR OF INITIAL
                NAME                                       POSITION HELD                        APPOINTMENT
-------------------------------------------------------------------------------------------------------------
Marcel Ospel                           President and Group Chief Executive Officer                 1998
Luqman Arnold                          Chief Financial Officer                                     1999
Georges Gagnebin                       Chief Executive Officer of Private Banking Business         2000
                                       Unit
Markus Granziol                        Chairman and Chief Executive of UBS Warburg                 1999
Stephan Haeringer                      Chief Executive Officer of UBS Switzerland and of           1998
                                       Private and Corporate Clients Business Unit
Pierre De Weck                         Chief Executive Officer of UBS Capital                      1998
Peter A. Wuffli                        Chief Executive Officer of UBS Asset Management             1998

COMPENSATION OF DIRECTORS AND OFFICERS

The aggregate compensation paid by UBS to its directors and officers as a group in 1998 was approximately CHF 102.8 million, including bonus compensation and approximately CHF 10.3 million in accrued pension benefits. The aggregate compensation paid by UBS to its directors and officers as a group in 1999 was approximately CHF 193.1 million, including bonus compensation and approximately CHF 2.7 million in accrued pension benefits. For the purposes of this analysis, UBS's executive officers are the members of the UBS Group Managing Board, as described above under "-- Control of Registrant."

OPTIONS TO PURCHASE SECURITIES FROM UBS

UBS offers employees options on UBS ordinary shares under five plans, as described below:

Under the UBS Employee Ownership Plan and Senior Management Compensation Program, key personnel are awarded that portion of their performance-related compensation in excess of a predetermined amount in UBS ordinary shares, warrants or options, which are restricted for a specified number of years.

Under the UBS Employee Investment Plan, employees have the option to invest part or all of their annual bonus in UBS ordinary shares, warrants or other derivatives on UBS ordinary shares. A certain holding period applies during which the instruments cannot be sold or exercised.

Under the UBS Long Term Incentive and Key Award plans, long-term stock options are granted to key employees. UBS considers the key employee's performance, potential, years of service and the performance of the division in which the employee works in determining the amount of the award. The options are blocked for a certain period of time during which they cannot be exercised. For the 1997 options and certain of the 1998 options, one half of each grant is subject to an acceleration clause after which certain forfeiture provisions lapse. One option gives the right to purchase one registered share at the option's strike price.

The following table provides information concerning options to purchase UBS ordinary shares at 31 August 2000.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                            WEIGHTED-AVERAGE
                                              EXERCISE PRICE         WEIGHTED-AVERAGE
INSTRUMENT TYPE            NUMBER ISSUED            (IN CHF)    EXPIRATION (IN YEARS)
-------------------------------------------------------------------------------------
Options..................     14,004,159                 199                      4.4
Warrants.................      6,257,804                 227                      2.3
     Total...............     20,261,963                 208                      3.7

The total number of UBS ordinary shares subject to issuance under such options and warrants held by officers and directors of UBS as of 31 August 2000 is 3,230,612.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Mortgages receivable from members of the UBS Board of Directors, the UBS Group Executive Board, the UBS Group Managing Board, close family members of these individuals and enterprises controlled by these individuals were as follows:

CHF MILLION                                                    1999
-------------------------------------------------------------------
Mortgages at 1 January......................................     27
Additions...................................................      6
Reductions..................................................      5
Mortgages at 31 December....................................     28

Members of the UBS Board of Directors, UBS Group Executive Board and UBS Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party terms, excluding the credit margin. In addition, fully secured personal loans totalling approximately CHF 3.6 million have been extended to members of this group, all of which are due and payable within 24 months.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with UBS's consolidated financial statements and the related notes included elsewhere in this document. UBS's consolidated financial statements have been prepared in accordance with International Accounting Standards, or "IAS," which differ in certain significant respects from U.S. GAAP. Please refer to Note 42 of UBS's consolidated financial statements for a description of the significant differences between IAS and U.S. GAAP and the reconciliation of shareholders' equity and net profit (loss) to U.S. GAAP. Unless otherwise stated, all of UBS's financial information presented in this document is presented on a consolidated basis under IAS.

All references to 1999, 1998 and 1997 refer to UBS's fiscal years ended 31 December 1999, 1998 and 1997, respectively. The financial statements for each of these periods have been audited by ATAG Ernst & Young Ltd., as described in the "Report of Independent Auditors" on page F-1.

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
UBS
--------------------------------------------------------------------------------

For comparative purposes, 1999 and 1998 figures have been restated to conform to the 2000 presentation, which gives effect to certain accounting changes, including:

- the removal from net trading income of profit on UBS ordinary shares held for trading purposes;

- the treatment of these shares as treasury shares, reducing both the number of shares and the shareholders' equity used in ratio calculations;

- the reclassification of trading-related interest revenues from net trading income to net interest income;

- the removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions; and

- the capitalization of costs relating to the in-house development of software.

Note 1(t) of UBS's consolidated financial statements includes a complete explanation of these accounting changes.

Introduction

UBS is a global, integrated investment services firm and operates through three business groups, which are divided into eight operating business units, and its Corporate Center. The business units within each of the three business groups, share senior management, infrastructure and other resources. The three business groups are:

- UBS Switzerland, which is made up of two business units: Private and Corporate Clients and Private Banking;

- UBS Asset Management, which consists of two business units: Institutional Asset Management and Investment Funds/GAM; and

- UBS Warburg, which is composed of four business units: Corporate & Institutional Clients, UBS Capital, Private Clients and e-services.

The following table sets forth the contributions to operating profit before tax from each of the three business groups, and the eight business units within them, and for the Corporate Center.

                                                               FOR THE
                                                      SIX MONTHS ENDED      FOR THE YEAR ENDED
                                                               30 JUNE          31 DECEMBER(1)
                                                   2000        1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
UBS SWITZERLAND:
Private and Corporate Clients....................  1,018          621       1,271          908
Private Banking..................................  1,980        1,537       2,937        4,415
                                                   -----        -----       -----       ------
  UBS Switzerland................................  2,998        2,158       4,208        5,323
UBS ASSET MANAGEMENT:
Institutional Asset Management...................    138          148         325          437
Investment Funds/GAM.............................     64           24         112           65
                                                   -----        -----       -----       ------
  UBS Asset Management...........................    202          172         437          502

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                                                                              57

UBS
--------------------------------------------------------------------------------

                                                               FOR THE
                                                      SIX MONTHS ENDED      FOR THE YEAR ENDED
                                                               30 JUNE          31 DECEMBER(1)
                                                   2000        1999(1)      1999         1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------------------
UBS WARBURG:
Corporate and Institutional Clients..............  2,865        1,430       2,346       (1,102)
UBS Capital......................................     71           57         157          428
Private Clients..................................   (246)        (141)       (327)        (133)
e-services.......................................   (158)           0         (39)           0
                                                   -----        -----       -----       ------
  UBS Warburg....................................  2,532        1,346       2,137         (807)
CORPORATE CENTER.................................   (172)       1,355       1,111       (1,147)
                                                   -----        -----       -----       ------
     Total.......................................  5,560        5,031       7,893        3,871
                                                   =====        =====       =====       ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

The 1998 merger of Swiss Bank Corporation and Union Bank of Switzerland, which was completed on 29 June 1998, was accounted for under the "pooling-of-interests" method of accounting. Under the pooling-of-interests method, a single uniform set of accounting policies was adopted and applied retrospectively for the restatement of comparative information. After the 1998 merger was effected, UBS began the process of integrating the operations of the two banks. This process involved streamlining operations, eliminating duplicate information technology infrastructure, consolidating banking premises and various other measures to bring the two banks together. At the time of the 1998 merger, UBS established a restructuring provision of CHF 7 billion to cover its expected restructuring costs associated with the 1998 merger. An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the extra provision was due to revised estimates of the cost of lease breaks and property disposals. UBS has now largely completed the integration and restructuring process relating to the 1998 merger and, at 30 June 2000, has used approximately CHF 6.1 billion of the CHF 7.3 billion restructuring provision.

In addition, during the last three and a half years, a number of other events occurred that also had a significant effect on UBS's results of operations during these periods. These events included:

- During 1999, UBS recognized pre-tax gains of CHF 1,490 million on the sale of its 25% stake in Swiss Life/Rentenanstalt; CHF 110 million on Julius Baer registered shares; CHF 200 million on the sale of its international Global Trade Finance business; and CHF 38 million on Long Term Capital Management, L.P.

- During the first half of 1998, UBS divested Banca della Svizzera Italiana, or "BSI," and Adler & Co. Ltd. to satisfy a condition of the Swiss Competition Commission in connection with the 1998 merger. UBS recognized pre-tax gains of CHF 1,058 million on these sales.

- During 1998, due to extremely volatile market conditions, UBS incurred losses of CHF 1,160 million relating to the write-down of its trading and investment positions in Long Term Capital Management, L.P. and CHF 762 million relating to its Global Equity Derivatives portfolio.

- As of 31 December 1998, UBS established a provision of CHF 842 million in connection with the claims relating to the matter known as the Holocaust affair. UBS recognized additional pre-tax provisions of CHF 154 million relating to this claim in 1999 and CHF 200 million in 2000.

- In the fourth quarter of 1999, UBS recognized a one-time credit of CHF 456 million in connection with excess pension fund employer prepayments, recorded in accordance with IAS.

--------------------------------------------------------------------------------
 58

UBS
--------------------------------------------------------------------------------

As a global financial services firm, UBS's businesses are affected by the external environment in the markets in which it operates. In particular, the results of UBS's business in Switzerland, and notably the results of its credit-related activities, would be adversely affected by any deterioration in the state of the Swiss economy because of the impact this would have on UBS's customers' creditworthiness. More generally, economic and political conditions in different countries can also impact UBS's results of operations and financial position by affecting the demand for UBS's products and services and the credit quality of UBS's borrowers and counterparties. Similarly, any prolonged weakness in international securities markets would affect UBS's business revenues through its effect on UBS's clients' investment decisions and the value of portfolios under management, which would in turn reduce UBS's revenues from its private banking and asset management businesses.

Competitive Forces. UBS faces intense competition in all aspects of its business. UBS competes with asset management entities, retail and commercial banks, investment banking firms, merchant banks, broker-dealers and other investment services firms. In addition, the trend toward consolidation in the global financial services industry is enhancing the competitive position of some of UBS's competitors by broadening the range of their product and service offerings and increasing their access to capital. These competitive pressures could result in increased pricing pressure on a number of UBS's products and services, particularly as competitors seek to win market share.

Fluctuations in Currency Exchange Rates and Interest Rates. Because UBS prepares its accounts in Swiss francs, changes in currency exchange rates, particularly between the Swiss franc and the U.S. dollar and the Swiss franc and the British pound, may have an effect on the earnings that it reports. UBS's approach to managing the risk is explained below under "--Asset and Liability Management--Currency Management." In addition, changes in exchange rates can affect UBS's business earnings. For example, the establishment of the euro during 1999 has started to have an effect on the foreign exchange markets in Europe by reducing the extent of foreign exchange dealings among member countries and generating more harmonized financial products. Movements in interest rates can also affect UBS's results. As interest rates decline, UBS's interest rate margins generally come under pressure and mortgage borrowers may seek to repay their borrowings early, which can affect UBS's net interest income. Interest rate movements can also affect UBS's fixed income trading portfolio and the investment performance of its asset management businesses.

Operational Risks. UBS's businesses are dependent on its ability to process a large number of complex transactions across numerous and diverse markets in different currencies and subject to many different legal and regulatory regimes. UBS's systems and processes are designed to ensure that the risks associated with UBS's activities are appropriately controlled, but UBS recognizes that any weaknesses in these systems could have a negative impact on its results of operations during the affected period.

As a result of these and other factors beyond its control, UBS's revenues and operating profit have been and are likely to continue to be subject to a measure of variability from period to period. Therefore UBS's revenues and operating profit for any particular fiscal period may not be indicative of sustainable results, may vary from year to year and may impact UBS's ability to achieve its strategic objectives. Nevertheless, UBS's risk management and control procedures have been designed to keep the risk of such variability at an acceptably low level. For further discussion of UBS's risk management and control see "--Analysis of Risks--Consequential Risks."

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

Consolidated Results of Operations

The following table sets forth UBS's consolidated results of operations for the half years ended 30 June 2000 and 1999 and for the years ended 31 December 1999 and 1998.

                                                                 FOR THE                     FOR THE
                                                        SIX MONTHS ENDED                  YEAR ENDED
                                                                 30 JUNE              31 DECEMBER(1)
                                                      2000       1999(1)          1999          1998
                                                                 (CHF in millions)
----------------------------------------------------------------------------------------------------
OPERATING INCOME:
  Interest income.............................    24,079        16,293        35,604        37,442
  Interest expense............................    19,753        13,540        29,695        32,424
                                                  ------        ------        ------        ------
     Net interest income......................     4,326         2,753         5,909         5,018
  Credit loss expense.........................       (83)          635           956           951
                                                  ------        ------        ------        ------
     Net interest income after credit loss
       expense................................     4,409         2,118         4,953         4,067
  Net fee and commission income...............     7,835         6,184        12,607        12,626
  Net trading income..........................     5,669         4,460         7,719         3,313
  Other income, including income from disposal
     of associates and subsidiaries...........       644         2,340         3,146         2,241
                                                  ------        ------        ------        ------
     Total operating income...................    18,557        15,102        28,425        22,247
                                                  ------        ------        ------        ------
OPERATING EXPENSES:
  Personnel...................................     8,876         6,819        12,577         9,816
  General and administrative..................     3,174         2,388         6,098         6,735
  Depreciation and amortization...............       947           864         1,857         1,825
                                                  ------        ------        ------        ------
     Total operating expenses.................    12,997        10,071        20,532        18,376
Operating profit before tax and minority
  interests...................................     5,560         5,031         7,893         3,871
  Tax expense.................................     1,257         1,151         1,686           904
                                                  ------        ------        ------        ------
     Net profit before minority interests.....     4,303         3,880         6,207         2,967
  Minority interests..........................       (35)          (21)          (54)            5
                                                  ------        ------        ------        ------
       Net profit.............................     4,268         3,859         6,153         2,972
                                                  ======        ======        ======        ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Net interest income increased by CHF 1,573 million, or 57.1%, from CHF 2,753 million in the first half of 1999 to CHF 4,326 million in the first half of 2000. This was principally the result of higher coupon income, in line with an increase of interest bearing instruments in the trading portfolio.

As a result of the significant recovery of the Swiss economy in the first half of 2000 and especially its effect on the real estate and real estate construction markets, UBS was able to write back CHF 237 million of domestic credit loss provisions in the first half of 2000. These writebacks were offset by additional provisions on the international portfolio of CHF 154 million, leading to a net credit of CHF 83 million in the credit loss expense line for the first half of 2000, compared to an expense of CHF 635 million in the first half of 1999.

--------------------------------------------------------------------------------
 60

UBS
--------------------------------------------------------------------------------

Net fee and commission income increased by CHF 1,651 million, or 26.7%, from CHF 6,184 million in the first half of 1999 to CHF 7,835 million in the first half of 2000, as the result of increased client activity, driven by strong markets, especially in the first quarter of 2000. The following table sets forth UBS's net fee and commission income for the first half of 2000 and 1999.

                                                              FOR THE SIX MONTHS
                                                                ENDED 30 JUNE
                                                              2000      1999(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS.........................    145          215
SECURITY TRADING AND INVESTMENT ACTIVITY FEES:
  Underwriting and corporate finance fees...................  1,069          826
  Brokerage fees............................................  2,979        1,882
  Fiduciary fees............................................    175          162
  Custodian fees............................................    726          788
  Portfolio and other management and advisory fees..........  1,913        1,476
  Investment fund fees......................................  1,360          925
  Other.....................................................     29           53
                                                              -----    ---------
     Total..................................................  8,251        6,112
                                                              -----    ---------
COMMISSION INCOME FROM OTHER SERVICES.......................    391          367
                                                              -----    ---------
       TOTAL FEE AND COMMISSION INCOME......................  8,787        6,694
                                                              -----    ---------
FEE AND COMMISSION EXPENSE:
  Brokerage fees paid.......................................    582          359
  Other.....................................................    370          151
                                                              -----    ---------
     Total..................................................    952          510
                                                              -----    ---------
NET FEE AND COMMISSION INCOME...............................  7,835        6,184
                                                              =====    =========

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Credit-related fees and commissions decreased in the first half of 2000 as a result of the sale of UBS's International Global Trade Finance business in the second half of 1999. Underwriting and corporate finance fees increased by 29% over the first half of 1999 with strong results in both equity and fixed income underwriting, and continuing increases in corporate finance revenues. Brokerage fees were 58.3% higher in the first half of 2000 than in the first half of 1999 as a result of high levels of client activity in the context of strong market volumes. The increase in investment fund fees from the first half of 1999 to the first half of 2000 resulted from higher volumes and the inclusion in the first half of 2000 of GAM, which was acquired in the fourth quarter of 1999. Portfolio and other management and advisory fees increased CHF 437 million due to higher asset-related fees in the first half of 2000.

Net trading income increased CHF 1,209 million, or 27.1%, to CHF 5,669 million for the first half of 2000, compared to CHF 4,460 million for the first half of 1999, driven by strong growth in equity trading income and through increased client activity, particularly in the first quarter of 2000. The

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

following table sets forth UBS's net trading income by major business area for the first half of 2000 and 1999.

                                                                         FOR THE
                                                                SIX MONTHS ENDED
                                                                         30 JUNE
                                                               2000      1999(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
Foreign exchange(2).........................................    680          718
Fixed income................................................    643        1,303
Equities....................................................  4,346        2,439
                                                              -----    ---------
          Total.............................................  5,669        4,460
                                                              =====    =========

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

(2) Includes other trading income such as banknotes, precious metals and commodities.

Net trading income from foreign exchange decreased CHF 38 million, or 5.3%, from the first half of 1999 to the first half of 2000 in difficult trading conditions, with lower levels of market activity and narrowing margins on derivative products.

Net trading income from fixed income decreased CHF 660 million, or 50.7%, from the first half of 1999 to CHF 643 million in the first half of 2000. The fixed income component of net trading income does not represent the full revenue picture of the Fixed Income business area within the Corporate and Institutional Clients business unit. In particular, coupon income is managed as an integral part of the trading portfolio. The relative revenue contributions of mark-to-market gains, coupon income and other factors are somewhat volatile, because they depend on trading strategies and the instrument composition. In the first half of 2000, while fixed income trading income fell, coupon income, which is reported in net interest income, rose substantially. The sum of the two results suggests significantly more stable revenue development than either component standing alone. In total, in the first half of 2000, revenues in the Fixed Income business area of Corporate and Institutional Clients rose 13.6% over the first half of 1999.

Net trading income from equities increased CHF 1,907 million, or 78.2%, from the first half of 1999 to the first half of 2000. Positive markets led to an exceptionally good first quarter of 2000, with record client volumes and strong performances in European, U.S., U.K. and Japanese equities. Performance in the second quarter fell slightly in more mixed market conditions, but was still well ahead of second quarter of 1999.

Other income, including income from disposal of associates and subsidiaries, decreased CHF 1,696 million, or 72.5%, from CHF 2,340 million in the first half of 1999 to CHF 644 million in the first half of 2000. Total disposal-related pre-tax gains were CHF 1,778 million in the first half of 1999 compared to CHF 23 million in the first half of 2000. The first half of 1999 included pre-tax gains of CHF 1,490 million from the sale of UBS's stake in Swiss Life/Rentenanstalt, CHF 200 million from the disposal of the Global Trade Finance business and CHF 110 million from the sale of Julius Baer registered shares. Excluding income from disposal of associates and subsidiaries, other income increased CHF 59 million due to increased income from the disposal of private equity investments and the consolidation of Klinik Hirslanden AG's results in the first half of 2000 but not in the first half of 1999, offset by a reduction of income from investments in associates and losses from the revaluation of properties held for resale.

Personnel expense increased CHF 2,057 million, or 30.2%, from CHF 6,819 million in the first half of 1999 to CHF 8,876 million in the first half of 2000, despite an almost unchanged headcount of

--------------------------------------------------------------------------------
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
UBS
--------------------------------------------------------------------------------

47,744 at 30 June 2000, compared to 48,066 at 30 June 1999. This is primarily attributable to higher performance-related compensation based on the very strong results in the first half of 2000. In addition, CHF 567 million of the increase is the result of adverse currency movements and CHF 182 million is due to the consolidation of Klinik Hirslanden AG's results in the first half of 2000 but not in the first half of 1999 and the inclusion of GAM, acquired in the fourth quarter of 1999.

General and administrative expenses increased CHF 786 million, or 32.9%, from CHF 2,388 million in the first half of 1999 to CHF 3,174 million in the first half of 2000. General and administrative expenses in the first half of 2000 includes a final provision of CHF 200 million related to the U.S. global settlement of Holocaust-related claims and CHF 110 million from the consolidation of Klinik Hirslanden AG and the inclusion of GAM. Marketing and public relations costs increased by CHF 102 million in the first half of 2000, mainly due to the corporate re-branding program. CHF 146 million of the increase relates primarily to information technology outsourcing charges for work that was previously carried out in-house.

Depreciation and amortization increased CHF 83 million, or 9.6%, from CHF 864 million in the first half of 1999 to CHF 947 million in the first half of 2000, mainly as a result of the acquisition of GAM and Allegis in the fourth quarter of 1999.

Tax expense increased CHF 106 million, or 9.2%, from CHF 1,151 million in the first half of 1999 to CHF 1,257 million in the first half of 2000, principally due to increased operating profit. The effective tax rate of 22.6% in the first half of 2000 is very slightly lower than the 22.9% rate in the first half of 1999.

Year to 31 December 1999 Compared to Year to 31 December 1998. Net interest income increased by CHF 891 million, or 17.8%, from CHF 5,018 million in 1998 to CHF 5,909 million in 1999. Increased trading-related interest income and higher interest margins in the domestic loan portfolio in 1999 from more consistent application of UBS's risk-adjusted pricing model were partially offset by the sale of business activities which had contributed to net interest income in 1998, as well as the impact of lower returns on invested equity and the reduction of the international loan portfolio.

Credit loss expense had a slight increase of CHF 5 million from CHF 951 million in 1998 to CHF 956 million in 1999. During 1999, UBS experienced general improvements in the economy and in the credit performance of its loan portfolio, and a reduction in impaired loans in the aggregate. Although impaired loans decreased, additional provisions were required for some of the impaired domestic loans remaining in the portfolio.

Net fee and commission income decreased by CHF 19 million from CHF 12,626 million in 1998 to CHF 12,607 million in 1999. Excluding the effect of divestments in 1998, the decrease was roughly 1%.

The following table sets forth UBS's net fee and commission income for each of the years ended 31 December 1999 and 1998.

                                                                 FOR THE YEAR ENDED
                                                                     31 DECEMBER(1)
                                                                   1999        1998
                                                                 (CHF in millions)
-----------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS.........................       372         559
SECURITY TRADING AND INVESTMENT ACTIVITY FEES:
  Underwriting and corporate finance fees...................     1,831       1,694
  Brokerage fees............................................     3,934       3,670
  Fiduciary fees............................................       317         349
  Custodian fees............................................     1,583       1,386

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

                                                                 FOR THE YEAR ENDED
                                                                     31 DECEMBER(1)
                                                                   1999        1998
                                                                 (CHF in millions)
-----------------------------------------------------------------------------------
  Portfolio and other management and advisory fees..........     2,984       3,335
  Investment fund fees......................................     1,915       1,778
  Other.....................................................        57         110
                                                                ------      ------
     Total..................................................    12,621      12,322
                                                                ------      ------
COMMISSION INCOME FROM OTHER SERVICES.......................       765         776
                                                                ------      ------
     TOTAL FEE AND COMMISSION INCOME........................    13,758      13,657
                                                                ------      ------
FEE AND COMMISSION EXPENSE:
  Brokerage fees paid.......................................       795         704
  Other.....................................................       356         327
                                                                ------      ------
     Total..................................................     1,151       1,031
                                                                ------      ------
NET FEE AND COMMISSION INCOME...............................    12,607      12,626
                                                                ======      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Credit-related fees and commissions decreased in line with reduced emerging market exposures and the sale of UBS's international Global Trade Finance operations. As a result of strong results in mergers and acquisitions in 1999, underwriting and corporate finance fees increased 8% relative to exceptionally strong performance in 1998. Brokerage fees were higher in 1999 than in 1998 mainly due to strong volumes in the U.K., U.S. and Asia. A CHF 137 million increase in investment fund fees was attributable to higher volumes and pricing adjustments from the integration of the two pre-1998 merger product platforms. Strong increases in custodian fees reflected higher custodian assets and a new pricing model.

Net trading income increased CHF 4,406 million, or 133%, from CHF 3,313 million in 1998 to CHF 7,719 million in 1999. The following table sets forth UBS's net trading income by major business area for each of the years ended 31 December 1999 and 1998.

                                                                           FOR THE
                                                                        YEAR ENDED
                                                                    31 DECEMBER(1)
                                                                  1999        1998
                                                                (CHF in millions)
----------------------------------------------------------------------------------
Foreign exchange(2).........................................    1,108       1,992
Fixed income................................................    2,603         162
Equities....................................................    4,008       1,159
                                                                -----      ------
  Total.....................................................    7,719       3,313
                                                                =====      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.
(2) Includes other trading income such as banknotes, precious metals and commodities.

Net trading income from foreign exchange decreased CHF 884 million, or 44.4%, from 1998 to 1999 mostly as a result of lower volumes in key markets. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in global markets.

Net trading income from fixed income increased CHF 2,441 million from 1998 to 1999. During 1998, net trading income from fixed income was negatively impacted by the pre-tax approximately CHF 790 million write-down of UBS's trading position in Long Term Capital Management, L.P., or "LTCM,"

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UBS
--------------------------------------------------------------------------------

and approximately CHF 690 million in losses in UBS's emerging markets trading portfolios. Excluding those write downs from the 1998 results, net trading income from fixed income increased approximately 58% in 1999 over 1998. Fixed income trading revenues were strong across all major products during 1999, led by swaps and options and investment grade debt.

Net trading income from equities increased CHF 2,849 million from 1998 to 1999. During 1998, net trading income was negatively impacted by pre-tax CHF 762 million in losses from the Global Equities Derivatives positions. In 1999, net trading income benefited from very strong customer volumes in equity products globally.

Other income, including income from disposal of associates and subsidiaries, increased CHF 905 million, or 40.4%, from CHF 2,241 million in 1998 to CHF 3,146 million in 1999. Total disposal-related pre-tax gains were CHF 1,821 million in 1999 compared to disposal-related pre-tax gains of CHF 1,119 million in 1998. The first-time consolidation of Klinik Hirslanden in 1999 resulting in other income of CHF 395 million was partially offset by less income from investments in associates as a result of the divestments as well as lower income from other properties. The approximately CHF 370 million portion of the LTCM write-down negatively impacted other income in 1998.

Personnel expense increased CHF 2,761 million, or 28.1%, from CHF 9,816 million in 1998 to CHF 12,577 million in 1999, despite only a minor increase in headcount from 48,011 at 31 December 1998 to 49,058 at 31 December 1999. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the then-pending 1998 merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the end of 1998, this shortfall had materialized, and CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998 as planned. The shortfall in profits noted above was aggravated by losses associated with LTCM and the Global Equity Derivatives, or "GED," portfolio. Adjusting the prior year for the CHF 1,007 million, personnel expenses in 1999 increased by 16%, which was primarily attributable to higher performance-related compensation based on the good investment banking result in 1999. Personnel expense in 1999 was reduced by the recognition of CHF 456 million in pre-paid employer pension contributions.

General and administrative expenses decreased CHF 637 million, or 9.5%, from CHF 6,735 million in 1998 to CHF 6,098 million in 1999. General and administrative expenses in 1998 includes the provision of CHF 842 million for the settlement related to the Holocaust litigation. In 1999, the following were included:

     - the additional restructuring provision of CHF 300 million;

     - an additional provision of CHF 154 million for the U.S. global settlement of Holocaust-related claims; and

     - CHF 130 million from the first-time consolidation of Klinik Hirslanden.

Excluding the impact of these items in 1998 and 1999, general and administrative expenses decreased 6.4% year-on-year reflecting stringent cost reduction programs.

Depreciation and amortization increased CHF 32 million, or 1.8%, from CHF 1,825 million 1998 to CHF 1,857 million in 1999. Excluding the impact of the first-time consolidation of Klinik Hirslanden in 1999, depreciation and amortization remained flat.

Tax expense increased CHF 782 million, or 86.5%, from CHF 904 million in 1998 to CHF 1,686 million in 1999, principally due to increased operating profit. The effective tax rate of 21.4% is lower than 23.4%, the rate in 1998, primarily due to the utilization of tax loss carry forwards.

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                                                                              65
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--------------------------------------------------------------------------------

Year Ended 31 December 1998 Compared to Year Ended 31 December 1997. The following figures have not been restated for the changes in accounting policy and restructuring of the UBS business groups that have been introduced during 2000, as such a restatement of the 1997 data was not practicable. As a result of the differences in the reporting by the predecessor banks' accounting and reporting policies, the unavailability of certain data, and the shut down and modification of significant computer systems as a result of the 1998 merger and to address Year 2000 issues, there is insufficient information to permit UBS to restate the 1997 results for the changes in accounting policy.

                                                                 31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Interest income...........................................  22,835     23,669
  Interest expense..........................................  16,173     16,733
                                                              ------     ------
       Net interest income..................................   6,662      6,936
  Credit loss expense.......................................     951      1,278
                                                              ------     ------
       Total................................................   5,711      5,658
  Net fee and commission income.............................  12,626     12,234
  Net trading income........................................   1,750      5,491
  Other income, including income from disposal of associates
     and subsidiaries.......................................   2,241      1,497
                                                              ------     ------
       Operating income.....................................  22,328     24,880
                                                              ------     ------
OPERATING EXPENSES:
  Personnel.................................................   9,816     11,559
  General and administrative................................   6,617      5,315
  Depreciation and amortization.............................   1,825      1,762
                                                              ------     ------
     Operating expenses.....................................  18,258     18,636
                                                              ------     ------
       Operating profit before tax..........................   4,070      6,244
  Restructuring costs.......................................      --      7,000
  Tax expense (benefit).....................................   1,045       (105)
                                                              ------     ------
       Net profit (loss) before minority interests..........   3,025       (651)
  Minority interests........................................       5        (16)
                                                              ------     ------
       Net profit (loss)....................................   3,030       (667)
                                                              ======     ======

Net interest income decreased CHF 274 million, or 4.0%, from CHF 6,936 million in 1997 to CHF 6,662 million in 1998. The decrease primarily resulted from lower variable-rate mortgage volumes and the elimination of operations in 1998 that generated interest income during 1997. Lower variable rate mortgage volumes during 1998 more than offset an increase in fixed-rate mortgages. In addition, although lower savings and deposit accounts reduced interest expense in 1998, it also resulted in lower interest income from deposits during the year.

UBS's credit loss expense decreased CHF 327 million, or 25.6%, from CHF 1,278 million in 1997 to CHF 951 million in 1998. Credit loss expense improved because of positive developments in the overall Swiss economy. This was offset in part by the rapid deterioration of emerging market economies, most notably in Latin America and Southeast Asia. This caused an approximately CHF 275 million net increase in country provisions from 1997 to 1998 and other increases in individual

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
UBS
--------------------------------------------------------------------------------

counterparty allowances. The largest provisions in the emerging markets economies were as follows at 31 December 1998 and 1997.

                                                               1998        1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
Brazil......................................................    276          55
Indonesia...................................................    168          29
South Korea.................................................    186          19

Net fee and commission income increased CHF 392 million, or 3.2%, from CHF 12,234 million in 1997 to CHF 12,626 million in 1998. Increases in underwriting and corporate finance fees, custodian fees, portfolio and other management and advisory fees, and fees from investment funds resulting from strong markets, growth in assets under management and the acquisition of Dillon Read & Co., Inc. in late 1997 all contributed to this net increase. These increases were partially offset by a decrease in credit-related fees and commissions and brokerage fees.

Net trading income decreased CHF 3,741 million, or 68.1%, from CHF 5,491 million in 1997 to CHF 1,750 million in 1998. The decrease primarily resulted from the CHF 790 million write-down of UBS's trading position in LTCM, the CHF 762 million loss on UBS's Global Equities Derivatives portfolio and approximately CHF 810 million of losses on UBS's emerging markets trading portfolios. Net trading income from foreign exchange and bank notes decreased by CHF 541 million primarily reflecting losses in foreign exchange trading that were partially offset by unusually strong results in UBS's cash and collateral trading business. In addition, net trading income from precious metals and commodities decreased by CHF 216 million, or 89%, from CHF 244 million in 1997 to CHF 28 million in 1998 due primarily to the wind-down of some of these businesses and difficult trading conditions.

Other income, including income from disposal of associates and subsidiaries, increased CHF 744 million, or 49.7%, from CHF 1,497 million in 1997 to CHF 2,241 million in 1998. The increase primarily reflected CHF 1,058 million gains on the sales of BSI and Adler and gains in UBS's real estate and private equity activities, partially offset by the CHF 370 million write-down of UBS's investment in LTCM attributable to other income.

Personnel expense decreased CHF 1,743 million, or 15.1%, from CHF 11,559 million in 1997 to CHF 9,816 million in 1998, reflecting reduced headcount of 13.0% from 55,176 people as of 31 December 1997 to 48,011 people as of 31 December 1998. The headcount reduction primarily resulted from efficiencies gained from the 1998 merger and divestments of specific businesses. As discussed above, CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998. Adjusting 1998 for this amount, personnel expenses decreased 6.4% in 1998 compared to 1997.

General and administrative expenses increased CHF 1,302 million, or 24.5%, from CHF 5,315 million in 1997 to CHF 6,617 million in 1998. This increase primarily resulted from a CHF 842 million charge taken in 1998 for the settlement of the claim relating to the Holocaust litigation and approximately CHF 397 million in expenses recorded in 1998 associated with preparing for implementation of the euro and for Year 2000 readiness.

Depreciation and amortization increased CHF 63 million, or 3.6%, from CHF 1,762 million in 1997 to CHF 1,825 million in 1998. Increased amortization of goodwill and other intangible assets primarily resulting from additional goodwill recorded in 1998 on Brinson Partners, the acquisition of Dillon Read & Co., Inc. in September 1997 and the accelerated amortization of goodwill on Russian and Brazilian subsidiaries due to the worsening markets in these countries in 1998 were the primary reasons for the increase from 1997 to 1998. These increases were offset by a decrease in depreciation from the disposal of property and equipment.

--------------------------------------------------------------------------------
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
UBS
--------------------------------------------------------------------------------

Tax expense increased CHF 1,150 million, from a tax benefit in 1997 of CHF 105 million to a tax expense in 1998 of CHF 1,045 million. In 1997, UBS recognized a total current and deferred tax benefit of approximately CHF 1,600 million related to the CHF 7,000 million restructuring provision. Excluding the restructuring reserve, operating profit before tax would have been CHF 6,244 million in 1997 and UBS would have accrued tax expenses of CHF 1,395 million.

Operational Reserves. UBS maintains operational reserves to provide for losses associated with existing transaction errors in processing and other operational losses. The reserves cover probable losses that exist in the portfolio as of the balance sheet date, and are subject to senior management review and approval within the specific business unit, functional operations and financial control management and at the Group Executive Board.

UBS experienced an overall increase in the level of these reserves during 1999, primarily related to UBS's continuing program of integrating the two predecessor banks' domestic operations. As planned, this integration is taking longer than the integration of operations outside Switzerland. There has been no significant change in the level of these reserves in the first half of 2000.

Restructuring Provision. At the announcement of the 1998 merger in 1997, UBS estimated the costs it believed would result from integrating and restructuring the operations of the two pre-existing banks and recorded a charge of CHF 7 billion. The charge included estimates for personnel-related costs, costs for the elimination of duplicate infrastructures and the merging of bank premises, and other 1998 merger-related restructuring costs. An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the extra charge was taken to provide for revised estimates of the cost of lease breaks and property disposals. UBS has now largely completed the integration and restructuring process and, at 30 June 2000, has used approximately CHF 6.1 billion of the CHF 7.3 billion restructuring provision.

During 1998, CHF 4,027 million of the restructuring provision was utilized including:

     - CHF 2 billion for personnel-related expenses,

     - CHF 797 million for information technology integration projects and write-offs of equipment that management had committed to dispose of,

     - CHF 267 million for merging premises, and

     - CHF 939 million for costs associated with the exit of specific businesses, as well as merger administration costs.

Included in the CHF 2 billion of personnel-related expenses are severance payments and payments required to maintain stability in the workforce during the 1998 merger-related integration period, as well as some performance-related compensation as discussed above.

During 1999, CHF 1,844 million of the restructuring provision was utilized, bringing the total utilization to CHF 5,871 million at 31 December 1999. The transition to one common technology platform and parallel operation of the systems in UBS Switzerland's Private and Corporate Clients business unit and the merger of bank premises, including related moving, outfitting and vacancy costs, recognized in Corporate Center, were the primary uses of the provision in 1999.

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--------------------------------------------------------------------------------

During the first half of 2000, the main use of the restructuring provision related to premises costs in Corporate Center, including moving, outfitting and vacancy costs that were charged against the provision, and also to costs relating to the early retirement plan in Private and Corporate Clients. The following table analyzes the use of the restructuring provision through the first half of 2000.

                                                     USAGE IN 2000             30 JUNE   31 DECEMBER
                                           PERSONNEL   IT   PREMISES   OTHER    2000     1999   1998
                                                               (CHF in millions)
-----------------------------------------------------------------------------------------------------
Private and Corporate Clients............         53    14         1      20        88     794    717
Private Banking..........................          0     5         0       0         5     122    104
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Switzerland........................         53    19         1      20        93     916    821
Institutional Asset Management...........          1     0         0       0         1       9     18
Investment Funds/GAM.....................          0     0         0       0         0       6      4
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Asset Management...................          1     0         0       0         1      15     22
Corporate and Institutional Clients......          0     0         0       0         0     316  2,382
UBS Capital..............................          0     0         0       0         0       3      2
Private Clients..........................          0     0         0       0         0      29     39
e-Services...............................          0     0         0       0         0       0      0
                                           ---------   ---  --------   -----   -------   -----  -----
  UBS Warburg............................          0     0         0       0         0     348  2,423
Corporate Center.........................          3     0        91       3        97     565    761
                                           ---------   ---  --------   -----   -------   -----  -----
          Total..........................         57    19        92      23       191   1,844  4,027
                                           =========   ===  ========   =====   =======   =====  =====

The substantial majority of the remaining restructuring reserve balance is also attributed to employees and real estate located in Switzerland. UBS estimates that the balance of the reserve will be used in the second half of 2000 and in 2001.

UBS has achieved 1998 merger-related cost savings of CHF 2 billion per year, including savings related to headcount reductions of CHF 1.6 billion and savings for other costs estimated to be around CHF 0.4 billion per year, including approximately CHF 75 million in eliminated depreciation expenses and other costs related to real estate.

Since the 1998 merger was announced, UBS Warburg has essentially completed its integration including the reduction of personnel and the integration of information technology platforms. As expected, most of the cost savings over the past two years have been attributable to UBS Warburg.

UBS Asset Management has also essentially completed its integration, while in the Corporate Center UBS expects the write-off or sale of the remaining redundant real estate to proceed in 2000 and 2001.

Within UBS Switzerland, Private Banking's integration is essentially complete. Private and Corporate Clients, meanwhile, has been rapidly integrating its business in line with a detailed timetable and project schedule. For example, the branch network has been reduced by 36%, or 200 branches. In addition, now that the integration of the technology platforms has been completed and in line with employee association agreements made in 1998, redundancy plans will gain momentum during 2000 and 2001.

As with any merger, cost savings attributable directly to the 1998 merger are becoming increasingly difficult to track. Across all divisions, normal organic business growth, new investments and initiatives, and at least three acquisitions and six divestitures have clouded underlying developments since the time of the 1998 merger.

--------------------------------------------------------------------------------
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
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--------------------------------------------------------------------------------

For example, UBS Warburg's Private Clients business unit has invested heavily over the past two years in building up its onshore private banking business outside Switzerland. Additionally, in 1999, UBS formed the e-services business area, which will experience further significant investment. More information on various divisional initiatives can be found in the respective business descriptions.

UBS is also implementing general cost control initiatives across all divisions, which extend well beyond merger-related savings. These initiatives are already well-structured at UBS Warburg's Corporate and Institutional Clients business unit and UBS Switzerland's Private and Corporate Clients business unit. Corporate and Institutional Clients is continuing to focus on cost management with emphasis on improving overall efficiency such that revenue growth exceeds any growth in non-personnel costs.

In addition, the Corporate and Institutional Clients Investment Committee has carried out a rigorous review process to ensure that investments in the business unit's infrastructure are fully aligned with the strategy of the business.

Within the UBS Switzerland Private and Corporate Clients business unit, the Strategic Projects Portfolio is expected to enhance revenues and reduce costs, including the ongoing realization of the remaining merger-related cost savings. This portfolio is well on track and is expected to yield a significant improvement in net profit by 2002.

In the third quarter of 1998, UBS realized a post-tax loss of CHF 984 million as a result of a write-down of its investment in Long Term Capital Management, L.P., or LTCM, and a post-tax loss of CHF 919 million as a result of unrealized losses in the value of its Global Equity Derivatives, or GED, portfolio.

Long Term Capital Management. In the case of LTCM, the loss arose from a structured transaction in which UBS sold an option that gave the optionholder the right to purchase shares in LTCM at a predetermined price over a seven-year period. In order to hedge the risk of this option, UBS held $800 million of LTCM shares to create an incrementally risk neutral position. Separate from the structured transaction, UBS also made a further direct equity investment of $266 million in LTCM. In normal market conditions, the structured transaction would have behaved in a controlled manner. However, the structured transaction could not be effectively hedged, particularly in the event of extreme market movements. As a result of the structured transaction, UBS was exposed to a sudden and severe downward movement in the value of LTCM equity, and had very limited scope to hedge this exposure. LTCM's equity was not traded and was valued only periodically based on the underlying instruments held by LTCM. Moreover, LTCM did not provide detailed information about its investment results. Consequently, UBS could not hedge with any precision against adverse moves in the value of LTCM's equity. In particular, when LTCM was faced by a sharp adverse move in market prices relating to certain specific investment strategies, UBS was unable to hedge this risk itself as it had no knowledge of the details of these strategies.

At the time of the recapitalization of LTCM in 1998, UBS wrote down its initial investment in LTCM and also agreed to provide a further $300 million (out of $3.6 billion provided by a group of financial institutions) of "consortium" equity in order to avoid a forced liquidation of LTCM and to enable LTCM's portfolio to be managed under the oversight of a management board that would oversee the orderly winding down of LTCM's portfolio.

On 24 November 1999, at the release of its nine month 1999 results, UBS reported that its initial investment, which was written down to $106 million, had been bought back by LTCM, with an immaterial impact on UBS's income statement. That position is now closed. In addition, as part of UBS's "consortium" investment, four cash payments totaling $296 million were received by UBS by 31 December 1999. Of these cash repayments, $271 million were treated as a return of its $300

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
UBS
--------------------------------------------------------------------------------

million investment, to leave a remaining balance of $29 million, and $25 million was recorded as income.

Global Equity Derivatives (GED) Portfolio. The other major contributory factor to the third-quarter 1998 losses related to the GED portfolio. This portfolio consists of a number of structured equity derivative transactions. This portfolio was analyzed at the time of the merger and it was recognized that it contained a number of positions that possessed the potential for significant short-term variance. Consequently, when equity market volatilities increased significantly as a result of the market turmoil in the third quarter of 1998, an unrealized loss of about CHF 728 million on the value of the portfolio arose. Over the next 12 months, as volatilities fell and positions were reduced, income from the portfolio of approximately CHF 306 million was recognized.

UBS continues to manage the exposure associated with this portfolio in order to minimize the risk of further adverse effects on earnings. The positions have now been included in UBS's standard equity risk management platform and are subject to its normal risk control and stress loss processes. UBS has been reducing the market risk associated with the portfolio and will continue to do so through specific hedges, close-outs and the passage of time. These positions, including the associated hedges, are all carried at fair value. However, given that the average maturity of the transactions in the portfolio is about two years, it will take some time to wind down this exposure, and during this time the portfolio will continue to be exposed to adverse moves in equity markets.

Reconciliation of IAS to U.S. GAAP. UBS's consolidated results of operations are prepared in accordance with IAS, which differs in certain respects from U.S. GAAP. A reconciliation of the effects on shareholders' equity and net profit/(loss) to U.S. GAAP for the years ended 31 December 1999 and 1998 is included in Note 42 of UBS's consolidated financial statements.

Results of Operations by Business Unit

UBS's management reporting system and policies were used to determine the revenues and expenses directly attributable to each business unit. Internal charges and transfer pricing adjustments have been reflected in the performance of each business unit. The basis of the reporting reflects UBS's current management structure (UBS Warburg, UBS Asset Management, UBS Switzerland and Corporate Center), rather than the management structure that existed during 1999 and during 1998, following the 1998 merger (UBS Asset Management, UBS Private Banking, UBS Capital, UBS Private and Corporate Clients, UBS Warburg and Corporate Center).

Inter-business unit revenues and expenses include transfers between business units and between geographical locations. Inter-business unit expense charges are recorded as a reduction to expenses in the business unit providing the service. Corporate Center expenses are allocated to the operating business units, to the extent possible, whereby the business unit controlling the process that is driving the expense bears the expense.

The credit loss expense included in the business unit results is a statistically derived adjusted annual expected loan loss that reflects the inherent counterparty and country risks in the respective portfolios. The expected loss is based on assumptions about developments covering a full economic cycle and on cumulative loss probabilities over the entire life of the loan portfolio. In determining the inherent counterparty and country risk in the portfolio, UBS takes into consideration the statistical probability of default by the customer and the severity of loss.

As each business unit is ultimately responsible for its credit decisions, the difference between actual credit losses and annual expected loan loss will eventually be charged or credited back to the business unit in order to ensure that the risks and rewards of credit decisions are fully reflected in its results. The difference between the statistically adjusted expected loss that is charged to the management

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accounts of the business unit and the credit loss expense that is recorded in the financial accounts in accordance with IAS is included in Corporate Center results.

The following table compares the expected credit loss charged to the management accounts to the credit loss expense calculated in accordance with IAS, broken down by business unit for the half years to 30 June 2000 and 1999 and for the years ended 31 December 1999 and 1998.

                           EXPECTED               IAS
                          CREDIT LOSS       CREDIT EXPENSE       EXPECTED CREDIT LOSS         IAS CREDIT EXPENSE
                       30 JUNE   30 JUNE   30 JUNE   30 JUNE   31 DECEMBER   31 DECEMBER   31 DECEMBER   31 DECEMBER
                        2000      1999      2000      1999        1999          1998          1999          1998
                                 (CHF in millions)                               (CHF in millions)
--------------------------------------------------------------------------------------------------------------------
UBS Switzerland......      423       560      (237)      617         1,071         1,186           985           445
UBS Asset
  Management.........                                                    0             0             0             0
UBS Warburg..........      115       171       154        14           333           510           (20)          506
Corporate Center.....     (621)      (96)                  4          (448)         (745)           (9)            0
                         -----      ----     -----      ----        ------        ------          ----          ----
Total................      (83)      635       (83)      635           956           951           956           951
                         -----      ----     -----      ----        ------        ------          ----          ----
                         -----      ----     -----      ----        ------        ------          ----          ----

Business unit results are presented according to the current management structure and current accounting treatment for the following periods:

- Six months ended 30 June 2000 compared to six months ended 30 June 1999; and

- Year ended 31 December 1999 compared to year ended 31 December 1998.

Results for the year ended 31 December 1998 compared to the year ended 31 December 1997 are presented in terms of the business divisions through which UBS was managed at that time, namely UBS Private Banking, UBS Private and Corporate Clients, UBS Warburg, UBS Capital, UBS Asset Management and Corporate Center. As a result of the differences in the reporting by the predecessor banks' accounting and reporting policies, the unavailability of certain data, and the shut down and modification of significant computer systems as a result of the 1998 merger and to address Year 2000 issues, there is insufficient information to permit UBS to restate these results in terms of the current business group and business unit structure.

The principal differences between the structure in 1997 and the current structure are that the UBS Asset Management Investment Funds business unit and the UBS Warburg Private Clients business unit were part of the Private Banking Division, and their results are included within that Division. In addition, UBS Warburg's UBS Capital business unit was an autonomous division, and UBS Warburg itself consisted only of what is now the UBS Warburg Corporate and Institutional Clients business unit.

In addition the comparison of the year ended 31 December 1998 with the year ended 31 December 1997 is based on results which are presented without restatement for new accounting policies introduced in 2000. The principal effect of this is within UBS Warburg. For further details, see Note 1(t) to UBS's consolidated financial statements.

In considering these results it is important to bear in mind the following representations with regard to the factors that may affect the operating income of each business unit.

INTRODUCTION.

UBS SWITZERLAND.

Private and Corporate Clients. Private and Corporate Clients derives its operating income principally from:

- interest income on its loan portfolio;

- fees for investment and asset management services;

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UBS
--------------------------------------------------------------------------------

- transaction fees; and

- investment income from deposits.

As a result, Private and Corporate Clients' operating income is affected by movements in interest rates, fluctuations in assets under management, client activity, investment performance and changes in market conditions.

Private Banking.  Private Banking derives its operating income from:

- fees for financial planning and wealth management services;

- fees for discretionary services; and

- transaction-related fees.

Private Banking's fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Banking's operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

UBS Asset Management.

Prior to the reorganization of UBS in February 2000, UBS Asset Management generated most of its revenue from the asset management services it provides to institutional clients. In 2000 this has become more evenly divided between institutional and non-institutional sources due to the addition of GAM and the Investment Funds business area. Fees charged to institutional clients and on investment funds are based on the market value of assets under management. As a result, UBS Asset Management's revenues are affected by changes in market conditions as well as new and lost business.

UBS WARBURG.

Corporate and Institutional Clients. Corporate and Institutional Clients generates operating income from:

- commissions on agency transactions and spreads or markups on principal transactions,

- fees from debt and equity capital markets transactions, leverage finance and structuring derivatives and complex transactions;

- mergers and acquisitions advisory fees;

- interest income on principal transactions and from the loan portfolio; and

- gains and losses on market making, proprietary and arbitrage positions.

As a result, Corporate and Institutional Clients's operating income is affected by movements in market conditions, interest rate swings, the level of trading activity in primary and secondary markets and the extent of merger and acquisition activity. These and other factors outside the control of Corporate and Institutional Clients have had and may in the future have a significant impact on its results of operations from year to year.

UBS Capital. UBS Capital's primary source of operating income is capital gains from the disposition or sale of its investments, which are recorded at the time of ultimate divestment. As a result, appreciation in fair market value is recognized as operating income only at the time of sale. The level of annual operating income from UBS Capital is directly affected by the level of investment dispositions that take place during the course of a year. With the formation of regional funds, UBS Capital has begun to receive management fees from funds UBS manages and sponsors, which are recorded as operating income.

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--------------------------------------------------------------------------------

Private Clients.  Private Clients derives its operating income from:

- fees for financial planning and wealth management services;

- fees for discretionary services; and

- transaction-related fees.

Private Clients' fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Clients' operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

e-services. The e-services business unit has not yet generated revenues, but expects to generate revenues from fees for financial planning and wealth management services, fees for discretionary services and transaction related fees. It is expected that these fees will be based on the market value of assets under management and the level of transaction-related activity. As a result, e-services' operating income will be affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds. In addition, e-services is a new business with no existing clients and an as yet unproven business model. e-services' possible future income will be affected by its ability to attract clients and by the success or failure of its business model.

UBS Switzerland. The business group UBS Switzerland is made up of two business units:

- Private and Corporate Clients, the leading retail and commercial bank in Switzerland; and

- Private Banking, which covers all Swiss and international high net worth clients who bank in Switzerland or offshore centers.

Private and Corporate Clients. The following table sets forth the results of Private and Corporate Clients for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                            FOR THE                 FOR THE
                                                   SIX MONTHS ENDED              YEAR ENDED
                                                         30 JUNE(1)          31 DECEMBER(2)
                                                2000        1999(2)     1999         1998
                                                            (CHF in millions)
-------------------------------------------------------------------------------------------
OPERATING INCOME:
Individual clients...........................                            4,553        4,785
Corporate clients............................                            1,855        1,728
Risk transformation and capital management...                              330           --
Operations...................................                              313          448
Other........................................                              142           64
                                                                       -------      -------
  Total operating income before credit loss
     expense.................................    3,803        3,599      7,193        7,025
Credit loss expense..........................      412          554      1,050        1,170
                                               -------      -------    -------      -------
  Operating income...........................    3,391        3,045      6,143        5,855
                                               -------      -------    -------      -------

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
                                                            FOR THE                 FOR THE
                                                   SIX MONTHS ENDED              YEAR ENDED
                                                         30 JUNE(1)          31 DECEMBER(2)
                                                2000        1999(2)     1999         1998
                                                            (CHF in millions)
-------------------------------------------------------------------------------------------
OPERATING EXPENSES:
Personnel, general and administrative
  expenses...................................    2,154        2,224      4,486        4,263
Depreciation and amortization................      219          200        386          684
                                               -------      -------    -------      -------
  Operating expenses.........................    2,373        2,424      4,872        4,947
                                               -------      -------    -------      -------
     Operating profit before tax.............    1,018          621      1,271          908
                                               -------      -------    -------      -------
(at period end)
Assets under management (CHF in billions)....      439          443        439          434
                                               -------      -------    -------      -------
     Total loans.............................  162,752      167,004    164,743      164,840
                                               =======      =======    =======      =======

------------
(1) Income by business area is only reported at year end.

(2) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income before credit loss expense increased CHF 204 million, or 5.7%, from CHF 3,599 million in the first half of 1999 to CHF 3,803 million in the first half of 2000. This improvement was primarily due to increased brokerage revenues in the strong market conditions, particularly in the first quarter of 2000. Private and Corporate Clients' results are dependent on interest-related businesses, which contribute almost 60% of operating income.

Private and Corporate Clients' credit loss expense decreased CHF 142 million, or 26%, from CHF 554 million in the first half of 1999 to CHF 412 million in the second half of 2000 as a result of improved asset quality and increased collateral values.

Personnel, general and administrative expenses decreased CHF 70 million, or 3.1%, from CHF 2,224 million in the first half of 1999 to CHF 2,154 million in the first half of 2000. This decrease was due primarily to continued reduction in personnel expense, in line with headcount reductions as a result of the 1998 merger. General and administrative expenses increased by 1%, or CHF 6 million, from CHF 501 million in the first half of 1999 to CHF 507 million in the first half of 2000, while personnel expenses fell 4% or CHF 76 million to CHF 1,647 million in the first half of 2000.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income before credit loss expense increased CHF 168 million, or 2.4%, from CHF 7,025 million in 1998 to CHF 7,193 million in 1999. This improvement was primarily due to higher margins on interest-related business, such as mortgages, as well as the first full-year impact of the amalgamation and repricing of products from the two former banks. In conjunction with the creation of the Risk Transformation and Capital Management business area in October 1999, the business areas within Private and Corporate Clients were realigned in 1999. These realignments and the resulting effects on 1999 operating income were as follows:

- The Business Client segment was transferred from Individual Clients to Corporate Clients resulting in a decrease in operating income from Individual Clients from 1998 to 1999.

- Operating income from Corporate Clients increased from 1998 to 1999 primarily due to the transfer in of the Business Client segment, the transfer in of the Swiss Global Trade Finance business from UBS Warburg and improving interest margins. The transfer out of the Recovery portfolio to Risk Transformation and Capital Management partially offset these increases.

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                                                                              75
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UBS
--------------------------------------------------------------------------------

- Operating income from Operations decreased compared to 1998. This was the net effect of the transfer of emerging market bank activities from UBS Warburg into UBS Private and Corporate Clients and the transfer of industrialized bank activities to UBS Warburg during 1999.

UBS's credit loss expense decreased CHF 120 million, or 10.3%, from CHF 1,170 million in 1998 to CHF 1,050 million in 1999 as a result of the accelerated reduction of impaired positions and the movement to higher quality businesses. This was partially offset by increased loss expectations primarily resulting from the transfer of the remainder of the Swiss Global Trade Finance business from UBS Warburg during 1999.

Personnel, general and administrative expenses increased CHF 223 million, or 5.2%, from CHF 4,263 million in 1998 to CHF 4,486 million in 1999. This increase was due primarily to merger related IT integration work, work relating to the Year 2000 transition and the costs associated with the shift of the Swiss Trade Finance business from UBS Warburg. This business, with approximately 400 professionals, was transferred from UBS Warburg in early 1999. These increases were partially offset by cost savings resulting from the closure of redundant branches.

Depreciation and amortization expense decreased CHF 298 million, or 43.6%, from CHF 684 million in 1998 to CHF 386 million in 1999, primarily due to reduced assets employed subsequent to the merger.

Private Banking. The following table sets forth the results of Private Banking for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                             FOR THE SIX        FOR THE YEAR
                                                            MONTHS ENDED               ENDED
                                                                 30 JUNE      31 DECEMBER(1)
                                                    2000         1999(1)      1999      1998
                                                              (CHF in millions)
--------------------------------------------------------------------------------------------
OPERATING INCOME:
Operating income before credit loss expense.....   3,471        2,728        5,568     6,933
Credit loss expense.............................      11            6           21        16
                                                  ------       ------       ------    ------
  Operating income..............................   3,460        2,722        5,547     6,917
                                                  ------       ------       ------    ------
OPERATING EXPENSES:
Personnel, general and administrative
  expenses......................................   1,425        1,147        2,513     2,411
Depreciation and amortization...................      55           38           97        91
                                                  ------       ------       ------    ------
  Operating expenses............................   1,480        1,185        2,610     2,502
                                                  ------       ------       ------    ------
     Operating profit before tax................   1,980        1,537        2,937     4,415
                                                  ======       ======       ======    ======
(at period end)
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
Advisory........................................     533          470          501       437
Discretionary...................................     150          160          170       142
                                                  ------       ------       ------    ------
  Total.........................................     683          630          671       579
                                                  ======       ======       ======    ======

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income before credit loss expense increased CHF 743 million, or 27.2%, from CHF 2,728 million in the first half of 1999 to CHF 3,471 million in the first half of 2000. This increase principally reflected higher transaction-based revenues due to higher levels of client transaction activity and asset growth since 30 June 1999.

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Assets under management increased CHF 53.0 billion, or 8.4%, from 30 June 1999 to 30 June 2000, with most of the increase due to positive performance trends, partially offset by a net decline of CHF 3 billion in new money.

Operating expenses increased 24.8%, or CHF 295 million, to CHF 1,480 million from the first half of 1999 to the first half of 2000, mainly due to increased general and administrative expense.

Personnel, general and administrative expenses increased CHF 278 million, or 24.2%, from CHF 1,147 million in the first half of 1999 to CHF 1,425 million in the first half of 2000. Personnel costs increased 16.5%, or CHF 109 million, to CHF 769 million in the first half of 2000, due to increased performance-related compensation in line with strong first half 2000 results and an increase in headcount. Headcount went up by 750 from 6,697 at 30 June 1999 to 7,447 at 30 June 2000 as Private Banking expanded its front line staff and strengthened its logistics. General and administrative expenses increased 34.7%, or CHF 169 million, from the first half of 1999 to the first half of 2000 due to increases in IT and marketing expenses and higher intra-Group cost recoveries, driven by higher transaction levels.

Goodwill amortization increased CHF 9 million, or 112.5%, to CHF 17 million in the first half of 2000 as a result of the acquisition of Bank of America's international private banking business, which took place in the second quarter of 1999. Depreciation increased CHF 8 million, or 26.6%, from CHF 30 million in the first half of 1999 to CHF 38 million in the first half of 2000.

Year to 31 December 1999 Compared to Year to 31 December 1998. In March 1999, UBS acquired Bank of America's international private banking operations in Europe and Asia, thereby increasing the assets under management in UBS Private Banking by approximately CHF 5 billion as of 31 December 1999. The remainder of the increase was principally performance related.

Operating income before credit loss expense decreased CHF 1,365 million, or 19.7%, from CHF 6,933 million in 1998 to CHF 5,568 million in 1999. This significant decrease principally reflected lower transaction-based revenues due to lower levels of client transaction activity. CHF 1,058 million gains from the divestitures of BSI and Adler, as well as CHF 268 million of operating income relating to BSI's operations, are included in operating income for 1998 and did not recur in 1999. Excluding the disposal related income, operating income from UBS Private Banking increased 2.3% from 1998 to 1999.

Notwithstanding the decrease in operating income, assets under management increased during 1999 by CHF 92 billion, or 15.9%. Strong markets, especially in Europe, the United States and in the technology sector, as well as the stronger U.S. dollar, led to a performance increase of CHF 80 billion for 1999. In addition, the acquisition of the international private banking operations of Bank of America accounted for an additional CHF 5 billion while interdivisional transfers resulted in another CHF 6 billion. This increase was partially offset, however, by decreased volumes from existing clients during the second half of 1999.

Operating expenses, adjusting for CHF 125 million in divestiture-related operating expenses, increased 4.3%, or CHF 108 million, to CHF 2,610 million in 1999, to a large extent as a result of UBS's expansion in the front-line staff as well as infrastructure related investments.

Personnel, general and administrative expenses increased CHF 102 million, or 4.2%, from CHF 2,411 million in 1998 to CHF 2,513 million in 1999. Personnel costs increased 9.7%, or CHF 118 million, to CHF 1,328 million, in 1999 due to an increase in headcount of 710 from 6,546 at 31 December 1998 to 7,256 at 31 December 1999. Headcount growth resulted from the acquisition in 1999 of Bank of America's international private banking operations, enhancement of UBS's logistics capabilities and support for the introduction of new portfolio monitoring and advisory capabilities. Operating expenses in 1998 also included CHF 125 million related to BSI that did not occur in 1999.

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As a result of the acquisition of the international private banking operations of Bank of America, goodwill amortization increased by CHF 21 million in 1999. Depreciation decreased CHF 15 million, or 16.5%, from CHF 91 million in 1998 to CHF 76 million in 1999.

UBS Asset Management.

Institutional Asset Management. The following table sets forth the results of Institutional Asset Management for the half years ended 30 June 2000 and 30 June 1999 and the years ended 31 December 1999 and 1998.

                                                               FOR THE SIX        FOR THE YEAR
                                                              MONTHS ENDED               ENDED
                                                                   30 JUNE      31 DECEMBER(1)
                                                          2000     1999(1)     1999      1998
                                                                   (CHF in millions)
----------------------------------------------------------------------------------------------
OPERATING INCOME........................................  638        542       1,099     1,163
OPERATING EXPENSES:
Personnel, general and administrative expenses..........  402        331         636       619
Depreciation and amortization...........................   98         63         138       107
                                                          ---        ---       -----     -----
  Operating expenses....................................  500        394         774       726
                                                          ---        ---       -----     -----
     Operating profit before tax........................  138        148         325       437
                                                          ===        ===       =====     =====
(at period end)
Assets under management (CHF in billions):..............  525        563         574       531

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Assets under management decreased 6.7% or CHF 38 billion, from CHF 563 billion at 30 June 1999 to CHF 525 billion at 30 June 2000, with increases in non-institutional assets under management more than offset by losses in institutional assets under management. Non-institutional assets under management increased primarily because of market performance, while institutional assets under management declined mainly due to client losses, as a result of performance issues in equity related mandates, offset by the effect of currency movements and the acquisition of Allegis Realty Investors LLC in December 1999.

Operating income increased CHF 96 million, or 17.5%, from CHF 542 million in the first half of 1999 to CHF 638 million in the first half of 2000. Despite the decrease in assets under management, operating income increased as a result of the acquisition of Allegis, the addition of the O'Connor alternative asset management business formed in June 2000 and positive currency movements, partially offset by lost revenue from client losses.

Personnel, general and administrative expenses increased CHF 71 million, or 21.5%, from CHF 331 million in the first half of 1999 to CHF 402 million in the first half of 2000. Headcount increased 13.6% from 1,507 as of 30 June 1999 to 1,712 as of 30 June 2000, primarily as a result of the acquisition of Allegis in December 1999 and the creation of the O'Connor business in June 2000. Personnel expenses increased 18.7% from CHF 252 million in the first half of 1999 to CHF 299 million in the first half of 2000 due to the acquisition of Allegis, the addition of the O'Connor business and currency movements. General and administrative expenses increased 30.4% to CHF 103 million in the period as a result of the acquisition of Allegis and currency movements.

Depreciation and amortization expense increased CHF 35 million, or 56%, from CHF 63 million in the first half of 1999 to CHF 98 million in the first half of 2000, reflecting the acquisition of Allegis.

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Year to 31 December 1999 Compared to Year to 31 December 1998.  Operating income decreased CHF 64 million, or 5.5%, from CHF 1,163 million in 1998 to CHF 1,099 million in 1999. Assets under management increased 8.1%, or CHF 43 billion, to CHF 574 billion at 31 December 1999, with increases in both institutional and non-institutional categories year-on-year. Despite the 4.4% increase in institutional assets under management, which primarily resulted from investment performance, the acquisition of Allegis and growth in private client mandates, institutional revenues decreased. This decrease from CHF 968 million in 1998 to CHF 903 million in 1999 reflects a slight decline in average institutional assets under management from 1998 to 1999, as gains from performance and currency were offset by loss of clients and performance issues in certain mandate types. Non-institutional assets increased by 16% during 1999; however, non-institutional revenues declined slightly to CHF 193 million as a result of new interdivisional fee arrangements with UBS Private Banking.

Personnel, general and administrative expenses increased CHF 17 million, or 2.7%, from CHF 619 million in 1998 to CHF 636 million in 1999. Headcount increased from 1,497 as of 31 December 1998 to 1,653 as of 31 December 1999, primarily as a result of the acquisition of Allegis in December 1999. Personnel expenses decreased slightly from CHF 465 million in 1998 to CHF 458 million in 1999 reflecting decreased incentive compensation. General and administrative expenses increased 15.6% to CHF 178 million in 1999 as a result of revisions in cost-sharing arrangements between Institutional Asset Management and other divisions of UBS.

Depreciation and amortization expense increased CHF 31 million, or 29%, from CHF 107 million in 1998 to CHF 138 million in 1999, reflecting increased goodwill amortization related to the buy-out of UBS's joint venture with the Long-Term Credit Bank of Japan.

Investment Funds/GAM. The following table sets forth the results of Investment Funds/GAM for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                      FOR THE             FOR THE
                                                             SIX MONTHS ENDED          YEAR ENDED
                                                                      30 JUNE      31 DECEMBER(1)
                                                             2000     1999(1)     1999      1998
                                                                      (CHF in millions)
-------------------------------------------------------------------------------------------------
OPERATING INCOME...........................................  334        102        270       195
OPERATING EXPENSES:
Personnel, general and administrative expenses.............  215         75        151       124
Depreciation and amortization..............................   55          3          7         6
                                                             ---        ---        ---       ---
  Operating expenses.......................................  270         78        158       130
                                                             ---        ---        ---       ---
  Operating profit before tax..............................   64         24        112        65
                                                             ===        ===        ===       ===
(at period end)
Assets under management (CHF in billions)..................  225        190        225       175

------------
(1)  Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Assets under management increased 18.4%, or CHF 35 billion, from CHF 190 billion at 30 June 1999 to CHF 225 billion at 30 June 2000, as a result of the acquisition of GAM, which had CHF 24 billion assets under management at 31 December 1999, and positive market performance.

Operating income increased CHF 232 million, or 227.5%, from CHF 102 million in the first half of 1999 to CHF 334 million in the first half of 2000. This was a result of the GAM acquisition and increases in Investment Fund fees from higher asset levels.

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--------------------------------------------------------------------------------

Personnel, general and administrative expenses increased CHF 140 million, or 187%, from CHF 75 million in the first half of 1999 to CHF 215 million in the first half of 2000. Headcount increased 165% from 392 as of 30 June 1999 to 1,038 as of 30 June 2000, primarily as a result of the acquisition of GAM and an increase of about 100 people to support increased marketing and distribution initiatives in Investment Funds. Personnel expenses increased 321% from CHF 29 million in the first half of 1999 to CHF 122 million in the first half of 2000 due to the acquisition of GAM. General and administrative expenses increased 102.2% from 30 June 1999 to CHF 93 million at 30 June 2000 as a result of the acquisition of GAM and marketing and distribution initiatives in Investment Funds.

Depreciation and amortization expense increased CHF 52 million, or 1,733% from CHF 3 million in the first half of 1999 to CHF 55 million in the first half of 2000, reflecting goodwill amortization following the acquisition of GAM.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income increased CHF 75 million, or 38.5%, from CHF 195 million in 1998 to CHF 270 million in 1999. This was principally due to higher Investment Funds assets and the transfer from Private Banking of some client responsibility and related income. The acquisition of GAM did not impact income or expenses in 1999.

Assets under management increased 28.1%, or CHF 50 billion, to CHF 225 billion at 31 December 1999. CHF 24 billion of this increase was due to the acquisition of GAM in December 1999. The remainder was mainly due to positive investment performance.

Personnel, general and administrative expenses increased CHF 27 million, or 21.7%, from CHF 124 million in 1998 to CHF 151 million in 1999. Headcount increased from 366 as of 31 December 1998 to 923 as of 31 December 1999, primarily as a result of the acquisition of GAM in December 1999. Excluding GAM, headcount increased by 69, as a result of efforts to build the Investment Funds business, including the launching of new funds and expansion of distribution efforts. Personnel expenses increased 16% from CHF 50 million in 1998 to CHF 58 million in 1999 in line with the increase in headcount. General and administrative expenses increased 25.7% to CHF 93 million in 1999 reflecting increased investment in international distribution and the costs of launching new funds, offset by synergies from the 1998 merger, including reduced fees for market data systems and the combination of fund valuation and management systems.

Depreciation and amortization expense increased CHF 1 million, or 16.7%, from CHF 6 million in 1998 to CHF 7 million in 1999, as a result of changes in the holding structure of some of the business unit's real estate funds.

UBS Warburg.

Corporate and Institutional Clients. The Corporate Finance business area within Corporate and Institutional Clients provides both advisory services and financing services. The financing services include both equity and fixed-income offerings undertaken in cooperation with the Equity Capital Markets, Debt Capital Markets and Leveraged Finance groups. Accordingly, a portion of operating income associated with these equity and fixed-income financing services is allocated to Corporate Finance and the remaining operating income is allocated to the Equities business area or Fixed Income business area as appropriate.

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The following table sets forth the results of Corporate and Institutional
Clients for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                 FOR THE                FOR THE
                                                        SIX MONTHS ENDED             YEAR ENDED
                                                                 30 JUNE         31 DECEMBER(1)
                                                    2000      1999(1)(2)     1999         1998
                                                                (CHF in millions)
-----------------------------------------------------------------------------------------------
OPERATING INCOME:
Equities.........................................                            5,724        3,253
Fixed Income.....................................                            2,464         (267)
Corporate Finance................................                            2,054        1,665
Treasury Products................................                            1,805        2,351
Non-Core Business................................                              682          (96)
                                                                            ------       ------
Total operating income before credit loss
  expense........................................   9,909        6,966      12,729        6,906
Credit loss expense..............................     113          171         330          500
                                                   ------       ------      ------       ------
  Operating income...............................   9,796        6,795      12,399        6,406
                                                   ------       ------      ------       ------
OPERATING EXPENSES:
Personnel, general and administrative............   6,601        4,972       9,290        6,816
Depreciation and amortization....................     330          393         763          692
                                                   ------       ------      ------       ------
  Operating expenses.............................   6,931        5,365      10,053        7,508
                                                   ------       ------      ------       ------
     Operating profit (loss) before tax..........   2,865        1,430       2,346       (1,102)
                                                   ======       ======      ======       ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.
(2) Income by business area is only reported at year end.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income increased CHF 3,001 million, or 44.2% from CHF 6,795 million in the first half of 1999 to CHF 9,796 million in the first half of 2000. Corporate Finance revenues increased in the first half of 2000 with a strong performance in mergers and acquisitions, and both Equities and Fixed Income produced record revenues reflecting active markets and record levels of client commissions, offset by slightly weaker performances by Treasury Products.

Credit loss expense decreased CHF 58 million, or 33.9%, from CHF 171 million in the first half of 1999 to CHF 113 million in the first half of 2000. This reflected a decrease in expected credit losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999.

Personnel, general and administrative expenses increased CHF 1,629 million, or 32.8%, from CHF 4,972 million in the first half of 1999 to CHF 6,601 million in the first half of 2000. Despite a slight reduction in headcount of 418 from 13,148 at 30 June 1999 to 12,730 at 30 June 2000, personnel expenses increased CHF 1,464 million, or 37.6%, to CHF 5,362 in the first half of 2000, due primarily to performance-related compensation tied directly to the strong results for the half. General and administrative expenses increased by CHF 165 million, or 15.4%, from the first half of 1999 to the first half of 2000, mainly driven by increased investments in e-commerce and technology.

Depreciation and amortization decreased CHF 63 million, or 16%, from CHF 393 million in the first half of 1999 to CHF 330 million in the first half of 2000, as the depreciation impact of 1998 merger-related IT and premises projects diminished.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

Year to 31 December 1999 Compared to Year to 31 December 1998. In October and November 1998, UBS's Board of Directors mandated and undertook a review of UBS's risk profile and risk management as well as UBS's control processes and procedures. The review placed particular emphasis on the Fixed Income business area, which had experienced losses on credit exposures in certain emerging market assets. Each of the business areas selected for review was assessed as to whether it supported the UBS and UBS Warburg franchises and, if so, whether the expected return as compared to the estimated risk justified a continuation of the business. Corporate and Institutional Clients used the review to define its core and non-core business areas, and decided to wind down over time the identified non-core businesses.

The businesses identified as non-core in late 1998 were:

     -  Lease Finance;

     -  Commodities Trading (energy, base metals, electricity);

     -  Non-structured Asset-Backed Finance;

     -  Distressed Debt Trading;

     - Global Trade Finance, with the exception of the Swiss corporate business;

     -  Conduit Finance;

     - Non-core loans -- loans and commitments that are not part of UBS's tradeable asset portfolio, that are not issued in conjunction with UBS's Leveraged Finance business or that are credit exposures UBS wishes to reduce; and

     -  Project Finance.

The identified non-core businesses are being wound down over time and will be disposed of as appropriate. While UBS considers all of its non-core businesses to be held for sale (including those listed above), none of these businesses constitutes a segment to be treated as a discontinued operation, as defined by U.S. GAAP. Businesses designated as non-core businesses remain consolidated for purposes of both IAS and U.S. GAAP unless and until such businesses are actually sold or otherwise disposed of. Most of UBS's international Global Trade Finance business was sold during the first quarter of 1999 and its Conduit Finance business was sold during the third quarter of 1999. UBS's non-core loan portfolio decreased approximately CHF 65 billion, or 61.3%, from approximately CHF 106 billion as of 31 December 1998 to CHF 41 billion as of 31 December 1999.

Negotiations for the sale of the Project Finance portfolio and residual Global Trade Finance positions were completed in December 1999 for proceeds approximating their carrying values. As a result, no material losses were realized. Certain aspects of UBS's Global Equities Derivatives portfolio previously identified at the time of the 1998 merger as inconsistent with UBS's risk profile were also designated as a non-core business during late 1998 in order to segregate this activity from the rest of its Equities business. UBS accrued CHF 154 million as a restructuring reserve for this portion of the portfolio.

In 1999, Corporate and Institutional Clients' operating income before credit loss expense from core businesses amounted to CHF 12,047 million and its operating income before credit loss expense from non-core businesses was CHF 682 million.

Operating income from Equities increased CHF 2,471 million, or 76%, from CHF 3,253 million in 1998 to CHF 5,724 million in 1999. This increase was primarily due to continued strong growth throughout 1999 compared to weaker results and losses in 1998 that did not recur. Equities performed well during the six months ended 30 June 1998, but experienced a more difficult trading environment in the second half of 1998 as a result of higher volatility levels in equity markets. In 1999, Equities

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

performed strongly in all major markets. Continuing strong secondary cash and derivatives business with institutional and corporate clients contributed significantly to the positive results.

Operating income from Fixed Income increased CHF 2,731 million from CHF (267) million in 1998 to CHF 2,464 million in 1999. The improvement in Fixed Income largely reflected particularly strong performance in swaps and options and investment grade corporate debt products during 1999. Strong client flows drove both investor and issuer activities, resulting in increased revenues. Weaker than expected results in Fixed Income in 1998 were due primarily to significant losses in the Group's emerging market portfolio, which were largely attributable to Corporate and Institutional Clients and a write-down of CHF 790 million in the division's LTCM trading position.

Operating income from Corporate Finance increased CHF 389 million, or 23.4%, from CHF 1,665 million in 1998 to CHF 2,054 million in 1999. Strong performance in mergers and acquisitions, resulting in higher advisory fees, and contributions from UBS's Equity and Debt Capital Markets Groups were the primary drivers of the increase.

Operating income from Treasury Products decreased CHF 546 million, or 23.2%, from CHF 2,351 million in 1998 to CHF 1,805 million in 1999. Foreign exchange trading, while continuing to be profitable, was adversely affected by diminished volumes in key markets in 1999. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in the global markets. Corporate and Institutional Clients' precious metals business was adversely impacted by the dramatic volatility in the gold market in the fourth quarter of 1999.

Operating income from the non-core business as identified above increased CHF 778 million from CHF (96) million in 1998 to CHF 682 million in 1999. In 1998, Equities recognized losses of CHF 762 million from the Global Equity Derivatives portfolio as compared to 1999, during which this portfolio generated CHF 74 million in positive revenues. The losses recognized in 1998 were partially offset by CHF 498 million in revenues generated by Global Trade Finance. In addition, during 1999 the Global Trade Finance business was sold for a CHF 200 gain after generating approximately CHF 160 million in revenues in 1999.

Credit loss expense decreased CHF 170 million, or 34.0%, from CHF 500 million in 1998 to CHF 330 million in 1999. This reflected a decrease in expected credit losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999. See "--UBS Switzerland--Private and Corporate Clients" for a discussion of the impact of the transfer of UBS's Swiss Global Trade Finance business to Private and Corporate Clients. The non-core loan portfolio will continue to be wound-down.

Personnel, general and administrative expenses increased CHF 2,474 million, or 36.3%, from CHF 6,816 million in 1998 to CHF 9,290 million in 1999. Despite a reduction in headcount of 1,100, or 8%, from 13,794 at 31 December 1998 to 12,694 at 31 December 1999, personnel expenses increased CHF 2,528 million, or 58.3%, to CHF 6,861 million in 1999, due primarily to performance-related compensation tied directly to the strong divisional results for the year. In addition, in 1998, CHF 1,007 million of accrued payments to personnel was charged against the restructuring reserve. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the third quarter of 1998, this shortfall had materialized, and the CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve as planned. The shortfall in profits noted above was aggravated by losses associated with LTCM and the Global Equity Derivatives portfolio. After adjusting 1998 for the

--------------------------------------------------------------------------------
                                                                              83
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UBS
--------------------------------------------------------------------------------

amount charged to the restructuring reserve, personnel expenses in 1999 increased 28.5% against the comparative prior period.

General and administrative expenses remained relatively flat from 1998 to 1999.

Depreciation and amortization increased CHF 71 million, or 10.3%, from CHF 692 million in 1998 to CHF 763 million in 1999, primarily reflecting accelerated amortization of the goodwill on a Latin American subsidiary.

UBS Capital. The following table sets forth the results of UBS Capital for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                               FOR THE           FOR THE
                                                      SIX MONTHS ENDED        YEAR ENDED
                                                               30 JUNE    31 DECEMBER(1)
                                                      2000     1999(1)    1999      1998
                                                              (CHF in millions)
----------------------------------------------------------------------------------------
OPERATING INCOME....................................  151        120      315       585
OPERATING EXPENSES:
Personnel, general and administrative...............   76         60      151       156
Depreciation and amortization.......................    4          3        7         1
                                                      ---        ---      ---       ---
Operating expenses..................................   80         63      158       157
                                                      ---        ---      ---       ---
Operating profit before tax.........................   71         57      157       428
                                                      ===        ===      ===       ===

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income increased CHF 31 million, or 25.8% from CHF 120 million in the first half of 1999 to CHF 151 million in the first half of 2000. This reflects an increase in realized gains resulting from an increased number of sales of investments in the first half of 2000 as compared to 1999, partially offset by write-downs of the value of some under-performing companies in the portfolio.

Personnel, general and administrative expenses increased by CHF 16 million, or 26.7%, from CHF 60 million in the first half of 1999 to CHF 76 million in the first half of 2000. This was mainly driven by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses increase when divestments occur.

UBS Capital made approximately CHF 0.8 billion of new investments and add-ons between 31 December 1999 and 30 June 2000, compared to CHF 0.6 billion in the equivalent period in 1999. UBS Capital is gradually increasing its annual investment rate, as demonstrated by the higher investment rate in the first half of 2000 as compared to the first half of 1999. UBS Capital has a target portfolio book value of approximately CHF 5 billion from its own investments and CHF 5 billion from third-party funds.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income decreased CHF 270 million, or 46.2%, from CHF 585 million in 1998 to CHF 315 million in 1999. This reflects a decrease in realized gains resulting from a reduced number of sales of investments in 1999 as compared to 1998. In 1999, operating income included CHF 13 million of management fees paid by funds that UBS manages and sponsors.

Personnel, general and administrative expenses decreased slightly by CHF 5 million, or 3.2%, from CHF 156 million in 1998 to CHF 151 million in 1999. These expenses remained stable despite the business unit's expansion into new regions and sectors, the recruitment of new professionals, the high level of investment activity during 1999 and the associated investment costs. As part of the

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

restructuring related to the 1998 merger, one team from UBS Capital moved to another business unit effective 1 January 1999. This resulted in a lower headcount during most of 1999 when compared to 1998, and therefore personnel costs decreased 13.2% from CHF 121 million in 1998 to CHF 105 million in 1999. General and administrative expenses increased CHF 11 million, or 31.4%, to CHF 46 million in 1999 mainly due to deal-related expenses.

UBS Capital made approximately CHF 1.4 billion of new investments and add-ons during 1999.

Private Clients. The following table sets forth the results of Private Clients for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                  FOR THE
                                                                SIX MONTHS          FOR THE
                                                                   ENDED           YEAR ENDED
                                                                  30 JUNE        31 DECEMBER(1)
                                                              2000    1999(1)    1999     1998
                                                                      (CHF in millions)
-----------------------------------------------------------------------------------------------
OPERATING INCOME............................................   133       93       194      190
OPERATING EXPENSES:
Personnel, general and administrative.......................   365      216       481      294
Depreciation and amortization...............................    14       18        40       29
                                                              ----     ----      ----     ----
  Operating expenses........................................   379      234       521      323
                                                              ----     ----      ----     ----
     Operating loss before tax..............................  (246)    (141)     (327)    (133)
                                                              ====     ====      ====     ====
(at period end)
Assets under management (CHF in billions)...................    37       29        36       27

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 compared to Half Year to 30 June 1999. Operating income increased CHF 40 million, or 43%, from CHF 93 million in the first half of 1999 to CHF 133 million in the first half of 2000. Revenues have increased as assets under management have grown and a wider range of products and services has been offered to clients. With the exception of its business activities in Germany and Australia, UBS Warburg's Private Clients business is in the relatively early stages of development and its client relationships have not yet delivered their full revenue potential. Private Clients opened new offices in Rome, Madrid, Barcelona and Marbella in January 1999 and in Stuttgart and Paris in June 1999.

Assets under management increased by CHF 8 billion, or 27.6%, from 30 June 1999 to 30 June 2000, driven primarily by market performance.

Operating expenses increased 62%, or CHF 145 million, from CHF 234 million in the first half of 1999 to CHF 379 million in the first half of 2000, mainly due to the expansion of Private Clients' offices during the year. This included a restructuring charge of CHF 93 million taken as a result of scaling back operations in certain markets, subsequent to integration of Private Clients into UBS Warburg in February 2000. CHF 60 million of the charge relates to personnel costs, the remainder to general and administrative expenses.

Personnel, general and administrative expenses increased CHF 149 million, or 69.0%, from CHF 216 million in the first half of 1999 to CHF 365 million in the first half of 2000. Personnel costs increased 86.6%, or CHF 116 million, to CHF 250 million in the first half of 2000, versus the first half of 1999, including the restructuring charge of CHF 60 million as explained above. Excluding this restructuring charge, personnel expenses increased 41.8% in line with increases in headcount, and bonus accruals increased in line with improved revenue performance. General and administrative

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

expenses increased CHF 33 million, or 40%, from the first half of 1999 to the first half of 2000, due to the restructuring provision explained above. Excluding this provision, general and administrative expenses were unchanged, reflecting continued close management of non-personnel costs in the context of a growing business.

Year to 31 December 1999 Compared to Year to 31 December 1998. Results for the year ended 31 December 1998 are driven by a business consisting primarily of the private banking operations of Schroder Munchmeyer Hengst, a German private bank acquired by the former Union Bank of Switzerland in August 1997, domestic private banking activities in Australia, and limited onshore private banking activities conducted in the United States and Italy, established by the former Union Bank of Switzerland.

Operating income increased CHF 4 million, or 2%, from CHF 190 million in 1998 to CHF 194 million in 1999.

Assets under management increased during 1999 by CHF 9 billion, or 33%.

Operating expenses increased 61%, or CHF 198 million, to CHF 521 million in 1999, as a result of expansion in front-line and support staff, office locations, and infrastructure related investments.

Personnel, general and administrative expenses increased CHF 187 million, or 64%, from CHF 294 million in 1998 to CHF 481 million in 1999. Personnel costs increased 57%, or CHF 107 million, to CHF 294 million in 1999 due to an increase in headcount of 664, or 92%, from 722 at 31 December 1998 to 1,386 at 31 December 1999. General and administrative expenses increased CHF 80 million, or 75%, from 1998 to CHF 187 million in 1999, due to increases in information technology, property and other infrastructure costs to support the new offices and increased headcount.

e-services. UBS Group established the e-services project in the third quarter of 1999.

The following table sets forth the results of e-services for the half year ended 30 June 2000 and the year ended 31 December 1999.

                                                                    FOR THE          FOR THE
                                                                 SIX MONTHS       YEAR ENDED
                                                              ENDED 30 JUNE      31 DECEMBER
                                                                       2000          1999(1)
                                                                    (CHF in millions)
--------------------------------------------------------------------------------------------
OPERATING INCOME............................................              0                0
OPERATING EXPENSES:
Personnel, general and administrative.......................            144               36
Depreciation and amortization...............................             14                3
                                                              -------------      -----------
  Operating expenses........................................            158               39
                                                              -------------      -----------
     Operating loss before tax..............................           (158)             (39)
                                                              =============      ===========

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

e-services has yet to be launched to the public. Accordingly, there have been no revenues.

Operating expenses were CHF 158 million in the first half of 2000, mainly related to the hiring of front-line staff as well as infrastructure-related investments in core technologies. Personnel, general and administrative expenses were CHF 144 million in the first half of 2000 and CHF 36 million in 1999,

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

of which CHF 84 million and CHF 18 million were personnel costs. These expenses are primarily related to

-  the hiring of the management team across a broad range of functions,

- the establishment of the operations infrastructure, including new call centers in Maastricht and Edinburgh,

-  the installation and testing of systems platforms, and

-  the testing of the marketing concept.

Corporate Center. The following table sets forth the results of Corporate Center for the half years ended 30 June 2000 and 1999 and the years ended 31 December 1999 and 1998.

                                                                FOR THE                FOR THE
                                                       SIX MONTHS ENDED             YEAR ENDED
                                                                30 JUNE         31 DECEMBER(1)
                                                       2000        1999       1999        1998
                                                                 (CHF in millions)
----------------------------------------------------------------------------------------------
OPERATING INCOME:
Operating income before credit loss expense.........    33       1,587       2,010         191
Credit loss expense.................................  (621)        (96)       (448)       (745)
                                                      ----       -----       -----      ------
  Operating income..................................   654       1,683       2,458         936
                                                      ----       -----       -----      ------
OPERATING EXPENSES:
Personnel general and administrative expenses.......   668         182         931       1,868
Depreciation and amortization.......................   158         146         416         215
                                                      ----       -----       -----      ------
  Operating expenses................................   826         328       1,347       2,083
                                                      ----       -----       -----      ------
     Operating profit (loss) before tax.............  (172)      1,355       1,111      (1,147)
                                                      ====       =====       =====      ======

---------------
(1) Certain amounts have been restated to conform to the 2000 presentation.

Half Year to 30 June 2000 Compared to Half Year to 30 June 1999. Operating income before credit loss expense decreased CHF 1,554 million from CHF 1,587 million in the first half of 1999 to CHF 33 million in the first half of 2000, primarily due to one-time gains on the divestitures of the stake in Swiss Life/Rentenanstalt of CHF 1,490 million and of Julius Baer registered shares of CHF 110 million included in the first half of 1999. Operating income before credit loss expense included CHF 216 million in the first half of 2000, due to the consolidation of Klinik Hirslanden AG. Other gains and losses attributable to Corporate Center arise from funding, capital and balance sheet management, the management of corporate real estate and the management of foreign currency earnings activities undertaken by Group Treasury.

Credit loss expense in Corporate Center reconciles the difference between management accounting and financial accounting, that is between the adjusted expected losses charged to the divisions and the actual credit loss expense recognized in the Group financial accounts. The Swiss economy has been strong in the first half of 2000 and has led to lower than expected credit losses, and a write back of credit loss provisions of CHF 208 million, resulting in a credit of CHF 621 million in this line.

Personnel, general and administrative expenses increased CHF 486 million, or 267%, from CHF 182 million in the first half of 1999 to CHF 668 million in the first half of 2000.

Personnel costs increased CHF 208 million, or 254%, in the first half of 2000 from CHF 82 million in the first half of 1999 to CHF 290 million in the first half of 2000. This increase is largely attributable to the first-time consolidation of Klinik Hirslanden AG beginning in the second half of 1999.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

General and administrative expenses increased 278%, or CHF 278 million, to CHF 378 million in the first half of 2000 from CHF 100 million in the first half of 1999, primarily as a result of the following items, which were included in general and administrative expenses for the first half of 2000:

- an additional charge of CHF 200 million for the U.S. global settlement of Holocaust-related claims; and

- expenses of Klinik Hirslanden AG as a result of the consolidation of this entity in the first half of 2000, but not in the first half of 1999.

Depreciation and amortization increased CHF 12 million, or 8.2%, from CHF 146 million in the first half of 1999 to CHF 158 million in 1999, principally reflecting the inclusion of Klinik Hirslanden AG in the first half of 2000. The remaining portion of depreciation and amortization includes depreciation of workstations and information technology equipment, goodwill and other intangible assets as well as depreciation of other fixed assets.

Year to 31 December 1999 Compared to Year to 31 December 1998. Operating income before credit loss expense increased CHF 1,819 million, or 952%, from CHF 191 million in 1998 to CHF 2,010 million in 1999, primarily due to the following:

- gains on the divestments of Swiss Life/Rentenanstalt of CHF 1,490 million and of UBS's interest in Julius Baer registered shares of CHF 110 million included in 1999;

- approximately CHF 380 million due to the first time consolidation of Klinik Hirslanden AG included in 1999; and

- negative impact on 1998 operating income due to the loss of CHF 370 million from LTCM.

In addition, revenues attributable to Corporate Center arise from the funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

Personnel, general and administrative expenses decreased CHF 937 million, or 50.2%, from CHF 1,868 million in 1998 to CHF 931 million in 1999.

Personnel costs decreased 56.6% to CHF 92 million in 1999 from CHF 212 million in 1998 primarily as a result of the recognition in 1999 of pre-paid employer pension contributions of CHF 456 million. This represents the difference between previously recorded and actuarially determined pension expenses and was recognized in 1999 after the resolution of certain legal and regulatory issues. Excluding the recognition of this benefit, personnel expenses increased from 1998 to 1999 despite a slight decrease in headcount from 921 in 1998 to 862 in 1999. This increase year-on-year is largely attributable to the first-time consolidation of Klinik Hirslanden AG in 1999.

General and administrative expenses decreased CHF 817 million, or 49.3%, to CHF 839 million in 1999 from CHF 1,656 million in 1998, primarily as a result of a charge for the U.S. global settlement of Holocaust-related claims of CHF 842 million in 1998. In addition, the following items were included in general and administrative expenses for 1999:

- an additional charge of CHF 154 million related to the settlement of Holocaust-related claims in the United States;

- an additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger; and

- expenses of Klinik Hirslanden AG as a result of the first-time consolidation of this entity in 1999.

In addition, total operating expenses in Corporate Center were reduced from 1998 to 1999 mainly due to a further refinement of service level agreements with the business groups.

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--------------------------------------------------------------------------------

Depreciation and amortization increased CHF 201 million, or 93.5%, from CHF 215 million in 1998 to CHF 416 million in 1999, principally as a result of a reclassification of certain items which appeared in general and administrative expenses in 1998.

Divisional Results for Year Ended 31 December 1998 Compared to Year Ended 31 December 1997

Results for the year ended 31 December 1998 compared to year ended 31 December 1997 are shown in terms of the old divisional structure which existed at that time, and without taking account of the accounting changes implemented during 2000.

The principal differences from the current structure were that the UBS Asset Management Investment Funds business unit and the UBS Warburg Private Clients business unit were part of the Private Banking Division, and their results are included within that division. In addition, UBS Warburg's UBS Capital business unit was an autonomous division, and UBS Warburg itself consisted only of what is now the UBS Warburg Corporate and Institutional Clients business unit. The e-services business did not exist in 1998 or 1997.

Private and Corporate Clients. The following table sets forth the results of Private and Corporate Clients for the years ended 31 December 1998 and 1997.

                                                                AS OF YEAR ENDED
                                                                     31 DECEMBER
                                                                 1998    1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Individual clients........................................    4,785
  Corporate clients.........................................    1,728
  Operations................................................      448
  Other.....................................................       64
                                                              -------
          Total operating income............................    7,025      7,005
  Credit loss expense.......................................    1,170      1,092
                                                              -------    -------
          Operating income..................................    5,855      5,913
                                                              -------    -------
OPERATING EXPENSES:
  Personnel, general and administrative expenses............    4,263      4,497
  Depreciation and amortization.............................      684        660
                                                              -------    -------
     Operating expenses.....................................    4,947      5,157
                                                              -------    -------
          Operating profit before tax.......................      908        756
                                                              =======    =======
(at year end)
Assets under management (CHF in billions)...................      434        398
Total loans.................................................  164,840        N/A(2)
                                                              -------    -------

---------------
(1) Prior to the 1998 merger, the businesses were reported under different management reporting structures. A breakdown of 1997 operating income in accordance with UBS's current management reporting structure is, therefore, not possible.

(2)  Total loans are not available for dates prior to the 1998 merger.

Total operating income before credit loss expense increased slightly from CHF 7,005 million in 1997 to CHF 7,025 million in 1998. Included in operating income in 1997 was a CHF 97 million pre-tax gain on the sale of Bank Aufina AG. Included in operating income in 1998 were total gains from the sale of Bank Prokredit AG, a leasing and consumer credit company, of CHF 50 million. The small

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

increase in operating income before credit loss expense from 1997 to 1998 excluding the gains from the divestitures was primarily attributable to improved margins resulting from risk-adjusted pricing.

Private and Corporate Clients' credit loss expenses increased CHF 78 million, or 7.1%, from CHF 1,092 million in 1997 to CHF 1,170 million in 1998, reflecting increased loss expectations.

Personnel, general and administrative expense decreased CHF 234 million, or 5.2%, from CHF 4,497 million in 1997 to CHF 4,263 million in 1998. This decrease primarily reflected reduced costs due to a reduction in headcount from 25,641 in 1997 to 24,043 in 1998 resulting from the sales of Boss Lab SA and Bank Prokredit AG and additional reductions from the closing of redundant branches.

Private Banking. The following table sets forth the results of Private Banking for the years ended 31 December 1998 and 1997.

                                                                         FOR THE
                                                                      YEAR ENDED
                                                                     31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Operating income before credit loss expense...............   7,223      6,215
  Credit loss expense.......................................      26         59
                                                               -----      -----
          Operating income..................................   7,197      6,156
                                                               =====      =====
OPERATING EXPENSES:
  Personnel, general and administrative expenses............   2,735      2,869
  Depreciation and amortization.............................     126        122
                                                               -----      -----
          Operating expenses................................   2,861      2,991
                                                               =====      =====
Operating profit before tax (at period end).................   4,336      3,165
                                                               =====      =====
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
  Advisory..................................................     458        470
  Discretionary.............................................     149        140
                                                               -----      -----
          Total.............................................     607        610
                                                               =====      =====

Operating income increased CHF 1,041 million, or 16.9%, from CHF 6,156 million in 1997 to CHF 7,197 million in 1998. This increase primarily reflected non-recurring gains of CHF 1,058 million realized on the sales of BSI and Adler. Excluding these gains from 1998 operating income, operating income decreased marginally from 1997 to 1998. The decrease primarily reflected adverse market conditions in the second half of 1998. Despite this difficult environment and the occurrence of the 1998 merger on 29 June 1998, Private Banking was able to maintain relatively stable performance, with assets under management decreasing only slightly from CHF 610 billion at 31 December 1997 to CHF 607 billion at 31 December 1998.

Personnel, general and administrative expenses decreased CHF 134 million, or 4.7%, from CHF 2,869 million in 1997 to CHF 2,735 million in 1998. Headcount decreased 2.9% from 7,862 at 31 December 1997 to 7,634 at 31 December 1998. Headcount in Switzerland, along with related personnel costs, decreased primarily from the sales of BSI and Adler. This decrease was partially offset by an increase in headcount outside of Switzerland due to the development of UBS's private banking business outside of Switzerland.

--------------------------------------------------------------------------------
 90

UBS
--------------------------------------------------------------------------------

Depreciation and amortization increased slightly, from CHF 122 million in 1997 to CHF 126 million in 1998.

UBS Asset Management. The following table sets forth the results of UBS Asset Management for the years ended 31 December 1998 and 1997:

                                                                   FOR THE
                                                                  YEAR ENDED
                                                                 31 DECEMBER
                                                               1998        1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME............................................  1,163       1,040
OPERATING EXPENSES:
  Personnel, general and administrative expense.............    608         542
  Depreciation and amortization.............................    107          95
                                                              -----       -----
     Operating expenses.....................................    715         637
                                                              -----       -----
          Operating profit before tax.......................    448         403
                                                              =====       =====
(at period end):
ASSETS UNDER MANAGEMENT (CHF IN BILLIONS):
  Institutional.............................................    360         373
  Non-institutional.........................................    171         131
                                                              -----       -----
          Total.............................................    531         504
                                                              =====       =====

Operating income increased CHF 123 million, or 11.8%, from CHF 1,040 million in 1997 to CHF 1,163 million in 1998, reflecting growth in assets under management from UBS Asset Management's acquisition in Japan and positive market performance. Non-institutional assets under management, including assets from Private Banking, increased CHF 40 billion, or 30.5%, from 1997 to 1998. These positive developments were partially offset by a decline in the U.K. business's operating income and assets under management due to short-term performance issues and a very competitive U.K. marketplace.

Personnel, general and administrative expenses increased CHF 66 million, or 12.2%, from CHF 542 million in 1997 to CHF 608 million in 1998. This increase reflects the expansion in Europe and the acquisition of Long-Term Credit Bank of Japan's asset management business during 1998. Principally as a result of these expansions, headcount increased 9.8% from 1,364 at 31 December 1997 to 1,497 at 31 December 1998.

Depreciation and amortization increased CHF 12 million, or 12.6%, from CHF 95 million in 1997 to CHF 107 million in 1998. This increase reflects an increase in goodwill amortization due to additional goodwill recorded in 1998 upon the payment of the remaining obligation to the previous owners of Brinson Partners.

  UBS Warburg, The following table sets forth the results of UBS Warburg for the years ended 31 December 1998 and 1997:

                                                                     31 DECEMBER
                                                               1998      1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME:
  Equities..................................................   3,334
  Fixed income..............................................    (267)
  Corporate Finance.........................................   1,665

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                                     31 DECEMBER
                                                               1998      1997(1)
                                                              (CHF in millions)
--------------------------------------------------------------------------------
  Treasury Products.........................................   2,351
  Non-core Business.........................................     (96)
                                                              ------
          Total operating income before credit loss
             expense........................................   6,987     10,888
  Credit loss expense.......................................     500        300
                                                              ------     ------
          Operating income..................................   6,487     10,588
                                                              ------     ------
OPERATING EXPENSES:
  Personnel, general and administrative.....................   6,816      8,641
  Depreciation and amortization.............................     692        668
                                                              ------     ------
          Operating expenses................................   7,508      9,309
                                                              ------     ------
            Operating profit (loss) before restructuring
                costs and tax...............................  (1,021)     1,279
                                                              ======     ======

------------
(1) Prior to the 1998 merger, these businesses were reported under different management reporting structures. A breakdown of 1997 operating income in accordance with UBS's current management reporting structure in effect for 1998 was, therefore, not possible.

Total operating income before credit loss expense decreased CHF 3,901 million, or 35.8%, from CHF 10,888 million in 1997 to CHF 6,987 million in 1998, with decreases recognized across all business areas. Equities experienced a difficult trading environment in the second half of 1998 in addition to recognizing net losses on the Global Equity Derivatives portfolio of CHF 762 million, although this was offset somewhat by high commission levels and income from new issues. Fixed Income's operating income decreased from 1997 to 1998 due to the writedown in 1998 of UBS's holdings in LTCM by CHF 790 million and CHF 725 million in emerging markets. This emerging markets loss consisted of CHF 455 million in losses in Russia, CHF 215 million in Latin America and CHF 55 million in Asia and other Eastern European countries. These losses were somewhat offset by strong primary and secondary bond activity.

Corporate Finance exceeded expectations in 1998 resulting from strong mergers and acquisitions activity and improved results from equity and equity-linked issues. In 1997 and 1998, Treasury Products performed well in cash and collateral trading, as well as in foreign exchange.

Credit loss expense increased CHF 200 million, or 66.7%, from CHF 300 million in 1997 to CHF 500 million in 1998. This increase resulted from increased exposures from the start-up of the leveraged finance business in early 1998 and an increase in over-the-counter derivatives exposures due primarily to counterparty and country rating downgrades resulting from the Asian and Russian crises.

Personnel, general and administrative expenses decreased CHF 1,825 million, or 21.1%, from CHF 8,641 million in 1997 to CHF 6,816 million in 1998. This primarily reflected a reduction in personnel related costs resulting from a reduction in headcount by 25.9% from 18,620 at 31 December 1997 to 13,794 at 31 December 1998 as a result of the merger. Merger integration for UBS Warburg in connection with the 1998 merger was substantially completed during 1998. As discussed above, CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998. Adjusting 1998 for this amount, personnel expenses decreased from 1997 by 9.5%.

Depreciation and amortization increased CHF 24 million, or 3.6%, from CHF 668 million in 1997 to CHF 692 million in 1998. This reflected increased goodwill amortization in 1998 due to the acquisition of Dillon Read & Co., Inc. in September 1997 and the accelerated amortization of

--------------------------------------------------------------------------------
 92

UBS
--------------------------------------------------------------------------------

goodwill on Russian and Brazilian subsidiaries of CHF 35 million due to weak market conditions in these countries in 1998.

UBS Capital. The following table sets forth the results of UBS Capital for the years ended 31 December 1998 and 1997:

                                                                     31 DECEMBER
                                                               1998       1997
                                                              (CHF in millions)
--------------------------------------------------------------------------------
OPERATING INCOME............................................     585        492
                                                               -----      -----
OPERATING EXPENSES:
  Personnel, general and administrative expense.............     156        110
  Depreciation and amortization.............................       1          1
                                                               -----      -----
     Operating expenses.....................................     157        111
                                                               -----      -----
       Operating profit before tax..........................     428        381
                                                               =====      =====
(at period end)
Investments (at book value).................................   1,748      1,080

Operating income increased CHF 93 million, or 18.9%, from CHF 492 million in 1997 to CHF 585 million in 1998, reflecting generally favorable conditions in Western markets allowing for the disposals of investments in Switzerland, the United States, and the Benelux and Nordic region. UBS Capital's portfolio in 1998 was, and it continued to be during 1999, primarily focused on the United States and Western Europe with minor exposure to Latin America and Asia. Therefore, the emerging markets crises which took place during 1998 had little impact on the division's performance.

Personnel, general and administrative expenses increased CHF 46 million, or 41.8%, from CHF 110 million in 1997 to CHF 156 million in 1998. Higher performance-related compensation in 1998 than in 1997 primarily resulted from the stronger performance in 1998. Staff losses due to the merger were minimal.

UBS Capital made investments totaling approximately CHF 800 million during 1998 compared to approximately CHF 600 million during 1997, further demonstrating steady growth in its investment rate.

Corporate Center. The following table sets forth the results of Corporate Center for the years ended 31 December 1998 and 1997.

                                                                      31 DECEMBER
                                                                1998        1997
                                                               (CHF in millions)
---------------------------------------------------------------------------------
OPERATING INCOME:
  Operating income before credit loss expense...............      296        518
                                                               ------       ----
  Credit loss expense.......................................     (745)      (173)
                                                               ------       ----
     Operating income.......................................    1,041        691
                                                               ------       ----
OPERATING EXPENSES:
  Personnel, general and administrative expenses............    1,855        215
  Depreciation and amortization.............................      215        216
                                                               ------       ----
     Operating expenses.....................................    2,070        431
                                                               ------       ----
       Operating profit (loss) before restructuring costs
          and tax...........................................   (1,029)       260
                                                               ======       ====

Operating income before credit loss expense from Corporate Center activities decreased CHF 222 million, or 42.9%, from CHF 518 million in 1997 to CHF 296 million in 1998, reflecting a CHF 370

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

million charge resulting from the write-down in 1998 of UBS's investment in LTCM. In addition, revenues attributable to Corporate Center arise from the funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

Personnel, general and administrative expenses increased CHF 1,640 million, or 763%, from CHF 215 million in 1997 to CHF 1,855 million in 1998, primarily resulting from a CHF 842 million provision taken in 1998, for the settlement in the United States of the Holocaust-related litigation, additional provisions for litigation and adjustments to the pricing of interdivisional allocations on the basis of service level agreements.

Depreciation and amortization decreased CHF 1 million, or 0.5%, from CHF 216 million in 1997 to CHF 215 million in 1998. This represented the charge for depreciation on goodwill and intangibles, information technology infrastructure, real estate and other fixed assets.

UBS Financial Targets

UBS focuses on four key financial targets. These targets are to achieve:

- A pre-goodwill return on equity, or "RoE," averaging between 15% and 20%, across periods of varying market conditions.

- Double-digit average annual growth in pre-goodwill earnings per share, across periods of varying market conditions.

- Focus and downward pressure on UBS's cost/income ratio.

- Strong growth in net new money in UBS's private client businesses.

Adjusted for the final provision of CHF 200 million relating to the U.S. global settlement, UBS's annualized pre-goodwill return on equity for the first six months of 2000 was 31.9%. Pre-goodwill earnings per share grew 92% over the first six months of 1999, adjusted for divestments and one-off provisions, reaching UBS's target of double-digit growth. UBS's cost/income ratio is well below that of the first half of 1999. After a positive start to the year, net new money in the private client businesses was slightly negative in the second quarter of 2000, against a more muted market background for asset growth than the first quarter.

--------------------------------------------------------------------------------
 94

UBS
--------------------------------------------------------------------------------

UBS's performance against its performance targets for the six months ended 30 June 2000 and the year ended 31 December 1999 are as follows:

                        UBS PERFORMANCE AGAINST TARGETS

                                                                    FOR THE             FOR THE
                                                           SIX MONTHS ENDED          YEAR ENDED
                                                               30 JUNE 2000    31 DECEMBER 1999
-----------------------------------------------------------------------------------------------
ROE (%, ANNUALIZED)
As reported..............................................              29.5                22.4
Before goodwill amortization and adjusted for significant
  financial events (1, 2)................................              31.9                18.2
BASIC EPS (CHF) (3)
As reported..............................................             10.91               15.20
Before goodwill amortization and adjusted for significant
  financial events (1,2).................................             12.01               12.37
COST/INCOME RATIO (%)
As reported..............................................              70.4                69.9
Before goodwill amortization and adjusted for significant
  financial events (1,2).................................              67.8                73.3
NET NEW MONEY FOR PRIVATE CLIENT BUSINESSES (4)..........                 4                   5

------------
(1) The amortization of goodwill and other purchased intangible assets are excluded from the calculation.

(2) Significant financial events are excluded from the calculation. In 1999, these events included the disposal of the registered shares of Julius Baer, the sale of UBS's 25% stake in Swiss Life/Rentenanstalt, the sale of UBS's international Global Trade Finance business, and the pre-tax gains on Long Term Capital Management, L.P., the one-time credit recognized during the fourth quarter of 1999 in connection with excess pension fund employer prepayments, the additional provisions recognized in 1999 in connection with the U.S. global settlement and the utilization of the restructuring provision relating to the 1998 merger. In the first six months of 2000, these events included the further provision recognized in relation to the U.S. global settlement.

(3) The 1999 figures are restated for the two-for-one stock split relating to the UBS ordinary shares, which became effective on 8 May 2000.

(4) For this purpose, Private Client Businesses consist of the UBS Warburg Private Clients business unit and the UBS Switzerland Private Banking business unit. Excludes interest and dividend income.

THERE CAN BE NO ASSURANCE THAT UBS WILL BE ABLE TO ACHIEVE ITS FINANCIAL TARGETS, AND THESE TARGETS ARE SUBJECT TO CHANGE AT THE DISCRETION OF UBS'S MANAGEMENT. A VARIETY OF FACTORS COULD PREVENT UBS FROM ACHIEVING THESE TARGETS, INCLUDING THE FACTORS REFERRED TO UNDER "CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION."

Liquidity and Capital Resources

Group liquidity and capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. For a detailed discussion of UBS's asset and liability management, see "--Asset and Liability Management" and for a detailed discussion of UBS's liquidity risk management, see "--Asset and Liability Management--Liquidity and Funding Management."

Consolidated Cash Flows. In the half year to 30 June 2000, cash equivalents decreased CHF 13,788 million, principally as a result of operating activities. UBS's net profit of CHF 4,268 million was more than offset by a high net cash outflow for repurchase and reverse repurchase agreements, cash collateral on securities borrowed and lent and for investments in trading positions. Negative cash flow of CHF 2,293 million from investing activities was principally due to the purchase of financial investments. Net cash inflow from financing activities of CHF 14,507 million was principally generated

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

by the issuance of CHF 20,754 million in money market paper and CHF 7,452 million in long-term debt, offset by the repayment of CHF 10,794 million of long-term debt, dividend payments of CHF 2,164 million and treasury share transactions.

UBS generated significant positive cash flow during the year ended 31 December 1999 resulting in a net increase in cash equivalents of CHF 18,599 million. Operating activities provided a net cash flow of CHF 3,338 million during the year ended 31 December 1999. The strong positive results and reduction in UBS's customers' loan exposures at UBS Warburg during the year, offset in part by a net cash outflow from trading-related balances, generated the net positive cash flow from operating activities. Net cash from investing activities included cash outflows due to the purchase of property and equipment and investments in subsidiaries and associates, which were more than offset by positive cash flows generated from the sale of subsidiaries and associates, property and equipment and financial investments. The net cash inflow from financing activities was principally due to the issuance of CHF 13,128 million in money market paper and CHF 12,661 million in long-term debt which was partially offset by the payment of dividends, treasury share transactions, the repayment of CHF 7,801 million in long-term debt and minority interests.

During the year ended 31 December 1998, UBS's net cash outflows from operating and financing activities more than offset its net cash inflow from investing activities resulting in a decrease in UBS's cash equivalents of CHF 8,675 million. The main contributor to the net decrease in cash equivalents was the negative cash flow from financing activities of CHF 12,335 million. This negative cash flow was primarily due to the repayment of long-term debt, the reduction in money market paper outstanding, the payment of dividends and treasury share transactions, partially offset by the issuance of long-term debt. Positive net cash flow from investing activities resulted primarily from the sale and maturity of financial investments.

During the year ended 31 December 1997, UBS's net cash outflows of CHF 35,895 million from operating and investing activities more than offset UBS's net cash inflow from financing activities of CHF 29,015 million resulting in a decrease in cash equivalents of CHF 7,451 million. UBS's operating activities generated negative net cash flow principally due to a net increase in its trading related balances which was only partially offset by strong operating results before the restructuring reserve. Investing activities generated a net cash outflow of CHF 1,671 million during the period primarily due to the purchase of property and equipment and financial investments. Net cash inflow from financing activities resulted principally from the issuance of long-term debt and money market paper.

Capital Resources. Capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. UBS does not have any material commitments for capital expenditures as of 30 June 2000. UBS's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of the divisions as well as the regulatory capital requirements. See "--Asset and Liability Management."

The Bank for International Settlements, or "BIS," is an international organization fostering the cooperation of central banks and international financial institutions. Among other activities, it provides guideline formulas for evaluating capital adequacy.

As the following table shows, UBS's BIS Tier 1 Ratio increased from 9.3% at 31 December 1998 to 10.6% at 31 December 1999 primarily resulting from a significant increase in retained earnings coupled with a reduction in risk weighted assets. The decrease in risk weighted assets is principally a result of reduced positive replacement values, off balance sheet contingent liabilities and the reduction in the size of the international loan book.

--------------------------------------------------------------------------------
 96

UBS
--------------------------------------------------------------------------------

UBS's BIS Tier 1 Ratio has continued to increase, from 10.6% at 31 December 1999 to 12.1% at 30 June 2000. The effect of UBS's share buy back program was more than offset by a significant increase in UBS's retained earnings as well as a further reduction in risk weighted assets.

                                                       PRO
                                                  FORMA(1)
                                                   30 JUNE         30 JUNE           31 DECEMBER
                                                      2000            2000       1999       1998
                                                       (CHF in millions except ratios)
------------------------------------------------------------------------------------------------
BIS Tier 1 Capital..........................     24,982          31,904        28,952     28,220
BIS Tier 1 and Tier 2 Capital...............     35,921          42,173        39,682     40,306

BIS Tier 1 Capital Ratio....................       8.51%           12.1%         10.6%       9.3%
BIS Tier 1 and Tier 2 Capital Ratio.........      12.24%           15.9%         14.5%      13.2%

Balance sheet risk-weighted assets..........    239,359         210,538       214,011    237,042
Off balance sheet and other positions.......     41,718          41,718        48,282     50,659
Market risk positions.......................     12,450          12,450        10,813     16,018
                                                -------         -------       -------    -------
Total BIS risk-weighted assets..............    293,527         264,706       273,106    303,719
                                                =======         =======       =======    =======

------------
(1) Gives effect to the combined pro forma financial position of UBS and PaineWebber.

The ratios measure capital adequacy by comparing UBS's eligible capital with the risk-weighted asset positions, which include balance sheet assets, the net positions in securities not held in the trading portfolio, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk. See Note 33c in UBS's consolidated financial statements for additional information on capital adequacy.

The calculation of capital requirements applicable to UBS under the Swiss Federal Banking Commission's regulations differs in certain respects from the calculation under the BIS guidelines. Most importantly:

- where the BIS currently does not apply risk weightings above 100% to any asset category, the Swiss Federal Banking Commission applies risk weightings of greater than 100% to certain kinds of assets (for example, real estate, bank premises, other fixed assets, equity securities and unconsolidated participations); and

- where the BIS guidelines apply a 20% risk weighting to obligations of OECD banks, the Swiss Federal Banking Commission's regulations apply risk weightings of 25% to 75% (depending upon maturities) to obligations of OECD banks.

As a result of these differences, UBS's risk-adjusted assets are higher, and its ratios of total capital and Tier 1 capital are lower, when calculated pursuant to the Swiss Federal Banking Commission's regulations as compared to the BIS guidelines. However, since the BIS and Swiss Federal Banking Commission first implemented their risk-based capital guidelines and regulations in 1987, UBS and its predecessor banks have always had total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission. For the years ended 31 December 1998 and 31 December 1999 and the six-months ended 30 June 2000, UBS has maintained significant levels of total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission. Although no assurance can be given that UBS will continue to have total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission, UBS does not expect that credit losses, risk-weighted asset growth and similar events will eliminate UBS's excess total capital or Tier 1 capital.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

UBS is committed to maintaining a strong capitalization and rating as a distinguishing characteristic of UBS for both clients and shareholders. On 12 March 1999, UBS introduced a treasury stock buy-back program, which was intended to run for a period of two years. At 31 December 1998, UBS held 8,300,300 shares, as adjusted for the two-for-one stock split that became effective on 8 May 2000, or 2% of its outstanding shares, as treasury stock. As of 31 December 1999, a total of 15,660,220 shares, as adjusted for the two-for-one stock split, or 3.6%, had been acquired as treasury stock. This amount includes 1,053,082 shares that are at the disposal of UBS's Board of Directors. The objective of the buy-back program was to utilize the shares for acquisitions and the employee stock ownership program. UBS has subsequently concluded that this program was too limited for its purposes because of the continuous increase in capital that was projected to arise from on-going retained earnings, the selective reduction in the risk profile and increasing capital efficiency.

For this reason, UBS announced in December 1999 that it would replace the treasury stock buy-back program with a Swiss-specific program targeted at Swiss institutional shareholders, which is the only tax-efficient means that has been identified to achieve cancellation. This is called a "second trading line" program. At UBS's annual shareholders' meeting on 18 April 2000, shareholders approved the repurchase of shares up to a maximum amount of CHF 4 billion, through the second trading line program. The second trading line program was implemented in January 2000 and concluded on 28 June 2000. During this time UBS repurchased 18,421,783 shares, representing 4.3% of its share capital, at an average price of CHF 217.00. The final cancellation of the shares bought back through the second trading line requires shareholders' approval which the board of directors will seek at the annual general meeting scheduled for April 2001.

Balance Sheet. UBS maintains a significant percentage of liquid assets, including collateralized receivables and trading portfolios that can be converted into cash on relatively short notice and with a limited impact on UBS's results in order to meet short-term funding needs. Collateralized receivables include reverse repurchase agreements and cash collateral on securities borrowed which are secured by U.S. government and agency securities, and marketable corporate debt and equity securities and a portion of UBS's loans and due from banks which are secured primarily by real estate. The value of UBS's collateralized receivables and trading portfolio will fluctuate depending on market conditions and client business. The individual components of UBS's total assets may vary significantly from period to period due to changing client needs, economic and market conditions and trading strategies.

Total assets increased CHF 47,419 million, or 5.3%, at 30 June 2000 compared to total assets at 31 December 1999. This was principally a result of an increase in cash collateral on securities borrowed, reverse repurchase and trading portfolio assets, which was partially offset by significant decreases in cash and balances with central banks and money market paper as liquidity levels were adjusted following Y2K, a reduction in positive replacement values resulting from decreases in derivative products, and decreases in amounts due from banks.

Total liabilities increased CHF 46,151 million, or 5.3%, at 30 June 2000, compared to total liabilities at 31 December 1999, principally due to a significant increase in amounts due under repurchase agreements, cash collateral on securities lent and trading portfolio liabilities and an increase in money market paper issued, offset in part by a decrease in negative replacement values resulting from decreases in derivative products.

In the course of the first half of 2000, UBS's long-term debt portfolio decreased from CHF 56.3 billion at 31 December 1999 to CHF 53.0 billion at 30 June 2000. During this half year CHF 7,452 million of long-term securities were issued while CHF 10,794 million matured. UBS believes the maturity profile of the long-term debt portfolio is well balanced with slight bias towards shorter-term maturities to match the maturity profile of UBS's assets.

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UBS
--------------------------------------------------------------------------------

The following table sets forth information regarding total shareholders' equity at 30 June 2000 and 31 December 1999 and 1998.

                                                          30 JUNE              31 DECEMBER
                                                           2000         1999        1998
                                                         (CHF in millions, except ratios)
------------------------------------------------------------------------------------------
Total shareholders' equity.............................    31,876      30,608      28,794
Total shareholders' equity to total assets.............      3.4%        3.4%        3.3%

Shareholders' equity increased CHF 1,268 million, or 4.1%, from 31 December 1999 to 30 June 2000. The increase in treasury shares was more than offset by the increase in net income, resulting in a steady increase in total shareholders' equity.

Credit Ratings. UBS uses the debt capital markets to fund a significant portion of its operations. The cost and availability of debt financing is influenced by UBS's credit ratings. Credit ratings are also important in certain markets and in entering into certain transactions, such as derivative transactions. A reduction in UBS's credit ratings could increase its borrowing costs and limit its access to the capital markets. UBS has been able to maintain strong credit ratings over the past few years, even during periods of a difficult trading environment.

The following table sets forth UBS's credit ratings on its long-term debt as of 30 June 2000 and 31 December 1999 and 1998.

                                                              30 JUNE     31 DECEMBER
                                                               2000      1999    1998
-------------------------------------------------------------------------------------
Moody's, New York...........................................      Aa1    Aa1     Aa1
Fitch/IBCA, London..........................................      AAA    AAA     AAA
Standard & Poor's, New York.................................      AA+    AA+     AA+
Thomson BankWatch, New York.................................       AA     AA      AA

Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

Recent Accounting Developments

For a discussion of recent accounting developments, including those that have not yet been adopted, see Note 1 to UBS's consolidated financial statements, which are included elsewhere in this document.

Risk Management

The risk management process is an integral part of UBS's commitment to providing consistent high quality returns for its shareholders. UBS believes that the delivery of superior shareholder returns depends on achieving an appropriate balance between risk and return. This requires a management process that gives appropriate focus to risk as well as returns and which integrates this approach with the management of UBS's balance sheet and capital. For this reason, UBS restructured the Corporate Center in the course of 1999 to establish an integrated group-wide function under the Chief Financial Officer, or "CFO," to address all aspects of finance, strategic planning, risk control and balance sheet and capital management.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

The approach to risk management and control at UBS recognizes that risk is integral to its business. UBS's risk processes, which have evolved over a number of years, seek to limit the scope for adverse variations in UBS's earnings and in particular to protect UBS from the risk of loss in the event of unlikely, but possible, stress scenarios arising from any of the material risks which it faces. UBS's Risk Policy Framework focuses on the procedures for managing and controlling the risks that can affect the volatility of earnings from period to period, and distinguishes between the following three types of risk:

- Primary risks: risks inherent in the businesses that UBS undertakes. The principal primary risks are credit risk and market risk.

- Group risks: risks that UBS faces at the Group level in managing its business and balance sheet. Principal group risks are tax risk, liquidity and funding risk and residual balance sheet related interest rate risk.

- Consequential risks: risks that UBS faces as a consequence of the operational activities it undertakes to provide services to customers. This is sometimes referred to as "operational risk." Principal consequential risks are transaction processing risk, legal risk, compliance risk, liability risk and security risk.

UBS's risk framework recognizes that an effective risk management and control process depends on sound processes to identify risks, and to establish and maintain limits and procedures to control these risks. UBS's Chief Risk Officer, or "CRO," has overall responsibility for ensuring that the limits and procedures are appropriate and are adhered to for risks other than credit risk. The Chief Credit Officer, or "CCO," has overall responsibility for ensuring that the limits and procedures are appropriate and are adhered to for credit risk. Credit risk remains the single largest risk that UBS faces. The limits and procedures are designed to keep UBS's risk exposures within the parameters determined by the UBS Board of Directors. These limits and procedures take into account not only the external environment that UBS faces, but also UBS's internal capabilities to manage the risk, including issues such as the availability of appropriate information processing systems and the availability of suitably qualified staff to manage and control the risk.

The Board of Directors establishes the risk parameters within which UBS operates and reviews a report on UBS's risk profile from the CCO and the CRO on at least a quarterly basis. The Board of Directors establishes two limits: normal earnings volatility and potential losses under a stress scenario. UBS's risk appetite defines the amount of earnings volatility that the Board of Directors deems to be acceptable in normal market conditions in order to achieve divisional growth targets. This potential volatility is measured by the risk control organization using measures that estimate statistically possible losses. Value at risk, or "VaR," methodology is the principal quantitative measure UBS uses for evaluating risk.

UBS's risk bearing capacity seeks to establish a limit to the potential scale of the loss that UBS might face in unlikely but possible stress situations. Stress loss limits are set by the Board of Directors taking into account UBS's overall earnings capacity. They are set in order to protect UBS from unacceptable damage to annual earnings, dividend paying capability, business viability and reputation. UBS currently adopts this approach to risk limits in the context of its trading activities and its country risk credit exposure. In addition, the Board of Directors approves UBS's key risk policies and the Chairman's office maintains an ongoing oversight of the integrity of the risk management and control processes through UBS's internal audit function.

The responsibility for implementing the risk framework on a day to day basis is delegated by the Board of Directors to the Group Executive Board, which allocates risk limits to the divisions and monitors UBS's aggregate risk profile on an ongoing basis. The Group Executive Board, together with

--------------------------------------------------------------------------------
 100

UBS
--------------------------------------------------------------------------------

the CRO and CCO, constitutes itself as UBS's Risk Council and usually meets twice a month to review outstanding risk issues, large exposures and significant transactions. In addition, the Group Executive Board has established a Group Risk Committee and a Group Governance Committee. These committees, which meet quarterly, consist of representatives of the risk control organization at the Corporate Center and from the business groups and consider issues relating to the implementation and development of the risk framework.

Each business group also has a risk management and control structure in place which is appropriate to its particular business profile. The CRO and CCO have risk control staff who are located in each business group and who are responsible for ensuring that the business group implements the Group-wide risk policies and procedures appropriately. They ensure that all risks are adequately taken into account in assessing the risk profile of the business groups' business activities. The focus is on identifying those infrequent events with a potentially severe impact. In addition, each business group has its own structure of risk management and governance committees. This is designed to ensure that there is an ongoing review of the risk profile that the business group faces in new business initiatives and in large and complex transactions and that any requirement for amendments to risk policies or limits is identified and, where appropriate, is escalated in a timely manner to the Group Executive Board.

Analysis of Risks

Within UBS's risk framework, UBS has identified a number of risk factors as being of particular importance to its business. The following section summarizes the main trends and developments in the key risks that UBS faces.

Credit Risk. Credit risk is the risk of loss resulting from the default of an obligor or counterparty. UBS's definition of credit risk includes counterparty and country transfer risk, as well as settlement risk. Credit risk is inherent in traditional banking products, such as loans and commitments to lend money in the future or contracts to support clients' obligations to third parties, such as letters of credit. Credit risk is also inherent in derivative contracts and other traded products, such as bonds and equity investments. In view of the significance of credit risk for UBS, the approval and monitoring of new transactions giving rise to credit risk plays a central part in UBS's risk control process. Credit approval authorities are exercised independently from the business units. Credit authority is dependent on the amount involved, quality, security and tenor of the transaction as well as on the experience and competence of the credit professionals entrusted with this function.

In order to manage UBS's exposure to credit risk effectively, and in particular to encourage appropriate pricing of transactions involving credit, UBS measures its exposure to credit risk using a forward looking statistical estimate of the expected loss based on the estimated probability of default of UBS's counterparties. Such estimates are based on the volume and type of exposure, the value of potential collateral or support, and the quality of each counterparty. The quality of the counterparty is expressed in a rating with a specific default probability. For this purpose, UBS classifies all counterparties into a 14 point rating scale and the transfer risk into a 15 point country rating scale.

Composition of Credit Risk. Credit risk is assumed, as an integral part of their business, by UBS Warburg and UBS Switzerland.

The composition of UBS's credit exposure differs appreciably between these two business groups. At 30 June 2000, a substantial majority of UBS Warburg's counterparties fell into the internal counterparty rating categories C1-C5 both with respect to banking products (83%) and the traded products portfolio (97%). UBS's internal rating classes C1-C5 compare to Moody's Investor Services ratings Aaa to Baa3 and are considered investment grade. UBS Warburg's counterparties are primarily sovereigns, insurance companies, financial institutions, multi-national corporate clients and investment

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

funds. UBS Warburg's exposure to lower rated customers is generally collateralized or otherwise structurally supported. UBS's aggregate, unsecured exposure to hedge funds measured in terms of net replacement value amounted to USD 5 million at 30 June 2000 compared to USD 55 million at 31 December 1999 and USD 81 million at 31 December 1998.

By contrast, the largest single component of the loan portfolio within UBS Switzerland consists of residential mortgage lending in Switzerland, over half of which is classified within UBS's lowest internal investment grade rating class of C5. The rating of the remainder of the Swiss portfolio, excluding mortgages, is fairly widely spread with the largest concentration being in rating classes C3-C5 comparable to Moody's rating of A2 to Baa3. Credits to Private Clients are predominately extended against the pledge of marketable securities and against single-family real estate property.

The continued improvement in the Swiss economy and property markets has aided in the overall improvement in the quality of this portfolio. UBS Switzerland's largest exposure at 30 June 2000 was to private households in Switzerland.

Loan Portfolio. The UBS Warburg loan portfolio remained unchanged during the first half of 2000. In 1999 this portfolio had been significantly reduced. This was a continuation of the strategy that began immediately after the 1998 merger with the objective of improving the risk/reward profile of the international lending business. This initiative included the shift in focus away from Emerging Markets and into high quality credits in the major OECD (Organization for Economic Cooperation and Development) countries and the sale of the non-Swiss portion of the Global Trade Finance business.

The overall impact of this shift has been a reduction in UBS Warburg's international banking portfolio (consisting of loans and unfunded commitments to corporates and institutional clients, excluding banks) from over CHF 250 billion at June 1998 to CHF 96 billion by 30 June 2000 (CHF 99 billion by 31 December
1999).

The following table shows UBS's loan portfolio and related allowances and provisions by business groups at 30 June 2000 and 31 December 1999.

                                                                    UBS ASSET                         CORPORATE
                                             UBS SWITZERLAND       MANAGEMENT      UBS WARBURG           CENTER             TOTAL
                                            ----------------  ---------------  ---------------  ---------------  ----------------
       ALL AMOUNTS IN CHF MILLIONS          JUNE 00  DEC 99   JUNE 00  DEC 99  JUNE 00  DEC 99  JUNE 00  DEC 99  JUNE 00  DEC 99
------------------------------------------  -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Loans to Banks (Gross)....................   11,673    8,780      352     181   14,442  21,481       93     343   26,560   30,785
Loans to Customers (Gross)................  188,579  191,180       59      32   54,758  55,670    1,022     347  244,418  247,229
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Loans, Gross.............................  200,252  199,960      411     213   69,200  77,151    1,115     690  270,978  278,014
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Counterparty Allowance....................    9,267   10,447       --      --    1,764   1,550        6       6   11,037   12,003
Country Allowance.........................       --       --       --      --    1,166   1,246       --      --    1,166    1,246
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Allowances for Loan Losses(1)............    9,267   10,447       --      --    2,930   2,796        6       6   12,203   13,249
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
   Loans, Net of Allowances...............  190,985  189,513      411     213   66,270  74,355    1,109     684  258,775  264,765
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
Counterparty Provision for Contingent
 Claims...................................       12       --       --      --       24      19       --      --       36       19
Country Provision for Contingent Claims...       --       --       --      --      151     130       --      --      151      130
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Total Provisions(2)......................       12       --       --      --      175     149       --      --      187      149
                                            =======  =======  =======  ======  =======  ======  =======  ======  =======  =======
Summary:
Allowances & Provisions for Counterparty
 Risk.....................................    9,279   10,447       --      --    1,788   1,569        6       6   11,073   12,022
Allowances & Provisions for Country
 Risk.....................................       --       --       --      --    1,317   1,376       --      --    1,317    1,376
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------
 Total Allowances & Provisions............    9,279   10,447       --      --    3,105   2,945        6       6   12,390   13,398
                                            -------  -------  -------  ------  -------  ------  -------  ------  -------  -------

---------------
(1) Deducted from assets.
(2)  Booked as liabilities.

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UBS
--------------------------------------------------------------------------------

See "--Selected Statistical Information--Loans" for a breakdown of the loan exposure by type of borrower.

Over-the-Counter Derivative Contracts. A significant proportion of UBS Warburg's credit risk arises from its trading activities, including its trading of derivative products. The provision of risk management solutions that involve the use of derivative products is a core service that UBS offers to its clients. Derivative products by their nature are particularly sensitive to changes in market prices and consequently UBS pays close attention to the management and control of these risks. UBS's credit standards for entering into unsecured derivative contracts are very high and particular emphasis is placed on the maturity profile. Ninety-seven percent of UBS Warburg's credit risk on derivative products falls within UBS's internal rating classes C1-C5. Transactions with counterparties of lower quality are generally conducted only on a secured basis. A new system has been introduced in February 2000 to monitor credit risk exposure to derivative contracts on the basis of a statistically calculated potential exposure, or Potential Credit Exposure or "PLE," which will allow an even more precise valuation of the credit equivalents.

Settlement Risk. Due to UBS's international business, UBS is also exposed to settlement risk. Settlement risk arises in transactions involving the exchange of values where a counterparty fails to honor its obligation to deliver cash or securities. This risk is particularly significant in relation to foreign exchange and precious metals transactions. UBS limits its exposure to settlement risk by tolerance levels assigned to each counterparty in relation to its rating. In addition, UBS monitors this risk on a permanent basis and seeks to shorten, as much as practicable, the period during which UBS is exposed. UBS has also been an active participant in an industry initiative to establish a new organization, called CLS Bank, which is being established in order to substantially reduce settlement risk between major international financial institutions. Participation in regulated payment and securities clearing systems also reduces settlement exposure.

Country Risk Exposure. UBS's definition of country risk comprises all cross-border exposures from loans, derivative products and trading products. This definition includes its own intracompany cross-border positions, which amounted to CHF 419 billion at 30 June 2000, about 49% of the total non-emerging market country risk exposure of CHF 851 billion. At 30 June 2000, 98.0% of UBS's country risk exposure was included in its three highest internal ratings classes. This portion of UBS's country risk exposure was with OECD countries where the risk of default is judged to be negligible. The following table summarizes UBS's country transfer risk exposure grouped by rating classes as of 30 June 2000 compared to 31 December 1999 and 31 December 1999 compared to 31 December 1998.

                                                   BANKING         TRADED     TRADABLE
                                                  PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
COUNTRY CATEGORIES                                               (CHF IN MILLIONS)
-------------------------------------------------------------------------------------------------
Industrialized Countries
COUNTRIES RATED S0 - S2.........................  496,212       183,839       170,784     850,835
  Change from December 1999.....................   -8,512        27,738       -48,711     -29,485
  Change December 1999/December 1998............   28,270       -23,380        26,207      31,097

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                   BANKING         TRADED     TRADABLE
                                                  PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
COUNTRY CATEGORIES                                               (CHF IN MILLIONS)
-------------------------------------------------------------------------------------------------
Emerging Markets
COUNTRIES RATED S3 - S14........................   11,020         3,478         2,941      17,439
  Change from December 1999.....................   -5,610        -1,967           414      -7,163
  Change December 1999/December 1998............   -7,533        -1,794         1,500      -7,827

TOTAL...........................................  507,232       187,317       173,725     868,274
  Change from December 1999.....................  -14,122        25,771       -48,297     -36,648
  Change December 1999/December 1998............   20,737       -25,174        27,707      23,270

------------
(1) Traded products consists of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

The remaining 2.0%, or CHF 17.4 billion, of UBS's country risk exposure is to emerging markets that are classified in rating classes S3 to S14. This exposure has decreased as a result of the restructuring of the international loan portfolio and the exit from the non-Swiss Global Trade Finance business in 1999. Total exposure to the emerging markets group of countries fell by CHF 7.2 billion between 31 December 1999 and 30 June 2000 -- a reduction of 29% -- and by CHF 15.0 billion between 31 December 1998 and 30 June 2000 -- a reduction of 46%. In view of the higher risk associated with emerging markets, UBS closely monitors this exposure on an ongoing basis within the country limits approved by the Board of Directors. All significant new transactions in emerging and distressed markets require approval from the respective country risk manager in addition to the standard counterparty credit approval. The country risk limit operates as the primary limit for such transactions and extension of credit may be denied on the basis of a country risk limit even though adequate counterparty limits may be available for the customer concerned.

The following table analyzes the emerging markets exposures by the major geographical areas as of 30 June 2000 compared to 31 December 1999 and 31 December 1999 compared to December 1998.

                                                      BANKING         TRADED     TRADABLE
                                                     PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
REGION                                                        (CHF IN MILLIONS)
---------------------------------------------------------------------------------------------------
EMERGING EUROPE....................................      711             210         351      1,272
  Change from December 1999........................     -208             -38         -68       -314
  Change from December 1999/December 1998..........     -402              -6         239       -169

EMERGING ASIA......................................    5,152           1,657       1,257      8,066
  Change from December 1999........................      149          -2,216          78     -1,989
  Change from December 1999/December 1998..........   -4,230            -971         850     -4,351

LATIN AMERICA......................................    3,168             998       1,267      5,433
  Change from December 1999........................   -5,001             333         454     -4,214
  Change from December 1999/December 1998..........   -1,649            -603         371     -1,881

AFRICA/MIDDLE EAST.................................    1,989             613          66      2,668
  Change from December 1999........................     -550             -46         -50       -646
  Change from December 1999/December 1998..........   -1,252            -214          40     -1,426

--------------------------------------------------------------------------------
 104

UBS
--------------------------------------------------------------------------------

                                                      BANKING         TRADED     TRADABLE
                                                     PRODUCTS    PRODUCTS(1)    ASSETS(2)     TOTAL
REGION                                                        (CHF IN MILLIONS)
---------------------------------------------------------------------------------------------------
TOTAL..............................................   11,020           3,478       2,941     17,439
  Change from December 1999........................   -5,610          -1,967         414     -7,163
  Change from December 1999/December 1998..........   -7,533          -1,794       1,500     -7,827

------------
(1) Traded products consists of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

Impaired loans were reduced from 31 December 1998 to 31 December 1999 by approximately CHF 1.4 billion and non-performing loans by about CHF 1 billion.

See "--Selected Statistical Information--Cross-Border Outstandings" for additional details on UBS's country risk exposures.

Impaired and Non-Performing Loans. UBS classifies a loan as impaired when it determines that there is a high probability that UBS will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within this category, non-performing loans are defined as loans where payment of interest, principal or fees is overdue for 90 days.

The following table provides a breakdown by business groups of the impaired and non-performing loans as of 30 June 2000 and 31 December 1999. UBS Asset Management did not have any impaired loans or non-performing loans in any of the periods presented.

                                         UBS SWITZERLAND             UBS WARBURG        CORPORATE CENTER               UBS GROUP
                                   ---------------------   ---------------------   ---------------------   ---------------------
                                   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER   30 JUNE   31 DECEMBER
                                    2000        1999        2000        1999        2000        1999        2000        1999
                                                                         (CHF in millions)
--------------------------------------------------------------------------------------------------------------------------------
IMPAIRED LOANS:
Total impaired loans.............   16,658        19,166     4,310         3,226        43            64    21,011        22,456
Allocated allowances.............    9,267        10,447     2,279         2,018         6             6    11,552        12,471
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
Impaired loans, net of
  allowances.....................    7,391         8,719     2,031         1,208        37            58     9,459         9,985
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
NON-PERFORMING LOANS:
Total non-performing loans.......   10,270        11,416     1,772         1,594        43            63    12,085        13,073
Allocated allowances.............    6,486         7,315     1,383         1,341         5             5     7,874         8,661
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------
Non-performing loans, net of
  allowances.....................    3,784         4,101       389           253        38            58     4,211         4,412
                                   -------   -----------   -------   -----------   -------   -----------   -------   -----------

Non-performing loans have decreased to CHF 12,085 million at 30 June 2000 from CHF 13,073 million at 31 December 1999. This positive result was principally due to the unexpectedly strong performance of the economy in Switzerland, especially in the second quarter. Previous provisions were established against a background of several years of relatively low growth in the Swiss economy and relatively high credit losses. Since the beginning of this year, the Swiss economy started improving, and accelerated further during the last quarter, with the Swiss National Bank recently raising its 2000 growth forecast from 1.8% to 3.0%. In particular, this turnaround has affected real estate values and the real estate construction market, which has led to recoveries of provisions against loans in these portfolios. UBS expects to recognize additional recoveries if current economic trends continue. Non-performing loans decreased to CHF 13,073 million at 31 December 1999 from CHF 16,113 million at 31 December 1998. The reduction reflects an accelerated writedown in the Swiss domestic portfolio, a substantial reduction in UBS's emerging markets exposure, a significant improvement in the macroeconomic situation in Switzerland and a faster than expected recovery in key Asian economies.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

The following table provides a breakdown of impaired loans by type at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Loans (Gross)...............................       270,978             278,014             330,964
                                              ============    ================    ================
Impaired Loans:
Counterparties:
  Non-performing loans......................        11,625              12,649              15,717
  Other impaired loans......................         8,677               9,096               9,884
                                              ------------    ----------------    ----------------
     Sub-total..............................        20,302              21,745              25,601
Country:
  Non-performing loans......................           460                 424                 397
  Other impaired loans......................           249                 287                 449
                                              ------------    ----------------    ----------------
     Sub-total..............................           709                 711                 846
                                              ------------    ----------------    ----------------
  Total impaired loans......................        21,011              22,456              26,447
                                              ============    ================    ================
Ratios:
Impaired loans as a percentage of gross
  loans.....................................           7.8%                8.1%                8.0%
Non-performing loans as a percentage of
  gross loans...............................           4.5%                4.7%                4.9%

See "--Selected Statistical Information--Impaired, Non-Performing and Restructured Loans" for further information on impaired and non-performing loans.

Allowances and Provisions. The adequacy of the allowances and provisions that UBS makes for impaired loans is assessed by the Credit Risk Management and Control function which is independent from the business units. Allowances and provisions are determined based upon an individual assessment of counterparties and countries and their creditworthiness as well as the amount of collateral available to UBS to offset against the probable loss. UBS believes that the probable losses in its portfolio are adequately covered by its allowances and provisions.

The following table provides a breakdown of allowances and provisions by type at 30 June 2000 and 31 December 1999 and 1998.

                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Counterparties:
  Allowances for non-performing loans.......         7,435               8,243               9,609
  Allowances for other impaired loans.......         3,602               3,760               3,484
                                              ------------    ----------------    ----------------
     Subtotal allowances and provisions for
       counterparty risk....................        11,037              12,003              13,093
Country:
  Allowances for non-performing loans.......           439                 418                 397
  Allowances for other impaired loans.......            76                  50                  92
                                              ------------    ----------------    ----------------
     Subtotal allowances and provisions for
       country risk.........................           515                 468                 489

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 106
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
                                              30 JUNE 2000    31 DECEMBER 1999    31 DECEMBER 1998
                                                               (CHF in millions)
--------------------------------------------------------------------------------------------------
Allowances and provisions for country
  risk......................................           802                 908                 961
Allowances for contingent liabilities.......            36                  19                 435
                                              ------------    ----------------    ----------------
Total allowances and provisions for credit
  losses....................................        12,390              13,398              14,978
                                              ============    ================    ================
Allowances and provisions for credit losses
  as a percentage of gross loans............          4.6%                4.8%                4.5%
Allowances and provisions for credit losses
  as a percentage of impaired loans.........         58.9%               59.7%               56.6%

The following analysis provides an overview of UBS's credit loss experience for 30 June 2000 and 31 December 1999 and 1998:

                                          FOR THE SIX          FOR THE YEAR         FOR THE YEAR
                                          MONTHS ENDED    ENDED 30 DECEMBER    ENDED 30 DECEMBER
                                          30 JUNE 2000                 1999                 1998
                                                            (CHF in millions)
------------------------------------------------------------------------------------------------
Balance at beginning of period..........        13,398               14,978               16,213
  Net write-offs........................        (1,142)              (3,210)              (2,265)
  Increase (Decrease) in credit loss
     allowances.........................           (83)                 956                  951
  Other Adjustments (primarily net
     foreign exchange and provisions for
     doubtful interest).................           217                  674                   79
                                          ------------    -----------------    -----------------
Balance at end of period................        12,390               13,398               14,978
                                          ============    =================    =================

The allowances and provisions for credit losses decreased CHF 1,008 million, or 7.5%, from CHF 13,398 million at 31 December 1999 to CHF 12,390 million at 30 June 2000. During the first half of 2000, UBS realized a decrease in credit loss allowances of CHF 83 million compared to an increase of CHF 956 million for 1999. This positive result was essentially due to the continuous strong economy in Switzerland, where recoveries and write-backs of previously established provisions by far exceeded new provisioning requirements. The Swiss economy is expanding at the fastest rate in a decade and accelerated further during the quarter. The growth is broadly supported, especially in the domestic sector, and was markedly higher than what could have been expected in 1999.

The development of the total credit loss expense in 1998 and 1999 includes the effect of allocations from the special reserve pools that had been established in 1996, prior to the 1998 merger, by both Union Bank of Switzerland and Swiss Bank Corporation totaling some CHF 5.5 billion. These reserves were established in recognition of the fact that there might be a further deterioration in the quality of their loan portfolios as a result of adverse economic conditions particularly in Switzerland. These reserves totaled CHF 3.6 billion at the beginning of 1998. CHF 3.3 billion was applied against specific loan exposures during 1998 and the balance of CHF 300 million was used or reversed in 1999. Following these allocations, the credit loss expense incurred in 1998 amounted to CHF 951 million and in 1999 to CHF 956 million. UBS does not believe there is a current need for such allowances. See "--Selected Statistical Information--Summary of Movements in Allowances and Provisions for Credit Losses" for a further analysis of credit losses.

The allowance and provisions for credit losses include a component for country risk. UBS's approach to country risk provisioning follows the guidelines of the Swiss Bankers' Association, which allows banks to establish provisions based on their own portfolio scenarios. UBS establishes country-specific scenarios, which are reviewed and used on an ongoing basis to evaluate the current and future probability of default due to country risk incidents or country-specific systemic risks. The appropriate allowances and provisions are then determined by evaluating the type of credit exposure and the loss severities that have been attributed to each exposure type. Total provisions and allowances for

--------------------------------------------------------------------------------
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
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--------------------------------------------------------------------------------

emerging market-related exposures stood at CHF 1,317 million at 30 June 2000, CHF 1,376 million at 31 December 1999 and CHF 1,450 million at 31 December 1998, reflecting both the reduction in the overall size of UBS's emerging market exposure and reallocation of provisions from Asia to Latin America during 1999.

See "--Selected Statistical Information -- Summary of Movements in Allowances and Provisions for Credit Losses" and "--Selected Statistical
Information -- Allocation of the Allowances and Provisions for Credit Losses" for further analyses of the allowances and provisions for credit risk and related credit losses.

Market Risk. Market risk is the risk UBS faces as a result of adverse movements in the value of foreign exchange, commodities, equity market and interest rates positions. UBS incurs market risk mainly through its trading activities, which are centered in UBS Warburg, although market risk also arises -- to a substantially lesser extent -- in relation to other activities, notably in the context of balance sheet management activities. UBS Warburg's primary market risk exposure relates to its business activities in equities, fixed income products and foreign exchange. The risk that UBS Warburg assumes is primarily related to the need to facilitate its customers' activities in the major OECD markets.

UBS measures its exposure to market risk using the framework of expected loss, statistical loss and stress loss, as follows:

- In the context of market risk, expected losses are the value adjustments made to the portfolio to adjust for price uncertainties resulting from a lack of market liquidity or the absence of a reliable market price for a particular instrument.

- One-day loss is measured based on a value at risk, or "VaR," methodology. VaR is a forward-looking estimate of potential loss. One-day VaR looks forward one trading day, while 10-day VaR looks forward ten days. UBS calculates VaR using a 99% confidence level. In other words, under normal market conditions, UBS would expect over the course of a day a loss of more than its 1-day VaR to occur 1 in 100 times.

- Stress scenario loss is defined as the risk of an extreme market move affecting particular predefined market variables.

In order to keep its exposure to market risk within acceptable boundaries, the UBS Board of Directors has set limits on UBS's exposure to both statistical loss by reference to the VaR exposures as well as to stress scenario loss by placing limits in relation to particular stress scenarios.

UBS calculates the VaR associated with its exposure to market risk and consequently also its regulatory market risk capital requirement using the historical simulation technique, based on five years of data. VaR is calculated both on a 1-day 99% confidence interval and a 10-day 99% confidence interval, and the latter is used both for internal limits setting and for calculating regulatory market risk capital. The calculation incorporates both the risk from general market moves, such as moves in foreign exchange rates, equity indices and market interest rates, as well as the risk from price movements that are specific to an individual issuer. During 1999 and in the first six months of 2000, UBS Warburg operated within a CHF 450 million 10-day VaR limit.

The Swiss Federal Banking Commission, or "FBC," approved the use of UBS's VaR model to compute regulatory capital requirements for market risks in 1999.

While a VaR measure is the principal measure of UBS's exposure to day-to-day movements in market prices, UBS's risk control process is specifically focused on tail risks (or the risk of a loss on UBS's portfolios significantly larger than the VaR number as a result of large movements in the risk factors, such as equity indices, foreign exchange rates and interest rates). UBS has a consistent set of predefined

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

large price movements, or shocks, and risk limits, which apply to all the major risk factors to which UBS is exposed as a basis to prevent risk concentration. This is the primary protection against any extreme event. In addition to this first level protection, a stress loss limit has been introduced as a portfolio control for all the trading activities that are concentrated within UBS Warburg. The potential stress loss is calculated with respect to eight base scenarios which are supplemented by ad hoc analyses depending on external developments or specific portfolio concentrations such as Year 2000, which UBS added to its stress test analysis in the third quarter of 1999. This ensures that both historical crises as well as forward-looking extreme scenarios are incorporated in the analysis. Implementing this stress loss limit is a way of protecting UBS's earnings during periods of extreme market stress.

UBS Warburg Market Risk Developments. Market risk exposure as measured by the 10-day 99% confidence VaR was generally higher over 1999 and the first half of 2000. However, utilization remained well within the limits. The main market risk drivers continued to be Equity and Interest Rate risk.

        SUMMARY OF 10-DAY 99% CONFIDENCE VAR UTILIZATION FOR UBS WARBURG

                                                  SIX MONTHS ENDED                              YEAR ENDED
                                                      30 JUNE                                   31 DECEMBER
                       MIN.     MAX.    AVERAGE         2000         MIN.     MAX.    AVERAGE      1999
                                                        (CHF in millions)
-----------------------------------------------------------------------------------------------------------
RISK TYPE
Equities.............  169.5    245.9     210.2              189.6   121.8    207.6     162.5         172.8
Interest Rates.......  127.0    181.2     152.5              133.7    87.7    187.6     140.2         140.1
Foreign Exchange.....    8.7     97.5      41.0                9.5     9.5    144.7      57.5          76.1
Precious Metals......    4.3     27.4      12.2               12.1     5.3     35.8      21.0          27.8
Diversification
  Effect.............     --       --    (159.8)            (113.6)     --       --    (168.2)       (193.2)
                       -----   ------   -------   ----------------   -----   ------   -------   -----------
UBS Warburg..........  214.6    296.1     256.1              231.3   176.6    275.7     213.1         223.6
                       -----   ------   -------   ----------------   -----   ------   -------   -----------

All VaR models, while forward-looking, are based on past events and are dependent upon the quality of available market data. In order to evaluate the VaR model, actual revenues are compared with the 1-day VaR on a daily basis, a process known as "backtesting," with losses greater than the VaR estimate being known as "exceptions." As the chart below shows, UBS Warburg's backtesting results showed no exceptions over the last 12 months. In addition, there were no exceptions during 1999.

                    [UBS Warburg Backtesting Results Graph]

--------------------------------------------------------------------------------
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
UBS
--------------------------------------------------------------------------------

Market Risk in the Other Business Groups. Although UBS assumes almost all of its active market risk in UBS Warburg, the Group-wide VaR utilization includes all sources of market risk. This includes a small amount of risk that is assumed in order to facilitate customer business by UBS Private Banking in Switzerland as well as the risk associated with the structural foreign exchange and interest rate hedge positions managed by Corporate Center, which are discussed below under "-- Asset and Liability Management." However, market risk exposure at the UBS group level continues to be dominated by the UBS Warburg positions.

SUMMARY OF 10-DAY 99% CONFIDENCE VAR UTILIZATION FOR YEAR ENDED 31 DECEMBER UBS
                                     GROUP

                                                  SIX MONTHS ENDED        YEAR ENDED
                                                           30 JUNE       31 DECEMBER
                                                             2000     1999     1998
                                                                (CHF in millions)
------------------------------------------------------------------------------------
DIVISION:
UBS Warburg................................................  231.3    223.6    259.9
UBS Switzerland............................................    3.8      4.3      5.4
Corporate Center...........................................   62.8     59.8     79.2
Diversification Effect.....................................  (69.2)   (55.5)   (62.0)
                                                             -----    -----    -----
UBS Group..................................................  228.7    232.2    282.5
                                                             =====    =====    =====

Consequential Risks. In addition to credit and market risks that UBS assumes as an integral part of its business activities, UBS also assumes a number of consequential risks -- often referred to as "operational risk" -- which arise as a consequence of its business activities. These risks include:

-  operations or transactions processing risk;

-  legal risk;

-  compliance risk;

-  liability risk; and

-  security risk.

UBS is addressing the measurement of its consequential risks through the introduction of a generic operational risk-modeling framework. This framework groups risks into predetermined risk categories and identifies the factors behind the risk exposure. Operational risk scenarios are developed to stress UBS's processes and procedures underlying the exposure. This helps UBS to measure the risk of loss from the identified exposure in a similar manner to the statistical loss measurements of its credit and/or market risk exposures. This framework is relatively new and is periodically reviewed and enhanced so that risks are accurately assessed and are in accordance with UBS's risk appetite and risk-bearing capacity.

Year 2000 Issue. An important element of UBS's operational risks over the past two years has been the need to address the Year 2000 issue. UBS recognized early the potential problems that could arise from computer systems failing to properly recognize the change of date from 1999 to 2000. To combat this problem, starting in 1996, UBS and each of its operating divisions established and implemented a program responsible for addressing the Year 2000 issue.

UBS has not experienced any material problems related to the Year 2000 date change. The total cost to UBS of the Year 2000 program was CHF 493 million in 1998 and CHF 279 million in 1999.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

Asset and Liability Management

UBS's asset and liability management processes are designed to manage all balance sheet related risks on a coordinated Group-wide basis. The procedures and policies cover Group liquidity, Group funding and capital management, and the management of non-trading foreign exchange and interest rate risk.

UBS recognizes that the market and credit risk framework that is set out above cannot be fully applied to its asset and liability management activities. Consequently, specific processes and policies have been established for managing these risks. UBS's asset and liability management function is undertaken at the Corporate Center by the Group Treasury department, which reports directly to the CFO. Group Treasury is responsible for establishing and effectively managing the processes in relation to these risks in accordance with policies that have been approved by the Board of Directors.

The overriding goals of all processes within the asset and liability management activities are:

- efficient management of the bank's non-trading interest rate and foreign exchange exposures;

- sustainable and cost-efficient funding of the bank's balance sheet;

- optimal liquidity management in order to generate cash when required; and

- compliance with legal and regulatory requirements.

Interest Rate Management. Interest rate risk is inherent to most of UBS's businesses. Interest rate risks arise from a variety of factors, including differences in the timing between the contractual maturity or repricing of assets, liabilities and derivative instruments. Net interest income is affected by changes in market interest rates, given that the repricing characteristics of loans and other interest earning assets do not necessarily match those of deposits, other borrowings and capital. In the case of floating rate assets and liabilities, UBS is also exposed to basis risk, which is the difference in repricing characteristics of two floating rate indices, such as the savings rate and six-month LIBOR. In addition, certain products have embedded options that affect their pricing and principal.

UBS adopts a comprehensive Group-wide approach to managing interest rate risk, and allocates the responsibility for managing this risk to a limited number of business areas. Under this approach, interest rate risk is clearly segregated into trading and non-trading risk. All interest rate risks arising from non-trading business activities are captured at the point of business origination and transferred either to UBS Warburg's Cash and Collateral Trading book -- or "CCT" -- or to the Corporate Center's Bank Book through a Group-wide transfer pricing mechanism. The risk is then managed centrally in accordance with the relevant risk policy.

In the case of transactions with a fixed maturity, the interest rate risk is transferred from the relevant business area to CCT on a transaction by transaction basis. This means that products with fixed maturities immediately become part of the trading book in UBS Warburg and the business locks in an interest-rate-risk-free margin on such products, thereby relieving them of any residual interest rate risk. As a result of this process, UBS benefits fully from the netting potential between its balance sheet and trading products.

In the case of client business, such as savings accounts or current accounts, which have no contractual maturity date or directly market-linked customer rate, the interest rate risk is transferred from the business areas by pooled transactions to the Bank Book. Since these products effectively contain various embedded options in respect of withdrawal/prepayment and rate-setting, they cannot be hedged by single back-to-back transactions. Consequently, Group Treasury manages the inherent interest rate risk in these products in the Bank Book through the establishment of replicating portfolios of revolving fixed-rate transactions of predefined maturities, which approximate the average cash flow behavior of these positions. Group Treasury then hedges the overall risk in the Bank Book by means of internal

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

transactions with CCT. As a result of this process, all interest rate risks arising from client business are transferred either directly or indirectly via the Bank Book to CCT.

In addition to the interest rate risk associated with client business, a significant amount of interest rate risk arises in relation to non-business balance sheet items, such as in the refinancing of the bank's real estate portfolio, equity investments in associated companies and the investment of UBS's own equity. The refinancing of real estate and equity investments and the investment of equity are all strategic decisions that implicitly create non-trading interest rate exposures. The interest rate risks inherent in these balance sheet items are managed in the Bank Book by representing them as replicating portfolios, on the basis of decisions taken by the Group Executive Board as to the appropriate effective maturities. Here, too, the risk is hedged by means of internal transactions with CCT.

All the replicating portfolios that are contained in the Bank Book are updated monthly by replacing maturing tranches with new aggregate tranches that reflect the changes in the balance sheet over the period. By their nature, the staggered tranches that constitute each replicating portfolio reduce the volume that must be hedged by the Bank Book at each monthly rollover. However, due to the extent of the underlying portfolio volumes, the new aggregate tranches are nevertheless of such a size that they cannot be hedged instantly. The Bank Book therefore assumes intramonth interest rate exposure until it can execute all the necessary offsetting hedges with CCT. The exposure of the Bank Book, which thus tends to fluctuate between monthly rollovers and the profits or losses arising out of the Bank Book, are reported on an accrual basis in the financial statements and constitute an integral part of the Group's net interest income.

The Board of Directors has approved risk management policies, risk limits and the control framework for the entire interest rate risk management process including the establishment of a VaR limit for the interest rate exposure of the Bank Book. Market Risk Control monitors the risk in both CCT and in the Bank Book on a daily basis as part of the Group's overall market risk in order to ensure the integrity of the interest rate risk management process and UBS's compliance with the defined risk limits.

UBS's approach to managing the interest rate risks inherent in the Bank Book complies with the regulatory framework recently introduced by the FBC. In the course of the year 2000, it will become mandatory for all Swiss banks to report to the Swiss National Bank the interest rate sensitivity of the Bank Book on a quarterly basis. Additionally, the specific composition of the underlying replicating portfolios used to manage individual balance sheet items must also be disclosed in order to assist the regulators to identify 'outliers' in terms of their interest rate risk profiles.

--------------------------------------------------------------------------------
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UBS
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The following table shows the interest rate sensitivity of the Bank Book as at
30 June 2000 measured in terms of the potential impact of a one basis point (0.01%) parallel rise in interest rates on the market value of each balance sheet item.

                                       WITHIN 1   1 TO 3   3 TO 12   1 TO 5   OVER 5
                                        MONTH     MONTHS   MONTHS    YEARS    YEARS    TOTAL
                                                   (CHF thousand per basis point)
---------------------------------------------------------------------------------------------
CHF..................................      6         (5)      55        212     (627)    (359)
USD..................................      8        (34)     (29)      (119)     505      331
EUR..................................      0         (3)       3        106      192      298
GBP..................................      0          0      (47)       288      531      772
JPY..................................      0          0        0          1       (6)      (5)
Others...............................      0          0        0          0        0        0
                                       -----        ---     ----
                                                                         --       --       --

TOTAL................................     14        (42)     (18)
                                                                        488      595    1,037
Of which Replicated Equity:
CHF..................................     16         23      237
                                                                      6,990    1,710    8,976
Bank Book without Replicated Equity:
TOTAL................................     (2)       (65)    (255)
                                                                     (6,502)  (1,115)  (7,939)

The most significant component of the Bank Book sensitivity stems from the investment of UBS's equity. At 30 June 2000, this was invested in a portfolio of fixed-rate CHF deposits with an average duration of 2.5 years and a sensitivity of CHF (9.0) million per basis point, in line with the strategic investment targets set by the Group Executive Board. In order to ensure that these Group Executive Board targets are met, UBS's equity is represented as a liability position by a replication portfolio reflecting this target benchmark. UBS's equity becomes then automatically invested according to the Group Executive Board's strategic targets so as to offset the interest rate risk associated with this equity replication portfolio. The interest rate sensitivity of these investments indicates the extent to which their marked-to-market value would be affected by an upward move in interest rates. This in turn is directly related to the investment duration chosen by the Group Executive Board. However, when measured against the equity replication portfolio itself, the residual interest rate risk is negligible. Moreover, any reduction in this measure of the interest rate sensitivity relating to the investment of UBS's equity would inevitably require investing at significantly shorter maturities, which would lead to a higher volatility of UBS's interest earnings.

In addition to the above standard sensitivity to a one basis point rise in rates, UBS uses the following two measures to help to monitor the risk inherent in the Bank Book:

- Net interest income at risk, which is defined as the exposure of the net interest income arising in the Bank Book to an adverse movement in interest rates over the next twelve months. Given the fact that all client business with fixed maturities is "match funded" with UBS Warburg, these transactions are not affected by changes in interest rates. Therefore only net interest income positions resulting from replicating portfolios may be exposed to market changes. This measure estimates the impact of different changes in the level of interest rates using shock scenarios as well as gradual changes in interest rates over a period of time. All of the scenarios are compared with a scenario in which current market rates are held constant for the next twelve months.

- The economic value sensitivity, which is defined as the potential change in market value of the Bank Book resulting from changes in interest rates. This estimates the effect of an immediate interest rate shock on the net position in the Bank Book.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

The net interest income at risk measure on the Bank Book considers such variables as:

-  repricing characteristics of assets and liabilities;

-  rate barrier effects, such as caps and floors, on assets and liabilities;

-  maturity effects of replicating portfolios; and

-  behavior of competitors.

Both measures are based on the Bank Book's interest rate position excluding the liability position relating to the "equity replication portfolio." The methodology is designed to highlight the effects of market changes in interest rates on existing balance sheet positions; it ignores future changes in the asset and liability mix and therefore it is not by itself a measure of future net interest income.

The two methodologies provide different measures of the level of interest rate risk. The economic value sensitivity measure provides a longer term view, since this considers the present value of all future cash flows generated from the existing balance sheet positions. The net interest income at risk measure provides a shorter term view, as it considers the repricing effect of all maturing positions over the next twelve months. The table below shows the change in risk under both measures at 30 June 2000, 31 December 1999 and 1998.

                                                              30 JUNE     31 DECEMBER
                                                               2000      1999    1998
                                                                 (CHF in millions)
-------------------------------------------------------------------------------------
Net interest income at risk.................................     (188)   (355)   (265)
Economic value sensitivity..................................     (787)   (555)   (493)

Among various scenarios that have been analyzed the net interest income at risk figure shown is the worst case and relates to an interest rate shock (parallel shift) of -200 basis points. At 31 December 1998, the difference to the constant market rate scenario represents -4.07% of UBS's 1998 total net interest income, -5.6% at 31 December 1999 and -3.0% at 30 June 2000. In this extreme scenario the largest part of the decrease would occur due to lower margins on deposit accounts and lower returns on the investment of UBS's equity.

The economic value sensitivity shows the effect of a 100 basis point adverse interest rate shock, implying that the bank had an exposure of CHF (493) million to rising interest rates at 31 December 1998, CHF (555) million at 31 December 1999 and CHF (787) million at 30 June 2000.

Liquidity and Funding Management. UBS's approach to liquidity management seeks to ensure that UBS will always have sufficient liquidity to meet its liabilities in a timely manner while preserving the option of exploiting potential strategic market opportunities. UBS's centralized approach to liquidity management encompasses the entire network of branches and all subsidiaries and ensures that the liquidity position is more than adequate to cover short-term liabilities at all times. UBS's liquidity management is based on an integrated framework that incorporates an assessment of all known cash flows within UBS as well as the availability of high grade collateral that could be used to secure additional funding if required. The liquidity position is prudently managed under different potential scenarios taking stress factors into due consideration.

UBS's Board of Directors has approved a policy that establishes the core principles for liquidity management and has defined an appropriate contingency plan. A first set of principles relates to the establishment of liquidity risk limits, such as a net overnight funding limit. The risk limits are set by the Group Executive Board and monitored by the Group Treasury Committee, or "GTC," which is chaired by the Group Treasurer and meets on a monthly basis in order to assess the bank's liquidity exposure. A second set of principles concentrates on liquidity crisis management for which detailed

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

contingency plans have been worked out. Regional committees constantly monitor the markets in which UBS operates for potential threats and regularly report their findings to the GTC. If a liquidity crisis occurs, regional crisis task forces will perform all necessary contingency actions under the command of senior management.

The liquidity management process is undertaken jointly by Group Treasury and CCT. Group Treasury's function is to establish a comprehensive framework of directives and risk limits, while CCT undertakes the operational cash and collateral management transactions within the established parameters. UBS's centralized cash and collateral business management structure facilitates a tight control on both the global cash position and the stock of highly liquid and rediscountable securities.

UBS's funding strategy seeks to ensure that business activities are funded at the lowest possible costs. With a broad diversification (by market, product and currency) of funding sources UBS maintains a well balanced portfolio of liabilities which generate a stable flow of financing and additionally provides protection in the event of market disruptions. In this context UBS's strong domestic retail business is a very valuable, cost efficient and reliable source of funding. Through the establishment of short-, medium- and long-term funding programs in Europe, in the US and in Asia, UBS can raise funds globally in a very efficient manner and minimize its dependence on any particular source of funding.

See "--Liquidity and Capital Resources" for additional information.

Currency Management. UBS's corporate currency management activities are designed to protect UBS's equity and the expected future foreign currency cash-flows from adverse currency movements against the Swiss franc while preserving the option of exploiting any market opportunities which may arise.

The following principles guide the approach to managing this risk:

-  UBS's equity must be invested in Swiss francs (translation risk management);
   and

- Recognized foreign currency exposures must be hedged proactively for the whole financial year, which represents the cycle of financial accounting (transaction risk management).

Translation (Balance Sheet) Currency Risk. UBS aims to maintain the flexibility to allow foreign assets (a business unit or a non-financial asset) to be divested at any time without adverse currency impacts. To limit these undesired foreign exchange impacts on investments and divestments of these assets, foreign currency assets are match funded in the relevant currency. The match-funding principle is also applied to the financing of foreign investments, including foreign equity investments. This strategy, together with the repatriation into Swiss francs of foreign currency dividends and capital, ensures that UBS's equity is always fully invested in Swiss francs.

Transaction (Revenues/Costs) Currency Risk. UBS's transaction risk currency management process is designed to protect the budgeted annual foreign currency net profits against adverse currency movements during the relevant reporting period. Foreign currency net profits are actively managed by Group Treasury on behalf of UBS in accordance with the instructions of the Group Executive Board and subject to the VaR limit that has been established for this risk. The budgeted net profits are treated as long forward foreign exchange exposures in the local reporting currency against the Swiss franc.

The non-trading foreign currency exposures are hedged mainly with foreign exchange forward contracts, although foreign exchange options are also used particularly where there is a measure of uncertainty about the magnitude of the underlying income. The net position of the budgeted net profits and the corresponding hedges is the basis for the VaR calculation on Group Treasury's non-trading currency position. During the year, actual results are continuously monitored. Major budget deviations must be communicated to Group Treasury for potential additional hedge transactions. The VaR analysis, which is performed daily, is based on the same 10-day 99% confidence level as applies in

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

UBS Warburg. The validity of the VaR measurement is evaluated by conducting backtests, which compare the estimated VaR amount with the actual shift of the positions' profit or loss due to exchange rate movements.

The following table summarizes the VaR usage during the second half of 1998, 1999 and the first half of 2000.

                                           MINIMUM    MAXIMUM    AVERAGE    LAST VALUE OF PERIOD
VAR                                                          (CHF in millions)
------------------------------------------------------------------------------------------------
1 JULY -- 31 DECEMBER 1998...............     37.2      133.7       77.5                    79.2
1999.....................................      1.4       77.8       37.1                    59.7
1 JANUARY -- 30 JUNE 2000................     11.7      113.4       52.2                    12.2

The principal contributors to UBS's non-trading currency exposure are the operations in the UK and the US. In general, the VaR position is highest at the beginning of the year when the budgeted net profits are transferred to Group Treasury and is gradually reduced during the year depending on the exact hedge strategy being used. The underlying policy is to keep the VaR of the non-trading currency position as low as practicable.

Capital Management. Capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. UBS's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of the divisions as well as regulatory capital requirements. See "--Liquidity and Capital Resources--Capital Resources" for further details.

Performance Measurement. UBS is in the process of implementing a comprehensive value based management approach intended to support management in key tasks like planning, investments, capital allocation, performance appraisal and compensation, strategic risk management and communication to investors and analysts.

Divisional business plans, planned acquisitions, investments and divestments are evaluated and approved on the basis of their expected contribution to shareholder value. Actual performance is appraised using division specific hurdle rates and according to the contribution to value creation. The implicit costs of risk tolerance as well as the consumption of regulatory equity and risk control efforts are therefore considered in an appropriate way.

     Selected Statistical Information

The tables below set forth selected statistical information regarding UBS's banking operations. Unless otherwise indicated, average balances for the year ended 31 December 1999 are calculated from monthly data and averages for the years ended 31 December 1998 and 1997 are calculated from quarterly data. The distinction between domestic and foreign generally is based on the domicile of the booking location. For loans, this method is not significantly different from an analysis based on domicile of the borrower. Disclosures for the years ended 31 December 1996 and 1995, where applicable, are presented for Union Bank of Switzerland and Swiss Bank Corporation individually. Combined data is not presented for these periods because differences between accounting policies of the predecessor banks were significant or could not be quantified, or because significant inter-company balances could not be identified and eliminated. For purposes of this selected statistical information, "UBS" refers to Union Bank of Switzerland and "SBC" refers to Swiss Bank Corporation.

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UBS
--------------------------------------------------------------------------------

Average Balances and Interest Rates. The following table sets forth average interest-earning assets and average interest-bearing liabilities, along with the average rates, for the years ended 31 December 1999, 1998 and 1997.

                                                1999                              1998                            1997
                       AVERAGE              AVERAGE     AVERAGE               AVERAGE    AVERAGE              AVERAGE
                       BALANCE   INTEREST   RATE (%)    BALANCE    INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
                                                    (CHF in millions, except percentages)
----------------------------------------------------------------------------------------------------------------------
ASSETS
Money market paper
  Domestic...........    2,798        27      1.0%         4,002        70      1.7%       6,768       181      2.7%
  Foreign............   48,179     1,144      2.4%        20,679       763      3.7%      27,416     1,133      4.1%
Due from banks
  Domestic...........   19,451       705      3.6%        22,703       916      4.0%      22,823       926      4.1%
  Foreign............   28,999     1,269      4.4%        43,705     2,852      6.5%      33,003     2,278      6.9%
Securities borrowed
  and reverse
  repurchase
  agreements
  Domestic...........    3,265       117      3.6%         7,751        89      1.2%          --        --       --
  Foreign............  223,962    11,305      5.0%       275,549    10,290      3.7%     257,090    11,328      4.4%
Trading portfolio
  Domestic...........   36,269        72      0.2%        78,211        78      0.1%      19,915       139      0.7%
  Foreign............  124,564     4,460      3.6%       119,629     3,802      3.2%     153,211     4,059      2.6%
Loans
  Domestic...........  200,111     7,733      3.9%       207,937     8,839      4.3%     216,114    10,646      4.9%
  Foreign............   58,634     3,326      5.7%        72,445     5,440      7.5%      61,110     5,400      8.8%
Financial investments
  Domestic...........    2,066        74      3.6%         3,481       104      3.0%       3,819       119      3.1%
  Foreign............    3,737        85      2.3%         7,105       268      3.8%       9,491       379      4.0%
Net interest on
  swaps..............       --     2,132       --             --     1,701       --           --       725       --
                       -------    ------               ---------    ------               -------    ------
Total
  interest-earning
  assets.............  752,035    32,449      4.3%       863,197    35,212      4.1%     810,760    37,313      4.6%
Non-interest-earning
  assets
  Positive
    replacement
    values...........  146,036                           164,708                         124,224
  Fixed assets.......    8,824                            11,316                          12,628
  Other..............   34,957                            33,897                          32,846
                       -------                         ---------                         -------
TOTAL AVERAGE
  ASSETS.............  941,852                         1,073,118                         980,458
                       =======                         =========                         =======
LIABILITIES AND
  EQUITY
Money market paper
  issued
  Domestic...........      146         1      0.7%           255         2      0.8%         625        12      1.9%
  Foreign............   57,956     2,394      4.1%        51,435     2,557      5.0%      42,565     1,920      4.5%
Due to banks
  Domestic...........   37,581     1,303      3.5%        69,140     2,772      4.0%      76,269     1,749      2.3%
  Foreign............   41,583     1,704      4.1%        51,209     3,205      6.3%      63,498     4,155      6.5%

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                                                                             117
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--------------------------------------------------------------------------------

                                                1999                              1998                            1997
                       AVERAGE              AVERAGE     AVERAGE               AVERAGE    AVERAGE              AVERAGE
                       BALANCE   INTEREST   RATE (%)    BALANCE    INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
                                                    (CHF in millions, except percentages)
----------------------------------------------------------------------------------------------------------------------
Securities loaned and
  repurchase
  agreements
  Domestic...........   12,830       106      0.8%        12,261        71      0.6%          --        --       --
  Foreign............  144,837     8,340      5.8%       186,819     7,472      4.0%     177,128     9,660      5.5%
Trading portfolio
  Domestic...........       --        --       --             --        --       --           --        --       --
  Foreign............   48,560     2,070      4.3%        65,677     1,741      2.7%      40,541     1,492      3.7%
Due to customers
  Domestic...........  155,887     1,920      1.2%       161,688     2,613      1.6%     169,514     3,030      1.8%
  Foreign............  122,411     5,593      4.6%       132,338     7,275      5.5%     121,305     6,505      5.4%
Long-term debt
  Domestic...........   16,241       979      6.0%        21,267     1,138      5.4%      29,010     1,481      5.1%
  Foreign............   37,963     2,130      5.6%        31,024     1,348      4.3%      23,788     1,055      4.4%
                       -------    ------               ---------    ------               -------    ------
Total
  interest-bearing
  liabilities........  675,995    26,540      3.9%       783,113    30,194      3.9%     744,243    31,059      4.2%
Non-interest-bearing
  liabilities
  Negative
    replacement
    values...........  171,800                           187,934                         136,151
  Other..............   60,946                            69,184                          66,755
                       -------                         ---------                         -------
Total liabilities....  908,741                         1,040,231                         947,149
Shareholders'
  equity.............   33,111                            32,887                          33,309
                       -------                         ---------                         -------
TOTAL AVERAGE
  LIABILITIES AND
  SHAREHOLDERS'
  EQUITY.............  941,852                         1,073,118                         980,458
                       =======                         =========                         =======
NET INTEREST INCOME..              5,909                             5,018                           6,254
NET YIELD ON
  INTEREST-EARNING
  ASSETS.............                         0.8%                              0.6%                            0.8%

All assets and liabilities are translated into Swiss francs at uniform month-end rates. Income and expenses are translated at monthly average rates.

Average rates earned and paid on assets and liabilities can change from period to period based on the changes in interest rates in general, but also are affected by changes in the currency mix included in the assets and liabilities. This is especially true for foreign assets and liabilities. Tax exempt income is not recorded on a tax-equivalent basis. For all three years presented, it is considered to be insignificant and therefore the impact from such income is negligible.

Interest income and expense on certain accounts are reported as trading income in UBS's 1997 consolidated financial statements, but are reported against those accounts in the table. These accounts include: money market paper, securities borrowed and lent, reverse repurchase and repurchase agreements, and trading assets and liabilities. Also, the interest expense in UBS's 1997 consolidated financial statements is reduced by an amount for funding costs for trading positions, which is not

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--------------------------------------------------------------------------------

reflected in the preceding table. The following table reconciles net interest on interest-earnings assets as shown in the table above to net interest income in UBS's 1997 consolidated financial statements.

                                                                1997
                                                                (CHF in
                                                              millions)
-----------------------------------------------------------------------
Net interest on interest-earning assets.....................     6,254
  Money market paper........................................        --
  Securities borrowed and reverse repurchase agreements.....  (11,328)
  Trading portfolio assets..................................   (4,198)
  Securities loaned and repurchase agreements...............     9,660
  Trading portfolio liabilities.............................     1,492
  Funding costs for trading positions.......................     5,056
                                                               -------
NET INTEREST PER FINANCIAL STATEMENTS.......................     6,936
                                                               =======

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                                                                             119
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--------------------------------------------------------------------------------

Analysis of Changes in Interest Income and Expense. The following tables allocate, by categories of interest-earning assets and interest-bearing liabilities, the changes in interest income and expense due to changes in volume and interest rates for the year ended 31 December 1999 compared to the year ended 31 December 1998, and for the year ended 31 December 1998 compared to the year ended 31 December 1997. Volume and rate variances have been calculated on movements in average balances and changes in interest rates. Changes due to a combination of volume and rate have been allocated proportionally.

                                                    1999 OVER 1998                        1998 OVER 1997
                                        INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO
                                                        CHANGES IN                            CHANGES IN
                               AVERAGE                               AVERAGE
                               VOLUME    AVERAGE RATE   NET CHANGE   VOLUME    AVERAGE RATE   NET CHANGE
                                                           (CHF in millions)
--------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS
Money market paper
  Domestic...................      (21)           (22)         (43)      (74)           (37)        (111)
  Foreign....................    1,014           (633)         381      (278)           (92)        (370)
Due from banks
  Domestic...................     (131)           (80)        (211)       (5)            (4)          (9)
  Foreign....................     (960)          (623)      (1,583)      739           (165)         574
Securities borrowed and
  reverse repurchase
  agreements
  Domestic...................      (52)            79           27        89             --           89
  Foreign....................   (1,926)         2,941        1,015       813         (1,851)      (1,038)
Trading portfolio
  Domestic...................      (42)            36           (6)      407           (468)         (61)
  Foreign....................      157            501          658      (890)           633         (257)
Loans
  Domestic...................     (333)          (773)      (1,106)     (403)        (1,404)      (1,807)
  Foreign....................   (1,037)        (1,077)      (2,114)    1,002           (962)          40
Financial investments
  Domestic...................      (13)           (17)         (30)      (11)            (4)         (15)
  Foreign....................     (126)           (57)        (183)      (95)           (16)        (111)
                               -------        -------      -------   -------        -------      -------
Interest income
  Domestic...................     (592)          (777)      (1,369)        3         (1,917)      (1,914)
  Foreign....................   (2,878)         1,053       (1,825)    1,291         (2,453)      (1,162)
                               -------        -------      -------   -------        -------      -------
Total interest-earning
  assets.....................   (3,470)           276       (3,194)    1,294         (4,370)      (3,076)
                               -------        -------      -------   -------        -------      -------
Net interest on swaps........                                  431                                   976
                                                           -------                               -------
Total interest income........                               (2,763)                               (2,100)
                                                           -------                               -------
                                                           -------                               -------

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 120
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UBS
--------------------------------------------------------------------------------

                                                    1999 OVER 1998                        1998 OVER 1997
                                        INCREASE (DECREASE) DUE TO            INCREASE (DECREASE) DUE TO
                                                        CHANGES IN                            CHANGES IN
                               AVERAGE                               AVERAGE
                               VOLUME    AVERAGE RATE   NET CHANGE   VOLUME    AVERAGE RATE   NET CHANGE
                                                           (CHF in millions)
--------------------------------------------------------------------------------------------------------
INTEREST-BEARING LIABILITIES
Money market paper issued
  Domestic...................       (1)            (0)          (1)       (7)            (3)         (10)
  Foreign....................      324           (487)        (163)      400            237          637
Due to banks
  Domestic...................   (1,265)          (204)      (1,469)     (164)         1,187        1,023
  Foreign....................     (602)          (899)      (1,501)     (804)          (146)        (950)
Securities loaned and
  repurchase agreements
  Domestic...................        3             32           35        71             --           71
  Foreign....................   (1,679)         2,547          868       529         (2,717)      (2,188)
Trading portfolio
  Domestic...................       --             --           --        --             --           --
  Foreign....................     (454)           783          329       926           (677)         249
Due to customers
  Domestic...................      (94)          (599)        (693)     (140)          (277)        (417)
  Foreign....................     (546)        (1,136)      (1,682)      592            178          770
Long-term debt
  Domestic...................     (269)           110         (159)     (395)            52         (343)
  Foreign....................      302            480          782       321            (28)         293
                               -------   ------------   ----------   -------   ------------   ----------
Interest expense
  Domestic...................   (1,626)          (661)      (2,287)     (635)           959          324
  Foreign....................   (2,655)         1,288       (1,367)    1,964         (3,153)      (1,189)
                               -------   ------------   ----------   -------   ------------   ----------
Total interest-bearing
  liabilities................   (4,281)           627       (3,654)    1,329         (2,194)        (865)
                               =======   ============   ==========   =======   ============   ==========

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--------------------------------------------------------------------------------

Deposits. The following table analyzes average deposits and the average rates on each deposit category listed below at and for the years ended 31 December 1999, 1998 and 1997. The geographic allocation is based on the location of the office or branch where the deposit is made.

                                                1999                   1998                   1997
                                 AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE
                                 DEPOSIT    RATE (%)    DEPOSIT    RATE (%)    DEPOSIT    RATE (%)
                                               (CHF in millions except percentages)
--------------------------------------------------------------------------------------------------
BANKS
  Domestic offices:
     Demand deposits...........   12,736      0.9%       11,890      0.6%        9,856      0.8%
     Time deposits.............    6,715      4.8%       10,813      4.7%       12,967      2.5%
                                 -------                -------                -------
     Total domestic offices....   19,451      2.2%       22,703      2.6%       22,823      1.8%
                                 -------                -------                -------
  Foreign offices:
     Interest-bearing
       deposits(1).............   28,999      4.1%       43,705      6.3%       33,003      6.5%
                                 -------                -------                -------
TOTAL DUE TO BANKS.............   48,450      3.4%       66,408      5.0%       55,826      4.6%
                                 =======                =======                =======
CUSTOMER ACCOUNTS
  Domestic offices:
     Demand deposits...........   49,261      0.6%       44,569      0.7%       41,411      0.8%
     Savings deposits..........   80,543      1.1%       82,561      1.6%       85,027      1.8%
     Time deposits.............   26,083      2.8%       34,558      2.9%       43,076      2.7%
                                 -------                -------                -------
     Total domestic offices....  155,887      1.2%      161,688      1.6%      169,514      1.8%
                                 -------                -------                -------
  Foreign offices:
     Demand deposits...........  122,411      4.6%      132,338      5.5%      121,305      5.4%
                                 -------                -------                -------
TOTAL DUE TO CUSTOMERS.........  278,298      2.7%      294,026      3.4%      290,819      3.3%
                                 =======                =======                =======

------------
(1)  Includes mostly time deposits.

At 31 December 1999, the maturity of time deposits exceeding CHF 150,000, or an equivalent amount in other currencies, was as follows.

                                                              AT 31 DECEMBER 1999
                                                              DOMESTIC    FOREIGN
                                                               (CHF in millions)
---------------------------------------------------------------------------------
Within 3 months.............................................   32,466     117,260
3 to 12 months..............................................    4,620       7,784
1 to 5 years................................................    1,027         978
Over 5 years................................................      429       2,333
                                                               ------     -------
TOTAL TIME DEPOSITS.........................................   38,542     128,355
                                                               ======     =======

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--------------------------------------------------------------------------------

Short-Term Borrowings. The following table presents UBS's period-end, average and maximum month-end outstanding amounts for short-term borrowings, along with the average rates and period-end rates at and for the years ended 31 December 1999, 1998 and 1997.

                            MONEY MARKET PAPER ISSUED                DUE TO BANKS         REPURCHASE AGREEMENTS
                             1999      1998      1997     1999     1998      1997      1999      1998      1997
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------------------
Period-end balance......  64,655    51,527    55,600    40,580   10,361    84,952   217,736   137,617   191,792
Average balance.........  58,103    51,690    43,190    30,714   53,941    83,941   149,071   177,298   153,028
Maximum month-end
  balance...............  76,368    53,710    55,600    64,562   89,072   105,332   217,736   202,062   191,792
Average interest rate
  during the period.....     4.1%      5.0%      4.5%      4.5%     4.9%      4.0%      4.8%      3.6%      5.3%
Average interest rate at
  period-end............     4.6%      4.6%      4.5%      4.8%     4.4%      4.2%      3.9%      4.9%      4.5%

Loans. UBS's loans are widely dispersed over customer categories both within and outside of Switzerland. No one concentration of loans, with the exceptions of private households in Switzerland and foreign commercial and manufacturing, accounted for more than 10% of the total loan portfolio. For further discussion of UBS's loan portfolio, see "--Analysis of Risks--Credit Risk." The following table illustrates the diversification of the loan portfolio among customer categories at 31 December 1999, 1998, 1997, 1996 and 1995. The industry categories presented are consistent with the classification of loans for reporting to the Swiss Federal Banking Commission and Swiss National Bank.

                                                                          1996                  1995
                              1999       1998       1997        UBS        SBC        UBS        SBC
                                                       (CHF in millions)
----------------------------------------------------------------------------------------------------
Domestic:
  Banks..................    5,802      4,543     17,751     15,039      2,532      2,700      2,467
  Financial
    institutions.........    9,387     10,240     11,371     14,465      6,752     12,865      6,673
  Construction...........    6,577      7,897      9,627      6,022      4,556      3,737      4,644
  Services (1)...........   14,862     11,582     13,083      7,841      6,383      6,011      6,401
  Retail and wholesale...   10,904      8,912     10,512      7,220      6,602      6,772      6,323
  Hotels and
    restaurants..........    4,259      4,129      4,668      4,815      2,200      4,311      2,219
  Real estate and rentals
    (2)..................   19,835     21,231     22,915        N/A        N/A        N/A        N/A
  Manufacturing..........   11,377     13,505     16,440      9,650      9,019     10,113      9,788
  Public authorities.....    5,277      5,858      6,354      3,271      4,972      2,727      4,484
  Private households.....   93,846     97,664    109,044     55,088     59,098     48,935     56,732
  Other..................    1,818      1,662      1,862      1,156        694      1,629        747
                           -------    -------    -------    -------    -------    -------    -------
Total domestic...........  183,944    187,223    223,627    124,567    102,808     99,800    100,478
Foreign:
  Banks..................   24,983     65,000     49,559     25,048     70,758     88,586     42,689
  Other loans (3)........   69,087     78,741     80,054     33,412     34,758     55,188     29,814
                           -------    -------    -------    -------    -------    -------    -------
Total foreign............   94,070    143,741    129,613     58,460    105,516    143,774     72,503
                           -------    -------    -------    -------    -------    -------    -------
TOTAL GROSS LOANS........  278,014    330,964    353,240    183,027    208,324    243,574    172,981
                           =======    =======    =======    =======    =======    =======    =======

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management. The Swiss National Bank introduced this category in 1997; prior years' balances cannot be restated.

(3) Includes commercial and manufacturing (52%), financial institutions (25%), commodities (8%) and other (15%) at 31 December 1999.

--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

The following table analyzes UBS's mortgage portfolio by geographic origin of the customer and type of mortgage at 31 December 1999, 1998, 1997, 1996 and 1995. Mortgages are included in the aforementioned industry categories.

                                                                                     1996              1995
                                             1999      1998      1997      UBS      SBC      UBS      SBC
                                                                   (CHF in millions)
-----------------------------------------------------------------------------------------------------------
Mortgages:
  Domestic................................  126,677   138,306   142,919   68,534   70,966   67,200   67,098
  Foreign.................................    1,310     2,479     3,883    1,657    2,266    1,306    2,372
                                            -------   -------   -------   ------   ------   ------   ------
Total gross mortgages.....................  127,987   140,785   146,802   70,191   73,232   68,506   69,470
                                            =======   =======   =======   ======   ======   ======   ======
Mortgages:
  Residential.............................   91,408   106,093   105,926   48,508   49,794   48,711   46,083
  Commercial..............................   36,579    34,692    40,876   21,683   23,438   19,795   23,387
                                            -------   -------   -------   ------   ------   ------   ------
Total gross mortgages.....................  127,987   140,785   146,802   70,191   73,232   68,506   69,470
                                            =======   =======   =======   ======   ======   ======   ======

Loan Maturities. The following table discloses loans by maturity at 31 December 1999. The determination of maturities is based on contract terms. Information on interest rate sensitivities can be found in Note 33 of UBS's consolidated financial statements.

                                           WITHIN 1 YEAR    1 TO 5 YEARS    OVER 5 YEARS     TOTAL
                                                              (CHF in millions)
---------------------------------------------------------------------------------------------------
Domestic:
  Banks..................................          5,756              21              25      5,802
  Mortgages..............................         66,787          57,582           2,308    126,677
  Other loans............................         39,665           9,304           2,496     51,465
                                           -------------    ------------    ------------    -------
Total domestic...........................        112,208          66,907           4,829    183,944
                                           -------------    ------------    ------------    -------
Foreign:
  Banks..................................         24,286             453             244     24,983
  Mortgages..............................            802             287             221      1,310
  Other loans............................         62,140           4,124           1,513     67,777
                                           -------------    ------------    ------------    -------
Total foreign............................         87,228           4,864           1,978     94,070
                                           -------------    ------------    ------------    -------
Total gross loans........................        199,436          71,771           6,807    278,014
                                           =============    ============    ============    =======

Impaired, Non-Performing and Restructured Loans. UBS classifies a loan as impaired when it is determined that there is a high probability that the bank will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within the category are non-performing loans, for which the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90-day period, UBS no longer recognizes interest income on the loan and takes a charge for the unpaid and accrued interest receivable. Unrecognized interest related to non-performing loans amounted to CHF 409 million, CHF 423 million and CHF 450 million for the years ended 31 December 1999, 1998 and 1997, respectively. The table below provides an analysis of the Group's non-performing and restructured loans at 31 December 1999, 1998, 1997, 1996 and 1995. For further discussion of impaired and non-performing loans, see "--Analysis of Risks--Credit Risk."

--------------------------------------------------------------------------------
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UBS
--------------------------------------------------------------------------------

                                                                              1996               1995
                                      1999      1998      1997      UBS      SBC       UBS      SBC
                                                            (CHF in millions)
-----------------------------------------------------------------------------------------------------
Non-performing loans:
  Domestic.........................  11,435    14,023    15,238    7,171     9,587    7,787    10,582
  Foreign..........................   1,638     2,091     1,426      414     1,446      424     1,703
                                     ------    ------    ------    -----    ------    -----    ------
TOTAL NON-PERFORMING LOANS.........  13,073    16,114    16,664    7,585    11,033    8,211    12,285
                                     ======    ======    ======    =====    ======    =====    ======
FOREIGN RESTRUCTURED LOANS(1)......     287       449       638      473       289      439       301
                                     ======    ======    ======    =====    ======    =====    ======

---------------
(1) Amounts presented for 1999 and 1998 include only performing foreign restructured loans. Amounts presented for prior years include both performing and non-performing foreign restructured loans. UBS does not, as a matter of policy, typically restructure loans to accrue interest at rates different from the original contractual terms or reduce the principal amount of loans. Instead, specific loan allowances are established as necessary. Unrecognized interest related to the foreign restructured loans was not material to the results of operations during these periods.

In addition to the data above analyzing non-performing loans, at 31 December 1999 UBS had CHF 9,383 million in "other impaired loans." These are loans that are current, or less than 90 days in arrears, with respect to payment of principal or interest; however, UBS's credit officers have expressed doubts as to the ability of the borrowers to repay the loans, and specific allowances of CHF 3,810 million have been established against them. These loans are primarily domestic.

Cross-Border Outstandings. Cross-border outstandings consist of general banking products such as loans and deposits with third parties, credit equivalents of over-the-counter derivatives and repurchase agreements, and the market value of the inventory of securities. The outstandings are monitored and reported on an ongoing basis by the credit risk management organization with a dedicated country risk information system. With the exception of the 27 most developed economies, the exposures are rigorously limited.

Claims that are secured by third-party guarantees are recorded against the guarantor's country of domicile. Outstandings that are secured by collateral are recorded against the country where the asset could be liquidated. This follows the "Guidelines for the Management of Country Risk," which are applicable to all banks that report to the Swiss Federal Banking Commission as their supervisory body.

The following tables list those countries for which UBS's cross-border outstandings exceeded 0.75% of total assets at 31 December 1999, 1998 and 1997. At 31 December 1999, there were no outstandings that exceeded 0.75% of total assets in any country currently facing liquidity problems that the bank expects would materially affect the country's ability to service its obligations.

For more information on cross-border outstandings, see "--Analysis of Risks--Credit Risk--Country Risk Exposure."

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                                                                                AT 31 DECEMBER 1999
                              BANKING PRODUCTS       TRADED       TRADEABLE              % OF TOTAL
                             BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                       (CHF in millions)
---------------------------------------------------------------------------------------------------
United States..............  3,202        2,508         41,970       48,012    95,692       9.7%
Japan......................  1,117          965          7,153       69,194    78,429       8.0%
United Kingdom.............  3,417        3,193         11,273       58,300    76,183       7.8%
Germany....................  4,455        3,174         41,422        8,181    57,232       5.8%
Italy......................  2,462          762          6,803        8,708    18,735       1.9%
Netherlands................  1,932        1,149          6,648        4,993    14,722       1.5%
France.....................  1,200        1,395          7,324        4,379    14,298       1.5%
Australia..................  2,688          409          6,342        3,735    13,174       1.3%
Canada.....................    866          492          5,233          807     7,398       0.8%

                                                                                AT 31 DECEMBER 1998
                            BANKING PRODUCTS        TRADED       TRADEABLE               % OF TOTAL
                           BANKS     NON-BANKS    PRODUCTS(1)    ASSETS(2)     TOTAL       ASSETS
                                                      (CHF in millions)
---------------------------------------------------------------------------------------------------
United States............  13,882        2,292         27,922       65,543    109,639       11.6%
United Kingdom...........   4,006        2,583         10,912       32,348     49,849        5.3%
Japan....................   1,633          768          7,879       38,133     48,413        5.1%
Germany..................   7,850        2,500         20,666       15,903     46,919        5.0%
France...................   2,490        1,420         10,037        8,521     22,468        2.4%
Italy....................   2,174        1,201          8,236        9,394     21,005        2.2%
Australia................   6,749          543          3,097        4,760     15,149        1.6%
Netherlands..............   1,221        1,086          6,134        6,363     14,804        1.6%
Sweden...................     449          812          3,710        8,091     13,062        1.4%
Canada...................     755          549          5,162        3,479      9,945        1.1%
Austria..................     769           82          1,513        5,436      7,800        0.8%
Spain....................     913          350          2,495        3,701      7,459        0.8%
Belgium..................   1,248          162          2,393        3,599      7,402        0.8%
Luxembourg...............   1,212        2,130          1,723        2,195      7,260        0.8%

                                                                            UBS AT 31 DECEMBER 1997
                                       BANKING       TRADED       TRADEABLE              % OF TOTAL
                                       PRODUCTS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------
United States........................     8,306         10,063           --    18,369          3.2%
France...............................     7,338          3,450           --    10,788          1.9%
Germany..............................     5,074          4,704           --     9,778          1.7%
United Kingdom.......................     2,741          6,963           --     9,704          1.7%
Italy................................     6,088          1,748           --     7,836          1.4%
Singapore............................     5,930            739           --     6,669          1.2%
Luxembourg...........................     4,832          1,123           --     5,955          1.0%
Japan................................     1,641          4,101           --     5,742          1.0%
Netherlands..........................     3,524          1,114           --     4,638          0.8%

--------------------------------------------------------------------------------
 126
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--------------------------------------------------------------------------------

                                                                            SBC AT 31 DECEMBER 1997
                                       BANKING       TRADED       TRADEABLE              % OF TOTAL
                                       PRODUCTS    PRODUCTS(1)    ASSETS(2)    TOTAL       ASSETS
                                                            (CHF in millions)
---------------------------------------------------------------------------------------------------
United States........................    23,084         11,432       26,170    60,686         13.8%
Germany..............................     4,790         10,404        8,768    23,962          5.5%
Japan................................     2,022          6,555       11,870    20,447          4.7%
France...............................     1,271          5,150        2,900     9,321          2.1%
Netherlands..........................     2,621          4,009        2,379     9,009          2.1%
Italy................................     2,419          2,541        3,988     8,948          2.0%
Sweden...............................     1,144          2,096        1,254     4,494          1.0%
Belgium..............................       365          1,664        2,035     4,064          0.9%
Canada...............................       655          2,531          818     4,004          0.9%
Australia............................        73          1,982        1,671     3,726          0.8%
Cayman Islands.......................       771          1,443        1,328     3,542          0.8%

---------------
(1) Traded products consist of derivative instruments and repurchase agreements.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

Summary of Movements in Allowances and Provisions for Credit Losses. The following table provides an analysis of movements in allowances and provisions for credit losses for the years ended 31 December 1999, 1998, 1997, 1996 and 1995.

As a result of Swiss bankruptcy laws, banks write off loans against allowances only upon final settlement of bankruptcy proceedings, the sale of the underlying asset and/or in case of the forgiveness of debt. Under Swiss law, a creditor can continue to collect from a debtor who has emerged from bankruptcy, unless the debt has been forgiven through a formal agreement.

                                                                                       1996              1995
                                                                            ---------------   ---------------
                                                  1999     1998     1997     UBS      SBC      UBS      SBC
                                                                      (CHF in millions)
-------------------------------------------------------------------------------------------------------------
Balance at beginning of year...................  14,978   16,213   18,135    6,413    6,700    6,412    7,403
Writeoffs:
  Domestic:
    Banks......................................      (4)      (2)      (5)      --       --       (3)      --
    Financial institutions.....................     (92)     (66)    (226)     (32)    (284)     (57)     (88)
    Construction...............................    (296)    (228)    (408)    (103)    (140)    (447)    (166)
    Services(1)................................    (315)    (116)    (229)    (220)     (54)    (283)    (100)
    Retail and wholesale.......................    (210)    (178)    (227)    (108)     (46)    (192)     (68)
    Hotels and restaurants.....................    (137)     (98)    (138)     (28)     (37)     (46)     (35)
    Real estate and rentals(2).................    (823)    (610)    (871)    (561)    (263)    (386)    (278)
    Manufacturing..............................    (242)    (214)    (514)    (179)    (111)    (197)    (171)
    Public authorities.........................      --       (2)     (19)      --       (3)      --       (2)
    Private households.........................    (598)    (534)  (1,214)    (306)    (389)    (220)    (867)
    Other......................................     (41)     (15)     (29)     (85)     (35)    (155)     (28)
                                                 ------   ------   ------   ------   ------   ------   ------
  Total domestic...............................  (2,758)  (2,063)  (3,880)  (1,622)  (1,362)  (1,986)  (1,803)
  Foreign......................................    (517)    (261)    (240)     (49)    (350)     (73)    (339)
                                                 ------   ------   ------   ------   ------   ------   ------
Total writeoffs................................  (3,275)  (2,324)  (4,120)  (1,671)  (1,712)  (2,059)  (2,142)
Recoveries:
  Domestic.....................................      54       59      406      438       71      354       78
  Foreign......................................      11       --       36       25       20        8       --
                                                 ------   ------   ------   ------   ------   ------   ------
Total recoveries...............................      65       59      442      463       91      362       78
                                                 ------   ------   ------   ------   ------   ------   ------
Net writeoffs..................................  (3,210)  (2,265)  (3,678)  (1,208)  (1,621)  (1,697)  (2,064)
Increase in credit loss allowances.............     956      951    1,432    1,272    1,018    1,084      874
Special provisions(3)..........................      --       --       --    2,289    2,480      711       --
Other adjustments(4)...........................     674       79      324      140      652      (97)     487
                                                 ------   ------   ------   ------   ------   ------   ------
Balance at end of year.........................  13,398   14,978   16,213    8,906    9,229    6,413    6,700
                                                 ======   ======   ======   ======   ======   ======   ======

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management.

(3) The 1996 UBS amount includes a special provision of CHF 3,000 million for credit risks and the release of a CHF 711 million provision for general banking risks from the prior year.

(4) Includes the following for 1999, 1998 and 1997:

                                                        1999    1998    1997
                                                         (CHF in millions)
----------------------------------------------------------------------------
Doubtful interest.....................................  409      423     450
Net foreign exchange..................................  351      (98)     91
Subsidiaries sold and other...........................  (86)    (246)   (217)
                                                        ---     ----    ----
Total adjustments.....................................  674       79     324
                                                        ===     ====    ====

--------------------------------------------------------------------------------
 128
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UBS
--------------------------------------------------------------------------------

Allocation of the Allowances and Provisions for Credit Losses. The following tables provide an analysis of the allocation of the allowances and provisions for credit losses by customer categories and geographic location at 31 December 1999, 1998, 1997, 1996 and 1995. For a description of the bank's procedures with respect to allowances and provisions for credit losses, see "--Analysis of Risks--Credit Risk."

                                                                                       1996            1995
                                                                              -------------   -------------
                                                     1999     1998     1997     UBS     SBC     UBS     SBC
                                                                      (CHF in millions)
-----------------------------------------------------------------------------------------------------------
Domestic:
  Banks..........................................      41       49       34       9      39      43      32
  Financial institutions.........................     342      668      510     152     403     132     370
  Construction...................................   1,247    1,671    1,449     716     539     602     471
  Services(1)....................................     934      766      661     429     160     440     157
  Retail and wholesale...........................     779      825      723     371     263     318     212
  Hotels and restaurants.........................     690      657      512     172     135     113     112
  Real estate and rentals(2).....................   2,696    3,333    2,591   1,286   1,335   1,314   1,163
  Manufacturing..................................   1,223    1,331    1,036     603     438     547     385
  Public authorities.............................      40      107       59       1      66       1      47
  Private households.............................   2,350    2,741    2,264     970   1,459     976   1,396
  Other..........................................     141       71       52      40      19      19      34
                                                   ------   ------   ------   -----   -----   -----   -----
Total domestic...................................  10,483   12,219    9,891   4,749   4,856   4,505   4,379
                                                   ------   ------   ------   -----   -----   -----   -----
  Foreign........................................   1,539    1,309    1,399     353   1,286     340   1,539
  Country provisions.............................   1,376    1,450    1,175     804     404     857     559
                                                   ------   ------   ------   -----   -----   -----   -----
Total foreign(3).................................   2,915    2,759    2,574   1,157   1,690   1,197   2,098
                                                   ------   ------   ------   -----   -----   -----   -----
  Unallocated allowances(4)......................      --       --    3,748   3,000   2,683     711     223
                                                   ------   ------   ------   -----   -----   -----   -----
TOTAL ALLOWANCES AND PROVISIONS FOR CREDIT
  LOSSES.........................................  13,398   14,978   16,213   8,906   9,229   6,413   6,700
                                                   ======   ======   ======   =====   =====   =====   =====

---------------
(1) Includes transportation, communication, health and social work, education and other social and personal service activities.

(2) Includes real estate development, buying, selling and leasing of real estate, agency activities and real estate management.

(3) The 1999 and 1998 amounts include CHF 149 million and CHF 435 million of provisions and commitments for contingent liabilities, respectively.

(4) The 1997 amount includes a provision for commitments and contingent liabilities of CHF 472 million. In addition, the 1996 SBC amount includes CHF 603 million of provisions for commitments and contingent liabilities. The 1995 UBS and SBC amounts represent provisions for general banking risks and commitments and contingent liabilities, respectively.

The following table presents the percentage of loans in each category to total loans at 31 December 1999, 1998, 1997, 1996 and 1995. This table can be read in conjunction with the preceding table showing the breakdown of the allowances and provisions for credit losses by loan categories to evaluate the credit risks in each of the categories.

                                                                                1996              1995
                                                                      --------------    --------------
                                            1999     1998     1997      UBS      SBC      UBS      SBC
------------------------------------------------------------------------------------------------------
Domestic:
  Banks..................................    2.1%     1.4%     5.0%     8.2%     1.2%     1.1%     1.4%
  Financial institutions.................    3.4%     3.1%     3.2%     7.9%     3.2%     5.3%     3.9%
  Construction...........................    2.4%     2.4%     2.7%     3.3%     2.2%     1.5%     2.7%
  Services...............................    5.3%     3.5%     3.7%     4.3%     3.1%     2.5%     3.7%
  Retail and wholesale...................    3.9%     2.7%     3.0%     3.9%     3.2%     2.8%     3.6%
  Hotels and restaurants.................    1.5%     1.2%     1.3%     2.6%     1.0%     1.8%     1.3%
  Real estate and rentals................    7.1%     6.4%     6.5%     0.0%     0.0%     0.0%     0.0%

--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                                                1996              1995
                                                                      --------------    --------------
                                            1999     1998     1997      UBS      SBC      UBS      SBC
------------------------------------------------------------------------------------------------------
  Manufacturing..........................    4.1%     4.1%     4.7%     5.3%     4.3%     4.1%     5.7%
  Public authorities.....................    1.9%     1.8%     1.8%     1.8%     2.4%     1.1%     2.6%
  Private households.....................   33.8%    29.5%    30.9%    30.1%    28.4%    20.1%    32.8%
  Other..................................    0.7%     0.5%     0.5%     0.6%     0.3%     0.7%     0.4%
                                           -----    -----    -----    -----    -----    -----    -----
Total domestic...........................   66.2%    56.6%    63.3%    68.0%    49.3%    41.0%    58.1%
                                           -----    -----    -----    -----    -----    -----    -----
Foreign:
  Banks..................................    9.0%    19.6%    14.0%    13.7%    34.0%    36.4%    24.7%
  Other loans............................   24.8%    23.8%    22.7%    18.3%    16.7%    22.6%    17.2%
                                           -----    -----    -----    -----    -----    -----    -----
Total foreign............................   33.8%    43.4%    36.7%    32.0%    50.7%    59.0%    41.9%
                                           -----    -----    -----    -----    -----    -----    -----
TOTAL GROSS LOANS........................  100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%
                                           =====    =====    =====    =====    =====    =====    =====

Loss History Statistics. The following is a summary of UBS's loan loss history at 30 June 2000 and 31 December 1999, 1998, 1997, 1996 and 1995.

                                                                                     1996                1995
                                                                        -----------------   -----------------
                           30 JUNE 2000      1999      1998      1997       UBS       SBC       UBS       SBC
                                                  (CHF in millions except percentages)
-------------------------------------------------------------------------------------------------------------
Gross loans..............       270,978   278,014   330,964   353,240   183,027   208,324   243,574   172,981
Impaired loans...........        21,011    22,456    26,447       N/A       N/A       N/A       N/A       N/A
Non-performing loans.....        11,552    13,073    16,114    16,664     7,585    11,033     8,211    12,285
Allowances and provisions
  for credit losses......        12,390    13,398    14,978    16,213     8,906     9,229     6,413     6,700
Net writeoffs............         1,142     3,210     2,265     3,678     1,208     1,621     1,697     2,064
Credit loss expense......           (83)      956       951     1,432     1,272     1,018     1,084       874
RATIOS:
Impaired loans/Gross
  loans..................           7.8%      8.1%      8.0%      N/A       N/A       N/A       N/A       N/A
Non-performing loans/
  Gross loans............           4.3%      4.7%      4.9%      4.7%      4.1%      5.3%      3.4%      7.1%
Allowance and provisions
  for credit losses as a
  percentage of:
  Gross loans............           4.6%      4.8%      4.5%      4.6%      4.9%      4.4%      2.6%      3.9%
  Impaired loans.........          58.9%     59.7%     56.6%      N/A       N/A       N/A       N/A       N/A
  Non-performing loans...         107.3%    102.5%     93.0%     97.3%    117.4%     83.6%     78.1%     54.5%
Net writeoffs as a
  percentage of:
  Gross loans............           0.4%      1.2%      0.7%      1.0%      0.7%      0.8%      0.7%      1.2%
  Allowance and
    provisions for credit
    losses...............           9.2%     24.0%     15.1%     22.7%     13.6%     17.6%     26.5%     30.8%
Allowance and provisions
  for credit losses as a
  multiple of net
  writeoffs..............         10.85      4.17      6.61      4.41      7.37      5.69      3.78      3.25

---------------
N/A = Not Available

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

See "--Management's Discussion and Analysis of Financial Condition and Results of Operations--Analysis of Risks--Market Risk."

--------------------------------------------------------------------------------
 130

UBS
--------------------------------------------------------------------------------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The accompanying unaudited pro forma financial statements on pages 133 to 154 present the condensed consolidated balance sheet of UBS and PaineWebber as of 30 June 2000 and the related condensed consolidated income statements for the six-month period ended 30 June 2000 and the year ended 31 December 1999, as if the merger had occurred on 1 January 1999. The presentation is made both on the basis of IAS and U.S. GAAP. In order to present this information and show the reader the source of the information, several schedules are required.

The first set of schedules included present the unaudited pro forma financial statements on the basis of IAS, in Swiss francs (CHF). This is achieved by presenting in the first two columns the financial statements of PaineWebber in accordance with IAS in U.S. Dollars (USD), and then showing the translation into CHF. The third column presents the IAS financial statements of UBS in CHF. We then present accounting entries to reflect the results of the merger, each of which is explained in a footnote, and the final resulting column presents the unaudited pro forma condensed consolidated financial statements. Since IAS will be the primary accounting framework of the consolidated company, we present this information first.

PaineWebber presents its financial statements on the basis of U.S. GAAP rather than IAS. The second set of schedules shows the restatement of the U.S. GAAP financial statements of PaineWebber into IAS. The first column presents the U.S. GAAP financial statements of PaineWebber, after reflecting certain reclassification entries required to conform to the UBS presentation. These reclassification entries do not affect net income or shareholders' equity, and are therefore not presented separately in this document. The next column presents the accounting entries required to restate the financial statements on the basis of IAS, and each entry is explained in a footnote. The final resulting column presents the PaineWebber financial statements in accordance with IAS, and is the same as the first column in the first set of schedules described in the preceding paragraph.

The third set of schedules presents the unaudited pro forma condensed consolidated financial statements in accordance with U.S. GAAP. In much the same way that UBS is required to present a reconciliation of its primary financial statements from IAS to U.S. GAAP, we have also presented this reconciliation. The first column presents the IAS unaudited pro forma condensed consolidated financial statements and is the same as the next to last column in the first set of schedules described two paragraphs above. The next two columns present the accounting entries required to restate the unaudited pro forma financial statements for UBS and PaineWebber, respectively, in accordance with U.S. GAAP. Each of the entries is described in a footnote. The final column presents the unaudited pro forma condensed consolidated financial statements in accordance with U.S. GAAP.

THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS WERE PREPARED DURING AUGUST 2000, SHORTLY AFTER THE MERGER WAS ANNOUNCED, AND THEY HAVE NOT BEEN UPDATED SINCE THEN. As of the date of this prospectus, the analyses necessary to complete the purchase accounting entries required to reflect the merger have not been finalized. However, several of the assumptions and data inputs used in preparing the pro forma financial statements have changed. The more significant changes include:

- Price of UBS Stock. UBS stock was assumed to be valued at $148.75 (CHF 245.70) per share for purposes of computing the fair value of the stock consideration given in the merger. The actual closing price on 3 November 2000 (the date the merger was consummated) was $143.30 (CHF 252.5) per share.

- Employee stock options. The pro forma financial statements assume that all outstanding PaineWebber employee stock options would have been exercised prior to consummation of the merger. In fact, a significant number of options were exchanged for options on UBS stock rather than being exercised.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

- UBS partial dividend. The partial dividend authorized by UBS shareholders in their Extraordinary General Meeting has not been reflected in the pro forma financial statements.

- Fair value of PaineWebber debt. At the time the merger was announced, PaineWebber debt instruments were being traded generally at a discount to face value. Since that time, the market for these instruments has changed reflecting the prospective guarantee announced by UBS and they are now valued at a premium to face value.

- Final identification of all acquisitions related liabilities has not been completed.

- Analyses necessary to conform PaineWebber accounting policies to those of UBS and to adjust other PaineWebber assets and liabilities to fair value in accordance with purchase accounting have not yet been completed.

All of these matters will result in changes to the estimates included in the accompanying pro forma financial information, which will, in the aggregate be significant. While we do not expect the changes to result in any material change to operating income as presented in the pro formas, these changes will increase the recorded balance of goodwill significantly, as well as the related annual amortization.

--------------------------------------------------------------------------------
 132

UBS
--------------------------------------------------------------------------------

         UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       BALANCE SHEET AND INCOME STATEMENT
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited pro forma condensed consolidated balance sheet and income statement as of and for the six months ended 30 June 2000 is derived from the unaudited consolidated financial statements of UBS as of and for the six month period then ended and PaineWebber's unaudited condensed consolidated financial statements as of and for the same period, as adjusted to IAS and translated into Swiss francs, after giving effect to the pro forma adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement below. These adjustments have been made as if the merger took place on 1 January 1999, the first day of the earliest period presented in the UBS and PaineWebber unaudited pro forma condensed consolidated financial information. This information has been prepared from, and should be read together with, the respective unaudited consolidated financial statements and related notes of UBS and the unaudited condensed consolidated financial statements of PaineWebber, which are included in this document. These statements have been prepared in accordance with IAS.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                                             CONVENIENCE
                                                                                                             TRANSLATION
                                                                                                   UBS AND       UBS AND
                                                       UBS AND                                 PAINEWEBBER   PAINEWEBBER
                                                   PAINEWEBBER      PRO FORMA                 CONSOLIDATED  CONSOLIDATED
                           PAINEWEBBER       UBS      COMBINED  ADJUSTMENT(2)                    PRO FORMA     PRO FORMA
(IN MILLIONS)             US$   CHF(1)       CHF           CHF            CHF  REFERENCE(2)            CHF        US$(3)
------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.......  2,056   3,410     24,079        27,489                                     27,489        16,820
Interest expense......  1,729   2,868     19,753        22,621            299        e,g           22,920        14,024
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Net interest income...    327     542      4,326         4,868          (299)                       4,569         2,796
Credit loss expense...     --      --        (83)         (83)                                       (83)          (51)
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Net interest income
  after credit loss
  expense.............    327     542      4,409         4,951          (299)                       4,652         2,847
Net fee and commission
  income..............  2,025   3,359      7,835        11,194                                     11,194         6,850
Net trading income....    473     784      5,669         6,453                                      6,453         3,948
Other income,
  including income
  from disposal of
  associates and
  subsidiaries........     81     134        644           778                                        778           475
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Total operating
  income..............  2,906   4,819     18,557        23,376          (299)                      23,077        14,120
                        -----   -----    -------   -----------  -------------                 -----------   -----------
OPERATING EXPENSES
Personnel.............  1,781   2,955      8,876        11,831            166          h           11,997         7,340
General and
  administrative......    605   1,003      3,174         4,177                                      4,177         2,556
Depreciation and
  amortization........     63     104        947         1,051            372        d,k            1,423           871
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Total operating
  expense.............  2,449   4,062     12,997        17,059            538                      17,597        10,767
                        -----   -----    -------   -----------  -------------                 -----------   -----------
OPERATING PROFIT
  BEFORE TAX AND
  MINORITY
  INTERESTS...........    457     757      5,560         6,317          (837)                       5,480         3,353
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Tax expense...........    166     274      1,257         1,531          (169)          l            1,362           834
                        -----   -----    -------   -----------  -------------                 -----------   -----------
NET PROFIT BEFORE
  MINORITY
  INTERESTS...........    291     483      4,303         4,786          (668)                       4,118         2,519
                        -----   -----    -------   -----------  -------------                 -----------   -----------
Minority interests....      0       0         35            35            111          f              146            89
                        -----   -----    -------   -----------  -------------                 -----------   -----------
NET PROFIT............    291     483      4,268         4,751          (779)                       3,972         2,430
                        =====   =====    =======   ===========  =============                 ===========   ===========
Basic earnings per
  share...............           3.32      10.91                                                     9.15          5.60
                                -----    -------                                              -----------   -----------
Diluted earnings per
  share...............           3.15      10.79                                                     9.03          5.52
                                -----    -------                                              -----------   -----------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                               AS OF 30 JUNE 2000

                                                                                                                  CONVENIENCE
                                                                                                                  TRANSLATION
                                                                                                        UBS AND       UBS AND
                                                            UBS AND                                 PAINEWEBBER   PAINEWEBBER
                                                        PAINEWEBBER      PRO FORMA                 CONSOLIDATED  CONSOLIDATED
                                PAINEWEBBER       UBS      COMBINED  ADJUSTMENT(2)                    PRO FORMA     PRO FORMA
(IN MILLIONS)                 US$    CHF(1)       CHF           CHF            CHF  REFERENCE(2)            CHF        US$(3)
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with
  central banks..........      --        --     3,457         3,457                                      3,457         2,115
Money market paper.......   4,284     7,002    61,504        68,506                                     68,506        41,918
Due from banks...........   1,682     2,749    25,761        28,510                                     28,510        17,445
Cash collateral on
  securities borrowed....  10,517    17,188   146,199       163,387                                    163,387        99,974
Reverse repurchase
  agreements.............  17,622    28,800   164,866       193,666                                    193,666       118,501
Trading portfolio
  assets.................  15,939    26,048   215,649       241,697                                    241,697       147,891
Positive replacement
  values.................     190       310    57,758        58,068                                     58,068        35,531
Loans, net of allowance
  for credit losses......  11,108    18,152   233,015       251,167                                    251,167       153,685
Financial investments....     862     1,408     9,504        10,912             50          b           10,962         6,708
Accrued income and
  prepaid expenses.......     575       940     5,817         6,757            776          h            7,533         4,610
Investments in
  associates.............      --        --       818           818                                        818           501
Property and equipment...     723     1,182     8,216         9,398                                      9,398         5,750
Intangible assets and
  goodwill...............     676     1,105     3,545         4,650         12,669    b,c,d,k           17,319        10,597
Other assets.............   1,408     2,301    10,198        12,499          1,601        b,l           14,100         8,628
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL ASSETS.............  65,586   107,185   946,307     1,053,492         15,096                   1,068,588       653,854
                           ======   =======   =======   ===========  =============                 ===========   ===========
LIABILITIES
Money market paper
  issued.................   1,157     1,890    85,409        87,299                                     87,299        53,417
Due to banks.............   1,496     2,445    75,172        77,617          7,724          a           85,341        52,219
Cash collateral on
  securities lent........   7,249    11,847    15,334        27,181                                     27,181        16,632
Repurchase agreements....  28,825    47,109   230,565       277,674                                    277,674       169,904
Trading portfolio
  liabilities............   4,239     6,928    60,279        67,207                                     67,207        41,123
Negative replacement
  values.................     320       523    77,926        78,449                                     78,449        48,002
Due to customers.........  10,228    16,716   279,915       296,631                                    296,631       181,503
Accrued expenses and
  deferred income........   2,197     3,591    14,492        18,083            802          e           18,885        11,555
Long-term debt...........   5,603     9,157    52,990        62,147          (307)        b,g           61,840        37,839
Other liabilities........   1,121     1,829    21,950        23,779            303      b,f,l           24,082        14,736
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL LIABILITIES........  62,435   102,045   914,032     1,016,067          8,522                   1,024,589       626,930
                           ------   -------   -------   -----------  -------------                 -----------   -----------
MINORITY INTERESTS.......      --        --       399           399          2,478          a            2,877         1,761
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL SHAREHOLDERS'
  EQUITY.................   3,151     5,150    31,876        37,026          4,096  a,b,c,f,h,j         41,122        25,163
                           ------   -------   -------   -----------  -------------                 -----------   -----------
TOTAL LIABILITIES,
  MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...  65,586   107,185   946,307     1,053,492         15,096                   1,068,588       653,854
                           ======   =======   =======   ===========  =============                 ===========   ===========

The notes to the UBS AG and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this pro forma information.

--------------------------------------------------------------------------------
 134

UBS
--------------------------------------------------------------------------------

         UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited pro forma condensed consolidated income statement for the year ended 31 December 1999 is derived from the audited consolidated financial statements of UBS for the year then ended and from the audited consolidated financial statements of PaineWebber for the year then ended as adjusted to IAS and translated into Swiss francs, after giving effect to the pro forma adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement. These adjustments have been determined as if the merger took place on 1 January 1999, the first day of the earliest financial period presented in the UBS and PaineWebber unaudited pro forma condensed consolidated financial information. This information has been prepared from, and should be read together with, the respective historical consolidated financial statements of UBS and PaineWebber, which are included in this document. These statements have been prepared in accordance with IAS.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                                                                                     UBS AND       UBS AND
                                                               UBS AND                           PAINEWEBBER   PAINEWEBBER
                                                           PAINEWEBBER      PRO FORMA           CONSOLIDATED  CONSOLIDATED
                                    PAINEWEBBER   UBS AG      COMBINED  ADJUSTMENT(2)              PRO FORMA     PRO FORMA
        (IN MILLIONS)              US$   CHF(1)      CHF           CHF            CHF  REF(2)            CHF        US$(3)
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income...............  3,123    4,694    35,604        40,298                               40,298        24,658
Interest expense..............  2,647    3,979    29,695        33,674            545  e,g           34,219        20,938
                                -----    -----    ------   -----------  -------------           -----------   -----------
Net interest income...........    476      715     5,909         6,624          (545)                 6,079         3,720
Credit loss expense...........     --       --       956           956                                  956           585
                                -----    -----    ------   -----------  -------------           -----------   -----------
Net interest income after
  credit loss expense.........    476      715     4,953         5,668          (545)                 5,123         3,135
Net fee and commission
  income......................  3,343    5,024    12,607        17,631                               17,631        10,788
Net trading income............  1,090    1,638     7,719         9,357                                9,357         5,726
Other income, including income
  from disposal of associates
  and subsidiaries............    171      257     3,146         3,403                                3,403         2,082
                                -----    -----    ------   -----------  -------------           -----------   -----------
Total operating income........  5,080    7,634    28,425        36,059          (545)                35,514        21,731
                                -----    -----    ------   -----------  -------------           -----------   -----------
OPERATING EXPENSES
Personnel.....................  3,069    4,613    12,577        17,190            331    h           17,521        10,721
General and administrative....  1,016    1,526     6,098         7,624                                7,624         4,665
Depreciation and
  amortization................     98      147     1,857         2,004            746  d,k            2,750         1,683
                                -----    -----    ------   -----------  -------------           -----------   -----------
Total operating expenses......  4,183    6,286    20,532        26,818          1,077                27,895        17,069
                                -----    -----    ------   -----------  -------------           -----------   -----------
OPERATING PROFIT BEFORE TAX
  AND MINORITY INTERESTS......    897    1,348     7,893         9,241        (1,622)                 7,619         4,662
                                -----    -----    ------   -----------  -------------           -----------   -----------
Tax expense...................    366      550     1,686         2,236          (306)    l            1,930         1,181
                                -----    -----    ------   -----------  -------------           -----------   -----------
NET PROFIT BEFORE MINORITY
  INTERESTS...................    531      798     6,207         7,005        (1,316)                 5,689         3,481
                                -----    -----    ------   -----------  -------------           -----------   -----------
Minority interests............     --       --        54            54            223    f              277           169
                                -----    -----    ------   -----------  -------------           -----------   -----------
NET PROFIT....................    531      798     6,153         6,951        (1,539)                 5,412         3,312
                                =====    =====    ======   ===========  =============           ===========   ===========
Basic earnings per share......            5.51     15.20                                              12.10          7.40
                                         -----    ------                                        -----------   -----------
Diluted earnings per share....            5.21     15.07                                              11.97          7.32
                                         -----    ------                                        -----------   -----------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement are an integral part of this information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT

   AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND FOR THE YEAR ENDED 31
                                 DECEMBER 1999

1. TRANSLATION OF PAINEWEBBER FINANCIAL STATEMENTS

PaineWebber presents its financial statements on a U.S. GAAP basis and in U.S. dollars. These financial statements have been restated into IAS. The restated income statement of PaineWebber has been translated into Swiss francs at the average rate of CHF 1.66 per U.S. $1.00 for the six months ended 30 June 2000 and CHF 1.50 per U.S. $1.00 for the year ended 31 December 1999.

The restated PaineWebber balance sheet has been translated into Swiss francs at the spot rate of CHF 1.63 per U.S. $1.00 at 30 June 2000 and CHF 1.59 per U.S. $1.00 at 31 December 1999.

These translations should not be taken as assurances that the CHF amounts currently represent U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated or at any other rate, at any time.

2. PRO FORMA ACQUISITION ADJUSTMENTS

The unaudited pro forma condensed consolidated financial information records the merger as being accounted for as an acquisition with the excess of the fair value of the consideration over the fair value of net assets acquired being allocated to goodwill. See the discussion below for information related to recording the issuance of UBS ordinary shares, trust preferred securities and debt to effect the purchase, the related retirement of shares of PaineWebber common stock, the adjustment of PaineWebber's assets and liabilities to fair value, and the recording of the resulting goodwill.

  Issuance of UBS Securities and the Retirement of PaineWebber Securities

The unaudited pro forma condensed consolidated financial information assumes a total purchase price of $12,696 million (CHF 20,970 million). Pursuant to the terms of the merger agreement, UBS will issue approximately 42.7 million UBS ordinary shares, equivalent to $6,348 million (CHF 10,485 million), and pay $6,348 million (CHF 10,485 million) in cash in exchange for 172.8 million shares of PaineWebber common stock at an exchange ratio of 0.4954. The total purchase price assumed is based on the closing price of UBS ordinary shares on the New York Stock Exchange on 11 July 2000, which was $148.75 (CHF 245.70). Additional costs relevant to the merger include estimated professional fees of $90 million (CHF 149 million) (primarily legal, investment bankers' and accountants' fees) to be accounted for as acquisition costs.

For purposes of determining the number of PaineWebber shares to be canceled, it is assumed that, in addition to the 146.8 million shares outstanding as of 11 July 2000, PaineWebber employee stock options and convertible debt representing approximately 33.6 million shares will be exercised or converted at an aggregate strike price of $908 million (CHF 1,500 million), at a range of $6.69 to $48.56, or CHF 11.05 to CHF 80.21, per share, and reduced by approximately 7.6 million shares of PaineWebber common stock that may be repurchased from employees at $73.50 (CHF 121.42) per share for a total price of $562 million (CHF 928 million) to satisfy their individual tax withholding requirements.

a. This entry records the cash consideration of $6,348 million (CHF 10,485 million) to be paid in the merger, on the basis of the assumptions noted in this footnote. We have assumed, for purposes of these pro forma financial statements, that UBS will issue, directly or indirectly through subsidiaries, $1,500 million (CHF 2,478 million) in trust preferred securities during the third and fourth quarters of 2000. Although it has not yet been determined how the proceeds of these trust preferred securities will

--------------------------------------------------------------------------------
 136

UBS
--------------------------------------------------------------------------------
        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

be applied by UBS, we have assumed, solely for the purposes of these pro forma financial statements, that the cash consideration in the merger will be financed from the proceeds of those trust preferred securities and through the issuance of short-term debt instruments. UBS will also enter into certain interest rate swap transactions in order to produce the effect of issuing medium- to long-term debt.

The pro forma net cash requirement relating to the merger, including additional cost considerations and sources of funding, are shown below.

                                                                   US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Cash consideration..........................................      6,348           10,485
Professional fees...........................................         90              149
                                                                  -----           ------
Purchase price net cash requirement.........................      6,438           10,634
Additional funding:
  1. Purchase of PaineWebber shares for tax withholding (see
     b).....................................................        562              928
  2. Employee retention program (see h).....................         19               31
  3. Proceeds from PaineWebber employee stock options (see
     i).....................................................       (908)          (1,500)
  4. Swiss assessment for issuance of UBS ordinary shares
     (see j)................................................         66              109
                                                                  -----           ------
Total cash required to fund the merger......................      6,177           10,202
                                                                  =====           ======
Sources of funding:
  Short-term debt...........................................      4,677            7,724
  Issuance of trust preferred securities....................      1,500            2,478
                                                                  -----           ------
                                                                  6,177           10,202
                                                                  =====           ======

     Fair Value and Book Value Adjustments

b. This entry records the adjustments to state the net assets of PaineWebber at their fair market values and additional book value adjustments as of 30 June 2000. A preliminary allocation of the purchase price has been performed for purposes of the unaudited pro forma condensed consolidated financial information based on initial appraisal estimates and other valuation studies which are in process and on certain assumptions that UBS believes are reasonable. The final allocation is subject to completion of these studies, which is expected to be within the next twelve months. However, UBS does not expect the differences between the preliminary and final allocations to have a material impact on shareholders' equity or net profit for the periods. A summary, in accordance with IAS, is shown on the following page.

Certain financial and non-financial assets, long-term debt and corresponding hedging derivatives, and pension obligations have been adjusted to reflect their estimated fair values. All remaining assets and liabilities are reported in the historical accounts at approximately their respective fair values. The fair value adjustments have been shown pre-tax, with an aggregate tax effect, based on a 35% effective tax rate, disclosed.

PaineWebber vested and non-vested options and convertible debt outstanding as of 11 July 2000 are assumed to be fully exercised or converted prior to the merger. The resulting proceeds, related tax benefit and redemption of shares of PaineWebber common stock in satisfaction of employees' tax withholding requirements have been reflected in the adjustments.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

                                                                        US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Book value of PaineWebber net assets in accordance with
  IAS.......................................................      3,151            5,205
Proceeds upon exercise of existing PaineWebber stock
  options...................................................        908            1,500
Tax benefit upon exercise/conversion of existing PaineWebber stock options/convertible debt and net tax benefit upon
  vesting of (restricted) shares............................        714            1,179
Redemption of shares in satisfaction of employees'
  individual tax withholding requirements...................       (562)            (928)
Fair value adjustments:
  1. Elimination of existing goodwill.......................       (660)          (1,090)
  2. Revaluation of financial assets........................         30               50
  3. Revaluation of non-financial assets....................         39               64
  4. Recognition of fair value of lease obligations.........        145              240
  5. Revaluation of long-term debt and associated hedging
     derivatives............................................         85              141
  6. Revaluation of pension obligations.....................        (21)             (35)
Tax effect of fair value adjustments........................        134              221
                                                                  -----           ------
Fair value of net assets acquired...........................      3,962            6,545
                                                                  =====           ======

     Determination of Goodwill

c. This entry records payment of the total purchase consideration, the elimination of PaineWebber's equity accounts, and the recognition of the resulting goodwill.

                                                                        US$              CHF
                                                              (in millions)    (in millions)
--------------------------------------------------------------------------------------------
Share consideration
  Share capital.............................................        635            1,049
  Share premium.............................................      5,713            9,436
                                                                 ------           ------
Total share consideration...................................      6,348           10,485
Cash consideration..........................................      6,348           10,485
Acquisition costs...........................................         90              149
                                                                 ------           ------
Total purchase consideration................................     12,786           21,119
Less: Fair value of net assets acquired (see above).........      3,962            6,545
                                                                 ------           ------
Goodwill....................................................      8,824           14,574
                                                                 ======           ======

The purchase consideration and pro forma adjustments shown above are based in part on the assumption that all of the 33.6 million PaineWebber employee stock options and convertible debt are exercised/converted and the resulting shares (net of shares repurchased by PaineWebber) are tendered as part of the share exchange. UBS stock options will be issued to replace PaineWebber options and convertible debt that are not exercised/converted. If none of the PaineWebber stock options/convertible debt were exercised/converted, 16.7 million UBS options would be issued, with a fair value of $1,845

--------------------------------------------------------------------------------
 138

UBS
--------------------------------------------------------------------------------
        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

million (CHF 3,048 million). This would change the pro forma information presented in this document as follows:

                                                                    US$             CHF
                                                           (IN MILLIONS    (IN MILLIONS
                                                             EXCEPT FOR      EXCEPT FOR
                                                           EARNINGS PER    EARNINGS PER         %
                                                                 SHARE)          SHARE)    CHANGE
-------------------------------------------------------------------------------------------------
Decrease in purchase price...............................          (184)           (305)    (1.5%)
Decrease in cash consideration...........................        (1,014)         (1,675)   (16.0%)
Decrease in net assets acquired..........................        (1,096)         (1,810)   (27.7%)
Increase in goodwill.....................................           911           1,505     10.3%
Change in pro forma net profit and EPS:
  6 months ended 30 June 2000
     Net profit..........................................         (9.56)         (15.67)    (0.4%)
     Basic EPS...........................................          0.07            0.11      1.2%
     Diluted EPS.........................................         (0.08)          (0.14)    (1.5%)
  Year ended 31 December 1999
     Net profit..........................................        (19.12)         (35.48)    (0.7%)
     Basic EPS...........................................          0.08            0.11      0.9%
     Diluted EPS.........................................         (0.21)          (0.33)    (2.8%)

d. This entry records the amortization of goodwill of $221 million (CHF 364 million) in the six months ended 30 June 2000, and $441 million (CHF 729 million) in the year ended 31 December 1999.

  Other Merger-Related Adjustments

e. This entry records interest expense accrued on $4,677 million (CHF 7,724 million) of merger-related short-term debt. The interest expense assumes a weighted average rate of 6.85% on the short-term debt and a 0.50% rate on swaps used to hedge the short-term debt, for a total interest rate of 7.35%. The resulting adjustment to interest expense is $172 million (CHF 285 million) for the six months ended 30 June 2000, and $344 million (CHF 517 million) for the year ended 31 December 1999. The effect of a 1/8% increase in interest rates would be to increase interest expense by $3 million (CHF 5 million) for the six months ended 30 June 2000 and by $6 million (CHF 9 million) for the year ended 31 December 1999.

f. This entry records the distributions accrued on $1,500 million (CHF 2,478 million) of trust preferred securities issued, assuming a distribution rate of 9%. The distributions accrued are $68 million (CHF 111 million) for the six months ended 30 June 2000, and $135 million (CHF 223 million) for the year ended 31 December 1999. The effect of a 1/8% increase in rates would be to increase distributions by $1 million (CHF 2 million) for the six months ended 30 June 2000 and by $2 million (CHF 3 million) for the year ended 31 December 1999.

g. This entry records amortization of net discount resulting from fair market valuation of PaineWebber long-term debt and associated hedging swaps. The amortization period is a straight line period of 5 years (the average maturity of the long-term debt). The amounts amortized are $9 million (CHF 14 million) for the six months ended 30 June 2000 and $17 million (CHF 28 million) for the year ended 31 December 1999.

h. This entry records the establishment of an employee retention bonus program. For purposes of this pro forma presentation, it is assumed that approximately 5 million restricted UBS ordinary shares, 2 million UBS stock options and $37.5 million (CHF 62 million) cash, with an aggregate value of

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
        NOTES TO THE UBS AND PAINE WEBBER UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT -- (CONTINUED)

$875 million (CHF 1,446 million), subject to vesting restrictions of 2 to 4 years, will be awarded to certain employees of PaineWebber. It is further assumed that the options will be issued with strike prices equivalent to the current market value of UBS ordinary shares. No compensation expense is recorded for the options. The assumed issuance of restricted UBS ordinary shares results in incremental compensation expense of $94 million (CHF 156 million) for the six months ended 30 June 2000 and $188 million (CHF 310 million) for the year ended 31 December 1999. The related deferred compensation expense at the end of such periods is $470 million (CHF 776 million) and $564 million (CHF 931 million), respectively. The cash component of the award results in compensation expense of $6 million (CHF 10 million) for the six months ended 30 June 2000 and $13 million (CHF 21 million) for the year ended 31 December 1999. For purposes of computing the cash requirements in a. above, initial funding of the cash awards includes the total amount expensed through the periods ending 30 June 2000, $19 million (CHF 31 million).

i. This entry records PaineWebber's recognition of $908 million (CHF 1,500 million) in proceeds from the exercise of existing PaineWebber employee stock options as a reduction in short term borrowings used to fund the merger.

j. This entry records the payment of $66 million (CHF 109 million) in Swiss assessments required upon the issuance of new UBS ordinary shares in the merger. For purposes of this entry, we have assumed the entire stock component of the purchase consideration will be newly issued shares. The actual amount of newly issued shares may differ if UBS issues shares from treasury stock or enters into stock borrow transactions as a funding source.

k. This entry records the amortization of the fair market valuation of lease obligations. The amortization period is a straight line period of 14 years (the average economic life of existing lease obligations, to be fair valued). The amortization expense is $5 million (CHF 8 million) for the six months ended 30 June 2000 and $10 million (CHF 17 million) for 31 December 1999.

l. This entry records the tax effects of the relevant pro forma adjustments arising from the acquisition at the assumed effective rate of 35%, for both balance sheet and income statement purposes, resulting in a net tax benefit of $102 million (CHF 169 million) for the six months ended 30 June 2000 and $203 million (CHF 306 million) for the year ended 31 December 1999.

3. CONVENIENCE TRANSLATION

30 June 2000 and 31 December 1999 CHF amounts have been translated into U.S. dollars at the exchange rate of one US$=CHF 1.63, the exchange rate on 30 June 2000.

4. PAINEWEBBER EARNINGS PER SHARE

The EPS amounts presented for PaineWebber reflect pro forma IAS adjustments to income and effects of currency translation and will thus differ from those presented in PaineWebber's historical audited and unaudited consolidated financial statements.

5. PROPOSED DIVIDEND

At the extraordinary general meeting of UBS AG, held on 7 September 2000, the UBS shareholders approved the UBS Board of Directors proposal that a partial dividend be paid to UBS shareholders on record as of 2 October 2000. The payment, which was made on 5 October 2000, relates to the first nine months of the year 2000. The payment of $2.75 (CHF 4.50) per share amounted to approximately $1.1 billion (CHF 1.8 billion). This proposed dividend has not been reflected in the assumptions made for purposes of presenting pro forma financial information.

--------------------------------------------------------------------------------
 140

UBS
--------------------------------------------------------------------------------
                        PAINEWEBBER UNAUDITED PRO FORMA
  CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited condensed consolidated statement of financial condition and income statement as of and for the six months ended 30 June 2000 is derived from the historical unaudited condensed consolidated statement of financial condition and income statement of PaineWebber as of and for the six months then ended, after giving effect to the unaudited IAS adjustments described in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS. This information has been prepared from, and should be read together with, the unaudited condensed consolidated financial statements and related notes from PaineWebber's 10-Q for the six months ended 30 June 2000, which are included in this document.

                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                        PAINE WEBBER
(IN US$ MILLIONS)                        U.S. GAAP(1)    IAS ADJUSTMENT(2)    REFERENCE(2)       IAS
----------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income........................      2,056                                             2,056
Interest expense.......................      1,713               16                i           1,729
                                            ------             ----                           ------
Net interest income....................        343              (16)                             327
Credit loss expense....................         --                                                --
                                            ------             ----                           ------
     Net interest income after credit
       loss expense....................        343              (16)                             327
Net fee and commission income..........      2,093              (68)              j,k          2,025
Net trading income.....................        491              (18)              f,j            473
Other income, including income from
  disposal of associates and
  subsidiaries.........................         81                                                81
                                            ------             ----                           ------
Total operating income.................      3,008             (102)                           2,906
                                            ------             ----                           ------
OPERATING EXPENSES
Personnel..............................      1,789               (8)               f           1,781
General and administrative.............        653              (48)               j             605
Depreciation and amortization..........         64               (1)              a,d             63
                                            ------             ----                           ------
Total operating expenses...............      2,506              (57)                           2,449
                                            ------             ----                           ------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS...................        502              (45)                             457
                                            ------             ----                           ------
Tax expense............................        182              (16)               g             166
                                            ------             ----                           ------
NET PROFIT BEFORE MINORITY INTERESTS...        320              (29)                             291
                                            ------             ----                           ------
Minority interests.....................         16              (16)               i               0
                                            ------             ----                           ------
NET PROFIT.............................        304              (13)                             291
                                            ======             ====                           ======
Basic earnings per share...............       2.09                                              2.00
                                            ------                                            ------
Diluted earnings per share.............       1.98                                              1.90
                                            ------                                            ------

The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement conversion from U.S. GAAP to IAS are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
                        STATEMENT OF FINANCIAL CONDITION
                               AS OF 30 JUNE 2000

(IN USD MILLIONS)                                    US GAAP(1)    IAS ADJ(2)    REF(2)       IAS
-------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks...............          --                                --
Money market paper.................................       4,302         (18)         f      4,284
Due from banks.....................................       1,682                             1,682
Securities received as collateral..................         907        (907)         c         --
Cash collateral on securities borrowed.............      10,517                            10,517
Reverse repurchase agreements......................      15,313       2,309          c     17,622
Trading portfolio assets...........................      18,194      (2,255)     c,e,f     15,939
Positive replacement values........................         190                               190
Loans, net of allowance for credit losses..........      11,108                            11,108
Financial investments..............................         892         (30)         k        862
Accrued income and prepaid expenses................         575                               575
Investments in associates..........................          --                                --
Property and equipment.............................         748         (25)         a        723
Intangible assets and goodwill.....................         693         (17)         d        676
Other assets.......................................       1,282         126          b      1,408
                                                     ----------      ------                ------
TOTAL ASSETS.......................................      66,403        (817)               65,586
                                                     ==========      ======                ======
LIABILITIES
Money market paper issued..........................       1,157                             1,157
Due to banks.......................................       2,393        (897)         e      1,496
Cash collateral on securities lent.................       7,249                             7,249
Obligation to return securities received as
  collateral.......................................         907        (907)         c         --
Repurchase agreements..............................      27,918         907          c     28,825
Trading portfolio liabilities......................       4,081         158        c,e      4,239
Negative replacement values........................         194         126          b        320
Due to customers...................................      10,228                            10,228
Accrued expenses and deferred income...............       2,197                             2,197
Long-term debt.....................................       5,209         394          i      5,603
Other liabilities..................................       1,285        (164)       f,g      1,121
                                                     ----------      ------                ------
TOTAL LIABILITIES..................................      62,818        (383)               62,435
                                                     ----------      ------                ------
MINORITY INTERESTS.................................         394        (394)         i         --
                                                     ----------      ------                ------
TOTAL SHAREHOLDERS' EQUITY.........................       3,191         (40)     a,d,g      3,151
                                                     ----------      ------                ------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY.............................      66,403        (817)               65,586
                                                     ==========      ======                ======

The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from US GAAP to IAS are an integral part of this pro forma information.

--------------------------------------------------------------------------------
 142

UBS
--------------------------------------------------------------------------------
                        PAINEWEBBER UNAUDITED PRO FORMA
                    CONDENSED CONSOLIDATED INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited condensed consolidated income statement for the year ended 31 December 1999 is derived from the historical audited consolidated income statement of PaineWebber for the year then ended, after giving effect to the unaudited IAS adjustments described in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS. This information has been prepared from, and should be read together with, the historical consolidated financial statements and related notes of PaineWebber, which are included in this document.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                             IAS
               (IN US$ MILLIONS)                 U.S. GAAP(1)      ADJUSTMENT(2)  REFERENCE(2)    IAS
-----------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income................................         3,123                                   3,123
Interest expense...............................         2,532                115           h,i  2,647
                                                 ------------  -----------------                -----
Net interest income............................           591              (115)                  476
Credit loss expense............................            --                                      --
                                                 ------------  -----------------                -----
Net interest income after credit loss
  expense......................................           591              (115)                  476
Net fee and commission income..................         3,418               (75)             j  3,343
Net trading income.............................         1,110               (20)             j  1,090
Other income, including income from disposal of
  associates and subsidiaries..................           171                                     171
                                                 ------------  -----------------                -----
Total operating income.........................         5,290              (210)                5,080
                                                 ------------  -----------------                -----
OPERATING EXPENSES
Personnel......................................         3,050                 19             a  3,069
General and administrative.....................         1,105               (89)           a,j  1,016
Depreciation and amortization..................           100                (2)           a,d     98
                                                 ------------  -----------------                -----
Total operating expense........................         4,255               (72)                4,183
                                                 ------------  -----------------                -----
OPERATING PROFIT BEFORE TAX AND MINORITY
  INTERESTS....................................         1,035              (138)                  897
                                                 ------------  -----------------                -----
Tax expense....................................           374                (8)             g    366
                                                 ------------  -----------------                -----
NET PROFIT BEFORE MINORITY INTERESTS...........           661              (130)                  531
                                                 ------------  -----------------                -----
Minority interests.............................            32               (32)             i     --
                                                 ------------  -----------------                -----
NET PROFIT.....................................           629               (98)                  531
                                                 ------------  -----------------                -----
Dividends and amortization of discount on
  preferred stock..............................            83               (83)             h     --
                                                 ------------  -----------------                -----
NET PROFIT APPLICABLE TO COMMON SHARES.........           546               (15)                  531
                                                 ============  =================                =====
Basic earnings per share.......................          3.77                                    3.67
                                                 ------------                                   -----
Diluted earnings per share.....................          3.56                                    3.47
                                                 ------------                                   -----

     The notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                        CONVERSION FROM U.S. GAAP TO IAS
              AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000 AND
                        THE YEAR ENDED 31 DECEMBER 1999

1. RECLASSIFICATION TO CONFORM PAINEWEBBER ACCOUNTS WITH UBS FINANCIAL PRESENTATION

Reclassifications have been made to the PaineWebber historical financial information presented under U.S. GAAP to conform to UBS's presentation under IAS.

The principal income statement reclassifications relate to:

 1. Commission revenue, Asset management revenue, and Investment banking revenue have been reclassified as Net fees and commission revenue.

 2. Compensation and benefits expense has been reclassified into the Personnel balance.

 3. Office and equipment expense, Communication expense, Business development expense, Professional services expense, and Other expenses have been reclassified into the General and administrative and Depreciation and Amortization expense balances.

The principal balance sheet reclassifications relate to:

 1. Cash and cash equivalents, Cash and securities segregated and on deposit for federal and other regulations, and Receivables from broker dealers have been reclassified into Due from banks.

 2. Treasury bills and money market securities have been removed from Financial instruments owned and moved into Money market paper.

 3. Positive and negative replacement values on derivatives have been separated from Financial instruments owned or sold, not yet purchased into their own respective line items.

 4. Receivables from clients have been reclassified to Loans, net of allowances for credit losses.

 5. Dividend and interest receivables and Fees and other receivables have been reclassified into Accrued income and prepaid expenses.

 6. Intangible assets and goodwill have been removed from Other assets and classified into their own line item.

 7. Commercial and money market paper issued by PaineWebber have been removed from Short term borrowings and reclassified into Money market paper issued.

 8. Short term borrowings, excluding those removed above, and Payables to broker dealers have been reclassified into Due to banks.

 9. Dividends and interest payable and Other liabilities and accrued expenses have been reclassified into Accrued expenses and deferred income.

10. Accrued compensation and benefits have been reclassified into Other liabilities.

11. Company-obligated mandatorily redeemable preferred securities of subsidiary trusts have been reclassified into Minority interest.

12. Certain investments were reclassified from Financial instruments owned to Financial investments and all other Financial instruments owned have been reclassified into Trading portfolio assets.

None of these reclassification adjustments has an impact on net income or shareholders' equity.

2. U.S. GAAP TO IAS ADJUSTMENTS

Accounting principles generally accepted in the United States differ in material respects from IAS. The differences that are material to restating the historical consolidated financial statements of PaineWebber to comply with IAS are described below.

--------------------------------------------------------------------------------
 144

UBS
--------------------------------------------------------------------------------
             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                CONVERSION FROM U.S. GAAP TO IAS -- (CONTINUED)

  Adjustments to Historical PaineWebber Financial Statements:

     a. Software Capitalization

IAS 38, Intangible Assets, became effective 1 January 2000 for entities reporting on a calendar year basis. This standard requires that companies capitalize certain costs of acquiring or developing internal use software. Prior to 1 January 2000, these costs were expensed. Under U.S. GAAP, PaineWebber early adopted SOP 98-1, Accounting for the Costs of Software Developed or Obtained for Internal Use, and capitalized such costs beginning in 1998. For purposes of the pro forma presentation, the effects of capitalization and related amortization prior to 1 January 2000 are reversed and costs are instead recognized in expense as incurred.

     b. Hedge Accounting

Under U.S. GAAP, unrealized gains and losses on derivatives that qualify for hedge accounting are not recognized on the face of the balance sheet. Under IAS, the replacement value of all derivative products, including those qualifying for hedge accounting, are recognized on the balance sheet. For purposes of the pro forma presentation, positive and negative replacement values for derivatives qualifying for hedge accounting are reported on the face of the balance sheet, with the net offset reported as other assets.

     c. Repurchase, Resale, and Securities Lending Transactions

Under IAS, repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. The accounting for these transactions has been reversed for purposes of the IAS presentation.

Additionally, under U.S. GAAP, when specific control conditions exist, securities collateral controlled is recognized as an asset with an offsetting obligation to return such securities collateral. For purposes of IAS presentation, such controlled securities collateral has been de-recognized.

     d. Goodwill and Other Intangibles

Under IAS, amortization of goodwill and other intangible assets is generally limited to a maximum period of 20 years. U.S. GAAP provides that goodwill and other intangibles are amortizable over their useful economic life with a maximum life of 40 years. For purposes of the pro forma presentation, the amortization of PaineWebber's goodwill and other intangibles has been restated using the maximum 20 year period.

     e. Trade Date v. Settlement Date

UBS follows a settlement date convention of accounting for inventory in its trading portfolio, for balance sheet presentation purposes. PaineWebber recognizes purchases and sales of inventory on its statement of financial condition at their trade date. For purpose of pro forma presentation PaineWebber's statement of financial condition has been restated as if it followed settlement date accounting.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
             NOTES TO THE PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
       CONSOLIDATED STATEMENT OF FINANCIAL CONDITION AND INCOME STATEMENT
                CONVERSION FROM U.S. GAAP TO IAS -- (CONTINUED)

     f. Rabbi Trusts

PaineWebber has transferred certain compensation related assets into "Rabbi Trusts." U.S. GAAP requires consolidation of the assets and liabilities of a Rabbi Trust. IAS, however, applies a "controls" approach in determining whether an entity should be consolidated. Under this approach the Rabbi Trusts would not be consolidated and therefore, for purposes of the pro forma presentation, such assets and liabilities and their related income and expenses have been eliminated from the statement of financial condition and income statement, respectively.

     g. Income Taxes

Records the tax effect pertaining to the conversion from U.S. GAAP to IAS on the unaudited consolidated statement of financial condition and income statement of PaineWebber, assuming an effective tax rate of 37.3%.

     h. Redemption of Mandatorily Redeemable Preferred Stock

Under IAS, preferred shares having mandatory redemption features are classified as debt with associated dividends recognized in interest expense. For purposes of pro forma presentation, the Unamortized discount charged to equity on redemption of preferred stock and Dividends and amortization of discount on preferred stock, thereon, have been reclassified as Interest expense.

     i. Trust Preferred Securities

Under IAS, trust preferred securities having mandatory redemption features are classified as debt with associated dividends recognized in interest expense. For purposes of pro forma presentation, Company Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts have been reclassified to Long-term debt and the related Minority interest expense to Interest expense.

     j. Brokerage, Clearing and Exchange Fees

PaineWebber records certain brokerage, clearing and exchange fees as separate components of expense for purposes of its U.S. GAAP financial statements. Under IAS, expenses directly connected with a transaction are charged against revenues.

     k. Private Equity Investments

PaineWebber carries private equity related investments for which there exist trading restrictions at estimated net realizable value under U.S. GAAP. UBS records similar investments at cost, less writedowns for impairments in value. This adjustment reverses unrealized gains on such investments reflected in the PaineWebber accounts.

--------------------------------------------------------------------------------
 146

UBS
--------------------------------------------------------------------------------
               UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000

The following unaudited pro forma condensed consolidated balance sheet and income statement as of and for the six months ended 30 June 2000 is derived from the unaudited consolidated balance sheet and income statements of UBS and PaineWebber as of and for the six months then ended, after giving effect to the U.S. GAAP adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP and the pro forma adjustments presented in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement. This information has been prepared from, and should be read together with, the respective unaudited consolidated financial statements and related notes of UBS and of PaineWebber, which are included in this document.

                                INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED 30 JUNE 2000

                                                                                                            CONVENIENCE
                                                                                                            TRANSLATION
                                      UBS AND                                                                   UBS AND
                                  PAINEWEBBER                                                    UBS AND    PAINEWEBBER
                                 CONSOLIDATED             UBS                 PAINEWEBBER    PAINEWEBBER   CONSOLIDATED
                                    PRO FORMA       U.S. GAAP                   U.S. GAAP   CONSOLIDATED      PRO FORMA
                                          IAS   ADJUSTMENT(1)   REFERENCE(1)   ADJUSTMENT      U.S. GAAP      U.S. GAAP
(IN MILLIONS)                             CHF             CHF                         CHF            CHF         US$(2)
-----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income................       27,489              (91)       a                            27,398        16,764
Interest expense...............       22,920              (15)       a                (27)        22,878        13,999
                                     -------           ------                         ---         ------       -------
Net interest income............        4,569              (76)                         27          4,520         2,765
Credit loss expense............          (83)                                                        (83)          (51)
                                     -------           ------                         ---         ------       -------
Net interest income after
  credit loss expense..........        4,652              (76)                         27          4,603         2,816
Net fee and commission
  income.......................       11,194                                          112         11,306         6,918
Net trading income.............        6,453           (1,270)       c                 30          5,213         3,190
Other income, including income
  from disposal of associates
  and subsidiaries.............          778               25        d                               803           493
                                     -------           ------                         ---         ------       -------
Total operating income.........       23,077           (1,321)                        169         21,925        13,417
                                     -------           ------                         ---         ------       -------
OPERATING EXPENSES
Personnel......................       11,997               (7)     e,f,g               13         12,003         7,344
General and administrative.....        4,177               27        b                 79          4,283         2,621
Depreciation and
  amortization.................        1,423              839       a,h                 3          2,265         1,386
                                     -------           ------                         ---         ------       -------
Restructuring costs............           --              130        b                               130            80
Total operating expenses.......       17,597              989                          95         18,681        11,431
                                     -------           ------                         ---         ------       -------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS...........        5,480           (2,310)                         74          3,244         1,986
                                     -------           ------                         ---         ------       -------
Tax expense....................        1,362              (71)       a                 26          1,317           807
                                     -------           ------                         ---         ------       -------
NET PROFIT BEFORE MINORITY
  INTERESTS....................        4,118           (2,239)                         48          1,927         1,179
                                     -------           ------                         ---         ------       -------
Minority interests.............          146                                           27            173           106
                                     -------           ------                         ---         ------       -------
NET PROFIT.....................        3,972           (2,239)                         21          1,754         1,073
                                     -------           ------                         ---         ------       -------
Other comprehensive income.....           --               34        o                                34            21
                                     -------           ------                         ---         ------       -------
COMPREHENSIVE INCOME...........        3,972           (2,205)                         21          1,788         1,094
                                     -------           ------                         ---         ------       -------
                                     -------           ------                         ---         ------       -------
Basic earnings per share.......         9.15                                                        4.04
                                     -------                                                      ------
Diluted earnings per share.....         9.03                                                        3.99
                                     -------                                                      ------

     The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
                                 BALANCE SHEET
                               AS OF 30 JUNE 2000

                                                                                                                      CONVENIENCE
                                                                                                                      TRANSLATION
                                         UBS AND                                                                          UBS AND
                                     PAINEWEBBER                                                          UBS AND     PAINEWEBBER
                                    CONSOLIDATED              UBS                     PAINEWEBBER     PAINEWEBBER    CONSOLIDATED
                                       PRO FORMA        U.S. GAAP                       U.S. GAAP    CONSOLIDATED       PRO FORMA
                                             IAS    ADJUSTMENT(1)                      ADJUSTMENT       U.S. GAAP       U.S. GAAP
(IN MILLIONS)                                CHF              CHF     REFERENCE(1)            CHF             CHF          US$(2)
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
  banks...........................        3,457                                                            3,457           2,115
Money market paper................       68,506                                                30         68,536          41,936
Due from banks....................       28,510            18,866         a,j                 741         48,117           9,442
Cash collateral on securities
  borrowed........................      163,387                                                          163,387          99,974
Reverse repurchase agreements.....      193,666                                            (3,773)       189,893         116,192
Trading portfolio assets..........      241,697           (10,307)       g,i,j              3,685        235,075         143,839
Positive replacement values.......       58,068              (380)         i                              57,688          35,298
Loans, net of allowance for credit
  losses..........................      251,167             8,787         a,j                 741         60,695         159,515
Financial investments.............       10,962            (5,880)         d               (1,458)         3,624           2,217
Accrued income and prepaid
  expenses........................        7,533                                                            7,533           4,609
Investments in associates.........          818                                                              818             501
Property and equipment............        9,398               878         a,h                  41         10,317           6,313
Intangible assets and goodwill....       17,319            16,965         a,h                  59         34,343          21,014
Other assets......................       14,100            15,025       c,d,e,f             1,253         30,378          18,588
                                    -----------           -------                          ------    -----------       ---------
TOTAL ASSETS......................    1,068,588            43,954                           1,319      1,113,861         681,553
                                    -----------           -------                          ------    -----------       ---------
                                    -----------           -------                          ------    -----------       ---------
LIABILITIES
Money market paper issued.........       87,299                                                           87,299          53,417
Due to banks......................       85,341            18,104          j                2,206        105,651          64,649
Cash collateral on securities
  lent............................       27,181                                                           27,181          16,632
Repurchase agreements.............      277,674           (15,703)         j               (1,482)       260,489         159,389
Trading portfolio liabilities.....       67,207                                              (259)        66,948          40,964
Negative replacement values.......       78,449              (378)         i                 (205)        77,866          47,645
Due to customers..................      296,631            18,519         a,j                 741        315,891         193,288
Accrued expenses and deferred
  income..........................       18,885                                                           18,885          11,555
Long-term debt....................       61,840               130         a,g                (644)        61,326          37,524
Other liabilities.................       24,082             4,212    a,b,c,d,g,i,j            250         28,544          17,466
                                    -----------           -------                          ------    -----------       ---------
TOTAL LIABILITIES.................    1,024,589            24,884                             607      1,050,080         642,526
                                    -----------           -------                          ------    -----------       ---------
MINORITY INTERESTS................        2,877                                               644          3,521           2,154
                                    -----------           -------                          ------    -----------       ---------
TOTAL SHAREHOLDERS' EQUITY........        1,122            19,070                              68         60,260          36,873
                                    -----------           -------                          ------    -----------       ---------
TOTAL LIABILITIES, MINORITY
  INTERESTS AND SHAREHOLDERS'
  EQUITY..........................    1,068,588            43,954                           1,319      1,113,861         681,553
                                    -----------           -------                          ------    -----------       ---------
                                    -----------           -------                          ------    -----------       ---------

    The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------
 148

UBS
--------------------------------------------------------------------------------
               UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                      FOR THE YEAR ENDED 31 DECEMBER 1999

The following unaudited pro forma condensed consolidated income statement for the year ended 31 December 1999 is derived from the audited consolidated income statement of UBS for the year then ended and from the unaudited pro forma condensed consolidated income statement of PaineWebber for the year then ended, after giving effect to the U.S. GAAP adjustments described in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP and the pro forma adjustments presented in the notes to the UBS and PaineWebber unaudited pro forma condensed consolidated income statement. This information has been prepared from, and should be read together with, the respective consolidated financial statements and related notes of UBS and PaineWebber, which are included in this document.

                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                             UBS AND                                                               UBS AND
                                         PAINEWEBBER                                                 UBS AND   PAINEWEBBER
                                        CONSOLIDATED            UBS                PAINEWEBBER   PAINEWEBBER  CONSOLIDATED
                                           PRO FORMA      U.S. GAAP                  U.S. GAAP  CONSOLIDATED     PRO FORMA
                                                 IAS  ADJUSTMENT(1)                 ADJUSTMENT     U.S. GAAP     U.S. GAAP
            (IN MILLIONS)                        CHF            CHF    REFERENCE           CHF           CHF        US$(2)
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.......................       40,298           (200)  a                               40,098        24,536
Interest expense......................       34,219            (35)  a                   (173)       34,011        20,811
                                            -------          ------                       ----      -------       -------
Net interest income...................        6,079           (165)                        173        6,087         3,725
Credit loss expense...................          956                                                     956           585
                                            -------          ------                       ----      -------       -------
Net interest income after credit loss
  expense.............................        5,123           (165)                        173        5,131         3,140
Net fee and commission income.........       17,631                                        113       17,744        10,857
Net trading income....................        9,357           (545)  a,b,c                  30        8,842         5,411
Other income, including income from
  disposal of associates and
  subsidiaries........................        3,403              36  a,d                              3,439         2,104
                                            -------          ------                       ----      -------       -------
Total operating income................       35,514           (674)                        316       35,156        21,512
                                            -------          ------                       ----      -------       -------
OPERATING EXPENSES
Personnel.............................       17,521            (94)  a,b,e,f,g,h          (29)       17,398        10,646
General and administrative............        7,624             566  a,b,h                 134        8,324         5,093
Depreciation and amortization.........        2,750           1,597  a,h                     3        4,350         2,662
                                            -------          ------                       ----      -------       -------
Restructuring costs...................           --             750  b                                  750           459
Total operating expenses..............       27,895           2,819                        108       30,822        18,860
                                            -------          ------                       ----      -------       -------
OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS..................        7,619         (3,493)                        208        4,334         2,652
                                            -------          ------                       ----      -------       -------
Tax expense...........................        1,930           (177)  a                      12        1,765         1,080
                                            -------          ------                       ----      -------       -------
NET PROFIT BEFORE MINORITY
  INTERESTS...........................        5,689         (3,316)                        196        2,569         1,572
                                            -------          ------                       ----      -------       -------
Minority interests....................          277                                         48          325           199
                                            -------          ------                       ----      -------       -------
NET PROFIT............................        5,412         (3,316)                        148        2,244         1,373
                                            -------          ------                       ----      -------       -------
Dividends and amortization of discount
  on preferred stock..................           --                                        125          125            76
                                            -------          ------                       ----      -------       -------
NET PROFIT/(LOSS) APPLICABLE TO COMMON
  SHARES..............................        5,412         (3,316)                         23        2,119         1,297
                                            -------          ------                       ----      -------       -------
                                            -------          ------                       ----      -------       -------
Basic earnings per share..............        12.10                                                    4.74
                                            -------                                                 -------
Diluted earnings per share............        11.97                                                    4.69
                                            -------                                                 -------

The notes to the UBS and PaineWebber unaudited pro forma condensed consolidated balance sheet and income statement: conversion from IAS to U.S. GAAP are an integral part of this pro forma information.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                        CONVERSION FROM IAS TO U.S. GAAP
                AS OF AND FOR THE SIX MONTHS ENDED 30 JUNE 2000
                    AND FOR THE YEAR ENDED 31 DECEMBER 1999

1. IAS TO U.S. GAAP ADJUSTMENTS

IAS accounting principles differ in material respects from accounting principles generally accepted in the U.S. The differences which are material to restating the historical consolidated financial statements of UBS and PaineWebber to comply with U.S. GAAP, are described below.

ADJUSTMENTS TO UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AND INCOME STATEMENTS

The differences which are material to restating the UBS unaudited pro forma consolidated balance sheets and income statements to U.S. GAAP relate to purchase accounting, restructuring provisions, derivatives held for non-trading purposes, financial investments, retirement and benefit plans, other employee benefits, equity participation plans, software capitalization, settlement date vs. trade date accounting and repurchase, resale and securities lending transactions as described in notes (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j), respectively. PaineWebber's IAS to U.S. GAAP adjustments have been documented in the notes to the PaineWebber unaudited pro forma condensed consolidated statement of financial condition and income statement: conversion from U.S. GAAP to IAS, note #2: U.S. GAAP to IAS adjustments. In addition, for purposes of conforming PaineWebber's accounts to UBS's presentation under U.S. GAAP, certain investments have been reclassified from financial investments to Other Assets.

  a. Purchase Accounting

     General

Under IAS, UBS accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS is accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

     Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments, if any, for impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as Goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

--------------------------------------------------------------------------------
 150

UBS
--------------------------------------------------------------------------------
         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

     Other Purchase Accounting Adjustments

For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from 2 years to 20 years depending upon the nature of the restatement.

  b. Restructuring Provision

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, UBS recognized a CHF 7,000 million restructuring provision to cover personnel, information technology ("IT"), premises and other costs associated with combining and restructuring the merged Group. An additional CHF 300 million provision was recognized in the fourth quarter of 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, restructuring provisions for business combinations are not recognized prior to the consummation date of the business combination. Also, the criteria for establishing liabilities of this nature are more stringent than under IAS. Established restructuring provisions are required to be periodically reviewed for appropriateness and revised if necessary.

For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation, the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and such amount was recorded as a liability of the acquired business. The remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. Adjustments of CHF 130 million and 600 million to the restructuring provision were recognized in the six months ended 30 June 2000 and in the year ended 31 December 1999, respectively, for purposes of the U.S. GAAP reconciliation. The reserve is expected to be substantially exhausted by the end of 2001.

The restructuring provision initially included CHF 756 million for employee termination benefits, CHF 332 million for the closure and write downs of owned and leased premises, and CHF 487 million for professional fees, IT costs, miscellaneous transfer taxes and statutory fees.

The usage of the U.S. GAAP restructuring provision was as follows:

                          BALANCE                            BALANCE      JAN-JUN    JAN-JUN
                         1 JANUARY    1999       1999      31 DECEMBER     2000        2000        BALANCE
(CHF MILLIONS)             1999       USAGE    REVISION       1999         USAGE     REVISION    30 JUNE 2000
-------------------------------------------------------------------------------------------------------------
Personnel............          382     (254)        553            681         57          70             694
Premises.............          305     (244)        179            240         98          45             187
IT...................           25       (5)          7             27          3          --              24
Other................          313      (45)       (139)           129          6          15             138
                            ------    -----       -----         ------       ----        ----          ------
     Total...........        1,025     (548)        600          1,077        164         130           1,043
                            ------    -----       -----         ------       ----        ----          ------
                            ------    -----       -----         ------       ----        ----          ------

Additionally, for purposes of the U.S. GAAP reconciliation, nil and CHF 150 million of restructuring costs were expensed as incurred in the six months ended 30 June 2000 and the year ended 31 December 1999, respectively.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

  c. Derivatives Instruments Held or Issued for Non-Trading Purposes

Under IAS, UBS recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

UBS is not required to comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to net trading income.

  d. Financial Investments

Under IAS, financial investments are classified as either current investments or long-term investments. UBS considers current financial investments to be held for sale and carried at lower of cost or market value. UBS accounts for long-term financial investments at cost, less any permanent impairment.

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities), which are carried at amortized cost, or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

For purposes of the U.S. GAAP reconciliation, amounts reflected in Other income for the changes in market values of held for sale investments are reclassified as a component of Shareholders' equity. Held to maturity investments that do not meet U.S. GAAP criteria are reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

  e. Retirement Benefit Plans

Under IAS, UBS has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of UBS is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Under U.S. GAAP, pension expense, generally, is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions of IAS as well as industry practice under IAS for recognition of a prepaid asset.

As a result of the merger of the retirement benefit plans of Union Bank of Switzerland and Swiss Bank Corporation after the 1998 merger, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,020 million. Under IAS this resulted in a one-time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a

--------------------------------------------------------------------------------
 152

UBS
--------------------------------------------------------------------------------
         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, UBS recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase price adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the pension expense recorded under U.S. GAAP versus IAS. The pension expense for the year ended 31 December 1999 is also impacted by the different treatment of the merger of the plans under IAS versus U.S. GAAP. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

  f. Other Employee Benefits

Under IAS, UBS has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

  g. Equity participation plans

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standards No. 123) or based on the intrinsic value of equity instruments issued (Accounting Principles Board Opinion No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. UBS recognized only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of UBS's option awards have been determined to be variable, primarily because they may be settled in cash or UBS has offered to hedge their value. Additional compensation expense from these options awards for the six months ended 30 June and the year ended 31 December 1999, is CHF 44 million and CHF 41 million, respectively. In addition, certain of UBS's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on UBS's balance sheet for U.S. GAAP presentation, the effect of which is to increase assets by CHF 1,070 million and CHF 655 million, liabilities by CHF 1,162 million and CHF 717 million, and decrease shareholders' equity by CHF 92 million and CHF 62 million (for UBS shares held by the trusts, which are treated as treasury shares) at 30 June 2000 and 31 December 1999, respectively.

  h. Software capitalization

Under IAS, effective 1 January 2000, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the income statement over estimated lives. Under U.S. GAAP, the same principal applies; however this standard was effective beginning 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------
         NOTES TO THE UBS AND PAINEWEBBER UNAUDITED PRO FORMA CONDENSED
                CONSOLIDATED BALANCE SHEET AND INCOME STATEMENT
                CONVERSION FROM IAS TO U.S. GAAP -- (CONTINUED)

software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of 2 years. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

  i. Settlement Date vs. Trade Date Accounting

UBS's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

  j. Repurchase, Resale and Securities Lending Transactions

Under IAS, UBS's repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. Additionally, under U.S. GAAP, UBS is required to recognize securities collateral controlled and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions exist.

For purposes of U.S. GAAP presentation, securities collateral recognized under financing transactions is reflected in Due from banks or loans, net of allowance for credit losses, depending on the counterparty. The related obligation to return the securities collateral is reflected in the balance sheet in Due to banks or Due to customers, as appropriate.

2. CONVENIENCE TRANSACTION

30 June 2000 and 31 December 1999 CHF amounts have been translated into U.S. dollars at the exchange rate of one US$ = CHF 1.63, the exchange rate on 30 June 2000.

3. PROPOSED DIVIDEND

At the extraordinary general meeting of UBS AG, held on 7 September 2000, the UBS shareholders approved the UBS Board of Directors proposal that a partial dividend be paid to UBS shareholders on record as of 2 October 2000. The payment, which was made on 5 October 2000, relates to the first nine months of the year 2000. The payment of $2.75 (CHF 4.50) per share amounted to approximately $1.1 billion (CHF 1.8 billion). This proposed dividend has not been reflected in the assumptions made for purposes of presenting pro forma financial information.

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

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars, both actual and as adjusted to give effect to this offering (based upon expected proceeds of this offering of $1,500,000,000) and the use of the proceeds from this offering as described under "Use of Proceeds."

                                                         30 JUNE 2000            30 JUNE 2000
                                                               ACTUAL             AS ADJUSTED
                                                  CHF           U.S.$         CHF       U.S.$
                                                              (in millions)
---------------------------------------------------------------------------------------------
Debt
  Money market paper issued................    85,409        52,263        85,409      52,263
  Due to banks.............................    75,172        45,999        75,172      45,999
  Cash collateral on securities lent.......    15,334         9,383        15,334       9,383
  Due to customers.........................   279,915       171,286       279,915     171,286
  Long-term debt...........................    52,990        32,426        52,990      32,426
                                             --------      --------      --------    --------
  Total Debt...............................   508,820       311,357       508,820     311,357
Minority Interest..........................         0             0         2,451       1,500
Shareholders' Equity.......................    31,876        19,506        31,876      19,506
                                             --------      --------      --------    --------
Total capitalization(1)....................   540,696       330,863       543,147     332,363
                                             ========      ========      ========    ========

------------
(1) There has been no material change in the capitalization of UBS since 30 June 2000.

CHF amounts have been translated into United States dollars at the rate of CHF 1 = $0.6119

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UBS Preferred Funding Trust I

UBS Preferred Funding Trust I is a statutory business trust that UBS AG created under the Delaware Business Trust Act, as amended, on 18 September 2000 pursuant to an initial trust agreement entered into by UBS AG and by the filing of a certificate of trust with the Secretary of State of the State of Delaware. We will continue UBS Preferred Funding Trust pursuant to an Amended and Restated Trust Agreement between UBS Preferred Funding Company, as grantor, and Wilmington Trust Company, as trustee. We will qualify the Amended and Restated Trust Agreement as an indenture under the Trust Indenture Act of 1939, as amended. UBS Preferred Funding Trust will be treated as a grantor trust for U.S. federal income tax purposes, meaning that investors in trust preferred securities will generally be treated as if they owned their proportionate shares of the company preferred securities owned by UBS Preferred Funding Trust.

We have formed UBS Preferred Funding Trust for the purpose of:

     -  issuing the trust preferred securities,

     - investing the proceeds of the trust preferred securities in the company preferred securities, which benefit from the related UBS AG subordinated guarantee, and

     -  engaging in any related or incidental activities.

The only assets of UBS Preferred Funding Trust will be the company preferred securities and the related rights of UBS Preferred Funding Trust under the UBS AG subordinated guarantee. The Amended and Restated Trust Agreement will not permit UBS Preferred Funding Trust to acquire any other assets, issue any other equity securities or any debt securities, or engage in any other activities. All expenses and liabilities of UBS Preferred Funding Trust will be paid by the Stamford branch of UBS AG, except that if the trustee of UBS Preferred Funding Trust incurs fees, charges or expenses at the request of a holder of trust preferred securities or other person for which UBS Preferred Funding Trust is not otherwise liable under the Amended and Restated Trust Agreement, that holder or other person will be liable for such fees, charges and expenses.

The total pro forma capitalization of UBS Preferred Funding Trust, as adjusted to give effect to this offering (based on expected proceeds of $1,500,000,000 before deduction of expenses) and the use of the proceeds from this offering, is $1,500,000,000. Upon completion of the offering, the authorized and issued capital of UBS Preferred Funding Trust will consist of trust preferred securities having an aggregate liquidation amount of $1,500,000,000, issuable in denominations of $1,000 liquidation amount per trust preferred security and integral multiples of $1,000.

The Amended and Restated Trust Agreement will provide that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustee or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of UBS Preferred Funding Trust, the rights of UBS Preferred Funding Trust under the company preferred securities and the UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. A holder of trust preferred securities may at any time upon written notice withdraw and hold directly the underlying company preferred securities represented by such trust preferred securities, in which case such holder will be entitled to directly enforce its rights under the UBS AG subordinated guarantee.

The principal executive offices of UBS Preferred Funding Trust are c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

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UBS Preferred Funding Company LLC I

INTRODUCTION

UBS Preferred Funding Company LLC I is a limited liability company that UBS AG formed under the Delaware Limited Liability Company Act, as amended, on 18 September 2000 pursuant to an initial limited liability company agreement entered into by UBS AG and by filing a certificate of formation with the Secretary of State of the State of Delaware. We will continue UBS Preferred Funding Company pursuant to an Amended and Restated Limited Liability Company Agreement, which we sometimes refer to as the LLC Agreement. UBS Preferred Funding Company will be treated as a partnership for U.S. federal income tax purposes.

We have formed UBS Preferred Funding Company for the purpose of :

     -  issuing the company common securities to UBS AG,

     - issuing the company preferred securities, initially to UBS Preferred Funding Trust,

     - investing the proceeds of the company common securities and the company preferred securities in (1) initially, subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount of $1,500,000,000 and (2) other securities issued by UBS AG acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of UBS AG (together, "eligible investments"), and

     -  engaging in any related or incidental activities.

The total pro forma capitalization of UBS Preferred Funding Company, as adjusted to give effect to this offering (based on expected proceeds of $1,500,000,000 before deduction of expenses) and the use of proceeds from this offering, is $1,500,002,000. Upon completion of this offering, the authorized and issued capital of UBS Preferred Funding Company will consist of company common securities representing securityholders' equity of $2,000 and company preferred securities with an aggregate liquidation preference of $1,500,000,000, issuable in denominations of $1,000 liquidation preference per company preferred security and integral multiples of $1,000. UBS Preferred Funding Company will have no outstanding debt after giving effect to this offering and the use of the proceeds from this offering.

UBS Preferred Funding Company will apply the income generated by the subordinated notes and other eligible investments to pay dividends to UBS Preferred Funding Trust, as holder of company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Trust will then pass the dividends it receives on the company preferred securities through to the holders of trust preferred securities as distributions on the trust preferred securities.

UBS AG is purchasing all of the company common securities for $2,000. UBS intends to treat the company preferred securities as Tier 1 capital for purposes of the relevant regulatory capital guidelines of the Swiss Federal Banking Commission. UBS AG will agree with UBS Preferred Funding Company in the LLC Agreement that, as long as any company preferred securities are outstanding, UBS AG will continue to own, directly or indirectly, 100% of the outstanding company common securities. UBS Preferred Funding Company will also covenant to maintain "UBS" as part of its name for as long as any trust preferred securities of UBS Preferred Funding Trust remain outstanding unless, because of a merger or other business combination involving UBS AG or a change by UBS AG of its own name, inclusion of "UBS" as part of UBS Preferred Funding Company's name is no longer appropriate.

UBS AG will also agree in the LLC Agreement that it will from time to time either (i) contribute (or cause others, including the Stamford branch of UBS AG, to contribute) to UBS Preferred Funding Company such additional funds as are necessary in order to enable UBS Preferred Funding Company

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UBS PREFERRED FUNDING COMPANY LLC I
--------------------------------------------------------------------------------

to pay its operating expenses on or before any date when any such operating expenses are due or (ii) directly pay UBS Preferred Funding Company's operating expenses then due and payable and not otherwise paid. "Operating expenses" generally means all expenses and obligations of UBS Preferred Funding Company, but does not include any payments on the company preferred securities or company common securities.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

ACTIVITIES OF UBS PREFERRED FUNDING COMPANY

GENERAL
UBS Preferred Funding Company's principal business objective is to acquire and hold eligible investments, which include:

     - initially, subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount of $1,500,000,000, and

     - other securities issued by UBS AG acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of UBS AG.

UBS Preferred Funding Company will apply the net income generated by the subordinated notes and other eligible investments to pay dividends to UBS Preferred Funding Trust, as holder of company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Trust will then pass through the dividends it receives on the company preferred securities to the holders of trust preferred securities as distributions on the trust preferred securities. Although UBS Preferred Funding Company may (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and company parity preferred securities, voting together as a single class) issue additional preferred securities as described under "Description of Company Preferred Securities," UBS Preferred Funding Company has no present intention to do so.

DIVIDENDS
UBS Preferred Funding Company currently expects to pay an aggregate amount of dividends with respect to its outstanding company common securities and company preferred securities equal to approximately 100% of the interest and other income it receives on the subordinated notes and any other eligible investments.

The LLC Agreement of UBS Preferred Funding Company will:

     - preclude UBS Preferred Funding Company from incurring any indebtedness for borrowed money (and UBS Preferred Funding Company does not anticipate having any material liabilities), and

     - require approval of holders of at least 66 2/3% of the outstanding company preferred securities and any outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class, before dividends on the company preferred securities can be paid out of any source other than interest income received on the subordinated notes or interest or dividend income received on other eligible investments.

Under the Delaware Limited Liability Company Act, UBS Preferred Funding Company may not pay dividends or other distributions on company common securities or company preferred securities--even if such payments are "mandatory"--if, after making the distributions, UBS Preferred Funding Company's liabilities would exceed the fair value of its assets. However, UBS Preferred Funding Company does not expect to have any material liabilities, so UBS Preferred Funding Company does

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UBS PREFERRED FUNDING COMPANY LLC I
--------------------------------------------------------------------------------

not anticipate that this restriction will affect its ability to pay dividends on the company preferred securities.

Dividends on the company preferred securities will in any event be required to be paid up to the mandatory dividend payment amount on any mandatory dividend payment date, unless there is a capital limitation on such date. See "Description of Company Preferred Securities--Dividends--Mandatory Dividends."

INVESTMENT POLICIES
UBS Preferred Funding Company's initial investment policies will be established pursuant to the LLC Agreement. Under its investment policies, UBS Preferred Funding Company may not hold or invest in any securities other than eligible investments as described above under "--Introduction."

The investment policies require that:

     - the terms of any eligible investments other than the subordinated notes purchased by UBS Preferred Funding Company be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms at the time of purchase, and the purchase by UBS Preferred Funding Company of such eligible investments be approved by the affirmative vote of a majority of its entire board of directors, and

     - UBS Preferred Funding Company maintain its assets in a manner that will not require UBS Preferred Funding Company to be registered as an investment company under the Investment Company Act of 1940.

The investment policies of UBS Preferred Funding Company may be amended only by the affirmative vote of holders of at least 66 2/3% of the outstanding company preferred securities and any outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class. Although UBS AG and UBS Preferred Funding Company do not anticipate that UBS Preferred Funding Company will sell the subordinated notes (and no market for them is expected to develop), were UBS Preferred Funding Company to do so, UBS Preferred Funding Company would be required to invest the proceeds of the sale in accordance with UBS Preferred Funding Company's investment policies as they exist at the time of such sale.

ADMINISTRATION AGREEMENT
Before issuing the company preferred securities, UBS Preferred Funding Company will enter into an administration agreement with the Stamford branch of UBS AG, under which the Stamford branch will provide (or cause others to provide) accounting, legal, tax and other support services to UBS Preferred Funding Company, assist UBS Preferred Funding Company in complying with pertinent U.S. and Swiss local, state and federal laws, and provide administrative, record keeping and secretarial services to UBS Preferred Funding Company. Under the administration agreement, UBS Preferred Funding Company will agree to reimburse the provider of these services for the value of services provided by such provider to UBS Preferred Funding Company on an arm's-length basis.

UBS Preferred Funding Company will maintain company records that are separate from those of UBS AG or any of its affiliates. None of the officers, employees or directors of UBS Preferred Funding Company will have any direct or indirect pecuniary interest in any security to be acquired or disposed of by UBS Preferred Funding Company or in any transaction in which UBS Preferred Funding Company has an interest.

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UBS PREFERRED FUNDING COMPANY LLC I
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MANAGEMENT OF UBS PREFERRED FUNDING COMPANY

DIRECTORS AND EXECUTIVE OFFICERS
The LLC Agreement of UBS Preferred Funding Company provides that its board of directors will at all times include not less than three and not more than five members. Initially, the board of directors will include three members. The directors will be designated as "managers" of UBS Preferred Funding Company within the meaning of the Delaware Limited Liability Company Act. The directors will serve until their successors are duly elected and qualified. UBS Preferred Funding Company has no present intention to alter the number of directors comprising the board of directors.

UBS Preferred Funding Company will have three officers when the company preferred securities are issued. The directors and executive officers of UBS Preferred Funding Company initially will be:

NAME                          POSITION AND OFFICES HELD
-------------------------------------------------------------
Robert Mills                  Managing Director and President
Per Dyrvik                    Director and Treasurer
Robert Dinerstein             Director and Secretary

Each of the initial directors and officers of UBS Preferred Funding Company is an individual who is an officer or employee of UBS AG or its affiliates. UBS Preferred Funding Company currently anticipates that all officers of UBS Preferred Funding Company will also be officers or employees of UBS AG or its affiliates.

ADDITIONAL DIRECTORS
If at any time the aggregate of unpaid dividends on the company preferred securities or any company parity preferred securities equals or exceeds an amount equal to three semi-annual dividend payments, the holders of company preferred securities and any company parity preferred securities, voting together as a single class, will have the exclusive right to elect two additional directors. Holders of a majority (based on the aggregate liquidation preference) of company preferred securities and company parity preferred securities may exercise this right by written consent or at a meeting of such holders called for such purpose. The LLC Agreement of UBS Preferred Funding Company will provide that this meeting may be called at the request of any holder of company preferred securities or company parity preferred securities. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the company preferred securities for two consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

INDEMNIFICATION AND INSURANCE FOR DIRECTORS
The LLC Agreement of UBS Preferred Funding Company will provide that:

     - its directors have no personal liability to UBS Preferred Funding Company or the holders of company common securities or company preferred securities for monetary damages (i) for voting not to take enforcement action with respect to the subordinated notes or any other eligible investments owned by UBS Preferred Funding Company, or (ii) at any time for breach of any such director's fiduciary duty, if any, except for such director's gross negligence or willful misconduct,

     - UBS Preferred Funding Company will indemnify any director or officer for any liability and related expenses, including reasonable counsel's fees, arising out of such director's or officer's status as a director or officer of UBS Preferred Funding Company, except for liability determined by a court of competent jurisdiction to have arisen out of such director's or officer's gross negligence or willful misconduct,

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UBS PREFERRED FUNDING COMPANY LLC I
--------------------------------------------------------------------------------

     - the right to indemnification is a contract right and the LLC Agreement will set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the LLC Agreement of UBS Preferred Funding Company, and

     - UBS Preferred Funding Company may purchase and maintain insurance to protect any director or officer against any liability asserted against, or incurred by, him or her, arising out of his or her status as a director or officer.

COMMON SECURITIES OF UBS PREFERRED FUNDING COMPANY

Holders of company common securities will receive dividends out of interest payments received by UBS Preferred Funding Company on the subordinated notes and other eligible investments, if any, not required to be applied to fund dividends with respect to the company preferred securities or expenses of UBS Preferred Funding Company. However, as long as the company preferred securities or the company parity preferred securities are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to company common securities unless full dividends on all series of the company preferred securities have been paid (except as otherwise described under "Description of Company Preferred Securities--Ranking and Liquidation Preference"). See "Description of Company Preferred Securities--Dividends."

Subject to the rights, if any, of the holders of company preferred securities (to the limited extent described herein) and any other series of the company parity preferred securities, all voting rights are vested in the company common securities. Holders of company common securities are entitled to vote in proportion to the stated amounts represented by their company common securities. All issued and outstanding shares of company common securities are currently, and upon consummation of the offering will still be, held by UBS AG.

If UBS Preferred Funding Company dissolves, liquidates or winds up (whether voluntary or involuntary) after all debts and liabilities of UBS Preferred Funding Company have been satisfied and there have been paid or set aside for the holders of company preferred securities the full preferential amounts to which such holders are entitled, the holders of the company common securities will be entitled to share equally and ratably in any assets remaining.

PREFERRED SECURITIES OF UBS PREFERRED FUNDING COMPANY

Subject to limitations prescribed by Delaware law and UBS Preferred Funding Company's LLC Agreement, the board of directors of UBS Preferred Funding Company or, if then constituted, a duly authorized committee of the board of directors is authorized to issue (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and company parity preferred securities, voting together as a single class), from the authorized but unissued capital shares of UBS Preferred Funding Company, additional series of preferred securities of the UBS Preferred Funding Company ranking on a parity with the company preferred securities in such series as the board of directors (or committee) may determine and to establish, from time to time, the number or amount by aggregate liquidation preference of shares (if applicable) of such series to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the securities of any such series, and such other subjects or matters as may be fixed by resolution of the board of directors. However, UBS Preferred Funding Company's LLC Agreement precludes:

     - the issuance of any other classes or series of equity securities that are senior to the company preferred securities, either as to dividends or as to rights upon dissolution, liquidation or winding up of UBS Preferred Funding Company, without the approval of each holder of company preferred securities, and

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                                                                             161
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UBS PREFERRED FUNDING COMPANY LLC I
--------------------------------------------------------------------------------

     - the issuance of any company parity preferred securities without the approval of 66 2/3% of the holders of company preferred securities and unless the UBS AG subordinated guarantee is amended so that such additional company parity preferred securities benefit from the UBS AG subordinated guarantee in substantially the same manner as the company preferred securities without any adverse effect on the holders of company preferred securities. See "Description of Company Preferred Securities--Voting Rights."

No additional payments will be required pursuant to the Delaware Limited Liability Company Act for the company parity preferred securities to represent limited liability company interests in UBS Preferred Funding Company upon issuance against full payment of the purchase price for the company parity preferred securities. The specific terms of a particular series of the company parity preferred securities will be described in the certificate of designation (as defined in UBS Preferred Funding Company's LLC Agreement) to be incorporated into UBS Preferred Funding Company's LLC Agreement relating to that series, except in the case of shares of the company preferred securities where the terms thereof are set forth in UBS Preferred Funding Company's LLC Agreement.

LEGAL PROCEEDINGS

UBS Preferred Funding Company is not the subject of any litigation. None of UBS Preferred Funding Company, UBS AG or any of its affiliates is currently involved in nor, to UBS Preferred Funding Company's knowledge, currently threatened with any litigation with respect to the subordinated notes or any aspect of UBS Preferred Funding Company's operations.

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 162

--------------------------------------------------------------------------------

Use of Proceeds

UBS Preferred Funding Trust will use the net proceeds of $1,500,000,000 from the sale of the trust preferred securities to purchase the company preferred securities.

UBS Preferred Funding Company will use the net proceeds of $1,500,000,000 from the sale of the company preferred securities to UBS Preferred Funding Trust to acquire $1,500,000,000 aggregate principal amount of subordinated notes issued by the Cayman Islands branch of UBS AG. See "UBS Preferred Funding Company LLC I--Activities of UBS Preferred Funding Company."

UBS AG will use the net proceeds of $1,500,000,000 from the sale of the subordinated notes issued by its Cayman Island branch for general corporate purposes, including paying certain expenses related to the offering and possibly funding a portion of the purchase price of PaineWebber.

UBS Preferred Funding Trust will pay the underwriters compensation of $10 per trust preferred security and aggregate compensation of $15,000,000.

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                                                                             163

--------------------------------------------------------------------------------

Description of Trust Preferred Securities

UBS Preferred Funding Trust will issue the trust preferred securities under the terms of its Amended and Restated Trust Agreement. We will qualify the Amended and Restated Trust Agreement as an indenture under the Trust Indenture Act. The terms of the trust preferred securities will include both those stated in the Amended and Restated Trust Agreement and the Delaware Business Trust Act and those made part of the Amended and Restated Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the trust preferred securities is not complete and is subject to, and qualified in its entirety by reference to, the Amended and Restated Trust Agreement, the Delaware Business Trust Act and the Trust Indenture Act. We have filed a copy of the Amended and Restated Trust Agreement as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

The trust preferred securities are certificates of beneficial interest in the assets of UBS Preferred Funding Trust, the terms of which are set forth in the Amended and Restated Trust Agreement.

The trust preferred securities will be issued in denominations of $1,000 liquidation amount and whole-number multiples of $1,000. The aggregate liquidation amount of the trust preferred securities offered by this prospectus is $1,500,000,000. Each trust preferred security represents a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee. The trust preferred securities were ready for delivery in book-entry form through The Depository Trust Company on 10 October 2000.

The trustee of UBS Preferred Funding Trust will hold the company preferred securities and the related rights under the UBS AG subordinated guarantee deposited in UBS Preferred Funding Trust for the benefit of the holders of trust preferred securities. The Amended and Restated Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustee or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of UBS Preferred Funding Trust, the rights of UBS Preferred Funding Trust under the company preferred securities and the related rights under the UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. The trust preferred securities may be exchanged for the underlying company preferred securities as described under "--Withdrawal of the Company Preferred Securities."

The funds of UBS Preferred Funding Trust available for distribution to the holders of trust preferred securities will be limited to payments received from UBS Preferred Funding Company as dividends, redemption payments and liquidation payments on the company preferred securities and to payments received from UBS AG pursuant to the UBS AG subordinated guarantee of those payments. See "Description of Company Preferred Securities." UBS Preferred Funding Trust will distribute such payments, upon their receipt, to the holders of trust preferred securities on a pro rata basis. If UBS Preferred Funding Company does not pay any semi-annual dividend on the company preferred securities when it is required to and UBS AG does not perform its obligations under the UBS AG subordinated guarantee, UBS Preferred Funding Trust will not have sufficient funds to make the related semi-annual distribution payment on the trust preferred securities.

We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules.

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DESCRIPTION OF TRUST PREFERRED SECURITIES
--------------------------------------------------------------------------------

DISTRIBUTIONS

Each trust preferred security will represent a corresponding amount of the company preferred securities, together with the related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will make semi-annual or quarterly distributions or other mandatory distributions on the trust preferred securities concurrently with, and in the same amount as, the semi-annual or quarterly dividends or special dividends on the company preferred securities. See "Description of Company Preferred Securities--Dividends." Accordingly, to the extent that dividends are paid on the company preferred securities, distributions on the trust preferred securities will accrue from the date of original issue and be paid on the liquidation amount of the trust preferred securities as follows:

    - semi-annually in arrears on the dividend payment dates regularly scheduled to occur in April and October of each year, commencing 1 April 2001, for each dividend period through the dividend period ending on the dividend payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a 360-day year consisting of twelve 30-day months), and

    - thereafter, quarterly in arrears on the dividend payment dates regularly scheduled to occur in January, April, July and October of each year, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

For details on the calculation and payment of dividends see "Description of Company Preferred Securities--Dividends." Whenever, and to the extent, UBS Preferred Funding Trust receives any cash payments representing a semi-annual dividend, special dividend or redemption payment on the company preferred securities, UBS Preferred Funding Trust will distribute such amounts to the holders of trust preferred securities in proportion to their liquidation amounts. Each semi-annual, quarterly or special distribution on the trust preferred securities will be payable to holders of record as they appear on the securities register of UBS Preferred Funding Trust on the corresponding record date. The record dates for the trust preferred securities will be the fifteenth day (whether or not a business day) prior to the relevant semi-annual, quarterly or other distribution date.

If any distribution would be payable on a day that is not a business day, that distribution will instead be made on the next business day. No interest or other payment will be due as a result of any such delay.

If dividends are not payable on company preferred securities on any dividend payment date for the reasons described in "Description of Company Preferred Securities--Dividends," then the holders of trust preferred securities will not be entitled to receive a distribution on that date.

For so long as the trust preferred securities are listed on the Luxembourg Stock Exchange, notice of a distribution on the trust preferred securities, the distribution period, the interest rate and the amount of the distribution will be provided to the Luxembourg Stock Exchange prior to or on the relevant dividend payment date. This information will also be available during usual business hours at the specified office of the paying agent in Luxembourg.

REDEMPTION

The trust preferred securities can be redeemed only upon redemption of the company preferred securities.

If UBS Preferred Funding Company redeems the company preferred securities in accordance with its LLC Agreement as described under "Description of Company Preferred Securities--Redemption," then UBS Preferred Funding Company must give the trustee at least 30 days' prior notice before doing so. The

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trustee will mail the notice of redemption not less than 25 days prior to the date fixed for redemption of the company preferred securities to the holders of trust preferred securities as provided under "--Notices."

On the date of redemption of the company preferred securities, so long as UBS Preferred Funding Company or UBS AG has deposited with Wilmington Trust Company, the paying agent, on behalf of UBS Preferred Funding Trust the aggregate amount payable upon redemption of all the company preferred securities held by UBS Preferred Funding Trust to be redeemed, the paying agent on behalf of UBS Preferred Funding Trust will irrevocably deposit with The Depositary Trust Company ("DTC") funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the holders of trust preferred securities to be redeemed. See "Book-Entry Issuance of Trust Preferred Securities." Once the paying agent has received this deposit, all rights of the holders of trust preferred securities called for redemption will end, except their right to receive the redemption price, without interest. If any date fixed for redemption of the trust preferred securities is not a business day, then the redemption price will instead be paid on the next business day, except that if that business day falls in the next calendar year, the redemption price will be paid on the preceding business day. No interest or other payment will be due as a result of any such adjustment.

If only some of the outstanding trust preferred securities are to be redeemed, the trust preferred securities to be redeemed will be selected in accordance with DTC's procedures. See "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments." If the trust preferred securities do not remain registered in the name of DTC or its nominee and only some of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed proportionately or selected for redemption pursuant to the rules of any securities exchange on which the trust preferred securities are listed at that time. UBS Preferred Funding Company will promptly notify the registrar and transfer agent for the trust preferred securities, in writing, of the trust preferred securities selected for redemption. In addition, for so long as the rules of the Luxembourg Stock Exchange so require, notice will be given to the Luxembourg Stock Exchange of trust preferred securities selected for redemption and published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourger Wort).

WITHDRAWAL OF THE COMPANY PREFERRED SECURITIES

Any beneficial owner of the trust preferred securities may withdraw all, but not less than all, of the company preferred securities represented by such trust preferred securities by providing a written notice to the trustee, with evidence of beneficial ownership in form satisfactory to the trustee and providing to UBS Preferred Funding Company such documents or information as UBS Preferred Funding Company may request for tax reporting purposes. The holder's notice will also be deemed to be such beneficial owner's agreement to be subject to the terms of UBS Preferred Funding Company's LLC Agreement applicable to the rights of the holders of company preferred securities.

Within a reasonable period after such a request has been properly made, the trustee must instruct DTC to reduce the trust preferred securities represented by the global certificate by the corresponding amount of the company preferred securities to be so withdrawn by the withdrawing owner. UBS Preferred Funding Company will issue to the withdrawing owner a certificate representing the amount of the company preferred securities withdrawn, and the trustee will reduce the amount of the trust preferred securities represented by the global certificate accordingly. The company preferred securities will be issued only in certificated fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream. Under U.S. tax reporting rules, holders of company preferred securities will thereafter receive an annual Form K-1 instead of the Form 1099 that holders of trust preferred securities will receive. See "Certain U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."

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Any holder of company preferred securities may redeposit withdrawn company preferred securities by delivering to the trustee the certificates for the company preferred securities to be deposited, which are (i) if required by the trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the trustee and in compliance with the terms of UBS Preferred Funding Company's LLC Agreement and (ii) accompanied by all such certifications as may be required by the trustee in its sole discretion and in accordance with the provisions of the Amended and Restated Trust Agreement. Within a reasonable period after such deposit is properly made, the trustee will instruct DTC to increase the amount of the trust preferred securities represented by the global certificate accordingly.

VOTING RIGHTS

If at any time, the holders of company preferred securities are entitled to vote under UBS Preferred Funding Company's LLC Agreement, the trustee will:

     -  notify the holders of trust preferred securities of such right,

     - request specific direction from each holder of trust preferred securities as to the vote with respect to the company preferred securities represented by such trust preferred securities, and

     - vote the relevant company preferred securities only in accordance with such specific direction.

Upon receiving notice of any meeting at which the holders of company preferred securities are entitled to vote, the trustee will, as soon as practicable, mail to the holders of trust preferred securities a notice as provided under "--Notices." UBS Preferred Funding Company will provide the form of notice to the trustee to be forwarded to the holders of trust preferred securities. The notice will contain:

     - all the information that is contained in the notice announcing the meeting of the company preferred securities,

     - a statement that the holders of trust preferred securities will be entitled, subject to any applicable provision of law, to direct the trustee specifically as to the exercise of the voting rights pertaining to the number of the company preferred securities represented by their respective trust preferred securities, and

     - a brief description of the manner in which the holders may give such specific directions.

If the trust receives a written direction from a holder of trust preferred securities, the trustee will vote, or cause to be voted, the amount of the company preferred securities represented by such trust preferred securities in accordance with the instructions set forth in the direction. If the trustee does not receive specific instructions from the holder of any trust preferred securities, the trustee will abstain from voting the company preferred securities represented by those trust preferred securities.

UBS Preferred Funding Company and the trustee may, without the consent of the holders of the trust preferred securities, enter into one or more agreements supplemental to the Amended and Restated Trust Agreement, in form satisfactory to the trustee, for any of the following purposes:

     - to evidence the succession of another partnership, corporation or other entity to UBS Preferred Funding Company and the assumption by any such successor of the covenants of UBS Preferred Funding Company under the Amended and Restated Trust Agreement,

     - to add to the covenants of UBS Preferred Funding Company for the benefit of the holders of the trust preferred securities, or to surrender any right or power herein conferred upon UBS Preferred Funding Company,

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     -  to correct or supplement any provision of the Trust Agreement which may be defective or inconsistent with any other provision therein,

     - to make any other provisions with respect to matters or questions arising under the Amended and Restated Trust Agreement, provided that any such action does not materially adversely affect the interests of the holders of the trust preferred securities, or

     -  to cure any ambiguity or correct any mistake.

Any other amendment or agreement supplemental to the Amended and Restated Trust Agreement must be in writing and approved by holders of 66 2/3% of the then outstanding trust preferred securities.

TRANSFER AND ISSUE OF DEFINITIVE TRUST PREFERRED SECURITIES

TRANSFER, ISSUE AND DELIVERY
If trust preferred securities are issued in definitive form ("definitive trust preferred securities") in the limited circumstances described in "Book-Entry Issuance of Trust Preferred Securities--Termination of and Changes to Depositary Arrangements," those trust preferred securities may be transferred in any whole-number multiples of $1,000 by surrendering the definitive trust preferred securities certificates together with the form of transfer endorsed on it, duly completed and executed at the office of the transfer agent. The initial transfer agent will be Wilmington Trust Company. If only part of a definitive trust preferred securities certificate is transferred, a new definitive trust preferred securities certificate representing the securities that are not transferred will be issued to the transferor within three business days after the transfer agent receives the certificate. The new certificate representing the trust preferred securities that were not transferred will be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor that appears in the records of UBS Preferred Funding Trust. The new certificate representing the trust preferred securities that were transferred will be sent to the transferee within three business days after the trustee receives the certificate transferred, by uninsured mail at the risk of the holder entitled to the trust preferred securities represented by the certificate, to the address specified in the form of transfer.

FORMALITIES FREE OF CHARGE
Registration of transfers of definitive trust preferred securities will be made without charge by UBS Preferred Funding Trust, but the transferor must pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that UBS Preferred Funding Trust, UBS AG or the transfer agent may require.

CLOSED PERIODS
No holder may require the transfer of the trust preferred securities to be registered during the period of 15 days ending on the due date for any payment of principal on the trust preferred securities.

UBS Preferred Funding Trust will not be required to register, or cause others to register, the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

REGULATIONS CONCERNING TRANSFER AND REGISTRATION
All transfers of definitive trust preferred securities and entries must be made as provided in the agency agreement relating to the trust preferred securities. The provisions of this agreement that govern transfers may be changed by UBS Preferred Funding Trust with the prior written approval of the trustee.

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REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company will act as registrar and transfer agent for the trust preferred securities. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a transfer agent in Luxembourg. The initial Luxembourg transfer agent will be BNP Paribas.

PAYMENTS AND PAYING AGENT

As long as the trust preferred securities are in book-entry form, payments of interest and principal on the trust preferred securities will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates. The payments of interest and principal will be distributed to participants, indirect participants and beneficial owners of the trust preferred securities as described under "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments."

If definitive trust preferred securities are issued in the limited circumstances described above, payments of interest and principal on the trust preferred securities will be made by check mailed to the address of the holder entitled to receive the payment, as the address appears in UBS Preferred Funding Trust's register. Payments of principal on the trust preferred securities will be made upon surrender of such trust preferred securities at the specified office of the paying agent.

UBS Preferred Funding Trust will maintain a paying agent with respect to the trust preferred securities which will initially be Wilmington Trust Company. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the trustee. If Wilmington Trust Company resigns as paying agent, the trustee will appoint another bank or trust company to act as paying agent. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a paying agent in Luxembourg. The initial Luxembourg paying agent will be BNP Paribas.

TERMINATION OF AMENDED AND RESTATED TRUST AGREEMENT

The Amended and Restated Trust Agreement will terminate upon the earliest to occur of the redemption of all of the trust preferred securities, the delivery of a final distribution of the company preferred securities to the holders of trust preferred securities, withdrawal of all the company preferred securities from UBS Preferred Funding Trust (as described under "--Withdrawal of the Company Preferred Securities") or dissolution of UBS Preferred Funding Trust as described in the following paragraph.

UBS Preferred Funding Company may instruct the trustee to dissolve UBS Preferred Funding Trust and distribute the company preferred securities on a pro rata basis to the holders of trust preferred securities in the case of either a Tax Event as to UBS Preferred Funding Trust or an Investment Company Act Event as to UBS Preferred Funding Trust, as each is defined under "Description of Company Preferred Securities--Redemption."

Any company preferred securities held in definitive fully registered form will not be eligible to be held through DTC, Euroclear or Clearstream.

EXPENSES OF UBS PREFERRED FUNDING TRUST

All charges or expenses of UBS Preferred Funding Trust, including the charges and expenses of the trustee, will be paid by the Stamford branch of UBS AG, except that, if the trustee incurs fees, charges or expenses, for which it is not otherwise liable under the Amended and Restated Trust Agreement, at the request of a holder of trust preferred securities or other person, such holder or other person will be liable for such fees, charges and expenses.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

UBS Preferred Funding Trust will at all times have a trustee that is a bank that has its principal place of business in the State of Delaware and a combined capital and surplus of $50,000,000. If the trustee ceases to be eligible, it must resign.

The trustee may resign as trustee under the Amended and Restated Trust Agreement at any time by giving notice of its resignation to UBS Preferred Funding Company. The trustee may be removed by UBS Preferred Funding Company at any time by notice of such removal delivered to the trustee. Any resignation or removal of the trustee will take effect upon the appointment of a qualified successor trustee and the successor's acceptance of such appointment.

If the trustee shall resign or be removed, UBS Preferred Funding Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the State of Delaware and having a combined capital and surplus of at least $50,000,000.

INFORMATION CONCERNING THE TRUSTEE

Wilmington Trust Company is the trustee. The trustee is required to perform only those duties that are specifically set forth in the Amended and Restated Trust Agreement, except when a default has occurred and is continuing with respect to the trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the trustee is under no obligation to exercise any of the powers vested in it by the Amended and Restated Trust Agreement at the request of any holder of trust preferred securities, unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

NOTICES

Notices to the holders of trust preferred securities will be given by delivery of the relevant notice to DTC, Euroclear, Clearstream and any other relevant securities clearing system for communication by each of them to entitled participants, and, as long as the trust preferred securities are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices will also be published in the manner that the rules of such stock exchange(s) may require. In addition, notices will be published in one English language daily newspaper of general circulation in London (which is expected to be the Financial Times) and, for as long as the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxembourger Wort).

If the trust preferred securities are no longer held in the name of DTC or its nominee, notice to the holders of trust preferred securities will also be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in the records of UBS Preferred Funding Trust.

GOVERNING LAW

The Trust Agreement and the trust preferred securities are governed by the laws of the State of Delaware.

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Description of Company Preferred Securities

UBS Preferred Funding Company will issue the company preferred securities under the terms of its Amended and Restated Limited Liability Company Agreement. The following summary of the material terms and provisions of the company preferred securities is not complete and is subject to and qualified in its entirety by reference to the LLC Agreement of UBS Preferred Funding Company and the Delaware Limited Liability Company Act. We have filed a copy of the LLC Agreement of UBS Preferred Funding Company as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

The company preferred securities are preferred limited liability company interests in UBS Preferred Funding Company, the terms of which are set forth in UBS Preferred Funding Company's LLC Agreement.

The company preferred securities are intended to provide holders with rights to distributions and redemption and liquidation payments that are similar to those to which holders would be entitled if they had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

When issued, the company preferred securities will be validly issued, and no additional payments will be required for such securities to represent limited liability company interests in UBS Preferred Funding Company. Holders of company preferred securities will have no preemptive rights with respect to any other securities of UBS Preferred Funding Company. The company preferred securities will not be convertible into company common securities or any other interests in UBS Preferred Funding Company and will not be subject to any sinking fund or other obligation of UBS Preferred Funding Company for their repurchase or retirement.

The company preferred securities will be issued in certificated form only in denominations of $1,000 liquidation preference and whole-number multiples of $1,000. The aggregate liquidation preference of the company preferred securities offered pursuant to this prospectus is $1,500,000,000.

UBS Preferred Funding Company has the power to create and issue additional preferred limited liability company interests (i) that are junior to the company preferred securities as to payment of dividends and payments of amounts upon dissolution, liquidation or winding up of UBS Preferred Funding Company ("company junior securities") or (ii) that are on a parity with the company preferred securities as to those payments ("company parity preferred securities"). As long as any company preferred securities remain outstanding, no company parity preferred securities may be issued unless the holders of at least 66 2/3% of the outstanding company preferred securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class, approve or unless the UBS AG subordinated guarantee is amended so that such company parity preferred securities benefit from the UBS AG subordinated guarantee in the same manner as the company preferred securities without any adverse effect on the holders of company preferred securities. See "--Voting Rights."

The LLC Agreement of UBS Preferred Funding Company will preclude UBS Preferred Funding Company from issuing, without the consent of each holder of company preferred securities, any company parity preferred securities or any other classes or series of equity securities that are senior to the company preferred securities as to dividend rights or rights upon dissolution, liquidation or winding up of UBS Preferred Funding Company.

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DIVIDENDS

GENERAL

Dividends on the company preferred securities will be payable from the date of initial issuance on a noncumulative basis, semi-annually in arrears on April 1 and October 1 of each year through October 2010 and thereafter quarterly in arrears on January 1, April 1, July 1 and October 1 each year (each a "dividend payment date") for the dividend period then ending, but only if UBS Preferred Funding Company has legally available funds for such purpose and satisfies the other qualifications described below. Each period from and including a dividend payment date or the date of initial issuance, as applicable, to but not including the next dividend payment date is a "dividend period".

Dividends will be payable on the liquidation preference:

    - for each dividend period through the dividend period ending on the dividend payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a year of twelve 30-day months), and

    - for each dividend period commencing on such dividend payment date and thereafter, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

Dividends will be mandatorily due and payable on a dividend payment date with respect to the related dividend period and special dividends will be mandatorily due and payable on other dates in the circumstances described under "--Mandatory Dividends," except that dividends will never be mandatorily due and payable or be paid when the capital limitation (described below under "--Capital Limitation") applies. If dividends are neither mandatorily due and payable on a dividend payment date nor prohibited by application of the capital limitation, then:

    - payment of dividends on the company preferred securities will be limited by UBS AG's available distributable profits (see "--Distributable Profits Limitation"), and

    - if UBS AG delivers, on or before the tenth business day immediately preceding the dividend payment date, an instruction (a "no dividend instruction") to UBS Preferred Funding Company not to pay dividends on that dividend payment date or to pay less than full dividends on that dividend payment date, dividends payable on the related dividend payment date will be limited as provided in the no dividend instruction (see "--No Dividend Instruction").

If any dividends will be payable on the company preferred securities on a day that is not a business day, those dividends will instead be paid on the next business day. No interest or other payment will be due as a result of any such adjustment.

LIBOR, with respect to a determination date (as defined below), means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the second London banking day (as defined below) immediately following that determination date that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on that determination date. If such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates which deposits in U.S. dollars for a three-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below), after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., London time, on that determination date.

The calculation agent will request the principal London office of each of such banks to provide a quotation at its rate. If at least two such quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of the rates

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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quoted by three major money center banks in New York City selected by the calculation agent, after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., New York City time, on that determination date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than $1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described in this paragraph, LIBOR for the applicable period will be the same as LIBOR as determined on the previous determination date.

As used in this prospectus:

     "calculation agent" means the London branch of UBS AG.

     "determination date" for a dividend period or interest period (as applicable) means two London banking days preceding the first day of that dividend period or interest period (as applicable).

     "London banking day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Bridge/Telerate Service (or such other page as may replace Page 3750) on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

All percentages resulting from any calculations on the company preferred securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

MANDATORY DIVIDENDS
UBS Preferred Funding Company will be required to pay dividends on the company preferred securities in three circumstances, as follows:

     (i) If UBS AG declares or pays dividends or makes any other payment or distribution on any UBS AG junior obligations, and provided that the capital limitation does not apply, then UBS Preferred Funding Company will be required to pay full dividends on the company preferred securities during the one-year period beginning on and including the earlier of the date on which such dividend was declared or the date on which such dividend or other payment was made.

     (ii) If UBS AG or any of its subsidiaries redeems, repurchases or otherwise acquires any UBS AG parity securities or UBS AG junior obligations for any consideration, except by conversion into or exchange for shares of UBS AG or UBS AG junior obligations and except as described below (and provided that the capital limitation does not apply), then UBS Preferred Funding Company will be required to pay dividends on the company preferred securities during the one-year period beginning on and including the date on which such redemption, repurchase or other acquisition occurred.

     (iii) If (x) UBS AG or any of its subsidiaries pays any dividends or makes any other payment or distribution on any UBS AG parity securities on any date and (y) during the relevant period (as defined below) ending on and including that date there occurred a dividend payment date as to which UBS Preferred Funding Company paid no dividends or less than full dividends on the company preferred securities, and provided that the capital limitation does not apply, then on that date UBS Preferred Funding Company will be required to pay a special dividend on

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        the company preferred securities. The special dividend will be payable on that date whether or not that date is otherwise a dividend payment date and, if it is a dividend payment date, will be in addition to any other dividends required to be paid on that dividend payment date. The special dividend will be in an amount that, when taken together with dividends previously paid on the company preferred securities during the relevant period, represents the same proportion of full dividends on the company preferred securities for all dividend payment dates during the relevant period that the dividend on UBS AG parity securities paid during that relevant period bears to full dividends on such UBS AG parity securities for that relevant period.

Notwithstanding paragraph (ii) above, UBS Preferred Funding Company will not be required to pay dividends solely as a result of:

     - repurchases, redemptions or other acquisitions of UBS AG parity securities or UBS AG junior obligations in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder share purchase plan or in connection with the issuance of UBS AG parity securities or UBS AG junior obligations (or securities convertible into or exercisable for such UBS AG parity securities or UBS AG junior obligations) as consideration in an acquisition transaction,

     - market-making in the UBS AG parity securities or UBS AG junior obligations as part of the securities business of UBS AG or any of its subsidiaries,

     - the purchase of fractional interests in UBS AG parity securities or UBS AG junior obligations pursuant to the conversion or exchange provisions of such UBS AG parity securities or UBS AG junior obligations or the security being converted or exchanged,

     - any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, shares or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to any such plan, or

     - any dividend in the form of shares, warrants, options or other rights where the dividend shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as that on which the dividend is being paid or ranks equally with or junior to such shares.

Any dividend payment date or other date on which dividends on the company preferred securities are required to be paid as described in clause (i), (ii) or
(iii) of the second paragraph above is a "mandatory dividend payment date." The amount of dividends required to be paid on any mandatory dividend payment date (after giving effect to the capital limitation, if applicable) is called the "mandatory dividend payment amount." If a dividend payment date or other date is a mandatory dividend payment date, UBS Preferred Funding Company will be required to pay the mandatory dividend payment amount as dividends on that date whether or not there are available distributable profits and whether or not interest is paid on the subordinated notes.

For purposes of this prospectus:

     "UBS AG junior obligations" means (i) ordinary shares of UBS AG, (ii) each class of preferred or preference shares or similar securities of UBS AG that ranks junior to the most senior ranking preferred or preference shares or similar securities of UBS AG, and (iii) any indebtedness, guarantee or support agreement or similar undertaking of UBS AG in respect of any subsidiary securities that rank junior to the UBS AG subordinated guarantee.

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     "UBS AG parity securities" means (i) each class of preferred or preference shares or similar securities of UBS AG that ranks equally with the most senior ranking preferred or preference shares or similar securities of UBS AG and (ii) any securities issued by any subsidiaries of UBS AG and entitled to the benefit of any guarantee or support agreement or similar undertaking of UBS AG that ranks equally with the UBS AG subordinated guarantee.

     "relevant period" means (i) in the case of UBS AG parity securities that pay dividends less frequently than semi-annually, one year and (ii) in the case of UBS AG parity securities that pay dividends semi-annually or more frequently than semi-annually, six months (in each case ending on or including the date on which the related dividend on a parity security is paid but not including the corresponding day in the month that is twelve or six months prior thereto).

CAPITAL LIMITATION
The prohibition on the payment of dividends on the company preferred securities as described below is called the "capital limitation."

Unless the Swiss Federal Banking Commission expressly permits otherwise, UBS Preferred Funding Company will not pay dividends on the company preferred securities on any dividend payment date (whether or not it is a mandatory dividend payment date) if on such date UBS AG is not in compliance, or because of a distribution by UBS AG or any of its subsidiaries of profits of UBS AG (including a payment of dividends on the company preferred securities) would not be in compliance, with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG as then in effect. For a discussion of UBS's capital resources relative to applicable guidelines, see "UBS--Management's Discussion and Analysis of Financial Condition and Results of Operations--Capital Resources."

DISTRIBUTABLE PROFITS LIMITATION
The limitation or prohibition on the payment of dividends on the company preferred securities as described below is called the "distributable profits limitation." The distributable profits limitation will not limit or prohibit payment of mandatory dividends on a mandatory dividend payment date. The effect of the distributable profits limitation is to limit the amount of non-mandatory dividends that UBS Preferred Funding Company may pay on the company preferred securities to the amount of dividends that UBS AG would have been legally able to pay on such securities had they been issued directly by UBS AG as non-cumulative preference shares of UBS AG.

On or before the dividend payment date in April of each year, UBS AG will deliver a certificate to UBS Preferred Funding Company (a "distributable profits limitation certificate") specifying:

     - the distributable profits (as defined below) of UBS AG for the financial year ending on the preceding December 31, and

     - the available distributable profits (as defined below) for payment of dividends on the company preferred securities on the dividend payment dates in the then current year.

Unless UBS Preferred Funding Company is required to pay mandatory dividends:

     - the aggregate amount of dividends on the company preferred securities that UBS Preferred Funding Company may pay on the dividend payment date in April of the current year may not exceed the lesser of full dividends and the available distributable profits set forth in such distributable profits limitation certificate, and

     - the aggregate amount of dividends on the company preferred securities that UBS Preferred Funding Company may pay on any subsequent dividend payment date in the current year (or in January of the following year in the case of dividend payment dates occurring after October

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        2010) may not exceed the lesser of full dividends and the remaining amount of such available distributable profits (after giving effect to the payment of dividends pursuant to this bullet point or the bullet point immediately above).

For purposes of this prospectus:

     "distributable profits" means, for any financial year of UBS AG, profit that may be distributed in accordance with Swiss law then applicable. Currently, for any financial year of UBS AG, distributable profits are equal to profit brought forward, plus profit for the period, minus appropriation to general statutory reserve, plus other reserves, each as shown in the audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG and as determined in accordance with accounting standards applicable under Swiss law. The "appropriation to general statutory reserve" is equal to up to 5% of annual profit to the extent the general reserves of UBS AG do not equal 20% of the paid-in share capital plus 10% of the amount distributed as a dividend from profit for the period in excess of 5% of the par value of the UBS common shares. UBS AG's distributable profits for 1999 were approximately CHF 12 billion.

     "available distributable profits" means, for any financial year of UBS AG:

     - if there are no UBS AG parity securities outstanding, distributable profits for the immediately preceding financial year of UBS AG, and

     - if there are UBS AG parity securities outstanding, then an amount determined as the product of:

        (x) distributable profits for the immediately preceding financial year of UBS AG, and

        (y) a ratio (I) the numerator of which is the aggregate amount of full dividends on the company preferred securities to be paid on the dividend payment dates that occur during the then current financial year (but excluding dividends paid on January of the current year and including dividends to be paid on January of the following year, in the case of calculations occurring after October 2010) and
             (II) the denominator of which is equal to the amount determined pursuant to clause (I) plus the aggregate amount of full dividends on the UBS AG parity securities to be paid on dividend payment dates which occur during the then current financial year.

NO DIVIDEND INSTRUCTION
Except for the mandatory dividend payment amounts required to be paid on mandatory dividend payment dates:

     - dividends on the company preferred securities will not be payable on a dividend payment date if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to UBS Preferred Funding Company instructing it not to pay dividends on that dividend payment date, and

     - if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to UBS Preferred Funding Company limiting but not prohibiting the payment of dividends on such dividend payment date, dividends on the company preferred securities will be payable on that dividend payment date only to the extent permitted by such no dividend instruction.

If a no dividend instruction is given, then UBS Preferred Funding Company must promptly give notice to the holders of company preferred securities in the manner described under "--Notices" of the fact

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that it has received a no dividend instruction and the amount of dividends, if any, that will be paid on the related dividend payment date.

ADDITIONAL AMOUNTS

If UBS Preferred Funding Company or UBS Preferred Funding Trust is required to withhold any taxes, duties or other governmental charges with respect to any dividend payment on the trust preferred securities or the company preferred securities, UBS Preferred Funding Company will be required to pay, as additional amounts included in the dividend payment (and UBS AG will be required to include in any related payment made by it under the UBS AG subordinated guarantee), an amount sufficient that the net amount received by the holder of company preferred securities or trust preferred securities, as applicable, after the withholding, will not be less than the dividend payment amount. However, UBS Preferred Funding Company will not be required to pay any such additional amounts to the extent that the taxes, duties or other governmental charges are imposed or levied by Switzerland or the Cayman Islands because the holder or beneficial owner of trust preferred securities or company preferred securities:

     - has some connection with Switzerland or the Cayman Islands, as applicable, other than being a holder or beneficial owner of those trust preferred securities or company preferred securities, or

     - has not made a declaration of non-residence in, or other lack of connection with, Switzerland or the Cayman Islands, as applicable, or any similar claim for exemption, if UBS Preferred Funding Company has given the beneficial owner of those trust preferred securities or company preferred securities or its nominee at least 60 days' prior notice of an opportunity to make the declaration or claim.

RANKING AND LIQUIDATION PREFERENCE

The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, UBS AG has the right to shift the dividend preference of the company preferred securities to the company common securities on any dividend payment date to the extent that the mandatory dividend payment amount then required to be paid as dividends on the company preferred securities (if any) is less than full dividends on the company preferred securities. If UBS AG shifts the dividend preference to the company common securities, the interest payment received by UBS Preferred Funding Company on the subordinated notes will be returned as dividends to UBS AG, as the holder of company common securities, before any dividends are paid on the company preferred securities.

As long as any company preferred securities are outstanding, UBS AG will agree in UBS Preferred Funding Company's LLC Agreement that it will take no voluntary action to cause UBS Preferred Funding Company to dissolve or liquidate unless UBS AG also liquidates. UBS Preferred Funding Company's LLC Agreement will provide that UBS Preferred Funding Company will be liquidated if UBS AG is liquidated.

If UBS Preferred Funding Company dissolves, liquidates or winds up, then after the claims of any creditors of UBS Preferred Funding Company are satisfied, the holders of company preferred securities will be entitled to receive, before any distribution of assets is made to the holders of company common securities or any other class of shares ranking junior to the company preferred securities upon liquidation, liquidating distributions in respect of the company preferred securities in the amount of:

     -  the liquidation preference of the company preferred securities, plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period accrued on a daily basis to the date of liquidation, plus

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     -  an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

For purposes of this prospectus:

    "definitive dividends" means, as to a dividend payment date and related dividend period, dividends that are due and payable because (i) they are not limited by the capital limitation and (ii) either (x) they are mandatory dividends or (y) a no dividend instruction was not delivered and they are not limited by the distributable profit limitation.

    "nondefinitive dividends" means, as to a dividend payment date and related dividend period, dividends that are not definitive dividends.

If UBS AG is liquidated, whether voluntarily or involuntarily, (i) UBS Preferred Funding Company will be liquidated and (ii) under the UBS AG Subordinated Guarantee Agreement, the holders of company preferred securities (whether through UBS Preferred Funding Trust or as direct holders who have withdrawn their company preferred securities from UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of the company preferred securities and bearing dividends at the rate of dividends applicable to the company preferred securities. The UBS AG Subordinated Guarantee Agreement and UBS Preferred Funding Company's LLC Agreement, taken together, will provide that the holders of company preferred securities may not receive liquidating distributions in a liquidation of UBS Preferred Funding Company and payments under the UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned preferred shares of UBS AG with equivalent terms as described above.

VOTING RIGHTS

Except as expressly required by applicable law, or except as indicated below, the holders of company preferred securities will not be entitled to vote. If the holders of company preferred securities are entitled to vote as indicated below, each $1,000 liquidation preference of the company preferred securities will be entitled to one vote on matters on which the holders of company preferred securities are entitled to vote.

If at any time the aggregate of unpaid dividends equals or exceeds an amount equal to three semi-annual dividend payments, the holders of company preferred securities and any company parity preferred securities, voting together as a single class, will have the exclusive right to elect two additional directors of their choosing. Holders of a majority (based on the aggregate liquidation preference) of the company preferred securities and any company parity preferred securities may exercise this right by written consent or at a meeting of such holders called for such purpose. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the company preferred securities for two consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

UBS Preferred Funding Company's LLC Agreement will provide that a meeting will be called at the request of holders of 25% (based on the aggregate liquidation preference) of the company preferred securities and any company parity preferred securities.

As long as any company preferred securities are outstanding, UBS Preferred Funding Company may not, without the consent or vote of holders of at least 66 2/3% of the outstanding company preferred

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securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class:

     - change or remove any provision of UBS Preferred Funding Company's LLC Agreement (including the terms of the company preferred securities), issue any company parity preferred securities, redeem or repurchase any company common securities, or consent to a change in the booking location of the issuance of the subordinated notes to a branch or other office of UBS AG other than the Cayman Islands branch of UBS AG, in each case, if such action would materially and adversely affect the rights, preferences, powers or privileges of the company preferred securities and such company parity preferred securities,

     - to the fullest extent permitted by law, liquidate, dissolve or terminate UBS Preferred Funding Company without the concurrent liquidation of UBS AG,

     -  amend or modify UBS Preferred Funding Company's investment policies, or

     - merge, convert, consolidate, reorganize or effect any other business combination involving UBS Preferred Funding Company, unless the resulting entity will have no class or series of equity securities either authorized or outstanding that ranks ahead of the company preferred securities as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of UBS Preferred Funding Company that are authorized and outstanding immediately prior to such transaction, and each holder of company preferred securities immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the company preferred securities held by such holder immediately prior to the transaction.

As long as any company preferred securities are outstanding, UBS Preferred Funding Company may not, without the consent of the holders of each outstanding company preferred security, authorize, create or increase the authorized amount of, or issue any class or series of, any equity securities of UBS Preferred Funding Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of UBS Preferred Funding Company, ranking prior to the company preferred securities, either as to dividend rights or rights on dissolution, liquidation or winding up of UBS Preferred Funding Company.

Notwithstanding any of the foregoing, without consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS AG Subordinated Guarantee Agreement to correct or supplement any provision in the UBS AG Subordinated Guarantee Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS AG Subordinated Guarantee Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities. See "Description of UBS AG Subordinated Guarantee--Amendments."

Notwithstanding the foregoing, without the consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS Preferred Funding Company's LLC Agreement:

    - to correct or supplement any provision in the UBS Preferred Funding Company's LLC Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS Preferred Funding Company's LLC Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities, or

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    -  to cure any ambiguity or correct any mistake.

REDEMPTION

The company preferred securities may not be redeemed before the dividend payment date scheduled to occur in October 2010 unless a Tax Event, an Investment Company Act Event or a Capital Event occurs, in which case UBS Preferred Funding Company may redeem the company preferred securities in whole (but not in part) at any time on not less than 30 nor more than 60 days' notice. On or after the dividend payment date regularly scheduled to occur in October 2010, UBS Preferred Funding Company may redeem the company preferred securities on any dividend payment date for cash, in whole or in part, on not less than 30 nor more than 60 days' notice.

The redemption price for such redemptions on or after the regularly scheduled dividend payment date in October 2010 will be:

    - 100% of the liquidation preference of the company preferred securities being redeemed, plus

    - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

    - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

UBS Preferred Funding Company will also have the right to redeem the company preferred securities in whole (but not in part) at any time prior to the dividend payment date regularly scheduled to occur in October 2010, upon the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event. The redemption price for a redemption arising out of a Tax Event resulting from a Change in Tax Law (as defined below) and relating to the:

     - imposition of tax on UBS Preferred Funding Trust or UBS Funding Company, or

     - the imposition of withholding tax on UBS Preferred Funding Company's payment of dividends on the company preferred securities, on UBS Preferred Funding Trust's payment of dividends on the trust preferred securities, on UBS AG's payment of interest on the subordinated notes or on UBS AG's payment under the subordinated guarantee

(which are the events described in clauses (A), (B) and (C) of the definition of "Tax Event") will be the redemption price described above for optional redemptions. Otherwise, the redemption price for such redemptions will be:

     -  the Make Whole Amount (as defined below), plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

UBS Preferred Funding Company will have until the dividend payment date regularly scheduled to occur in October 2010 after the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event to exercise its right to redeem the company preferred securities.

Any redemption of the company preferred securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal

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Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of the company preferred securities. If dividends on any company preferred securities are unpaid, no company preferred securities may be redeemed unless all outstanding company preferred securities are redeemed, and UBS Preferred Funding Company may not purchase or otherwise acquire any company preferred securities, except pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding company preferred securities.

The company preferred securities will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of UBS Preferred Funding Company or any securities of UBS AG.

As long as any company preferred securities are outstanding, other company parity preferred securities may not be redeemed or repurchased unless UBS Preferred Funding Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of the outstanding company preferred securities or each rating agency then rating the company preferred securities informs UBS Preferred Funding Company in writing that the redemption or repurchase of such company parity preferred securities would not result in a reduction or withdrawal of the rating then assigned by that rating agency to the company preferred securities.

If fewer than all outstanding company preferred securities are to be redeemed, the amount of the company preferred securities to be redeemed will be determined by the board of directors of UBS Preferred Funding Company, and the securities to be redeemed will be determined by lot or pro rata as the board of directors in its sole discretion determines to be equitable. UBS Preferred Funding Company will promptly notify the registrar and transfer agent for the company preferred securities in writing of the securities selected for redemption and, in the case of any partial redemption, the liquidation preference to be redeemed.

Any company preferred securities redeemed will be canceled. There will be no prescription period in respect of uncollected dividends on the company preferred securities.

As used in this prospectus:

     "administrative action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

     "Capital Event" means the determination by UBS AG after consultation with the Swiss Federal Banking Commission that the company preferred securities cannot be included in calculating the Tier 1 capital of UBS AG on a consolidated basis.

     "Change in Tax Law" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, the United States or the Cayman Islands, as appropriate, experienced in such matters to the effect that an event of the type described in clause (A), (B) or (C) of the definition of "Tax Event" has occurred or will occur as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any administrative action or any amendment to, clarification of, or change in the official position of or UBS AG interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to any administrative action that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the manner in which such amendment, clarification, change,

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     interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation or pronouncement is announced on or after the date of issuance of the company preferred securities.

     "Investment Company Act Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that UBS Preferred Funding Company or UBS Preferred Funding Trust is an "investment company" within the meaning of the Investment Company Act of 1940.

     "Make Whole Amount" as applied to a redemption of the company preferred securities means the greater of (i) 100% of the liquidation preference of the company preferred securities and (ii) as determined by a quotation agent (as defined below), the sum of the present value of the liquidation preference of the company preferred securities together with the present values of scheduled payments of dividends accrued from the date of redemption to the dividend payment date in October 2010 (the "remaining life"), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate.

     For purposes of determining the Make Whole Amount:

        "adjusted treasury rate" means, with respect to any redemption date, the treasury rate plus .75.

        "comparable treasury issue" means with respect to any redemption date the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the interest payment date and dividend payment date in October 2010, the two most closely corresponding United States Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

        "comparable treasury price" means (A) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

        "quotation agent" means UBS Warburg LLC and its successors, except that if UBS Warburg LLC ceases to be a primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), UBS Preferred Funding Company will designate another primary treasury dealer.

        "reference treasury dealer" means (i) the quotation agent and (ii) any other primary treasury dealer selected by the quotation agent after consultation with UBS Preferred Funding Company.

        "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

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        "treasury rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life (or, if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

"Tax Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that there is more than an insubstantial risk that (A) UBS Preferred Funding Company or UBS Preferred Funding Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) UBS AG is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the subordinated notes and with respect to any payments on the trust preferred securities, (C) UBS Preferred Funding Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the company preferred securities or UBS Preferred Funding Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the trust preferred securities, or (D) the treatment of any of UBS Preferred Funding Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of UBS AG related to the subordinated notes or its ownership of UBS Preferred Funding Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by UBS Preferred Funding Company or UBS AG, will not be respected by a taxing authority, as a result of which UBS Preferred Funding Company or UBS AG is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by UBS Preferred Funding Company or UBS AG taking reasonable measures available to it without any adverse effect on or material cost to UBS AG or UBS Preferred Funding Company (as determined by UBS AG in its sole discretion).

REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company, or any other entity that UBS AG designates, will act as registrar and transfer agent for the company preferred securities.

Registration of transfers of the company preferred securities will be effected without charge by or on behalf of UBS Preferred Funding Company, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. UBS Preferred Funding Company will not be required to register or cause to be registered the transfer of the company preferred securities after such company preferred securities have been called for redemption.

The LLC Agreement of UBS Preferred Funding Company provides that, in the event of a partial redemption of the company preferred securities that would result in a delisting of the trust preferred

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securities from any securities exchange on which the trust preferred securities are then listed, UBS Preferred Funding Company will redeem the company preferred securities in whole.

NOTICES

Notices to the holders of company preferred securities will be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in UBS Preferred Funding Company's records.

GOVERNING LAW

The LLC Agreement of UBS Preferred Funding Company and the company preferred securities are governed by the laws of the State of Delaware.

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Book-entry Issuance of Trust Preferred Securities

The trust preferred securities will initially be issued to investors only in book-entry form. The total aggregate amount of the trust preferred securities will be represented by a permanent global security in fully registered form (a "global certificate") and deposited with a custodian for, and registered in the name of The Depository Trust Company ("DTC") or its nominee. The global certificate will initially be deposited with Wilmington Trust Company, as the custodian for DTC, and registered in the name of Cede & Co., as the nominee of DTC.

Except as described below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for the trust preferred securities in certificated form except in the limited circumstances described below.

Persons that acquire beneficial ownership interests in the global certificate will hold their interests through either (i) DTC in the United States or (ii) Clearstream Banking or Euroclear System in Europe if such persons are participants of systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until certificated securities are issued, the only "holder" of trust preferred securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Clearstream, Euroclear and their participants.

WITHDRAWAL OF THE COMPANY PREFERRED SECURITIES REPRESENTED BY THE TRUST PREFERRED SECURITIES

Any beneficial owner of the trust preferred securities may withdraw and hold directly a corresponding amount of the company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of the Company Preferred Securities." Within a reasonable period after such request has been properly made, the trustee of UBS Preferred Funding Trust will instruct DTC to reduce the number of trust preferred securities represented by the global certificate by the amount of the company preferred securities to be so withdrawn by the withdrawing owner.

The company preferred securities that are withdrawn will be issued only in definitive, fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream, and the holders of such company preferred securities will receive an annual Form K-1 instead of the Form 1099 that is received by the holders of trust preferred securities. See "Certain U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."

Any holder of company preferred securities may redeposit, the company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of the Company Preferred Securities." Within a reasonable period after such deposit is properly made, the trustee of UBS Preferred Funding Trust will instruct DTC to increase the number of trust preferred securities represented by the global certificate accordingly.

THE DEPOSITORY TRUST COMPANY

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. In March 1999, DTC announced plans to merge with the National Securities Clearing Corporation, subject to regulatory approvals. Upon consummation of the merger, DTC is expected to be managed as a separate operating subsidiary.

CLEARSTREAM BANKING

Clearstream Banking societe anonyme, or Clearstream, is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars.

Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

EUROCLEAR SYSTEM

Euroclear System, or Euroclear, was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in this prospectus.

Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants.

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear Operator is the Belgian branch of a New York trust company that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, collectively, the Euroclear Terms and Conditions, and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

PARTICIPANTS AND BENEFICIAL OWNERS

Purchases of the trust preferred securities within the DTC system must be made by or through DTC participants, which will receive a credit for the trust preferred securities on DTC's records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of the trust preferred securities, which is that of a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants' and indirect participants' records.

Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased their ownership interests in the trust preferred securities. Transfers of ownership interests in the trust preferred securities will be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in the trust preferred securities, unless use of the book-entry system for the trust preferred securities is discontinued.

TRANSFERS AMONG DTC, CLEARSTREAM AND EUROCLEAR

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with the rules of DTC on behalf of the relevant European international clearing system by the relevant European depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment

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--------------------------------------------------------------------------------

in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of the trust preferred securities received in Clearstream or Euroclear as a result of a transaction with a person that does not hold the trust preferred securities through Clearstream or Euroclear will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of the trust preferred securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

LIMITATIONS ON RESPONSIBILITIES OF DTC, CLEARSTREAM AND EUROCLEAR

DTC, Clearstream and Euroclear have no knowledge of the actual beneficial owners of interests in a global certificate representing the trust preferred securities. DTC's records reflect only the identity of the DTC participants, including Clearstream and Euroclear, to whose accounts those trust preferred securities are credited, which may or may not be the beneficial owners of interests in a global certificate. Similarly, the records of Clearstream and Euroclear reflect only the identity of the Clearstream or Euroclear participants to whose accounts those trust preferred securities are credited, which also may or may not be the beneficial owners of interests in a global certificate. DTC, Clearstream and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC'S PROCEDURES FOR NOTICES, VOTING AND PAYMENTS

So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or that nominee, as the case may be, will be considered the sole owner or holder of trust preferred securities represented by the global certificate for all purposes under the Amended and Restated Trust Agreement. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Amended and Restated Trust Agreement.

DTC has advised UBS AG, as provider of the UBS AG subordinated guarantee, that it will take any action permitted to be taken by a holder of trust preferred securities, including the presentation of the trust preferred securities for exchange as described below, only at the direction of one or more of its participants to whose account the DTC interests in the global certificates are credited and only in respect of that portion of the aggregate liquidation amount of the trust preferred securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a global certificate will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The trustee will send redemption notices in respect of the trust preferred securities held in book-entry form to Cede & Co., and will also give those notices in the manner indicated under "Description of Trust Preferred Securities--Notices." If less than all the trust preferred securities are being redeemed, DTC will determine the amount of the interest of each DTC participant to be redeemed in accordance with its procedures.

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Although voting with respect to the trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the trust preferred securities. Under its usual procedures, DTC will mail an Omnibus Proxy to UBS Preferred Funding Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights of those participants to whose accounts the trust preferred securities are allocated on the record date identified in a listing attached to the Omnibus Proxy.

Distributions on the trust preferred securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit its participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by DTC's participants and indirect participants to beneficial owners of interests in a global certificate will be governed by standing instructions and customary practices. Such payments will be the responsibility of those participants and indirect participants and not of DTC, UBS Preferred Funding Trust or UBS AG, as the guarantor, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any dividends or other amounts to DTC is the responsibility of UBS Preferred Funding Trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a global certificate is the responsibility of participants and indirect participants.

Except as described in this prospectus, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the trust preferred securities. Accordingly, each beneficial owner of an interest in a global certificate must rely on the procedures of DTC to exercise any rights under the trust preferred securities.

TERMINATION OF AND CHANGES TO DEPOSITARY ARRANGEMENTS

A global certificate is exchangeable for the trust preferred securities in registered certificated form if DTC:

     - notifies UBS Preferred Funding Trust that it is unwilling or unable to continue as depositary for the global certificates and UBS Preferred Funding Trust does not appoint a successor depositary, or

     - has ceased to be a clearing agency registered under the Securities Exchange Act of 1934.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants, none is under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither UBS AG nor UBS Preferred Funding Trust will have any responsibility for the performance by DTC, Clearstream, Euroclear or their participants or indirect participants under the rules and procedures governing them. DTC, Clearstream and Euroclear may discontinue providing their services as securities depositary with respect to the trust preferred securities at any time by giving notice to UBS Preferred Funding Trust. Under those circumstances, definitive trust preferred security certificates would be delivered as described under "Description of Trust Preferred Securities--Transfer and Issue of Definitive Trust Preferred Securities."

LIMITATIONS ON RIGHTS RESULTING FROM BOOK-ENTRY FORM

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

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Description of UBS AG Subordinated Guarantee

At or prior to the issuance of the trust preferred securities and the company preferred securities, UBS AG and Wilmington Trust Company, as guarantee trustee, will execute the UBS AG Subordinated Guarantee Agreement. We will qualify the UBS AG Subordinated Guarantee Agreement as an indenture under the Trust Indenture Act. The terms of the UBS AG subordinated guarantee will include both those stated in the UBS AG Subordinated Guarantee Agreement and those made part of the UBS AG Subordinated Guarantee Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the UBS AG subordinated guarantee is not complete and is subject to, and qualified in its entirety by reference to, the UBS AG Subordinated Guarantee Agreement and the Trust Indenture Act. We have filed a copy of the UBS AG Subordinated Guarantee Agreement as an exhibit to the registration statement of which this prospectus is a part.

GUARANTEED OBLIGATIONS

In the UBS AG Subordinated Guarantee Agreement, UBS AG will unconditionally guarantee, on a subordinated basis, the payment by UBS Preferred Funding Company of the following, without duplication:

     - any dividends on the company preferred securities that are due and payable on any mandatory dividend payment date in an amount equal to the mandatory dividend payment;

     - any discretionary dividends on the company preferred securities that become definitive because UBS AG does not deliver a no dividend instruction;

     - the redemption price payable with respect to any company preferred securities called for redemption by UBS Preferred Funding Company;

     - the liquidating distribution on each company preferred security payable upon liquidation of UBS Preferred Funding Company; and

     - any additional amounts payable by UBS Preferred Funding Company as described under "Description of Company Preferred Securities--Additional Amounts".

Subject to the subordination provisions described below, UBS AG will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that UBS Preferred Funding Company may have or assert, other than the defense of payment, and whether or not UBS Preferred Funding Company has legally available funds for the guaranteed payments. UBS AG's obligations under the UBS AG Subordinated Guarantee Agreement are several and independent of the obligations of UBS Preferred Funding Company with respect to the company preferred securities.

See "Description of Company Preferred Securities--Dividends" for a description of circumstances when dividend on the company preferred securities are mandatory, "Description of Company Preferred Securities--Redemption" for a description of the company preferred securities' redemption provisions, and "Description of Company Preferred Securities--Ranking and Liquidation Preference" for a description of the liquidation claim to which the holders are entitled in a liquidation of UBS Preferred Funding Company.

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEE
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SUBORDINATION

The UBS AG subordinated guarantee is a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

     - subordinate and junior to all deposits and other liabilities (including those in respect of bonds, notes and debentures of UBS AG) that do not expressly rank equally with the obligations of UBS AG under the UBS AG Subordinated Guarantee Agreement, and

     - senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the UBS AG subordinated guarantee are collectively called "UBS AG senior liabilities."

Payments under the UBS AG subordinated guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG as provided below) are conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities and being solvent at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error be treated and accepted by UBS AG, the holders of company preferred securities and all other interested parties as correct and sufficient evidence thereof.

If UBS AG is liquidated, whether voluntarily or involuntarily, (i) UBS Preferred Funding Company will be liquidated and (ii) under the UBS AG Subordinated Guarantee Agreement, the holders of company preferred securities (whether through UBS Preferred Funding Trust or as direct holders who have withdrawn their company preferred securities from UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of the company preferred securities and bearing dividends at the rate of dividends applicable to the company preferred securities. The UBS AG Subordinated Guarantee Agreement and UBS Preferred Funding Company's LLC Agreement, taken together, will provide that the holders of company preferred securities will not receive liquidating distributions in a liquidation of UBS Preferred Funding Company and payments under the UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned non-cumulative perpetual preferred shares of UBS AG with equivalent terms as described above.

The subordination provisions set out above are irrevocable. UBS AG may not create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the UBS AG subordinated guarantee.

The obligations of UBS AG in respect of the UBS AG subordinated guarantee are, prior to the winding up or dissolution of UBS AG, conditional upon UBS AG being solvent immediately before and after payment by the Cayman Islands branch. If this condition is not satisfied, any amounts that might otherwise have been allocated in or towards payment in respect of the UBS AG subordinated guarantee may be used to absorb losses of UBS AG.

If a capital loss (as defined below) occurs, the board of directors of UBS AG is required by Article 725 paragraph 1 of the Swiss Code of Obligations to call a general meeting of the shareholders of UBS AG and propose at such meeting measures for a financial reorganization of UBS AG. Holders of trust preferred securities and company preferred securities will not have any right to attend or take any

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEE
--------------------------------------------------------------------------------

action at any such meeting because they are not shareholders of UBS AG. Neither the calling of such a meeting nor the proposal of such financial organization will itself affect the obligations of UBS AG under the UBS AG Subordinated Guarantee Agreement.

If at any time UBS AG's unconsolidated unsubordinated liabilities exceed its unconsolidated total assets (valued at the higher of their going-concern and their liquidation value), as calculated based on the most recent unconsolidated interim balance sheet of UBS AG, the board of directors of UBS AG is required by
Article 725 paragraph 2 of the Swiss Code of Obligations to notify the competent court of such excess, unless unsubordinated creditors of UBS AG agree to subordinate their claims to the extent that such unsubordinated liabilities exceed such assets. Upon any such notification, such court must declare the bankruptcy of UBS AG in accordance with Article 725a paragraph 1 of the Swiss Code of Obligations and Article 35 paragraph 2 of the Swiss Banking Law. In the past, however, the Swiss Federal Banking Commission has usually exercised the broad discretion granted to it under Swiss banking law before the occurrence of such an excess when it has perceived the interests of creditors of a Swiss bank to be at risk. In such cases, the Swiss Federal Banking Commission has generally withdrawn the banking license of the affected bank, which has then been required to go into liquidation (pursuant to Article 23 quinquies of the Swiss Banking
Law).

As used in this prospectus:

     "assets" means the consolidated gross assets of UBS AG.

     A "capital loss" is deemed to occur if UBS AG's assets are less than the sum of (i) its liabilities and (ii) one-half of its share capital and statutory reserves, each as shown on and as calculated based on the latest published annual unconsolidated balance sheet of UBS AG. The sum of UBS AG's unconsolidated share capital and statutory reserves at 31 December 1999 was CHF 18,837 millions.

     "liabilities" means the consolidated gross liabilities of UBS AG, all as shown by the latest published audited consolidated balance sheet of UBS AG as adjusted for contingencies and for subsequent events, all valued in such manner as UBS AG or any liquidator (as the case may be) may determine and calculated in accordance with IAS.

     "solvent" means (i) UBS AG is able to pay its debts as they fall due and
     (ii) UBS AG's assets exceed its liabilities (other than its liabilities to persons who are not senior creditors).

Subject to applicable law, no beneficiary of the UBS AG subordinated guarantee may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by UBS AG arising under or in connection with the UBS AG subordinated guarantee and each beneficiary of the UBS AG subordinated guarantee shall, by virtue of being a beneficiary of the UBS AG subordinated guarantee, be deemed to have waived all such rights to set-off, compensation or retention.

ADDITIONAL AMOUNTS

UBS AG will make all payments under the UBS AG subordinated guarantee without withholding or deducting for, or on account of, any present or future tax, duties, assessments or governmental charges imposed or levied by Switzerland or the jurisdiction of residence of the issuer of any subordinated notes held by UBS Preferred Funding Company or from which any payment on such notes is made or any authority of any of those jurisdictions that has the power to tax, unless UBS AG is required by law to withhold or deduct the present or future tax, duties, assessments or governmental charges. If UBS AG is required to withhold or deduct any portion of a payment, UBS AG will pay additional amounts in order to cause the net amounts received by the holders of trust preferred securities and company preferred securities to be the same as the holders would have received in the absence of the withholding or deduction, subject to the same limitations or additional amounts payable by UBS

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--------------------------------------------------------------------------------

Preferred Funding Company as described above under "Description of Company Preferred Securities--Additional Amounts."

If payment of the amounts described above cannot be made by reason of any limitation referred to above, those amounts will be payable in proportion to the amounts that would have been payable but for that limitation.

OTHER PROVISIONS

The guarantee trustee, on behalf of the holders of company preferred securities, may enforce the UBS AG subordinated guarantee directly against UBS AG if UBS AG defaults under the UBS AG subordinated guarantee. The UBS AG Subordinated Guarantee Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the guarantee trustee or any other holder of the trust preferred securities or company preferred securities, each holder of trust preferred securities or company preferred securities will be entitled to enforce the rights of the holders of the company preferred securities under the UBS AG Subordinated Guarantee Agreement represented by the trust preferred securities or company preferred securities held by such holder.

CERTAIN COVENANTS OF UBS AG AND UBS PREFERRED FUNDING COMPANY

ISSUANCE AND GUARANTEE OF PREFERENCE SHARES
UBS AG will not issue any preferred or preference shares with liquidation rights effectively ranking senior to its obligations under the UBS AG subordinated guarantee or give any guarantee in respect of any of its preferred shares or preferred shares issued by any of its subsidiaries if the guarantee would rank senior to the UBS AG subordinated guarantee unless the UBS AG subordinated guarantee is amended to give the holders of company preferred securities and the trust preferred securities the same rights and entitlements as are contained in or attached to the other guarantees so that the UBS AG subordinated guarantee ranks equally with those guarantees and, from a financial point of view, effectively, with those preferred shares. Except to the extent described above, the UBS AG subordinated guarantee does not limit the incurrence or issuance of other secured or unsecured debt or other obligations of UBS.

PAYMENT OF DIVIDENDS
UBS AG will agree in the UBS AG subordinated guarantee that if any amount required to be paid under the UBS AG subordinated guarantee in respect of any dividends on the trust preferred securities or company preferred securities payable in respect of the most recent dividend period has not been paid, UBS AG will pay that amount before paying any dividend or other payment on any UBS AG junior obligations, except dividends in the form of the ordinary shares.

NO ASSIGNMENT

UBS AG may not assign its obligations under the UBS AG subordinated guarantee, except in the case of merger, consolidation or sale of substantially all of its assets where UBS AG is not the surviving entity.

TERMINATION

The UBS AG subordinated guarantee will terminate on the earlier of:

     - the payment of the redemption price for all company preferred securities or purchase and cancellation of all company preferred securities,

     - full payment of the liquidating distribution on all company preferred securities.

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However, the UBS AG subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any payment made under the company preferred securities or the UBS AG subordinated guarantee.

AMENDMENTS

Any changes to the provisions of the UBS AG subordinated guarantee that establish the amount and timing of the payments under the UBS AG subordinated guarantee must be approved by each holder of company preferred securities. Any other provision of the UBS AG subordinated guarantee may be modified only with the prior approval of the holders of not less than two-thirds (based on the aggregate liquidation preference) of the company preferred securities.

Notwithstanding the foregoing, without the consent of any holder of company preferred securities, UBS AG may amend or supplement the UBS AG Subordinated Guarantee Agreement:

     - to evidence the succession of another entity to UBS AG and the assumption by any such successor of the covenants of UBS AG in the UBS AG Subordinated Guarantee Agreement,

     - to add to the covenants of UBS AG for the benefit of the holders of company preferred securities, or to surrender any right or power conferred upon UBS AG under the UBS AG Subordinated Guarantee Agreement,

     - to correct or supplement any provision in the UBS AG Subordinated Guarantee Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS AG Subordinated Guarantee Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities, or

     -  to cure any ambiguity or correct any mistake.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

Wilmington Trust Company is the guarantee trustee. The guarantee trustee is required to perform only those duties that are specifically set forth in the UBS AG subordinated guarantee, except when a default has occurred and is continuing with respect to the UBS AG subordinated guarantee. After a default, the guarantee trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the UBS AG subordinated guarantee at the request of any holder of company preferred securities or any holder of trust preferred securities, as the case may be, unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

GOVERNING LAW

The UBS AG subordinated guarantee will be governed by and construed in accordance with the laws of the State of New York.

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Description of Subordinated Notes of UBS AG

The following summary of the material terms and provisions of the subordinated notes is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the subordinated notes. We have filed a copy of the form of subordinated note as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

UBS Preferred Funding Company will apply the proceeds of the company preferred securities and company common securities to purchase from the Cayman Islands branch of UBS AG newly issued subordinated notes of the Cayman Islands branch. The subordinated notes will be undated perpetual obligations of UBS AG, acting through the Cayman Islands branch, and have an aggregate principal amount of $1,500,000,000. Interest on the subordinated notes will be payable from the date of initial issuance, semi-annually in arrears on April 1 and October 1 of each year through October 2010 and thereafter quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (or, if any such day is not a business day, the next business day, but without any additional interest or other payment in respect of such delay) (each an "interest payment date" and the period from and including an interest payment date, or the date of initial issuance, as applicable, to but not including the next interest payment date, an "interest period") as follows:

     - for each interest period through the interest period ending on the interest payment date in October 2010, at a fixed rate per annum equal to 8.622% (calculated on the basis of a 360-day year consisting of twelve 30-day months), and

     - for each interest period ending after October 2010, at a floating rate per annum equal to 3.07% above three-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

The calculation of LIBOR is described under "Description of Company Preferred Securities--Dividends." Interest due on an interest payment date will be deferrable at the option of UBS AG's Cayman Islands branch to the extent that dividends on the company preferred securities due on the corresponding dividend payment date would constitute nondefinitive dividends. Interest deferred in this manner will not itself bear interest.

REDEMPTION

The subordinated notes will be redeemable with the consent of the Swiss Federal Banking Commission and at the option of the Cayman Islands branch of UBS AG:

     - on the interest payment date in October 2010 or any interest payment date occurring after that date, in whole or in part, at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption,

     - prior to the interest payment date in October 2010, in whole but not in part, if a Tax Event resulting from a Change in Tax Law (and relating to an event described in clauses (A), (B) or (C) of the definition of "Tax Event") occurs at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption, or

     - prior to the interest payment date in October 2010, in whole but not in part, if a Tax Event not resulting from a Change in Tax Law relating to an event described in clause (A), (B) or (C) of the definition of "Tax Event", an Investment Company Act Event or a Capital Event occurs at a redemption price equal to interest accrued but unpaid to the date fixed for redemption plus a make whole amount calculated in substantially the same manner as the Make Whole Amount applicable to the company preferred securities.

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DESCRIPTION OF SUBORDINATED NOTES OF UBS AG
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ADDITIONAL AMOUNTS

If the Cayman Islands branch of UBS AG is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of the subordinated notes, the Cayman Islands branch will pay such additional amounts as shall be required so that the amount received by UBS Preferred Funding Company under the subordinated notes shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

SUBORDINATION

The subordinated notes are a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

     - subordinate and junior to UBS AG senior liabilities, as defined under "Description of UBS AG Subordinated Guarantee--Subordination," and

     - senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

Payments under the subordinated notes (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG) are conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities, and being solvent, as defined under "Description of UBS AG Subordinated Guarantee--Subordination," at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error be treated and accepted by UBS AG, the holders of the company preferred securities and all other interested parties as correct and sufficient evidence thereof.

ENFORCEMENT OF THE SUBORDINATED NOTES

Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of UBS Preferred Funding Company with respect to the subordinated notes may be given or taken at the discretion of a majority of the entire board of directors of UBS Preferred Funding Company.

TRANSFER OF THE SUBORDINATED NOTES

The subordinated notes will be represented by a single definitive note registered in the name of UBS Preferred Funding Company. UBS Preferred Funding Company's LLC Agreement will provide that UBS Preferred Funding Company may sell the subordinated notes only upon the affirmative vote of both a majority of the board of directors of UBS Preferred Funding Company and the holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other company parity preferred securities (if any), voting together as a single class.

Although UBS Preferred Funding Company may sell the subordinated notes subject to the requirements of the Securities Act of 1933 and other applicable laws and the foregoing requirements, UBS AG and UBS Preferred Funding Company do not anticipate that UBS Preferred Funding Company will sell the subordinated notes and there is no expectation that a market will develop or exist for the subordinated notes. The subordinated notes, by their terms, will provide that they may be sold in whole and not in part and may not be divided into denominations of less than $1,000.

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DESCRIPTION OF SUBORDINATED NOTES OF UBS AG
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EVENTS OF DEFAULT

The subordinated notes will not provide for acceleration if the Cayman Islands branch of UBS AG fails to make a payment when due. If the Cayman Islands branch fails to make a payment when due of an installment of interest on the subordinated notes, UBS Preferred Funding Company will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the subordinated notes that was deferred because the dividends on the company preferred securities on the corresponding dividend payment date would have constituted nondefinitive dividends. A "default" under the subordinated notes will occur if the Cayman Islands branch fails to make a payment when due of an installment of principal or interest.

MODIFICATION AND AMENDMENT OF THE SUBORDINATED NOTES

The subordinated notes may be modified or amended only by the written agreement of the Cayman Islands branch of UBS AG and UBS Preferred Funding Company. However, UBS Preferred Funding Company's LLC Agreement will provide that UBS Preferred Funding Company may not agree to any such modification or amendment for so long as any company preferred securities or other company parity preferred securities, if any, are outstanding unless holders of two-thirds (based on the aggregate liquidation preference) of the company preferred securities and other company parity preferred securities, if any, voting as a class, consent to such modification or amendment (except that such consent of the holders of company preferred securities and any other company parity preferred securities shall not be required if (a) the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of UBS Preferred Funding Company and (b) UBS Preferred Funding Company has received a letter from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services to the effect that such amendment will not result in a downgrading of its respective rating then assigned to the company preferred securities).

GOVERNING LAW

The subordinated notes will be governed by the laws of the State of New York.

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Certain U.S. Tax Considerations

In the opinion of Sullivan & Cromwell, the following accurately describes the material United States federal income tax (and, where specifically noted, United States federal estate tax) consequences of the purchase of the trust preferred securities and the ownership and disposition of the trust preferred securities and the company preferred securities.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

This discussion addresses only the tax consequences to a person that acquires the trust preferred securities on their original issue at their original offering price and that holds the trust preferred securities, and any company preferred securities received in exchange for the trust preferred securities, as capital assets. It does not address all tax consequences that may be applicable to a beneficial owner of the trust preferred securities, nor does it address the tax consequences to:

     - persons that may be subject to special treatment under United States federal income tax law, such as tax exempt entities, certain insurance companies, broker-dealers, traders in securities that elect to mark to market, persons liable for alternative minimum tax or persons that actually or constructively own 10% or more of the voting stock of UBS AG,

     - persons that will hold the trust preferred securities or the company preferred securities as part of a larger transaction, such as a "straddle" or a "hedging" or "conversion" transaction, or

     -  persons whose functional currency is not the United States dollar.

This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF UBS PREFERRED FUNDING TRUST AND UBS PREFERRED FUNDING COMPANY

Under current law, and assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will be treated as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the trust preferred securities will be considered the beneficial owner of a pro rata portion of the company preferred securities held by UBS Preferred Funding Trust.

Under current law, and assuming compliance with the LLC Agreement, UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes. A partnership is not a taxable entity and incurs no United States federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its United States federal income tax liability, regardless of whether distributions are made to the partner. These items generally will be treated as if realized by the partner directly from the same source realized by UBS Preferred Funding Company.

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--------------------------------------------------------------------------------

UNITED STATES HOLDERS

You are a "United States Holder" if you are a beneficial owner of the trust preferred securities and you are:

     -  an individual citizen or resident of the United States,

     - a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

     - an estate, and your income is subject to United States federal income tax regardless of source, or

     -  a trust, and

        - a United States court is able to exercise primary supervision over your administration, and

        - no non-United States person has the authority to control any of your substantial decisions.

INCOME FROM THE TRUST PREFERRED SECURITIES

Under the LLC Agreement, upon the declaration, or deemed declaration, of dividends on the company preferred securities, a like amount of UBS Preferred Funding Company's ordinary income will be allocated to the holders of company preferred securities. Regardless of when dividends on the trust preferred securities are actually paid, income allocated to the holders of company preferred securities will be includable as ordinary income by a United States Holder for its taxable year that includes December 31 of the calendar year in which the income is allocated, except that if the United States Holder disposes of its entire holding of the trust preferred securities and the company preferred securities (if any), the amount allocated for the calendar year of that disposition will be includable for the United States Holder's taxable year that includes the date of that disposition.

Assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will distribute, on a semi-annual basis, an amount of cash equal to all of the income that is allocated to it as a holder of company preferred securities. As a consequence, a United States Holder will not recognize income in respect of the trust preferred securities without receiving the corresponding cash distribution, unless the United States Holder sells or otherwise disposes of those trust preferred securities between the declaration date of dividends on the company preferred securities and the corresponding record date for dividends on the trust preferred securities. In the case of a sale between those dates, a United States Holder will recognize ordinary income in an amount equal to the dividends on the company preferred securities, which would increase the United States Holder's basis in the trust preferred securities and reduce the gain, or increase the loss, recognized on the sale or other disposition.

A United States Holder's allocated share of UBS Preferred Funding Company's income from the initial subordinated notes will be foreign source income for purposes of determining the limitation on any allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, a United States Holder's allocated share of UBS Preferred Funding Company's income from the initial subordinated notes generally will constitute "passive income" or, in the case of certain United States Holders, "financial services income." If, with respect to any distribution to a United States Holder, additional amounts are paid by UBS Preferred Funding Company as a result of withholding taxes imposed on the distribution, those additional amounts will be taxable to the United States Holder as foreign source income. However, withholding taxes in the amount of those additional amounts will generally be treated as foreign income taxes eligible for credit against that United States Holder's United States federal income

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--------------------------------------------------------------------------------

tax liability, subject to generally applicable limitations and conditions or, at the election of that United States Holder, for deduction in computing the United States Holder's taxable income.

No portion of the income derived by a United States Holder from the trust preferred securities will be eligible for the dividends-received deduction generally available to United States corporations in respect of dividends received from other United States corporations.

UBS AG believes that it is not a "passive foreign investment company" (sometimes known as a "PFIC") for United States federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. A United States Holder might be subject to special rules with respect to certain amounts earned by UBS Preferred Funding Company with respect to the initial subordinated notes if UBS AG were treated as a PFIC for United States federal income tax purposes.

RECEIPT OF THE COMPANY PREFERRED SECURITIES UPON LIQUIDATION OF UBS PREFERRED FUNDING TRUST

Under certain circumstances, the company preferred securities may be distributed to the trust preferred securityholders in exchange for their trust preferred securities and in liquidation of UBS Preferred Funding Trust. Unless the liquidation of UBS Preferred Funding Trust occurs as a result of UBS Preferred Funding Trust being subject to United States federal income taxes, such a distribution to a United States Holder would be treated, for United States federal income tax purposes, as a non-taxable event. Each United States Holder would receive an aggregate tax basis in the company preferred securities equal to the United States Holder's aggregate tax basis in its trust preferred securities and the United States Holder's holding period in the company preferred securities received would include the period during which the trust preferred securities were held by the United States Holder. If, however, the liquidation of UBS Preferred Funding Trust were to occur because UBS Preferred Funding Trust is subject to United States federal income taxes, the distribution of the company preferred securities to United States Holders by UBS Preferred Funding Trust would likely be a taxable event to each United States Holder, and a United States Holder would recognize gain or loss as if the United States Holder had exchanged its trust preferred securities for the company preferred securities it received. The gain or loss would be equal to the difference between the United States Holder's aggregate tax basis in its trust preferred securities surrendered in the exchange and the aggregate fair market value of the company preferred securities received in the exchange.

If the company preferred securities are distributed to the holders of trust preferred securities in liquidation of UBS Preferred Funding Trust, U.S. tax information will be provided to beneficial owners of the trust preferred securities and to the Internal Revenue Service on Schedule K-1, rather than in the manner described below under "--Information Reporting and Backup Withholding Tax".

DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED
SECURITIES

A United States Holder will recognize gain or loss on a sale, exchange or other taxable disposition of the trust preferred securities or the company preferred securities in an amount equal to the difference between the United States Holder's adjusted tax basis and the amount realized on the disposition. A United States Holder's adjusted tax basis in the trust preferred securities generally will equal the amount paid for the trust preferred securities, increased by the amount of income allocated to the United States holder and reduced by the amount of any cash, and the fair market value of any other property, distributed to the United States Holder. Any gain or loss so recognized generally will be capital gain or loss, will be long-term capital gain or loss if the United States Holder's holding period is more than one year and will be U.S. source income or loss for purposes of determining the

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--------------------------------------------------------------------------------

limitation on any allowable foreign tax credit. In the case of a non-corporate United States Holder, long-term capital gains are generally subject to tax at preferential rates.

The trust preferred securities may trade at a price that does not fully reflect the value of income that may have been allocated to a United States Holder with respect to the United States Holder's trust preferred securities. A United States Holder that disposes of the trust preferred securities between the declaration date of dividends on the company preferred securities and the corresponding record date for dividends on the trust preferred securities will be required to include as ordinary income an amount equal to dividends on the company preferred securities and to add the amount of that income to its adjusted tax basis in the trust preferred securities. Accordingly, such a United States Holder will recognize a capital loss to the extent that the selling price is less than the United States Holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

You are a "Non-United States Holder" if you are a beneficial owner of the trust preferred securities or the company preferred securities and you are not a United States Holder.

UBS Preferred Funding Company intends to operate so that it will not be engaged in a trade or business within the United States for United States federal income tax purposes. Moreover, UBS Preferred Funding Company intends to invest in securities the income from which will be either generally exempt from United States federal withholding tax or exempt from United States federal withholding tax to the extent allocable to a Non-United States Holder.

A Non-United States Holder will not be subject to United States federal income or withholding tax on any allocated share of UBS Preferred Funding Company's income or gain, or any gain realized on the sale or exchange of the trust preferred securities, unless, in the case of gains, the Non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met. A Non-United States Holder will not be subject to backup withholding provided certain certification requirements are satisfied as described under "--Information Reporting and Backup Withholding Tax."

The treatment of the trust preferred securities and the company preferred securities for United States federal estate tax purposes is unclear. If you are an individual Non-United States Holder, you should consult your tax advisor about the possibility that the trust preferred securities or the company preferred securities will be includable in your gross estate for purposes of the United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

The amount of income paid or accrued on the trust preferred securities generally will be reported to United States Holders on Internal Revenue Service Form 1099. "Backup" withholding at a rate of 31% will apply to payments made within the United States to a beneficial owner of the trust preferred securities, other than a corporation or another exempt United States Holder, unless the beneficial owner of the trust preferred securities certifies as to its non-United States status or furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

Payment of the proceeds from the disposition of the trust preferred securities within the United States is subject to information reporting and backup withholding unless the beneficial owner of the trust preferred securities certifies its non-United States status or otherwise establishes an exemption.

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Payments of the proceeds from the disposition of the trust preferred securities will not be subject to information reporting or backup withholding if made to or through a foreign office of a broker, except that information reporting may apply, unless the beneficial owner of the trust preferred securities certifies its non-United States status or otherwise establishes an exemption, if the broker is:

     -  a United States person,

     -  a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or

     - with respect to payments made after 31 December 2000, a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in United States Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Any amounts withheld from a beneficial owner of the trust preferred securities under the backup withholding rules will be allowed as a refund or as a credit against the beneficial owner's United States federal income tax liability, so long as the required information is furnished to the IRS.

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Certain Tax Considerations Under the Laws of Switzerland

GENERAL

The tax information set forth below is based on the opinion of ATAG Ernst & Young AG, Switzerland, dated 7 August 2000, and has been approved by them for its accuracy. The following is a summary of the material Swiss tax consequences related to the acquisition, ownership and disposition of the trust preferred securities. The summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the tax considerations that may be relevant to a decision to invest in the trust preferred securities. The tax treatment for each shareholder depends on the particular situation of the shareholder and prospective investors are therefore advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of the trust preferred securities.

Furthermore, this summary does not address the tax treatment of the holders of trust preferred securities subject to special tax rules.

HOLDERS WHO ARE NOT RESIDENTS OR DOMICILIARIES OF SWITZERLAND AND HAVE NO PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

Holders of trust preferred securities who are not residents or domiciliaries of Switzerland and have no permanent establishment or permanent representative in Switzerland to which or to whom the shares are attributable or to which or to whom the trust preferred securities belong, will not be subject to Swiss corporate or individual income and capital tax or capital gains tax on the holding and disposition of the trust preferred securities. Furthermore, there will be no inheritance or gift tax imposed in Switzerland on the trust preferred securities if the holder is an individual who is not domiciled in Switzerland.

ISSUANCE STAMP TAX
The issuance of the trust preferred securities will not be a taxable event for Swiss issuance stamp tax purposes.

SECURITIES TURNOVER TAX
On the sale or purchase of the trust preferred securities through a registered Swiss securities dealer a turnover tax of 0.15% will be imposed on each party. No turnover tax will be imposed on transactions that are not through a registered Swiss securities dealer.

HOLDERS WHO ARE RESIDENTS OR DOMICILIARIES OF SWITZERLAND OR HAVE A PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

The following summary of the treatment of the holders of trust preferred securities who are residents or domiciliaries of, or who have a permanent establishment or residence in Switzerland, is based upon the conclusion that for Swiss tax purposes the trust preferred securities are shareholder's equity rather than debt.

WITHHOLDING TAX
No Swiss withholding tax is levied on dividend payments on the trust preferred securities.

DIVIDENDS
Dividends received by a Swiss resident company or by an individual on the trust preferred securities are subject to Swiss income tax.

Dividends received by a Swiss resident company qualify for the participation exemption, if the recipient of the dividend owns at least 20% of the shares of the distributing corporation or if the

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recipient holds shares with a market value of at least CHF 2 million. Moreover, an investment in the trust preferred securities may qualify as a participation for determining the holder privilege.

CAPITAL GAINS
Capital gains or losses realized by legal entities on the disposal or exchange of the trust preferred securities are treated as ordinary income or expense. The basis for determining the gain or loss is the tax value, which is generally the book value.

As a result of a recent change of the Federal Tax Law, a corporation that controls a participation of 20% or more in another corporation may claim the participation relief for capital gains.

Nonbusiness capital gains realized by individuals are not taxed in Switzerland. Individuals are only taxed on capital gains if they qualify as professional securities dealers, or if the trust preferred securities are attributable to a business carried on in Switzerland.

REDEMPTION OF CAPITAL
The amount distributed to individual shareholders in excess of the nominal share capital is regarded as a dividend, which is subject to Swiss income tax.

For the trust preferred securities attributed to a business in Switzerland or a legal entity, the principles of taxation of capital gains apply.

INHERITANCE AND GIFT TAXES
Almost all cantons levy separate inheritance and gift taxes. No inheritance or gift taxes are imposed on the federal level. Inheritance and gift taxes are only imposed on individuals. No corporate inheritance or gift tax is levied. The tax is due on the transfer of the trust preferred securities by way of gift or upon the death of a holder, provided the holder is domiciled in Switzerland. The tax is based on the fair market value of the trust preferred securities.

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Certain ERISA Considerations

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the trust preferred securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons, should also consider whether an investment in the trust preferred securities could result in a prohibited transaction. ERISA and the Internal Revenue Code of 1986, as amended, prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Internal Revenue Code of 1986, as amended, with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Internal Revenue Code of 1986, as amended, and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

The assets of UBS Preferred Funding Trust would be treated as plan assets for purposes of the prohibited transaction rules under a U.S. Department of Labor regulation if plans and individual retirement accounts purchase trust preferred securities, unless an exception under the regulation applies. The regulation provides an exception if the trust preferred securities are considered to be publicly-offered securities. The underwriters expect that the trust preferred securities will be publicly-offered securities under the regulation because:

     - the underwriters expect that the trust preferred securities will be purchased initially by at least 100 persons who are independent of us and each other,

     -  the trust preferred securities can be transferred freely,

     - the trust preferred securities are being sold through this prospectus which is part of an effective registration statement filed with the SEC, and

     - the trust preferred securities will be timely registered with the SEC under Securities Exchange Act of 1934.

If we are a party in interest or a disqualified person with respect to a plan or individual retirement account that buys the trust preferred securities, either directly or because we own banking or other subsidiaries, the sale could be treated as a prohibited transaction unless an administrative exemption issued by the Department of Labor applies. The Department of Labor has issued class exemptions that may apply to exempt transactions resulting from the purchase or holding of the trust preferred securities. Among those class exemptions are:

     -  96-23, for transactions determined by in-house asset managers;

     -  95-60, for transactions involving insurance company general accounts;

     -  91-38, for transactions involving bank collective investment funds;

     -  90-1, for transactions involving insurance company separate accounts;
        and

     - 84-14, for transactions determined by independent qualified asset managers.

These rules are very complicated and the penalties that may be imposed upon persons involved in prohibited transactions can be substantial. This makes it very important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of a benefit plan investor consult with their lawyer regarding what could happen if the assets of UBS Preferred Funding Trust were

--------------------------------------------------------------------------------

CERTAIN ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

deemed to be plan assets and if the investor can use one of the above class exemptions or another applicable exemption.

Before relying on any of these exemptions, a purchaser must conclude that the exemption provides the necessary relief for all potential prohibited transactions arising from the purchase of and from holding the trust preferred securities. Neither the underwriters, UBS AG nor any of their respective affiliates, agents or representatives have or can represent that these exemptions apply with respect to any purchase of trust preferred securities by any holder.

--------------------------------------------------------------------------------
 206

--------------------------------------------------------------------------------

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus, among UBS AG, UBS Preferred Funding Company, UBS Preferred Funding Trust and each of the underwriters, UBS AG and UBS Preferred Funding Company have agreed that UBS Preferred Funding Company will cause UBS Preferred Funding Trust to issue, and each of the underwriters has severally agreed to underwrite, the respective liquidation amount of the trust preferred securities set forth opposite its name below:

UNDERWRITERS                                                 THE TRUST PREFERRED SECURITIES
-------------------------------------------------------------------------------------------
                                                                (by liquidation amount)
UBS Warburg LLC............................................          $1,312,500,000
PaineWebber Incorporated...................................              37,500,000
Credit Suisse First Boston Incorporated....................              30,000,000
Goldman, Sachs & Co. ......................................              30,000,000
Merrill Lynch & Co. .......................................              30,000,000
Morgan Stanley Dean Witter.................................              30,000,000
Salomon Smith Barney.......................................              30,000,000
                                                                     --------------
Total......................................................          $1,500,000,000
                                                                     ==============

Under the terms and conditions of the underwriting agreement, the underwriters are committed to take and pay for all the trust preferred securities offered hereby, if any are taken. The underwriting agreement entitles the underwriters to terminate the underwriting agreement in certain circumstances before payment is made to UBS Preferred Funding Trust.

The purchase price for the trust preferred securities will be the initial offering price set forth on the cover page of this prospectus. UBS AG will pay the underwriters a commission of $10 for each trust preferred security. The underwriting agreement provides that UBS AG will reimburse the underwriters for certain expenses of the offering. The underwriters propose to offer shares of the trust preferred securities at the offering price. After the trust preferred securities are released for sale, the offering price and other selling terms may be varied from time to time by the underwriters.

During a period of 30 days from the date of the prospectus, neither UBS Preferred Funding Trust nor UBS Preferred Funding Company nor any other subsidiary of UBS AG that is similar to UBS Preferred Funding Trust or UBS Preferred Funding Company will, without the prior written consent of the underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any trust preferred securities or any company preferred securities or any security convertible into or exchangeable into or exercisable for the trust preferred securities or the company preferred securities.

We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules. In connection with that application, a legal notice relating to the issue of the trust preferred securities and a copy of the Trust Agreement will be deposited with the Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg), where those documents may be examined and copies obtained.

In connection with the offering, the underwriters may purchase and sell the trust preferred securities in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the trust preferred securities; and short positions created by the underwriters involve the sale by the underwriters of a greater number of the trust preferred

--------------------------------------------------------------------------------

UNDERWRITING
--------------------------------------------------------------------------------

securities than they are required to purchase from UBS Preferred Funding Company in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the trust preferred securities sold in the offering may be reclaimed by the underwriters if such trust preferred securities are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the trust preferred securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each underwriter has agreed that:

     - it has not offered or sold and before the date six months after the date of issue of the trust preferred securities will not offer or sell any trust preferred securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

     - it has complied and will comply with all the applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the trust preferred securities in, from or otherwise involving the United Kingdom, and

     - it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the trust preferred securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, or is a person to whom the document may otherwise lawfully be issued or passed on.

Because the NASD considers this offering an offering of interests in a "direct participation program" as that term is defined in Rule 2810(a)(4) of the NASD, the offering is being conducted in accordance with Rule 2810 of the NASD. Pursuant to Rule 2810 of the NASD and with regard to the trust preferred securities, no NASD member will (i) execute transactions in any discretionary account without the prior written approval of the customer, nor (ii) recommend to a customer the purchase, sale or exchange of a trust preferred security without reasonable grounds to believe, on the basis of information obtained from the customer concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the customer is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus; (b) the customer has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (c) the program is otherwise suitable for the customer. Also pursuant to Rule 2810 of the NASD, NASD members participating in the offering will maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each customer.

UBS Warburg LLC has agreed to purchase approximately 87.5% of the shares offered in the offering. If any of the shares underwritten by UBS Warburg LLC are sold by it at a price less than the initial public offering price, the net proceeds from the offerings to UBS AG on a consolidated basis will be reduced because UBS Warburg LLC and UBS AG are accounted for on a consolidated basis.

Following the initial distribution of the trust preferred securities, UBS Warburg LLC and PaineWebber Incorporated may offer and sell the trust preferred securities in the course of their business as broker-dealers, subject to obtaining any necessary approvals for any such offers and sales. UBS Warburg LLC

--------------------------------------------------------------------------------
 208

UNDERWRITING
--------------------------------------------------------------------------------

and PaineWebber Incorporated may act as principals or agents in these transactions. This prospectus may be used by UBS Warburg LLC and PaineWebber Incorporated in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Neither UBS Warburg LLC nor PaineWebber Incorporated is obligated to make a market in the trust preferred securities and either of them may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the trust preferred securities. UBS AG does not expect that UBS Warburg LLC nor PaineWebber Incorporated will pay any proceeds from these market-making resales to UBS AG. Unless UBS AG or an agent informs you in your confirmation of sale that your trust preferred security is being purchased in its original offering and sale, you may assume that you are purchasing your trust preferred security in a market-making transaction.

UBS Preferred Funding Company and UBS AG have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and/or their affiliates have provided investment banking, commercial banking and financial advisory services to UBS AG or its affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future.

Purchasers of the trust preferred securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Validity of the securities

Certain matters of Delaware law relating to the validity of the trust preferred securities and the company preferred securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company. The validity of the subordinated notes and the UBS AG Subordinated Guarantee Agreement will be passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell. The validity of the subordinated notes and the UBS AG Subordinated Guarantee Agreement will be passed upon for the underwriters by Davis Polk & Wardwell. Sullivan & Cromwell and Davis Polk & Wardwell will rely upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law and the opinion of Bar & Karrer, Swiss counsel to UBS AG, as to matters of Swiss law. Certain matters relating to United States federal income tax considerations will be passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell.

Experts

The consolidated financial statements of UBS AG at 31 December 1999 and 1998 and for each of the three years in the period ended 31 December 1999 appearing in this document have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of PaineWebber Group Inc. at 31 December 1999 and 1998 and for each of the three years appearing in this document have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Limitations on enforcement of U.S. laws against UBS AG, its management and others

UBS AG is a Swiss bank. Many of its directors and executive officers, including all of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by Bar & Karrer, Swiss counsel to UBS AG, that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

--------------------------------------------------------------------------------
 210

--------------------------------------------------------------------------------

General Information

LISTING

We have received approval to list the trust preferred securities on the Luxembourg Stock Exchange in accordance with its rules.

In connection with the listing on the Luxembourg Stock Exchange, a notice relating to the issue of the trust preferred securities (Notice Legale) and the LLC Agreement of UBS Preferred Funding Company have been filed with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg), where such documents are available for inspection and copies of such documents will be obtainable upon request. For listing purposes, the trust preferred securities will be considered as debt instruments and will appear under the heading "emprunts ordinaires."

CLEARING SYSTEMS

The trust preferred securities have been accepted for clearance by Clearstream and Euroclear. The Common Code for the trust preferred securities is 011877982 and the International Security Identification Number (ISIN) for the trust preferred securities is US90262PAA66.

AUTHORIZATION

The transactions constituting the formation of UBS Preferred Funding Company were authorized by a resolution of the board of directors of UBS AG passed on 14 September 2000 and the issue of the company preferred securities was authorized by UBS Preferred Funding Company as of 18 September 2000.

DOCUMENTS

As long as any trust preferred securities are outstanding, copies of UBS Preferred Funding Company's LLC Agreement, the Amended and Restated Trust Agreement of UBS Preferred Funding Trust and the UBS AG subordinated guarantee will be available for inspection during usual business hours at the specified office of the paying agent in Luxembourg.

As long as any trust preferred securities are outstanding, a copy of the English translation of the statutes and by-laws of UBS AG will be available for inspection at the specified office of the paying agent in Luxembourg.

Copies of the latest annual report of UBS Preferred Funding Company and copies in the English language of the latest annual report on a consolidated and an unconsolidated basis and the published consolidated semi-annual financial statements of UBS AG will be available at the specified office of the paying agent in Luxembourg, so long as any trust preferred securities are outstanding. Neither UBS Preferred Funding Trust nor UBS Preferred Funding Company has published any interim financial statements. UBS Preferred Funding Trust and UBS Preferred Funding Company do not intend to publish non-consolidated financial statements. UBS Preferred Funding Trust will make available in Luxembourg any separate financial information about it made publicly available in the United States, Switzerland or elsewhere.

--------------------------------------------------------------------------------

GENERAL INFORMATION
--------------------------------------------------------------------------------

MATERIAL ADVERSE CHANGE

Except as disclosed in this prospectus, there has been no material adverse change in the financial position of UBS AG since 30 June 2000 and in the financial position of UBS Preferred Funding Trust or UBS Preferred Funding Company since 18 September 2000.

INFORMATION IN PROSPECTUS

UBS AG, UBS Preferred Funding Company and UBS Preferred Funding Trust, to the best of their knowledge, confirm respectively that this prospectus contains all information with respect to UBS AG and its consolidated subsidiaries, UBS Preferred Funding Company, UBS Preferred Funding Trust, the company preferred securities and the trust preferred securities which is material in the context of the issue and offering of the trust preferred securities, that all the information contained herein is true and accurate in all material respects and is not misleading in any material respect, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which would make this prospectus as a whole or any of such information or the expression of any such opinions or intentions misleading in any material respect. UBS Preferred Funding Trust accepts responsibility accordingly. Each investor contemplating purchasing the trust preferred securities is required to make its own independent investigation of the financial condition, general affairs and property and its own appraisal of the credit worthiness of UBS AG and its consolidated subsidiaries, UBS Preferred Funding Company and UBS Preferred Funding Trust.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by UBS AG, UBS Preferred Funding Company and UBS Preferred Funding Trust. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates. Neither the delivery of this prospectus nor any sale hereunder shall create, under any circumstances, any implication that there has been no change in the affairs of UBS AG, UBS Preferred Funding Company or UBS Preferred Funding Trust since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

LITIGATION

None of UBS Preferred Funding Trust, UBS Preferred Funding Company or UBS AG are involved in any litigation or arbitration proceedings relating to claims or amounts that are material in the context of the issue of the trust preferred securities nor, so far as UBS Preferred Funding Trust, UBS Preferred Funding Company or UBS AG are aware, is any such litigation or arbitration pending or threatened.

GOVERNING LAW

The LLC Agreement of UBS Preferred Funding Company, the company preferred securities, the Amended and Restated Trust Agreement and the trust preferred securities will be governed by the laws of the State of Delaware without regard to any conflicts of laws principles that would require the application of the laws of a jurisdiction other than the State of Delaware. The subordinated notes and the UBS AG Subordinated Guarantee Agreement will be governed by the laws of the State of New York.

--------------------------------------------------------------------------------
 212

--------------------------------------------------------------------------------

Where You Can Find More Information

UBS files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may also inspect UBS's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of these documents will, so long as any trust preferred securities are outstanding, be available for inspection during usual business hours at the specified office of the Luxembourg Paying Agent.

We have filed a registration statement on Form F-1 under the Securities Act of 1933, as amended, with the SEC covering the trust preferred securities, the company preferred securities and the UBS AG subordinated guarantee. For further information on the trust preferred securities, the company preferred securities, the UBS AG subordinated guarantee, UBS Preferred Funding Trust, UBS Preferred Funding Company and UBS AG, you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. Copies of these documents will, so long as any trust preferred securities are outstanding, be available for inspection during usual business hours at the specified office of the Luxembourg Paying Agent.

Presentation of Financial Information

UBS's financial statements have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland. For convenience, 31 December 1999 CHF amounts have been translated into United States dollars, or "$," at the rate of CHF 1=$0.6277, which was the noon buying rate on 31 December 1999, and 31 June 2000 CHF amounts have been translated into United States dollars at the rate of CHF 1=$0.6129, which was the noon buying rate on 30 June 2000. This translation should not be construed as a representation that the Swiss franc amounts actually denote such United States dollar amounts or have been, could have been or could be, converted into United States dollars at the rate indicated.

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                              HIGH      LOW      AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                                            ($ per 1 CHF)     AT PERIOD END
-------------------------------------------------------------------------------------------------
1995.......................................  0.8951    0.7616             0.8466           0.8666
1996.......................................  0.8641    0.7399             0.8090           0.7468
1997.......................................  0.7446    0.6510             0.6890           0.6845
1998.......................................  0.7731    0.6485             0.6894           0.7281
1999.......................................  0.7361    0.6244             0.6605           0.6277
2000 (through August 31)...................  0.7539    0.6442             0.6023           0.7510

------------
(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                          FINANCIAL STATEMENTS OF UBS

               AUDITED YEAR-END FINANCIAL STATEMENTS
Report of Independent Auditors..............................    F-1
UBS Group Income Statement..................................    F-3
UBS Group Balance Sheet.....................................    F-4
UBS Group Statement of Changes in Equity....................    F-5
UBS Group Statement of Cash Flows...........................    F-6
UBS Group Notes to the Financial Statements.................    F-7
              UNAUDITED INTERIM FINANCIAL STATEMENTS
UBS Group Income Statement..................................   F-86
UBS Group Balance Sheet.....................................   F-87
UBS Group Statement of Changes in Equity....................   F-88
UBS Group Statement of Cash Flows...........................   F-89
UBS Group Notes to the Financial Statements.................   F-90

                FINANCIAL STATEMENTS OF PAINEWEBBER
               AUDITED YEAR-END FINANCIAL STATEMENTS
Consolidated Statements of Income...........................  F-108
Consolidated Statements of Financial Condition..............  F-109
Consolidated Statements of Changes in Stockholders'
  Equity....................................................  F-110
Consolidated Statements of Cash Flows.......................  F-113
Notes to Consolidated Financial Statements..................  F-114
Report of Independent Auditors..............................  F-135
Financial Highlights........................................  F-136
Common Stock and Quarterly Information......................  F-137
Five Year Financial Summary.................................  F-139
              UNAUDITED INTERIM FINANCIAL STATEMENTS
First Quarter 2000..........................................  F-140
Condensed Consolidated Statements of Income.................  F-141
Condensed Consolidated Statements of Financial Condition....  F-142
Condensed Consolidated Statements of Cash Flows.............  F-143
Notes to Condensed Consolidated Financial Statements........  F-144
Second Quarter 2000.........................................  F-153
Condensed Consolidated Statements of Income.................  F-154
Condensed Consolidated Statements of Financial Condition....  F-155
Condensed Consolidated Statements of Cash Flows.............  F-156
Notes to Condensed Consolidated Financial Statements........  F-157
Third Quarter 2000..........................................  F-168
Condensed Consolidated Statements of Income.................  F-169
Condensed Consolidated Statements of Financial Condition....  F-170
Condensed Consolidated Statements of Cash Flows.............  F-171
Notes to Condensed Consolidated Financial Statements........  F-172

--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Group Executive Board UBS AG:

We have audited the accompanying consolidated balance sheets of UBS AG and subsidiaries as of 31 December 1999 and 1998, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UBS AG as of 31 December 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended 31 December 1999, in conformity with International Accounting Standards ("IAS") and comply with Swiss Law.

IAS vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of 31 December 1999 and 1998 and the results of operations for the two years then ended to the extent summarized in Note 42 of the Notes to the Financial Statements.

Basel, 8 March 2000, except for Note 38, as to which the date is 18 April 2000 and Note 1(t) as to which the date is 17 August 2000

                                          ATAG Ernst & Young Ltd.

       /s/ ROGER K. PERKIN                   /s/ PETER HECKENDORN
---------------------------------     ---------------------------------
      Roger K. Perkin                 Peter Heckendorn

      Chartered Accountant            lic. oec.
      in charge of the audit          in charge of the audit

--------------------------------------------------------------------------------

                       CONSOLIDATED FINANCIAL STATEMENTS

                                   UBS GROUP

                  YEARS ENDED 31 DECEMBER 1999, 1998 AND 1997

--------------------------------------------------------------------------------

                                   UBS GROUP

                                INCOME STATEMENT

FOR THE YEAR ENDED                                NOTE    31.12.1999(1)     31.12.1998(1)     31.12.1997
------------------                                ----    -------------     -------------     ----------
CHF MILLION, EXCEPT PER SHARE DATA
OPERATING INCOME
Interest income.................................    4         35,604            37,442          23,669
Interest expense................................    4        (29,695)          (32,424)        (16,733)
                                                             -------           -------         -------
Net interest income.............................               5,909             5,018           6,936
Credit loss expense.............................  12b           (956)             (951)         (1,278)
                                                             -------           -------         -------
Net interest income after credit loss expense...               4,953             4,067           5,658
                                                             -------           -------         -------
Net fee and commission income...................    5         12,607            12,626          12,234
Net trading income..............................    6          7,719             3,313           5,491
Income from disposal of associates and
  subsidiaries..................................    7          1,821             1,119             198
Other income....................................    8          1,325             1,122           1,299
                                                             -------           -------         -------
Total operating income..........................              28,425            22,247          24,880
OPERATING EXPENSES
Personnel.......................................    9         12,577             9,816          11,559
General and administrative......................    9          6,098             6,735           5,315
Depreciation and amortization...................    9          1,857             1,825           1,762
                                                             -------           -------         -------
Total operating expenses........................              20,532            18,376          18,636
                                                             -------           -------         -------
OPERATING PROFIT BEFORE RESTRUCTURING COSTS, TAX
  AND MINORITY INTERESTS........................               7,893             3,871           6,244
                                                             -------           -------         -------
Restructuring costs.............................                                                 7,000
                                                                                               -------
OPERATING PROFIT/(LOSS) BEFORE TAX AND MINORITY
  INTERESTS.....................................               7,893             3,871            (756)
                                                             -------           -------         -------
Tax expense/(benefit)...........................   25          1,686               904            (105)
                                                             -------           -------         -------
NET PROFIT/(LOSS) BEFORE MINORITY INTERESTS.....               6,207             2,967            (651)
                                                             -------           -------         -------
Minority interests..............................   26            (54)                5             (16)
                                                             -------           -------         -------
NET PROFIT/(LOSS)...............................               6,153             2,972            (667)
                                                             =======           =======         =======
Basic earnings per share (CHF)..................   10          15.20              7.33           (1.59)
Diluted earnings per share (CHF)................   10          15.07              7.20           (1.59)
                                                             -------           -------         -------

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                 BALANCE SHEET

                 FOR THE YEAR ENDED                                31.12.1999(1)     31.12.1998(1)
                 ------------------                      NOTE      -------------     -------------
CHF MILLION
ASSETS
Cash and balances with central banks.................                      5,073             3,267
Money market paper...................................     11              69,717            18,390
Due from banks.......................................    12a              29,907            68,495
Cash collateral on securities borrowed...............     13             113,162            91,695
Reverse repurchase agreements........................     14             132,474           141,285
Trading portfolio assets.............................     15             212,440           159,179
Positive replacement values..........................     27              64,698            90,511
Loans, net of allowance for credit losses............    12a             234,858           247,926
Financial investments................................     16               7,039             6,914
Accrued income and prepaid expenses..................                      5,167             6,627
Investments in associates............................     17               1,102             2,805
Property and equipment...............................     18               8,701             9,886
Intangible assets and goodwill.......................     19               3,543             2,210
Other assets.........................................     20              11,007            12,092
                                                                   -------------     -------------
TOTAL ASSETS.........................................                    898,888           861,282
                                                                   =============     =============
Total subordinated assets............................                        600               496
                                                                   -------------     -------------
LIABILITIES
Money market paper issued............................                     64,655            51,527
Due to banks.........................................     21              76,365            85,716
Cash collateral on securities lent...................     13              12,832            19,171
Repurchase agreements................................     14             196,914           137,617
Trading portfolio liabilities........................     15              54,586            47,033
Negative replacement values..........................     27              95,786           125,847
Due to customers.....................................     21             279,960           274,850
Accrued expenses and deferred income.................                     12,040            11,232
Long-term debt.......................................     22              56,332            50,783
Other liabilities....................................  23,24,25           18,376            27,722
                                                                   -------------     -------------
TOTAL LIABILITIES....................................                    867,846           831,498
                                                                   -------------     -------------
MINORITY INTERESTS...................................     26                 434               990
                                                                   -------------     -------------
SHAREHOLDERS' EQUITY
Share capital........................................                      4,309             4,300
Share premium account................................                     14,437            13,617
Foreign currency translation.........................                       (442)             (456)
Retained earnings....................................                     20,327            16,224
Treasury shares......................................                     (8,023)           (4,891)
                                                                   -------------     -------------
TOTAL SHAREHOLDERS' EQUITY...........................                     30,608            28,794
                                                                   -------------     -------------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...............................                    898,888           861,282
                                                                   =============     =============
Total subordinated liabilities.......................                     14,801            13,652
                                                                   -------------     -------------

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                         STATEMENT OF CHANGES IN EQUITY

                 FOR THE YEAR ENDED                   31.12.1999(1)     31.12.1998(1)     31.12.1997
                 ------------------                   -------------     -------------     ----------
CHF MILLION
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the year................          4,300             4,296        4,255
Issue of share capital..............................              9                 4           41
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR(2)...................          4,309             4,300        4,296
                                                      =============     =============       ======
SHARE PREMIUM
Balance at the beginning of the year as previously
  reported..........................................         13,740            13,260       13,001
Change in accounting policy.........................           (123)             1406(4)         0
Balance at the beginning of the year (restated).....         13,617            14,666       13,001
Premium on shares issued, and warrants exercised....             45               111          130
Own equity derivatives..............................            526            (1,598)           0
Net premium on treasury share and own equity
  derivative activity...............................            249               438          129
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................         14,437            13,617       13,260
                                                      =============     =============       ======
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the year................           (456)             (111)        (155)
Movements during the year...........................             14              (345)          44
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................           (442)             (456)        (111)
                                                      =============     =============       ======
RETAINED EARNINGS
Balance at the beginning of the year as previously
  reported..........................................         16,293            15,464       16,931
Change in accounting policy.........................            (69)                0            0
Balance at the beginning of the year (restated).....         16,224            15,464       16,931
Net profit/(loss) for the year restated.............          6,153             2,972         (667)
Dividends paid restated.............................         (2,050)           (2,212)        (800)
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR......................         20,327            16,224       15,464
                                                      =============     =============       ======
TREASURY SHARES, AT COST
Balance at the beginning of the year as previously
  reported..........................................         (1,482)           (1,982)        (702)
Change in accounting policy.........................         (3,409)           (2,345)(4)        0
Balance at the beginning of the year (restated).....         (4,891)           (4,327)        (702)
Acquisitions restated...............................         (6,595)           (3,860)      (3,172)
Disposals restated..................................          3,463             3,296        1,892
                                                      -------------     -------------       ------
BALANCE AT THE END OF THE YEAR(3)...................         (8,023)           (4,891)      (1,982)
                                                      =============     =============       ======
TOTAL SHAREHOLDERS' EQUITY..........................         30,608            28,794       30,927
                                                      =============     =============       ======

---------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).
(2) Comprising 430,893,162 ordinary shares at 31 December 1999; 429,952,612 ordinary shares at 31 December 1998; and 428,724,700 ordinary shares at 31 December 1997 (as restated for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation), at CHF 10 each, fully paid.

(3) Comprising 36,873,714 shares at 31 December 1999; 24,456,698 shares at 31 December 1998; and 11,692,326 shares at 31 December 1997.

(4) Opening balance sheet adjustment to 1 January 1998, with no restatement to 1997.

In addition to the Treasury shares, a maximum of 1,057,908 unissued shares (conditional capital) (1,998,458 at 31 December 1998 and 2,884,672 at 31 December 1997) can be issued without the approval of the shareholders. This amount consists of unissued and reserved shares for the former Swiss Bank Corporation employee share ownership plan and optional dividend warrants. The optional dividend warrants were the warrants granted in lieu of a cash dividend by the former Swiss Bank Corporation in February 1996 (at the option of the shareholder).

--------------------------------------------------------------------------------

                                   UBS GROUP

                            STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED                                            31.12.1999(1)     31.12.1998(1)     31.12.1997
CHF MILLION                                                   -------------     -------------     ----------
CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES
Net profit/(loss)...........................................          6,153             2,972         (667)
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM/(USED IN)
  OPERATING ACTIVITIES
Non cash items included in net profit/(loss) and other
  adjustments:
  Depreciation and amortization.............................          1,857             1,825        1,762
  Provision for credit losses...............................            956               951        1,278
  Income from associates....................................           (211)             (377)        (231)
  Deferred tax expense/(benefit)............................            479               491       (1,035)
  Restructuring provision...................................              0                 0        7,000
  Net gain from investing activities........................         (2,282)           (1,803)        (967)
Net increase/(decrease) in operating assets:
  Net due from/to banks.....................................         (5,298)          (65,172)      22,503
  Reverse repurchase agreements, cash collateral on
    securities borrowed.....................................        (12,656)           66,031      (52,440)
  Trading portfolio including net replacement values........        (49,956)           45,089      (38,388)
  Loans due to/from customers...............................         17,222            (5,626)       2,865
  Accrued income, prepaid expenses and other assets.........          2,545             2,107         (350)
Net increase/(decrease) in operating liabilities:
  Repurchase agreements, cash collateral on securities
    lent....................................................         52,958           (49,145)      24,594
  Accrued expenses and other liabilities....................         (7,366)            1,686        1,037
  Income taxes paid.........................................         (1,063)             (733)      (1,185)
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES...........          3,338            (1,704)     (34,224)
                                                              =============     =============      =======
CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES
Investments in subsidiaries and associates..................         (1,720)           (1,563)      (1,550)
Disposal of subsidiaries and associates.....................          3,782             1,858        1,294
Purchase of property and equipment..........................         (2,820)           (1,813)      (1,785)
Disposal of property and equipment..........................          1,880             1,134        1,101
Net (investment)/divestment in financial investments........            356             6,134         (731)
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES...........          1,478             5,750       (1,671)
                                                              =============     =============      =======
CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES
Money market paper issued...................................         13,128            (4,073)      23,303
Net movements in treasury shares and treasury share contract
  activity..................................................         (2,312)           (2,552)      (1,151)
Capital issuance............................................              9                 4          408
Capital repayment...........................................              0                 0         (795)
Dividends paid..............................................         (2,050)           (2,212)        (800)
Issuance of long term debt..................................         12,661             5,566       17,155
Repayment of long term debt.................................         (7,112)           (9,068)      (9,105)
Repayment of minority interests.............................           (689)                0            0
                                                              -------------     -------------      -------
NET CASH FLOW FROM/(USED IN) FINANCING ACTIVITIES...........         13,635           (12,335)      29,015
Effects of exchange rate differences........................            148              (386)        (571)
                                                              =============     =============      =======
NET INCREASE/(DECREASE) IN CASH EQUIVALENTS.................         18,599            (8,675)      (7,451)
Cash and cash equivalents, beginning of year................         83,678            92,353       99,805
                                                              -------------     -------------      -------
Cash and cash equivalents, end of year......................        102,277            83,678       92,354
                                                              =============     =============      =======
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and cash balances with central banks...................          5,073             3,267        4,638
Money market paper..........................................         69,717            18,390       36,353
Bank deposits maturing in less than 3 months................         27,487            62,021       51,363
                                                              -------------     -------------      -------
TOTAL.......................................................        102,277            83,678       92,354
                                                              =============     =============      =======

---------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a) Basis of accounting

UBS AG and subsidiaries ("UBS" or the "Group") provides a broad range of financial services such as advisory, underwriting, financing, market making, asset management, brokerage, and retail banking on a global level. The Group was formed on 29 June 1998 when Swiss Bank Corporation and Union Bank of Switzerland merged. The merger was accounted for using the pooling of interests method of accounting. Due to the merger, the Group harmonized its accounting policies, which have been retrospectively applied for the presentation of comparative information.

The Group adopted new International Accounting Standards ("IAS") and changed the presentation of certain financial information effective 1 January 2000. The consolidated financial statements have been restated, where practicable, to give retroactive effect to these changes -- see t) below.

The consolidated financial statements are stated in Swiss francs, the currency of the country in which UBS AG is incorporated. They are prepared in accordance with International Accounting Standards. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the amounts reported. Actual results could differ from such estimates and the differences may be material to the consolidated financial statements.

  b) Consolidation

The consolidated financial statements comprise those of the parent company (UBS
AG), its subsidiaries and its special purpose entities, presented as a single economic entity. Subsidiaries and special purpose entities which are directly or indirectly controlled by the Group are consolidated. Subsidiaries acquired are consolidated from the date control passes. Companies which are acquired and held with a view to their subsequent disposal are recorded as financial investments.

The effects of intra-group transactions are eliminated in preparing the Group financial statements, except for certain intercompany derivatives for which hedge accounting is used.

Equity and net income attributable to minority interests are shown separately in the balance sheet and income statement respectively.

  c) Offsetting

Assets and liabilities are offset only when the Group has a legal right to offset amounts with the same counterparty and transactions are expected to be settled on a net basis.

  d) Trade date/settlement date accounting

When the Group becomes party to a contract in its trading activities it recognizes from that date ("trade date") any unrealized profits and losses arising from revaluing that contract to fair value. These unrealized profits and losses are recognized in the income statement.

On a date subsequent to the trade date, the terms of spot and forward trading transactions are fulfilled ("settlement date") and a resulting financial asset or liability is recognized on the balance sheet at the fair value of the consideration given or received.

  e) Foreign currency translation

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported

--------------------------------------------------------------------------------

                                   UBS GROUP
using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, and unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Assets and liabilities of foreign entities are translated at the exchange rates at the balance sheet date, while income statement items and cash flows are translated at average rates over the year. Differences resulting from the use of these different exchange rates are recognized directly in foreign currency translation within shareholders' equity.

  f) Business and geographical segments

The Group is organized on a worldwide basis into five major operating divisions and Corporate Center. These divisions are the basis upon which the Group reports its primary segment information.

Segment revenue, segment expenses and segment performance include transfers between business segments and between geographical segments. Such transfers are accounted for at competitive prices charged to unaffiliated customers for similar services.

  g) Securities borrowing and lending

Securities borrowed and lent that are collateralized by cash are included in the balance sheet at amounts equal to the collateral advanced or received.

Income arising from the securities lending and borrowing business is recognized in the income statement on an accrual basis.

  h) Repurchase and reverse repurchase transactions

The Group enters into purchases of securities under agreements to resell and sales of securities under agreements to repurchase substantially identical securities. Securities which have been sold subject to repurchase agreements continue to be recognized in the balance sheet and are measured in accordance with the accounting policy for trading balances or financial assets as appropriate. The proceeds from sale of these securities are treated as liabilities and included in repurchase agreements.

Securities purchased subject to commitments to resell at a future date are treated as loans collateralized by the security and are included in reverse repurchase agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income and interest expense respectively over the life of each agreement.

  i) Trading portfolio

The trading portfolio consists of debt and equity securities as well as of precious metals held to meet the financial needs of our customers and to take advantage of market opportunities. The trading portfolio is carried at fair value. Short positions in securities are reported as trading portfolio liabilities. Realized and unrealized gains and losses, net of related transaction expenses, are recognized as net trading income. Net trading income also includes interest and dividend income on trading assets as well as the funding costs for holding these positions.

  j) Loans and allowance for credit losses

Loans are initially recorded at cost. For loans originated by the Group, the cost is the amount lent to the borrower. For loans acquired from a third party the cost is the fair value at the time of acquisition.

--------------------------------------------------------------------------------

                                   UBS GROUP

Interest income on an unimpaired loan is recognized on an accrual basis. Interest includes the amount of amortization of any discount or premium between the cost of a loan and its amount at maturity and the amortization of any loan fees and costs.

The allowance for credit losses provides for risks of losses inherent in the credit extension process, including loans and lending-related commitments. Such commitments include letters of credit, guarantees and commitments to extend credit. Counterparties are individually rated and periodically reviewed and analyzed. The allowance is adjusted for impairments identified on a loan-by-loan basis. If there are indications that there are significant probable losses in the portfolio that have not specifically been identified, allowances would also be provided for on a portfolio basis.

Impairments in loans are recognized when it becomes probable that the Group will not be able to collect all amounts due according to the contractual terms of the loans. The carrying amounts of the loans are reduced to their estimated realizable value through a specific allowance. The impairment is recognized as an expense for the period. Loans are stated at their principal amount net of any allowance for credit losses.

This management process has resulted in the following components of the overall allowance:

          Counterparty-specific: Probable losses from individual credit exposures are evaluated based upon the borrower's character, overall financial condition, resources and payment record; the prospects for support from any financially responsible guarantors; and, if appropriate, the realizable value of any collateral. Impairment is measured and allowances are established based on discounted expected cash flows.

          Country-specific: Probable losses resulting from exposures in countries experiencing political and transfer risk, countrywide economic distress, or problems regarding the legal enforceability of contracts are assessed using country specific scenarios and taking into consideration the nature of the individual exposures and their importance for the economy. Specific country allowances exclude exposures addressed in counterparty-specific allowances.

          Specific reserve pools: Specific risk reserve pools were established in 1996 to absorb probable losses not specifically identified at that time, but which experience indicated were present in the portfolio. These pools subsequently have been applied to specific loans based on the analysis of individual credit exposures. The Group does not believe there is a current need for such allowances.

A loan is classified as non-performing when the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90 day period the recognition of interest income ceases and a charge is recognized for the unpaid and accrued interest receivable.

A write-off is made when all or part of a loan is deemed uncollectible or in the case of debt forgiveness. Write-offs are charged against previously established allowances and reduce the principal amount of a loan.

  k) Financial investments

Financial investments are debt and equity securities held for the accretion of wealth through distributions, such as interest and dividends, and for capital appreciation. Financial investments also include real estate held for sale.

Debt securities held to maturity are carried at amortized cost. If necessary, the carrying amount is reduced to its estimated realizable value. Interest income on debt securities, including amortization of premiums and discounts, is recognized on an accrual basis and reported as net interest income.

--------------------------------------------------------------------------------

                                   UBS GROUP

Financial investments held for sale are carried at the lower of cost or market value. Reductions to market value and reversals of such reductions as well as gains and losses on disposal are included in other income. Interest earned and dividends received are included in net interest income.

Private equity investments are carried at cost less write-downs for impairments in value. Reductions of the carrying amount and reversals of such reductions as well as gains and losses on disposal are included in other income.

  l) Investments in associates

Investments in associates in which the Group has a significant influence are accounted for by the equity method. Investments in which the Group has a significant influence, but which are acquired and held with a view to their subsequent disposal, are included in financial investments (see the reference to private equity investments in the paragraph above).

Investments in companies where the parent company does not hold a significant influence are recorded at cost less value adjustments for less than temporary declines in value.

  m) Property and equipment

Property and equipment includes land, buildings, furnishings, fixtures, leasehold improvements, computer, telecommunications and other equipment. Property and equipment is carried at cost less accumulated depreciation and is periodically reviewed for impairment.

Property and equipment is depreciated on a straight-line basis over their estimated useful lives as follows:

-    Buildings                 Not exceeding 50 years
-    Furnishings and           Not exceeding 10 years
     fixtures
-    Leasehold improvements    Not exceeding 10 years
-    Equipment                 Not exceeding 5 years

  n) Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired subsidiary or associate at the date of acquisition. Goodwill and intangibles resulting from the acquisition of client franchises are recognized as an asset and are amortized using the straight-line basis over their estimated useful economic life, not exceeding 20 years. At each balance sheet date, goodwill is reviewed for indications of impairment. If such indications exist an analysis is performed including an assessment of future cash flows to determine if a write-down is necessary.

Goodwill and fair value adjustments arising on the acquisition of foreign subsidiaries are treated as local currency balances and are translated into Swiss francs at the closing rate at subsequent balance sheet dates.

  o) Income taxes

Income tax payable on profits, based on the applicable tax laws in each jurisdiction, is recognized as an expense in the period in which profits arise. The tax effects on income tax losses available for carry-forward are recognized as an asset when it is probable that future taxable profit will be available against which those losses can be utilized.

--------------------------------------------------------------------------------

                                   UBS GROUP

Deferred tax liabilities are recognized for temporary differences between the carrying amounts of assets and liabilities in the Group balance sheet and their amounts as measured for tax purposes, which will result in taxable amounts in future periods. Deferred tax assets are recognized for temporary differences which will result in deductible amounts in future periods, but only to the extent it is probable that sufficient taxable profits will be available against which these differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period in which the asset will be realized or the liability will be settled.

Current and deferred tax assets and liabilities are offset when they arise from the same tax reporting group and relate to the same tax authority and when the legal right to offset exists.

  p) Own shares, own bonds and derivatives on own shares

In the normal course of its trading and market making activities, the Group buys and sells its own shares, its own bonds and derivatives on its own shares. In 1997, these instruments were held in the trading portfolio similar to other trading instruments, and carried at fair value. Changes in fair value and dividends received on UBS AG shares and interest on its own bonds in the trading portfolio were recognized as net trading income (See Note t).

The Group also holds its own shares for non-trading purposes for instance employee compensation schemes and other strategic purposes. These shares are recorded within treasury shares and are deducted from shareholders' equity. The difference between the proceeds of the sale of treasury shares and their cost basis is recognized in share premium. Dividends relating to treasury shares are not recognized.

  q) Retirement benefits

The Group sponsors a number of retirement benefit plans for its employees worldwide. These plans include both defined benefit and defined contribution plans and various other retirement benefits such as post-employment medical benefit. As of 1 January 1999, the Group adopted IAS 19, Employee Benefits (revised 1998) ("IAS 19") to account for such plans. Under IAS 19, Group contributions to defined contribution plans are expensed when employees have rendered services in exchange for such contributions, generally in the year of contribution.

In accordance with IAS 19, the Group uses the projected unit credit actuarial method to determine the present value of its defined benefit obligations and the related current service cost and, where applicable, past service cost.

The principal actuarial assumptions made by the actuary are set out in Note 35.

The Group recognizes a portion of its actuarial gains and losses as income or expenses if the net cumulative unrecognized actuarial gains and losses at the end of the previous reporting period exceeded the greater of:

          a) 10% of the present value of the defined benefit obligation at that date (before deducting plan assets); and

          b) 10% of the fair value of any plan assets at that date.

The unrecognized actuarial gains and losses exceeding the greater of the two values are recognized in the income statement over the expected average remaining working lives of the employees participating in the plans.

--------------------------------------------------------------------------------

                                   UBS GROUP

  r) Derivative instruments

Derivative instruments are carried at fair value. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models as appropriate. The fair values of derivative instruments are shown in the balance sheet as positive and negative replacement values. Realized and unrealized gains and losses are recognized in net trading income. Valuation adjustments to cover credit and market liquidity risks have been made.

Transactions in derivative instruments entered into for hedging of non-trading positions are recognized in the income statement on the same basis as to the underlying item being hedged.

  s) Comparability

Certain amounts have been reclassified from previous years to conform to the 1999 presentation.

The prior year financial statements reflect the requirements of the following revised or new International Accounting Standards, which the Group implemented in 1999:

-    IAS 1     Presentation of Financial Statements
-    IAS 14    Segment Reporting
-    IAS 17    Accounting for Leases
-    IAS 19    Employee Benefits
-    IAS 36    Impairment of Assets.

The implementation of the above standards had no material impact for the Group.

  t) Retroactive application of accounting changes adopted 1 January 2000

The consolidated financial statements as of and for the years ended 31 December 1999 and 1998 have been restated to reflect retroactively changes in accounting policy arising from newly applicable IAS and changes in presentation adopted 1 January 2000, as discussed below. 1997 financial information has not been restated due to unavailability of certain pre-merger data and different organizational structures.

The following notes to the financial statements also have been revised to reflect the changes referred to in this Note: Notes 2, 3, 4, 6, 10, 14, 15, 25, 27, 33, 34, 41, 42 and 43.

     Standing Interpretations Committee ("SIC") 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the International Accounting Standards Committee ("IASC") issued Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares) which the Group adopted as of 1 January 2000. The Interpretation provides guidance for the recognition, presentation, and disclosure of Treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as Treasury shares and deducted from Shareholders' equity. Gains and losses relating to the sale of own shares and derivatives on own shares are not recognized in the income statement but rather as a change in Shareholders' equity.

As a result of the retroactive application of Interpretation SIC 16, net trading income was reduced by CHF 196 million and CHF 81 million, and income tax expense was reduced by CHF 49 million and CHF 23 million for the years ended 31 December 1999 and 1998, respectively; these amounts were recorded in shareholders' equity. Shareholders' equity and total assets were reduced by CHF 4,227 million and CHF 3,601 million as of 31 December 1999 and 1998, respectively, to reflect the

--------------------------------------------------------------------------------

                                   UBS GROUP
reclassification of own shares and derivatives on own shares held at those dates. Of the CHF 4,227 million for 31 December 1999, CHF 4,561 million was a reduction in trading portfolio assets and the remaining CHF 334 million was an increase in positive replacement values. Of the CHF 3,601 million for 31 December 1998, CHF 3,409 million was a reduction to trading portfolio assets and the remaining CHF 192 million was a reduction to positive replacement values. In addition, shareholders' equity was adjusted as of 1 January 1998.

     Offsetting of Amounts Related to Certain Contracts

In order to improve comparability with its main competitors, the Group has offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counter-party for transactions covered by legally enforceable master netting agreements. Positive and negative replacement values have been reduced by CHF 66,136 million and CHF 79,233 million as of 31 December 1999 and 1998, respectively. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million as of 31 December 1999.

     Interest and Dividend Income and Expense on Trading Assets and Liabilities

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in net trading income. In order to improve comparability with its main competitors, the Group has included interest and dividend income on trading assets and interest expense on trading liabilities in interest income and interest expense, respectively, and has discontinued the allocation of funding costs to net trading income.

Interest income was increased by CHF 17,281 million and CHF 14,607 million for the years ended 31 December 1999 and 1998, respectively. Interest expense was increased by CHF 17,728 million and CHF 16,251 million for the years ended 31 December 1999 and 1998, respectively. Net trading income was increased by CHF 447 million and CHF 1,644 million for the years ended 31 December 1999 and 1998, respectively.

     Tax Expense

Capital taxes were included in tax expense. The Group has reclassified CHF 80 million and CHF 118 million in Capital taxes from tax expense to General and administrative expenses for the years ended 31 December 1999 and 1998, respectively.

     Segment Information

In the first half of 2000, the Group reorganized its business divisions. The segment reporting for the year ended 31 December 1999 and 1998 has been restated to reflect the new Group structure.

The following IAS were adopted as of 1 January 2000, but this adoption had no material impact on the prior periods presented herein.

     IAS 37, Provisions, Contingent Liabilities and Contingent Assets

In July 1998, the IASC issued IAS 37, Provisions, Contingent Liabilities and Contingent Assets, which is required to be adopted for the Group's financial statements as of 1 January 2000. The Standard provides accounting and disclosure requirements for contingent liabilities and contingent assets. IAS 37 also provides recognition and measurement requirements for provisions.

--------------------------------------------------------------------------------

                                   UBS GROUP

     IAS 38, Intangible Assets

In July 1998, the IASC issued IAS 38, Intangible Assets, which is required to be adopted prospectively for the Group's financial statements as of 1 January 2000. The Standard requires the capitalization and amortization of intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost of the asset can be measured reliably. The amortization period for recognized intangible assets should not exceed 20 years. If adopted in 1999 this standard would have increased operating profit by approximately CHF 300 million.

     IAS 10 (revised), Events After the Balance Sheet Date

In May 1999, the IASC issued IAS 10 (revised), Events After the Balance Sheet Date, which is required to be adopted for the Group's financial statements as of 1 January 2000. IAS 10 (revised) establishes requirements for the recognition and disclosure of events after the balance sheet date.

  u) Recent accounting standards not yet adopted

     IAS 39, Recognition and Measurement of Financial Instruments

In December 1998, the IASC issued IAS 39, Recognition and Measurement of Financial Instruments, which is required to be adopted for the Group's financial statements as of 1 January 2001 on a prospective basis. The Standard provides comprehensive guidance on accounting for financial instruments. Financial instruments include conventional financial assets and liabilities and derivatives. IAS 39 requires that all financial instruments should be recognized on the balance sheet. Most financial instruments should be carried at fair value. IAS 39 also establishes hedge accounting criteria and guidelines. While the specific impact on earnings and financial position of IAS 39 has not been determined, the activities that will be most affected by the new Standard have been identified. Specifically, the use of derivatives to hedge loans, deposits, and issuance of debt, primarily hedge of interest rate risk, will be affected by IAS 39. Management is currently evaluating the impact of IAS 39. The actual assessment of the impact of IAS 39 on the Group's earnings and financial position will be based on the 1 January 2001 financial position, among other things, in accordance with the Standard.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 2 SEGMENT REPORTING BY BUSINESS GROUP

The business group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Total revenue includes income which is directly attributable to a business group whether from sales to external customers or from transactions with other segments. Revenue sharing agreements are used to allocate external customer revenues to a business group on a reasonable basis. Transactions between business groups are conducted at arm's length.

                                                             UBS
                                                UBS         ASSET        UBS     CORPORATE     UBS
FOR THE YEAR ENDED 31 DECEMBER 1999(2)      SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
------------------------------------------  -----------   ----------   -------   ---------   -------
CHF MILLION
Revenues..................................     12,761        1,369      13,241      2,010     29,381
Credit loss expense(1)....................     (1,071)           0        (333)       448       (956)
                                              -------       ------     -------   --------    -------
Total operating income....................     11,690        1,369      12,908      2,458     28,425
                                              -------       ------     -------   --------    -------
Personnel expenses........................      4,691          516       7,278         92     12,577
General and administrative expenses.......      2,308          271       2,680        839      6,098
Depreciation..............................        460           32         659        366      1,517
Amortization of goodwill and other
  intangible assets.......................         23          113         154         50        340
                                              -------       ------     -------   --------    -------
Total operating expenses..................      7,482          932      10,771      1,347     20,532
                                              -------       ------     -------   --------    -------
SEGMENT PERFORMANCE BEFORE TAX............      4,208          437       2,137      1,111      7,893
Tax expense...............................                                                     1,686
                                                                                             -------
NET PROFIT BEFORE MINORITY INTERESTS......                                                     6,207
Minority interests........................                                                       (54)
                                                                                             -------
NET PROFIT................................                                                     6,153
                                                                                             =======
OTHER INFORMATION AS OF 31.12.1999

Total assets(3)...........................    254,577       10,451     721,900    (88,040)   898,888
Total liabilities(3)......................    270,137        4,614     695,965   (102,436)   868,280

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expense for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 956 million for the year ended 31 December 1999 is as follows: UBS Switzerland CHF 985 million, UBS Warburg CHF (20) million, Corporate Center CHF (9) million.

(2) The 1999 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy and changes in presentation (see
    Note 1: Basis of Accounting).

(3) The funding surplus/requirement is reflected in each business group and adjusted in Corporate Center.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                              UBS
                                                 UBS         ASSET        UBS     CORPORATE     UBS
FOR THE YEAR ENDED 31 DECEMBER 1998(2)       SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
--------------------------------------       -----------   ----------   -------   ---------   -------
CHF MILLION
-----------
Revenues...................................     13,958       1,358        7,691        191     23,198
Credit loss expense(1).....................     (1,186)          0         (510)       745       (951)
                                               -------       -----      -------    -------    -------
Total operating income.....................     12,772       1,358        7,181        936     22,247
                                               -------       -----      -------    -------    -------
Personnel expenses.........................      4,448         515        4,641        212      9,816
General and administrative expenses........      2,226         228        2,625      1,656      6,735
Depreciation...............................        771          35          549        128      1,483
Amortization of goodwill and other
  intangible assets........................          4          78          173         87        342
                                               -------       -----      -------    -------    -------
Total operating expenses...................      7,449         856        7,988      2,083     18,376
                                               -------       -----      -------    -------    -------
SEGMENT PERFORMANCE BEFORE TAX.............      5,323         502         (807)    (1,147)     3,871
Tax expense................................                                                       904
                                                                                              -------
NET PROFIT BEFORE MINORITY INTERESTS.......                                                     2,967
Minority interests.........................                                                         5
                                                                                              -------
NET PROFIT.................................                                                     2,972
                                                                                              =======

OTHER INFORMATION AS OF 31.12.1998
Total assets(3)............................    217,215       7,266      662,006    (25,205)   861,282
Total liabilities(3).......................    228,583       2,848      637,676    (36,619)   832,488

---------------
(1) In order to show the relevant divisional performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business divisions. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expense for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 951 million as of 31 December 1998 is as follows: UBS Private Banking CHF 48 million, UBS Warburg CHF 506 million, UBS Private & Corporate Clients CHF 397 million.

(2) The 1998 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy and changes in presentation (see
    Note 1: Basis of Accounting).

(3) The funding surplus/requirement is reflected in each division and adjusted in Corporate Center.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                       UBS               UBS PRIVATE
                                     PRIVATE     UBS     & CORPORATE    UBS ASSET      UBS     CORPORATE    UBS
FOR THE YEAR ENDED 31 DECEMBER 1997  BANKING   WARBURG     CLIENTS      MANAGEMENT   CAPITAL    CENTER     GROUP
-----------------------------------  -------   -------   -----------    ----------   -------   ---------   -----
CHF MILLION
Revenues...........................   6,215    10,888        7,005        1,040        492        518      26,158
Credit loss expense(1).............     (59)     (300)      (1,092)           0          0        173      (1,278)
                                      -----    ------       ------        -----        ---        ---      ------
Total operating income.............   6,156    10,588        5,913        1,040        492        691      24,880
                                      -----    ------       ------        -----        ---        ---      ------
Personnel, general and
  administrative expenses..........   2,869     8,641        4,497          542        110        215      16,874
Depreciation and amortization......     122       668          660           95          1        216       1,762
                                      -----    ------       ------        -----        ---        ---      ------
Total operating expenses...........   2,991     9,309        5,157          637        111        431      18,636
                                      -----    ------       ------        -----        ---        ---      ------
SEGMENT PERFORMANCE BEFORE TAX.....   3,165     1,279          756          403        381        260       6,244
Tax expense........................                                                                         1,395
                                                                                                           ------
NET PROFIT BEFORE MINORITY
  INTERESTS........................                                                                         4,849
Minority interests.................                                                                            16
                                                                                                           ------
NET PROFIT BEFORE RESTRUCTURING
  COSTS............................                                                                         4,833
                                                                                                           ======

---------------
(1) Basically the same methodology as for the year 1998 segment reporting is applied. Due to the unavailability of certain pre-1998 merger data and different organizational structures, the divisional breakdown of the financially booked net credit loss expense is not available.

The 1997 results do not take into account the 1998 merger provision and the impact of the 1998 merger on taxes. The net loss for the Group including these items was CHF (667) million. Due to the unavailability of certain pre-merger (1998 merger) data, 1997 assets and liabilities by business group are not presented.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 3 SEGMENT REPORTING BY GEOGRAPHICAL LOCATION

The geographical analysis of total assets is based on customer domicile whereas operating income and capital investment is based on the location of the office in which the transactions and assets are recorded. Because of the global nature of financial markets the Group's business is managed on an integrated basis worldwide, with a view to profitability by product line. The geographical analysis of operating income, total assets, and capital investment is provided in order to comply with International Accounting Standards, and does not reflect the way the Group is managed. Management believes that analysis by business division, as shown in Note 2 to these financial statements, is a more meaningful representation of the way in which the Group is managed.

FOR THE YEAR ENDED                                                31 DECEMBER 1999
------------------                        ----------------------------------------------------------------
                                          TOTAL OPERATING INCOME     TOTAL ASSETS      CAPITAL INVESTMENT
                                          ----------------------   -----------------   -------------------
                                           CHF M        SHARE %     CHF M    SHARE %    CHF M     SHARE %
                                          --------     ---------   -------   -------   -------   ---------
Switzerland.............................   14,976          52      227,821      25      1,990        70
Europe..................................    7,626          27      243,427      27        356        13
Americas................................    3,861          14      316,363      35        386        14
Asia/Pacific............................    1,945           7      103,703      12         87         3
Africa/Middle East......................       17           0        7,574       1          1         0
                                           ------         ---      -------     ---       ----       ---
TOTAL...................................   28,425         100      898,888     100      2,820       100
                                           ======         ===      =======     ===       ====       ===

FOR THE YEAR ENDED                                                31 DECEMBER 1998
------------------                        ----------------------------------------------------------------
                                          TOTAL OPERATING INCOME     TOTAL ASSETS      CAPITAL INVESTMENT
                                          ----------------------   -----------------   -------------------
                                           CHF M        SHARE %     CHF M    SHARE %    CHF M     SHARE %
                                          --------     ---------   -------   -------   -------   ---------
Switzerland.............................   16,757          75      221,945      26        234        13
Europe..................................    1,655           8      322,841      38        765        42
Americas................................    2,548          11      216,989      25        513        28
Asia/Pacific............................    1,251           6       95,402      11        304        17
Africa/Middle East......................       36           0        4,105       0          2         0
                                           ------         ---      -------     ---      -----       ---
Total...................................   22,247         100      861,282     100      1,818       100
                                           ======         ===      =======     ===      =====       ===

NOTE 4 NET INTEREST INCOME

                   FOR THE YEAR ENDED                     31.12.1999    31.12.1998    31.12.1997(1)
                   ------------------                     ----------    ----------    -------------
CHF MILLION
INTEREST INCOME
Interest earned on loans and advances to banks..........     6,105         7,687          4,031
Interest earned on loans and advances to customers......    12,077        14,111         17,565
Interest from finance leasing...........................        49            60             90
Interest earned on securities borrowed and reverse
  repurchase agreements.................................    11,422        10,380              0
Interest and dividend income from financial
  investments...........................................       160           372            498
Interest and dividend income from trading portfolio.....     5,598         3,901              0
Other...................................................       193           931          1,485
                                                            ------        ------         ------
Total...................................................    35,604        37,442         23,669
                                                            ------        ------         ------

--------------------------------------------------------------------------------

                                   UBS GROUP

                   FOR THE YEAR ENDED                     31.12.1999    31.12.1998    31.12.1997(1)
                   ------------------                     ----------    ----------    -------------
CHF MILLION
INTEREST EXPENSE
Interest on amounts due to banks........................     5,515         8,205          7,247
Interest on amounts due to customers....................     8,330         9,890         10,074
Interest on securities lent and repurchase agreements...     8,446         7,543              0
Interest on medium and long term debt...................     5,334         5,045          4,468
Interest and dividend expense from trading portfolio....     2,070         1,741              0
Funding costs for trading positions.....................         0             0         (5,056)
                                                            ------        ------         ------
Total...................................................    29,695        32,424         16,733
                                                            ------        ------         ------
NET INTEREST INCOME.....................................     5,909         5,018          6,936
                                                            ======        ======         ======

---------------
(1) Interest and dividends derived from the securities and derivative product portfolios held for trading are included within net trading income. The funding costs of holding these assets are charged to net trading income and credited to interest expense.

NOTE 5 NET FEE AND COMMISSION INCOME

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
CREDIT-RELATED FEES AND COMMISSIONS.......................       372           559           793
                                                              ------        ------        ------
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting and corporate finance fees...................     1,831         1,694         1,645
Brokerage fees............................................     3,934         3,670         4,145
Investment fund fees......................................     1,915         1,778         1,457
Fiduciary fees............................................       317           349           375
Custodian fees............................................     1,583         1,386         1,188
Portfolio and other management and advisory fees..........     2,984         3,335         2,549
Other.....................................................        57           110           233
                                                              ------        ------        ------
Total.....................................................    12,621        12,322        11,592
                                                              ------        ------        ------
COMMISSION INCOME FROM OTHER SERVICES.....................       765           776           784
     TOTAL FEE AND COMMISSION INCOME......................    13,758        13,657        13,169
                                                              ------        ------        ------
FEE AND COMMISSION EXPENSE
Brokerage fees paid.......................................       795           704           694
Other.....................................................       356           327           241
                                                              ------        ------        ------
Total.....................................................     1,151         1,031           935
                                                              ------        ------        ------
NET FEE AND COMMISSION INCOME.............................    12,607        12,626        12,234
                                                              ======        ======        ======

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 6 NET TRADING INCOME

FOR THE YEAR ENDED                                        31.12.1999    31.12.1998    31.12.1997(2)
------------------                                        ----------    ----------    -------------
CHF MILLION
Foreign exchange(1).....................................     1,108        1,992           2,550
Fixed income............................................     2,603          162           1,843
Equities................................................     4,008        1,159           1,098
                                                            ------        -----           -----
NET TRADING INCOME......................................     7,719        3,313           5,491
                                                            ======        =====           =====

---------------
(1) Includes other trading income such as banknotes, precious metals and commodities.

(2) Interest and dividends derived from the securities and derivative product portfolios held for trading are included within net trading income. The funding costs of holding these assets are charged to net trading income and credited to interest expense.

NOTE 7 NET GAINS/(LOSSES) FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
Net income from disposal of consolidated subsidiaries.....        8         1,149           154
Net gains/(losses) from disposal of investments in
  associates..............................................    1,813           (30)           44
                                                              -----         -----         -----
NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES....    1,821         1,119           198
                                                              =====         =====         =====

While the 1999 figure represents mainly the disposal gains from our investments in Swiss Life/ Rentenanstalt and Julius Baer registered shares, the 1998 number is mainly attributable to the disposal of the BSI - Banca della Svizzera Italiana.

NOTE 8 OTHER INCOME

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net income from disposal of private equity investments....      374           587           418
Net income from disposal of other financial assets........      180           398           338
Net gains/(losses) from revaluation of financial assets...     (102)         (556)          (16)
                                                              -----         -----         -----
Total.....................................................      452           429           740
                                                              -----         -----         -----
INVESTMENTS IN PROPERTY
Net income from disposal of properties held for resale....       78            33            20
Net gains/(losses) from revaluation of properties held for
  resale..................................................      (49)         (106)          (90)
Net income from other properties..........................      (20)          328            99
                                                              -----         -----         -----
Total.....................................................        9           255            29
                                                              -----         -----         -----
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES..............      211           377           231
                                                              -----         -----         -----
OTHER.....................................................      653            61           299
                                                              -----         -----         -----
TOTAL OTHER INCOME........................................    1,325         1,122         1,299
                                                              =====         =====         =====

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 9 OPERATING EXPENSES

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
PERSONNEL EXPENSES
Salaries and bonuses......................................     9,872         7,082(1)      8,932
Contractors...............................................       886           535           365
Insurance and social contributions........................       717           542(1)        536
Contributions to retirement benefit plans.................         8(2)        614           580
Employee share plans......................................       151           201           143
Other personnel expenses..................................       943           842         1,003
                                                              ------        ------        ------
TOTAL.....................................................    12,577         9,816        11,559
                                                              ======        ======        ======
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy.................................................       847           822           830
Rent and maintenance of machines and equipment............       410           390           460
Telecommunications and postage............................       756           820           819
Administration............................................       784           759           794
Marketing and public relations............................       335           262           306
Travel and entertainment..................................       552           537           528
Professional fees, including IT outsourcing...............     1,815         1,792         1,464
Other.....................................................       599         1,353           114
                                                              ------        ------        ------
TOTAL.....................................................     6,098         6,735         5,315
                                                              ======        ======        ======
DEPRECIATION AND AMORTIZATION
Property and equipment....................................     1,517         1,483         1,623
Goodwill and other intangible assets......................       340           342           139
                                                              ------        ------        ------
TOTAL.....................................................     1,857         1,825         1,762
                                                              ======        ======        ======
TOTAL OPERATING EXPENSES..................................    20,532        18,376        18,636
                                                              ======        ======        ======

---------------
(1) CHF 121 million of bonus related social contribution costs have been reclassified from Salaries and bonuses to Insurance and social contributions.

(2) Includes CHF 456 million prepaid employer contributions.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 10 EARNINGS PER SHARE

FOR THE YEAR ENDED                                31.12.1999     31.12.1998     31.12.1997
------------------                                -----------    -----------    -----------
BASIC EARNINGS/(LOSS) PER SHARE CALCULATION
Net profit/(loss) for the year (CHF million)....        6,153          2,972           (667)
Weighted average shares outstanding:
Registered ordinary shares......................  430,497,026    429,710,128    426,994,240
Treasury shares.................................  (25,754,544)   (24,487,833)    (7,724,236)
                                                  -----------    -----------    -----------
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER
  SHARE.........................................  404,742,482    405,222,295    419,270,004
                                                  -----------    -----------    -----------
BASIC EARNINGS/(LOSS) PER SHARE (CHF)...........        15.20           7.33          (1.59)
                                                  ===========    ===========    ===========
DILUTED EARNINGS/(LOSS) PER SHARE CALCULATION
Net profit/(loss) for the period (CHF
  million)......................................        6,153          2,972           (667)
Weighted average shares for basic earnings per
  share.........................................  404,742,482    405,222,295    419,270,004
Potential dilutive ordinary shares resulting
  from outstanding options, warrants and
  convertible debt securities...................    3,632,670      7,658,746        576,290
                                                  -----------    -----------    -----------
WEIGHTED AVERAGE SHARES FOR DILUTED EARNINGS PER
  SHARE.........................................  408,375,152    412,881,041    419,846,294
                                                  -----------    -----------    -----------
DILUTED EARNINGS/(LOSS) PER SHARE (CHF).........        15.07           7.20          (1.59)
                                                  ===========    ===========    ===========

The weighted average number of shares is calculated based upon the average outstanding shares at the end of each month. 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

NOTE 11 MONEY MARKET PAPER

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
Government treasury notes and bills.........................    32,724         9,568
Money market placements.....................................    36,540         8,262
Other bills and cheques.....................................       453           560
                                                                ------        ------
TOTAL MONEY MARKET PAPER....................................    69,717        18,390
                                                                ======        ======
thereof eligible for discount at central banks..............    64,671        16,512

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 12A DUE FROM BANKS AND LOANS TO CUSTOMERS

The composition of due from banks, the loan portfolio and the allowances for credit losses by type of exposure at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Banks.......................................................    30,785        69,543
Allowance for credit losses.................................      (878)       (1,048)
                                                               -------       -------
Net due from banks..........................................    29,907        68,495
                                                               -------       -------
Loans to customers:
  Mortgages.................................................   127,987       140,785
  Other loans...............................................   119,242       120,636
                                                               -------       -------
Subtotal....................................................   247,229       261,421
Allowance for credit losses.................................   (12,371)      (13,495)
                                                               -------       -------
Net loans to customers......................................   234,858       247,926
                                                               -------       -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765       316,421
                                                               =======       =======
thereof subordinated........................................        86           133
                                                               -------       -------

The composition of due from banks and loans to customers by geographical region based on the location of the borrower at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Switzerland.................................................   183,944        187,223
Europe......................................................    44,796         53,013
Americas....................................................    31,285         44,556
Asia/Pacific................................................    13,451         43,142
Africa/Middle East..........................................     4,538          3,030
                                                               -------        -------
Subtotal....................................................   278,014        330,964
Allowance for credit losses.................................   (13,249)       (14,543)
                                                               -------        -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765        316,421
                                                               =======        =======

The composition of due from banks and loans to customers by type of collateral at the end of the year was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Secured by mortgages........................................   130,835        145,247
Collateralized by securities................................    19,061         13,185
Guarantees and other collateral.............................    28,725         27,953
Unsecured...................................................    99,393        144,579
                                                               -------        -------
Subtotal....................................................   278,014        330,964
Allowance for credit losses.................................   (13,249)       (14,543)
                                                               -------        -------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS...................   264,765        316,421
                                                               =======        =======

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 12B ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The allowance and provision for credit losses developed as follows:

                                                                                      TOTAL
                                                SPECIFIC     COUNTRY RISK    ------------------------
CHF MILLION                                     ALLOWANCE     PROVISION      31.12.1999    31.12.1998
-----------                                     ---------    ------------    ----------    ----------
Balance at the beginning of the year..........   13,528         1,450          14,978        16,213
Write-offs....................................   (3,271)           (4)         (3,275)       (2,324)
Recoveries....................................       65             0              65            59
Increase/(decrease) in credit loss allowance
  and provision...............................    1,122          (166)            956           951
Net foreign exchange and other
  adjustments(1)..............................      578            96             674            79
                                                 ------         -----          ------        ------
BALANCE AT THE END OF THE YEAR................   12,022         1,376          13,398        14,978
                                                 ======         =====          ======        ======

---------------
(1) Includes allowance for doubtful interest of CHF 409 million at 31 December 1999 and CHF 423 million at 31 December 1998.

At the end of the year the aggregate allowances and provisions were apportioned and displayed as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
As a reduction of due from banks............................       878         1,048
As a reduction of loans to customers........................    12,371        13,495
                                                                ------        ------
Subtotal....................................................    13,249        14,543
Included in other liabilities related to commitments and
  contingent liabilities....................................       149           435
                                                                ------        ------
TOTAL ALLOWANCE AND PROVISION FOR CREDIT LOSSES.............    13,398        14,978
                                                                ======        ======

NOTE 12C NON-PERFORMING LOANS

An analysis of changes in non-performing loans is presented in the following table:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Non-performing loans at beginning of year...................    16,113        16,664
Net additions...............................................      (638)        2,258
Write-offs and disposals....................................    (2,402)       (2,809)
                                                                ------        ------
NON-PERFORMING LOANS AT THE END OF THE YEAR.................    13,073        16,113
                                                                ======        ======

The non-performing loans by type of exposure at the end of the year were as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Banks.......................................................       499           477
                                                                ------        ------
Loans to customers:
  Mortgages.................................................     7,105         9,280
  Other.....................................................     5,469         6,356
                                                                ------        ------
Subtotal....................................................    12,574        15,636
                                                                ------        ------
TOTAL NON-PERFORMING LOANS..................................    13,073        16,113
                                                                ======        ======

--------------------------------------------------------------------------------

                                   UBS GROUP

The non-performing loans by geographical region based on the location of the borrower were as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Switzerland.................................................    11,435        14,022
Europe......................................................       223           405
Americas....................................................       697         1,156
Asia/Pacific................................................       373           281
Africa/Middle East..........................................       345           249
                                                                ------        ------
TOTAL NON-PERFORMING LOANS..................................    13,073        16,113
                                                                ======        ======

When principal and interest are overdue by 90 days, loans are classified as non-performing, the recognition of interest income ceases and a charge is recognized against income for the unpaid interest receivable. Allowances are provided for non-performing loans to reflect their net estimated recoverable amount. Unrecognized interest related to such loans totaled CHF 409 million for the year ended 31 December 1999 and CHF 423 million for the year ended 31 December 1998.

NOTE 13 CASH COLLATERAL ON SECURITIES BORROWED AND LENT

                                                            31.12.1999                  31.12.1998
                                                     ------------------------    ------------------------
                                                     SECURITIES    SECURITIES    SECURITIES    SECURITIES
CHF MILLION                                           BORROWED        LENT        BORROWED        LENT
-----------                                          ----------    ----------    ----------    ----------
CASH COLLATERAL BY COUNTERPARTIES
Banks..............................................    99,810         8,926        68,186         5,337
Customers..........................................    13,352         3,906        23,509        13,834
                                                      -------        ------        ------        ------
TOTAL CASH COLLATERAL ON SECURITIES BORROWED AND
  LENT.............................................   113,162        12,832        91,695        19,171
                                                      =======        ======        ======        ======

NOTE 14 REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

                                                      31.12.1999                  31.12.1998
                                               ------------------------    ------------------------
                                                REVERSE                     REVERSE
                                               REPURCHASE    REPURCHASE    REPURCHASE    REPURCHASE
CHF MILLION                                    AGREEMENTS    AGREEMENTS    AGREEMENTS    AGREEMENTS
-----------                                    ----------    ----------    ----------    ----------
AGREEMENTS BY COUNTERPARTIES
Banks........................................    93,161       125,054       107,565        77,942
Customers....................................    39,313        71,860        33,720        59,675
                                                -------       -------       -------       -------
TOTAL REPURCHASE AND REVERSE REPURCHASE
  AGREEMENTS.................................   132,474       196,914       141,285       137,617
                                                =======       =======       =======       =======

NOTE 15 TRADING PORTFOLIO

Trading assets and liabilities are carried at fair value. The following table presents the carrying value of trading assets and liabilities at the end of the year.

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
TRADING PORTFOLIO ASSETS
DEBT INSTRUMENTS
Swiss government and government agencies....................     7,391        13,448
U.S. Treasury and government agency.........................    21,821         9,969

--------------------------------------------------------------------------------

                                   UBS GROUP

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Other government............................................    65,821        62,639
Corporate listed instruments................................    13,646         8,519
Other unlisted instruments..................................     8,439         8,100
                                                               -------       -------
TOTAL.......................................................   117,118       102,675
                                                               -------       -------
EQUITY INSTRUMENTS
Listed instruments (excluding own shares)...................    87,227        49,848
Unlisted instruments........................................     2,968           841
                                                               -------       -------
TOTAL.......................................................    90,195        50,689
                                                               -------       -------
PRECIOUS METALS.............................................     5,127         5,815
                                                               -------       -------
TOTAL TRADING PORTFOLIO ASSETS..............................   212,440       159,179
                                                               =======       =======
TRADING PORTFOLIO LIABILITIES
DEBT INSTRUMENTS
Swiss government and government agencies....................         0            96
U.S. Treasury and government agency.........................    24,535         4,455
Other government............................................    11,917        34,979
Corporate listed instruments................................     6,459         3,154
                                                               -------       -------
TOTAL.......................................................    42,911        42,684
                                                               -------       -------
LISTED EQUITY INSTRUMENTS...................................    11,675         4,349
                                                               -------       -------
TOTAL TRADING PORTFOLIO LIABILITIES.........................    54,586        47,033
                                                               =======       =======

The Group trades debt, equity, precious metals, foreign currency and derivatives to meet the financial needs of its customers and to generate revenue through its trading activities. Note 27 provides a description of the various classes of derivatives together with the related volumes used in the Group's trading activities, whereas Notes 13 and 14 provide further details about cash collateral on securities borrowed and lent and repurchase and reverse repurchase agreements.

NOTE 16 FINANCIAL INVESTMENTS

                        CHF MILLION                           31.12.1999    12.31.1998
                        -----------                           ----------    ----------
DEBT INSTRUMENTS
Listed......................................................    1,357         1,880
Unlisted....................................................      609           547
                                                                -----         -----
Total.......................................................    1,966         2,427
                                                                -----         -----
EQUITY INVESTMENTS
Listed......................................................      356           400
Unlisted....................................................      557         1,048
                                                                -----         -----
Total.......................................................      913         1,448
                                                                -----         -----
PRIVATE EQUITY INVESTMENTS..................................    3,001         1,759
PROPERTIES HELD FOR RESALE..................................    1,159         1,280
                                                                -----         -----
TOTAL FINANCIAL INVESTMENTS.................................    7,039         6,914
                                                                =====         =====
thereof eligible for discount at central banks..............      563           544

--------------------------------------------------------------------------------

                                   UBS GROUP

The following table gives additional disclosure in respect of the valuation methods used.

                                                         31.12.1999                  31.12.1998
                                                  ------------------------    ------------------------
                  CHF MILLION                     BOOK VALUE    FAIR VALUE    BOOK VALUE    FAIR VALUE
                  -----------                     ----------    ----------    ----------    ----------
VALUED AT AMORTIZED COST
Debt instruments................................      677           687         1,530         1,551
                                                    -----         -----         -----         -----
VALUED AT THE LOWER OF COST OR MARKET VALUE
Debt instruments................................    1,289         1,314           897           907
Equity instruments..............................      913           939         1,448         1,552
Properties held for resale......................    1,159         1,194         1,280         1,369
                                                    -----         -----         -----         -----
Total...........................................    3,361         3,447         3,625         3,828
                                                    -----         -----         -----         -----
VALUED AT COST LESS ADJUSTMENTS FOR IMPAIRMENTS
Private equity investments......................    3,001         4,146         1,759         2,574
                                                    -----         -----         -----         -----
TOTAL FINANCIAL INVESTMENTS.....................    7,039         8,280         6,914         7,953
                                                    =====         =====         =====         =====

NOTE 17 INVESTMENTS IN ASSOCIATES

                                         CARRYING                                            CARRYING
                                       AMOUNT AS OF                                        AMOUNT AS OF
             CHF MILLION                31.12.1998     INCOME    ADDITIONS    DISPOSALS     31.12.1999
             -----------               ------------    ------    ---------    ---------    ------------
Total investments in associates......     2,805         211         47         (1,961)        1,102
                                          =====         ===         ==         ======         =====

The figure of CHF 1,961 million for disposals for the year ended 31 December 1999 primarily consists of the sale of Swiss Life/Rentenanstalt.

NOTE 18 PROPERTY AND EQUIPMENT

                                      ACCUMULATED     CARRYING                                             CARRYING     ACCUMULATED
                                      AMORTIZATION     AMOUNT                                               AMOUNT     DEPRECIATION
                         HISTORICAL      AS OF         AS OF                              DEPRECIATION,     AS OF          AS OF
      CHF MILLION           COST       31.12.1998    31.12.1998   ADDITIONS   DISPOSALS    WRITE-OFFS     31.12.1999   31.12.1999(3)
      -----------        ----------   ------------   ----------   ---------   ---------   -------------   ----------   -------------
Bank premises..........    10,668        (4,096)       6,572          292      (1,050)         (354)        5,460         (3,625)
Other properties.......     1,802          (656)       1,146          705        (325)          (59)        1,467           (539)
Equipment and
  furniture............     6,035        (3,867)       2,168        1,823        (525)       (1,692)        1,774         (4,345)
                           ------        ------        -----        -----      ------        ------         -----         ------
TOTAL PROPERTY AND
  EQUIPMENT(1).........    18,505        (8,619)       9,886        2,820      (1,900)       (2,105)(2)     8,701         (8,509)
                           ======        ======        =====        =====      ======        ======         =====         ======

---------------
(1) Fire insurance value of property and equipment is CHF 15,004 million (1998:
    CHF 14,941 million).

(2) Depreciation, write-offs of CHF 2,105 million include a charge of CHF 588 million that was charged against the restructuring provision.

(3) After elimination of CHF 2,215 million accumulated depreciation relating to disposals.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 19 INTANGIBLE ASSETS AND GOODWILL

                                            ACCUMULATED     CARRYING                                    CARRYING     ACCUMULATED
                                            AMORTIZATION     AMOUNT                                      AMOUNT     AMORTIZATION
                               HISTORICAL      AS OF         AS OF                     AMORTIZATION,     AS OF          AS OF
CHF MILLION                       COST       31.12.1998    31.12.1998   ADDITIONS(1)    WRITE-OFFS     31.12.1999   31.12.1999(2)
-----------                    ----------   ------------   ----------   ------------   -------------   ----------   -------------
Intangible assets............      553          (301)          252            55            (42)           265           (40)
Goodwill.....................    2,447          (489)        1,958         1,618           (298)         3,278          (951)
                                 -----          ----         -----         -----           ----          -----          ----
TOTAL INTANGIBLE ASSETS AND
  GOODWILL...................    3,000          (790)        2,210         1,673           (340)         3,543          (991)
                                 =====          ====         =====         =====           ====          =====          ====

---------------
(1) Including currency translation differences.

(2) After elimination of CHF 139 million accumulated amortization relating to intangible assets fully written off and no longer used.

NOTE 20 OTHER ASSETS

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Deferred tax assets(1)......................................       742         1,205
Settlement and clearing accounts............................     4,911         5,543
VAT and other tax receivables...............................       702           839
Other receivables...........................................     4,652         4,505
                                                                ------        ------
TOTAL OTHER ASSETS..........................................    11,007        12,092
                                                                ======        ======

---------------
(1) Additional tax information is provided in Note 25.

NOTE 21 DUE TO BANKS AND CUSTOMERS

CHF MILLION                                                                 31.12.1999
-----------                                                                 ----------
Due to banks................................................    76,365        85,716
Due to customers in savings and investment accounts.........    78,640        79,723
Amounts due to customers on demand and time.................   201,320       195,127
                                                               -------       -------
Total due to customers......................................   279,960       274,850
                                                               -------       -------
TOTAL DUE TO BANKS AND CUSTOMERS............................   356,325       360,566
                                                               =======       =======

NOTE 22 LONG-TERM DEBT

CHF MILLION
-----------
Total bond issues...........................................    48,305
Shares in bond issues of the Swiss Regional or Cantonal
  Banks' Central Bond Institutions..........................     2,055
Medium term notes...........................................     5,972
                                                                ------
TOTAL LONG-TERM DEBT........................................    56,332
                                                                ======

--------------------------------------------------------------------------------

                                   UBS GROUP

                                       -----------------------------------------------------------------------
                                          UBS AG (PARENT)          SUBSIDIARIES
                                       ---------------------   ---------------------
                                                    FLOATING                FLOATING     TOTAL        TOTAL
CHF MILLION                            FIXED RATE     RATE     FIXED RATE     RATE     31.12.1999   31.12.1998
-----------                            ----------   --------   ----------   --------   ----------   ----------
CONTRACTUAL MATURITY DATE
2000.................................    13,395        524         818           0       14,737        8,208
2001.................................     7,866        121       1,354           0        9,341        7,803
2002.................................     5,313        270       2,158         399        8,140        8,368
2003.................................     3,093        147         129           0        3,369        6,534
2004.................................     2,316         47         286       1,705        4,354        3,772
2005-2009............................     9,795        208         581       1,378       11,962       12,562
Thereafter...........................     3,476         32         921           0        4,429        3,536
                                         ------      -----       -----       -----       ------       ------
TOTAL................................    45,254      1,349       6,247       3,482       56,332       50,783
                                         ======      =====       =====       =====       ======       ======

The Group issues both CHF and non-CHF denominated fixed and floating rate debt. Publicly placed fixed rate debt pays interest at rates up to 16%. Floating rate debt pays interest based on the three-month or six-month London Interbank Offered Rate ("LIBOR").

Subordinated debt securities are unsecured obligations of the Group and are subordinated in right of payment to all present and future senior indebtedness and certain other obligations of the Group. At 31 December 1999 and 31 December 1998, the Group had CHF 13,106 million and CHF 12,071 million, respectively, in subordinated debt excluding convertible and exchangeable debt and notes with warrants which have been included in the following paragraph. Subordinated debt usually pays interest annually and provides for single principal payments upon maturity. At 31 December 1999 and 31 December 1998, the Group had CHF 41,093 million and CHF 36,379 million, respectively, in unsubordinated debt.

The Group issues convertible obligations that can be exchanged for ordinary shares of UBS AG and notes with warrants attached on UBS AG shares. Furthermore, the Group issues notes exchangeable into common stock or preferred stock of other companies, or repaid based on the performance of an index or group of securities. At 31 December 1999 and 31 December 1998, the Group had CHF 2,133 million and CHF 2,333 million, respectively, in convertible and exchangeable debt and notes with warrants attached outstanding.

The Group, as part of its interest-rate risk management process, utilizes derivative instruments to modify the repricing and maturity characteristics of the notes/bonds issued. The Group also utilizes other derivative instruments to manage the foreign exchange impact of certain long-term debt obligations. Interest rate swaps are utilized to convert the economic characteristics of fixed rate debt to those of floating rate debt.

The Group issues credit-linked notes generally through private placements. The credit-linked notes are usually senior unsecured obligations of UBS AG, acting through one of its branches, and can be subject to early redemption at the option of the Group or in the event of a defined credit event. Payment of interest and/or principal is dependent upon the performance of a reference entity or security. The rate of interest on each credit-linked note is either floating and determined by reference to LIBOR plus a spread or fixed. Medium-term and credit-linked notes have been included in the amounts disclosed above as unsubordinated debt.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 23 OTHER LIABILITIES

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
Provision, including restructuring provision(1).............     5,995         7,094
Provision for commitments and contingent liabilities........       149           435
Current tax liabilities.....................................     1,747           875
Deferred tax liabilities....................................       994         1,012
VAT and other tax payables(2)...............................       888         1,010
Settlement and clearing accounts............................     4,789         9,502
Other payables..............................................     3,814         7,794
                                                                ------        ------
TOTAL OTHER LIABILITIES.....................................    18,376        27,722
                                                                ======        ======

---------------
(1) Further details to business risk and restructuring provisions are provided in Note 24.

(2) Additional information regarding income tax is provided in Note 25.

NOTE 24 PROVISIONS, INCLUDING RESTRUCTURING PROVISION

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
BUSINESS RISK PROVISION
Balance at the beginning of the year........................     4,121         1,142
New provisions charged to income............................       539         3,133
Provisions applied..........................................      (705)         (484)
Recoveries and adjustments..................................       611           330
                                                                ------        ------
BALANCE AT THE END OF THE YEAR..............................     4,566         4,121
                                                                ------        ------
RESTRUCTURING PROVISION
Balance at the beginning of the year........................     2,973         7,000
Addition....................................................       300             0
Applied(1)
  Personnel.................................................      (378)       (2,024)
  IT........................................................      (642)         (797)
  Premises..................................................      (673)         (267)
  Other.....................................................      (151)         (939)
                                                                ------        ------
Total utilized during the year..............................    (1,844)       (4,027)
                                                                ------        ------
BALANCE AT THE END OF THE YEAR..............................     1,429         2,973
                                                                ------        ------
TOTAL PROVISIONS, INCLUDING RESTRUCTURING PROVISION.........     5,995         7,094
                                                                ======        ======

---------------
(1) The expense categories refer to the nature of the expense rather than the income statement expense line.

PROVISION FOR RESTRUCTURING COSTS: At the time of the 1998 merger, it was announced that the merged banks' operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the information technology platforms, exit costs and other costs. As a result, the individual banks estimated that the cost of the post-merger (1998 merger) restructuring would be approximately CHF 7 billion, to be expended over a period of four years. By the end of December 1999, the Group had utilized CHF 6 billion of the provision.

--------------------------------------------------------------------------------

                                   UBS GROUP

As of today, many of the actions under these plans are completed or near completion. As a result of the real estate lease breaks or disposals which have been identified, the Group recognized an additional restructuring provision of CHF 300 million in 1999.

NOTE 25 INCOME TAXES

FOR THE YEAR ENDED
----------------------------------------------------------  31.12.1999    31.12.1998    31.12.1997
CHF MILLION                                                 ----------    ----------    ----------
FEDERAL AND CANTONAL
  Current payable.........................................      849           213           511
  Deferred................................................      511           463          (191)
FOREIGN
  Current payable.........................................      359           200           419
  Deferred................................................      (33)           28          (844)
                                                              -----         -----          ----
TOTAL INCOME TAX EXPENSE (BENEFIT)........................    1,686           904          (105)
                                                              =====         =====          ====

The Group made net tax payments, including domestic federal, cantonal and foreign taxes, of CHF 1,063 million and CHF 733 million for the full year of 1999 and 1998, respectively.

The components of operating profit/(loss) before tax, and the differences between income tax expense/(benefit) reflected in the financial statements and the amounts calculated at the statutory rate of 25% are as follows:

FOR THE YEAR ENDED
----------------------------------------------------------  31.12.1999    31.12.1998    31.12.1997
CHF MILLION                                                 ----------    ----------    ----------
Operating profit/(loss) before tax........................    7,893          3,871          (756)
  Domestic................................................    6,957         10,287         1,202
  Foreign.................................................      936         (6,416)       (1,958)
                                                              -----         ------        ------
Income taxes at statutory rate of 25%.....................    1,973            968          (189)
Increase/(decrease) resulting from:
Applicable tax rates differing from statutory rate........       55             88            (3)
Tax losses not recognized.................................       39          1,436           310
Previously unrecorded tax losses now recognized...........     (215)          (142)         (201)
Lower taxed income........................................     (278)        (1,849)         (333)
Non-deductible expenses...................................      132            172           171
Adjustments related to prior years........................     (112)             7           (27)
Capital taxes.............................................        0              0            96
Change in deferred tax valuation allowance................       92            224            71
                                                              -----         ------        ------
Income tax expense (benefit)..............................    1,686            904          (105)
                                                              =====         ======        ======

As of 31 December 1999 the Group had accumulated unremitted earnings from foreign subsidiaries on which deferred taxes had not been provided as the undistributed earnings of these foreign subsidiaries are indefinitely reinvested. In the event these earnings were distributed it is estimated that Swiss taxes of approximately CHF 35 million would be due.

--------------------------------------------------------------------------------

                                   UBS GROUP

Significant components of the Group's deferred income tax assets and liabilities (gross) are as follows:

CHF MILLION                                                 31.12.1999    31.12.1998    31.12.1997
-----------                                                 ----------    ----------    ----------
DEFERRED TAX ASSETS
Compensation and benefits.................................       316           114          106
Restructuring provision...................................       316           718        1,100
Allowance for credit losses...............................       138           370          573
Net operating loss carryforwards..........................     2,194         1,610          672
Others....................................................       237           170          270
                                                              ------        ------        -----
Total.....................................................     3,201         2,982        2,721
Valuation allowance.......................................    (2,459)       (1,777)        (647)
                                                              ------        ------        -----
NET DEFERRED TAX ASSETS...................................       742         1,205        2,074
                                                              ======        ======        =====
DEFERRED TAX LIABILITIES
Property and equipment....................................       342           484          602
Investments in associates.................................       153           299          287
Other provisions..........................................       142           109          501
Unrealized gains on investment securities.................        93           103           69
Others....................................................       264            17           36
                                                              ------        ------        -----
TOTAL.....................................................       994         1,012        1,495
                                                              ======        ======        =====

The change in the balance of the net deferred tax asset (liability) at 31 December 1999, 31 December 1998 and 31 December 1997 does not equal the deferred tax expense (benefit) in those years. This is due to the effect of foreign currency rate changes on tax assets and liabilities denominated in currencies other than CHF.

Certain foreign branches and subsidiaries of the Group have deferred tax assets related to net operating loss carryforwards and other items. Because recognition of these assets is uncertain, the Group has established valuation allowances of CHF 2,459 million, CHF 1,777 million and CHF 647 million at 31 December 1999, 1998 and 1997, respectively.

Net operating loss carryforwards totaling CHF 9,149 million at 31 December 1999 are available to reduce future taxable income of certain branches and subsidiaries.

The carryforwards have lives as follows:

                                                              31.12.1999
                                                              ----------
One year....................................................       15
2 to 4 years................................................      215
More than 4 years...........................................    8,919
                                                                -----
Total.......................................................    9,149
                                                                =====

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 26 MINORITY INTERESTS

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
Minority interests in profit/(loss).........................      54            (5)
Preferred stock(1)..........................................       0           689
Minority interests in equity................................     380           306
                                                                 ---           ---
TOTAL MINORITY INTERESTS....................................     434           990
                                                                 ===           ===

---------------
(1) Represents Auction Market Preferred Stock, issued by UBS Inc., New York, a subsidiary whose ordinary share capital is completely owned by UBS AG.

NOTE 27 DERIVATIVE INSTRUMENTS

  Derivatives held or issued for trading purposes

Most of the Group's derivative transactions relate to sales and trading activities. Sales activities include the structuring and marketing of derivative products to customers at competitive prices to enable them to transfer, modify or reduce current or expected risks. Trading involves market-making, positioning and arbitrage activities. Market-making involves quoting bid and offer prices to other market participants with the intention of generating revenues based on spread and volume. Positioning involves managing market risk positions with the expectation of profiting from favorable movements in prices, rates or indices. Arbitrage activities involve identifying and profiting from price differentials between markets and products.

  Derivatives held or issued for non-trading purposes

The Group also uses derivatives as part of its asset/liability management activities.

The majority of derivative positions used in UBS's asset and liability management activities are established via intercompany transactions with independently managed UBS dealer units within the Group. When the Group purchases assets and issues liabilities at fixed interest rates it subjects itself to fair value fluctuations as market interest rates change. These fluctuations in fair value are managed by entering into interest rate contracts, mainly interest rate swaps which change fixed rate instruments into variable rate instruments.

When the Group purchases foreign currency denominated assets, issues foreign currency denominated debt or has foreign net investments, it subjects itself to changes in value as exchange rates move. These fluctuations are managed by entering into currency swaps and forwards.

  Type of derivatives

The Group uses the following derivative financial instruments for both trading and non-trading purposes:

     Swaps

Swaps are transactions in which two parties exchange cash flows on a specified notional amount for a predetermined period.

Interest rate swap contracts generally represent the contractual exchange of fixed and floating rate payments of a single currency, based on a notional amount and an interest reference rate.

--------------------------------------------------------------------------------

                                   UBS GROUP

Cross currency interest rate swaps generally involve the exchange of payments which are based on the interest reference rates available at the inception of the contract on two different currency principal balances that are exchanged. The principal balances are re-exchanged at an agreed upon rate at a specified future date. Interest rate swaps subject the Group to market risks associated with changes in interest rates and possibly foreign exchange rates. Exposure to the credit risk associated with counterparty default also exists.

     Forwards and futures

Forwards and futures are contractual obligations to buy or sell a financial instrument on a future date at a specified price. Forward contracts are effectively tailor-made agreements that are transacted between counterparties in the over-the-counter market (OTC), whereas futures are standardized contracts that are transacted on regulated exchanges. Varying levels of credit risk and market risk exist with respect to these instruments. For futures contracts closed prior to settlement, the cash receipt or payment is limited to the change in value of the underlying instrument. Futures contracts allow for daily cash settlement, therefore the credit risk is generally limited to one day's variation margin. Forward contracts are settled at maturity by the exchange of notional amounts specified under the contracts. Forwards generally have a greater degree of credit risk since daily cash settlements are not required.

     Options

Options are contractual agreements under which the seller (writer) grants the purchaser the right, but not the obligation, either to buy (call option) or sell (put option) by or at a set date, a specified amount of a financial instrument at a predetermined price. The seller receives a premium from the purchaser for this right. For options purchased, the Group is subject to credit and market risk to the extent of the carrying value of the options. For options sold, the Group is subject to market risk in excess of the carrying values but is not subject to credit risk, except that for put options sold, credit risk may arise from the underlying instrument that the Group may be obligated to buy.

  Notional amounts and replacement values

The table below provides the notional amounts and the positive and negative replacement values of the Group's derivative transactions. The notional amount is the amount of a derivative's underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the volume of business transacted by the Group but does not provide any measure of risk.

Some derivatives are standardized in terms of their nominal amounts and settlement dates, and these are designed to be bought and sold in active markets (exchange traded). Others are packaged specifically for individual customers and are not exchange traded although they may be bought and sold between counterparties at negotiated prices (over-the-counter or OTC instruments).

Positive replacement value represents the cost to the Group of replacing all transactions with a receivable amount if all the Group's counterparties were to default. This measure is the industry standard for the calculation of current credit exposure. Positive replacement values represent current credit risk without giving effect to any possible reductions due to master netting agreements, collateral, or other security. Negative replacement value is the cost to the Group's counterparties of replacing all the Group's transactions with a commitment if the Group were to default. The total positive and negative replacement values are reported separately on the balance sheet on a net by counterparty basis.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                FOR THE YEAR ENDED 31.12.1999
                             ----------------------------------------------------------------------------------------------------
                                                                       TERM TO MATURITY
                             ----------------------------------------------------------------------------------------------------
                                                                                                                          TOTAL
                                 WITHIN                                                                                  NOTIONAL
                                3 MONTHS         3-12 MONTHS        1-5 YEARS       OVER 5 YEARS      TOTAL     TOTAL     AMOUNT
                             ---------------   ---------------   ---------------   ---------------   -------   -------   --------
                             PRV(1)   NRV(2)    PRV      NRV      PRV      NRV      PRV      NRV     PRV(4)    NRV(4)     CHF BN
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   --------
                                                                         CHF MILLION
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........      34       55       68       19        6        1        0        0       108        75     554.0
  Swaps....................   5,386    2,100    3,163    2,871   22,843   24,168   35,942   30,301    67,334    59,440   2,650.9
  Options..................     108       27       47      742      268       12        4    2,018       427     2,799   1,877.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0     774.1
  Options..................       0        0        0        0        0        0        0        0         0         0      54.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   5,528    2,182    3,278    3,632   23,117   24,181   35,946   32,319    67,869    62,314   5,910.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   9,669   14,264    3,661    7,008      445      851       25       37    13,800    22,160   1,077.1
  Interest and currency
    swaps..................     622      520    2,036    1,826      529    6,076    2,567    1,518     5,754     9,940     252.3
  Options..................   3,344    2,708    3,934    3,138    8,883      411       30       10    16,191     6,267     813.5
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        1        0        0        0        0        0        0         0         1       3.5
  Options..................       0        1        4        1        0        0        0        0         4         2       3.7
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................  13,635   17,494    9,635   11,973    9,857    7,338    2,622    1,565    35,749    38,370   2,150.1
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   1,112    1,047       53       62       80       60        0        0     1,245     1,169      30.0
  Options..................     277      215      594      466    1,168    1,059      117      130     2,156     1,870      82.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       0.8
  Options..................       0        5        5        8        0       10        0        0         5        23       4.9
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   1,389    1,267      652      536    1,248    1,129      117      130     3,406     3,062     118.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
EQUITY/INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     526    1,721    1,148    2,044      503    5,325    1,762    2,787     3,939    11,877     149.4
  Options..................   1,941    1,611    4,013   10,021   10,146   27,182      439    2,985    16,539    41,799     264.7
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................      74       46        0        0        0        0        0        0        74        46      25.1
  Options..................   1,395      304    1,744    4,047       72       63        0        0     3,211     4,414      79.8
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................   3,936    3,682    6,905   16,112   10,721   32,570    2,201    5,772    23,763    58,136     519.0
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........      32       25        0        0        0        0        0        0        32        25     167.9
  Options..................      15       15        0        0        0        0        0        0        15        15      79.7
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL......................      47       40        0        0        0        0        0        0        47        40     247.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL DERIVATIVE
  INSTRUMENTS 31.12.1999...  24,535   24,665   20,470   32,253   44,943   65,218   40,886   39,786   130,834   161,922        --
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======

---------------
(1) PRV Positive replacement value.
(2) NRV Negative replacement value.
(3) Exchange-traded products include proprietary trades only.
(4) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                FOR THE YEAR ENDED 31.12.1998
                             ----------------------------------------------------------------------------------------------------
                                                                       TERM TO MATURITY
                             ----------------------------------------------------------------------------------------------------
                                                                                                                          TOTAL
                                 WITHIN                                                                                  NOTIONAL
                                3 MONTHS         3-12 MONTHS        1-5 YEARS       OVER 5 YEARS      TOTAL     TOTAL     AMOUNT
                             ---------------   ---------------   ---------------   ---------------   -------   -------   --------
                             PRV(1)   NRV(2)    PRV      NRV      PRV      NRV      PRV      NRV     PRV(4)    NRV(4)     CHF BN
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   --------
                                                                         CHF MILLION
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     783      932      309      271       45       29       42       23     1,179     1,255     217.7
  Swaps....................   3,488    4,502    6,657    6,024   36,464   35,799   38,056   34,758    84,665    81,084   3,722.5
  Options..................     233      327      465      615    2,947    4,476    3,207    4,427     6,852     9,845   2,519.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................      12        7        0        1        2        0        0        0        14         7     732.3
  Options..................       0        0        0        0        0        0        0        0         0         0      77.8
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   4,516    5,768    7,431    6,911   39,458   40,304   41,305   39,208    92,710    92,191   7,269.5
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   3,439      498    6,493    9,455      278      261      164      237    10,375    10,451     888.4
  Interest and currency
    swaps..................   2,456    3,009    1,718    2,683    4,626    5,202    4,974    5,097    13,775    15,991     235.4
  Options..................   4,718   17,168   10,123      218    1,945      619      604      604    17,390    18,610     921.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       2.5
  Options..................     156      120      193        0        0        5        0        0       348       124       5.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................  10,769   20,795   18,527   12,356    6,849    6,087    5,742    5,938    41,888    45,176   2,053.4
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........   4,539    4,633      216      295       75       60       10        0     4,840     4,988      47.7
  Options..................   2,840    2,915       24        6       41        0        0        0     2,905     2,921      56.2
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0        0        0        0        0        0        0         0         0       1.2
  Options..................       4        0       15        0        2        0        0        0        21         0       5.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   7,383    7,548      255      301      118       60       10        0     7,766     7,909     110.1
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
EQUITY/INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     279      383      325      608      791    2,421      159      446     1,554     3,858      57.3
  Options..................   8,220   15,347    4,619    8,480    8,700   25,726    1,687    4,598    23,227    54,151     939.6
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       3       15        0        0        0        0        0        0         3        15      17.7
  Options..................     128      242      703      392      754      305       75        9     1,659       948      62.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................   8,630   15,987    5,647    9,480   10,245   28,452    1,921    5,053    26,443    58,972   1,076.6
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts........     114       52      244      214      325      359       65       66       749       691       8.9
  Options..................       8        0       62       70       24        0        5        0        99        70       3.0
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
Exchange-traded
  contracts(3)
  Futures..................       0        0       85       65        0        0        0        0        85        65       2.2
  Options..................       0        0        0        7        2        0        0        0         2         7       0.9
                             ------   ------   ------   ------   ------   ------   ------   ------   -------   -------   -------
TOTAL......................     122       52      391      356      351      359       70       66       935       823      15.0
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======
TOTAL DERIVATIVE
  INSTRUMENTS 31.12.1998...  31,420   50,150   32,251   29,404   57,022   75,262   49,048   50,265   169,742   205,081        --
                             ======   ======   ======   ======   ======   ======   ======   ======   =======   =======   =======

---------------

(1) PRV Positive replacement value.

(2) NRV Negative replacement value.

(3) Exchange-traded products include proprietary trades only.

(4) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 28 PLEDGED ASSETS

ASSETS PLEDGED OR ASSIGNED AS SECURITY FOR LIABILITIES AND ASSETS SUBJECT TO RESERVATION OF TITLE

                                                              31.12.1999               31.12.1998
                                                         ---------------------    ---------------------
                                                         CARRYING     RELATED     CARRYING     RELATED
                                                          AMOUNT     LIABILITY     AMOUNT     LIABILITY
CHF MILLION                                              --------    ---------    --------    ---------
Money market paper.....................................   35,578         707        6,981           5
Mortgage loans.........................................    2,536       1,736        2,955       2,047
Securities(1)..........................................   23,837         585       13,902       5,636
Property and equipment.................................      170          91          147          71
Other..................................................    2,110           0            0           0
                                                          ------       -----       ------       -----
TOTAL PLEDGED ASSETS...................................   64,231       3,119       23,985       7,759
                                                          ======       =====       ======       =====

---------------
(1) Excluding securities pledged in respect of securities borrowing and repurchase agreements.

Assets are pledged as collateral for collateralized credit lines with central banks, loans from central mortgage institutions, deposit guarantees for savings banks, security deposits relating to stock exchange membership and mortgages on the Group's property. These assets are also segregated pursuant to certain regulatory requirements.

NOTE 29 FIDUCIARY TRANSACTIONS

                                                              31.12.1999    31.12.1998
CHF MILLION                                                   ----------    ----------
Placements with third parties...............................    60,221        60,612
Fiduciary credits and other fiduciary financial
  transactions..............................................     1,438           652
                                                                ------        ------
TOTAL FIDUCIARY TRANSACTIONS................................    61,659        61,264
                                                                ======        ======

Fiduciary placements represents funds which customers have instructed the Group to place in foreign banks. The Group is not liable to the customer for any default by the foreign bank nor do creditors of the Group have a claim on the assets placed.

NOTE 30 COMMITMENTS AND CONTINGENT LIABILITIES

Commitments and contingencies represent potential future liabilities of the Group resulting from credit facilities available to clients, but not yet drawn upon by them. They are subject to expiration at fixed dates. The Group engages in providing open credit facilities to allow clients quick access to funds required to meet their short-term obligations as well as their long-term financing needs. The credit facilities can take the form of guarantees, whereby the Group might guarantee repayment of a loan taken out by a client with a third party; standby letters of credit, which are credit enhancement facilities enabling the client to engage in trade finance at lower cost; documentary letters of credit, which are trade finance-related payments made on behalf of a client; commitments to enter into repurchase agreements; note issuance facilities and revolving underwriting facilities, which allow clients to issue money market paper or medium term notes when needed without engaging in the normal underwriting process each time.

The figures disclosed in the accompanying tables represent the amounts at risk should clients draw fully on all facilities and then default, and there is no collateral. Determination of the creditworthiness

--------------------------------------------------------------------------------

                                   UBS GROUP
of the clients is part of the normal credit risk management process, and the fees charged for maintenance of the facilities reflect the various credit risks.

                                                              31.12.1999    31.12.1998
                                                              ----------    ----------
CHF MILLION
CONTINGENT LIABILITIES
Credit guarantees and similar instruments(1)................    18,822        22,697
Sub-participations..........................................    (3,665)       (5,217)
                                                                ------       -------
Total.......................................................    15,157        17,480
                                                                ======       =======
Performance guarantees and similar instruments(2)...........     6,782        12,092
Sub-participations..........................................       (42)         (216)
                                                                ------       -------
Total.......................................................     6,740        11,876
                                                                ======       =======
Irrevocable commitments under documentary credits...........     2,704         2,942
Sub-participations..........................................         0           (39)
                                                                ------       -------
Total.......................................................     2,704         2,903
                                                                ======       =======
GROSS CONTINGENT LIABILITIES................................    28,308        37,731
SUB-PARTICIPATIONS..........................................    (3,707)       (5,472)
                                                                ------       -------
NET CONTINGENT LIABILITIES..................................    24,601        32,259
                                                                ======       =======
IRREVOCABLE COMMITMENTS
Undrawn irrevocable credit facilities.......................    65,693        82,337
Sub-participations..........................................    (1,836)          (26)
                                                                ------       -------
Total.......................................................    63,857        82,311
                                                                ======       =======
Liabilities for calls on shares and other equities..........        57           109
                                                                ------       -------
GROSS IRREVOCABLE COMMITMENTS...............................    65,750        82,446
SUB-PARTICIPATIONS..........................................    (1,836)          (26)
                                                                ------       -------
NET IRREVOCABLE COMMITMENTS.................................    63,914        82,420
                                                                ======       =======
GROSS COMMITMENTS AND CONTINGENT LIABILITIES................    94,058       120,177
SUB-PARTICIPATIONS..........................................    (5,543)       (5,498)
NET COMMITMENTS AND CONTINGENT LIABILITIES..................    88,515       114,679
                                                                ======       =======

---------------
(1) Credit guarantees in the form of bill of exchange and other guarantees, including guarantees in the form of irrevocable letters of credit, endorsement liabilities from bills rediscounted, advance payment guarantees and similar facilities.

(2) Bid bonds, performance bonds, builders' guarantees, letters of indemnity, other performance guarantees in the form of irrevocable letters of credit and similar facilities.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                     MORTGAGE       OTHER
                   CHF MILLION                      COLLATERAL    COLLATERAL    UNSECURED     TOTAL
                   -----------                      ----------    ----------    ---------    -------
OVERVIEW OF COLLATERAL
Gross contingent liabilities......................      191         11,356       16,761       28,308
Gross irrevocable commitments.....................      386          8,774       56,533       65,693
Liabilities for calls on shares and other
  equities........................................        0              0           57           57
                                                        ---         ------       ------      -------
TOTAL 31.12.1999..................................      577         20,130       73,351       94,058
                                                        ===         ======       ======      =======
TOTAL 31.12.1998..................................      389         33,363       86,425      120,177
                                                        ===         ======       ======      =======

NOTE 31 OPERATING LEASE COMMITMENTS

Our minimum commitments for non-cancellable leases of premises and equipment are presented as follows:

                        CHF MILLION                             31.12.1999
                        -----------                             -----------
OPERATING LEASES DUE:
2000........................................................         247
2001........................................................         202
2002........................................................         184
2003........................................................         187
2004........................................................         153
2005 and thereafter.........................................       1,919
                                                                   -----
TOTAL COMMITMENTS FOR MINIMUM PAYMENTS UNDER OPERATING
  LEASES....................................................       2,892
                                                                   =====

Operating expenses include CHF 742 million and CHF 797 million in respect of operating lease rentals for the year ended 31 December 1999 and for the year ended 31 December 1998 respectively.

NOTE 32 LITIGATION

In the United States, several class actions, in relation to what is known as the Holocaust affair, have been brought against UBS AG (as legal successor to Swiss Bank Corporation and Union Bank of Switzerland) in the United States District Court for the Eastern District of New York (Brooklyn). These lawsuits were initially filed in October 1996. Another Swiss bank has been designated as a defendant alongside us. On 12 August 1998, however, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of USD 1.25 billion. UBS agreed to contribute up to two-thirds of this amount. To the extent that other Swiss companies agreed to participate in this fund, and to the extent of applicable payments to beneficiaries of eligible dormant accounts, our share was to be reduced. Based on our estimate of such expected contributions, we provided a reserve of USD 610 million in 1998 and an additional USD 95 million in 1999. A number of persons have elected to opt out of the settlement and not participate in the class action. It is expected that a decision approving the settlement will be issued in 2000, which will be followed by hearings on the allocation of the settlement amount. We will continue to monitor the contributions of other Swiss companies, in order to determine whether we will need an adjustment to the reserve.

In addition, UBS AG and other companies within the Group are subject to various claims, disputes and legal proceedings, as part of the normal course of business. The Group makes provision for such matters when, in the opinion of management and its professional advisors, it is probable that a

--------------------------------------------------------------------------------

                                   UBS GROUP
payment will be made by the Group, and the amount can be reasonably estimated. All litigation provisions are included under Business risk provision within Other liabilities in the accompanying Group Balance Sheet.

In respect of the further claims asserted against the Group of which management is aware (which, according to the principles outlined above, have not been provided for), it is the opinion of management that such claims are either without merit, can be successfully defended or will result in exposure to the Group which is immaterial to both financial position and results of operations.

                               OTHER INFORMATION

NOTE 33 FINANCIAL INSTRUMENTS RISK POSITION

OVERALL RISK POSITION

The Group manages risk in a number of ways, including the use of a value at risk model combined with a system of trading limits.

This section presents information about the results of the Group's management of the risks associated with the use of financial instruments.

  (a) Interest Rate Risk

Interest rate risk is the potential impact of changes in market interest rates on the fair values of assets and liabilities on the balance sheet and on the annual interest income and expense in the income statement.

     Interest rate sensitivity

One commonly used method to present the potential impact of market movements is to show the effect of a one basis point (0.01%) change in interest rates on the fair values of assets and liabilities, analyzed by time bands within which the Group is committed. This type of presentation, described as a sensitivity analysis, is set out below. Interest rate sensitivity is one of the inputs to the value at risk model used by the Group to manage its overall market risk, of which interest rate risk is a part.

The following sets out the extent to which the Group was exposed to interest rate risk at 31 December 1999 and 31 December 1998. The tables show the potential impact of a one basis point (0.01%) increase in market interest rates which would influence the fair values of both assets and liabilities that are subject to fixed interest rates. The impact of such an increase in rates depends on the net asset or net liability position of the Group in each category, currency and time band in the table. A negative amount in the table reflects a potential loss to the Group due to the changes in fair values as a result of an increase in interest rates. A positive amount reflects a potential gain as a result of an increase in interest rates. Both primary and derivative instruments in trading and non-trading activities, as well as off-balance-sheet commitments, are included in the table.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Interest rate sensitivity position

                                         INTEREST SENSITIVITY BY TIME BANDS AS AT 31.12.1999
                                      ----------------------------------------------------------
                                                             3 TO
                                      WITHIN 1    1 TO 3      12      1 TO 5    OVER 5
                                       MONTH      MONTHS    MONTHS    YEARS     YEARS     TOTAL
                                      --------    ------    ------    ------    ------    ------
                                                     CHF THOUSAND PER BASIS POINT
CHF     Trading.....................     171        (902)     466        506      (417)     (176)
        Non-trading.................     (30)         (8)    (398)    (6,204)   (1,220)   (7,860)
                                        ----      ------     ----     ------    ------    ------
USD     Trading.....................    (411)      1,018      386       (109)     (908)      (24)
        Non-trading.................       3         (33)     (10)        83     1,207     1,250
                                        ----      ------     ----     ------    ------    ------
EUR     Trading.....................     (39)       (239)     113        600    (1,406)     (971)
        Non-trading.................       0          (3)       3         30       210       240
                                        ----      ------     ----     ------    ------    ------
GBP     Trading.....................       1          43       10        (34)      (77)      (57)
        Non-trading.................       0           5      (39)        77       815       858
                                        ----      ------     ----     ------    ------    ------
JPY     Trading.....................     484      (1,708)     927       (101)      135      (263)
        Non-trading.................       0           0        0         (1)       (4)       (5)
                                        ----      ------     ----     ------    ------    ------
OTHERS  Trading.....................     (34)         46       50       (195)       24      (109)
        Non-trading.................       0           0        0          0         0         0
                                        ====      ======     ====     ======    ======    ======

                                          INTEREST SENSITIVITY BY TIME BANDS AS AT 31.12.1998
                                       ----------------------------------------------------------
                                                              3 TO
                                       WITHIN 1    1 TO 3      12      1 TO 5    OVER 5
                                        MONTH      MONTHS    MONTHS    YEARS     YEARS     TOTAL
                                       --------    ------    ------    ------    ------    ------
                                                      CHF THOUSAND PER BASIS POINT
CHF     Trading......................    189        (672)      450       (322)    (464)      (819)
        Non-trading..................    (23)          6      (350)    (7,522)    (546)    (8,435)
                                         ---        ----      ----     ------    -----     ------
USD     Trading......................    (28)         93         8       (575)   1,254        752
        Non-trading..................      1         (21)        7         72    1,502      1,561
                                         ---        ----      ----     ------    -----     ------
EUR     Trading......................    (34)        (22)     (158)      (559)     339       (434)
        Non-trading..................      0          (8)        0         48      256        296
                                         ---        ----      ----     ------    -----     ------
GBP     Trading......................     10        (214)      560       (919)     491        (72)
        Non-trading..................      0           2       (18)       130      876        990
                                         ---        ----      ----     ------    -----     ------
JPY     Trading......................    (32)       (698)     (402)     1,002      263        133
        Non-trading..................      0           3        (5)         6      146        150
                                         ---        ----      ----     ------    -----     ------
OTHERS  Trading......................     11         (98)       47       (158)    (152)      (350)
        Non-trading..................      0           0         0          0        0          0
                                         ===        ====      ====     ======    =====     ======

     Trading

The major part of the trading related interest rate risk is generated in fixed income securities trading, fixed income derivatives trading, trading in currency forward contracts and money market trading and is being managed within the Value at Risk model. Interest rate sensitivity arising from trading activities is quite sizeable in USD and Euro as these are still the predominantly traded currencies in the global interest rate markets. It should be noted that it is management's view that an interest rate sensitivity analysis at a particular point in time has limited relevance with respect to trading positions, which can vary significantly on a daily basis.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Non-trading

The interest rate risk related to client business with undefined maturities and non-interest bearing business including the strategic management of overall balance sheet interest rate exposure is managed by the Corporate Center. Significant contributors to the overall USD and GBP interest rate sensitivity were strategic long-term subordinated note issues which are intentionally unswapped since they are regarded as constituting a part of the Group's equity for asset and liability management purposes. At 31 December 1999, the Group's equity was invested in a portfolio of fixed rate CHF deposits with an average duration of 2.16 years. As this equity investment is the most significant component of the CHF book, this results in the entire book having an interest rate sensitivity of CHF (7.9) million, which is reflected in the table above. This is in line with the duration and sensitivity targets set by the Group Executive Board. Investing in shorter-term or variable rate instruments would mean exposing the earnings stream (interest income) to higher fluctuations.

  (b) Credit Risk

Credit risk is the risk of loss from the default by an obligor or counterparty. This risk is managed primarily based on reviews of the financial status of each specific counterparty. Credit risk is greater when counterparties are concentrated in a single industry or geographical region. This is because a group of otherwise unrelated counterparties could be adversely affected in their ability to repay their obligations because of economic developments affecting their common industry or region.

Concentrations of credit risk exist if a number of clients are engaged in similar activities, or are located in the same geographic region or have comparable economic characteristics such that their ability to meet contractual obligations would be similarly affected by changes in economic, political or other conditions. Concentrations of credit risk indicate the relative sensitivity of the bank's performance to developments affecting a particular industry or geographic location.

  (b)(i) On-balance sheet assets

As of 31 December 1999, due from banks and loans to customers amounted to CHF 278 billion (as of 31 December 1998 CHF 331 billion). 66.2% (56.6%) of the loans were with clients domiciled in Switzerland. Please refer to Note 12 for a breakdown by region.

  (b)(ii) Off-balance sheet financial instruments

     Credit commitments and contingent liabilities

Of the CHF 94 billion in credit commitment and contingent liabilities as of 31 December 1999 (as of 31 December 1998 CHF 120 billion), 11% (11%) relate to clients domiciled in Switzerland, 36% (21%) in Europe (excluding Switzerland) and 42% (55%) in North America.

     Derivatives

Credit risk represents the current replacement value of all outstanding derivative contracts in a gain position without factoring in the impact of master netting agreements or the value of any collateral. Positive replacement values amounted to CHF 130 billion as at 31 December 1999 (CHF 169 billion as at 31 December 1998), before applying any master netting agreements. Based on the location of the ultimate counterparty, 4% (8%) of this credit risk amount relates to Switzerland, 49% (47%) to Europe (excluding Switzerland) and 37% (33%) to North America. 71% (76%) of the positive replacement values are with other banks.

--------------------------------------------------------------------------------

                                   UBS GROUP

  (b)(iii) Credit risk mitigation techniques

Credit risk associated with derivative instruments is mitigated by the use of master netting agreements. A further method of reducing credit exposure arising from derivatives transactions is to use collateralization arrangements.

Master netting agreements eliminate risk to the extent that only the net claim is due to be settled in the case of a default of the counterparty. The impact of master netting agreements as at 31 December 1999 is to mitigate credit risk on derivative instruments by approximately CHF 66 billion (as of 31 December 1998 CHF 79 billion). The impact can change substantially over short periods of time, because the exposure is affected by each transaction subject to the arrangement.

The Group subjects its derivative-related credit risks to the same credit approval, limit and monitoring standards that it uses for managing other transactions that create credit exposure. This includes evaluation of counterparties as to creditworthiness, and managing the size, diversification and maturity structure of the portfolio. Credit utilization for all products is compared with established limits on a continual basis and is subject to a standard exception reporting process.

  (c) Currency Risk

The Group views itself as a Swiss entity, with the Swiss franc as its reporting currency. Hedging transactions are used to manage risks in other currencies.

     Breakdown of assets and liabilities by currencies

                                                      31.12.1999                     31.12.1998
                                            -------------------------------    -----------------------
                                             CHF      USD     EUR     OTHER     CHF      USD     OTHER
              CHF BILLION                   -----    -----    ----    -----    -----    -----    -----
ASSETS
Cash and balances with central banks....      3.4      0.2     0.5      1.0      2.4      0.3      0.6
Money market paper......................      1.5     38.6     0.7     28.9      2.2     10.3      5.9
Due from banks..........................      7.5      7.7     5.3      9.4     12.7     13.3     42.5
Cash collateral on securities
  borrowed..............................      0.1    106.4     1.1      5.6      0.2     74.5     17.0
Reverse repurchase agreements...........      2.0     42.5    37.9     50.1      0.2     38.3    102.8
Trading portfolio assets................     29.5     77.4    26.9     78.6     21.4     40.0     97.8
Positive replacement values.............      8.3      5.7     0.6     50.1      9.5     11.1     69.9
Loans, net of allowance for credit
  losses................................    166.4     35.0     5.3     28.2    173.5     40.0     34.4
Financial investments...................      2.5      2.9     0.7      0.9      2.6      2.5      1.8
Accrued income and prepaid expenses.....      1.7      1.8     0.5      1.2      1.2      1.8      3.6
Investments in associates...............      0.9      0.1     0.0      0.1      2.6      0.0      0.2
Property and equipment..................      7.4      0.5     0.1      0.7      8.5      0.6      0.8
Intangible assets and goodwill..........      1.2      2.2     0.0      0.1      0.3      1.7      0.2
Other assets............................      3.1      1.9     2.5      3.5      4.9      3.1      4.1
                                            -----    -----    ----    -----    -----    -----    -----
TOTAL ASSETS............................    235.5    322.9    82.1    258.4    242.2    237.5    381.6
                                            =====    =====    ====    =====    =====    =====    =====
LIABILITIES
Money market paper issued...............      1.0     55.7     0.3      7.7      1.0     38.5     12.0
Due to banks............................      8.1     36.3    14.5     17.5     25.4     33.6     26.7
Cash collateral on securities lent......      0.1      6.5     1.0      5.2      0.1      5.9     13.2
Repurchase agreements...................     16.5     91.3    27.8     61.3     10.7     74.3     52.6
Trading portfolio liabilities...........      0.0     38.2     5.4     11.0      0.2      8.1     38.7
Negative replacement values.............     12.8      6.9     2.0     74.0     16.8     12.1     97.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                      31.12.1999                     31.12.1998
                                            -------------------------------    -----------------------
                                             CHF      USD     EUR     OTHER     CHF      USD     OTHER
              CHF BILLION                   -----    -----    ----    -----    -----    -----    -----
Due to customers........................    127.5     93.8    23.7     35.0    138.0     80.2     56.7
Accrued expenses and deferred income....      3.1      4.9     0.5      3.6      3.3      2.6      5.3
Long-term debt..........................     23.7     17.6     3.1     11.9     23.4     16.9     10.5
Other liabilities.......................      9.1      4.0     0.8      4.5     14.6      6.1      7.0
Minority interests......................      0.3      0.0     0.0      0.1      1.0      0.0      0.0
Shareholders' equity....................     30.6      0.0     0.0      0.0     28.8      0.0      0.0
                                            -----    -----    ----    -----    -----    -----    -----
TOTAL LIABILITIES, MINORITY INTERESTS
  AND
  SHAREHOLDERS' EQUITY..................    232.8    355.2    79.1    231.8    263.3    278.3    319.7
                                            =====    =====    ====    =====    =====    =====    =====

  (d) Liquidity Risk

     Maturity analysis of assets and liabilities

                                                                                DUE           DUE
                                           ON     SUBJECT TO   DUE WITHIN    BETWEEN 3     BETWEEN 1    DUE AFTER 5
                                         DEMAND   NOTICE(1)      3 MTHS     AND 12 MTHS   AND 5 YEARS      YEARS      TOTAL
              CHF BILLION                ------   ----------   ----------   -----------   -----------   -----------   -----
ASSETS
Cash and balances with central banks...    5.1         --           --           --            --            --         5.1
Money market paper.....................     --         --         67.8          1.9            --            --        69.7
Due from banks.........................    8.4         --         19.1          1.6           0.5           0.3        29.9
Cash collateral on securities
  borrowed.............................     --         --        112.7           --           0.5            --       113.2
Reverse repurchase agreements..........     --         --        130.6          1.9            --            --       132.5
Trading portfolio assets...............  212.4         --           --           --            --            --       212.4
Positive replacement values............   64.7         --           --           --            --            --        64.7
Loans, net of allowance for credit
  losses...............................     --       53.4         64.9         39.2          70.8           6.6       234.9
Financial investments..................    5.0         --          0.1          0.2           0.9           0.8         7.0
Accrued income and prepaid expenses....    5.2         --           --           --            --            --         5.2
Investments in associates..............     --         --           --           --            --           1.1         1.1
Property and equipment.................     --         --           --           --            --           8.7         8.7
Intangible assets and goodwill.........     --         --           --           --            --           3.5         3.5
Other assets...........................   11.0         --           --           --            --            --        11.0
                                         -----       ----        -----         ----          ----          ----       -----
TOTAL 31.12.1999.......................  311.8       53.4        395.2         44.8          72.7          21.0       898.9
                                         =====       ====        =====         ====          ====          ====       =====
TOTAL 31.12.1998.......................  293.8       59.9        375.8         43.5          66.0          22.3       861.3
                                         =====       ====        =====         ====          ====          ====       =====
LIABILITIES
Money market paper issued..............     --         --         24.3         40.4            --            --        64.7
Due to banks...........................   10.1        1.1         60.2          4.4           0.3           0.3        76.4
Cash collateral on securities lent.....     --         --         12.8           --            --            --        12.8
Repurchase agreements..................     --         --        185.6         11.3            --            --       196.9
Trading portfolio liabilities..........   54.6         --           --           --            --            --        54.6
Negative replacement values............   95.7         --           --           --            --            --        95.7
Due to customers.......................   58.6       82.1        127.0          8.1           1.7           2.5       280.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                DUE           DUE
                                           ON     SUBJECT TO   DUE WITHIN    BETWEEN 3     BETWEEN 1    DUE AFTER 5
                                         DEMAND   NOTICE(1)      3 MTHS     AND 12 MTHS   AND 5 YEARS      YEARS      TOTAL
              CHF BILLION                ------   ----------   ----------   -----------   -----------   -----------   -----
Accrued expenses and deferred income...   12.0         --           --           --            --            --        12.0
Long-term debt.........................     --        0.4          6.3          8.4          28.0          13.2        56.3
Other liabilities......................   18.4         --           --           --            --            --        18.4
                                         -----       ----        -----         ----          ----          ----       -----
TOTAL 31.12.1999.......................  249.4       83.6        416.2         72.6          30.0          16.0       867.8
                                         =====       ====        =====         ====          ====          ====       =====
Total 31.12.1998.......................  288.7       83.5        371.1         42.2          29.7          16.3       831.5
                                         =====       ====        =====         ====          ====          ====       =====

---------------
(1) Deposits without a fixed term, on which notice of withdrawal or termination has not been given. (Such funds may be withdrawn by the depositor or repaid by the borrower subject to an agreed period of notice.)

  (e) Capital adequacy

     Risk-weighted assets (BIS)

                                                    31.12.1999               31.12.1998
                                               ---------------------    ---------------------
                                                BALANCE                  BALANCE
                                                SHEET/       RISK-       SHEET/       RISK-
                                               NOTIONAL     WEIGHTED    NOTIONAL     WEIGHTED
                                                AMOUNT       AMOUNT      AMOUNT       AMOUNT
                 CHF MILLION                   ---------    --------    ---------    --------
BALANCE SHEET ASSETS
Due from banks and other collateralized
  lendings...................................    229,794      9,486       244,246     13,845
Net positions in securities(1)...............     77,858      5,805        28,109      7,334
Positive replacement values..................     64,698     18,175        90,511     29,494
Loans, net of allowances for credit losses
  and other collateralized lendings..........    292,928    159,835       305,155    164,113
Accrued income and prepaid expenses..........      5,167      3,164         6,627      3,190
Property and equipment(2)....................      8,701      9,860         9,886     11,166
Other assets.................................     11,007      7,686        12,092      7,900
                                               ---------    -------     ---------    -------
OFF-BALANCE SHEET AND OTHER POSITIONS
Contingent liabilities.......................     28,308     14,459        37,731     19,471
Irrevocable commitments......................     65,693     17,787        82,337     18,197
Forward and swap contracts(3)................  4,881,483     13,213     5,177,912      7,130
Purchased options(3).........................    406,208      2,823       489,005      5,861
                                               ---------    -------     ---------    -------
MARKET RISK POSITIONS(4).....................         --     10,813            --     16,018
                                               ---------    -------     ---------    -------
TOTAL RISK-WEIGHTED ASSETS...................         --    273,106            --    303,719
                                               =========    =======     =========    =======

---------------
(1) Excluding positions in the trading book, these are included in market risk positions.

(2) Including CHF 1,159 million (1998: CHF 1,280 million) foreclosed properties and properties held for disposal, which are recorded in the balance sheet under financial investments.

(3) The risk-weighted amount corresponds to the security margin (add-on) of the contracts.

(4) Value at risk according to the internal model multiplied by a factor of 12.5 to create the risk-weighted amount of the market risk positions in the trading book.

--------------------------------------------------------------------------------

                                   UBS GROUP

     BIS Capital ratios

                                                             31.12.1999          31.12.1998
                                                          ----------------    ----------------
                                                          CAPITAL    BIS %    CAPITAL    BIS %
                                                          -------    -----    -------    -----
Tier 1..................................................  28,952     10.6%    28,220      9.3%
Tier 2..................................................  10,730       --     12,086       --
                                                          ------     ----     ------     ----
Total BIS...............................................  39,682     14.5%    40,306     13.2%
                                                          ======     ====     ======     ====

Among other measures UBS monitors the adequacy of its capital using ratios established by the Bank for International Settlements (BIS). The Group has maintained all BIS and Swiss capital adequacy rules for all periods presented. These ratios measure capital adequacy by comparing the Group's eligible capital with its risk-weighted positions which include balance sheet assets, net positions in securities not held in the trading book, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

The capital adequacy rules require a minimum amount of capital to cover credit and market risk exposures. For the calculation of the capital required for credit risk the balance sheet assets are weighted according to broad categories of notional credit risk, being assigned a risk weighting according to the amount of capital deemed to be necessary to support them. Four categories of risk weights (0%, 20%, 50%, 100%) are applied; for example cash, claims collateralized by cash or claims collateralized by OECD central-government securities have a zero risk weighting, which means that no capital is required to be held in respect of these assets. Uncollateralized loans granted to corporate or private customers carry a 100% risk weighting, meaning that they must be supported by capital equal to 8% of the carrying amount. Other asset categories have weightings of 20% or 50%, which require 1.6% or 4% capital.

The net positions in securities not held in the trading book reflect the Group's exposure to an issuer of securities arising from its physical holdings and other related transactions in that security.

For contingent liabilities and irrevocable facilities granted, the credit equivalent is calculated by multiplying the nominal value of each transaction by its corresponding credit conversion factor. The resulting amounts are then weighted for credit risk using the same percentage as for balance sheet assets. In the case of OTC forward contracts and purchased options, the credit equivalent is computed on the basis of the current replacement value of the respective contract plus a security margin (add-on) to cover the future potential credit risk during the remaining duration of the contract.

UBS calculates its capital requirement for market risk positions, which includes interest-rate instruments and equity securities in the trading book as well as positions in foreign exchange and commodities throughout the Group, using an internal Value at Risk (VaR) model. This approach was introduced in the BIS 1996 market risk amendment to the Basel Accord of July 1988 and incorporated in the Swiss capital adequacy rules of the Banking Ordinance.

The BIS proposal requires that the regulators perform tests of the bank internal models before giving permission for these models to be used to calculate the market risk capital. Based on extensive checks, the use of the Group internal models was accepted by the Swiss Federal Banking Commission (FBC) in July 1999.

Tier 1 capital consists of permanent shareholders' equity and retained earnings less goodwill and investments in unconsolidated subsidiaries. Tier 2 capital includes the Group's subordinated long-term debt.

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 34 FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the fair value of on- and off-balance sheet financial instruments based on the following valuation methods and assumptions. It is presented because not all financial instruments are reflected in the financial statements at fair value.

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's-length transaction. A market price, where an active market (such as a recognized stock exchange) exists, is the best evidence of the fair value of a financial instrument. However, market prices are not available for a significant number of the financial assets and liabilities held and issued by the Group. Therefore, for financial instruments where no market price is available, the fair values presented in the following table have been estimated using present value or other estimation and valuation techniques based on market conditions existing at balance sheet date.

The values derived using these techniques are significantly affected by underlying assumptions concerning both the amounts and timing of future cash flows and the discount rates used. The following methods and assumptions have been used:

          (a) trading assets, derivatives and other transactions undertaken for trading purposes are measured at fair value by reference to quoted market prices when available. If quoted market prices are not available, then fair values are estimated on the basis of pricing models, or discounted cash flows. Fair value is equal to the carrying amount for these items;

          (b) the fair value of liquid assets and other assets maturing within 12 months is assumed to approximate their carrying amount. This assumption is applied to liquid assets and the short-term elements of all other financial assets and financial liabilities;

          (c) the fair value of demand deposits and savings accounts with no specific maturity is assumed to be the amount payable on demand at the balance sheet date;

          (d) the fair value of variable rate financial instruments is assumed to approximate their carrying amounts; and

          (e) the fair value of fixed rate loans and mortgages is estimated by comparing market interest rates when the loans were granted with current market rates offered on similar loans. Changes in the credit quality of loans within the portfolio are not taken into account in determining gross fair values as the impact of credit risk is recognized separately by deducting the amount of the allowance for credit losses from both book and fair values.

The assumptions and techniques have been developed to provide a consistent measurement of fair value for the Group's assets and liabilities. However, because other institutions may use different methods and assumptions, such fair value disclosures cannot necessarily be compared from one financial institution to another.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Fair Value of Financial Instruments

                                           31.12.1999                              31.12.1998
                              ------------------------------------    ------------------------------------
                                                        UNREALIZED                              UNREALIZED
                              CARRYING                    GAIN/       CARRYING                    GAIN/
                               VALUE      FAIR VALUE      (LOSS)       VALUE      FAIR VALUE      (LOSS)
CHF BILLION                   --------    ----------    ----------    --------    ----------    ----------
ASSETS
Cash and balances with
  central banks.............     5.0          5.0           0.0          3.3          3.3           0.0
Money market paper..........    69.7         69.7           0.0         18.4         18.4           0.0
Due from banks..............    30.0         30.0           0.0         68.6         68.7           0.1
Cash collateral on
  securities borrowed.......   113.2        113.2           0.0         91.7         91.7           0.0
Reverse repurchase
  agreements................   132.5        132.5           0.0        141.3        141.3           0.0
Trading portfolio assets....   212.4        212.4           0.0        159.2        159.2           0.0
Positive replacement
  values....................    64.7         64.7           0.0         90.5         90.5           0.0
Loans, net of allowance for
  credit losses.............   235.1        235.3           0.2        248.3        250.7           2.4
Financial investments.......     5.9          7.1           1.2          5.7          6.5           0.8
                               -----        -----          ----        -----        -----          ----
LIABILITIES
Money market paper issued...    64.7         64.7           0.0         51.5         51.5           0.0
Due to banks................    76.9         76.9           0.0         86.1         86.1           0.0
Cash collateral on
  securities lent...........    12.8         12.8           0.0         19.2         19.2           0.0
Repurchase agreements.......   196.9        196.9           0.0        137.6        137.6           0.0
Trading portfolio
  liabilities...............    54.6         54.6           0.0         47.0         47.0           0.0
Negative replacement
  values....................    95.8         95.8           0.0        125.8        125.8           0.0
Due to customers............   280.1        280.1           0.0        275.3        275.6          (0.3)
Long-term debt..............    56.4         57.6          (1.2)        51.0         53.3          (2.3)
Fair value effect on income
  of hedging derivatives
  recorded on the accrual
  basis.....................                                0.5                                     1.0
                                                           ----                                    ----
Net difference between
  carrying value and fair
  value.....................                                0.7                                     1.7
                                                           ====                                    ====

The table does not reflect the fair values of non-financial assets and liabilities such as property (including those properties carried as financial investments), equipment, prepayments and non-interest accruals. The interest amounts accrued to date for respective financial instruments are included, for purposes of the above fair value disclosure, in the carrying value of the financial instruments.

Substantially all of the Group's commitments to extend credit are at variable rates. Accordingly, the Group has no significant exposure to fair value fluctuations related to these commitments.

Changes in the fair value of the Group's fixed rate loans, long and medium term notes and bonds issued are hedged by derivative instruments, mainly interest rate swaps. The interest rate risk inherent in the balance sheet positions with no specific maturity is also hedged with derivative instruments based on the management view on the economic maturity of the products.

--------------------------------------------------------------------------------

                                   UBS GROUP

The hedging derivative instruments are carried at fair value on the balance sheet and are part of the replacement values in the above table. The difference between the total amount of valuation gains and losses and the amortized amount is deferred and shown net in the table as fair value effect on income of hedging derivatives recorded on accruals basis.

During 1999, the interest rate level of leading economies increased substantially. The biggest move in rates was noted in Switzerland, where in particular mid- and long-term rates increased. These moves in rates had a direct impact on the fair value calculation of fixed term transactions.

As the bank has an excess volume of fixed rate long-term assets over fixed rate long-term liabilities, the net fair value unrealized gain is reduced substantially. In addition to fixed rate balance sheet positions, the bank has a number of retail products traditionally offered in Switzerland such as variable mortgage loans and customer savings and deposits. These instruments have no maturity or have a contractual repricing maturity of less than one year. Based on the assumptions and the guidance under IAS, they are excluded from the fair value calculations of the table above.

The exclusion of the above traditional banking products from the fair value calculation leads to certain fair value swings. By calculating the fair value differences based on the economic maturity of the non-maturity liabilities, such as savings and deposits, in an environment of raising interest rates, they would generate fair value gains which may offset most of the fair value loss reported for fixed term transactions.

NOTE 35 RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

The Group has established various pension plans inside and outside of Switzerland. The major plans are located in Switzerland, the UK, the U.S. and Germany. Independent actuarial valuations are performed for the plans in those locations.

  Swiss Pension Plans until 30 June 1999

The pension funds of the Group are set up as trusts, domiciled in Basel and Zurich. All domestic employees are covered. The pension funds are defined benefit plans. The pension plan benefits exceed the minimum benefits required under the Swiss law.

Contributions are paid for by the Group and the employees. The employee contributions are calculated as a percentage of the insured annual salary and are deducted monthly. The percentages deducted from the salary depend on age and vary between 8% and 12%. The Group contributions are variable and amount from 125% to 250% of the employees' contributions depending on the financial situation of the pension fund.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

  Swiss Pension Plans starting 1 July 1999

The pension plans of both former banks in Switzerland are in the process of being liquidated and a new foundation with domicile in Zurich was created as of 21 January 1999. The new pension scheme became operational as of 1 July 1999.

As a result of the merger of the plans of the former banks in Switzerland, on 1 July 1999 there was a one-time increase of vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,525 million. In accordance with IAS 19 (revised 1998) this resulted in a one-time charge to income which was offset by the recognition of

--------------------------------------------------------------------------------

                                   UBS GROUP
assets (previously unrecognized due to the paragraph 58(b) limitation of IAS 19 (revised 1998)) used to fund this increase in benefits.

The pension plan covers practically all employees in Switzerland and exceeds the minimum benefits requirements under the Swiss law.

Contributions for the pension plan are paid for by the employees and the Group. The employee contributions are calculated as a percentage of the insured annual salary and are deducted monthly. The percentages deducted from the salary for the full benefit coverage (including risk benefits) depend on age and vary between 7% and 10%. The Group pays a variable contribution that ranges between 150% and 220% of the sum of the employees' contributions.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

The Group booked an amount of CHF 456 million in 1999 related to the recognition of "Excess Employer Contributions." These assets were recognized in the fourth quarter as certain legal and regulatory issues related to the Group's ability to utilize these assets for future funding purposes were resolved.

                                                            31.12.1999    31.12.1998    31.12.1997
                       CHF MILLION                          ----------    ----------    ----------
SWISS PENSION PLANS
Defined benefit obligation................................   (17,011)      (14,944)      (14,431)
Plan assets at fair value.................................    18,565        17,885        17,224
                                                             -------       -------       -------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION...............     1,554         2,941         2,793
Unrecognized net actuarial (gains)/losses.................      (724)         (385)         (385)
Unrecognized assets.......................................      (374)       (2,556)       (2,408)
                                                             -------       -------       -------
Prepaid pension cost......................................       456             0             0
                                                             =======       =======       =======
ADDITIONAL DETAILS TO FAIR VALUE OF PLAN ASSETS
Own financial instruments and securities lent to UBS
  included in plan assets.................................     6,785         2,761         2,202
Any assets used by the bank included in plan assets.......       187           176           176
                                                             -------       -------       -------
RETIREMENT BENEFITS EXPENSE
Current service cost......................................       464           535           524
Interest cost.............................................       636           726           705
Expected return on plan assets............................      (883)         (856)         (756)
Adjustment to limit prepaid pension cost..................      (150)          148            22
Amortization of unrecognized prior service costs..........       172             6            (8)
Employee contributions....................................      (180)         (185)         (194)
                                                             -------       -------       -------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST..........        59           374           293
                                                             =======       =======       =======
Actual return on plan assets..............................      11.9%          6.7%         15.5%
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
Discount rate.............................................       4.0           5.0           5.0
Expected rate of return on assets p.a.....................       5.0           5.0           5.0
Expected rate of salary increase..........................   2.0-3.0       3.5-5.5       3.5-5.5
Rate of pension increase..................................       1.5           2.0           2.0
                                                             =======       =======       =======

--------------------------------------------------------------------------------

                                   UBS GROUP

  Foreign Pension Plans

The foreign locations of UBS operate various pension schemes in accordance with local regulations and practices. Among these schemes are defined contribution plans as well as defined benefit plans. The locations with defined benefit plans of a material nature are in the UK, the U.S. and Germany. These locations, together with Switzerland, cover nearly 90% of the active workforce. Certain of these schemes permit employees to make contributions and earn matching or other contributions from the Group.

The retirement plans provide benefits in the event of retirement, death, disability or employment termination. The plans' retirement benefits depend on age, contributions and level of compensation. The principal plans are financed in full by the Group. The funding policy for these plans is consistent with local government and tax requirements.

The assumptions used in foreign plans take into account local economic conditions.

The amounts shown for foreign plans reflect the net funded positions of the major foreign plans.

  Postretirement Medical and Life Plans

The Group in the U.S. and the UK offers retiree medical benefits that contribute to the health care coverage of the employees and beneficiaries after retirement. In addition to retiree medical, the U.S. also provides retiree life insurance benefits.

The benefit obligation in excess of plan assets for those plans amounts to CHF 113 million as of 31 December 1999 (1998 CHF 93 million, 1997 CHF 100 million) and the total unfunded accrued postretirement liabilities to CHF 83 million (1998 CHF 62 million, 1997 CHF 50 million). The actuarially determined net postretirement cost amounts to CHF 17 million for 1999 (1998 CHF 17 million, 1997 CHF 14 million).

CHF MILLION                                              31.12.1999    31.12.1998    31.12.1997
-----------                                              ----------    ----------    ----------
PENSION PLANS ABROAD
Defined benefit obligation.............................     (2,444)       (2,009)       (1,950)
Plan assets at fair value..............................      2,880         2,173         2,187
                                                         ---------     ---------     ---------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION............        436           164           237
Unrecognized net actuarial (gains)/losses..............       (474)          (63)         (160)
Unrecognized transition amount.........................          1             2           (17)
Unrecognized past service cost.........................          2             0             0
Unrecognized assets....................................        (28)          (60)          (24)
                                                         ---------     ---------     ---------
(Unfunded accrued)/Prepaid pension cost................        (63)           43            36
                                                         =========     =========     =========
MOVEMENT OF NET (LIABILITY)/ASSET
Prepaid pension cost/(benefit) at the beginning of the
  year.................................................         43            36           (12)
Net periodic pension cost..............................       (123)          (33)            9
Employer contributions.................................         22            43            39
Currency adjustment                                             (5)           (3)
                                                         ---------     ---------     ---------
(Unfunded accrued)/Prepaid pension cost at the end of
  the year.............................................        (63)           43            36
                                                         =========     =========     =========

--------------------------------------------------------------------------------

                                   UBS GROUP

CHF MILLION                                              31.12.1999    31.12.1998    31.12.1997
-----------                                              ----------    ----------    ----------
RETIREMENT BENEFITS EXPENSE
Current service cost...................................        118           116           114
Interest cost..........................................        123           140           115
Expected return on plan assets.........................       (195)         (191)         (147)
Amortization of net transition (assets)/liability......          0             2           (85)
Adjustment to limit prepaid pension cost...............         21             2             0
Immediate recognition of transition assets under IAS
  8....................................................          0           (23)            0
Amortization of unrecognized prior service costs.......         77             7             0
Amortization of unrecognized net (gain)/losses.........         (6)           (3)            0
Effect of any curtailment or settlement................          0            (8)            0
Employee contributions.................................        (15)           (9)           (6)
                                                         ---------     ---------     ---------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST.......        123            33            (9)
                                                         =========     =========     =========
Actual return on plan assets...........................       15.3%          5.2%         21.4%
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
Discount rate..........................................  5.75-7.50     6.50-7.50     6.50-7.50
Expected rates of return on assets p.a.................  8.00-8.50     8.50-8.75     8.50-8.75
Expected rate of salary increase.......................  3.50-5.60     3.50-9.00     3.50-9.00
Rate of pension increase...............................  0.00-2.50     0.00-3.75     0.00-3.75
                                                         =========     =========     =========

NOTE 36 EQUITY PARTICIPATION PLANS

UBS AG has established various equity participation plans in the form of stock plans and stock option plans to further align the long-term interests of managers, staff and shareholders.

Key personnel are awarded a portion of their performance-related compensation in UBS AG shares or options, which are restricted for a specified number of years. Long-term stock options are granted to key employees under another plan. A number of awards under these plans are made in notional shares or options, which generally are settled in cash and are treated as liabilities. Participation in both plans is mandatory. Long-term stock options are blocked for three or five years, during which they cannot be exercised. For the 1997 options and certain of the 1998 options, one half of each award is subject to an acceleration clause after which certain forfeiture provisions lapse. One option gives the right to purchase one registered UBS AG share at the option's strike price. Neither the fair value nor the intrinsic value of the options granted is recognized as an expense in the financial statements.

Other employees have the choice to invest part of their annual bonus in UBS AG shares or in options or derivatives on UBS AG shares, which may be exercised or settled in cash. A number of awards under these plans are made in notional shares or instruments, which generally are settled in cash. A holding period, generally three years, applies during which the instruments cannot be sold or exercised. In addition, participants in the plan receive a restricted matching contribution of additional UBS AG shares or derivatives. Shares awarded under the plan are purchased or hedged in the market. Under another plan, employees in Switzerland are entitled to purchase a specified number of UBS AG shares at a predetermined discounted price each year (the discount is recorded as compensation expense). The number of shares that can be purchased depends primarily on years of service and rank. Any such shares purchased must be held for a specified period of time. Information on shares available for issuance under these plans is included in the Group Statement of Changes in Equity.

--------------------------------------------------------------------------------

                                   UBS GROUP

The Group's policy is to recognize expense as of the date of grant for equity participation instruments (stock, warrants, options and other derivatives for which the underlying is the Group's own shares). The amount of expense recognized is equal to the intrinsic value of the instrument at such date.

  Options in UBS AG Shares

                                       WEIGHTED-                       WEIGHTED-                       WEIGHTED-
                       NUMBER OF    AVERAGE EXERCISE   NUMBER OF    AVERAGE EXERCISE   NUMBER OF    AVERAGE EXERCISE
                        OPTIONS      PRICE (IN CHF)     OPTIONS      PRICE (IN CHF)     OPTIONS      PRICE (IN CHF)
                       31.12.1999      31.12.1999      31.12.1998      31.12.1998      31.12.1997      31.12.1997
                       ----------   ----------------   ----------   ----------------   ----------   ----------------
Outstanding, at the
  beginning of the
  year...............   7,202,786         177          1,899,924          186                  0           --
Granted during the
  year...............   3,439,142         237          5,811,778          182          1,899,924          186
Exercised during the
  year...............     (71,766)        179            (22,970)         178                  0           --
Forfeited during the
  year...............    (431,700)        190           (485,946)         268                  0           --
                       ----------         ---          ---------          ---          ---------          ---
Outstanding, at the
  end of the year....  10,138,462         197          7,202,786          177          1,899,924          186
                       ----------         ---          ---------          ---          ---------          ---
Exercisable, at the
  end of the year....     650,640         186                  0            0                  0           --
                       ==========         ===          =========          ===          =========          ===

Of the total options outstanding at 31 December 1999: 9,974,770 options (650,640 of which were exercisable) had exercise prices ranging from CHF 170 to CHF 237, or CHF 196 on average, and had a weighted-average remaining contractual life of
4.58 years; and 163,692 options (none of which were exercisable) had exercise prices ranging from CHF 255 to CHF 270, or CHF 261 on average, and had a weighted-average remaining contractual life of 4.45 years.

NOTE 37 RELATED PARTIES

Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals.

Total remuneration of related parties recognized in the income statement during the year amounted to CHF 193.1 million and CHF 102.8 million for the year ended 1998. The number of long-term stock options outstanding from equity plans was 274,616 at 31 December 1999 and 255,000 at 31 December 1998. This scheme is further explained in Note 36.

Total amount of shares and warrants held by members of the Board of Directors, Group Executive Board and Group Managing Board were 2,456,092 and 22,849,028 as of 31 December 1999 and 4,635,804 and 6,178,748 as of 31 December 1998.

Total loans and advances receivable (mortgages only) from related parties were as follows:

CHF MILLION                                                   31.12.1999
-----------                                                   -----------
Mortgages at the beginning of the year......................      27
Additions...................................................       6
Reductions..................................................      (5)
                                                                  --
MORTGAGES AT THE END OF THE YEAR............................      28
                                                                  ==

--------------------------------------------------------------------------------

                                   UBS GROUP

Members of the Board of Directors, Group Executive Board and Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party conditions excluding credit margin.

Loans and advances to significant associated companies were as follows:

CHF MILLION                                                   31.12.1999
-----------                                                   -----------
Loans and advances at the beginning of the year.............      165
Additions...................................................       42
Reductions..................................................     (145)
                                                                 ----
LOANS AND ADVANCES AT THE END OF THE YEAR...................       62
                                                                 ====

Note 39 provides a list of significant associates.

NOTE 38 POST BALANCE SHEET EVENTS

There have been no material post-balance sheet events which would require disclosure or adjustment to the December 1999 financial statements except as follows: at the annual general meeting of shareholders held on 18 April 2000, a two-for-one stock split was approved to be effective 8 May 2000. Accordingly, the share, per share, stock options and exercise price information have been adjusted to retroactively reflect the stock split.

NOTE 39 SIGNIFICANT SUBSIDIARIES AND ASSOCIATES

    Significant Subsidiaries

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
Armand von Ernst & Cie AG               Bern               PB(1)         CHF 5.0        100.0
Aventic AG                              Zurich            PCC(2)        CHF 30.0        100.0
Bank Ehinger & Cie AG                   Basel              PB            CHF 6.0        100.0
BDL Banco di Lugano                     Lugano             PB           CHF 50.0        100.0
Brinson Partners Inc.                   Chicago            AM(3)          USD --        100.0
Brunswick Warburg Limited               Georgetown         WA(4)        USD 50.0         50.0
Cantrade Privatbank AG                  Zurich             PB           CHF 10.0        100.0
Cantrade Private Bank Switzerland (CI)
  Ltd                                   St Helier          PB            GBP 0.7        100.0
Credit Industriel SA                    Zurich            CAP(5)        CHF 10.0        100.0
EIBA "Eidgenossische Bank"              Zurich            CAP           CHF 14.0        100.0
Factors AG                              Zurich            PCC            CHF 5.0        100.0
Ferrier Lullin & Cie SA                 Geneva             PB           CHF 30.0        100.0
Global Asset Management Ltd             Hamilton           AM            USD 2.0        100.0
HYPOSWISS, Schweizerische Hypotheken-
  und Handelsbank                       Zurich             PB           CHF 26.0        100.0
IL Immobilien-Leasing AG                Opfikon           PCC            CHF 5.0        100.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
Indelec Holding AG                      Basel             CAP           CHF 10.0        100.0
Intrag                                  Zurich             PB           CHF 10.0        100.0
Klinik Hirslanden AG                    Zurich             CC(6)        CHF 22.5         91.2
NYRE Holding Corp                       Wilmington         WA          USD 102.9(7)     100.0
Phillips & Drew Fund Management
  Limited                               London             AM             GBP --        100.0
Phillips & Drew Limited                 London             AM            GBP 8.0        100.0
PT Warburg Dillon Read Indonesia        Jakarta            WA        IDR 11000.0         85.0
SBC Equity Partners AG                  Opfikon           CAP           CHF 71.7        100.0
Schroder Munchmeyer Hengst AG           Hamburg            PB          DEM 100.0        100.0
SG Warburg & Co International BV        Amsterdam          WA          GBP 148.0(7)     100.0
SG Warburg Securities SA                Geneva             WA           CHF 14.5        100.0
Solothurner Bank SoBa                   Solothurn         PCC           CHF 50.0        100.0
Systor AG                               Zurich            PCC            CHF 5.0        100.0
Thesaurus Continentale Effekten-
  Gesellschaft Zurich                   Zurich            CAP           CHF 30.0        100.0
UBS Investment Management Pte Ltd       Singapore          WA            SGD 0.5         90.0
UBS (Bahamas) Ltd                       Nassau             PB            USD 4.0        100.0
UBS (Cayman Islands) Ltd                Georgetown         PB            USD 5.6        100.0
UBS (France) SA                         Paris              WA           EUR 10.0        100.0
UBS (Italia) SpA                        Milan              PB        ITL 43000.0        100.0
UBS (Luxembourg) SA                     Luxembourg         PB          CHF 150.0        100.0
UBS (Monaco) SA                         Monte Carlo        PB            EUR 9.2        100.0
UBS (Panama) SA                         Panama             PB            USD 6.0        100.0
UBS (Sydney) Limited                    Sydney             WA           AUD 12.7        100.0
UBS (Trust and Banking) Ltd             Tokyo              PB        JPY 10500.0        100.0
UBS (USA), Inc.                         Delaware           WA          USD 763.3(7)     100.0
UBS Australia Holdings Ltd              Sydney             WA           AUD 11.7        100.0
UBS Australia Ltd                       Sydney             WA           AUD 15.0        100.0
UBS Bank (Canada)                       Toronto            PB           CAD 90.4(7)     100.0
UBS Beteiligungs-GmbH & Co KG           Frankfurt          WA          EUR 398.8        100.0
UBS Brinson Asset Management Co. Ltd    Tokyo              AM          JPY 800.0        100.0
UBS Brinson Inc.                        New York           AM           USD 72.7(7)     100.0
UBS Brinson Investment GmbH             Frankfurt          AM           DEM 10.0        100.0
UBS Brinson Limited                     London             AM            GBP 8.8        100.0
UBS Brinson Ltd                         Sydney             AM            AUD 8.0        100.0
UBS Brinson Pte Ltd                     Singapore          AM            SGD 4.0        100.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
UBS Brinson SA                          Paris              AM            EUR 0.8        100.0
UBS Capital AG                          Zurich            CAP            CHF 0.5        100.0
UBS Capital Asia Pacific Ltd            Georgetown        CAP            USD 5.0        100.0
UBS Capital BV                          The Hague         CAP          EUR 104.1(7)     100.0
UBS Capital GmbH                        Frankfurt         CAP             EUR --        100.0
UBS Capital II LLC                      Delaware          CAP            USD 2.7        100.0
UBS Capital LLC                         New York          CAP           USD 18.6(7)     100.0
UBS Capital Partners Ltd                London            CAP            GBP 6.7        100.0
UBS Capital S.p.A                       Milan             CAP        ITL 50000.0        100.0
UBS Card Center AG                      Glattbrugg        PCC           CHF 40.0        100.0
UBS Espana SA                           Madrid             PB           EUR 35.3        100.0
UBS Finance (Cayman Islands) Limited    Georgetown         CC            USD 0.5        100.0
UBS Finance (Curacao) NV                Curacao            CC            USD 0.1        100.0
UBS Finance (Delaware) LLC              Wilmington         WA           USD 37.3(7)     100.0
UBS Finanzholding AG                    Zurich             CC           CHF 10.0        100.0
UBS Fund Holding (Luxembourg) SA        Luxembourg         PB           CHF 42.0        100.0
UBS Fund Holding (Switzerland) AG       Basel              PB           CHF 18.0        100.0
UBS Fund Management (Japan) Co. Ltd     Tokyo              PB         JPY 1000.0        100.0
UBS Fund Management (Switzerland) AG    Basel              PB            CHF 1.0        100.0
UBS Fund Services (Luxembourg) S.A.     Luxembourg         PB            CHF 2.5        100.0
UBS Futures & Options Limited           London             WA            GBP 2.0        100.0
UBS Immoleasing AG                      Zurich            PCC            CHF 3.0        100.0
UBS Inc.                                New York           WA          USD 308.7(7)     100.0
UBS International Holdings BV           Amsterdam          CC            CHF 5.5        100.0
UBS Invest Kapitalanlagegesellschaft
  mbH                                   Frankfurt          PB            DEM 5.0         64.0
UBS Lease Finance LLC                   New York           WA           USD 16.7        100.0
UBS Leasing AG                          Brugg             PCC           CHF 10.0        100.0
UBS Limited                             London             WA           GBP 10.0        100.0
UBS Overseas Holding BV                 Amsterdam         CAP           EUR 18.1(7)     100.0
UBS Securities (Hong Kong) Ltd          Hong Kong          WA           HKD 20.0        100.0
UBS Securities Limited                  London             WA           GBP 10.0        100.0
UBS International Limited               London             WA           GBP 10.0        100.0
UBS Services (Japan) Ltd                London             WA       JPY 41,358.5        100.0
UBS Services Limited                    London             WA             GBP --        100.0
UBS Trust (Canada)                      Toronto            PB           CAD 10.0        100.0
UBS UK Holding Ltd                      London             WA            GBP 5.0        100.0

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                                      EQUITY
                                                                       SHARE         INTEREST
                                         REGISTERED                   CAPITAL       ACCUMULATED
COMPANY                                    OFFICE       DIVISION    IN MILLIONS        IN %
-------                                 ------------    --------    ------------    -----------
UBS UK Limited                          London             WA          GBP 609.0        100.0
Warburg Dillon Read (Asia) Ltd          Hong Kong          WA           HKD 20.0        100.0
Warburg Dillon Read (Australia)
  Corporation Pty Limited               Sydney             WA           AUD 50.4(7)     100.0
Warburg Dillon Read (Espana) SA         Madrid             WA            EUR 1.2        100.0
Warburg Dillon Read (France) SA         Paris              WA           EUR 22.9        100.0
Warburg Dillon Read (Hong Kong) Ltd     Hong Kong          WA           HKD 30.0        100.0
Warburg Dillon Read (Italia) S.I.M.
  SpA                                   Milan              WA            EUR 1.8        100.0
Warburg Dillon Read (Japan) Ltd         Georgetown         WA        JPY 30000.0         50.0
Warburg Dillon Read (Malaysia) Sdn.
  Bhd                                   Kuala Lumpur       WA            MYR 0.5        100.0
Warburg Dillon Read (Nederland) BV      Amsterdam          WA           EUR 10.9        100.0
Warburg Dillon Read AG                  Frankfurt          WA          EUR 155.7        100.0
Warburg Dillon Read Australia Ltd       Sydney             WA          AUD 571.5(7)     100.0
Warburg Dillon Read Derivatives Ltd     Hong Kong          WA           HKD 20.0        100.0
Warburg Dillon Read Futures Inc.        Chicago            WA           USD 14.3(7)     100.0
Warburg Dillon Read International
  Limited                               London             WA           GBP 18.0        100.0
Warburg Dillon Read LLC                 New York           WA          USD 535.0(7)     100.0
Warburg Dillon Read Pte. Ltd            Singapore          WA            SGD 3.0        100.0
Warburg Dillon Read Securities
  (Espana) SVB SA                       Madrid             WA           EUR 13.4        100.0
Warburg Dillon Read Securities (India)
  Private Ltd                           Mumbai             WA            INR 0.4         75.0
Warburg Dillon Read Securities
  (Philippines) Inc                     Makati             WA          PHP 120.0        100.0
Warburg Dillon Read Securities (South
  Africa) (Pty) Ltd                     Sandton            WA           ZAR 22.0        100.0
Warburg Dillon Read Securities Co. Ltd  Bangkok            WA          THB 400.0        100.0
Warburg Dillon Read Securities Ltd      London             WA          GBP 140.0        100.0

---------------
(1) PB: UBS Private Banking.

(2) PCC: UBS Private and Corporate Clients.

(3) AM: UBS Asset Management.

(4) WA: UBS Warburg.

(5) CAP: UBS Capital.

(6) CC: Corporate Center.

(7) Share Capital + share premium.

--------------------------------------------------------------------------------

                                   UBS GROUP

SIGNIFICANT ASSOCIATES

                                                               EQUITY     SHARE CAPITAL
COMPANY                                                       INTEREST     IN MILLIONS
-------                                                       --------    -------------
Giubergia Warburg SIM SpA, Milan............................    50.0%     ITL 29,000
Motor Columbus AG, Baden....................................    35.6%     CHF 253
National Versicherung AG, Basel.............................    28.4%     CHF 35
Telekurs Holding AG, Zurich.................................    33.3%     CHF 45
Swiss Financial Services Group AG, Zurich...................    30.7%     CHF 26

None of the above investments carry voting rights that are significantly different from the proportion of shares held.

  Consolidated Companies: Changes in 1999

     New companies


          Global Asset Management Ltd., Hamilton
          Klinik Hirslanden AG, Zurich
          UBS Brinson Realty Investors LLC, Hartford
          (formerly Allegis Realty Investors LLC)
          UBS Capital AG, Zurich
          UBS Espana SA. Madrid
          UBS (France) SA, Paris
          UBS Trustees (Channel Island) Ltd., Jersey
          (formerly Bankamerica Trust Company)

     Deconsolidated companies

NAME                                                     REASON FOR DECONSOLIDATION
----                                                     --------------------------
UBS (East Asia) Ltd., Singapore                                 Deregistered
UBS Securities (Singapore) Pte Ltd., Singapore                  Deregistered

NOTE 40 SIGNIFICANT FOREIGN CURRENCY TRANSLATION RATES

The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                                      SPOT RATE                                AVERAGE RATE
                        --------------------------------------    --------------------------------------
                        31.12.1999    31.12.1998    31.12.1997    31.12.1999    31.12.1998    31.12.1997
                        ----------    ----------    ----------    ----------    ----------    ----------
1 EUR.................     1.61            --            --          1.60            --            --
1 GBP.................     2.58          2.29          2.41          2.43          2.41          2.37
1 USD.................     1.59          1.38          1.46          1.50          1.45          1.45
100 DEM...............    82.07         82.19         81.24         81.88         82.38         83.89
100 JPY...............     1.56          1.22          1.12          1.33          1.11          1.19

--------------------------------------------------------------------------------

                                   UBS GROUP

NOTE 41 SWISS BANKING LAW REQUIREMENT

The significant differences between International Accounting Standards (IAS), which are the principles followed by the Group, and the accounting for banks under Swiss laws and regulations, are as follows:

  Securities borrowing and lending

Under IAS, only the cash collateral delivered or received is recognized in the balance sheet. There is no recognition or derecognition for the securities received or delivered. The Swiss requirement is to recognize the securities received or delivered in the balance sheet along with any collateral in respect of those securities for which control is transferred.

  Treasury shares

Treasury shares is the term used to describe the holding by an enterprise of its own equity instruments. In accordance with IAS, treasury shares are presented in the balance sheet as a deduction from equity. No gain or loss is recognized in the income statement on the sale, issuance, or cancellation of those shares. Consideration received is presented in the financial statement as a change in equity.

Under Swiss requirements, treasury shares and derivatives on treasury shares would be carried in the balance sheet as financial investments with gains and losses on the sale, issuance, or cancellation of treasury shares reflected in the income statement.

  Extraordinary income and expense

Under IAS, most items of income and expense arise in the course of ordinary business, and extraordinary items are expected to be rare. Under the Swiss requirements, income and expense not directly related with the core business activities of the enterprise (e.g., sale of fixed assets or bank premises) are recorded as extraordinary income or expense.

                   CHF MILLION                      31.12.1999    31.12.1998
                   -----------                      ----------    ----------
DIFFERENCES IN THE BALANCE SHEET
Securities borrowing and lending
  Assets
     Trading portfolio assets/Money market
       paper......................................    47,401        97,907
     Due from banks/customers.....................   273,093        40,915
  Liabilities
     Due to banks/customers.......................   375,080       185,855
     Trading portfolio liabilities................   (54,586)      (47,033)
Treasury shares
  Assets
     Trading portfolio assets.....................     4,561         3,409
     Positive replacement values..................       334           192
     Financial investments........................     3,136         1,482

--------------------------------------------------------------------------------

                                   UBS GROUP

FOR THE YEAR ENDED                                          31.12.1999    31.12.1998    31.12.1997
------------------                                          ----------    ----------    ----------
CHF MILLION
DIFFERENCES IN THE INCOME STATEMENT
Treasury shares...........................................       (36)          427          129
RECLASSIFICATION OF EXTRAORDINARY INCOME AND EXPENSE
Other income, including income from associates............    (1,726)       (1,350)        (162)
General and administrative expenses.......................      (519)       (1,235)        (114)
DIFFERENCES IN THE SHAREHOLDERS' EQUITY
Treasury shares...........................................     7,543         5,025        1,982

NOTE 42 DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

42.1 VALUATION AND INCOME RECOGNITION DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from United States Generally Accepted Accounting Principles ("U.S. GAAP").

The following is a summary of the significant accounting and valuation differences between IAS and U.S. GAAP.

  a. Purchase accounting

Under IAS, the Group accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS AG is being accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

     Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments, if any, for impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

In 1999, goodwill was reduced by CHF 118 million due to the recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves.

--------------------------------------------------------------------------------

                                   UBS GROUP

     Other purchase accounting adjustments

Under U.S. GAAP, the results of operations of Swiss Bank Corporation would have been included in the Group's consolidated financial statements beginning 29 June 1998. For purposes of the U.S. GAAP reconciliation, Swiss Bank Corporation's Net profit for the six-month period ended 29 June 1998 has been excluded from the Group's Net profit. For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from 2 years to 20 years depending upon the nature of the restatement.

  b. Harmonization of accounting policies

The business combination noted above was accounted for under the pooling of interests method under IAS. Under the pooling of interests method of accounting, a single uniform set of accounting policies was adopted and applied to all periods presented. This resulted in a restatement of 1997 Shareholders' equity and Net loss.

U.S. GAAP requires that accounting changes be accounted for in the income statement in the period the change is made. For purposes of the U.S. GAAP reconciliation the accounting policy harmonization recorded in 1997 was reversed because the business contribution noted above is being accounted for under the purchase method and the impact of the accounting changes was recorded in 1998.

The income statement effects of this conforming adjustment was as follows:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Depreciation policies.......................................     (20)          (338)
Credit risk adjustments on derivatives......................       0           (193)
Policies for other real estate owned........................       0           (140)
Retirement benefit and equity participation plans...........       0            (47)
Settlement-risk adjustments on derivatives..................       0            (33)
                                                                 ---           ----
Total.......................................................     (20)          (751)
                                                                 ===           ====

  c. Restructuring provision

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, the Group recognized a CHF 7,000 million restructuring provision to cover personnel, information technology ("IT"), premises and other costs associated with combining and restructuring the merged Group. An additional CHF 300 million provision was recognized in the fourth quarter of 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, restructuring provisions for business combinations are not recognized prior to the consummation date of the business combination. Also, the criteria for establishing liabilities of this nature are more stringent than under IAS. Established restructuring provisions are required to be periodically reviewed for appropriateness and revised if necessary.

For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation, and the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and

--------------------------------------------------------------------------------

                                   UBS GROUP
such amount was recorded as a liability of the acquired business. The remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. A CHF 600 million adjustment to the restructuring provision was recognized in 1999 for purposes of the U.S. GAAP reconciliation. The reserve is expected to be substantially exhausted by the end of 2001.

The restructuring provision initially included CHF 756 million for employee termination benefits, CHF 332 million for the closure and write downs of owned and leased premises, and CHF 487 million for professional fees, IT costs, miscellaneous transfer taxes and statutory fees.

The usage of the U.S. GAAP restructuring provision was as follows:

                                    1998       1998      BALANCE      1999       1999        BALANCE
                                  PROVISION    USAGE    31.12.1998    USAGE    PROVISION    31.12.1999
CHF MILLION                       ---------    -----    ----------    -----    ---------    ----------
Personnel.......................     756       (374)        382       (254)       553           681
Premises........................     332        (27)        305       (244)       179           240
IT..............................      93        (68)         25         (5)         7            27
Other...........................     394        (81)        313        (45)      (139)          129
                                    ----       ----       -----       ----       ----         -----
Total...........................   1,575       (550)      1,025       (548)       600         1,077
                                    ====       ====       =====       ====       ====         =====

Additionally, for purposes of the U.S. GAAP reconciliation, CHF 150 million and CHF 273 million of restructuring costs were expensed as incurred in 1999 and 1998, respectively.

  d. Derivatives instruments held or issued for non-trading purposes

Under IAS, the Group recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

The Group is not required to comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to net trading income.

  e. Own shares and derivatives on own shares -- trading

As of 1 January 2000, upon adoption of SIC 16 "Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)" for IAS, all own shares are treated as treasury shares and reduce total shareholders' equity. This applies also to the number of shares outstanding. Derivatives on own shares are classified as assets, liabilities or shareholders' equity depending upon the manner of settlement. As a result of this adoption, there is no difference between IAS and U.S. GAAP. For 1999 and 1998, figures have been retroactively restated (see Note 1(t)).

  f. Financial investments

Under IAS, financial investments are classified as either current investments or long-term investments. The Group considers current financial investments to be held for sale and carried at lower of cost or market value. The Group accounts for long-term financial investments at cost, less any permanent impairments.

--------------------------------------------------------------------------------

                                   UBS GROUP

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities) which are carried at amortized cost or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

For purposes of the U.S. GAAP reconciliation, amounts reflected in Other income for the changes in market values of held for sale investments are reclassified as a component of Shareholders' equity. Held to maturity investments that do not meet U.S. GAAP criteria are reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

  g. Retirement benefit plans

Under IAS, the Group has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of the Group is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Under U.S. GAAP, pension expense, generally, is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions as well as industry practice under IAS for recognition of a prepaid asset.

As a result of the merger of the benefit plans of Union Bank of Switzerland and Swiss Bank Corporation, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation at this date by CHF 3,020 million. Under IAS this resulted in a one time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, the Group recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase price adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the pension expense recorded under U.S. GAAP versus IAS. The pension expense for the year ended 31 December 1999 is also impacted by the different treatment of the merger of the plans under IAS versus U.S. GAAP. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

  h. Other employee benefits

Under IAS, the Group has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

--------------------------------------------------------------------------------

                                   UBS GROUP

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

  i. Equity participation plans

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standard ("SFAS") No. 123) or based on the intrinsic value of equity instruments issued (APB No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. The Group recognized only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of the Group's option awards have been determined to be variable, primarily because they may be settled in cash or the Group has offered to hedge their value. Additional compensation expense from these options awards for the years ended 31 December 1999 and 31 December 1998 is CHF 41 million and CHF 1 million, respectively. In addition, certain of the Group's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation. The effect of recording these asset and liabilities is a debit to expense of CHF 8 million and CHF nil for the years ended 31 December 1999 and 31 December 1998, respectively.

  j. Software capitalization

Costs associated with the acquisition or development of internal use software are recorded as Operating expenses as incurred by the Group.

Under U.S. GAAP, effective 1 January 1999, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives.

For purposes of the U.S. GAAP reconciliation, costs associated with the acquisition or development of internal use software that meet U.S. GAAP software capitalization criteria have been reversed from Operating expenses and amortized over a period of 2 years.

  k. Credit loss expense

The allowance for credit losses provides for risks of losses inherent in the credit extension process. Counterparties are individually rated and continuously reviewed and analyzed. The allowance is adjusted for impairments identified on a loan-by-loan basis. If there are indications that there are significant probable losses in the portfolio that have not specifically been identified allowances would also be provided for on a portfolio basis. As described in Note 1(j), "Loans and allowance for credit losses," the allowance for credit losses has three components: counterparty-specific, country-specific, and specific reserve pools.

Specific reserve pools were established in 1996 to absorb losses not specifically identified at that time but which experience indicated were present in the portfolio. These pools have been applied to specific loans based on the analysis of individual credit exposures. The utilization of the unallocated specific

--------------------------------------------------------------------------------

                                   UBS GROUP
reserve pools was periodically reviewed by the Group. At 31 December 1999 there were no specific reserve pools and none were required.

Under U.S. GAAP, the allowance for loan losses also is an accounting estimate of credit losses inherent in a company's loan portfolio that have been incurred as of the balance-sheet date. The practice of using a procedural discipline in determining all components of the allowance for loan losses to be reported is followed under U.S. GAAP. The Group's evaluation of the specific reserve pools at 30 September 1999 did not follow a procedural discipline and therefore is not in full compliance with U.S. GAAP. An adjustment to the U.S. GAAP reconciliation was made at 30 September 1999 but not required at 31 December 1999.

  l. Recently issued US accounting standards

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the US Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended, is required to be adopted for financial statements as of 1 January 2001. The standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. While the specific impact on earnings and financial position of SFAS No. 133 has not been determined, the activities that will be most affected by the new Standard have been identified. Specifically, UBS Warburg and Corporate Center use derivatives to hedge loans, deposits, and issuance of debt, primarily to hedge interest rate risk. The Group's lending activities use credit derivatives to hedge credit risk, and to a lesser extent, use other derivatives to hedge interest rate risk. Management is currently evaluating the impact of SFAS No. 133 on the Group's hedging strategies. The actual assessment of the impact on the Group's earnings and financial position will be based on the 1 January 2001 positions in accordance with the Standard.

--------------------------------------------------------------------------------

                                   UBS GROUP

42.2 RECONCILIATION OF IAS SHAREHOLDERS' EQUITY AND NET PROFIT/(LOSS) TO U.S.
GAAP

                                                   SHAREHOLDERS' EQUITY        NET PROFIT/(LOSS)}
                                                  -----------------------   ------------------------
                                                  31.12.1999   31.12.1998   31.12.1999    31.12.1998
                  CHF MILLION                     ----------   ----------   ----------    ----------
AMOUNTS DETERMINED IN ACCORDANCE WITH IAS:......    30,608       28,794        6,153         2,972
Adjustments in respect of:
  a. SBC purchase accounting:
     Goodwill...................................    19,765       21,612       (1,729)         (864)
     Other purchase accounting adjustments......      (858)        (895)          37        (2,415)
  b. Harmonization of accounting policies.......         0           20          (20)         (751)
  c. Restructuring provision....................       350        1,948       (1,598)       (3,982)
  d. Derivative instruments held or issued for
     non-trading purposes.......................       507        1,052         (545)         (405)
  f. Financial investments......................        52          108           36            23
  g. Retirement benefit plans...................     1,839        1,858          (19)           88
  h. Other employee benefits....................       (24)         (26)           2           (20)
  i. Equity participation plans.................      (113)         (40)         (47)           (1)
  j. Software capitalization....................       389            0          389             0
  k. Credit loss expense........................         0            0            0             0
  l. Tax adjustments............................      (682)         330          178         1,690
                                                    ------       ------       ------        ------
Total adjustments...............................    21,225       25,967       (3,316)       (6,637)
                                                    ------       ------       ------        ------
AMOUNTS DETERMINED IN ACCORDANCE WITH U.S.
  GAAP:.........................................    51,833       54,761        2,837        (3,665)
                                                    ======       ======       ======        ======

--------------------------------------------------------------------------------

                                   UBS GROUP

42.3 EARNINGS PER SHARE

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders' by the weighted average number of common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computation of basic and diluted EPS for the years ended 31 December 1999 and 31 December 1998 are presented in the following table:

                                                              31.12.1999      31.12.1998
                                                              -----------    ------------
Net profit/(loss) available for ordinary shares (CHF
  million):
  IAS.......................................................        6,153           2,972
  U.S. GAAP.................................................        2,837          (3,665)
Weighted average shares outstanding:
  IAS.......................................................  404,742,482     405,222,295
  U.S. GAAP.................................................  404,742,482     414,609,886
Diluted weighted average shares outstanding:
  IAS.......................................................  408,375,152     412,881,041
  U.S. GAAP.................................................  408,375,152     414,609,886
Basic earnings/(loss) per share (CHF):
  IAS.......................................................        15.20            7.33
  U.S. GAAP.................................................         7.01           (8.84)
Diluted earnings/(loss) per share (CHF):
  IAS.......................................................        15.07            7.20
  U.S. GAAP.................................................         6.95          (8.84)

The following are adjustments to the calculation of weighted average outstanding common shares which result from valuation and presentation differences between IAS and U.S. GAAP:

WEIGHTED AVERAGE SHARES OUTSTANDING:                          31.12.1999     31.12.1998
------------------------------------                          -----------    -----------
Basic weighted-average ordinary shares (IAS)................  404,742,482    405,222,295
  add: Treasury shares adjustments..........................            0      9,387,591(2)
                                                              -----------    -----------
Basic weighted-average ordinary shares (U.S. GAAP)..........  404,742,482    414,609,886
                                                              -----------    -----------
Diluted weighted-average ordinary shares (IAS)..............  408,375,152              0(1)
                                                              -----------    -----------
Diluted weighted-average ordinary shares (U.S. GAAP)........  408,375,152    414,609,886
                                                              -----------    -----------

---------------
(1) No potential ordinary shares may be included in the computation of any diluted per-share amount when a loss from continuing operations exists.

(2) This adjustment is due to the difference in weighted average shares calculated under purchase accounting for U.S. GAAP versus the pooling method under IAS for the Union Bank of Switzerland merger with Swiss Bank Corporation on 29 June 1998. There is otherwise no difference between IAS and U.S. GAAP for the calculation of weighted average shares for EPS.

--------------------------------------------------------------------------------

                                   UBS GROUP

42.4 PRESENTATION DIFFERENCES BETWEEN IAS AND U.S. GAAP

In addition to the differences in valuation and income recognition, other differences, essentially related to presentation, exist between IAS and U.S. GAAP. Although these differences do not cause differences between IAS and U.S. GAAP reported shareholders' equity and net profit, it may be useful to understand them to interpret the financial statements presented in accordance with U.S. GAAP. The following is a summary of presentation differences that relate to the basic IAS financial statements.

  1. Purchase accounting

As described in Note 42.1, under U.S. GAAP the business combination creating UBS AG was accounted for under the purchase method with Union Bank of Switzerland being considered the accounting acquirer. In the U.S. GAAP Condensed Consolidated Balance Sheet, the assets and liabilities of Swiss Bank Corporation have been restated to fair value at the date of acquisition (29 June 1998). In addition, the following table presents summarized financial results of SBC for the period from 1 January to 29 June 1998 which, under U.S. GAAP, would be excluded from the U.S. GAAP condensed consolidated Income statement for the year ended 31 December 1998:

OPERATING INCOME
Interest income.............................................  8,205
Less: interest expense......................................  6,630
                                                              -----
Net interest income.........................................  1,575
Less: Credit loss expense...................................    164
                                                              -----
Total.......................................................  1,411
                                                              -----
Net fee and commission income...............................  3,701
Net trading income..........................................  2,135
Income from disposal of associates and subsidiaries.........  1,035
Other income................................................    364
                                                              -----
Total.......................................................  8,646
                                                              -----
OPERATING EXPENSES
Personnel...................................................  3,128
General and administrative..................................  1,842
Depreciation and amortization...............................    511
                                                              -----
Total.......................................................  5,481
                                                              -----
OPERATING PROFIT BEFORE TAXES AND MINORITY INTERESTS........  3,165
                                                              -----
Tax expense.................................................    552
                                                              -----
PROFIT......................................................  2,613
                                                              -----
Less: Minority interests....................................     (1)
                                                              -----
NET PROFIT..................................................  2,614
                                                              =====

  2. Settlement date vs. trade date accounting

The Group's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward

--------------------------------------------------------------------------------

                                   UBS GROUP
positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

  3. Repurchase, resale and securities lending transactions

Under IAS, the Group's repurchase agreements and securities borrowed are accounted for as collateralized borrowings. Reverse repurchase agreements and securities lending are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, securities lending and repurchase transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. Additionally, under U.S. GAAP, the Group is required to recognize securities collateral controlled and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions exist.

For purposes of U.S. GAAP presentation, securities collateral recognized under financing transactions is reflected in Due from banks or Due from customers, depending on the counterparty. The related obligation to return the securities collateral is reflected in the Balance sheet in Due to banks or Due to customers, as appropriate.

  4. Financial investments

Under IAS, the Group's private equity investments, real estate held for sale and non-marketable equity financial investments have been included in Financial investments.

Under U.S. GAAP, private equity investments, real estate held for sale and non-marketable financial investments generally are reported in Other assets or reported as a separate caption in the Balance sheet.

For purposes of U.S. GAAP presentation, private equity investments are reported as a separate caption in the Balance sheet and real estate held for sale and non-marketable equity financial investments are reported in Other assets.

  5. Net trading income

The Group has implemented a change in accounting policy for interest and dividend income and expenses on trading related assets and liabilities (see Note 1(t)). For the years ended 31 December 1999 and 31 December 1998, figures have been retroactively restated. As a result of this change, there is no longer a difference between IAS and U.S. GAAP.

  6. Equity participation plans

Certain of the Group's equity participation plans provide for deferral of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation, the effect of which is to increase assets by CHF 655 million and CHF 197 million, liabilities by CHF 717 million and CHF 236 million, and decrease shareholders'

--------------------------------------------------------------------------------

                                   UBS GROUP
equity by CHF 62 million and CHF 39 million (for UBS AG shares held by the trusts which are treated as treasury shares) at 31 December 1999 and 31 December 1998, respectively.

  7. Own bonds -- trading

Under IAS, the Group's own bonds held for trading are carried at fair value similar to other trading assets and liabilities. Changes in fair value and interest on own bonds held for trading are recognized as Net trading income

Under U.S. GAAP, all own bonds are treated as Long-term debt and a reduction to the amount of own bonds outstanding.

For purposes of U.S. GAAP presentation, own bond positions included in the Trading portfolio and Trading portfolio liabilities have been reclassified to Long-term debt.

42.5 CONSOLIDATED INCOME STATEMENT

The following is a Consolidated Income Statement of the Group, for the years ended 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

                                                             31.12.1999           31.12.1998
                                                          -----------------    -----------------
CHF MILLION                                               US GAAP     IAS      US GAAP     IAS
-----------                             REFERENCE         -------    ------    -------    ------
OPERATING INCOME
Interest income..................                 a, 1    35,404     35,604    29,136     37,442
Less: interest expense...........                 a, 1    29,660     29,695    25,773     32,424
                                                          ------     ------    ------     ------
Net interest income..............                          5,744      5,909     3,363      5,018
Less: Credit loss expense........                    1       956        956       787        951
                                                          ------     ------    ------     ------
Total............................                          4,788      4,953     2,576      4,067
                                                          ------     ------    ------     ------
Net fee and commission income....                    1    12,607     12,607     8,925     12,626
Net trading income...............           b, c, d, 1     7,174      7,719       455      3,313
Net gains from disposal of
  associates and subsidiaries....                    1     1,821      1,821        84      1,119
Other income.....................              b, f, 1     1,361      1,325       641      1,122
                                                          ------     ------    ------     ------
Total............................                         27,751     28,425    12,681     22,247
                                                          ------     ------    ------     ------
OPERATING EXPENSES
Personnel........................  b, c, g, h, i, j, 1    12,483     12,577     7,938      9,816
General and administrative.......           a, c, j, 1     6,664      6,098     6,259      6,735
Depreciation and amortization....           a, b, j, 1     3,454      1,857     2,403      1,825
Restructuring costs..............                    c       750          0     1,089          0
                                                          ------     ------    ------     ------
Total............................                         23,351     20,532    17,689     18,376
                                                          ------     ------    ------     ------

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                             31.12.1999           31.12.1998
                                                          -----------------    -----------------
CHF MILLION                                               US GAAP     IAS      US GAAP     IAS
-----------                             REFERENCE         -------    ------    -------    ------
OPERATING PROFIT/(LOSS) BEFORE
  TAX AND MINORITY INTERESTS.....                          4,400      7,893    (5,008)     3,871
                                                          ------     ------    ------     ------
Tax expense/(benefit)............                    1     1,509      1,686    (1,339)       904
                                                          ------     ------    ------     ------
NET PROFIT/(LOSS) BEFORE MINORITY
  INTERESTS......................                          2,891      6,207    (3,669)     2,967
                                                          ------     ------    ------     ------
Minority interests...............                    1       (54)       (54)        4          5
                                                          ------     ------    ------     ------
NET PROFIT/(LOSS)................                          2,837      6,153    (3,665)     2,972
                                                          ======     ======    ======     ======

---------------
NOTE: References above coincide with the discussions in Note 42.1 and Note 42.4.
      These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

42.6 CONDENSED CONSOLIDATED BALANCE SHEET

The following is a Condensed Consolidated Balance Sheet of the Group, as of 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                 31.12.1999            31.12.1998
                                                             -------------------   -------------------
CHF MILLION                                                  U.S. GAAP     IAS     U.S. GAAP     IAS
-----------                               REFERENCE          ---------   -------   ---------   -------
ASSETS
Cash and balances with central
  banks...........................                              5,073      5,073       3,267     3,267
Money market paper................                             69,717     69,717      18,390    18,390
Due from banks....................                    3, a     50,103     29,907     103,158    68,495
Cash collateral on securities
  borrowed........................                            113,162    113,162      91,695    91,695
Reverse repurchase agreements.....                            132,474    132,474     141,285   141,285
Trading portfolio assets..........              b, 2, 3, 7    189,504    212,440     161,440   159,179
Positive replacement values.......                       2     64,035     64,698      90,520    90,511
Loans, net of allowance for credit
  losses..........................                    3, a    235,714    234,858     254,750   247,926
Financial investments.............                 b, f, 4      2,378      7,039       2,962     6,914
Accrued income and prepaid
  expenses........................                              5,167      5,167       6,627     6,627
Investments in associates.........                              1,102      1,102       2,805     2,805
Property and equipment............                 a, b, j      9,655      8,701      10,523     9,886
Intangible assets and goodwill....                       a     21,428      3,543      21,707     2,210
Private equity investments........                       4      3,001          0       1,759         0
Other assets......................        b, d, g, h, 4, 6     18,717     11,007      29,398    12,092
                                                              -------    -------   ---------   -------
TOTAL ASSETS......................                            921,230    898,888     940,286   861,282
                                                              =======    =======   =========   =======
LIABILITIES
Money market paper issued.........                             64,655     64,655      51,528    51,527
Due to banks......................                       3     90,112     76,365     114,903    85,716
Cash collateral on securities
  lent............................                       3     12,832     12,832      19,127    19,171
Repurchase agreements.............                       3    173,840    196,914     136,824   137,617
Trading portfolio liabilities.....                   2,3,7     52,606     54,586      51,600    47,033
Negative replacement values.......                       2     95,004     95,786     125,857   125,847
Due to customers..................                     3,a    291,595    279,960     282,543   274,850
Accrued expenses and deferred
  income..........................                             12,040     12,040      11,232    11,232
Long-term debt....................                    a, 7     56,049     56,332      50,445    50,783
Other liabilities.................  a, b, c, d, f, i, 2, 3     20,230     18,376      40,476    27,722
                                                              -------    -------   ---------   -------

--------------------------------------------------------------------------------

                                   UBS GROUP

                                                                 31.12.1999            31.12.1998
                                                             -------------------   -------------------
CHF MILLION                                                  U.S. GAAP     IAS     U.S. GAAP     IAS
-----------                               REFERENCE          ---------   -------   ---------   -------
TOTAL LIABILITIES.................                            868,963    867,846     884,535   831,498
                                                              -------    -------   ---------   -------
MINORITY INTERESTS................                                434        434         990       990
                                                              -------    -------   ---------   -------
TOTAL SHAREHOLDERS' EQUITY........                             51,833     30,608      54,761    28,794
                                                              -------    -------   ---------   -------
TOTAL LIABILITIES, MINORITY
  INTERESTS AND SHAREHOLDERS'
  EQUITY..........................                            921,230    898,888     940,286   861,282
                                                              =======    =======   =========   =======

---------------
NOTE: References above coincide with the discussions in Note 42.1 and Note 42.4.
      These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

42.7 COMPREHENSIVE INCOME

Comprehensive income is defined as the change in Shareholders' equity excluding transactions with shareholders. Comprehensive income has two major components:
Net profit, as reported in the income statement, and Other comprehensive income. Other comprehensive income includes such items as foreign currency translation and unrealized gains in available-for-sale securities. The components and accumulated other comprehensive income amounts for the years ended 31 December 1999 and 31 December 1998 are as follows:

                                                           UNREALIZED         ACCUMULATED
                                          FOREIGN           GAINS IN             OTHER
                                         CURRENCY      AVAILABLE-FOR-SALE    COMPREHENSIVE    COMPREHENSIVE
CHF MILLION                             TRANSLATION        SECURITIES           INCOME           INCOME
-----------                             -----------    ------------------    -------------    -------------
Balance, 1 January 1998...............     (111)                47                (64)
Net loss..............................                                                           (3,665)
Other comprehensive income
  Foreign currency translation........     (345)                                 (345)
  Unrealized gains, arising during the
     year, net of CHF 89 million
     tax..............................                         267                267
  Less: Reclassification adjustment
        for gains realized in net
        profit, net of CHF 76 million
        tax...........................                        (229)              (229)             (307)
                                                                                                 ------
Comprehensive loss....................                                                           (3,972)
                                           ----               ----               ----            ------
Balance, 31 December 1998.............     (456)                85               (371)
                                           ----               ----               ----
NET PROFIT............................                                                            2,837
OTHER COMPREHENSIVE INCOME
  FOREIGN CURRENCY TRANSLATION........       14                                    14
  UNREALIZED GAINS, ARISING DURING THE
     YEAR, NET OF CHF 18 MILLION
     TAX..............................                          74                 74
  LESS: RECLASSIFICATION ADJUSTMENT
        FOR GAINS REALIZED IN NET
        PROFIT, NET OF CHF 40 MILLION
        TAX...........................                        (143)              (143)              (55)
                                                                                                 ------
COMPREHENSIVE INCOME..................                                                            2,782
                                           ----               ----               ----            ------
BALANCE, 31 DECEMBER 1999.............     (442)                16               (426)
                                           ----               ----               ----

--------------------------------------------------------------------------------
                                                                           F- 73
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                                   UBS GROUP

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 43 ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

43.1 BUSINESS COMBINATIONS

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation consummated a merger of the banks, resulting in the formation of UBS. New shares totaling 428,746,982 were issued exclusively for the exchange of the existing shares of Union Bank of Switzerland and Swiss Bank Corporation. Under the terms of the merger agreement, Union Bank of Switzerland shareholders received 5 registered shares for each bearer share held and 1 registered share for each registered share held, totaling 257,500,000 shares of UBS AG. Swiss Bank Corporation shareholders received 1 1/13 registered shares of the Group for each Swiss Bank Corporation registered share held, totaling 171,246,982 shares. The combined share capital amounted to CHF 5,754 million. As a result of the exchange of shares, CHF 1,467 million were transferred from share capital to the share premium account. The merger was accounted under the pooling of interests method and, accordingly, the information included in the financial statements presents the combined results of Union Bank of Switzerland and Swiss Bank Corporation as if the merger had been in effect for all periods presented.

Summarized results of operations of the separate companies for the period from 1 January 1998 through 29 June 1998, the date of combination, are as follows:

               CHF MILLION                 UNION BANK OF SWITZERLAND    SWISS BANK CORPORATION
               -----------                 -------------------------    ----------------------
Total operating income...................            5,702                      8,646
Net profit...............................              739                      2,614

As a result of the merger, the Group harmonized its accounting policies that have then been retrospectively applied for the restatement of comparative information and opening retained earnings at 1 January 1997. As a result, adjustments were required for the accounting for treasury shares, netting of balance sheet items, repurchase agreements, depreciation, and employee share plans.

Summarized results of operations of the separate companies for the year ended 31 December 1997 are as follows:

                      CHF MILLION                         TOTAL OPERATING INCOME    NET LOSS
                      -----------                         ----------------------    --------
Union Bank of Switzerland...............................          13,114              (129)
Swiss Bank Corporation..................................          13,026              (248)
                                                                  ------              ----
Total as previously reported............................          26,140              (377)
Impact of accounting policy harmonization...............          (1,260)             (290)
                                                                  ------              ----
Consolidated............................................          24,880              (667)

Prior to 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation entered into certain transactions with each other in the normal course of business. These intercompany transactions have been eliminated in the accompanying financial statements.

43.2 RESTRUCTURING PROVISION

See Note 24 for information on the restructuring provision.

--------------------------------------------------------------------------------
F- 74
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                                   UBS GROUP

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

At the time of the merger announcement in December 1997, it was announced that the merged bank's operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the IT platforms, exit costs and other costs. As a result, restructuring provisions of CHF 7,300 million (of which CHF 7,000 million was recognized as a restructuring expense in 1997 and CHF 300 million was recognized as a component of general and administrative expense in the fourth quarter of 1999) were established, to be used over a period of four years. At 31 December 1999, the Group had utilized CHF 5,871 million of the provisions.

The restructuring provisions included CHF 3,000 million for employee termination benefits, CHF 1,500 million for sale and lease breakage costs associated with the closure of premises, CHF 1,650 for IT integration projects and write-offs of equipment which management had committed to dispose of; and CHF 1,150 million for other costs, including professional fees, miscellaneous transfer taxes and statutory fees. For income statement purposes, these costs would normally be classified as personnel expense, general and administrative expense or other income.

                                                      UTILIZATION THROUGH 31 DECEMBER 1999
                                                ------------------------------------------------
                 CHF MILLION                    PERSONNEL     IT      PREMISES    OTHER    TOTAL
                 -----------                    ---------    -----    --------    -----    -----
UBS Switzerland...............................      300      1,054      180         203    1,737
  Private and Corporate Clients...............      205        929      176         201    1,511
  Private Banking.............................       95        125        4           2      226
UBS Asset Management..........................       25          9        0           3       37
UBS Warburg...................................    1,983        373        1         414    2,771
Corporate Center..............................       94          3      759         470    1,326
                                                  -----      -----      ---       -----    -----
GROUP TOTAL...................................    2,402      1,439      940       1,090    5,871
                                                  =====      =====      ===       =====    =====

                                                                                        31.12.99
                                                                                        --------
Restructuring provision as of 31.12.1997...                                                7,000
Additional provision in 1999...............                                                  300
Used in 1998...............................                                                4,027
Used in 1999...............................                                                1,844
                                                                                        --------
Total used through 31.12.1999..............                                                5,871
                                                                                        --------
RESTRUCTURING PROVISION REMAINING..........                                                1,429
                                                                                        ========

The employee terminations affected all functional levels and all operating divisions within the Group. The CHF 2,000 million portion of the provision related to employee severance and early retirement costs reflects the costs of eliminating approximately 7,800 positions, after considering attrition and redeployment within the Company. CHF 1,000 million of the provision relates to payments to maintain stability in the workforce during the integration period. As of 31 December 1999, approximately 5,700 employees had been severed or early retired and the remaining personnel restructuring reserve balance was CHF 598 million.

43.3 Segment Reporting

See Note 2 and Note 3 for segment reporting information.

UBS is organized into three business groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS Switzerland encompasses Private Banking and Private and Corporate Clients.

--------------------------------------------------------------------------------
                                                                           F- 75
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                                   UBS GROUP

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

Private Banking offers a broad portfolio of financial products and services to offshore and Swiss high net worth clients who bank in Switzerland or other offshore centers, and to the financial intermediaries advising them. The business unit's products and services are aimed at encompassing the complete life cycle of the client, including succession planning and the generational change. Private Banking provides a number of asset-based, transaction-based and other services. Asset-based services include custodial services, deposit accounts, loans and fiduciary services while transaction-based services include trading and brokerage and investment fund services. The business unit also provides financial planning and consulting and offers financial planning instruments to clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and tax structuring and tax efficient investments.

Private and Corporate Clients is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million and business and corporate clients in Switzerland. Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending.

UBS Warburg is made up of four business units, Corporate and Institutional Clients, UBS Capital, Private Clients and e-services.

Corporate and Institutional Clients is one of the leading global investment banks and is headquartered in London. It provides wholesale financial and investment products and services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading on behalf of the Group and executes the vast majority of the Group's retail securities, derivatives and foreign currency exchange transactions.

UBS Capital is the Group's global private equity business. UBS Capital invests in unlisted companies, managing these investments over a medium term time horizon to increase their value and "exiting" the investment in a manner that will maximize the capital gain. The business unit seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with the Group's own capital or through sponsored investment funds. UBS Capital endeavors to create investment value by working together with management to develop the businesses it invests in over the medium term in order to optimize their performance.

Private Clients provides onshore private banking services for high net worth individuals in key markets world-wide, providing a similar range of services to Private Banking, but specializing in combining traditional private banking services with investment banking innovation. For example, Private Clients offers innovative products allowing clients to release value from own-company shareholdings or options.

e-services is a new business, currently working towards a client launch in Germany in the Autumn of 2000. e-services will provide personalized investments and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure which integrates internet, call centers and investment centers. e-services will deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

UBS Asset Management is made up of two business units: Institutional Asset Management and Investment Funds/GAM.

Institutional Asset Management is responsible for the Group's institutional asset management business, and for the investment management of the Groups mutual funds. Its diverse institutional client base located throughout the world consists of corporate and public pension plans, endowments and private

--------------------------------------------------------------------------------

                                   UBS GROUP
foundations, insurance companies, central banks and supranationals, quasi-institutions, and financial advisers.

Investment Funds/GAM is the mutual funds business of UBS. Investment Funds is one of the leading mutual funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds. Global Asset Management operates under its established brand name within UBS Asset Management and employs its own distinctive investment style. UBS Asset Management will increasingly leverage Global Asset Management's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions. Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

43.4 NET TRADING INCOME

See Note 6 for information on net trading income. Foreign exchange net trading income include gains and losses from spot and forward contracts, options, futures, and translation of foreign currency assets and liabilities, bank notes, precious metals, and commodities. Fixed income net trading income includes the results of making markets in both developed and emerging countries in government securities, corporate debt securities, money market instruments, interest rate and currency swaps, options, and other derivatives. Equities net trading income includes the results of making markets in global equity securities and equity derivatives such as swaps, options, futures, and forward contracts.

43.5 LOANS

See Note 12 for information on loans. The following table summarizes the Group's impaired loans at and for the years ended 31 December 1999 and 31 December 1998:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Impaired loans(1),(2).......................................    22,456        26,447
Amount of allowance for credit losses related to impaired
  loans.....................................................    12,471        13,582
Average impaired loans(3)...................................    24,467        25,939

Included in the impaired loans information above are non-performing loans, which are as set forth below. Unrecognized interest on non-performing loans was CHF 409 million and CHF 423 million for the years ended 31 December 1999 and year ended 31 December 1998, respectively.

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Non-performing loans........................................    13,073        16,113
Amount of allowance for credit losses related to
  non-performing loans......................................     8,661        10,006
Average non-performing loans(2).............................    14,615        16,587

---------------
(1) All impaired loans have a specific allowance for credit losses.

(2) Interest income on impaired loans recognized in the years ended 31 December 1999 and 31 December 1998 is immaterial.

(3) Average balances for the year ended 31 December 1999 are calculated from quarterly data. Average balances for the year ended 31 December 1998 are calculated from year-end balances.

--------------------------------------------------------------------------------

                                   UBS GROUP

43.6 FINANCIAL INVESTMENTS

See Note 16 for information on financial investments. The following table summarizes the Group's financial investments as of 31 December 1999 and 31 December 1998:

                                                                    GROSS         GROSS
                                            BOOK     AMORTIZED    UNREALIZED    UNREALIZED    FAIR
CHF MILLION                                 VALUE      COST         GAINS         LOSSES      VALUE
-----------                                 -----    ---------    ----------    ----------    -----
31 DECEMBER 1999
  EQUITY SECURITIES.......................    356        388           3            14          377
  DEBT SECURITIES ISSUED BY THE SWISS
     NATIONAL GOVERNMENT AND AGENCIES.....     78         78           3             0           81
  DEBT SECURITIES ISSUED BY SWISS LOCAL
     GOVERNMENTS..........................     81         81           3             1           83
  DEBT SECURITIES ISSUED BY THE U.S.
     TREASURY AND AGENCIES................    410        410           0             0          410
  DEBT SECURITIES ISSUED BY FOREIGN
     GOVERNMENTS AND OFFICIAL
     INSTITUTIONS.........................    321        321           6             1          326
  CORPORATE DEBT SECURITIES...............    847        851          24             6          869
  MORTGAGE-BACKED SECURITIES..............    109        109           1             1          109
  OTHER DEBT SECURITIES...................    120        120           3             0          123
                                            -----      -----         ---            --        -----
     TOTAL................................  2,322      2,358          43            23        2,378
                                            =====      =====         ===            ==        =====
31 December 1998
  Equity Securities.......................    400        423          82             0          505
  Debt Securities Issued by the Swiss
     National Government and Agencies.....     85         85           8             0           93
  Debt Securities Issued by Swiss Local
     Governments..........................     89         89           7             0           96
  Debt Securities Issued by the U.S.
     Treasury and Agencies................    373        373           4             0          377
  Debt Securities Issued by Foreign
     Governments and Official
     Institutions.........................    426        426           9             0          435
  Corporate Debt Securities...............  1,044      1,044           4             9        1,039
  Mortgage-Backed Securities..............     26         26           3             0           29
  Other Debt Securities...................    384        384           5             1          388
                                            -----      -----         ---            --        -----
     Total................................  2,827      2,850         122            10        2,962
                                            =====      =====         ===            ==        =====

--------------------------------------------------------------------------------

                                   UBS GROUP

The following presents an analysis of the contractual maturities of the investments in debt securities as of 31 December 1999:

                                   WITHIN 1 YEAR         1-5 YEARS          5-10 YEARS         OVER 10 YEARS
                                 -----------------   -----------------   -----------------   -----------------
CHF MILLION, EXCEPT PERCENTAGES  AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)
-------------------------------  ------   --------   ------   --------   ------   --------   ------   --------
SWISS NATIONAL GOVERNMENT AND
  AGENCIES...................      22       5.49%      42       4.91%       9       5.32%       5       3.59%
SWISS LOCAL GOVERNMENTS......       6       5.79%      46       5.31%      29       4.18%       0
U.S. TREASURY AND AGENCIES...       0                   4       4.93%       0                 406       5.11%
FOREIGN GOVERNMENTS AND
  OFFICIAL INSTITUTIONS......      87       5.60%     199       3.09%      22       3.61%      13       5.56%
CORPORATE DEBT SECURITIES....     107       5.14%     469       5.60%     275       2.11%       0
MORTGAGE-BACKED SECURITIES...       0                 107       5.96%       2       2.46%       0
OTHER DEBT SECURITIES........      37       6.59%      71       5.81%      12       8.16%       0
                                  ---                 ---                 ---                 ---
TOTAL AMORTIZED COST.........     259                 938                 349                 424
                                  ===                 ===                 ===                 ===
TOTAL MARKET VALUE...........     260                 966                 351                 424
                                  ===                 ===                 ===                 ===

Proceeds from sales and maturities of investment securities available for sale during the year ended 31 December 1999 and the year ended 31 December 1998 were CHF 1,482 million and CHF 1,002 million, respectively. Gross gains of CHF 180 million and gross losses of CHF 3 million were realized in 1999 on those sales, and gross gains of CHF 398 million and gross losses of CHF 92 million were realized in 1998.

43.7 DERIVATIVE INSTRUMENTS

The Group uses derivative instruments for trading and non-trading purposes. All derivatives instruments held or issued for trading or used to hedge another financial instrument carried at fair value are accounted at fair value with changes in fair value recorded in Net trading income. The Group uses interest rate swaps in its asset/liability management. These interest rate swaps are accounted for on the accrual basis of accounting as an adjustment of Net interest income. No specific criteria is required for interest rate swaps to be classified on the accrual basis. Gains and losses on terminations of non-trading interest rate swaps are deferred and amortized to Net interest income over the remaining original maturity of the contract. All other derivatives used in asset/liability management are accounted for on a fair value basis of accounting due to the short term nature of these derivatives.

--------------------------------------------------------------------------------

                                   UBS GROUP

The following table presents the fair value, average fair value and notional amounts for each class of derivative financial instrument for the years ended 31 December 1999 and 31 December 1998 distinguished between held or issued for trading purposes and held or issued for non-trading purposes. See Note 27 for information on derivative instruments including a discussion of the distinction between trading and non-trading. Positive replacement values ("PRV") and negative replacement values ("NRV") represent the fair values of derivative instruments. Average balances for the years ended 31 December 1999 and 31 December 1998 are calculated from quarterly data.

                                          31.12.1999                                         31.12.1998
                       ------------------------------------------------   ------------------------------------------------
                                                                TOTAL                                              TOTAL
                        TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL    TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL
                         PRV       PRV       NRV       NRV      CHF BN      PRV       PRV       NRV       NRV      CHF BN
                       -------   -------   -------   -------   --------   -------   -------   -------   -------   --------
CHF MILLIONS, EXCEPT WHERE STATED
TRADING
Interest rate
  contracts..........   67,857    80,880    62,311    79,260     5,909     92,627    75,741    92,036    73,835    12,081
Foreign exchange
  contracts..........   35,649    36,407    38,239    37,634     2,136     41,857    49,358    45,169    45,101     2,048
Precious metals
  contracts..........    3,407     4,630     3,063     4,501       119      7,766     5,659     7,909     5,511       110
Equity/Index
  contracts..........   23,558    18,217    58,011    42,788       517     26,134    30,242    58,467    59,936     1,061
Commodity
  contracts..........       47       383        40       213       248        936       420       832       389        15
                       -------   -------   -------   -------              -------   -------   -------   -------
Total trading........  130,518   140,517   161,664   164,396              169,320   161,420   204,413   184,772
                       =======   =======   =======   =======              =======   =======   =======   =======

                                          31.12.1999                                         31.12.1998
                       ------------------------------------------------   ------------------------------------------------
                                                                TOTAL                                              TOTAL
                        TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL    TOTAL    AVERAGE    TOTAL    AVERAGE   NOTIONAL
                         PRV       PRV       NRV       NRV      CHF BN      PRV       PRV       NRV       NRV      CHF BN
                       -------   -------   -------   -------   --------   -------   -------   -------   -------   --------
CHF MILLIONS, EXCEPT WHERE STATED
NON-TRADING
Interest rate
  contracts..........       12        57         4        81         1         84        80       156       229        10
Foreign exchange
  contracts..........      100       105       131        63        14         32       200         5       157         6
Equity/Index
  contracts..........      204       149       123       196         2        308      1141       506      1310        15
                       -------   -------   -------   -------              -------   -------   -------   -------
Total non-trading....      316       311       258       340                  424      1421       667      1696
                       =======   =======   =======   =======              =======   =======   =======   =======
TOTAL................  130,834   140,828   161,922   164,736              169,744   162,841   205,080   186,468
                       =======   =======   =======   =======              =======   =======   =======   =======

---------------
(1) The figures above are presented on a gross by counterparty basis for disclosure purposes, but shown net in the balance sheet (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

43.8 RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

See Note 35 for information on retirement benefit plans and other employee benefits. Under U.S. GAAP, a reconciliation of beginning and ending balances of the plan benefit obligation is required. The following is the reconciliation of the plan benefit obligation for the Swiss and foreign pension plans:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
SWISS PENSION PLANS
Defined benefit obligation at beginning of year.............    14,944        14,431
  Service cost..............................................       464           535
  Interest cost.............................................       636           726
  Plan amendments...........................................     3,517           119
  Special termination benefits..............................    (1,000)            0
  Actuarial gain (loss).....................................      (571)            6
  Benefits paid.............................................      (979)         (873)
                                                                ------        ------
Defined benefit obligation at end of year...................    17,011        14,944

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
FOREIGN PENSION PLANS
Defined benefit obligation at beginning of year.............    2,009           1,950
  Service cost..............................................      118             116
  Interest cost.............................................      123             140
  Plan amendments...........................................        2               7
  Special termination benefits..............................        0             (40)
  Actuarial gain (loss).....................................       (2)            (32)
  Benefits paid.............................................     (133)            (60)
  Other.....................................................      327             (72)
                                                                -----        --------
Defined benefit obligation at end of year...................    2,444           2,009

Under U.S. GAAP, a reconciliation of beginning and ending balances of the fair value of plan assets is required. The following is the reconciliation of the fair value of plan assets for the Swiss and foreign pension plans:

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
SWISS PENSION PLANS
Fair value of plan assets at beginning of year..............    17,885       17,224
  Actual return of plan assets..............................     2,136          856
  Employer contributions....................................       515          493
  Plan participant contributions............................       180          185
  Benefits paid.............................................      (979)        (873)
  Special termination benefits..............................    (1,172)           0
                                                                ------        -----
Fair value of plan assets at end of year....................    18,565       17,885

--------------------------------------------------------------------------------
                                                                           F- 81
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                                   UBS GROUP

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

                        CHF MILLION                           31.12.1999    31.12.1998
                        -----------                           ----------    ----------
FOREIGN PENSION PLANS
Fair value of plan assets at beginning of year..............    2,173         2,188
  Actual return of plan assets..............................      352           267
  Employer contributions....................................       21            41
  Plan participant contributions............................       14             9
  Benefits paid.............................................     (133)          (60)
  Other.....................................................      452          (272)
                                                                -----         -----
Fair value of plan assets at end of year....................    2,879         2,173

43.9 OTHER EMPLOYEE BENEFITS

The United Kingdom and the United States of America offer postretirement health care benefits that contribute to the health care coverage of the employees after retirement. U.S. GAAP presentation requires that a reconciliation of beginning and ending balances of the postretirement health care benefits be disclosed. The following is the reconciliation of the postretirement health care benefits obligation:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Postretirement benefit obligation at beginning of year......      96           103
  Service cost..............................................       2             7
  Interest cost.............................................       6             8
  Plan amendments...........................................       0             5
  Actuarial gain (loss).....................................       0             9
  Benefits paid.............................................      (4)           (4)
  Other.....................................................      17           (32)
                                                                 ---           ---
Postretirement benefit obligation at end of year............     117            96

Under U.S. GAAP, a reconciliation of beginning and ending balances of the postretirement plan assets is required. The following is the reconciliation of the postretirement care plan assets:

CHF MILLION                                                   31.12.1999    31.12.1998
-----------                                                   ----------    ----------
Fair value of plan assets at beginning of year..............       3             3
  Actual return of plan assets..............................       1             1
  Company contributions.....................................       4             3
  Benefits paid.............................................      (4)           (4)
                                                                 ---           ---
Fair value of plan assets at end of year....................       4             3

The assumed health care cost trend rate used in determining benefit expense for December 1999 is 4.6%. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would change the U.S. postretirement benefit obligation and the service and interest cost components of net periodic postretirement benefit costs by CHF 7.8 million.

43.10 EQUITY PARTICIPATION PLANS

See Note 36 for information on equity participation plans. Additional disclosure for the equity participation plans required by U.S. GAAP follows. The accrued expense for the years ended 31 December 1999 and 31 December 1998 was CHF 2,045 million and CHF 996 million, respectively. The accruals include awards earned currently but issued in the following year.

--------------------------------------------------------------------------------

                                   UBS GROUP

  Stock award and stock purchase plans

The following table shows the shares awarded and the weighted-average fair-market value per share for these plans. The fair values for the stock purchase awards reflect the purchase price paid. For 1999, in addition to the 1998 plan-year awards, the stock bonus awards include 1,405,000 shares issued in an exchange for previously issued non-share awards and for special bonuses and the stock purchase awards include 666,000 shares issued for the current year.

                                                              31.12.1999    31.12.1998
                                                              ----------    ----------
Shares awarded..............................................  3,469,000     2,524,000
Weighted-average fair market value per share (in CHF).......        220           210

STOCK PURCHASE PLANS ---------------------------------------
Shares awarded..............................................  1,802,000     1,338,000
Weighted-average fair market value per share (in CHF).......        148           155

Shares awarded in 1998 under both types of plans included Swiss Bank Corporation shares issued to employees prior to the merger. For the above table, the number of these shares and their fair market value have been adjusted for the 1 1/13 Swiss Bank Corporation to UBS AG share conversion rate of the merger.

  Stock Option Plans

During 1998, options that had been issued to Swiss Bank Corporation employees were revised to reflect the 1 1/13 SBC to UBS AG share conversion rate of the merger. Also, during 1998, because of a significant drop in UBS AG share price in the third quarter, employees were given the opportunity to convert options received earlier in the year with a strike price of CHF 270 to a reduced number ( 2/3) of options with a strike price of CHF 170. The stock option award information in Note 36 reflects both these changes.

Companies that apply APB 25 in determining compensation costs for stock-based compensation awards are required to disclose the effects of the application of the "fair value method" determined under the guidance provided in SFAS No. 123. Under SFAS No. 123, the fair value of compensation cost is recognized, using option pricing models intended to estimate the fair value of the awards at the grant date. The table below illustrates the pro forma effects of applying the fair value method.

CHF MILLION, EXCEPT PER SHARE DATA  31.12.99    31.12.98
----------------------------------  --------    --------
Net income        As reported        6,153       2,972
                  Pro forma          6,027       2,893
Basic EPS         As reported        15.20        7.33
                  Pro forma          14.89        7.14
Diluted EPS       As reported        15.07        7.20
                  Pro forma          14.76        7.01

--------------------------------------------------------------------------------

                                   UBS GROUP

The pro forma amounts in the table above reflect the vesting periods of all options granted. The effects of applying the guidance contained in SFAS 123 for recognizing compensation expense and providing pro forma disclosures are not likely to be representative of the effects on reported Net profit for future years.

The weighted-average fair-value of options granted in 1999 and 1998 was CHF 59 and CHF 54 per share, respectively. The fair value of options granted was determined as of the date of issuance using a proprietary option pricing model, substantially similar to the Black-Scholes, with the following assumptions:

                                                        31.12.1999    31.12.1998
                                                        ----------    ----------
Expected volatility...................................        33%           40%
Risk free interest rate...............................      2.07%         2.56%
Expected dividends....................................       6.2           6.9
Expected life.........................................   6 YEARS       6 years

43.11 REGULATORY CAPITAL

See Note 33 for information on regulatory capital. Internationally, it has been agreed that the Bank for International Settlements (BIS) ratio must be at least 8%. At 31 December 1999, the Group's BIS ratio and Tier 1 ratios were 14.5% and 10.6%, respectively, as compared to 13.2% and 9.3%, respectively, as of 31 December 1998. At 31 December 1999 and 1998, the Group was adequately capitalized under the regulatory provisions outlined under BIS.

--------------------------------------------------------------------------------

                   CONSOLIDATED INTERIM FINANCIAL STATEMENTS

                                   UBS GROUP

                 SIX-MONTH PERIODS ENDED 30 JUNE 2000 AND 1999

                                  (UNAUDITED)

--------------------------------------------------------------------------------

                                   UBS GROUP

                                INCOME STATEMENT
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED
CHF MILLION, EXCEPT PER SHARE DATA                            NOTE    30.6.00    30.6.99(1)
----------------------------------                            ----    -------    ----------
OPERATING INCOME
Interest income.............................................     3     24,079      16,293
Interest expense............................................     3    (19,753)    (13,540)
                                                                      -------     -------
Net interest income.........................................            4,326       2,753
Credit loss recovery/expense................................               83        (635)
                                                                      -------     -------
Net interest income after credit loss recovery/expense......            4,409       2,118
                                                                      -------     -------
Net fee and commission income...............................     4      7,835       6,184
Net trading income..........................................     5      5,669       4,460
Net gains from disposal of associates and subsidiaries......     6         23       1,778
Other income................................................     7        621         562
                                                                      -------     -------
Total operating income......................................           18,557      15,102
                                                                      -------     -------
OPERATING EXPENSES
Personnel...................................................     8      8,876       6,819
General and administrative..................................     8      3,174       2,388
Depreciation and amortization...............................     8        947         864
                                                                      -------     -------
Total operating expenses....................................           12,997      10,071
OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS..........            5,560       5,031
                                                                      -------     -------
Tax expense.................................................            1,257       1,151
                                                                      -------     -------
NET PROFIT BEFORE MINORITY INTERESTS........................            4,303       3,880
                                                                      -------     -------
Minority interests..........................................              (35)        (21)
                                                                      -------     -------
NET PROFIT..................................................            4,268       3,859
                                                                      =======     =======
Basic earnings per share (CHF)(3)...........................     9      10.91        9.38
Basic earnings per share before goodwill (CHF)(2)(3)........     9      11.61        9.79
Diluted earnings per share (CHF)(3).........................     9      10.79        9.30
Diluted earnings per share before goodwill (CHF)(2)(3)......     9      11.49        9.71
                                                                      -------     -------

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

(3) 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                 BALANCE SHEET

CHF MILLION                                                     30.6.00      31.12.99(1)
-----------                                                   -----------    -----------
                                                              (UNAUDITED)
ASSETS
Cash and balances with central banks........................      3,457          5,073
Money market paper..........................................     61,504         69,717
Due from banks..............................................     25,761         29,907
Cash collateral on securities borrowed......................    146,199        113,162
Reverse repurchase agreements...............................    164,866        132,474
Trading portfolio assets....................................    215,649        212,440
Positive replacement values.................................     57,758         64,698
Loans, net of allowance for credit losses...................    233,015        234,858
Financial investments.......................................      9,504          7,039
Accrued income and prepaid expenses.........................      5,817          5,167
Investments in associates...................................        818          1,102
Property and equipment......................................      8,216          8,701
Intangible assets and goodwill..............................      3,545          3,543
Other assets................................................     10,198         11,007
                                                                -------        -------
TOTAL ASSETS................................................    946,307        898,888
                                                                =======        =======
Total subordinated assets...................................        330            600
                                                                -------        -------
LIABILITIES
Money market paper issued...................................     85,409         64,655
Due to banks................................................     75,172         76,365
Cash collateral on securities lent..........................     15,334         12,832
Repurchase agreements.......................................    230,565        196,914
Trading portfolio liabilities...............................     60,279         54,586
Negative replacement values.................................     77,926         95,786
Due to customers............................................    279,915        279,960
Accrued expenses and deferred income........................     14,492         12,040
Long term debt..............................................     52,990         56,332
Other liabilities...........................................     21,950         18,376
                                                                -------        -------
TOTAL LIABILITIES...........................................    914,032        867,846
                                                                -------        -------
MINORITY INTERESTS..........................................        399            434
                                                                -------        -------
SHAREHOLDERS' EQUITY
Share capital...............................................      4,317          4,309
Share premium account.......................................     14,554         14,437
Foreign currency translation................................       (557)          (442)
Retained earnings...........................................     22,431         20,327
Treasury shares.............................................     (8,869)        (8,023)
                                                                -------        -------
TOTAL SHAREHOLDERS' EQUITY..................................     31,876         30,608
                                                                -------        -------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY....................................................    946,307        898,888
                                                                =======        =======
Total subordinated liabilities..............................     14,089         14,801
                                                                =======        =======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                         STATEMENT OF CHANGES IN EQUITY
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the period......................   4,309        4,300
Issue of share capital......................................       8            6
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD(2).........................   4,317        4,306
                                                              ======       ======
SHARE PREMIUM
Balance at the beginning of the period as previously
  reported..................................................  13,929       13,740
Change in accounting policy.................................     508         (123)
Balance at the beginning of the period (restated)...........  14,437       13,617
Premium on shares issued, and warrants exercised............      74            9
Own equity derivatives......................................    (181)         467
Net premium on treasury share and own equity derivative
  activity..................................................     224          179
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................  14,554       14,272
                                                              ======       ======
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the period......................    (442)        (456)
Movements during the period.................................    (115)         (81)
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................    (557)        (537)
                                                              ======       ======
RETAINED EARNINGS
Balance at the beginning of the period as previously
  reported..................................................  20,501       16,293
Changes in accounting policy................................    (174)         (69)
Balance at the beginning of the period (restated)...........  20,327       16,224
Net profit for the period...................................   4,268        3,859
Dividends paid..............................................  (2,164)      (2,051)
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD............................  22,431       18,032
                                                              ======       ======
TREASURY SHARES, AT COST
Balance at the beginning of the period as previously
  reported..................................................  (3,462)      (1,482)
Change in accounting policy.................................  (4,561)      (3,409)
Balance at the beginning of the period (restated)...........  (8,023)      (4,891)
Acquisitions................................................  (6,591)      (2,983)
Disposals...................................................   5,745        3,002
                                                              ------       ------
BALANCE AT THE END OF THE PERIOD(3).........................  (8,869)      (4,872)
                                                              ======       ======
TOTAL SHAREHOLDERS' EQUITY..................................  31,876       31,201
                                                              ======       ======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) Comprising 431,696,624 ordinary shares as of 30 June 2000 and 430,577,614 ordinary shares as of 30 June 1999, at CHF 10 each, fully paid.

(3) Comprising 40,269,350 ordinary shares as of 30 June 2000 and 22,395,766 ordinary shares as of 30 June 1999.

In addition to treasury shares, a maximum of 254,446 unissued shares (conditional capital) (1,373,456 as of 30 June 1999) can be issued without the approval of the shareholders. This amount consists of unissued and reserved shares for the former Swiss Bank Corporation employee share ownership plan and optional dividend warrants. The optional dividend warrants were granted in lieu of a cash dividend by the former Swiss Bank Corporation in February 1996 (at the option of the shareholder).

--------------------------------------------------------------------------------

                                   UBS GROUP

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
-----------
CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES
Net profit..................................................    4,268       3,859
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM/(USED IN)
  OPERATING ACTIVITIES
Non cash items included in net profit and other adjustments:
  Depreciation and amortization.............................      947         864
  Provision for credit losses...............................      (83)        635
  Income from associates....................................      (59)       (102)
  Deferred tax expense......................................      213         193
  Net gain from investing activities........................     (299)     (1,997)
Net increase/(decrease) in operating assets:................
  Net due from/to banks.....................................   (1,005)     (2,091)
  Reverse repurchase agreements, cash collateral on
     securities borrowed....................................  (65,429)     13,509
  Trading portfolio including net replacement values........   (8,436)      1,257
  Loans due to/from customers...............................    1,881      14,486
  Accrued income, prepaid expenses and other assets.........      159         306
Net increase/(decrease) in operating liabilities:...........
  Repurchase agreements, cash collateral on securities
     lent...................................................   36,153      (2,637)
  Accrued expenses and other liabilities....................    6,354      (6,647)
  Income taxes paid.........................................     (535)       (591)
                                                              -------     -------
NET CASH FLOW FROM/(USED IN) OPERATING ACTIVITIES...........  (25,871)     21,044
                                                              =======     =======
CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES
Investments in subsidiaries and associates..................     (282)       (339)
Disposal of subsidiaries and associates.....................      370       3,350
Purchase of property and equipment..........................     (928)     (1,096)
Disposal of property and equipment..........................      763         279
Net (investment)/divestment in financial investments........   (2,216)        293
                                                              -------     -------
NET CASH FLOW FROM/(USED IN) INVESTING ACTIVITIES...........   (2,293)      2,487
                                                              =======     =======
CASH FLOW FROM FINANCING ACTIVITIES
Money market paper issued...................................   20,754       4,463
Net movements in treasury shares and treasury share contract
  activity..................................................     (729)        674
Capital issuance............................................        8           6
Dividends paid..............................................   (2,164)     (2,051)
Issuance of long term debt..................................    7,452       5,225
Repayment of long term debt.................................  (10,794)     (1,081)
Repayment of minority interests.............................      (20)       (689)
                                                              -------     -------
NET CASH FLOW FROM FINANCING ACTIVITIES.....................   14,507       6,547
Effects of exchange rate differences........................     (131)        (46)
                                                              =======     =======
NET INCREASE/(DECREASE) IN CASH EQUIVALENTS.................  (13,788)     30,032
Cash and cash equivalents, beginning of period..............  102,277      83,678
                                                              -------     -------
Cash and cash equivalents, end of period....................   88,489     113,710
                                                              =======     =======
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks........................    3,457       3,135
Money market paper..........................................   61,504      65,688
Bank deposits maturing in less than 3 months................   23,528      44,887
                                                              -------     -------
TOTAL.......................................................   88,489     113,710
                                                              =======     =======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                       NOTES TO THE FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1  BASIS OF ACCOUNTING

The consolidated interim financial statements have been prepared in accordance with and comply with International Accounting Standard ("IAS") 34, "Interim Financial Reporting."

In the first half of 2000, the Group reorganized its business divisions. The segment reporting for the six-month period ended 30 June 2000, as well as the comparative segment reporting for the first six-month period ended 30 June 1999, have been restated to reflect the new Group structure.

At the Annual General Meeting of shareholders held on 18 April 2000, a two-for-one stock split was approved to be effective 8 May 2000. Share and per share information have been adjusted to retroactively reflect the stock split.

In preparing the consolidated interim financial statements, the same accounting policies and methods of computation are followed as in the consolidated financial statements as of 31 December 1999 and for the year then ended, with the exception of the following changes in accounting policies:

  IAS 37 Provisions, Contingent Liabilities and Contingent Assets

In July 1998, the IASC issued IAS 37, Provisions, Contingent Liabilities and Contingent Assets, which has been adopted for the Group's financial statements as of 1 January 2000. The Standard provides recognition and measurement requirements for provisions. IAS 37 also provides accounting and disclosure requirements for contingent liabilities and contingent assets.

  IAS 38 Intangible Assets

In July 1998, the IASC issued IAS 38 Intangible Assets, which the Group adopted prospectively as of 1 January 2000. The standard requires the capitalization and amortization of certain intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost can be measured reliably.

  IAS 10 (revised), Events after the Balance Sheet Date

In May 1999, the IASC issued IAS 10 (revised), Events after the Balance Sheet Date, which has been adopted for the Group's financial statements as of 1 January 2000. IAS 10 (revised) establishes requirements for the recognition and disclosure of events after the balance sheet date. The adoption of IAS 10 (revised) had no impact on any comparative financial information.

  Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the IASC issued Interpretation SIC 16, Share Capital -- Reacquired Own Equity Instruments (Treasury Shares), which the Group adopted as of 1 January 2000. The interpretation provides guidance for the recognition, presentation and disclosure of treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as treasury shares and deducted from shareholders' equity. Gains and losses relating to the sale of own shares and derivatives on own shares are recognized as a change in shareholders' equity.

As a result of the adoption of Interpretation SIC 16, prior periods presented have been retroactively restated. Net trading income and income tax expense were reduced by CHF 138 million and CHF 35 million, respectively, for the six-month period ended 30 June 1999. Shareholders' equity and total assets were reduced by CHF 4,277 million for 31 December 1999. Of the CHF 4,227 million

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

reduction to total assets, CHF 4,561 million was a reduction in trading portfolio assets and the remaining CHF 334 million was a reduction to negative replacement values. In addition, the opening balance in shareholders' equity was adjusted as of 1 January 1998.

  Offsetting of Amounts Related to Certain Contracts

In order to improve comparability with its main competitors, the Group has offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counter-party for transactions covered by legally enforceable master netting agreements. This change became effective as of 1 January 2000 and all prior periods presented have been restated. Positive and negative replacement values have been reduced by CHF 66,136 million as of 31 December 1999. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million as of 31 December 1999.

  Interest and Dividend Income and Expenses on Trading Assets and Liabilities

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in net trading income. In order to improve comparability with its main competitors, the Group has included interest and dividend income on trading assets and interest expense on trading liabilities in interest income and interest expense, respectively, and has discontinued the allocation of funding costs to net trading income. This change in presentation became effective as of 1 January 2000. The comparative financial information for 1999 has been restated to comply with this change.

Interest income and interest expense was increased by CHF 8,144 million and CHF 8,756 million, respectively, for the six-month period ended 30 June 1999. In addition, net trading income was increased by CHF 612 million for the six-month period ended 30 June 1999.

  Tax Expense

In prior periods, capital taxes were included in tax expense. The Group has reclassified capital taxes from tax expense to general and administrative expenses for the six-month period ended 30 June 1999.

NOTE 2  REPORTING BY BUSINESS GROUP

The business group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Total revenue includes income, which is directly attributable to a business group whether from sales to external customers or from transactions with other segments. Revenue sharing agreements are used to allocate external customer revenues to a business group on a reasonable basis. Transactions between business groups are conducted at arms length.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED 30 JUNE 2000

                                                         UBS
                                           UBS          ASSET         UBS      CORPORATE     UBS
                                       SWITZERLAND    MANAGEMENT    WARBURG     CENTER      GROUP
CHF MILLION                            -----------    ----------    -------    ---------    ------
Revenues.............................     7,274          972        10,195         33       18,474
Credit loss recovery(1)..............      (423)           0          (115)       621           83
                                          -----          ---        ------       ----       ------
Total operating income...............     6,851          972        10,080        654       18,557
                                          -----          ---        ------       ----       ------
Personnel expenses...................     2,416          421         5,749        290        8,876
General and administrative
  expenses...........................     1,163          196         1,437        378        3,174
Depreciation.........................       230           22           285        135          672
Amortization of goodwill and other
  intangible assets..................        44          131            77         23          275
                                          -----          ---        ------       ----       ------
Total operating expenses.............     3,853          770         7,548        826       12,997
                                          -----          ---        ------       ----       ------
SEGMENT PERFORMANCE BEFORE TAX.......     2,998          202         2,532       (172)       5,560
Tax expense..........................                                                        1,257
                                          -----          ---        ------       ----       ------
NET PROFIT BEFORE MINORITY
  INTERESTS..........................                                                        4,303
Minority interests...................                                                          (35)
                                          -----          ---        ------       ----       ------
NET PROFIT...........................                                                        4,268
                                          =====          ===        ======       ====       ======

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit recovery are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures to the net credit loss expenses for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery/(expense) for financial reporting purposes of CHF 83 million for the six month period ended 30 June 2000 is as follows: UBS Switzerland CHF 237 million, UBS Warburg CHF (154) million.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

FOR THE SIX-MONTH PERIOD ENDED 30 JUNE 1999(2)

                                                         UBS
                                           UBS          ASSET         UBS      CORPORATE     UBS
                                       SWITZERLAND    MANAGEMENT    WARBURG     CENTER      GROUP
             CHF MILLION               -----------    ----------    -------    ---------    ------
Revenues.............................     6,327          644         7,179       1,587      15,737
Credit loss expense(1)...............      (560)           0          (171)         96        (635)
                                          -----          ---         -----       -----      ------
Total operating income...............     5,767          644         7,008       1,683      15,102
                                          -----          ---         -----       -----      ------
Personnel expenses...................     2,383          281         4,073          82       6,819
General and administrative
  expenses...........................       988          125         1,175         100       2,388
Depreciation.........................       229            9           332         123         693
Amortization of goodwill and other
  intangible assets..................         9           57            82          23         171
                                          -----          ---         -----       -----      ------
Total operating expenses.............     3,609          472         5,662         328      10,071
                                          -----          ---         -----       -----      ------
SEGMENT PERFORMANCE BEFORE TAX.......     2,158          172         1,346       1,355       5,031
Tax expense..........................                                                        1,151
                                          -----          ---         -----       -----      ------
NET PROFIT BEFORE MINORITY
  INTERESTS..........................                                                        3,880
Minority interests...................                                                          (21)
                                          -----          ---         -----       -----      ------
NET PROFIT...........................                                                        3,859
                                          =====          ===         =====       =====      ======

---------------
(1) In order to show the relevant business group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all business groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures to the net credit loss expenses for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 635 million for the six-month period ended 30 June 1999 is as follows:
    UBS Switzerland CHF 617 million, UBS Warburg CHF 14 million, Corporate Center CHF 4 million.

(2) The 1999 figures have been restated to reflect the new Group structure and retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

INCOME STATEMENT

NOTE 3  NET INTEREST INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.06.00    30.06.99(1)
------------------------------                                --------    -----------
CHF MILLION
INTEREST INCOME
Interest earned on loans and advances to banks..............    2,079        2,467
Interest earned on loans and advances to customers..........    7,153        5,639
Interest from finance leasing...............................       19           23
Interest earned on securities borrowed and reverse
  repurchase agreements.....................................    9,019        5,392
Interest and dividend income from financial investments.....      100           66
Interest and dividend income from trading portfolio.........    5,576        2,622
Other.......................................................      133           84
                                                               ------       ------
TOTAL.......................................................   24,079       16,293
                                                               ======       ======
INTEREST EXPENSE
Interest on amounts due to banks............................    2,230        1,695
Interest on amounts due to customers........................    4,453        4,060
Interest on securities lent and repurchase agreements.......    6,707        4,218
Interest and dividend expense from trading portfolio........    2,724        1,078
Interest on medium and long term debt.......................    3,639        2,489
                                                               ------       ------
TOTAL.......................................................   19,753       13,540
                                                               ======       ======
NET INTEREST INCOME.........................................    4,326        2,753
                                                               ======       ======

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 4  NET FEE AND COMMISSION INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00         30.6.99
------------------------------                                -------         -------
CHF MILLION
CREDIT-RELATED FEES AND COMMISSIONS.........................     145             215
                                                               -----           -----
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting and corporate finance fees.....................   1,069             826
Brokerage fees..............................................   2,979           1,882
Investment fund fees........................................   1,360             925
Fiduciary fees..............................................     175             162
Custodian fees..............................................     726             788
Portfolio and other management and advisory fees............   1,913           1,476
Other.......................................................      29              53
                                                               -----           -----
TOTAL.......................................................   8,251           6,112
                                                               -----           -----
COMMISSION INCOME FROM OTHER SERVICES.......................     391             367
                                                               -----           -----
TOTAL FEE AND COMMISSION INCOME.............................   8,787           6,694
                                                               -----           -----
FEE AND COMMISSION EXPENSE
Brokerage fees paid.........................................     582             359
Other.......................................................     370             151
                                                               -----           -----
TOTAL.......................................................     952             510
                                                               -----           -----
NET FEE AND COMMISSION INCOME...............................   7,835           6,184
                                                               =====           =====

NOTE 5  NET TRADING INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99(1)
------------------------------                                -------    ----------
CHF MILLION
FOREIGN EXCHANGE(2).........................................     680         718
Fixed income................................................     643       1,303
Equities....................................................   4,346       2,439
                                                              ------       -----
NET TRADING INCOME..........................................   5,669       4,460
                                                              ======       =====

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) Includes other trading income such as bank notes, precious metals and commodities.

NOTE 6  NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
Net income from disposal of consolidated subsidiaries.......     0            1
Net gains from the disposal of investments in associates....    23        1,777
                                                                --        -----
NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES......    23        1,778
                                                                ==        =====

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 7  OTHER INCOME

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net income from disposal of private equity investments......    411        150
Net income from disposal of other financial assets..........     84         30
Net losses from revaluation of financial assets.............   (218)       (20)
                                                               ----        ---
TOTAL.......................................................    277        160
                                                               ----        ---
INVESTMENTS IN PROPERTY
Net income from disposal of properties held for resale......     37         36
Net losses from revaluation of properties held for resale...    (66)        (9)
Net income from other properties............................     28         33
                                                               ----        ---
TOTAL.......................................................     (1)        60
                                                               ----        ---
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES................     59        102
                                                               ----        ---
OTHER.......................................................    286        240
                                                               ----        ---
TOTAL OTHER INCOME..........................................    621        562
                                                               ====        ===

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 8  OPERATING EXPENSES

FOR THE SIX-MONTH PERIOD ENDED                                30.6.00    30.6.99
------------------------------                                -------    -------
CHF MILLION
PERSONNEL EXPENSES
Salaries and bonuses........................................   7,270      5,372(1)
Contractors.................................................     335        386
Insurance and social contributions..........................     490        372(1)
Contributions to retirement benefit plans...................     238        242
Employee share plans........................................      41        109
Other personnel expenses....................................     502        338
                                                              ------     ------
TOTAL.......................................................   8,876      6,819
                                                              ======     ======
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy...................................................     474        400
Rent and maintenance of machines and equipment..............     256        123
Telecommunications and postage..............................     412        371
Administration..............................................     358        337
Marketing and public relations..............................     209        107
Travel and entertainment....................................     292        247
Professional fees...........................................     278        297
IT and other outsourcing....................................     564        399
Other.......................................................     331        107
                                                              ------     ------
TOTAL.......................................................   3,174      2,388
                                                              ======     ======
DEPRECIATION AND AMORTIZATION
Property, equipment and software............................     672        693
Goodwill and other intangible assets........................     275        171
                                                              ------     ------
TOTAL.......................................................     947        864
                                                              ======     ======
TOTAL OPERATING EXPENSES....................................  12,997     10,071
                                                              ======     ======

---------------
(1) Bonus related social contribution costs of CHF 125 million for the six months ended 30 June 1999 have been reclassified from Salaries and bonuses to Insurance and social contributions.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 9  EARNINGS PER SHARE

               FOR THE SIX-MONTH PERIOD ENDED                   30.6.00      30.6.99(1)
               ------------------------------                 -----------    -----------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million).....................        4,268          3,859
Net profit for the period before goodwill amortization (CHF
  million)(2)...............................................        4,543          4,030
Weighted average shares outstanding:
Registered ordinary shares..................................  431,147,206    430,232,988
Treasury shares.............................................  (39,936,372)   (18,746,327)(3)
                                                              -----------    -----------
WEIGHTED AVERAGE SHARES FOR BASIC EARNINGS PER SHARE........  391,210,834    411,486,661
                                                              ===========    ===========
BASIC EARNINGS PER SHARE (CHF)..............................        10.91           9.38
BASIC EARNINGS PER SHARE BEFORE GOODWILL AMORTIZATION
  (CHF)(2)..................................................        11.61           9.79
                                                              ===========    ===========
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million).....................        4,268          3,859
Net profit for the period before goodwill amortization (CHF
  million)(2)...............................................        4,543          4,030
Weighted average shares for basic earnings per share........  391,210,834    411,486,661
Potential dilutive ordinary shares resulting from
  outstanding options, warrants and convertible debt
  securities................................................    4,201,494      3,673,968(4)
                                                              ===========    ===========
WEIGHTED AVERAGE SHARES FOR DILUTED EARNINGS PER SHARE......  395,412,328    415,160,629
                                                              ===========    ===========
DILUTED EARNINGS PER SHARE (CHF)............................        10.79           9.30
DILUTED EARNINGS PER SHARE BEFORE GOODWILL AMORTIZATION
  (CHF)(2)..................................................        11.49           9.71
                                                              ===========    ===========

---------------
(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable IAS and changes in presentation (see Note 1: Basis of Accounting).

(2) The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

(3) Treasury shares have increased by 6,679,451 for the six-month period ended 30 June 1999, due to a change in accounting policy (see Note 1: Basis of Accounting).

(4) Share amount has been adjusted by 1,247,968, representing other potential dilutive instruments for the six-month period ended 30 June 1999, due to a change in accounting policy (see Note 1: Basis of Accounting).

The 1999 share figures are restated for the two-for-one stock split, approved at the shareholder meeting of 18 April 2000.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 10 DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from U.S. GAAP. A summary of the significant accounting valuation and presentation differences between IAS and U.S. GAAP can be found at Notes 42.1 and 42.4 of the 31 December 1999 financial statements. The following is provided to supplement those discussions for the six month period ended 30 June 2000.

  10.1 Valuation, income recognition and presentation differences between International Accounting Standards and United States Generally Accepted Accounting Principles

     10.1.1 Goodwill

For the six month period ended 30 June 2000, goodwill was reduced by CHF 178 million due to the recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves.

     10.1.2 Restructuring provision

For the six-month period ended 30 June 2000, a CHF 130 million additional restructuring expense was recognized for U.S. GAAP. The usage of the U.S. GAAP restructuring provision was as follows:

                                                                          JAN-JUNE    JAN-JUNE
                                                              BALANCE       2000        2000       BALANCE
                                                               1.1.00      USAGE      REVISION     30.6.00
CHF MILLION                                                   --------    --------    --------    ---------
PERSONNEL.................................................       681          57          70          694
PREMISES..................................................       240          98          45          187
IT........................................................        27           3           0           24
OTHER.....................................................       129           6          15          138
                                                                ----       -----       -----        -----
         TOTAL............................................     1,077         164         130        1,043
                                                                ----       -----       -----        -----

     10.1.3 Software capitalization

Under IAS, effective 1 January 2000, certain costs associated with the acquisition or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives. Under U.S. GAAP, the same principle applies, however this standard was effective 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of 2 years. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.2 Reconciliation of IAS Shareholders' equity and Net profit to U.S. GAAP

                                                                        30.06.00
                                                              -----------------------------
                                                                                NET PROFIT
                                                                                SIX-MONTH
                                                              SHAREHOLDERS'       PERIOD
                                                                 EQUITY           ENDED
                                                              -------------    ------------
CHF MILLION

AMOUNTS DETERMINED IN ACCORDANCE WITH IAS...................     31,876            4,268
                                                                 ------           ------
ADJUSTMENTS IN RESPECT OF:
A. SBC PURCHASE ACCOUNTING:
  GOODWILL..................................................     18,728             (860)
  OTHER PURCHASE ACCOUNTING ADJUSTMENTS.....................       (833)              25
C. RESTRUCTURING PROVISION..................................        193             (157)
D. DERIVATIVE INSTRUMENTS HELD OR ISSUED FOR NON-TRADING
  PURPOSES..................................................       (763)          (1,270)
F. FINANCIAL INVESTMENTS....................................        190               25
G. PENSION LIABILITIES AND PENSION COSTS....................      1,886               47
H. POSTRETIREMENT BENEFITS..................................        (20)               4
I. EQUITY PARTICIPATION PLANS...............................       (187)             (44)
J. SOFTWARE CAPITALIZATION..................................        309              (80)
  TAX ADJUSTMENTS...........................................       (433)              71
                                                                 ------           ------
          TOTAL ADJUSTMENTS.................................     19,070           (2,239)
                                                                 ------           ------
AMOUNTS DETERMINED IN ACCORDANCE WITH U.S. GAAP:............     50,946            2,029
                                                                 ======           ======
OTHER COMPREHENSIVE INCOME..................................                          34
COMPREHENSIVE INCOME........................................                       2,063
                                                                                  ======

Note: References above refer to the discussions in Note 42.1 of the restated 31 December 1999 financial statements.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.3 Earnings per share

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders' by the weighted-average number of common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computation of basic and diluted EPS for the six-month period ended 30 June 2000 is presented in the following table:

FOR THE SIX-MONTH PERIOD ENDED                                  30.6.00
------------------------------                                ------------
Net profit available for ordinary shares (CHF million):
  IAS.......................................................        4,268
  U.S. GAAP.................................................        2,029
Weighted average shares outstanding:........................  391,210,834
Diluted weighted average shares outstanding:................  395,412,328
Basic earnings per share (CHF):
  IAS.......................................................        10.91
  U.S. GAAP.................................................         5.19
Diluted earnings per share (CHF):
  IAS.......................................................        10.79
  U.S. GAAP.................................................         5.13

  10.4 Consolidated Income Statement

The following is a Consolidated Income Statement of the Group, for the six month period ended 30 June 2000, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

               FOR THE SIX-MONTH PERIOD ENDED                                      30.6.00
               ------------------------------                                -------------------
                        CHF MILLION                                          U.S. GAAP     IAS
                        -----------                                          ---------    ------
OPERATING INCOME
Interest income.............................................  a               23,988      24,079
Less: interest expense......................................  a               19,738      19,753
                                                                              ------      ------
Net interest income.........................................                   4 250       4,326
Credit loss recovery........................................                      83          83
                                                                              ------      ------
Total.......................................................                   4,333       4,409
Net fee and commission income...............................                   7,835       7,835
Net trading income..........................................  d                4,399       5,669
Other income, including income from associates..............  f                  669         644
                                                                              ------      ------
Total.......................................................                  17,236      18,557
                                                                              ------      ------

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

               FOR THE SIX-MONTH PERIOD ENDED                                      30.6.00
               ------------------------------                                -------------------
                        CHF MILLION                                          U.S. GAAP     IAS
                        -----------                                          ---------    ------
OPERATING EXPENSES
Personnel...................................................  g,h,i            8,869       8,876
General and administrative..................................  c                3,201       3,174
Depreciation and amortization...............................  a,j              1,786         947
Restructuring costs.........................................  c                  130           0
                                                                              ------      ------
Total.......................................................                  13,986      12,997
                                                                              ------      ------
OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS..........                   3,250       5,560
                                                                              ------      ------
Tax expense.................................................                   1,186       1,257
NET PROFIT BEFORE MINORITY INTERESTS........................                   2,064       4,303
                                                                              ------      ------
Less: Minority interests....................................                      35          35
                                                                              ------      ------
NET PROFIT..................................................                   2,029       4,268
                                                                              ======      ======
Other comprehensive income..................................                      34
COMPREHENSIVE INCOME........................................                   2,063
                                                                              ======

---------------
Note: References above refer to the discussions in Note 42.1 and Note 42.4 of the restated 31 December 1999 financial statements. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

  10.5 Condensed Consolidated Balance Sheet

The following is a Condensed Consolidated Balance Sheet of the Group, as of 30 June 2000, restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                                 30.06.00
                                                                            ------------------
                                                                             U.S.
                                                                             GAAP        IAS
CHF MILLION                                                                 -------    -------
ASSETS
Cash and balances with central banks.....................                     3,457      3,457
Money market paper.......................................                    61,504     61,504
Due from banks...........................................            3,a     44,627     25,761
Cash collateral on securities borrowed...................                   146,199    146,199
Reverse repurchase agreements............................                   164,866    164,866
Trading portfolio........................................            2,3    205,342    215,649
Positive replacement values..............................              2     57,378     57,758
Loans, net of allowance for credit losses................            3,a    241,802    233,015
Financial investments....................................            f,4      3,624      9,504
Accrued income and prepaid expenses......................                     5,817      5,817
Investments in associates................................                       818        818
Property and equipment...................................            a,j      9,094      8,216
Intangible assets and goodwill...........................              a     20,510      3,545
Private equity investments...............................              4      3,881          0
Other assets.............................................  d,g,h,i,2,3,4     21,342     10,198
                                                                            -------    -------
TOTAL ASSETS.............................................                   990,261    946,307
                                                                            -------    -------
LIABILITIES
Money market paper issued................................                    85,409     85,409
Due to banks.............................................              3     93,276     75,172
Cash collateral on securities lent.......................                    15,334     15,334
Repurchase agreements....................................              3    214,862    230,565
Trading portfolio liabilities............................                    60,279     60,279
Negative replacement values..............................              2     77,548     77,926
Due to customers.........................................            3,a    298,434    279,915
Accrued expenses and deferred income.....................                    14,492     14,492
Long-term debt...........................................              a     53,120     52,990
Other liabilities........................................  a,c,d,f,i,2,6     26,162     21,950
                                                                            -------    -------
TOTAL LIABILITIES........................................                   938,916    914,032
                                                                            -------    -------
MINORITY INTERESTS.......................................                       399        399
                                                                            -------    -------
TOTAL SHAREHOLDERS' EQUITY...............................                    50,946     31,876
                                                                            -------    -------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY.................................................                   990,261    946,307
                                                                            =======    =======

---------------
Note: References above refer to the discussions in Note 42.1 and Note 42.4 of the restated 31 December 1999 financial statements. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

NOTE 11  ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

  11.1 IAS Restructuring Provision Usage

                                                                                           SIX-MONTH
                                                                                            PERIOD
                                                                                             ENDED
CHF MILLION                                       PERSONNEL    IT     PREMISES    OTHER     30.6.00
-----------                                       ---------    ---    --------    -----    ---------
UBS Switzerland.................................     53         19        1        20            93
  Private and Corporate Clients.................     53         14        1        20            88
  Private Banking...............................      0          5        0         0             5
UBS Asset Management............................      1          0        0         0             1
UBS Warburg.....................................      0          0        0         0             0
Corporate Center................................      3          0       91         3            97
                                                     --        ---       --        --       -------
GROUP TOTAL.....................................     57         19       92        23           191
                                                     --        ---       --        --       -------

                                                                                            30.6.00
                                                                                           ---------
Restructuring provision as of 31.12.1997........                                              7,000
Additional provision in 1999....................                                                300
Used in 1998....................................                                             (4,027)
Used in 1999....................................                                             (1,844)
Used in 2000....................................                                               (191)
                                                                                            -------
Total used through 30.06.2000...................                                              6,062
                                                                                            -------
RESTRUCTURING PROVISION REMAINING...............                                              1,238
                                                                                            -------

  11.2 Segment Reporting

UBS is organized into three business groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS Switzerland encompasses Private Banking and Private and Corporate Clients.

Private Banking offers a broad portfolio of financial products and services to offshore and Swiss high net worth clients who bank in Switzerland or other offshore centers, and to the financial intermediaries advising them. The business unit's products and services are aimed at encompassing the complete life cycle of the client, including succession planning and the generational change. Private Banking provides a number of asset-based, transaction-based and other services. Asset-based services include custodial services, deposit accounts, loans and fiduciary services while transaction-based services include trading and brokerage and investment fund services. The division also provides financial planning and consulting and offers financial planning instruments to clients. These services include establishing proprietary trusts and foundations, the execution of wills, corporate and tax structuring and tax efficient investments.

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

Private and Corporate Clients is the leading retail bank in Switzerland and targets individual clients with assets of up to approximately CHF 1 million and business and corporate clients in Switzerland. Private and Corporate Clients provides a broad range of products and services to these clients, including retail banking, investment services and lending.

UBS Warburg is made up of four business units; Corporate and Institutional Clients, UBS Capital, Private Clients and e-services.

Corporate and Institutional Clients is one of the leading global investment banks and is headquartered in London. It provides wholesale financial and investment products and services globally to a diversified client base, which includes institutional investors (including institutional asset managers and broker-dealers), corporations, sovereign governments and supranational organizations. Corporate and Institutional Clients also manages cash and collateral trading on behalf of the Group and executes the vast majority of the Group's retail securities, derivatives and foreign currency exchange transactions.

UBS Capital is the Group's global private equity business. UBS Capital invests in unlisted companies, managing these investments over a medium-term time horizon to increase their value and "exiting" the investment in a manner that will maximize the capital gain. The business unit seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with the Group's own capital or through sponsored investment funds. UBS Capital endeavors to create investment value by working together with management to develop the businesses it invests in over the medium term in order to optimize their performance.

Private Clients provides onshore private banking services for high net worth individuals in key markets world-wide, providing a similar range of services to Private Banking, but specializing in combining traditional private banking services with investment banking innovation. For example, Private Clients offers innovative products allowing clients to release value from own-company shareholdings or options.

e-services is a new business, currently working towards a client launch in Germany in the Autumn of 2000. e-services will provide personalized investment and advisory services at competitive fees for affluent clients in Europe, delivered via a multi-channel structure which integrates internet, call centers and investment centers. e-services will deliver a distinctive set of services, including advanced financial planning and asset allocation, and investment products such as UBS and third-party funds, securities and pension products.

UBS Asset Management is made up of two business units: Institutional Asset Management and Investment Funds/GAM.

Institutional Asset Management is responsible for the Group's institutional asset management business, and for the investment management of the Groups mutual funds. Its diverse institutional client base located throughout the world consists of corporate and public pension plans, endowments and private foundations, insurance companies, central banks and supranationals, quasi-institutions, and financial advisers.

Investment Funds/GAM is the mutual funds business of UBS. Investment Funds is one of the leading mutual funds providers in Europe and the seventh largest in the world. GAM is a diversified asset management group with assets composed primarily of private client accounts, institutional and mutual funds. Global Asset Management operates under its established brand name within UBS Asset Management and employs its own distinctive investment style. UBS Asset Management will

--------------------------------------------------------------------------------

                                   UBS GROUP

                                  (UNAUDITED)

increasingly leverage Global Asset Management's range of mutual funds and its multi-manager selection process, in which it selects the top 90 out of about 6,000 third-party fund providers, to enhance the range of its investment styles and products.

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions. Additionally, the Corporate Center plays an active role with regard to funding, capital and balance sheet management and management of foreign currency earnings.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

                   CONSOLIDATED YEAR-END FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                                 1999          1998          1997
------------------------                              ----------    ----------    ----------
(IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Commissions.........................................  $1,948,959    $1,641,283    $1,496,791
Principal transactions..............................   1,110,080       868,807     1,055,648
Asset management....................................     911,099       713,570       542,755
Investment banking..................................     558,224       530,972       460,001
Interest............................................   3,123,440     3,352,708     2,963,124
Other...............................................     170,951       142,242       138,633
                                                      ----------    ----------    ----------
  Total revenues....................................   7,822,753     7,249,582     6,656,952
Interest expense....................................   2,532,578     2,844,468     2,544,550
                                                      ----------    ----------    ----------
  Net revenues......................................   5,290,175     4,405,114     4,112,402
                                                      ----------    ----------    ----------
NON-INTEREST EXPENSES
Compensation and benefits...........................   3,049,568     2,601,364     2,420,296
Office and equipment................................     352,712       301,845       275,532
Communications......................................     168,071       154,272       153,285
Business development................................     122,678       103,287        82,099
Brokerage, clearing and exchange fees...............      95,211        97,430        86,808
Professional services...............................     136,758       123,265       129,066
Other...............................................     330,375       308,644       292,209
                                                      ----------    ----------    ----------
  Total non-interest expenses.......................   4,255,373     3,690,107     3,439,295
                                                      ----------    ----------    ----------
Income before taxes and minority interest...........   1,034,802       715,007       673,107
Provision for income taxes..........................     373,959       249,208       228,626
                                                      ----------    ----------    ----------
Income before minority interest.....................     660,843       465,799       444,481
Minority interest...................................      32,244        32,244        29,032
Net income..........................................  $  628,599    $  433,555    $  415,449
                                                      ----------    ----------    ----------
Dividends and amortization of discount on preferred
  stock.............................................      22,802        23,647        29,513
Unamortized discount charged to equity on redemption
  of preferred stock................................      59,883            --            --
                                                      ----------    ----------    ----------
Net income applicable to common shares..............  $  545,914    $  409,908    $  385,936
                                                      ==========    ==========    ==========
EARNINGS PER COMMON SHARE (1)
Basic...............................................  $     3.77    $     2.91    $     2.84
Diluted.............................................  $     3.56    $     2.72    $     2.56
                                                      ----------    ----------    ----------

---------------

(1) The 1999 amounts reflect the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                        DECEMBER 31,                             1999           1998
                        ------------                          -----------    -----------
(IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
ASSETS
Cash and cash equivalents...................................  $   176,401    $   228,359
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      823,059        631,272
Financial instruments owned.................................   21,144,830     20,021,351
Securities received as collateral...........................    1,079,976      1,189,331
Securities purchased under agreements to resell.............   15,923,948     14,217,062
Securities borrowed.........................................   10,526,638      8,717,476
Receivables:
  Clients, net of allowance for doubtful accounts of $30,039
     and $20,496 in 1999 and 1998, respectively.............    8,918,069      6,667,055
  Brokers and dealers.......................................      701,497        634,825
  Dividends and interest....................................      376,380        306,998
  Fees and other............................................      291,991        267,741
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $527,718 and
  $431,460 in 1999 and 1998, respectively...................      579,819        434,895
Other assets................................................    1,069,768        859,556
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,884,250    $ 1,417,783
Financial instruments sold, not yet purchased...............    7,099,208      5,177,099
Securities sold under agreements to repurchase..............   25,740,196     23,948,872
Securities loaned...........................................    5,661,200      4,969,638
Obligation to return securities received as collateral......    1,079,976      1,189,331
Payables:
  Clients...................................................    7,742,759      6,691,316
  Brokers and dealers.......................................      295,262        533,621
  Dividends and interest....................................      410,196        294,431
  Other liabilities and accrued expenses....................    1,779,984      1,642,682
Accrued compensation and benefits...........................    1,384,512      1,032,838
Long-term borrowings........................................    5,223,826      4,255,802
                                                              -----------    -----------
                                                               58,301,369     51,153,413
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Redeemable Preferred Stock..................................           --        189,815
Stockholders' equity:
  Common stock, $1 par value, 400,000,000 shares authorized;
     issued 193,145,152 shares and 191,047,151 shares in
     1999 and 1998, respectively............................      193,145        191,047
  Additional paid-in capital................................    1,672,085      1,525,938
  Retained earnings.........................................    2,171,080      1,689,386
  Treasury stock, at cost; 47,557,064 shares and 45,527,707
     shares in 1999 and 1998, respectively..................   (1,113,736)      (962,792)
  Accumulated other comprehensive income....................       (5,317)        (4,636)
                                                              -----------    -----------
                                                                2,917,257      2,438,943
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AT PER SHARE AMOUNTS)

                                                             6%
                                                         CUMULATIVE
                                                         CONVERTIBLE                  ADDITIONAL
                                                         REDEEMABLE        COMMON      PAID-IN
                                                       PREFERRED STOCK     STOCK       CAPITAL
                                                       ---------------    --------    ----------
BALANCE AT DECEMBER 31, 1996.........................     $ 100,000       $162,537    $  792,215
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1997...............................................
Dividends declared:
  Common stock, $.41 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
  Convertible Preferred Stock, $6.00 per share.......
Employee stock transactions..........................                        3,528        14,164
Restricted stock awards..............................                         (857)       83,599
Conversion of Convertible Preferred Stock............      (100,000)                     (69,443)
Conversion of debentures.............................                                    (14,633)
Tax benefit relating to employee compensation
  programs...........................................                                     58,738
Other................................................                                     (1,811)
Repurchases of common stock:
  Kidder-related repurchase..........................                       23,250       542,500
  Other..............................................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1997.........................            --       $188,458    $1,405,329
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1998...............................................
Dividends declared:
  Common stock, $.44 per share.......................
Redeemable Preferred Stock, $9.00 per share..........
Employee stock transactions..........................                        2,954        27,999
Restricted stock awards..............................                         (368)       31,800
Conversion of debentures.............................                                    (15,757)
Tax benefit relating to employee compensation
  programs...........................................                                     70,425
Other................................................                            3         6,142
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1998.........................            --       $191,047    $1,525,938
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1999...............................................
Dividends declared:
  Common stock, $.44 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
Employee stock transactions..........................                        2,330        49,937
Restricted stock awards..............................                         (235)       50,051
Tax benefit relating to employee compensation
  programs...........................................                                     45,699
Unamortized discount on redemption of preferred
  stock..............................................
Other................................................                            3           460
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1999.........................            --       $193,145    $1,672,085
                                                          =========       ========    ==========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
BALANCE AT DECEMBER 31, 1996..........  $1,009,448   $  (331,907)     $(1,868)      $1,730,425     162,537,267   (23,049,351)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     415,449                                     415,449
  Foreign currency translation........                                 (3,622)          (3,622)
Total comprehensive income, year ended
  December 31, 1997...................                                                 411,827
                                                                                    ----------
Dividends declared:
  Common stock, $.41 per share........     (54,418)                                    (54,418)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
  Convertible Preferred Stock, $6.00
    per share.........................      (6,000)                                     (6,000)
Employee stock transactions...........                                                  17,692       3,528,030
Restricted stock awards...............                     5,061                        87,803        (857,214)      271,716
Conversion of Convertible Preferred
  Stock...............................                   169,443                            --                     8,273,600
Conversion of debentures..............                    34,721                        20,088                     2,224,209
Tax benefit relating to employee
  compensation programs...............                                                  58,738
Other.................................      (1,013)         (400)                       (3,224)                     (312,485)
Repurchases of common stock:
  Kidder-related repurchase...........                  (784,750)                     (219,000)     23,250,000   (32,250,000)
  Other...............................                   (90,468)                      (90,468)                   (3,715,477)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1997..........  $1,340,966   $  (998,300)     $(5,490)      $1,930,963     188,458,083   (48,557,788)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     433,555                                     433,555
  Foreign currency translation........                                    854              854
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1998...................                                                 434,409
Dividends declared:
  Common stock, $.44 per share........     (61,488)                                    (61,488)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
Employee stock transactions...........                                                  30,953       2,953,503
Restricted stock awards...............                    57,534                        88,966        (367,921)    2,725,525
Conversion of debentures..............                    30,061                        14,304                     1,454,707
Tax benefit relating to employee
  compensation programs...............                                                  70,425
Other.................................      (1,147)       15,526                        20,524           3,486       982,919
Repurchases of common stock...........                   (67,613)                      (67,613)                   (2,133,070)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1998..........  $1,689,386   $  (962,792)     $(4,636)      $2,438,943     191,047,151   (45,527,707)
                                        ==========   ===========      =======       ==========     ===========   ===========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
  Net income..........................     628,599                                     628,599
  Foreign currency translation........                                   (681)            (681)
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1999...................                                                 627,918
Dividends declared:
  Common stock, $.44 per share........     (64,220)                                    (64,220)
  Redeemable Preferred Stock, $9.00
    per share.........................     (21,562)                                    (21,562)
Employee stock transactions...........                    32,775                        85,042       2,329,596     1,484,938
Restricted stock awards...............                    86,546                       136,362        (235,081)    3,733,981
Tax benefit relating to employee
  compensation programs...............                                                  45,699
Unamortized discount on redemption of
  preferred stock.....................     (59,883)                                    (59,883)
Other.................................      (1,240)          346                          (431)          3,486        15,751
Repurchases of common stock...........                  (270,611)                     (270,611)                   (7,264,027)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1999..........  $2,171,080   $(1,113,736)     $(5,317)      $2,917,257     193,145,152   (47,557,064)
                                        ==========   ===========      =======       ==========     ===========   ===========

--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                        1999            1998            1997
------------------------                                     -----------     -----------     -----------
(IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $   628,599     $   433,555     $   415,449
Adjustments to reconcile net income to cash used for
  operating activities:
Noncash items included in net income:
  Depreciation and amortization............................       99,723          74,296          68,700
  Deferred income taxes....................................      (74,097)        (43,118)       (119,934)
  Amortization of deferred charges.........................       59,138          84,932         105,911
  Stock-based compensation.................................      136,362          88,966          87,803
(Increase) decrease in operating receivables:
  Clients..................................................   (2,260,557)       (999,221)     (1,343,942)
  Brokers and dealers......................................      (66,672)       (139,970)       (221,118)
  Dividends and interest...................................      (69,382)         30,411          13,387
  Fees and other...........................................      (24,250)        135,834        (267,030)
Increase (decrease) in operating payables:
  Clients..................................................    1,051,443       1,638,800         169,172
  Brokers and dealers......................................     (238,359)        265,571          62,613
  Dividends and interest...................................      115,765         (48,960)         58,050
  Other....................................................      523,330         408,672         393,127
(Increase) decrease in:
  Cash and securities on deposit...........................     (191,787)        (62,134)        (69,377)
  Financial instruments owned..............................   (1,091,755)     (3,041,221)        456,731
  Securities purchased under agreements to resell..........   (1,706,886)      7,345,677        (815,908)
  Securities borrowed......................................   (1,809,162)        855,711      (2,192,813)
  Other assets.............................................     (196,808)         16,726        (165,625)
Increase (decrease) in:
  Financial instruments sold, not yet purchased............    1,922,109      (1,925,045)        480,253
  Securities sold under agreements to repurchase...........    1,791,324      (5,680,030)        831,626
  Securities loaned........................................      691,562         235,677       1,274,101
                                                             -----------     -----------     -----------
  Cash used for operating activities.......................     (710,360)       (324,871)       (778,824)
                                                             ===========     ===========     ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements..............     (252,186)       (181,417)        (90,947)
                                                             -----------     -----------     -----------
  Cash used for investing activities.......................     (252,186)       (181,417)        (90,947)
                                                             ===========     ===========     ===========
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on):
  Short-term borrowings....................................      466,467        (248,433)        328,570
Proceeds from:
  Long-term borrowings.....................................    1,414,997       1,148,860         822,011
  Employee stock transactions..............................       85,042          45,257          72,820
  Issuances of Preferred Trust Securities..................           --              --         198,750
Payments for:
  Long-term borrowings.....................................     (449,525)       (293,223)       (207,863)
  Repurchases of common stock..............................     (270,611)        (67,613)       (411,668)
  Preferred stock transactions.............................     (250,000)             --              --
  Dividends................................................      (85,782)        (83,988)        (82,918)
                                                             -----------     -----------     -----------
  Cash provided by financing activities....................      910,588         500,860         719,702
                                                             -----------     -----------     -----------
  Decrease in cash and cash equivalents....................      (51,958)         (5,428)       (150,069)
  Cash and cash equivalents, beginning of year.............      228,359         233,787         383,856
                                                             -----------     -----------     -----------
  Cash and cash equivalents, end of year...................  $   176,401     $   228,359     $   233,787
                                                             ===========     ===========     ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (In thousands of dollars except share and per share amounts)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

Paine Webber Group Inc. ("PWG") is a holding company which, together with its operating subsidiaries (collectively, the "Company"), forms one of the largest full-service securities firms in the industry. The Company is engaged in one principal line of business, that of serving the investment and capital needs of individual and institutional clients.

The consolidated financial statements include the accounts of PWG and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Financial Instruments Owned and Sold, Not Yet Purchased

Financial instruments used in the Company's trading activities, including derivative contracts held or issued for trading purposes, are recorded on a trade date basis at fair value or amounts approximating fair value. Fair value is generally based upon quoted market prices. If quoted market prices are not available, or if liquidating the Company's position is reasonably expected to impact market prices, fair value is determined based upon other relevant factors, including dealer price quotations, price activity of similar instruments and pricing models. Pricing models consider the time value and volatility factors underlying the financial instruments and other economic measurements.

Related revenues and expenses are recorded in the accounts on a trade date basis. Unrealized gains and losses from marking-to-market trading instruments daily are included in principal transactions revenues. Realized gains and losses on trading instruments and any related interest amounts are included in principal transactions revenues and interest revenues and expenses, respectively.

Equity and debt securities purchased in connection with the Company's principal investing activities, as well as investments in partnerships and other entities that invest in financial instruments, in which there are no available market quotations or may be otherwise restricted, are reported at cost or estimated net realizable value. Realized and unrealized gains and losses are included in principal transactions revenues.

  Derivative Financial Instruments

A derivative instrument is typically defined as a contractual agreement whose value is "derived" from an underlying asset, rate or index and includes products such as forwards, futures, swaps or option contracts and other financial instruments with similar characteristics. A derivative financial instrument also includes firm or standby commitments for the purchase of securities. The derivative definition does not include cash instruments whose values are derived from changes in the value of some asset or index, such as mortgage-backed securities and structured notes. Derivative contracts used by the Company generally represent future commitments to exchange interest payment streams based on the gross contract or notional amount or to purchase or sell financial instruments at specified terms and future dates.

In connection with the Company's market risk management and trading activities, the Company may enter into a derivative contract to manage the risk arising from other financial instruments or to take a

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

position based upon expected future market conditions. The Company also takes positions to facilitate client transactions.

A large portion of the Company's derivative financial instruments are "to be announced" mortgage securities requiring forward settlement. As a principal in the mortgage-backed securities business, the Company has outstanding forward purchase and sale agreements committing the Company to receive or deliver mortgage-backed securities. These forward contracts are generally short-term with maturity or settlement dates ranging from 30 to 90 days.

Derivative instruments held or issued for trading purposes are marked-to-market daily with the resulting unrealized gains and losses recorded on the Consolidated Statement of Financial Condition in financial instruments owned or financial instruments sold, not yet purchased, and the related profit or loss reflected in principal transactions revenues on the Consolidated Statement of Income. The fair value of an exchange-traded derivative, such as futures and certain option contracts, is determined by quoted market prices while the fair value of derivatives negotiated in over-the-counter markets are valued based upon dealer price quotations or pricing models which consider time value and the volatility of the underlying instruments, as well as other economic factors.

The Company also enters into interest rate swaps to modify the interest rate characteristics of its outstanding fixed rate debt. These agreements generally involve the exchange between the Company and its counterparties of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the agreement without the exchange of the notional amount upon which the payments are based. The Company accounts for interest rate swap agreements used for hedging purposes on the accrual method. The difference to be paid or received on the swap agreements is accrued as an adjustment to interest expense as incurred. The related receivable from or payable to counterparties is reflected as an asset or liability, accordingly. The fair values of the swap agreements are not recognized in the financial statements. Any gains and losses on early terminations of swap agreements are deferred as an adjustment to the carrying amount of the debt and amortized as an adjustment to interest expense over the remaining term of the original contract life of the hedged item. In the event of the early extinguishment of debt, any unrealized gain or loss from the related swap would be recognized in income coincident with the extinguishment.

  Collateralized Securities Transactions

Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements"), principally government and agency securities are, for accounting purposes, treated as financing transactions and are recorded at their contractual amounts, plus accrued interest. It is Company policy to obtain possession or control of securities, which have a fair value in excess of the original principal amount loaned, in order to collateralize resale agreements. The Company is required to provide securities to counterparties in order to collateralize repurchase agreements. The Company monitors the fair value of the securities purchased and sold under these agreements daily versus the related receivable or payable balances. Should the fair value of the securities purchased decline or the fair value of the securities sold increase, additional collateral is requested or excess collateral is returned when deemed appropriate to maintain contractual margin protection. When specific conditions are met, including the existence of a legally enforceable master netting agreement, balances related to resale agreements and repurchase agreements are netted by counterparty on the Consolidated Statements of Financial Condition.

Resale agreements and repurchase agreements for which the resale/repurchase date corresponds to the maturity date of the underlying securities are accounted for as purchases and sales, respectively.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities borrowed and securities loaned are recorded at the amount of cash collateral advanced or received in connection with the transaction. Securities borrowed transactions require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral. The initial collateral advanced or received approximates or is greater than, the fair value of the securities borrowed or loaned. The Company monitors the fair value of the securities borrowed and loaned on a daily basis and requests additional collateral or returns excess collateral, as appropriate.

  Depreciation and Amortization

The Company depreciates office equipment using the straight-line method over estimated useful lives of three to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining term of the lease.

The excess cost of acquired companies over the fair value of the net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods not exceeding 35 years.

  Income Taxes

The Company files a consolidated federal income tax return and uses the asset and liability method in providing for income tax expense. Under this method, deferred taxes are provided based upon the net tax effects of temporary differences between the book and tax bases of assets and liabilities.

  Translation of Foreign Currencies

Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, and revenues and expenses are translated at average rates of exchange during the year. Gains and losses resulting from translation adjustments are accumulated as a separate component of comprehensive income within stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

  Stock-Based Compensation

The Company grants stock options to certain employees and non-employee directors with an exercise price equal to the fair market value of the stock at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense related to such grants.

  Statement of Cash Flows

For purposes of the Consolidated Statements of Cash Flows, cash equivalents are defined as highly liquid investments not held for resale, with a maturity of three months or less when purchased. Total interest payments for the years ended December 31, 1999, 1998 and 1997 were $2,416,813, $2,893,428 and $2,486,500, respectively.

  Fair Value of Financial Instruments

Substantially all of the Company's financial instruments are carried at fair value or amounts approximating fair value. Assets, including cash and cash equivalents, cash and securities segregated for regulatory purposes, trading assets, resale agreements, securities borrowed, and certain receivables, are carried at fair value or contracted amounts which approximate fair value. Similarly, liabilities, including short-term borrowings, trading liabilities, repurchase agreements, securities loaned, obliga-

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

tions to return securities received as collateral and certain payables, are carried at fair value or contracted amounts approximating fair value. Fair values of the Company's long-term borrowings and interest rate swaps used to hedge the Company's long-term borrowings are discussed in Note 4.

  Accounting Changes and Developments

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2 FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At December 31, 1999 and 1998, financial instruments owned and financial instruments sold, not yet purchased, consisted of the following:

                                                            1999           1998
                                                         -----------    -----------
FINANCIAL INSTRUMENTS OWNED
U.S. government and agencies...........................  $ 5,864,331    $ 4,858,189
Mortgages and mortgage-backed..........................    9,012,415      8,861,944
Corporate debt.........................................    1,875,361      2,466,322
Commercial paper and other short-term debt.............    1,744,036      1,534,913
Equities and other.....................................    2,030,986      1,799,804
State and municipals...................................      617,701        500,179
                                                         -----------    -----------
                                                         $21,144,830    $20,021,351
                                                         ===========    ===========
FINANCIAL INSTRUMENTS SOLD, NOT YET PURCHASED
U.S. government and agencies...........................  $ 5,804,259    $ 4,031,254
Mortgages and mortgage-backed..........................      123,049         79,521
Corporate debt.........................................      785,890        837,099
Equities...............................................      348,485        215,991
State and municipals...................................       37,525         13,234
                                                         -----------    -----------
                                                         $ 7,099,208    $ 5,177,099
                                                         ===========    ===========

NOTE 3 SHORT-TERM BORROWINGS

The Company meets its short-term financing needs principally by obtaining bank loans on either a secured or unsecured basis; by issuing commercial paper and medium-term notes; by entering into

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

agreements to repurchase, whereby securities are sold with a commitment to repurchase at a future date; and through securities lending activity.

Short-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Commercial paper..........................................  $  763,909    $  457,973
Bank loans................................................     708,841       714,810
Medium-Term Notes.........................................     411,500       245,000
                                                            ----------    ----------
                                                            $1,884,250    $1,417,783
                                                            ==========    ==========

The interest rate on commercial paper fluctuates throughout the year. The weighted-average interest rates on commercial paper borrowings outstanding at December 31, 1999 and 1998 were 6.30 percent and 5.74 percent, respectively, and during 1999 and 1998 were 5.33 percent and 5.67 percent, respectively.

Bank loans generally bear interest at rates based on either the federal funds rate or the London Interbank Offered Rate ("LIBOR"). The weighted-average interest rates on bank loans outstanding at December 31, 1999 and 1998 were 5.53 percent and 5.57 percent, respectively, and during 1999 and 1998 were 5.88 percent and 5.72 percent, respectively.

The Company has a Multiple Currency Medium-Term Note Program under the terms of which the Company may offer for sale medium-term senior and subordinated notes (collectively, the "Medium-Term Notes") due from nine months to thirty years from date of issuance. The Medium-Term Notes may be either fixed or variable with respect to interest rates. At December 31, 1999, the Company had outstanding $276,500 and $135,000 of variable rate and fixed rate Medium-Term Notes, respectively, with maturities of less than one year from the date of issuance. At December 31, 1998, the Company had $245,000 of variable rate Medium-Term Notes with maturities of less than one year from the date of issuance. The weighted-average interest rates on these Medium-Term Notes outstanding at December 31, 1999 and 1998 were 6.26 percent and 5.46 percent, respectively, and during 1999 and 1998 were 5.43 percent and 5.78 percent, respectively.

The Company has a $1,200,000 committed unsecured senior revolving credit facility with a group of banks which expires in September 2000, with provisions for renewal through 2001. In addition, certain of the Company's subsidiaries have entered into a committed secured revolving credit facility which extends through August 2000. At December 31, 1999, this credit facility provided an aggregate of up to $1,000,000. Interest on borrowings under the terms of the revolving credit facilities is computed, at the option of the Company, at a rate based on LIBOR, a base rate or the federal funds rate. The Company pays a fee on the commitments. At December 31, 1999, there were no outstanding borrowings under these credit facilities.

NOTE 4 LONG-TERM BORROWINGS

Long-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Fixed Rate Notes due 2000 -- 2014.........................  $2,757,851    $1,961,340
Fixed Rate Subordinated Notes due 2002....................     174,765       174,677
Medium-Term Senior Notes..................................   2,143,010     1,936,835
Medium-Term Subordinated Notes............................     148,200       182,950
                                                            ----------    ----------
                                                            $5,223,826    $4,255,802
                                                            ==========    ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company issued $525,000 of 6.38 percent senior notes due 2004 and $275,000 of 7.63 percent senior notes due 2009 on May 18, 1999 and December 1, 1999, respectively.

Interest rates on the fixed rate notes and the fixed rate subordinated notes outstanding at December 31, 1999 ranged from 6.38 percent to 9.25 percent. The weighted-average interest rates on these notes outstanding at December 31, 1999 and 1998 were 7.20 percent and 7.35 percent, respectively. Interest on the notes is payable semi-annually.

At December 31, 1999 and 1998, the Company had outstanding $1,422,210 and $1,267,135 of fixed rate Medium-Term Notes and $869,000 and $852,650 of variable rate Medium-Term Notes, respectively. The Medium-Term Notes outstanding at December 31, 1999 and 1998 had weighted-average interest rates of 6.76 percent and 6.48 percent, respectively.

At December 31, 1999, the total long-term borrowings of the Company had an average maturity of 4.96 years. The aggregate amount of principal repayment requirements on long-term borrowings for each of the five years subsequent to December 31, 1999, and the total amount due thereafter, was as follows:

2000........................................................  $  875,373
2001........................................................     357,500
2002........................................................     602,465
2003........................................................     706,837
2004........................................................     850,434
Thereafter..................................................   1,831,217
                                                              ----------
                                                              $5,223,826

The Company has entered into interest rate swap agreements which effectively convert substantially all of its fixed rate debt into floating rate debt. The floating interest rates are based on LIBOR and generally adjust semi-annually. The effective weighted-average interest rates on the long-term borrowings, after giving effect to the interest rate swap agreements, were 6.94 percent and 6.42 percent at December 31, 1999 and 1998, respectively. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's long-term borrowings by $22,593, $15,606 and $10,966 for the years ended December 31, 1999, 1998 and 1997, respectively. The notional amounts and maturities of the interest rate swap agreements outstanding at December 31, 1999 were as follows:

2000........................................................  $  747,000
2001........................................................     284,000
2002........................................................     279,500
2003........................................................     645,500
2004........................................................     690,200
Thereafter..................................................   1,559,810
                                                              ----------
                                                              $4,206,010

At December 31, 1999 and 1998, the fair values of long-term borrowings were $5,140,331 and $4,325,014, respectively, as compared to the carrying amounts of $5,223,826 and $4,255,802, respectively. The estimated fair value of long-term borrowings was based upon quoted market prices for the same or similar issues and pricing models. The fair values of the interest rate swaps were $127,097 payable and $113,226 receivable at December 31, 1999 and 1998, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings was based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

interest rates. The carrying amounts of the interest rate swap agreements included in the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998 were net receivables of $12,075 and $8,827, respectively. See Notes 1 and 8 for a further discussion of interest rate swap agreements used for hedging purposes.

NOTE 5 PREFERRED STOCK

  Preferred Stock Issued by Paine Webber Group Inc.

The Company is authorized to issue up to 20,000,000 shares of preferred stock, in one or more series.

Redeemable Preferred Stock -- In connection with the acquisition of certain net assets and specific businesses of Kidder, Peabody Group Inc. ("Kidder") in December 1994, the Company issued 2,500,000 shares of 20-year 9 percent Cumulative Redeemable Preferred Stock, Series C (the "Redeemable Preferred Stock"), with a stated value and liquidation preference of $100.00 per share. The Redeemable Preferred Stock was recorded at its fair value of $185,000 at the date of issuance, which was increased periodically by charges to retained earnings, using the interest method, so that the carrying amount would have equaled the redemption amount of $250,000 at the mandatory redemption date on December 15, 2014. The Redeemable Preferred Stock was redeemable at any time, in whole or in part, on or after December 16, 1999 at the option of the Company at a price of $100.00 per share, plus accrued and unpaid dividends.

At the earliest redemption date of December 16, 1999, the Company redeemed the Redeemable Preferred Stock which resulted in a charge to stockholders' equity equal to the difference between the carrying value and par value (unamortized discount) of $59,883. Dividends on the Redeemable Preferred Stock were cumulative and payable in quarterly installments. Holders of the Redeemable Preferred Stock had no voting rights, except in the event of certain dividend payment defaults.

  Preferred Stock Issued by Subsidiary Trusts

Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Company Guaranteed Related Subordinated Debt -- In December 1996, PWG Capital Trust I, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $195,000 (7,800,000 shares) of 8.30 percent Preferred Trust Securities to the public at $25.00 per security and $6,031 (241,238 securities) of 8.30 percent Common Trust Securities to the Company at $25.00 per security. In March 1997, PWG Capital Trust II, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $198,750 (7,950,000 securities) of 8.08 percent Preferred Trust Securities to the public at $25.00 per security and $6,147 (245,877 securities) of 8.08 percent Common Trust Securities to the Company at $25.00 per security. The 8.30 percent Preferred Trust Securities and the 8.08 percent Preferred Trust Securities (collectively, the "Preferred Trust Securities") have a stated liquidation amount of $25.00 per share.

PWG Capital Trust I and PWG Capital Trust II (collectively, the "Trusts") exist for the sole purpose of issuing the Preferred Trust Securities and common securities and investing the proceeds in an equivalent amount of junior subordinated debentures of the Company. The sole assets of PWG Capital Trust I at December 31, 1999 were $201,031 of 8.30 percent Junior Subordinated Debentures due December 1, 2036 issued by the Company. The sole assets of PWG Capital Trust II at December 31, 1999 were $204,897 of 8.08 percent Junior Subordinated Debentures due March 1, 2037 issued by the Company. The 8.30 percent Junior Subordinated Debentures and the 8.08 percent Junior Subordinated Debentures (collectively, the "Junior Subordinated Debentures") held by the Trusts are redeemable by the Company, in whole or in part, on or after December 1, 2001 and March 1, 2002, respectively. If the Company redeems Junior Subordinated Debentures, the Trust must redeem Preferred Trust

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures.

The Company guarantees payment to the holders of the Preferred Trust Securities, on a subordinated basis, to the extent the Company has made principal and interest payments on the Junior Subordinated Debentures. This guarantee, together with the Company's obligations under the Junior Subordinated Debentures, provides a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Trust Securities. Dividends on the Preferred Trust Securities are cumulative, payable monthly in arrears, and are deferrable at the Company's option for periods not to exceed sixty consecutive months. The Company generally cannot pay dividends on its preferred and common stocks during such deferments. Dividends on the Preferred Trust Securities have been classified as minority interest in the Company's Consolidated Statements of Income.

NOTE 6 COMMON STOCK

In accordance with the repurchase programs, the Company had available to repurchase at December 31, 1999 a maximum of 18,681,999 shares of its common stock. Subsequent to December 31, 1999, the Company's Board of Directors increased the number of shares of common stock authorized for repurchase by 18,000,000.

NOTE 7 CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule and New York Stock Exchange ("NYSE") Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of December 31, 1999, PWI's net capital of $892,165 was 7.5 percent of December 29, 1999 aggregate debit items and its net capital in excess of the minimum required was $649,034.

Advances, dividend payments and other equity distributions by PWI and other regulated subsidiaries are restricted by the regulations of the SEC, NYSE, and international securities and banking agencies, as well as by covenants in various loan agreements. At December 31, 1999, the equity of PWG's subsidiaries totaled approximately $2,900,000. Of this amount, approximately $453,000 was not available for payment of cash dividends and advances to PWG.

Under the terms of certain credit agreements, PWG is subject to dividend payment restrictions and minimum net worth and net capital requirements. At December 31, 1999, these restrictions did not affect PWG's ability to pay dividends to its shareholders.

NOTE 8 FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Consolidated Statements of Financial Condition and are indicative only of the volume of activity at December 31, 1999 and 1998. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on-and off-balance-sheet transactions.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

NOTIONAL OR CONTRACT AMOUNT AT         DECEMBER 31, 1999             DECEMBER 31, 1998
------------------------------     --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,417,186    $17,540,786    $30,296,601    $35,558,370
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    1,380,925      1,373,981      2,709,421      2,628,824
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      144,034        239,682        156,519        332,248
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    3,557,193      5,538,887      3,890,619      4,336,300
Interest rate swaps and caps.....    1,688,762        419,989      1,292,620        282,546

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of December 31, 1999 and 1998. The fair value amounts are netted by counterparty when specific conditions are met.

FAIR VALUE AT                                       DECEMBER 31, 1999         DECEMBER 31, 1998
-------------                                    -----------------------    ----------------------
                                                  ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                                 --------    -----------    -------    -----------
Mortgage-backed forward contracts and options
  written and purchased........................  $159,228     $114,838      $85,995      $76,315
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased....................................    20,274       20,158       31,622       31,726
Equity securities contracts including stock
  index futures, forwards, and options written
  and purchased................................   152,024       48,835       26,806       46,606
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased........................    29,584       20,177       12,183       55,015
Interest rate swaps and caps...................    31,569       11,087       34,749        8,096

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes during the years ended December 31, 1999 and 1998. The average fair value is based on the average of the month-end balances during the year.

AVERAGE FAIR VALUE FOR THE YEARS ENDED           DECEMBER 31, 1999          DECEMBER 31, 1998
--------------------------------------        -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $171,113     $163,954      $158,215     $146,522
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    22,549       22,377        46,222       45,895
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    63,624       40,321        20,836       42,995
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    11,932       49,800        16,547       41,786
Interest rate swaps and caps................    18,593        6,754        13,423       40,760

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At December 31, 1999, substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Consolidated Statements of Financial Condition and amounted to $392,679 and $191,355 at December 31, 1999 and 1998, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk. See Note 1 for a further discussion of derivative financial instruments.

The following table summarizes the Company's principal transactions revenues by business activity for the years ended December 31, 1999 and 1998. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

YEARS ENDED DECEMBER 31,                                         1999         1998
------------------------                                      ----------    --------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................  $  501,819    $451,668
Equities (includes stock index futures, forwards and options
  contracts)................................................     446,168     279,720
Municipals (includes futures and options contracts).........     162,093     137,419
                                                              ----------    --------
                                                              $1,110,080    $868,807
                                                              ==========    ========

  Held or Issued for Purposes other than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of December 31, 1999 and 1998, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $4,206,010 and $3,096,985, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at December 31, 1999 into floating rate debt. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at December 31, 1999 and 1998. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Notes 1 and 4 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 9 RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks, and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds, and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At December 31, 1999, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities, and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at December 31, 1999 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 10 COMMITMENTS AND CONTINGENCIES

  Leases

The Company leases office space and equipment under noncancelable operating lease agreements which expire at various dates through 2015. As of December 31, 1999, the aggregate minimum future rental payments required by operating leases with initial or remaining lease terms exceeding one year were as follows:

2000..................................................    $  166,168
2001..................................................       155,240
2002..................................................       146,857
2003..................................................       142,583
2004..................................................       136,963
Thereafter............................................       897,467
                                                          ----------
                                                          $1,645,278
                                                          ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Rentals are subject to periodic escalation charges and do not include amounts payable for insurance, taxes and maintenance. In addition, minimum payments have not been reduced by future minimum sublease rental income of $7,859.

For the years ended December 31, 1999, 1998 and 1997, rent expense under operating leases was $183,967, $168,417 and $160,973, respectively.

  Other Commitments and Contingencies

At December 31, 1999 and 1998, the Company was contingently liable under unsecured letters of credit totaling $139,156 and $159,647, respectively, which approximated fair value. At December 31, 1999, certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are fully collateralized by customer margin securities. At December 31, 1999, the Company had outstanding $101,400 of such standby letters of credit. At December 31, 1999 and 1998, securities with a fair value of $2,536,073 and $2,008,145, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at December 31, 1999, the Company had commitments of $858,122, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and other commitments to investment partnerships. Settlement of these transactions at December 31, 1999 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as a defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 11 EMPLOYEE INCENTIVE AWARDS

The Company's various Stock Option and Award Plans (the "Plans") provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock purchase rights, performance units and other stock based awards. At December 31, 1999 and 1998, there were 10,597,664 and 9,502,661 shares, respectively, available for future stock option, common stock and restricted stock awards under these plans. The Company had no stock appreciation rights, performance units or stock purchase rights outstanding at December 31, 1999.

  Nonqualified Stock Options

Officers and other key employees are granted nonqualified stock options to purchase shares of common stock at a price not less than the fair market value of the stock on the date the option is granted. Options for the Company's common stock have also been granted to limited partnerships, in

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

which key employees of the Company are limited partners, and to non-employee directors. Options are exercisable in ratable installments or otherwise, generally over a period of one to five years from the date of grant. The rights generally expire within seven to ten years after the date of grant.

Beginning in January 1999, the Company established the Equity Plus Program which allows eligible employees to purchase shares of the Company's common stock at a price equal to fair market value on the purchase date and receive stock options based upon the number of shares purchased under the Program. The maximum number of shares an employee can purchase is 1,000 per year. The nonqualified stock options have a price equal to the fair market value of the stock on the date the option is granted. Shares purchased under the Equity Plus Program are restricted from resale for two years from the time of purchase, and the options that are granted under the Equity Plus Program have a three year vesting requirement and expire seven years after the date of grant. The number of common shares authorized for purchase by eligible employees is 3,000,000 per annum. During 1999, employees of the Company purchased 1,484,983 shares under the Equity Plus Program and received 3,005,209 options.

The activity during the years ended December 31, 1997, 1998 and 1999 is set forth below. In January 2000, eligible participants were granted nonqualified stock options for 1,822,500 shares which are not included in the table below.

                                                NUMBER OF     EXERCISE PRICE    WEIGHTED-AVERAGE
                                                  SHARES        PER SHARE        EXERCISE PRICE
                                                ----------    --------------    ----------------
Options outstanding at December 31, 1996
  (6,351,551 exercisable).....................  26,330,606    $ 4.37 - 17.71         $11.80
Granted.......................................   7,726,325     18.50 - 34.22          27.58
Exercised.....................................  (4,964,542)     4.37 - 14.08          10.60
Terminated....................................    (928,594)     4.37 - 22.50          13.89
                                                ----------    --------------         ------
Options outstanding at December 31, 1997
  (6,062,722 exercisable).....................  28,163,795    $ 4.43 - 34.22         $16.27
Granted.......................................   5,865,220     30.69 - 42.63          36.19
Exercised.....................................  (2,953,503)     4.43 - 34.22          10.48
Terminated....................................    (826,541)     4.93 - 34.22          22.06
                                                ----------    --------------         ------
Options outstanding at December 31, 1998
  (8,712,066 exercisable)                       30,248,971    $ 4.93 - 42.63         $20.54
Granted.......................................   3,594,777     35.78 - 48.03          39.70
Exercised.....................................  (2,329,596)     4.93 - 36.78          11.43
Terminated....................................    (861,589)     6.69 - 46.66          27.30
                                                ----------    --------------         ------
Options outstanding at December 31, 1999
  (13,072,821 exercisable)....................  30,652,563    $ 5.00 - 48.03         $23.29
                                                ==========    ==============         ======

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The following table summarizes information about stock options outstanding at December 31, 1999:

                                 OPTIONS OUTSTANDING
                               ------------------------     OPTIONS EXERCISABLE
                                            WEIGHTED-     -----------------------
                               WEIGHTED-     AVERAGE                    WEIGHTED-
   RANGE OF       NUMBER OF     AVERAGE     REMAINING      NUMBER OF     AVERAGE
EXERCISE PRICES    SHARES      EXERCISE    CONTRACTUAL      SHARES      EXERCISE
   PER SHARE     OUTSTANDING     PRICE     LIFE (YEARS)   EXERCISABLE     PRICE
---------------  -----------   ---------   ------------   -----------   ---------
$ 5.00 - 13.00    7,228,012     $10.76         4.2         7,228,012     $10.76
 13.01 - 21.00    9,795,481      15.15         4.7         5,832,343      14.54
 21.01 - 29.00      789,750      22.47         4.3                --         --
 29.01 - 37.00    7,481,268      34.68         5.2            11,346      34.41
 37.01 - 48.03    5,358,052      39.28         6.2             1,120      44.89
$ 5.00 - 48.03   30,652,563     $23.29         5.0        13,072,821     $12.47

The Company accounts for stock option grants in accordance with APB Opinion No.
25. Accordingly, no compensation cost has been recognized for its stock option grants. Pro forma information regarding net income and earnings per share is required under SFAS No. 123 and has been determined as if the Company had accounted for all post 1994 stock option grants based on the fair value method. The pro forma information presented below is not representative of the effect stock options will have on pro forma net income or earnings per share for future years.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: dividend yields of 1.1 percent, 1.2 percent and 1.7 percent; expected lives of 4.0 years, 3.8 years, and 3.8 years; risk-free interest rates of 5.5 percent, 5.0 percent and 6.2 percent; and expected volatility of 38 percent, 35 percent and 33 percent. The weighted-average fair values of options granted during 1999, 1998 and 1997 were $13.64, $11.15 and $8.52, respectively.

For purposes of the pro forma information, the fair values of the 1999, 1998 and 1997 stock option grants are amortized over the vesting period. The pro forma information for the years ended 1999, 1998 and 1997 was as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
NET INCOME
  As reported....................................  $628,599    $433,555    $415,449
  Pro forma......................................  $592,684    $406,967    $397,131
EARNINGS PER COMMON SHARE
Basic
  As reported....................................  $   3.77(1) $   2.91    $   2.84
  Pro forma......................................  $   3.52(1) $   2.72    $   2.70
Diluted
  As reported....................................  $   3.56(1) $   2.72    $   2.56
  Pro forma......................................  $   3.33(1) $   2.55    $   2.44

------------
(1) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

  Restricted Stock Awards

Restricted stock awards are granted to key employees, whereby shares of the Company's common stock are awarded in the name of the employee, who has all rights of a stockholder, subject to certain

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

sale and transfer restrictions. The awards generally contain restrictions on sales and transfers ranging from one to three years. The restricted stock awards are subject to forfeiture if the employee terminates prior to the prescribed restriction period.

During the years ended December 31, 1999, 1998 and 1997, the Company awarded 3,498,900, 2,357,604 and 2,174,502 shares, respectively, of restricted stock, net of forfeitures. Restricted stock awards are expensed in the service year to which the grant relates at the value of the stock on grant date. The charge to compensation expense, net of forfeitures, amounted to $136,362, $88,966 and $87,803 in the years ended December 31, 1999, 1998 and 1997, respectively.

  Other Deferred Compensation Awards

Eligible employees in the Company's Private Client Group participate in the PaineWebber PartnerPlus Plan (the "PartnerPlus Plan"), a nonqualified deferred compensation plan. Under the PartnerPlus Plan, the Company makes annual contributions and the employee may elect to make voluntary pre-tax contributions, subject to a maximum percent of the Company contribution. The Company and employee contributions earn tax-deferred interest for ten years. Company contributions made beginning January 1, 1999 and the interest thereon generally vest 20 percent per year beginning the sixth year from the date of contribution, through year ten. Company contributions made prior to January 1, 1999, vest after four years, and the related interest vests after ten years from the date of contribution. Voluntary contributions vest immediately and the interest thereon vests on the same terms as interest on Company contributions. The Company expenses these costs over the service period.

NOTE 12 EMPLOYEE BENEFIT PLANS

  Defined Benefit Pension Plan

In 1998, the Company adopted SFAS No. 132 "Employers' Disclosure about Pension and Other Postretirement Benefits" which revised and standardized disclosure requirements. Prior year disclosures have been restated to comply with SFAS No. 132.

The Company has a non-contributory defined benefit pension plan (the "Plan"), which provides benefits to eligible employees. As of December 31, 1998, the Company amended its Plan to freeze future accruals except as related to employees meeting certain age and years of service eligibility requirements. Pension expense for the years ended 1999, 1998 and 1997 for the Plan included the following components:

YEARS ENDED DECEMBER 31,                               1999        1998       1997
------------------------                             --------    --------    -------
Service cost.......................................  $ 15,900    $ 23,729    $19,373
Interest cost......................................    27,860      27,016     23,576
Expected return on Plan assets.....................   (35,394)    (37,085)   (28,991)
Amortization of transition asset...................      (840)       (840)      (840)
Amortization of prior service cost.................        --       1,742      2,037
Recognized actuarial loss..........................     2,748       6,289      5,783
                                                     --------    --------    -------
Net periodic pension cost..........................  $ 10,274    $ 20,851    $20,938
                                                     ========    ========    =======

The following table provides a reconciliation of the Plan's benefit obligation and fair value of Plan assets, as well as a summarization of the Plan's funded status and prepaid pension asset which is

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

included in other assets on the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998:

                                                                1999        1998
                                                              --------    --------
Change in Benefit Obligation:
  Benefit obligation at beginning of year...................  $406,458    $394,583
     Service cost...........................................    15,900      23,729
     Interest cost..........................................    27,860      27,016
     Actuarial gain.........................................   (49,113)     (3,731)
     Effect of curtailment..................................        --     (18,003)
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Benefit obligation at end of year.........................   380,508     406,458
                                                              --------    --------
Change in Plan Assets:
  Fair value of Plan assets at beginning of year............   424,874     399,010
     Actual return on assets................................    25,453      33,000
     Employer contribution..................................        --      10,000
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Fair value of Plan assets at end of year..................   429,730     424,874
                                                              --------    --------
Funded status...............................................    49,222      18,416
Unrecognized transition asset...............................    (2,005)     (2,845)
Unrecognized net loss.......................................    21,212      63,132
                                                              --------    --------
Prepaid pension asset at year-end...........................  $ 68,429    $ 78,703
                                                              ========    ========

The benefit obligation for the Plan was determined using an assumed discount rate of 8.0 percent for 1999 and 7.0 percent for 1998, and an assumed rate of compensation increase of 4 percent for 1999 and 5 percent for 1998. The weighted-average assumed rate of return on Plan assets was 8.5 percent for 1999 and 9.5 percent for 1998 and 1997. The Company's funding policy is to contribute to the Plan amounts that can be deducted for federal income tax purposes. Plan assets consist primarily of equity securities and U.S. government and agency obligations.

  Defined Contribution Pension Plan

Effective January 1, 1999, the Company established the PaineWebber 401(k) Plus Plan (the "Plus Plan") which was developed for eligible employees of the Company to modify the PaineWebber Savings Investment Plan and replace the benefits that employees would have accrued under the frozen defined benefit pension plan. The Plus Plan is a defined contribution pension plan that includes two retirement benefit features: an employee savings investment plan (401(k)) and an annual retirement contribution that the Company will make to the Plus Plan on the employee's behalf. Employee contributions vest immediately while Company contributions are subject to certain vesting provisions.

Under the new Plus Plan, a portion of the employee's 401(k) contributions are matched by the Company on a graduated scale based on the Company's pre-tax earnings. The provision for Company contributions for amounts contributed or to be contributed in cash and/or stock of the Company to the 401(k) and invested in the PaineWebber Common Stock Fund amounted to approximately $22,900, $14,100 and $13,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

The annual retirement contribution feature provides a Company contribution equal to a percentage based on the employee's eligible compensation and the employee's number of years of service with the

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Company. The provision for the Company's annual retirement contribution to be contributed in cash for the year ended December 31, 1999 is $24,300.

  Other Benefit Plans

The Company also provides certain life insurance and healthcare benefits to employees. The costs of such benefits for the years ended December 31, 1999, 1998 and 1997 were $72,500, $57,600 and $55,400, respectively.

NOTE 13 INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes, net deferred tax assets are included in other assets in the Consolidated Statements of Financial Condition. Deferred tax assets are reflected without reduction for a valuation allowance. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999, 1998 and 1997 were as follows:

                                                     1999        1998        1997
                                                   --------    --------    --------
DEFERRED TAX ASSETS
Employee benefits................................  $395,326    $276,367    $229,449
Accelerated income and deferred deductions.......   117,978      92,724      91,263
Acquired tax benefits............................       730      25,472      46,000
Other............................................    29,509      20,554      23,627
                                                   --------    --------    --------
  Total deferred tax assets......................   543,543     415,117     390,339
                                                   --------    --------    --------
DEFERRED TAX LIABILITIES
Tax over book depreciation.......................     8,947       6,792      16,450
Accelerated deductions and deferred income.......    70,076      41,414      36,753
Safe harbor leases...............................     3,198       4,385       5,282
Valuation of trading assets and investments......    70,412      45,662      57,781
Other............................................     3,203       3,254       3,581
                                                   --------    --------    --------
  Total deferred tax liabilities.................   155,836     101,507     119,847
                                                   --------    --------    --------
Net deferred tax asset...........................  $387,707    $313,610    $270,492
                                                   ========    ========    ========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The significant components of the provision for income taxes for the years ended December 31, 1999, 1998 and 1997 were as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
CURRENT
Federal..........................................  $360,596    $262,733    $235,349
State............................................    45,970      14,501      56,476
Foreign..........................................    41,490      15,092      10,735
                                                   --------    --------    --------
  Total current..................................   448,056     292,326     302,560
                                                   --------    --------    --------
DEFERRED
Federal..........................................   (67,871)    (59,732)    (56,373)
State............................................    (7,298)     14,562     (17,348)
Foreign..........................................     1,072       2,052        (213)
                                                   --------    --------    --------
  Total deferred.................................   (74,097)    (43,118)    (73,934)
                                                   --------    --------    --------
                                                   $373,959    $249,208    $228,626
                                                   ========    ========    ========

The reconciliation of income taxes, computed at the statutory federal rate, to the provision for income taxes recorded for the years ended December 31, 1999, 1998 and 1997, was as follows:

                                 1999                1998                1997
                           ----------------    ----------------    ----------------
YEARS ENDED DECEMBER 31,    AMOUNT      %       AMOUNT      %       AMOUNT      %
------------------------   --------    ----    --------    ----    --------    ----
Tax at statutory federal
  rate...................  $362,181    35.0    $250,252    35.0    $235,587    35.0
State and local income
  taxes, net of federal
  tax benefit............    25,137     2.4      18,891     2.6      25,433     3.8
Foreign rate
  differential...........    (3,709)   (0.4)        902     0.1      (1,926)   (0.3)
Nontaxable dividends and
  interest...............    (6,657)   (0.6)     (6,264)   (0.8)     (6,936)   (1.0)
Nondeductible expenses...     6,757     0.7       3,261     0.5       3,251     0.5
Minority interest........   (11,285)   (1.1)    (11,285)   (1.6)    (10,161)   (1.5)
Other, net...............     1,535     0.1      (6,549)   (0.9)    (16,622)   (2.5)
                           --------    ----    --------    ----    --------    ----
                           $373,959    36.1    $249,208    34.9    $228,626    34.0
                           ========    ====    ========    ====    ========    ====

Income taxes paid for the years ended December 31, 1999, 1998 and 1997 were $379,194, $236,597 and $278,553, respectively.

Undistributed earnings of the Company's foreign subsidiaries are considered to be permanently reinvested and, accordingly, no provision for U.S. income taxes is required on such earnings. As of December 31, 1999, such earnings were estimated to be $293,000. The estimated U.S. income taxes that would be payable upon the repatriation of such earnings were not material.

NOTE 14 EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per share computations:

YEARS ENDED DECEMBER 31,                   1999            1998            1997
------------------------               ------------    ------------    ------------
NUMERATOR
Net income...........................  $    628,599    $    433,555    $    415,449
  Preferred stock dividends..........       (22,802)        (23,647)        (29,513)
  Unamortized discount charged to
     equity on redemption of
     preferred stock.................       (59,883)             --              --
                                       ------------    ------------    ------------
Net income applicable to common
  shares for basic earnings per
  share..............................       545,914         409,908         385,936
                                       ------------    ------------    ------------
Effect of dilutive securities:
  Preferred stock dividends..........            --              --           6,000
  Interest savings on convertible
     debentures......................            --             279           1,030
                                       ------------    ------------    ------------
                                                 --             279           7,030
                                       ------------    ------------    ------------
Net income applicable to common
  shares for diluted earnings per
  share..............................  $    545,914    $    410,187    $    392,966
                                       ------------    ------------    ------------
DENOMINATOR
Weighted-average common shares for
  basic earnings per share...........   144,931,042     140,863,761     135,943,063
Weighted-average effect of dilutive
  securities:
  Employee stock options and
     awards..........................     8,283,402       8,870,423       7,759,013
  Convertible debentures.............            --         877,241       1,984,328
     6% Convertible Preferred
       Stock.........................            --              --     7,661,580(1)
                                       ------------    ------------    ------------
Dilutive potential common shares.....     8,283,402       9,747,664      17,404,921
Weighted-average common and common
  equivalent shares for diluted
  earnings per share.................   153,214,444     150,611,425     153,347,984
                                       ------------    ------------    ------------
EARNINGS PER COMMON SHARE
Basic................................  $     3.77(2)   $       2.91    $       2.84
Diluted..............................  $     3.56(2)   $       2.72    $       2.56
                                       ============    ============    ============

------------
(1) The 6% Convertible Preferred Stock was converted into 8,273,600 common shares on December 4, 1997.

(2) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16,1999.

NOTE 15 SEGMENT REPORTING DATA

In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company offers a wide variety of products and services, primarily those of a full service broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital markets products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                          1999                                        1998                         1997
                        -----------------------------------------   -----------------------------------------   -----------
                        INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL
                        -----------   -------------   -----------   -----------   -------------   -----------   -----------
Total revenues........  $ 4,676,467    $ 3,146,286    $ 7,822,753   $ 3,978,301    $ 3,271,281    $ 7,249,582   $ 3,556,246
Net interest
 revenues.............      368,853        222,009        590,862       314,078        194,162        508,240       274,762
Net revenues..........    4,014,049      1,276,126      5,290,175     3,373,456      1,031,658      4,405,114     3,082,359
Depreciation and
 amortization.........       78,868         20,855         99,723        49,639         24,657         74,296        37,637
Income before taxes
 and minority
 interest.............      641,870        392,932      1,034,802       494,666        220,341        715,007       443,376
Total assets..........   21,828,324     39,784,052     61,612,376    18,330,427     35,845,494     54,175,921    14,736,069
Expenditures for long-
 lived assets.........      145,531        106,655        252,186        89,460         91,957        181,417        45,950
                        ===========    ===========    ===========   ===========    ===========    ===========   ===========

                                   1997
                        ---------------------------
                        INSTITUTIONAL      TOTAL
                        -------------   -----------
Total revenues........   $ 3,100,706    $ 6,656,952
Net interest
 revenues.............       143,812        418,574
Net revenues..........     1,030,043      4,112,402
Depreciation and
 amortization.........        31,063         68,700
Income before taxes
 and minority
 interest.............       229,731        673,107
Total assets..........    42,328,964     57,065,033
Expenditures for long-
 lived assets.........        44,997         90,947
                         ===========    ===========

The following presents information about the Company's operations by geographic area:

                                            1999                                        1998                          1997
                          -----------------------------------------   -----------------------------------------   -------------
                          UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES
                          -------------   -----------   -----------   -------------   -----------   -----------   -------------
Total revenues..........   $ 7,531,898    $  290,855    $ 7,822,753    $ 7,001,967    $  247,615    $ 7,249,582    $ 6,461,976
Net revenues............     5,022,697       267,478      5,290,175      4,239,413       165,701      4,405,114      3,965,289
Income before taxes and
 minority interest......       907,253       127,549      1,034,802        677,646        37,361        715,007        647,268
Total assets............    53,921,208     7,691,168     61,612,376     44,691,427     9,484,494     54,175,921     46,610,462
                           ===========    ==========    ===========    ===========    ==========    ===========    ===========

                                    1997
                          -------------------------
                          NON-U.S.(1)      TOTAL
                          -----------   -----------
Total revenues..........  $   194,976   $ 6,656,952
Net revenues............      147,113     4,112,402
Income before taxes and
 minority interest......       25,839       673,107
Total assets............   10,454,571    57,065,033
                          ===========   ===========

------------
(1) Predominantly the United Kingdom.

--------------------------------------------------------------------------------

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Paine Webber Group Inc.

We have audited the accompanying consolidated statements of financial condition of Paine Webber Group Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paine Webber Group Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

New York, New York

January 31, 2000

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31,                1999          1998          1997          1996         1995(2)
------------------------             -----------   -----------   -----------   -----------   -----------
(IN THOUSANDS OF DOLLARS EXCEPT PER
SHARE AMOUNTS)
OPERATING RESULTS
Total revenues................       $ 7,822,753   $ 7,249,582   $ 6,656,952   $ 5,705,966   $ 5,320,090
Net revenues (including net
  interest)...................       $ 5,290,175   $ 4,405,114   $ 4,112,402   $ 3,735,212   $ 3,350,279
Income before taxes and minority
  interest....................       $ 1,034,802   $   715,007   $   673,107   $   560,033   $   102,677
Net income....................       $   628,599   $   433,555   $   415,449   $   364,350   $    80,750
                                     -----------   -----------   -----------   -----------   -----------
PER COMMON SHARE(1)
Basic earnings................       $    3.77(3)  $      2.91   $      2.84   $      2.55   $      0.37
Diluted earnings..............       $    3.56(3)  $      2.72   $      2.56   $      2.24   $      0.35
Dividends declared............       $      0.44   $      0.44   $      0.41   $      0.32   $      0.32
Book value....................       $     20.04   $     16.76   $     13.80   $     12.19   $     10.41
                                     -----------   -----------   -----------   -----------   -----------
FINANCIAL CONDITION
Total assets..................       $61,612,376   $54,175,921   $57,065,033   $52,513,500   $45,671,294
Long-term borrowings and preferred
  securities..................       $ 5,617,576   $ 4,839,367   $ 3,980,379   $ 3,164,349   $ 2,622,797
Stockholders' equity..........       $ 2,917,257   $ 2,438,943   $ 1,930,963   $ 1,730,425   $ 1,552,288
Total capitalization..........       $ 8,534,833   $ 7,278,310   $ 5,911,342   $ 4,894,774   $ 4,175,085
                                     -----------   -----------   -----------   -----------   -----------

---------------
(1) All per share data reflect a three-for-two common stock split in November 1997.

(2) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                     COMMON STOCK AND QUARTERLY INFORMATION

COMMON STOCK DIVIDEND HISTORY

During 1999, Paine Webber Group Inc. continued its policy of paying quarterly common stock dividends. Dividends declared during the last twelve quarters were as follows:

CALENDAR QUARTER                                        4TH     3RD     2ND     1ST
----------------                                        ----    ----    ----    ----
1999..................................................  $.11    $.11    $.11    $.11
1998..................................................   .11     .11     .11     .11
1997..................................................   .11     .10     .10     .10

On February 3, 2000, Paine Webber Group Inc. declared a 2000 first quarter dividend of $.12 per share, an increase of 9 percent over the fourth quarter of 1999. However, there is no assurance that dividends will continue to be paid in the future, since they are dependent upon income, financial condition and other factors, including the restrictions described in Note 7 in the Notes to Consolidated Financial Statements.

MARKET FOR COMMON STOCK

The common stock of Paine Webber Group Inc. is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange. The following table summarizes the high and low sales prices per share of the common stock as reported on the Composite Tape for the periods indicated:

                                                               HIGH      LOW
                                                              ------    ------
Calendar 1999
  4th Quarter...............................................  $44.00    $31.75
  3rd Quarter...............................................   46.38     34.00
  2nd Quarter...............................................   49.75     38.00
  1st Quarter...............................................   42.06     32.63
Calendar 1998
  4th Quarter...............................................  $44.50    $20.38
  3rd Quarter...............................................   53.38     29.25
  2nd Quarter...............................................   49.44     39.44
  1st Quarter...............................................   43.13     28.69

On February 11, 2000 the last reported sale price per share of Paine Webber Group, Inc. common stock on the NYSE was $37.56. The approximate number of holders of record of Paine Webber Group Inc. common stock as of the close of business on February 11, 2000 was 6,077.

--------------------------------------------------------------------------------

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                        EARNINGS PER
                                                         INCOME BEFORE                     COMMON
(IN THOUSANDS OF DOLLARS     TOTAL          NET            TAXES AND          NET           SHARE
EXCEPT PER SHARE AMOUNTS)   REVENUES      REVENUES     MINORITY INTEREST     INCOME     BASIC/DILUTED
-------------------------  ----------    ----------    -----------------    --------    -------------
Calendar 1999
  4th Quarter...........   $2,068,273    $1,390,210        $274,131         $166,294    $     .71/.67(1)
  3rd Quarter...........    1,860,192     1,237,167         225,985          138,202          .91/.86
  2nd Quarter...........    1,970,978     1,347,907         269,667          163,504        1.08/1.02
  1st Quarter...........    1,923,310     1,314,891         265,019          160,599        1.06/1.01
Calendar 1998
  4th Quarter...........   $1,735,041    $1,096,493        $166,214         $100,427    $     .66/.63
  3rd Quarter...........    1,809,148     1,031,476         138,599           82,892          .54/.51
  2nd Quarter...........    1,900,283     1,162,168         211,999          129,501          .88/.82
  1st Quarter...........    1,805,110     1,114,977         198,195          120,735          .82/.77

------------
(1) Reflects the effect of unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

The sum of the quarterly earnings per share amounts does not equal the annual amount reported, as per share amounts are computed independently for each quarter and the full year based on respective weighted-average common and common equivalent shares outstanding during each period.

--------------------------------------------------------------------------------

                          FIVE-YEAR FINANCIAL SUMMARY
          (In thousands of dollars except share and per share amounts)

                                         1999                   1998                   1997                   1996
                                 --------------------   --------------------   --------------------   --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %        AMOUNT        %        AMOUNT        %        AMOUNT        %
------------------------         ------------   -----   ------------   -----   ------------   -----   ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $  1,115,508    21.1   $    992,816    22.5   $    884,341    21.5   $    821,499    22.0
Mutual funds and insurance.....       545,125    10.3        438,598    10.0        415,855    10.1        380,982    10.2
Over-the-counter securities and
 other.........................       288,326     5.5        209,869     4.8        196,595     4.8        178,994     4.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,948,959    36.9      1,641,283    37.3      1,496,791    36.4      1,381,475    37.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       501,819     9.5        451,668    10.3        514,976    12.5        500,391    13.4
Equities.......................       446,168     8.4        279,720     6.3        408,969     9.9        379,446    10.2
Municipals.....................       162,093     3.1        137,419     3.1        131,703     3.2        143,778     3.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,110,080    21.0        868,807    19.7      1,055,648    25.6      1,023,615    27.4
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
ASSET MANAGEMENT...............       911,099    17.2        713,570    16.2        542,755    13.2        453,267    12.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       248,407     4.7        265,721     6.0        249,777     6.1        226,063     6.1
 Municipal obligations.........        89,098     1.7        117,978     2.7         76,964     1.9         53,914     1.4
Private placement and other
 fees..........................       220,719     4.2        147,273     3.3        133,260     3.2        111,187     3.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                      558,224    10.6        530,972    12.0        460,001    11.2        391,164    10.5
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
OTHER..........................       170,951     3.2        142,242     3.2        138,633     3.4        146,708     3.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INTEREST.......................     3,123,440    59.0      3,352,708    76.1      2,963,124    72.1      2,309,737    61.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL REVENUES.................     7,822,753   147.9      7,249,582   164.5      6,656,952   161.9      5,705,966   152.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
INTEREST EXPENSE...............     2,532,578   (47.9)     2,844,468   (64.5)     2,544,550   (61.9)     1,970,754   (52.8)
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
NET REVENUES...................  $  5,290,175   100.0   $  4,405,114   100.0   $  4,112,402   100.0   $  3,735,212   100.0
                                 ============   =====   ============   =====   ============   =====   ============   =====

                                       1995(1)
                                 --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %
------------------------         ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $    816,517    24.4
Mutual funds and insurance.....       302,654     9.0
Over-the-counter securities and
 other.........................       153,595     4.6
                                 ------------   -----
                                    1,272,766    38.0
                                 ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       396,787    11.8
Equities.......................       377,650    11.3
Municipals.....................       139,764     4.2
                                 ------------   -----
                                      914,201    27.3
                                 ------------   -----
ASSET MANAGEMENT...............       399,540    11.9
                                 ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       207,499     6.2
 Municipal obligations.........        43,578     1.3
Private placement and other
 fees..........................        75,700     2.2
                                 ------------   -----
                                      326,777     9.7
                                 ------------   -----
OTHER..........................       150,056     4.5
                                 ------------   -----
INTEREST.......................     2,256,750    67.4
                                 ------------   -----
TOTAL REVENUES.................     5,320,090   158.8
                                 ============   =====
INTEREST EXPENSE...............     1,969,811   (58.8)
                                 ------------   -----
NET REVENUES...................  $  3,350,279   100.0
                                 ============   =====

NON-INTEREST EXPENSES
Compensation and benefits......  $  3,049,568    57.6   $  2,601,364    59.1   $  2,420,296    58.9   $  2,219,129    59.4
Office and equipment...........       352,712     6.7        301,845     6.9        275,532     6.7        267,006     7.1
Communications.................       168,071     3.2        154,272     3.5        153,285     3.7        153,301     4.1
Business development...........       122,678     2.3        103,287     2.3         82,099     2.0         75,981     2.0
Brokerage, clearing and
 exchange fees.................        95,211     1.8         97,430     2.2         86,808     2.1         87,839     2.4
Professional services..........       136,758     2.6        123,265     2.8        129,066     3.1        108,123     2.9
Other..........................       330,375     6.2        308,644     7.0        292,209     7.1        263,800     7.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL NON-INTEREST EXPENSES....     4,255,373    80.4      3,690,107    83.8      3,439,295    83.6      3,175,179    85.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Income before taxes and
 minority interest.............     1,034,802    19.6        715,007    16.2        673,107    16.4        560,033    15.0
Provision for income taxes.....       373,959     7.1        249,208     5.7        228,626     5.6        194,649     5.2
Income before minority
 interest......................       660,843    12.5        465,799    10.5        444,481    10.8        365,384     9.8
Minority interest..............        32,244     0.6         32,244     0.7         29,032     0.7          1,034     0.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Net income.....................  $    628,599    11.9   $    433,555     9.8   $    415,449    10.1   $    364,350     9.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $     3.77(3)          $       2.91           $       2.84           $       2.55
Diluted........................  $     3.56(3)          $       2.72           $       2.56           $       2.24
                                 ------------           ------------           ------------           ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   144,931,042            140,863,761            135,943,063            131,547,207
Diluted........................   153,214,444            150,611,425            153,347,984            153,829,662
                                 ------------           ------------           ------------           ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .44           $        .44           $        .41           $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00           $       9.00           $       9.00           $       9.00
 Convertible Preferred Stock...  $         --           $         --           $       6.00           $       6.00
                                 ============           ============           ============           ============

NON-INTEREST EXPENSES
Compensation and benefits......  $  2,004,585    59.8
Office and equipment...........       266,291     7.9
Communications.................       149,047     4.5
Business development...........        90,752     2.7
Brokerage, clearing and
 exchange fees.................        93,657     2.8
Professional services..........       101,911     3.0
Other..........................       541,359    16.2
                                 ------------   -----
TOTAL NON-INTEREST EXPENSES....     3,247,602    96.9
                                 ------------   -----
Income before taxes and
 minority interest.............       102,677     3.1
Provision for income taxes.....        21,927     0.7
Income before minority
 interest......................        80,750     2.4
Minority interest..............            --     0.0
                                 ------------   -----
Net income.....................  $     80,750     2.4
                                 ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $       0.37
Diluted........................  $       0.35
                                 ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   138,045,626
Diluted........................   152,268,070
                                 ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00
 Convertible Preferred Stock...  $       6.00
                                 ============

------------
(1) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(2) All share and per share data reflect a three-for-two common stock split in November 1997.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               FIRST QUARTER 2000

                                 MARCH 31, 2000

--------------------------------------------------------------------------------

                        PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
REVENUES
Commissions.................................................  $    676,172    $    478,873
Principal transactions......................................       309,289         314,208
Asset management............................................       278,288         206,051
Investment banking..........................................       122,180         125,953
Interest....................................................       981,547         757,160
Other.......................................................        37,645          41,065
                                                              ------------    ------------
     Total revenues.........................................     2,405,121       1,923,310
Interest expense............................................       808,016         608,419
                                                              ------------    ------------
     Net revenues...........................................     1,597,105       1,314,891
                                                              ------------    ------------
NON-INTEREST EXPENSES
Compensation and benefits...................................       949,786         768,714
Office and equipment........................................        96,592          81,452
Communications..............................................        44,123          42,203
Business development........................................        38,901          23,867
Brokerage, clearing & exchange fees.........................        27,303          24,390
Professional services.......................................        49,426          30,452
Other.......................................................       100,755          78,794
                                                              ------------    ------------
     Total non-interest expenses............................     1,306,886       1,049,872
                                                              ------------    ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...................       290,219         265,019
  Provision for income taxes................................       105,809          96,359
                                                              ------------    ------------
INCOME BEFORE MINORITY INTEREST.............................       184,410         168,660
  Minority interest.........................................         8,061           8,061
                                                              ------------    ------------
NET INCOME..................................................  $    176,349    $    160,599
                                                              ============    ============
Net income applicable to common shares......................  $    176,349    $    154,650
                                                              ============    ============
Earnings per common share:
  Basic.....................................................  $       1.22    $       1.06
  Diluted...................................................  $       1.16    $       1.01
Weighted-average common shares:
  Basic.....................................................   145,019,159     145,598,619
  Diluted...................................................   152,336,445     153,728,711
Dividends declared per common share.........................  $       0.12    $       0.11

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   286,899    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      849,756        823,059
Financial instruments owned.................................   22,467,838     21,144,830
Securities received as collateral...........................      809,168      1,079,976
Securities purchased under agreements to resell.............   15,873,737     15,923,948
Securities borrowed.........................................   10,129,834     10,526,638
Receivables, net of allowance for doubtful accounts of
  $27,413 and $30,039 at March 31, 2000 and December 31,
  1999, respectively........................................   11,363,652     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $561,375 and
  $527,718 at March 31, 2000 and December 31, 1999,
  respectively..............................................      628,310        579,819
Other assets................................................    1,105,729      1,069,768
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,855,495    $ 1,884,250
Financial instruments sold, not yet purchased...............    5,732,661      7,099,208
Securities sold under agreements to repurchase..............   27,762,648     25,740,196
Securities loaned...........................................    7,605,308      5,661,200
Obligation to return securities received as collateral......      809,168      1,079,976
Payables....................................................    8,239,030      8,448,217
Other liabilities and accrued expenses......................    2,961,542      3,164,496
Long-term borrowings........................................    5,114,910      5,223,826
                                                              -----------    -----------
                                                               60,080,762     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 194,530,404 shares and 193,145,152 shares at
     March 31, 2000 and December 31, 1999, respectively.....      194,530        193,145
  Additional paid-in capital................................    1,722,842      1,672,085
  Retained earnings.........................................    2,329,992      2,171,080
  Treasury stock, at cost; 49,393,807 shares and 47,557,064
     shares at March 31, 2000 and December 31, 1999,
     respectively...........................................   (1,200,754)    (1,113,736)
  Accumulated other comprehensive income....................       (6,199)        (5,317)
                                                              -----------    -----------
                                                                3,040,411      2,917,257
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   176,349    $   160,599
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       30,118         21,435
  Deferred income taxes.....................................       31,841         11,198
  Amortization of deferred charges..........................       25,332         18,386
  Stock-based compensation..................................       (1,596)         5,790
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      (26,697)        32,778
  Financial instruments owned...............................   (1,302,698)    (2,074,670)
  Securities purchased under agreements to resell...........       50,211     (1,071,797)
  Securities borrowed.......................................      396,804       (702,443)
  Receivables...............................................   (1,073,089)      (379,327)
  Other assets..............................................      (93,806)      (156,608)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (1,366,547)     1,013,811
  Securities sold under agreements to repurchase............    2,022,452      4,119,870
  Securities loaned.........................................    1,944,108        545,931
  Payables..................................................     (209,187)    (1,576,819)
  Other.....................................................     (198,042)      (211,215)
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      405,553       (243,081)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements...............      (80,211)       (45,492)
                                                              -----------    -----------
  Cash used for investing activities........................      (80,211)       (45,492)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments for) proceeds from short-term borrowings......      (28,755)       195,116
Proceeds from:
  Long-term borrowings......................................      196,022        147,000
  Employee stock transactions...............................       54,447         37,576
Payments for:
  Long-term borrowings......................................     (307,530)       (37,600)
  Repurchases of common stock...............................     (111,592)       (56,404)
  Dividends.................................................      (17,436)       (22,067)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (214,844)       263,621
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............      110,498        (24,952)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   286,899    $   203,407
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended March 31, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $865,029 and $577,797 for the three months ended March 31, 2000 and 1999, respectively. Income taxes paid were $86,657 and $63,680 for the three months ended March 31, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At March 31, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          MARCH 31,     DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,685,430    $ 5,864,331
  Mortgages and mortgage-backed........................    9,087,219      9,012,415
  Corporate debt.......................................    1,791,952      1,875,361
  Commercial paper and other short-term debt...........    1,835,741      1,744,036
  Equities and other...................................    2,510,595      2,030,986
  State and municipals.................................      556,901        617,701
                                                         -----------    -----------
                                                         $22,467,838    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 3,998,570    $ 5,804,259
  Mortgages and mortgage-backed........................      100,908        123,049
  Corporate debt.......................................    1,238,058        785,890
  Equities.............................................      379,992        348,485
  State and municipals.................................       15,133         37,525
                                                         -----------    -----------
                                                         $ 5,732,661    $ 7,099,208
                                                         ===========    ===========

NOTE 3: LONG-TERM BORROWINGS

Long-term borrowings at March 31, 2000 and December 31, 1999 consisted of the following:

                                                            MARCH 31,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes due 2000 -- 2014.......................  $2,624,543     $2,757,851
  Fixed Rate Subordinated Notes due 2002..................     174,787        174,765
  Medium-Term Senior Notes................................   2,142,990      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
Non-U.S. Dollar-Denominated:
  Medium-Term Note due 2003...............................      87,390             --
                                                            ----------     ----------
                                                            $5,114,910     $5,223,826
                                                            ==========     ==========

At March 31, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at March 31, 2000 had an average maturity of 5.8 years.

At March 31, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,324,040 and variable rate Medium-Term Notes of $904,150. The Medium-Term Notes outstanding at March 31, 2000 had an average maturity of 4.1 years and a weighted-average interest rate of 6.73 percent.

At March 31, 2000, the interest rate on the Non-U.S. dollar-denominated Medium-Term note was 1.27 percent.

--------------------------------------------------------------------------------

At March 31, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,975,067 and $5,140,331, respectively, as compared to the carrying amounts of $5,114,910 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $142,099 and $127,097 payable at March 31, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's fixed rate debt is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at March 31, 2000 and December 31, 1999 were net receivables of $12,956 and $12,075, respectively. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 4: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of March 31, 2000, PWI's net capital of $1,177,824 was 9.5 percent of aggregate debit items and its net capital in excess of the minimum required was $919,943.

NOTE 5: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at March 31, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                              MARCH 31, 2000             DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $15,768,316   $20,472,150   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    1,799,585     1,800,063     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      201,171       470,999       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    6,987,108     5,358,536     3,557,193     5,538,887
Interest rate swaps and caps...........    1,464,080     2,434,080     1,688,762       419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of March 31, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT            FAIR VALUE AT
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 78,782     $86,714     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    19,365      19,163       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   132,908      58,919      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    28,566      13,008       29,584      20,177
Interest rate swaps and caps.......................    15,624      23,704       31,569      11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended March 31, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                       AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                       THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 93,071     $89,451     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    33,468      30,338       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   136,105      51,531       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    27,772      13,164       11,932      49,800
Interest rate swaps and caps.......................    26,662      18,052       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At March 31, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $275,245 and $392,679 at March 31, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

--------------------------------------------------------------------------------

The following table summarizes the Company's principal transactions revenues by business activity for the three months ended March 31, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                              PRINCIPAL TRANSACTIONS
                                                                     REVENUES
                                                              -----------------------
                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................   $ 57,771     $194,404
Equities (includes stock index futures, forwards and options
  contracts)................................................    206,822       84,907
Municipals (includes futures and options contracts).........     44,696       34,897
                                                               --------     --------
                                                               $309,289     $314,208
                                                               ========     ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of March 31, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,891,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at March 31, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's fixed rate debt by $282 and $5,753 for the three months ended March 31, 2000 and 1999, respectively. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at March 31, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 3 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

--------------------------------------------------------------------------------

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At March 31, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at March 31, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on- or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 7: COMMITMENTS AND CONTINGENCIES

At March 31, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $193,787 and $139,156, respectively, which approximated fair value. At March 31, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At March 31, 2000 and December 31, 1999, the Company had outstanding $118,300 and $101,400, respectively, of such standby letters of credit. At March 31, 2000 and December 31, 1999, securities with fair value of $1,791,490 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at March 31, 2000 and December 31, 1999, the Company had commitments of $1,070,416 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at March 31, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 8: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect

--------------------------------------------------------------------------------
stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months ended March 31, 2000 and 1999 were as follows:

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Net income..................................................  $176,349    $160,599
Foreign currency translation adjustment.....................      (882)     (1,512)
                                                              --------    --------
Total comprehensive income..................................  $175,467    $159,087
                                                              ========    ========

NOTE 9: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                       ----------------------------
                                                           2000            1999
                                                       ------------    ------------
NUMERATOR:
Net income...........................................  $    176,349    $    160,599
  Preferred stock dividends..........................            --          (5,949)
                                                       ------------    ------------
Net income applicable to common shares for basic
  earnings per share.................................       176,349         154,650
                                                       ============    ============
Net income applicable to common shares for diluted
  earnings per share.................................  $    176,349    $    154,650
                                                       ============    ============
DENOMINATOR:
Weighted-average common shares for basic earnings per
  share..............................................   145,019,159     145,598,619
                                                       ============    ============
Weighted-average effect of dilutive employee stock
  options and awards.................................     7,317,286(1)    8,130,092
                                                       ------------    ------------
Dilutive potential common shares.....................     7,317,286       8,130,092
                                                       ------------    ------------
Weighted-average common and common equivalent shares
  for diluted earnings per share.....................   152,336,445     153,728,711
                                                       ============    ============
EARNINGS PER SHARE:
Basic................................................  $       1.22    $       1.06
                                                       ============    ============
Diluted..............................................  $       1.16    $       1.01
                                                       ============    ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effect of 1,925,000 instruments related to convertible debentures.

--------------------------------------------------------------------------------

NOTE 10: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                            THREE MONTHS ENDED MARCH 31, 2000         THREE MONTHS ENDED MARCH 31, 1999
                         ---------------------------------------   ---------------------------------------
                         INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                         ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.........  $1,470,751     $934,370      $2,405,121   $1,104,409     $818,901      $1,923,310
Net revenues...........   1,251,278      345,827       1,597,105      955,113      359,778       1,314,891
Income before taxes and
  minority interest....     199,194       91,025         290,219      155,483      109,536         265,019

Total assets for the Individual and Institutional segments were $25,175,880 and $38,339,043, respectively, at March 31, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

NOTE 11: SUBSEQUENT EVENTS

On April 27, 2000, PWG entered into an agreement and plan of merger (the "Merger Agreement") with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeast, pursuant to which a subsidiary of PWG will merge with and into J.C. Bradford. The all cash transaction, valued at $620 million, is expected to close in the third quarter of this year.

At the May 4, 2000 Annual Meeting of Stockholders, the Company approved to amend the Restated Certificate of Incorporation of PWG to authorize the issuance of up to 150,000,000 shares of Non-Voting Common Stock, par value of $1.00 per share.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              SECOND QUARTER 2000

                                 JUNE 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                              ---------------------------   ---------------------------
                                                  2000           1999           2000           1999
                                              ------------   ------------   ------------   ------------
REVENUES
Commissions.................................  $    560,510   $    488,878   $  1,236,682   $    967,751
Principal transactions......................       181,428        279,846        490,717        594,054
Asset management............................       300,705        224,487        578,993        430,538
Investment banking..........................       155,647        160,133        277,827        286,086
Interest....................................     1,074,208        770,271      2,055,755      1,527,431
Other.......................................        43,928         47,363         81,573         88,428
                                              ------------   ------------   ------------   ------------
     Total revenues.........................     2,316,426      1,970,978      4,721,547      3,894,288
Interest expense............................       905,254        623,071      1,713,270      1,231,490
                                              ------------   ------------   ------------   ------------
     Net revenues...........................     1,411,172      1,347,907      3,008,277      2,662,798
                                              ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits...................       839,603        780,078      1,789,389      1,548,792
Office and equipment........................        99,695         89,330        196,287        170,782
Communications..............................        46,807         42,645         90,930         84,848
Business development........................        41,776         28,534         80,677         52,401
Brokerage, clearing & exchange fees.........        20,300         23,487         47,603         47,877
Professional services.......................        50,455         32,397         99,881         62,849
Other.......................................       100,466         81,769        201,221        160,563
                                              ------------   ------------   ------------   ------------
     Total non-interest expenses............     1,199,102      1,078,240      2,505,988      2,128,112
                                              ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...       212,070        269,667        502,289        534,686
  Provision for income taxes................        76,503         98,102        182,312        194,461
                                              ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST.............       135,567        171,565        319,977        340,225
  Minority interest.........................         8,061          8,061         16,122         16,122
                                              ------------   ------------   ------------   ------------
NET INCOME..................................  $    127,506   $    163,504   $    303,855   $    324,103
                                              ============   ============   ============   ============
Net income applicable to common shares......  $    127,506   $    157,555   $    303,855   $    312,205
                                              ============   ============   ============   ============
Earnings per common share:
  Basic.....................................  $       0.87   $       1.08   $       2.09   $       2.14
  Diluted...................................  $       0.82   $       1.02   $       1.98   $       2.02
Weighted-average common shares:
  Basic.....................................   146,067,820    145,742,741    145,324,940    145,631,920
  Diluted...................................   154,576,404    154,960,397    153,233,875    154,305,795
Dividends declared per common
  share.....................................  $       0.12   $       0.11   $       0.24   $       0.22

Results for the quarter and six months ended June 30, 2000 include J.C. Bradford merger-related costs of $30 million, $18.8 million after taxes.

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   429,002    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      719,651        823,059
Financial instruments owned.................................   23,577,357     21,144,830
Securities received as collateral...........................      907,299      1,079,976
Securities purchased under agreements to resell.............   15,313,111     15,923,948
Securities borrowed.........................................   10,517,232     10,526,638
Receivables, net of allowance for doubtful accounts of
  $21,301 and $30,039 at June 30, 2000 and December 31,
  1999, respectively........................................   12,215,893     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $591,129 and
  $527,718 at June 30, 2000 and December 31, 1999,
  respectively..............................................      747,931        579,819
Other assets................................................    1,975,026      1,069,768
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 2,255,603    $ 1,884,250
Financial instruments sold, not yet purchased...............    4,275,325      7,099,208
Securities sold under agreements to repurchase..............   27,918,155     25,740,196
Securities loaned...........................................    7,249,077      5,661,200
Obligation to return securities received as collateral......      907,299      1,079,976
Payables....................................................   11,882,125      8,448,217
Other liabilities and accrued expenses......................    3,121,054      3,164,496
Long-term borrowings........................................    5,209,136      5,223,826
                                                              -----------    -----------
                                                               62,817,774     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 195,719,680 shares and 193,145,152 shares at
     June 30, 2000 and December 31, 1999, respectively......      195,720        193,145
  Additional paid-in capital................................    1,755,825      1,672,085
  Retained earnings.........................................    2,439,962      2,171,080
  Treasury stock, at cost; 48,971,281 shares and 47,557,064
     shares at June 30, 2000 and December 31, 1999,
     respectively...........................................   (1,191,934)    (1,113,736)
  Accumulated other comprehensive income....................       (8,595)        (5,317)
                                                              -----------    -----------
                                                                3,190,978      2,917,257
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   303,855    $   324,103
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       63,815         49,206
  Deferred income taxes.....................................       14,268        (10,317)
  Amortization of deferred charges..........................       53,729         51,736
  Stock-based compensation..................................       (3,126)        11,480
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      103,685        (54,585)
  Financial instruments owned...............................   (2,156,799)    (2,200,354)
  Securities purchased under agreements to resell...........      610,837       (306,902)
  Securities borrowed.......................................      234,592       (197,510)
  Receivables...............................................   (1,031,176)    (1,032,062)
  Other assets..............................................     (306,671)      (243,111)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (2,823,883)     2,863,254
  Securities sold under agreements to repurchase............    2,177,959      1,697,395
  Securities loaned.........................................    1,319,954         14,021
  Payables..................................................    2,603,232     (1,204,663)
  Other.....................................................     (312,241)        73,936
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      852,030       (164,373)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (196,740)      (110,289)
                                                              -----------    -----------
  Cash used for investing activities........................     (818,407)      (110,289)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......      337,151       (233,289)
Proceeds from:
  Long-term borrowings......................................      346,762        875,985
  Employee stock transactions...............................       88,365         56,593
Payments for:
  Long-term borrowings......................................     (403,560)      (190,180)
  Repurchases of common stock...............................     (114,767)      (121,080)
  Dividends.................................................      (34,973)       (43,706)
                                                              -----------    -----------
  Cash provided by financing activities.....................      218,978        344,323
                                                              -----------    -----------
Increase in cash and cash equivalents.......................      252,601         69,661
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   429,002    $   298,020
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended June 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $1,763,452 and $1,211,332 for the six months ended June 30, 2000 and 1999, respectively. Income taxes paid were $202,888 and $118,274 for the six months ended June 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company has not yet determined the impact of these statements on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: SUBSEQUENT EVENT

On July 12, 2000, PWG entered into an agreement and plan of merger with UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's shareholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in the fourth quarter of 2000, has been approved by PWG's Board of Directors and is subject to customary closing conditions, including certain regulatory approvals and the approval of PWG's shareholders.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to elimination of the Company's duplicate facilities, severance and other costs.

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At June 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          JUNE 30,      DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,859,578    $ 5,864,331
  Mortgages and mortgage-backed........................    9,585,261      9,012,415
  Corporate debt.......................................    1,972,518      1,875,361
  Commercial paper and other short-term debt...........    2,196,741      1,744,036
  Equities and other...................................    2,342,821      2,030,986
  State and municipals.................................      620,438        617,701
                                                         -----------    -----------
                                                         $23,577,357    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 2,907,693    $ 5,804,259
  Mortgages and mortgage-backed........................      144,194        123,049
  Corporate debt.......................................      940,826        785,890
  Equities.............................................      239,698        348,485
  State and municipals.................................       42,914         37,525
                                                         -----------    -----------
                                                         $ 4,275,325    $ 7,099,208
                                                         ===========    ===========

--------------------------------------------------------------------------------

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at June 30, 2000 and December 31, 1999 consisted of the following:

                                                             JUNE 30,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................  $2,608,917     $2,757,851
  Fixed Rate Subordinated Notes...........................     198,809        174,765
  Medium-Term Senior Notes................................   2,186,350      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
  Other...................................................      11,037             --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................     118,823             --
                                                            ----------     ----------
                                                            $5,209,136     $5,223,826
                                                            ==========     ==========

At June 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at June 30, 2000 had an average maturity of 5.6 years.

At June 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,292,100 and variable rate Medium-Term Notes of $979,450. The Medium-Term Notes outstanding at June 30, 2000 had an average maturity of
3.9 years and a weighted-average interest rate of 6.36 percent.

At June 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of
2.4 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures (the "Debentures") due 2007. The Debentures are convertible, at the option of the holders, into 1,931,250 shares of Convertible Preferred Stock, which are then convertible into 1,931,250 shares of common stock of the Company. The Debentures are convertible beginning on January 20, 2003.

At June 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,998,397 and $5,140,331, respectively, as compared to the carrying amounts of $5,209,136 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $125,726 and $127,097 payable at June 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at June 30, 2000 and December 31, 1999 were net receivables of $6,233 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

--------------------------------------------------------------------------------

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of June 30, 2000, PWI's net capital of $1,196,312 was 9.1 percent of aggregate debit items and its net capital in excess of the minimum required was $921,545.

Effective June 9, 2000, the Company completed its merger with J.C. Bradford, a registered broker-dealer. As a registered broker-dealer, J.C. Bradford is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements, similar to PWI. As of June 30, 2000, J.C. Bradford's net capital of $376,146 was
41.3 percent of aggregate debit items and its net capital in excess of the minimum required was $357,940.

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at June 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                 NOTIONAL OR CONTRACT AMOUNT
                                   --------------------------------------------------------
                                         JUNE 30, 2000               DECEMBER 31, 1999
                                   --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,862,935    $20,758,712    $14,417,186    $17,540,786
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    2,047,008      2,014,695      1,380,925      1,373,981
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      202,385        359,693        144,034        239,682
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    5,930,773      7,913,074      3,557,193      5,538,887
Interest rate swaps and caps.....    1,591,267      3,737,418      1,688,762        419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of June 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                   FAIR VALUE AT              FAIR VALUE AT
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                               ----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                               -------    -----------    --------    -----------
Mortgage-backed forward contracts and options
  written and purchased......................  $93,514     $110,055      $159,228     $114,838
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased..................................   21,160       20,211        20,274       20,158
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased......................   41,655       16,051       152,024       48,835
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased......................   12,327        6,436        29,584       20,177
Interest rate swaps and caps.................   21,000       41,489        31,569       11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended June 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                AVERAGE FAIR VALUE         AVERAGE FAIR VALUE
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                              -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $121,674     $112,297      $171,113     $163,954
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    31,807       31,218        22,549       22,377
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    88,125       31,563        63,624       40,321
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    16,163        6,017        11,932       49,800
Interest rate swaps and caps................    29,344       26,051        18,593        6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At June 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $189,656 and $392,679 at June 30, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges

--------------------------------------------------------------------------------
which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

The following table summarizes the Company's principal transactions revenues by business activity for the three months and six months ended June 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                    PRINCIPAL TRANSACTIONS REVENUES
                                              --------------------------------------------
                                                  THREE MONTHS             SIX MONTHS
                                                 ENDED JUNE 30,          ENDED JUNE 30,
                                              --------------------    --------------------
                                                2000        1999        2000        1999
                                              --------    --------    --------    --------
Taxable fixed income (includes futures,
  forwards, options contracts and other
  securities)...............................  $ 61,901    $137,646    $119,672    $332,050
Equities (includes stock index futures,
  forwards and options contracts)...........    71,983     107,424     278,805     192,331
Municipals (includes futures and options
  contracts)................................    47,544      34,776      92,240      69,673
                                              --------    --------    --------    --------
                                              $181,428    $279,846    $490,717    $594,054
                                              ========    ========    ========    ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of June 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,896,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at June 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $2,359 for the six months ended June 30, 2000, and decreasing net interest expense by $13,791 for the six months ended June 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at June 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is

--------------------------------------------------------------------------------
responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At June 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally

--------------------------------------------------------------------------------
lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at June 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At June 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $204,868 and $139,156, respectively, which approximated fair value. At June 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At June 30, 2000 and December 31, 1999, the Company had outstanding $142,503 and $101,400, respectively, of such standby letters of credit. At June 30, 2000 and December 31, 1999, securities with fair value of $3,414,277 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at June 30, 2000 and December 31, 1999, the Company had commitments of $1,411,297 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at June 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and six months ended June 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                            JUNE 30,                JUNE 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $127,506    $163,504    $303,855    $324,103
Foreign currency translation
  adjustment........................    (2,396)     (1,419)     (3,278)     (2,931)
                                      --------    --------    --------    --------
Total comprehensive income..........  $125,110    $162,085    $300,577    $321,172
                                      --------    --------    --------    --------

NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                      JUNE 30,                      JUNE 30,
                             ---------------------------   ---------------------------
                                 2000           1999           2000           1999
                             ------------   ------------   ------------   ------------
NUMERATOR:
Net income.................  $    127,506   $    163,504   $    303,855   $    324,103
Preferred stock
  dividends................            --         (5,949)            --        (11,898)
                             ------------   ------------   ------------   ------------
Net income applicable to
  common shares for basic
  earnings per share.......       127,506        157,555        303,855        312,205
                             ============   ============   ============   ============
Net income applicable to
  common shares for diluted
  earnings per share.......  $    127,506   $    157,555   $    303,855   $    312,205
                             ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic earnings
  per share................   146,067,820    145,742,741    145,324,940    145,631,920
Weighted-average effect of
  dilutive employee stock
  options and awards.......   8,508,584(1)     9,217,656    7,908,935(1)     8,673,875
                             ------------   ------------   ------------   ------------
Dilutive potential common
  shares...................     8,508,584      9,217,656      7,908,935      8,673,875
                             ------------   ------------   ------------   ------------
Weighted-average common and
  common equivalent shares
  for diluted earnings per
  share....................   154,576,404    154,960,397    153,233,875    154,305,795
                             ============   ============   ============   ============
EARNINGS PER SHARE:
Basic......................  $       0.87   $       1.08   $       2.09   $       2.14
                             ============   ============   ============   ============
Diluted....................  $       0.82   $       1.02   $       1.98   $       2.02
                             ============   ============   ============   ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effective of 1,931,250 instruments related to convertible debentures.

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

--------------------------------------------------------------------------------

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                                           THREE MONTHS ENDED JUNE 30, 2000
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,422,061      $894,365       $2,316,426
Net revenues.........................................   1,142,750       268,422        1,411,172
Income before taxes and minority interest............     199,050        13,020          212,070

                                                           THREE MONTHS ENDED JUNE 30, 1999
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,135,946      $835,032       $1,970,978
Net revenues.........................................     980,018       367,889        1,347,907
Income before taxes and minority interest............     152,980       116,687          269,667

                                                           SIX MONTHS ENDED JUNE 30, 2000
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,892,812     $1,828,735      $4,721,547
Net revenues........................................   2,394,028        614,249       3,008,277
Income before taxes and minority interest...........     398,244        104,045         502,289

                                                           SIX MONTHS ENDED JUNE 30, 1999
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,240,355     $1,653,933      $3,894,288
Net revenues........................................   1,935,131        727,667       2,662,798
Income before taxes and minority interest...........     304,873        229,813         534,686

Total assets for the Individual and Institutional segments were $26,786,776 and $39,615,726, respectively, at June 30, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               THIRD QUARTER 2000

                               SEPTEMBER 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                     ---------------------------   ---------------------------
                                         2000           1999           2000           1999
                                     ------------   ------------   ------------   ------------
REVENUES
Commissions........................  $    528,948   $    451,341   $  1,765,630   $  1,419,092
Principal transactions.............       287,931        235,914        778,648        829,968
Asset management...................       314,083        235,712        893,076        666,250
Investment banking.................       107,502        134,235        385,329        420,321
Interest...........................     1,167,415        762,205      3,223,170      2,289,636
Other..............................        39,367         40,785        120,940        129,213
                                     ------------   ------------   ------------   ------------
     Total revenues................     2,445,246      1,860,192      7,166,793      5,754,480
Interest expense...................     1,002,567        623,025      2,715,837      1,854,515
                                     ------------   ------------   ------------   ------------
     Net revenues..................     1,442,679      1,237,167      4,450,956      3,899,965
                                     ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits..........       875,012        711,783      2,664,401      2,260,575
Office and equipment...............       111,933         89,159        308,220        259,941
Communications.....................        49,408         42,331        140,338        127,179
Business development...............        34,172         30,861        114,849         83,262
Brokerage, clearing & exchange
  fees.............................        16,203         23,391         63,806         71,268
Professional services..............        42,215         33,469        142,096         96,318
Other..............................        93,536         80,188        294,757        240,751
                                     ------------   ------------   ------------   ------------
     Total non-interest expenses...     1,222,479      1,011,182      3,728,467      3,139,294
                                     ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY
  INTEREST.........................       220,200        225,985        722,489        760,671
  Provision for income taxes.......        76,370         79,722        258,682        274,183
                                     ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST....       143,830        146,263        463,807        486,488
  Minority interest................         8,061          8,061         24,183         24,183
                                     ------------   ------------   ------------   ------------
NET INCOME.........................  $    135,769   $    138,202   $    439,624   $    462,305
                                     ============   ============   ============   ============
Net income applicable to common
  shares...........................  $    135,769   $    132,253   $    439,624   $    444,458
                                     ============   ============   ============   ============
Earnings per common share:
  Basic............................  $       0.92   $       0.91   $       3.01   $       3.05
  Diluted..........................  $       0.85   $       0.86   $       2.83   $       2.88
Weighted-average common shares:
  Basic............................   148,019,200    145,633,697    146,143,267    145,583,134
  Diluted..........................   159,911,113    153,857,503    155,100,328    154,106,985
Dividends declared per common
  share............................  $       0.12   $       0.11   $       0.36   $       0.33

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2000            1999
                                                              -------------   ------------
ASSETS
Cash and cash equivalents...................................   $   214,593    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................     1,426,661        823,059
Financial instruments owned.................................    23,793,940     21,144,830
Securities received as collateral...........................       894,448      1,079,976
Securities purchased under agreements to resell.............    15,678,483     15,923,948
Securities borrowed.........................................    10,260,714     10,526,638
Receivables, net of allowance for doubtful accounts of
  $18,903 and $30,039 at September 30, 2000 and December 31,
  1999, respectively........................................    12,367,901     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $622,888 and
  $527,718 at September 30, 2000 and December 31, 1999,
  respectively..............................................       823,326        579,819
Other assets................................................     1,988,201      1,069,768
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................   $ 1,810,822    $ 1,884,250
Financial instruments sold, not yet purchased...............     3,467,766      7,099,208
Securities sold under agreements to repurchase..............    29,377,087     25,740,196
Securities loaned...........................................     6,419,531      5,661,200
Obligation to return securities received as collateral......       894,448      1,079,976
Payables....................................................    13,514,944      8,448,217
Other liabilities and accrued expenses......................     3,233,534      3,164,496
Long-term borrowings........................................     4,943,484      5,223,826
                                                               -----------    -----------
                                                                63,661,616     58,301,369
                                                               -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................       393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 197,727,238 shares and 193,145,152 shares at
     September 30, 2000 and December 31, 1999,
     respectively...........................................       197,727        193,145
  Additional paid-in capital................................     1,833,623      1,672,085
  Retained earnings.........................................     2,557,928      2,171,080
  Treasury stock, at cost; 48,752,322 shares and 47,557,064
     shares at September 30, 2000 and December 31, 1999,
     respectively...........................................    (1,186,605)    (1,113,736)
  Accumulated other comprehensive income....................        (9,772)        (5,317)
                                                               -----------    -----------
                                                                 3,392,901      2,917,257
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   439,624    $   462,305
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................      105,370         73,035
  Deferred income taxes.....................................        2,138        (45,757)
  Amortization of deferred charges..........................       99,584         81,708
  Stock-based compensation..................................       (5,116)        12,680
(Increase) decrease in operating assets:
  Cash and securities on deposit............................     (603,325)       (87,157)
  Financial instruments owned...............................   (2,366,989)    (1,582,711)
  Securities purchased under agreements to resell...........      245,465      1,405,018
  Securities borrowed.......................................      491,110       (651,622)
  Receivables...............................................   (1,180,787)    (1,548,063)
  Other assets..............................................     (360,248)      (282,626)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (3,631,443)       445,507
  Securities sold under agreements to repurchase............    3,636,891      2,227,316
  Securities loaned.........................................      490,408        199,468
  Payables..................................................    4,236,051     (1,249,085)
  Other.....................................................     (168,013)       134,438
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........    1,430,720       (405,546)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (306,217)      (179,731)
                                                              -----------    -----------
  Cash used for investing activities........................     (927,884)      (179,731)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......     (107,630)        10,483
Proceeds from:
  Long-term borrowings......................................      471,761      1,010,984
  Employee stock transactions...............................      130,917         72,410
Payments for:
  Long-term borrowings......................................     (792,150)      (300,575)
  Repurchases of common stock...............................     (114,767)      (151,446)
  Dividends.................................................      (52,775)       (65,373)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (464,644)       576,483
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............       38,192         (8,794)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   214,593    $   219,565
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended September 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, and March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $2,782,961 and $1,834,039 for the nine months ended September 30, 2000 and 1999, respectively. Income taxes paid were $232,558 and $268,289 for the nine months ended September 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company expects that the adoption of these statements will not have a material effect on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001 and is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2: RECENT EVENTS

On October 23, 2000, the stockholders of PWG adopted the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2000, by and among PWG, UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's stockholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in November of 2000, is subject to customary closing conditions, including certain regulatory approvals.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, in the second quarter of 2000, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to the elimination of the Company's duplicate facilities, severance and other costs.

--------------------------------------------------------------------------------

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At September 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2000             1999
                                                         -------------    ------------
Financial instruments owned:
  U.S. government and agencies.........................   $ 7,724,521     $ 5,864,331
  Mortgages and mortgage-backed........................    10,426,454       9,012,415
  Corporate debt.......................................       671,925       1,875,361
  Commercial paper and other short-term debt...........     1,890,638       1,744,036
  Equities and other...................................     2,363,490       2,030,986
  State and municipals.................................       716,912         617,701
                                                          -----------     -----------
                                                          $23,793,940     $21,144,830
                                                          ===========     ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................   $ 2,768,820     $ 5,804,259
  Mortgages and mortgage-backed........................       145,255         123,049
  Corporate debt.......................................       283,084         785,890
  Equities.............................................       257,343         348,485
  State and municipals.................................        13,264          37,525
                                                          -----------     -----------
                                                          $ 3,467,766     $ 7,099,208
                                                          ===========     ===========

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at September 30, 2000 and December 31, 1999 consisted of the following:

                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                2000             1999
                                                            -------------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................   $2,607,009       $2,757,851
  Fixed Rate Subordinated Notes...........................      174,831          174,765
  Medium-Term Senior Notes................................    1,950,850        2,143,010
  Medium-Term Subordinated Notes..........................       84,200          148,200
  Other...................................................       10,044               --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................      116,550               --
                                                             ----------       ----------
                                                             $4,943,484       $5,223,826
                                                             ==========       ==========

At September 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at September 30, 2000 had an average maturity of 5.3 years.

At September 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,071,100 and variable rate Medium-Term Notes of $963,950. The Medium-Term Notes outstanding at September 30, 2000 had an average maturity of 4.2 years and a weighted-average interest rate of 5.97 percent.

--------------------------------------------------------------------------------

At September 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of 2.16 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures due 2007 (the "Debentures"). The Debentures were initially convertible, at the option of the holders beginning on January 20, 2003, into 1,931,250 shares of Convertible Preferred Stock, which were then convertible into 1,931,250 shares of common stock of the Company.

As a result of the Company entering into the Merger Agreement, the Debentures became convertible effective upon the adoption by the stockholders of the Company of the Merger Agreement, which occurred on October 23, 2000. Pursuant to their terms, on October 16, 2000, the Company called for redemption on October 23, 2000 all of the outstanding Debentures. All outstanding Debentures were converted into common stock.

At September 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,924,528 and $5,140,331, respectively, as compared to the carrying amounts of $4,943,484 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $61,739 and $127,097 payable at September 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at September 30, 2000 and December 31, 1999 were net receivables of $4,780 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of September 30, 2000, PWI's net capital of $1,608,364 was 10.1 percent of aggregate debit items and its net capital in excess of the minimum required was $1,281,410.

--------------------------------------------------------------------------------

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at September 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                            SEPTEMBER 30, 2000           DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $18,963,831   $26,909,451   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    2,119,724     2,133,310     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      184,066       271,879       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    1,742,936     4,252,001     3,557,193     5,538,887
Interest rate swaps and caps...........    1,850,008     3,643,008     1,688,762       419,989

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of September 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT           FAIR VALUE AT
                                                      SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                     ---------------------   ----------------------
                                                     ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     -------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $88,571    $105,027     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....   20,304      17,001       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   16,074      16,246      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    2,100         378       29,584      20,177
Interest rate swaps and caps.......................   20,022      46,841       31,569      11,087

--------------------------------------------------------------------------------

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended September 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                        AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                        SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                       ---------------------   ----------------------
                                                       ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                       -------   -----------   --------   -----------
Mortgage-backed forward contracts and options written
  and purchased......................................  $65,054     $69,284     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.......   25,445      25,016       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased..........................................   60,256      19,098       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased..........................................    3,686          23       11,932      49,800
Interest rate swaps and caps.........................   19,871      43,877       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At September 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $147,071 and $392,679 at September 30, 2000 and December 31, 1999,
respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

The following table summarizes the Company's principal transactions revenues by business activity for the three months and nine months ended September 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                         PRINCIPAL TRANSACTIONS REVENUES
                                                    -----------------------------------------
                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                       SEPTEMBER 30,         SEPTEMBER 30,
                                                    -------------------   -------------------
                                                      2000       1999       2000       1999
                                                    --------   --------   --------   --------
Taxable fixed income (includes futures, forwards,
  options contracts and other securities).........  $ 64,685   $ 72,228   $184,357   $404,278
Equities (includes stock index futures, forwards
  and options contracts)..........................   179,232    119,968    458,037    312,299
Municipals (includes futures and options
  contracts)......................................    44,014     43,718    136,254    113,391
                                                    --------   --------   --------   --------
                                                    $287,931   $235,914   $778,648   $829,968
                                                    ========   ========   ========   ========

--------------------------------------------------------------------------------

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of September 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,706,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at September 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $7,737 for the nine months ended September 30, 2000, and decreasing net interest expense by $20,370 for the nine months ended September 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at September 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

--------------------------------------------------------------------------------

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At September 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at September 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

--------------------------------------------------------------------------------

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At September 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $298,498 and $139,156, respectively, which approximated fair value. At September 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At September 30, 2000 and December 31, 1999, the Company had outstanding $182,712 and $101,400, respectively, of such standby letters of credit. At September 30, 2000 and December 31, 1999, securities with fair value of $2,416,428 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at September 30, 2000 and December 31, 1999, the Company had commitments of $1,176,781 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at September 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and nine months ended September 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                         SEPTEMBER 30,           SEPTEMBER 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $135,769    $138,202    $439,624    $462,305
Foreign currency translation
  adjustment........................    (1,177)      2,046      (4,455)       (885)
                                      --------    --------    --------    --------
Total comprehensive income..........  $134,592    $140,248    $435,169    $461,420
                                      ========    ========    ========    ========

--------------------------------------------------------------------------------

NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                 SEPTEMBER 30,                 SEPTEMBER 30,
                          ---------------------------   ---------------------------
                              2000           1999           2000           1999
                          ------------   ------------   ------------   ------------
NUMERATOR:
Net income..............  $    135,769   $    138,202   $    439,624   $    462,305
Preferred stock
  dividends.............            --         (5,949)            --        (17,847)
                          ------------   ------------   ------------   ------------
Net income applicable to
  common shares for
  basic earnings per
  share.................       135,769        132,253        439,624        444,458
                          ============   ============   ============   ============
Net income applicable to
  common shares for
  diluted earnings per
  share.................  $    135,769   $    132,253   $    439,624   $    444,458
                          ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic
  earnings per share....   148,019,200    145,633,697    146,143,267    145,583,134
Weighted-average effect
  of dilutive employee
  stock options and
  awards................    11,891,913      8,223,806      8,957,061      8,523,851
                          ------------   ------------   ------------   ------------
Weighted-average common
  and common equivalent
  shares for diluted
  earnings per share....   159,911,113    153,857,503    155,100,328    154,106,985
                          ============   ============   ============   ============
EARNINGS PER SHARE:
Basic...................  $       0.92   $       0.91   $       3.01   $       3.05
                          ============   ============   ============   ============
Diluted.................  $       0.85   $       0.86   $       2.83   $       2.88
                          ============   ============   ============   ============

Pursuant to the terms and conditions of the Company's various Stock Option and Award Plans which provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, restricted stock units and other stock based awards (the "Awards"), effective October 23, 2000, the date the shareholders of the Company approved the Merger Agreement, the Awards that were previously unvested or restricted became fully vested and no longer subject to restrictions on sales and transfers.

--------------------------------------------------------------------------------

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for -- and the execution of trades on behalf of -- institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                        THREE MONTHS ENDED SEPTEMBER 30, 2000     THREE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $1,556,834    $  888,412     $2,445,246   $1,167,330    $  692,862     $1,860,192
Net revenues.........   1,204,463       238,216      1,442,679    1,010,919       226,248      1,237,167
Income before taxes
  and minority
  interest...........     171,842        48,358        220,200      186,513        39,472        225,985

                        NINE MONTHS ENDED SEPTEMBER 30, 2000      NINE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $4,449,646    $2,717,147     $7,166,793   $3,407,685    $2,346,795     $5,754,480
Net revenues.........   3,598,490       852,466      4,450,956    2,946,050       953,915      3,899,965
Income before taxes
  and minority
  interest...........     570,086       152,403        722,489      491,386       269,285        760,671

Total assets for the Individual and Institutional segments were $30,141,208 and $37,307,059, respectively, at September 30, 2000 and $21,828,324 and
$39,784,052, respectively at December 31, 1999.

--------------------------------------------------------------------------------

                                    APPENDIX

                             THIRD QUARTER RESULTS

--------------------------------------------------------------------------------

[UBS LOGO]

THIRD QUARTER
2000 REPORT.

UBS GROUP
FINANCIAL HIGHLIGHTS




                                                                  Quarter ended          % change from         Year-to-date
                                                        -------------------------------  -------------    ----------------------
CHF million, except where indicated                     30.9.00    30.6.00    30.9.99 1   2Q00   3Q99     30.9.00     30.9.99 1
--------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT KEY FIGURES
Operating income                                          8,545      9,200      6,534       (7)    31      27,102      21,636
Operating expenses                                        5,842      6,548      4,921      (11)    19      18,839      14,992
Operating profit before tax                               2,703      2,652      1,613        2     68       8,263       6,644
Net profit                                                2,075      2,052      1,225        1     69       6,343       5,084
Cost / income ratio (%) 2                                  69.5       72.8       72.3                        70.1        66.5
Cost / income ratio before
goodwill amortization (%) 2, 3                             68.0       71.4       71.1                        68.6        65.4
--------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA (CHF)
Basic earnings per share 4, 7                              5.15       5.24       3.07       (2)    68       16.05       12.48
Basic earnings per share before goodwill 3, 4, 7           5.46       5.57       3.27       (2)    67       17.07       13.10
Diluted earnings per share 4, 7                            5.09       5.19       3.05       (2)    67       15.88       12.38
Diluted earnings per share before goodwill 3, 4, 7         5.40       5.51       3.26       (2)    66       16.88       13.00
--------------------------------------------------------------------------------------------------------------------------------
RETURN ON SHAREHOLDERS' EQUITY (%)
Return on shareholders' equity 5                                                                             26.9        23.0
Return on shareholders' equity before goodwill 3, 5                                                          28.6        24.2
================================================================================================================================

                                                                                                      % change from
                                                                                                   --------------------
As of                                            30.9.00          30.6.00         31.12.99 1       30.6.00     31.12.99
------------------------------------------------------------------------------------------------------------------------
BALANCE SHEET KEY FIGURES
Total assets                                   1,010,233          946,307          898,888              7            12
Shareholders' equity                              36,928           31,876           30,608             16            21
Market capitalization                             95,053           98,797           92,642
------------------------------------------------------------------------------------------------------------------------
BIS CAPITAL RATIOS
Tier 1 (%)                                          11.7             12.1             10.6
Total BIS (%)                                       15.4             15.9             14.5
Risk-weighted assets                             276,837          264,706          273,107
------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER
MANAGEMENT (CHF BILLION)                           1,746            1,711            1,744              2             0
------------------------------------------------------------------------------------------------------------------------
HEADCOUNT (FULL TIME EQUIVALENTS) 6               48,099           47,744           49,058              1            (2)
------------------------------------------------------------------------------------------------------------------------
LONG-TERM RATINGS
Moody's, New York                                    Aa1              Aa1              Aa1
Fitch/IBCA, London                                   AAA              AAA              AAA
Standard & Poor's, New York                          AA+              AA+              AA+
========================================================================================================================

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

                                                          Quarter ended                  % change from             Year-to-date
                                             --------------------------------------     ---------------      -----------------------
CHF million                                  30.9.00         30.6.00      30.9.99 1     2Q00       3Q99      30.9.00       30.9.99 1
------------------------------------------------------------------------------------------------------------------------------------
Operating income                               8,545           9,200        6,508        (7)        31        27,102        19,810
Operating expenses                             5,842           6,348        4,921        (8)        19        18,639        14,992
Operating profit before tax                    2,703           2,852        1,587        (5)        70         8,463         4,818
Net profit                                     2,075           2,207        1,202        (6)        73         6,498         3,606
------------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio before
goodwill (%) 2, 3                               68.0            69.2         71.4                               67.9          71.1
Basic earnings per share
before goodwill (CHF) 3, 4, 7                   5.46            5.97         3.22        (9)        70         17.46          9.47
Diluted earnings per share
before goodwill (CHF) 3, 4, 7                   5.40            5.90         3.20        (8)        69         17.27          9.40
------------------------------------------------------------------------------------------------------------------------------------
Return on shareholders' equity before
goodwill (%) 3, 5                                                                                               29.1          18.8
====================================================================================================================================

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 Operating expenses / operating income before credit loss expense. 3 The amortization of goodwill and other purchased intangible assets are excluded from the calculation. 4 For EPS calculation, see Note 8 to the Financial Statements. 5 Annualized net profit / average shareholders' equity excluding dividends. 6 The Group headcount does not include the Klinik Hirslanden AG headcount of 1,859, 1,885 and 1,853 for 30 September 2000, 30 June 2000 and 31 December 1999,
respectively. 7 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

TABLE OF CONTENTS

Shareholders' Letter                                                       2

Group Review                                                               4

Developments in Financial Disclosure at UBS                                11

UBS Switzerland                                                            12

UBS Asset Management                                                       19

UBS Warburg                                                                24

Corporate Center                                                           34

Financial Statements
      UBS Group Income Statement                                           35
      UBS Group Balance Sheet                                              36
      UBS Group Statement of Changes in Equity                             37
      UBS Group Statement of Cash Flows                                    38
      Notes to the Financial Statements                                    39

SHAREHOLDERS' LETTER
28 NOVEMBER 2000

SHAREHOLDERS' LETTER

DEAR SHAREHOLDERS,

On 23 October 2000, PaineWebber shareholders overwhelmingly approved the merger between PaineWebber and UBS. This followed the near unanimous approval by UBS shareholders on 7 September 2000 of the capital increase for use in the merger. We were extremely pleased that such a substantial majority of PaineWebber and UBS shareholders endorsed the merger, giving their vote of confidence in our plans to create a pre-eminent global investment services firm. The merger was formally completed on 3 November 2000.

    PaineWebber's leading position with affluent clients in the US and its success in using technology to support client relationships provide exciting growth opportunities for UBS.

    PaineWebber's management, products and services are world class and will help UBS to build a top-tier global private client business. PaineWebber complements the existing US strengths and client base of UBS Warburg's institutional business, adding particular skills in US equity research and specialized fixed income products. It also provides UBS Warburg with a completely new distribution channel to US investors, giving it access to a uniquely balanced network of private and institutional investors worldwide. UBS Warburg, meanwhile, will provide truly global investment banking content for PaineWebber to supply to an increasingly demanding private client base, and give PaineWebber the backing of a very strong balance sheet and an excellent credit rating.

    The integration of PaineWebber and UBS Warburg is proceeding well, with full business integration of the capital markets activities due to be completed in early December 2000, and the integration of the UBS Warburg Private Clients business into PaineWebber's management structure already almost complete.

    The reception of the merger by PaineWebber staff has been overwhelmingly positive with no increase in staff turnover in the period around the merger and the vast majority of PaineWebber option holders now established as UBS options holders.

    We look forward to PaineWebber's continuing success as a growth firm in a growth industry.

THIRD QUARTER RESULTS

We reported preliminary third quarter results on 26 October, in order to provide additional transparency for investors before the closing of the PaineWebber merger. You will therefore already know that UBS has produced another very successful result this quarter, with a net profit after tax of CHF 2,075 million. This represents continuing strong growth of 73% over third quarter 1999, once the effect of one-off gains is stripped out. In the first three quarters of this year we have already made 39% more adjusted net profit after tax than we did in the whole of 1999.

    The development of assets under management during the quarter was encouraging, with improvement in net new money across all Business Groups and positive investment performance.

    Adjusted for divestments and one-off provisions, and before goodwill amortization, the Group's annualized return on equity for the first nine months of this year increased to 29.1%, from 18.8% in the same period of 1999. Adjusted basic earnings per share for third quarter 2000 increased 70% to CHF 5.46 from CHF 3.22 in third quarter 1999. The adjusted pre-goodwill cost/income ratio of 68.0% is significantly below the 71.4% recorded in the same quarter last year, and a slight improvement over the second quarter this year.

BUSINESS GROUP HIGHLIGHTS

UBS Warburg's Corporate and Institutional Clients business unit continued a very good year, reporting profits before tax more than double those achieved in the same quarter last year. The strength of our secondary markets franchise and relatively small exposure to the telecoms, media and technology sectors ensured that whilst earnings fell somewhat from second quarter 2000 in line with market conditions, the effect was less than for the investment banking and securities industry in general.

    The continued enhancement of our clients' experience of UBS through e-banking, combined with successful cost reduction through our Strategic Projects Portfolio contributed to another very good result for the Private and Corporate Clients business unit, only slightly behind the last two record quarters.

    Private Banking continued its improved performance with earnings increasing very slightly from second quarter 2000, but up 22% from a year ago. Net new money was slightly positive, reflecting continued focus on this key growth driver.

                                                            SHAREHOLDERS' LETTER
                                                                28 NOVEMBER 2000



A PERSONAL NOTE FROM THE CHAIRMAN

AS YOU MIGHT BE AWARE, I HAVE DECIDED TO STEP DOWN FROM MY FUNCTION AS CHAIRMAN OF THE BOARD OF DIRECTORS AFTER THE ANNUAL GENERAL MEETING IN APRIL 2001.

I CONSIDER THIS TO BE THE RIGHT MOMENT. WE HAVE SUCCESSFULLY COMPLETED THE MERGER BETWEEN UNION BANK OF SWITZERLAND AND SWISS BANK CORPORATION. THE BUSINESS GROUPS AND THEIR RESPECTIVE RESPONSIBILITIES HAVE BEEN REDESIGNED. WE RECENTLY COMPLETED THE MERGER OF PAINEWEBBER INTO OUR GROUP. UBS IS IN GOOD FINANCIAL HEALTH.

THE BOARD OF DIRECTORS WILL SUBMIT THE ELECTION OF MARCEL OSPEL, CURRENTLY GROUP CHIEF EXECUTIVE OFFICER, FOR YOUR APPROVAL AT THE AGM OF 26 APRIL 2001, AND WILL THEN APPOINT HIM AS CHAIRMAN. LUQMAN ARNOLD, CURRENTLY GROUP CHIEF FINANCIAL OFFICER, HAS BEEN ELECTED TO BECOME THE NEW PRESIDENT OF THE GROUP EXECUTIVE BOARD, ADDING THIS NEW ROLE TO HIS RESPONSIBILITY FOR THE GROUP'S FINANCE AND RISK FUNCTIONS.

A NEW TOP-MANAGEMENT TEAM IS READY, AND I AM RELAXED AND CONFIDENT ABOUT HANDING OVER FULL RESPONSIBILITY TO THE YOUNGER GENERATION. PLEASE JOIN ME AND THE BOARD OF DIRECTORS IN WISHING MARCEL OSPEL AND LUQMAN ARNOLD SUCCESS AND LUCK IN THEIR NEW FUNCTIONS.

ALEX KRAUER


SENIOR MANAGEMENT SUCCESSION PLANS

On 11 October, we announced plans for changes in the senior management of UBS which will take effect after the Annual General Meeting in April next year. Details are in the note which you will find opposite.

    At the Annual General Meeting in April you will also be asked to approve the election of three other new members of the Board of Directors. The British, Dutch and American candidates will help accurately reflect at Board level UBS's international culture and global reach. The three candidates are: Sir Peter Davis, CEO of J. Sainsbury plc; Johannes Antonie de Gier, former Chairman and CEO of Warburg Dillon Read; and Lawrence Allen Weinbach, Chairman and CEO of Unisys Corporation.


UBS AG


/s/ Alex Krauer

Alex Krauer
Chairman of the Board of Directors



OUTLOOK

We are pleased to have been able to report strong results so far this year and to have maintained this performance through the recent more mixed market conditions. The fourth quarter is normally the quietest part of the year in most of our businesses, and we expect this year to be no exception. In addition, we expect a one-off impact from PaineWebber integration and restructuring costs. Nevertheless, we are confident that we can complete 2000 in robust form and that we are excellently positioned for further success in 2001.

    The history of our bank has been one of forging new partnerships and learning from the cultures and skills of new colleagues. As an organization we are naturally excited about change and the PaineWebber merger makes next year one of our most eagerly anticipated.


/s/ Marcel Ospel

Marcel Ospel
Group Chief Executive Officer

GROUP REVIEW
28 NOVEMBER 2000

GROUP REVIEW

[RoE 1 ANNUALIZED BAR CHART]

[BASIC ADJUSTED EPS 2,3 (CHF) BAR CHART]

[COST/INCOME RATIO 2 BAR CHART]

[NET NEW MONEY, PRIVATE BANKING AND PRIVATE CLIENTS (CHF bn) BAR GRAPH]

1 Annualized, before goodwill amortization and adjusted for significant financial events.

2 Before goodwill amortization and adjusted for significant financial events.

3 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.



UBS GROUP PERFORMANCE AGAINST TARGETS

For the period                                                                9M2000         6M2000         9M1999 1
--------------------------------------------------------------------------------------------------------------------
RoE (%, ANNUALIZED)
as reported                                                                     26.9           29.5           23.0
before goodwill amortization and adjusted for significant financial
events 3, 4                                                                     29.1           31.9           18.8
--------------------------------------------------------------------------------------------------------------------

For the quarter ended                                                        30.9.00        30.6.00        30.9.99 1
--------------------------------------------------------------------------------------------------------------------
BASIC EPS (CHF) 2
as reported                                                                     5.15           5.24           3.07
before goodwill amortization and adjusted for significant financial
events 3, 4                                                                     5.46           5.97           3.22
--------------------------------------------------------------------------------------------------------------------
COST / INCOME RATIO (%)
as reported                                                                     69.5           72.8           72.3
before goodwill amortization and adjusted for significant financial
events 3, 4                                                                     68.0           69.2           71.4
--------------------------------------------------------------------------------------------------------------------

ASSETS UNDER MANAGEMENT                                                             NET NEW
                                                                                      MONEY 5
CHF billion                               30.9.00        30.6.00        % change       3Q00
---------------------------------------------------------------------------------------------
UBS GROUP                                   1,746          1,711              2
---------------------------------------------------------------------------------------------
UBS SWITZERLAND
Private and Corporate Clients                 440            439              0           1
Private Banking                               707            683              4           1
---------------------------------------------------------------------------------------------
UBS ASSET MANAGEMENT
Institutional Asset Management 6              528            525              1          (9)
Investment Funds / GAM                        227            225              1           0
---------------------------------------------------------------------------------------------
UBS Warburg
Private Clients                                44             37             19           8
=============================================================================================

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 1999 share figures are restated for the two-for-one share split, effective 8 May 2000. 3 The amortization of goodwill and other purchased intangible assets are excluded from the calculation. 4 Significant financial events are excluded from the calculation. 5 Excludes interest and dividend income. 6 Includes non-institutional assets also reported in the Investment Funds / GAM business unit.

GROUP TARGETS

UBS focuses on four key performance targets, designed to ensure that we deliver continually improving returns to our shareholders. Our performance against these targets has continued to be very good this quarter. Adjusted for significant financial events, our annualized pre-goodwill return on equity for the first nine months of 2000 is 29.1%, once again well above our target range of 15-20%. Pre-goodwill earnings per share grew 70% over third quarter 1999, adjusted for one-off gains, clearly beating our double-digit growth target. The cost/income ratio is also well below that of third quarter 1999 and slightly lower than second quarter 2000. Net new money in both the private banking units was positive this quarter, although the volatility in the quarter-on-quarter net new money trend in the Private Clients business unit reflects its relatively early stage of business development.

SIGNIFICANT FINANCIAL EVENTS

There were no significant financial events in third quarter 2000. Second quarter 2000 included an additional and final provision of CHF 200 million before tax in respect of the US Global Settlement regarding World War II related claims. Third quarter 1999 included a capital gain of CHF 26 million before tax relating to our residual holding in Long Term Capital Management.


RESULTS SUMMARY

Excellent third quarter results, with net profit after taxes and minority interests of CHF 2,075 million, demonstrate continued strong profitability. Group net profit after tax and minority interests has now been above CHF 2 billion for a third straight quarter and is up 73% compared to third quarter 1999, on an adjusted basis.

                                                                    GROUP REVIEW
                                                                28 NOVEMBER 2000

SIGNIFICANT FINANCIAL EVENTS

                                                                      Quarter ended                             Year-to-date
                                                       -----------------------------------------          -------------------------
CHF million                                            30.9.00          30.6.00          30.9.99          30.9.00           30.9.99
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME AS REPORTED                            8,545            9,200            6,534            27,102            21,636
Julius Baer registered shares divestment                                                                                        110
International Global Trade Finance divestment                                                                                   200
Swiss Life/Rentenanstalt divestment                                                                                           1,490
LTCM gain                                                                                    26                                  26
ADJUSTED OPERATING INCOME                               8,545            9,200            6,508            27,102            19,810
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES AS REPORTED                          5,842            6,548            4,921            18,839            14,992
US Global Settlement provision                                             200                                200
ADJUSTED OPERATING EXPENSES                             5,842            6,348            4,921            18,639            14,992
-----------------------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING PROFIT BEFORE TAX AND
  MINORITY INTERESTS                                    2,703            2,852            1,587             8,463             4,818
===================================================================================================================================
Tax expense                                               621              591              374             1,878             1,525
Tax effect of significant financial events                                  45               (3)               45              (348)
Minority interests                                         (7)              (9)             (14)              (42)              (35)
-----------------------------------------------------------------------------------------------------------------------------------
ADJUSTED NET PROFIT                                     2,075            2,207            1,202             6,498             3,606
===================================================================================================================================

    Year-to-date adjusted net profit after tax of CHF 6,498 million represents an increase of 80% over the first nine months of 1999, and already exceeds the adjusted 1999 full-year results by 39%.

    Net interest income before credit loss expense increased 30% over third quarter 1999 to CHF 1,831 million. Higher interest rates increased the cost of medium and long term debt, but also helped to increase net income from lending to clients and banks. Trading-related net interest income was up 24% over third quarter 1999.

    Net fee and commission income was CHF 3,865 million in third quarter 2000, an increase of 26% over third quarter 1999. Brokerage fees reflected higher levels of client activity in UBS Switzerland and busier markets, rising 36% from the same period last year. Underwriting fees were up 65% thanks to another strong performance in equity underwriting, and Corporate finance fees also increased 71%, with strong results worldwide. Portfolio and other management and advisory fees increased CHF 81 million compared to second quarter 2000, chiefly as a result of the performance of the new O'Connor business, and were up nearly 50% from the same quarter last year, due to O'Connor and the acquisition of GAM in fourth quarter 1999. The 34% increase in Investment fund fees since third quarter 1999 reflects the addition of GAM, increased fund assets and a greater proportion of client money invested in higher margin equity funds.

    Net trading income was CHF 2,368 million in third quarter 2000, 13% up on the same quarter last year, as a result of increased global market activity and the strong client-driven performance of UBS Warburg. Equity trading revenues are well ahead of this time last year, but when combined with dividend income fell in comparison to second quarter 2000, reflecting the usual seasonal reduction in market activity and trading opportunities experienced during the summer holiday season.

    The increase of CHF 100 million in Other income compared to third quarter 1999, is primarily due to the inclusion of income from Klinik Hirslanden, which was not consolidated in the income statement at that time.

    Total operating expenses increased 19% over third quarter last year to CHF 5,842 million. This is largely due to increased performance-related compensation as revenues continue to exceed levels in 1999. Personnel expenses were down 11% from last quarter, in line with slower revenues, but were 24% higher than in third quarter 1999.

    General and administrative expenses increased only 8% over third quarter 1999, to CHF 1,503 million, mainly due to currency movements and the impact of the consolidation of Klinik Hirslanden. The underlying figure was roughly static relative to third quarter last year, reflecting our continued efforts to control non-revenue driven costs.

    Depreciation and amortization increased 12% to CHF 476 million compared to third quarter 1999, with increases in goodwill amortization due to the acquisitions of Allegis and GAM.

    UBS Group incurred a tax expense of CHF 621 million for third quarter 2000, an effective tax rate of 23%.

GROUP REVIEW
28 NOVEMBER 2000


RESTRUCTURING PROVISION USED

                                                                                                        Quarter ended
                                                                                                     -------------------
CHF million                                         Personnel         IT     Premises      Other     30.9.00     30.6.00
------------------------------------------------------------------------------------------------------------------------
UBS Switzerland                                            38          7            0          0          45          54
  Private and Corporate Clients                            37          5            0          0          42          52
  Private Banking                                           1          2            0          0           3           2
UBS Asset Management                                        5          0            0          0           5           1
UBS Warburg                                                 0          0            0          0           0           0
Corporate Center                                            2          0           29          0          31          18
------------------------------------------------------------------------------------------------------------------------
GROUP TOTAL                                                45          7           29          0          81          73
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
Initial restructuring provision in 1997                                                                7,000
Additional provision in 1999                                                                             300
Used in 1998                                                                                           4,027
Used in 1999                                                                                           1,844
Used in 2000                                                                                             272
------------------------------------------------------------------------------------------------------------------------
Total used through 30.9.2000                                                                           6,143
------------------------------------------------------------------------------------------------------------------------
RESTRUCTURING PROVISION REMAINING AT 30.9.2000                                                         1,157
========================================================================================================================

UBS/SBC MERGER RESTRUCTURING PROVISION

Of the CHF 7,300 million restructuring provision relating to the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation, CHF 81 million was used in third quarter 2000, leaving CHF 1,157 million still to be used. As in the second quarter, the main use of the provision this quarter related to severance costs in Private and Corporate Clients and vacancy-related premises costs in Corporate Center. UBS expects that the provision will be completely utilized by the end of 2001.

    The sale of Solothurner Bank to Baloise Insurance in August this year represents the completion of UBS's compliance with the sale of business conditions set by the Swiss Competition Commission as a result of the merger. The sale was completed on 19 October 2000, and will be reflected in fourth quarter results.

CREDIT RISK

During third quarter 2000, UBS realized a write-back of credit loss expenses of CHF 142 million, compared to a write-back of CHF 208 million in the second quarter 2000. This is the result of a continued improvement in the quality of our Swiss loan portfolio and is in sharp contrast to the CHF 275 million of credit loss expenses recorded in third quarter 1999.

    In accordance with the trend in the previous quarter, the unprecedentedly strong rebound of the Swiss economy, combined with UBS's disciplined credit underwriting standards, enabled additional recoveries of previously established loan loss provisions in the Swiss portfolio, which by far exceeded new requirements. On the other hand, this positive scenario was partially offset by the need for additional loan loss provisions in UBS Warburg's portfolio, in line with trends in the international credit markets. The significant reduction in the international loan portfolio achieved during the past two years, coupled with the active use of credit derivatives and reluctance to engage in balance sheet-led earnings growth, positions UBS well for the less positive credit conditions expected outside Switzerland, notably in the US. In particular, in line with its commitment to risk diversification, UBS's loan exposure to the telecom sector is relatively small compared to many of our peers, representing less than 2% of gross loans outstanding at 30 September 2000. The vast majority of our telecom loan book is rated investment grade.

    The further improvement in UBS's credit risk portfolio is also evident in the reduction of non-performing loans by CHF 956 million, or 8%, during the quarter. UBS's loan portfolio increased by CHF 11.4 billion over the quarter, to CHF 282.4 billion. The increase of CHF 17.5 billion in the UBS Warburg portfolio, principally as a result of zero risk-weighted money market and Group treasury positions held by UBS Warburg, was partially offset by a decrease of CHF 5.3 billion in UBS Switzerland, where the write-off and repayment of impaired positions exceeded new business. The reduction in non-performing loans combined with the increase in size of the overall portfolio means that the non-performing loans to total loans ratio fell to

                                                                    GROUP REVIEW
                                                                28 NOVEMBER 2000

ALLOWANCES AND PROVISIONS FOR CREDIT RISK

                                                                                              UBS Asset
CHF million                                                       UBS Switzerland            Management                 UBS Warburg
As of                                                      30.9.00        30.6.00    30.9.00    30.6.00       30.9.00       30.6.00
------------------------------------------------------------------------------------------------------------------------------------
Loans (gross)                                              195,000        200,252        463        411        86,654        69,200
------------------------------------------------------------------------------------------------------------------------------------
Impaired loans 1                                            15,209         16,658         --         --         4,377         4,310
Allowances for impaired loans                                8,505          9,267         --         --         2,462         2,279
------------------------------------------------------------------------------------------------------------------------------------
Non-performing loans                                         9,319         10,270         --         --         1,767         1,772
Allowances for non-performing loans                          5,760          6,486         --         --         1,389         1,383
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR IMPAIRED AND
NON-PERFORMING LOANS                                         8,505          9,267         --         --         2,462         2,279
------------------------------------------------------------------------------------------------------------------------------------
Other allowances and provisions
for credit and country risk                                     12             12         --         --           878           826
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND PROVISIONS                              8,517          9,279         --         --         3,340         3,105
====================================================================================================================================
of which country allowances and provisions                      --             --         --         --         1,356         1,317
------------------------------------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a % of gross loans                           7.8            8.3         --         --           5.1           6.2
------------------------------------------------------------------------------------------------------------------------------------
Non-performing loans as a % of gross loans                     4.8            5.1         --         --           2.0           2.6
------------------------------------------------------------------------------------------------------------------------------------
Allowances and provisions
for credit loss as a % of gross loans                          4.4            4.6         --         --           3.9           4.5
------------------------------------------------------------------------------------------------------------------------------------
Allocated allowances as a % of impaired loans                 55.9           55.6         --         --          56.2          52.9
------------------------------------------------------------------------------------------------------------------------------------
Allocated allowances as a % of non-performing loans           61.8           63.2         --         --          78.6          78.0
====================================================================================================================================

CHF million                                                       Corporate Center                     UBS Group
As of                                                         30.9.00      30.6.00        30.9.00        30.6.00
----------------------------------------------------------------------------------------------------------------
Loans (gross)                                                     253        1,115        282,370        270,978
----------------------------------------------------------------------------------------------------------------
Impaired loans 1                                                   44           43         19,630         21,011
Allowances for impaired loans                                       5            6         10,972         11,552
----------------------------------------------------------------------------------------------------------------
Non-performing loans                                               43           43         11,129         12,085
Allowances for non-performing loans                                 5            5          7,154          7,874
----------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR IMPAIRED AND
NON-PERFORMING LOANS                                                5            6         10,972         11,552
----------------------------------------------------------------------------------------------------------------
Other allowances and provisions
for credit and country risk                                        --           --            890            838
----------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND PROVISIONS                                     5            6         11,862         12,390
================================================================================================================
of which country allowances and provisions                         --           --          1,356          1,317
----------------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a % of gross loans                              17.4         3.9            7.0            7.8
----------------------------------------------------------------------------------------------------------------
Non-performing loans as a % of gross loans                        17.0         3.9            3.9            4.5
----------------------------------------------------------------------------------------------------------------
Allowances and provisions
for credit loss as a % of gross loans                             2.0          0.5            4.2            4.6
----------------------------------------------------------------------------------------------------------------
Allocated allowances as a % of impaired loans                     11.4        14.0           55.9           55.0
----------------------------------------------------------------------------------------------------------------
Allocated allowances as a % of non-performing loans               11.6        11.6           64.3           65.2
=================================================================================================================

 1 Includes non-performing loans.

UBS WARBURG: SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK

                                            3 months ending 29.9.00                              3 months ending 30.6.00
                                   ------------------------------------------         ----------------------------------------------
CHF million                         Min.       Max.      Average      29.9.00           Min.         Max.      Average      30.6.00
------------------------------------------------------------------------------------------------------------------------------------
RISK TYPE
Equities                           179.9      238.4        204.0        192.7          183.2        245.9        214.0        189.6
Interest rates                     113.8      165.0        137.2        122.3          127.0        173.8        147.7        133.7
Foreign exchange                     7.6       75.4         26.0         19.7            8.7         97.5         32.2          9.5
Precious metals                      2.8       19.7          8.3         15.8            4.3         15.3          9.4         12.1
Diversification effect                -- 1       -- 1     (137.2)      (125.5)            -- 1         -- 1     (150.3)      (113.6)
------------------------------------------------------------------------------------------------------------------------------------
TOTAL UBS WARBURG                  213.2      261.6        238.4        224.9          218.4        284.0        253.0        231.3
------------------------------------------------------------------------------------------------------------------------------------

 1 As the minimum and maximum occur on different days for different risk types, it is not meaningful to calculate a portfolio diversification effect.

VALUE AT RISK LIMITS AND UTILIZATION

                                                                                                            Utilization
                                                                                                  ---------------------------------
CHF million                                                                Limit                  29.9.00                   30.6.00
-----------------------------------------------------------------------------------------------------------------------------------
UBS Warburg                                                                450.0                    224.9                     231.3
UBS Switzerland                                                             50.0                      4.0                       3.8
Corporate Center                                                           350.0                     79.4                      62.8
Reserves                                                                   100.0
Diversification effects                                                      n/a                    (79.0)                    (69.2)
-----------------------------------------------------------------------------------------------------------------------------------
UBS GROUP                                                                  600.0                    229.3                     228.7
===================================================================================================================================

Remark: VaR numbers include interest rate exposures in the banking book of the Private Label Banks and Group Treasury.

GROUP REVIEW
28 NOVEMBER 2000

3.9%, compared to 4.5% at the end of the second quarter.

    Although, UBS's non performing loans ratio is somewhat higher than comparable US banks, the comparison reflects different structural practices rather than underlying asset quality. In general, Swiss practice is to write-off loans entirely only on final settlement of bankruptcy proceedings, the sale of the underlying assets or a formal debt forgiveness. In contrast, US practice is generally to write off non-performing loans much sooner, reducing the amount of such loans and corresponding provisions recorded at any given date.

MARKET RISK

Market risk is incurred primarily through UBS's trading activities, which are centered in the Corporate and Institutional Clients business unit of UBS Warburg. Market risk in UBS Warburg, as measured by the 10-day, 99% confidence level Value at Risk (VaR), has decreased slightly. VaR exposure closed the quarter at CHF 224.9 million, compared to CHF 231.3 million at the end of the second quarter. Average exposure over the period was CHF 238.4 million, which is slightly below the CHF 253.0 million average observed over the previous quarter.

    Potential stress loss is measured against a set of standard forward-looking scenarios. Stress loss exposure, which is defined as the outcome of the worst of our stress scenarios, amounted to CHF 349 million at the end of the third quarter, slightly up from CHF 293 million at the end of the second quarter.

    Market risk exposure at the Group level has remained nearly unchanged. At the end of the quarter the 10 day, 99% confidence VaR amounted to CHF 229.3 million.


ACCOUNTING CHANGES AND RESTATEMENTS

In Note 4 to the Financial Statements we have broken out Underwriting and Corporate Finance Fees for the first time this quarter, showing the two components separately. In addition, some corporate finance related fees previously reported in Portfolio and Other Management and Advisory Fees are now included in the new Corporate Finance Fees line. Previous periods have been restated accordingly.

    In first quarter 2000 we introduced a number of changes in accounting treatment. For comparative purposes, 1999 figures were restated to reflect these changes, primarily:

 - The removal from net trading income of profit on UBS Group shares held for trading purposes.

 - The treatment of these shares as treasury shares, reducing both the number of shares and the shareholder's equity used in ratio calculations.

 - The reclassification of trading-related interest revenues, from net trading income to net interest income.

 - The removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions.

    Since the beginning of the year, we have capitalized costs relating to the in-house development of software, reducing operating expenses this quarter by CHF 58 million.


CAPITAL STRUCTURE

FINANCING THE PAINEWEBBER TRANSACTION

At the completion of the merger, a total of 163.8 million PaineWebber shares were cancelled, in exchange for a total consideration of USD 11.8 billion (CHF
20.8 billion), based on the closing UBS share price on the SWX Swiss Exchange on 3 November 2000 of CHF 252.50 per share, and a CHF/USD exchange rate of 1.762.

SHARE CONSIDERATION

At the Extraordinary General Meeting on 7 September 2000, UBS shareholders approved a resolution to create 38 million shares of authorized capital in connection with the PaineWebber merger. UBS shareholders also granted the Board of Directors a "green shoe option" giving them the flexibility to issue some of these shares at the time of the merger, and then issue additional shares as required during the three months following completion, up to the 38 million shares limit.

    The share portion of the merger consideration was 41 million shares. In order to minimize the dilution effects for existing shareholders, UBS initially issued only 12 million new shares from authorized capital on the completion date, 3 November 2000. 7 million shares were re-issued

                                                                    GROUP REVIEW
                                                                28 NOVEMBER 2000

from Treasury and the remaining 22 million shares required were borrowed in the market.

CASH CONSIDERATION AND ISSUE OF TRUST PREFERRED SECURITIES

The cash portion of the merger consideration was USD 6.0 billion, or CHF 10.6 billion. The majority of this amount was financed from existing cash resources and credit lines. However, UBS also took advantage of the focus on the company in US markets to make its inaugural US public offering, issuing USD 1.5 billion of 8.622% Trust Preferred Securities on 10 October 2000.

    The securities were priced at a spread of 278 basis points over the 5.75% August 2010 US Treasury securities. They have a perpetual maturity with a step-up and call on 1 October 2010, and will qualify as Tier 1 capital for UBS under Swiss regulations. The securities are rated aa2 by Moody's and AA- by Standard and Poors, making them the highest rated in their sector. Approximately 87% of the issue was placed in the US and 13% internationally. Thanks to the strong demand for the securities, the issue was increased from the initially announced target of USD 1.25 billion, underlining the positive investor reception for the UBS name, credit and liquidity, and creating a new benchmark for the sector.

OVERALL ECONOMIC COST OF THE TRANSACTION

Following the exercise of options by PaineWebber employees, 12.7 million PaineWebber options remained outstanding and have been converted into 6.3 million new UBS options, with an implied fair value of USD 0.54 billion (CHF
0.95 billion). As a result of the exercise of options since the announcement of the merger, PaineWebber has received cash proceeds of USD 0.55 billion (CHF
0.97 billion).

    Based on the value of the consideration paid to PaineWebber shareholders and the implied fair value of the converted options, less the receipt of option exercise proceeds, the total economic cost of the transaction to UBS is estimated to amount to USD 11.8 billion (CHF 20.8 billion).

BIS RATIO

As a result of these transactions, UBS's Tier 1 capital ratio, which was 12.1% at the end of June 2000 and 11.7% on 30 September 2000, is expected to be lower, but at least 8.5% at the end of December 2000.

SHARE BUY-BACK PROGRAM

On 6 November 2000, UBS announced a share buy-back program, running until June 2001. Unlike the second trading line program earlier this year it will not result in the cancellation of the repurchased shares.

TREASURY SHARES

At 30 September 2000, UBS held 25,069,074 shares or 5.8% of its outstanding capital in treasury shares, down from 40,269,350 shares or 9.3% of its outstanding capital at 30 June 2000. This total included 18,421,783 shares which were purchased earlier this year in the second trading line buy-back program. These shares are held pending their cancellation after the Annual General Meeting in April 2001.

    UBS Warburg acts as a market maker in both UBS shares and derivatives. It has therefore historically held a significant number of UBS shares as a hedge for derivatives issued to retail and institutional investors, but has recently changed its trading approach for these positions, reducing its direct shareholding of UBS shares. This change accounts for the significant drop in treasury share holdings this quarter.

UBS SHARES AND MARKET CAPITALIZATION

                                                              Number of shares as of                   % change from
                                                -------------------------------------------------    -------------------
                                                    30.9.00            30.6.00           31.12.99    30.6.00    31.12.99
-------------------------------------------------------------------------------------------------------------------------
TOTAL ORDINARY SHARES OUTSTANDING               431,697,629        431,696,624        430,893,162          0           0
less second trading line treasury shares         18,421,783         18,321,783                  0          1
-------------------------------------------------------------------------------------------------------------------------
NET SHARES OUTSTANDING                          413,275,846        413,374,841        430,893,162         (0)         (4)
=========================================================================================================================
MARKET CAPITALIZATION (CHF MILLION)                  95,053             98,797             92,642         (4)          3
=========================================================================================================================
Second trading line treasury shares              18,421,783         18,321,783                  0          1
Other treasury shares 1                           6,647,291         21,947,567         36,873,714        (70)        (82)
-------------------------------------------------------------------------------------------------------------------------
TOTAL NUMBER OF TREASURY SHARES                  25,069,074         40,269,350         36,873,714        (38)        (32)
=========================================================================================================================

 1 Includes own shares held for trading purposes.

GROUP REVIEW 28
NOVEMBER 2000

FINANCIAL IMPACT OF THE PAINEWEBBER MERGER

RESTRUCTURING COSTS

UBS currently expects that the restructuring and other one-off costs it will incur as a result of the PaineWebber merger will be in the region of the USD 400 million (CHF 700 million) predicted in the original merger announcement, although the analysis necessary to determine the final amount involved has not been finalized. This analysis includes investigating additional opportunities for premises consolidation in New York.

    In accordance with IAS purchase accounting rules, a portion of these costs will be accounted for as a liability of PaineWebber and will therefore be added to the goodwill amount for the transaction. The remaining costs currently foreseen will be charged to income, by way of a one-off charge in the fourth quarter 2000, and will be treated in our reporting as a Significant Financial Event.

    In addition to this one-off restructuring charge, reported fourth quarter 2000 results for UBS Warburg will be significantly impacted by the initial retention payments payable to PaineWebber staff, as well as goodwill amortization and funding costs.

GOODWILL

The goodwill amount for the merger is expected to be significantly higher than that shown in the Form F-4 registration statement submitted to the US Securities and Exchange Commission in connection with the merger. Although the analysis required to calculate the goodwill amount has not been finalized, several assumptions and data inputs have changed since the pro forma financial statements in the Form F-4 were prepared in August 2000. The more significant changes include:

 -  Using the actual UBS stock price at the time of completion;

 -  Reflecting the actual number of employee stock options ultimately exercised;

 - Revaluation of outstanding PaineWebber debt as a result of UBS's announced intention to provide a guarantee;

 -  A final identification of all acquisition related liabilities;

 - Fair value adjustments for PaineWebber assets and liabilities in accordance with purchase accounting rules.

                                                                 DEVELOPMENTS IN
                                                     FINANCIAL DISCLOSURE AT UBS
DEVELOPMENTS IN                                                 28 NOVEMBER 2000
FINANCIAL DISCLOSURE AT UBS

FOURTH QUARTER REPORT

In order to continue our focus on reporting and analyzing the quarterly performance of UBS's businesses, and to ensure that market sensitive data about UBS's results can be released as early as possible, we will issue a fourth quarter report on 22 February 2001. This report will be similar in style and level of disclosure to this one, although slightly abbreviated in recognition of the forthcoming Annual Report, which will be issued on 15 March 2001, as originally planned.


ACCELERATED TIMETABLE FOR QUARTERLY REPORTING

With effect from first quarter 2001, UBS will release its quarterly results approximately six weeks after quarter end, rather than the current eight weeks. Quarterly reports will be issued on 15 May 2001 for the first quarter, 14 August 2001 for the second quarter and 13 November 2001 for the third quarter.


FOURTH QUARTER REPORTING OF PAINEWEBBER RESULTS

In our fourth quarter report and Annual Report, we will continue to report results for the existing UBS Warburg business units. We will also report an additional business unit, comprising results for the previous PaineWebber businesses for the period from 3 November 2000, with the exception of the capital markets activities which will be fully integrated within the Corporate and Institutional Clients business unit.

    The business unit reporting structure for subsequent quarters will be announced in the fourth quarter report.


CLIENT ASSETS REPORTING

There is currently no consistently defined client assets measure in use across the asset gathering industry, nor is there generally accepted reporting practice applicable to client assets. There is also no standard level of transparency, with UBS one of the few firms to disclose both net new money flows and total client assets development on a quarterly basis.

    This lack of consistency and transparency hinders comparison between companies by analysts and investors. In practice, disclosed metrics vary widely across the industry, with the term Assets under Management ("AuM") being particularly ambiguous.

    UBS has therefore reviewed its own definition for reporting these assets and has suggested that its ideas could form the starting point for a broader standards-setting exercise across the industry. Further details of the proposal can be found on our Investor Relations website at http://www.ubs.com/investor-relations.

    UBS itself intends to phase in the new definitions with effect from first quarter 2001, after consultation with analysts, investors, and our investment services peers.

UBS SWITZERLAND
28 NOVEMBER 2000

UBS SWITZERLAND


BUSINESS GROUP REPORTING

                                                           Quarter ended                  % change from            Year-to-date
                                            ---------------------------------------      ---------------       --------------------
CHF million, except where indicated         30.9.00        30.6.00        30.9.99 1      2Q00       3Q99       30.9.00    30.9.99 1
-----------------------------------------------------------------------------------------------------------------------------------
Income                                        3,411          3,526          3,255          (3)         5        10,685      9,582
Credit loss expense                            (183)          (191)          (286)          4         36          (606)      (846)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                        3,228          3,335          2,969          (3)         9        10,079      8,736
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                            1,218          1,218          1,156           0          5         3,634      3,539
General and administrative expenses             537            591            699          (9)       (23)        1,700      1,687
Depreciation                                    114            105             86           9         33           344        315
Amortization of goodwill and
other intangible assets                           8             10              9         (20)       (11)           52         18
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      1,877          1,924          1,950          (2)        (4)        5,730      5,559
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX         1,351          1,411          1,019          (4)        33         4,349      3,177
===================================================================================================================================

ADDITIONAL INFORMATION

                                                             Quarter ended                    % change from         Year-to-date
                                               -------------------------------------        -----------------     -----------------
                                               30.9.00        30.6.00        30.9.99        2Q00         3Q99     30.9.00   30.9.99
-----------------------------------------------------------------------------------------------------------------------------------
Assets under management (CHF billion) 2          1,147          1,122          1,042           2          10
-----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 3                           55             55             60                                   54        58
Cost / income ratio before
goodwill amortization (%) 3, 4                      55             54             60                                   53        58
===================================================================================================================================

                                                                                            % change from
                                                                                         ---------------------
As of                                     30.9.00         30.6.00        31.12.99        30.6.00      31.12.99
---------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)               10,500          10,750          10,059             (2)            4
Headcount (full time equivalents)          29,421          29,717          31,354             (1)           (6)
---------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Before credit loss expense. 4 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

COOPERATION ACROSS UBS SWITZERLAND

Since the creation of UBS Switzerland earlier this year, a number of initiatives have been launched to ensure that the benefits of cooperation within the new Business Group are realized, such as the e-Channels and Products area which was set up to coordinate electronic banking initiatives.These cross-group initiatives have expanded this quarter with the launch of the Investment Center and the consolidation of all Financial Planning and Wealth Management services within a single unit. This quarter has also seen the introduction to Private Banking of the Strategic Project Portfolio concept, already proven in the Private and Corporate Clients unit.


e-CHANNELS AND PRODUCTS

BEST ONLINE BROKER IN SWITZERLAND

Our ongoing e-banking successes were again rewarded by BlueSky Ratings, an independent provider of online broker ratings, who ranked UBS as the best online broker in Switzerland at the end of September.

WAP

On 21 September 2000, after a highly successful two-month pilot phase, UBS launched e-banking wap for all e-banking clients, making it one of the first banks in the world to offer stock-market transactions via wap mobile phones.

    UBS e-banking wap provides access to UBS e-banking, UBS Quotes and other personalized functions based on pre-defined client profiles. UBS e-banking wap clients can check on their cash account and securities account balances; place, monitor and cancel stock-market orders; and carry out account transfers and foreign-exchange transactions.Like all other UBS e-banking tools, e-banking wap services are multi-language and multi-currency. e-banking wap is another successful combination of UBS's leading e-banking technology and its powerful strategic alliances with technology and content providers

                                                                 UBS SWITZERLAND
                                                                28 NOVEMBER 2000

meeting clients' growing demand for convenience and independence.

e-banking highlights for the period include:

 - UBS e-banking contracts increased to 534,000 by the end of September, from 506,000 in June;

 -  20% of all payment orders are now transacted via e-banking;

 - 12% of all UBS Switzerland stock exchange transactions this quarter were routed through e-banking, up from 11% in the second quarter;

 - During the quarter, the number of accounts with UBS Tradepac, our discount share trading package targeted at active traders, increased by 11.5%;

 -  UBS Quotes received an average of more than 22 million page views per month;

 -  UBS Quotes on wap received an average of more than 9,000 page views per day.

Despite the growth of online banking, we have not experienced a significant level of cannibalization of our traditional revenues and, based on continuous monitoring, we estimate that in excess of 80% of e-banking transactions represent additional revenue.

UBS SWITZERLAND
28 NOVEMBER 2000



Private and Corporate Clients

BUSINESS UNIT REPORTING

                                                             Quarter ended                % change from           Year-to-date
                                                  ---------------------------------     -----------------     ---------------------
CHF million, except where indicated               30.9.00     30.6.00     30.9.99 1     2Q00        3Q99      30.9.00     30.9.99 1
-----------------------------------------------------------------------------------------------------------------------------------
Income                                             1,784       1,888       1,848          (6)         (3)      5,587       5,447
Credit loss expense                                 (175)       (187)       (282)          6          38        (587)       (836)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             1,609       1,701       1,566          (5)          3       5,000       4,611
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                   807         843         827          (4)         (2)      2,454       2,550
General and administrative expenses                  241         246         381          (2)        (37)        748         882
Depreciation                                          97          85          68          14          43         289         267
Amortization of goodwill and
other intangible assets                                0           1           1        (100)       (100)         27           2
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           1,145       1,175       1,277          (3)        (10)      3,518       3,701
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                 464         526         289         (12)         61       1,482         910
===================================================================================================================================

KPI'S

Assets under management (CHF billion) 2, 3           440         439         427           0           3
-----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 4                             64          62          69                                  63          68
Cost / income ratio before
goodwill amortization (%) 4, 5                        64          62          69                                  62          68
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans/Gross loans outstanding(%)      5.6         6.0         6.9
===================================================================================================================================

ADDITIONAL INFORMATION                                                                                         % change from
                                                                                                         --------------------------
As of                                                 30.9.00          30.6.00          31.12.99         30.6.00           31.12.99
-----------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                           8,600            8,850            8,550               (3)                1
Headcount (full time equivalents)                     21,767           22,270           24,098               (2)              (10)
-----------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Bank transaction accounts are included. 4 Before credit loss expense. 5 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

KEY PERFORMANCE INDICATORS

The continued strengthening of the Swiss economy and successful recovery efforts, have favorably impacted the quality of the loan portfolio, leading to a further reduction in the non-performing loans to total loans ratio to 5.6% at 30 September 2000, down from 6.0% at the end of second quarter.

     Assets under management increased by CHF 1 billion from CHF 439 billion to CHF 440 billion during the third quarter, with net new money of CHF 1 billion.

     Compared to second quarter 2000, the cost/income ratio deteriorated marginally from 62% to 64% as revenues fell slightly. Continued strong cost control has brought the cost/income ratio down from 69% a year ago.

INITIATIVES AND ACHIEVEMENTS

e-COMMERCE

UBS and Paynet implemented a new electronic billing presentment and payment system at the end of the third quarter, making UBS the first Swiss bank to provide a fully integrated business to business electronic payment solution.

     The service allows bills to be sent electronically from supplier to customer, reviewed online by the customer, and paid online from the customer's bank account to the supplier's. This integrated electronic process provides real-time enquiry capabilities, shorter processing times, automated remittance, and enhanced customer relationship management possibilities, leading to smoother service for both supplier and customer.

     UBS plans to expand the service early next year to cover business to consumer billing.

                                                                 UBS SWITZERLAND
                                                                28 NOVEMBER 2000

LIFE INSURANCE COMPANY

In September, UBS announced the creation of its own life insurance company, which it plans to launch in early 2001. The new company will provide a range of products, but will have a strong focus on fund-linked life insurance. Some of its risk products will be supplied by its new partner Providentia, a Swiss life insurance company belonging to the Mobiliar Group, but will still be sold under the UBS name.

     UBS will continue to distribute products of other companies in addition to its own range, working as it has done up to now with a select group of insurance companies, through an open sales architecture. Through this initiative, UBS is strengthening its life insurance business content, concentrating on providing insurance products that cater to capital accumulation and retirement saving needs.

STRATEGIC PROJECT PORTFOLIO

The Strategic Project Portfolio is a series of carefully designed and controlled projects, whose aim is to enhance revenues and control costs, by improving processes, products, distribution and pricing and by delivering cost savings resulting from the merger between Union Bank of Switzerland and Swiss Bank Corporation.

     For the past two years, one of the most important cost control measures has been the removal of overlap and redundancy from the combined branch network. During the third quarter, a further five branches were closed, bringing the post-merger reduction to 205 branches, or 37% of the network. At the same time, traditional automated teller machines are being replaced by more sophisticated multi-functional BancomatPlus and Multimat machines which allow clients to perform core banking transactions at their convenience, 24 hours a day. 189 BancomatPlus and 212 Multimat terminals have now been installed at strategic sites throughout Switzerland.

     Private and Corporate Clients was recently honored with the 2000 SAS Enterprise Computing Award for its Advanced Marketing System initiative which has seen the implementation of sophisticated analytical software to personalize and manage client relationships. This use of data mining technologies provides effective identification of targeted cross-selling opportunities and enables UBS to cater more precisely to the information, product and service needs of our customers, positively influencing revenues.

     Optimization of IT processes during third quarter, including centralization of IT operating sites and process standardization, has also realized substantial savings from lower headcount and infrastructure costs.

LOAN PORTFOLIO

The Private and Corporate Clients loan portfolio reduced by CHF 4 billion to CHF 165 billion at the end of the third quarter, mainly due to transfers of clients to UBS Warburg. During the quarter, the recovery portfolio decreased to CHF 17 billion from CHF 18 billion as a result of continued workout initiatives.

CLIENT SERVICE INITIATIVES

At the end of the third quarter, Private and Corporate Clients launched the UBS Moneyline Mortgage, a new LIBOR-based mortgage product developed in cooperation with UBS Warburg. Moneyline Mortgage allows clients to take advantage of money market rates, which are typically lower than standard mortgage rates, and uses interest rate derivatives to give clients the option to limit their interest rate risk. By offering this type of mortgage at much lower minimum mortgage amounts than its competitors, UBS is making LIBOR-based real estate financing available to all client segments in Switzerland for the first time, extending an opportunity previously reserved for corporate clients and high net worth individuals. Based on initial indications, Money-line Mortgage is proving highly popular.

SALE OF SOLOTHURNER BANK

On 22 August 2000, UBS Switzerland announced the sale of Solothurner Bank, a 100% owned subsidiary, to Baloise Insurance, in compliance with a condition set out by the Swiss Competition Commission at the time of the merger between Union Bank of Switzerland and Swiss Bank Corporation.

     In 1999, Solothurner Bank achieved a pre-tax profit of CHF 28.7 million and had around 400 staff.

     The transaction was completed on 19 October 2000 after having received approval from the Swiss supervisory and regulatory authorities. Any impact on results will be reflected in the fourth quarter.

UBS SWITZERLAND
28 NOVEMBER 2000



RESULTS

Performance decreased by CHF 62 million, or 12%, to CHF 464 million from CHF 526 million during the second quarter and increased by CHF 175 million, or 61%, compared to third quarter 1999. This good result is slightly lower than the last two record quarters, but higher than any quarter in 1999.

OPERATING INCOME

Private and Corporate Clients operating income of CHF 1,609 million was CHF 92 million, or 5%, lower than the second quarter. This was the result of lower net interest income, which fell slightly due to higher refinancing costs, and certain one-off revenues recorded in second quarter 2000. Expected credit loss expense decreased again thanks to continued improvements in asset quality due to an improving economy and the further implementation of risk-adjusted pricing.

OPERATING EXPENSES

Our continued focus on cost control led to total operating expenses of CHF 1,145 million, CHF 30 million, or 3%, lower than the second quarter. Personnel and general and administrative expenses both fell as a result of the reducing headcount and other cost reduction initiatives during the quarter.

HEADCOUNT

Private and Corporate Clients headcount declined by 503 to 21,767 at the end of the third quarter. This reduction reflects the transfer of 148 Financial Planning and Wealth Management staff to Private Banking, the ongoing implementation of our Strategic Project Portfolio and the continued realization of merger benefits.

OUTLOOK

The continued strong performance of our business, with both robust revenues and declining costs, makes us confident of very good full-year results compared to 1999.

UBS SWITZERLAND
28 NOVEMBER 2000



Private Banking

BUSINESS UNIT REPORTING

                                                             Quarter ended                % change from           Year-to-date
                                                  ---------------------------------      -----------------    ---------------------
CHF million, except where indicated               30.9.00     30.6.00     30.9.99 1      2Q00        3Q99     30.9.00     30.9.99 1
-----------------------------------------------------------------------------------------------------------------------------------
Income                                              1,627       1,638       1,407          (1)         16       5,098       4,135
Credit loss expense                                    (8)         (4)         (4)       (100)       (100)        (19)        (10)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                              1,619       1,634       1,403          (1)         15       5,079       4,125
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                    411         375         329          10          25       1,180         989
General and administrative expenses                   296         345         318         (14)         (7)        952         805
Depreciation                                           17          20          18         (15)         (6)         55          48
Amortization of goodwill and
other intangible assets                                 8           9           8         (11)          0          25          16
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                              732         749         673          (2)          9       2,212       1,858
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                  887         885         730           0          22       2,867       2,267
===================================================================================================================================

KPI'S
Assets under management (CHF billion) 2               707         683         615           4          15
-----------------------------------------------------------------------------------------------------------------------------------
Net new money (CHF billion) 3                         0.5        (2.8)       (3.0)                               (0.2)       (0.2)
Gross AuM margin (bps)                                 94          95          90          (1)          4          99          91
-----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 4                              45          46          48                                  43          45
Cost / income ratio before
goodwill amortization (%) 4, 5                         44          45          47                                  43          45
===================================================================================================================================

ADDITIONAL INFORMATION                                                                                         % change from
                                                                                                        --------------------------
As of                                             30.9.00           30.6.00           31.12.99          30.6.00           31.12.99
-----------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                      1,900             1,900             1,509                 0                26
Headcount (full time equivalents)                 7,654             7,447             7,256                 3                 5
-----------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Excludes interest and dividend income. 4 Before credit loss expense. 5 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

KEY PERFORMANCE INDICATORS

Assets under management increased by CHF 24 billion during third quarter 2000 from CHF 683 billion to CHF 707 billion, primarily due to positive investment performance. Net new money of CHF 0.5 billion for the quarter represented encouraging progress compared to last quarter, achieved against a background of more subdued inflows industry-wide.

   The gross margin declined very slightly from 95 bps to 94 bps during third quarter 2000, but was still well ahead of the 90 bps average for 1999. UBS Private Banking continues to expand the range and client penetration of its added-value services.

   The pre-goodwill cost/income ratio fell a little to 44%, with a matching small decline in both costs and income.

INITIATIVES AND ACHIEVEMENTS

INVESTMENT CENTER

The UBS Switzerland Investment Center formally commenced operations on 1 October 2000.

   The Center is responsible for developing coherent and high quality investment strategies for the core investment products and services offered by both the Private Banking and Private and Corporate Clients business units. These strategies guide the investment process through which the two business units manage private wealth and advise their clients on their global investment decisions.

   The strategies and advice developed by the Investment Center are "buy-side" oriented. The Center conducts secondary research by drawing on sources inside UBS and from complementary external providers, and transforms this into investment strategies and advice specifically suited

UBS SWITZERLAND
28 NOVEMBER 2000



to private clients. The Investment Center also controls the tactical asset allocation for the active advisory products, the UBS Strategy Funds and for discretionary managed portfolios.

   This new investment process will continue and enhance UBS's tradition of providing top quality customized investment advice.

NEW PRODUCTS AND SERVICES

In September 2000, UBS Private Banking launched GAM funds and GAM discretionary portfolio management for clients of UBS Switzerland. GAM's mission is to provide its clients access to the best investment talent, both in-house and external, bringing together some of the world's top fund managers. Different active investment styles such as "long only" and "equity hedge" are offered through an extensive range of funds, based in all major markets. GAM mutual funds are well-renowned, and have received many awards for outstanding performance over the last 15 years.

   UBS Private Banking will further develop its open funds architecture during fourth quarter 2000. This initiative will make available a pre-screened selection of best-in-class funds from UBS, GAM and third-parties through multiple access channels.

   During the third quarter, Private Banking also launched a new trustee operation based in Singapore. UBS Trustees (Singapore) Ltd, will provide access to a full range of global trustee services for private clients in the Asian time zone, working within Singapore's sophisticated legal and regulatory framework. This underlines Private Banking's continuing commitment to the Asian region and to the use of Singapore as a booking center.

   The number of client mandates relating to our new Active Portfolio Advisory
(APA) and Active Portfolio Supervision (APS) services continues to grow at a significant rate. APS provides clients with investment recommendations whenever their portfolio breaches specified parameters, while APA additionally gives direct access to a dedicated investment specialist and tailor made strategies. Both services are available for an additional fee, or clients can pay an all-in fee, based on asset volume, asset allocation and expected activity levels. The success of these products is a key contributor to the increasing level of recurring asset based fees earned by Private Banking.

RESULTS

Pre-tax profit during the third quarter of CHF 887 million reflects a further quarter's strong earnings performance, up CHF 2 million from second quarter 2000.

OPERATING INCOME

Private Banking's operating income of CHF 1,619 million was stable, dipping just CHF 15 million, or 1%, since the second quarter.

OPERATING EXPENSES

Total operating expenses of CHF 732 million were CHF 17 million, or 2% lower than second quarter 2000. Personnel expenses increased by CHF 36 million, or 10% compared to second quarter 2000 largely due to the transfer of Financial Planning and Wealth Management activities from Private and Corporate Clients. However, general and administrative expenses fell CHF 49 million due to lower processing costs.

HEADCOUNT

Private Banking headcount reached 7,654 at the end of the third quarter, 207 up from the end of second quarter 2000. This was mainly due to the transfer of 148 Financial Planning and Wealth Management staff from the Private and Corporate Clients business unit, and a slight increase in client-facing staff. Private Banking continues to shift headcount from support areas to client-facing roles. Client adviser turnover remains consistent with pre-merger levels.

OUTLOOK

Whilst the fourth quarter of the year is often the quietest, Private Banking expects to continue to outpace its 1999 performance. Dedicated focus on client service, coupled with the steps being taken to strengthen our investment advisory capabilities and the benefits of cooperation across UBS Switzerland provide a firm foundation for continued success.

                                                            UBS ASSET MANAGEMENT
                                                                28 NOVEMBER 2000



UBS Asset Management

BUSINESS GROUP REPORTING

                                                          Quarter ended              % change from          Year-to-date
                                                -------------------------------     -----------------    --------------------
CHF million, except where indicated             30.9.00    30.6.00    30.9.99 1     2Q00        3Q99     30.9.00    30.9.99 1
-----------------------------------------------------------------------------------------------------------------------------
Income                                              493        490        369          1          34       1,465      1,013
Credit loss expense                                   0          0          0                                  0          0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                              493        490        369          1          34       1,465      1,013
-----------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                  225        219        125          3          80         646        406
General and administrative expenses                 105        100         73          5          44         301        198
Depreciation                                         12         12         13          0          (8)         34         22
Amortization of goodwill and
other intangible assets                              67         66         26          2         158         198         83
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                            409        397        237          3          73       1,179        709
-----------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                84         93        132        (10)        (36)        286        304
=============================================================================================================================

ADDITIONAL INFORMATION

                                                          Quarter ended              % change from          Year-to-date
                                                -------------------------------     -----------------    --------------------
                                                30.9.00    30.6.00     30.9.99      2Q00        3Q99     30.9.00      30.9.99
-----------------------------------------------------------------------------------------------------------------------------
Assets under management (CHF billion) 2             555        552         538         1           3
-----------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 3                            83         81          64                                80           70
Cost / income ratio before
goodwill amortization (%) 3, 4                       69         68          57                                67           62
=============================================================================================================================

                                                                                                           % change from
                                                                                                      -------------------------
As of                                           30.9.00           30.6.00          31.12.99           30.6.00          31.12.99
-------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                      1,250             1,250               162                 0               672
Headcount (full time equivalents)                 2,811             2,750             2,576                 2                 9
-------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Before credit loss expense. 4 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

UBS ASSET MANAGEMENT
28 NOVEMBER 2000



Institutional Asset Management

BUSINESS UNIT REPORTING

                                                        Quarter ended                  % change from           Year-to-date
                                               ---------------------------------      ----------------     ---------------------
CHF million, except where indicated            30.9.00     30.6.00     30.9.99 1      2Q00        3Q99     30.9.00     30.9.99 1
--------------------------------------------------------------------------------------------------------------------------------
Income                                             336         325         272           3          24         974         814
Credit loss expense                                  0           0           0                       0           0           0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             336         325         272           3          24         974         814
--------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                 168         162         109           4          54         467         361
General and administrative expenses                 60          55          42           9          43         163         121
Depreciation                                         7           6          12          17         (42)         19          18
Amortization of goodwill and
other intangible assets                             43          43          26           0          65         129          83
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           278         266         189           5          47         778         583
--------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                58          59          83          (2)        (30)        196         231
================================================================================================================================

Assets under management (CHF billion) 2            528         525         538           1          (2)
Net new money (CHF billion)                       (9.1)       (20.2)      (10.9)        55          17        (61.7)      (33.3)
Gross AuM margin (bps) 3                            35          32          24           9          46          32          24
--------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 4                           83          82          69                                  80          72
Cost / income ratio before
goodwill amortization (%) 4, 5                      70          69          60                                  67          61
================================================================================================================================

ADDITIONAL INFORMATION                                                                                     % change from
                                                                                                      -------------------------
As of                                           30.9.00           30.6.00          31.12.99           30.6.00          31.12.99
-------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                        500               500               160                 0               213
Headcount (full time equivalents)                 1,725             1,712             1,653                 1                 4
-------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Revenues divided by average assets under management, for the institutional portion of the business only. 4 Before credit loss expense. 5 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

KEY PERFORMANCE INDICATORS

During the third quarter, total assets under management increased slightly from CHF 525 billion to CHF 528 billion, largely as a result of currency movements. Institutional assets increased very slightly to CHF 326 billion at 30 September 2000, with net new money losses offset by currency related gains.

   Net outflows moderated further, with net new money losses reducing from CHF 20 billion in the second quarter to CHF 9 billion during the third quarter. Client losses continued to be concentrated within US equity-related and UK balanced mandates reflecting past investment performance issues.

   The gross AuM margin increased to 35 bps during the third quarter, from 32 bps the previous quarter reflecting the continued good performance of the O'Connor business unit, established in June 2000. The cost/income ratio before goodwill increased slightly to 70% compared to the 69% recorded in second quarter 2000.

INITIATIVES AND ACHIEVEMENTS

EXPANSION IN HONG KONG

Over the next few months, the Hong Kong office will expand with the establishment of an Equities Investment Team covering Greater China. This new team will allow Institutional Asset Management to provide better access to the Hong Kong domestic equity market for institutional and mutual fund clients. The expansion will also help Institutional Asset Management to develop institutional and mutual fund business in Taiwan and mainland China.

PAINEWEBBER DISTRIBUTION CHANNEL

An open funds distribution architecture is a core element of PaineWebber's strategy. On 9 August

                                                            UBS ASSET MANAGEMENT
                                                                28 NOVEMBER 2000

2000, PaineWebber awarded Institutional Asset Management a mandate to act as the sub-advisor for the PaineWebber Management High Yield Plus Fund. Management of these funds was transferred to UBS on 1 October 2000.

   The merger with PaineWebber will provide additional opportunities both to compete for management of PaineWebber funds and to distribute UBS funds.

ADAMS STREET PARTNERS

The formation of Adams Street Partners, a new entity composed of UBS Asset Management's existing Private Equity Investment Team, will facilitate growth in the increasingly competitive private equity marketplace. Its creation was driven by new US regulations under the Gramm-Leach-Bliley Act which limit ownership positions in various investments. Effective 1 January 2001, Adams Street Partners will be controlled by the existing UBS Asset Management private equity management team with UBS Asset Management as the only other shareholder, holding 24.9%. Adams Street Partners will provide UBS Asset Management with more flexibility and operational efficiency in structuring investment vehicles while continuing to provide existing and new clients with access to its very popular private equity investment vehicles.

INVESTMENT CAPABILITIES AND PERFORMANCE

Major markets made modest advances at the start of the quarter but then retreated partially as concerns about inflation, a number of profit warnings and other signs of economic deceleration turned sentiment negative. Sectoral movements within equity markets did not show the marked divergence between old and new economy sectors seen in previous quarters. However, within the "old economy" there was a clear split between winners and losers from rising oil prices. Bond markets undulated but did not move significantly in either direction. Inflationary pressure from high oil prices was balanced by signs of slower growth in some Western economies.

   Institutional Asset Management's third quarter and year-to-date portfolio returns compare favorably to most relevant benchmarks. Solid performances this quarter by the US Equity and US and Global Balanced Portfolios particularly enhanced year-to-date returns, contributing to the favorable benchmark comparison.

RESULTS

Institutional Asset Management's pre-tax profit fell 2% from second quarter 2000, to CHF 58 million.

OPERATING INCOME

Operating income grew 3% compared to the previous quarter, to CHF 336 million. Institutional income increased from CHF 274 million in second quarter 2000, to CHF 285 million due to good results at the new O'Connor business, offset by lower performance fees and reduced asset-based fees reflecting the impact of negative net new money flows earlier this year on assets under management. Non-institutional operating income was unchanged from the previous quarter, at CHF 51 million.

OPERATING EXPENSES

Personnel costs increased CHF 6 million from the previous quarter to CHF 168 million, mainly as a result of the inclusion of a full quarter of the new O'Connor business. General and administrative expenses increased CHF 5 million to CHF 60 million in the third quarter, principally as the result of the new O'Connor business.

HEADCOUNT

Headcount was almost unchanged, increasing by 13 over the quarter to 1,725.

OUTLOOK

While moderate client losses may continue over the next few quarters, the overall trend remains encouraging. New business development appears promising as strategic initiatives progress, performance relative to benchmarks improves and our pipeline of new business prospects grows. However, results will continue to be impacted by the effect of previous client losses which impact revenue with a slight time-lagged effect.

UBS ASSET MANAGEMENT
28 NOVEMBER 2000



Investment Funds/GAM

BUSINESS UNIT REPORTING

                                                           Quarter ended                % change from           Year-to-date
                                                  -------------------------------      -----------------    --------------------
CHF million, except where indicated               30.9.00    30.6.00    30.9.99 1      2Q00        3Q99     30.9.00    30.9.99 1
--------------------------------------------------------------------------------------------------------------------------------
Income                                                157        165         97          (5)         62         491        199
Credit loss expense                                     0          0          0                                   0          0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                157        165         97          (5)         62         491        199
--------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                     57         57         16           0         256         179         45
General and administrative expenses                    45         45         31           0          45         138         77
Depreciation                                            5          6          1         (17)        400          15          4
Amortization of goodwill and
other intangible assets                                24         23          0           4                      69          0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                              131        131         48           0         173         401        126
--------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                   26         34         49         (24)        (47)         90         73
================================================================================================================================

KPI'S
Assets under management (CHF billion) 2               227        225        186           1          22

Net new money (CHF billion)                           0.2        0.8       (0.8)        (75)        125         1.6        2.6
Gross AuM margin (bps) 3                               37         38         31          (3)         19          38         25
--------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 4                              83         79         49                                  82          63
Cost / income ratio before
goodwill amortization (%) 4, 5                         68         65         49                                  68          63
================================================================================================================================

ADDITIONAL INFORMATION                                                                                      % change from
                                                                                                      --------------------------
As of                                           30.9.00           30.6.00           31.12.99          30.6.00           31.12.99
--------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                      750               750                 2                 0              --
Headcount (full time equivalents)               1,086             1,038               923                 5                18
--------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 All non-institutional revenues, including those booked in Institutional Asset Management, divided by average assets under management. 4 Before credit loss expense. 5 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

KEY PERFORMANCE INDICATORS

Assets under management increased slightly from CHF 225 billion to CHF 227 billion due to investment performance. Net new money of CHF 0.2 million reflected contraction in lower margin fixed income and money market funds, largely shifted into higher margin equity fund products.

   The cost/income ratio before goodwill increased from 65% during the second quarter to 68% in third quarter 2000 reflecting lower revenues from performance fees. The gross margin was 37 bps, a slight decline from second quarter.

INITIATIVES AND ACHIEVEMENTS

NEW DISTRIBUTION CHANNEL - FUNDS@UBS

On 13 November 2000, Investment Funds and Lufthansa announced the launch of a joint marketing effort to provide Lufthansa Miles and More clients with access to UBS Investment Funds. A new website dedicated to Lufthansa clients will provide, investment education, advice on investment strategies and online decision support tools, and will allow automated online fund purchases.

   This is the first such tie-up to be announced as a result of UBS's intermediary strategy, funds@ubs, which is designed to boost third-party distribution of our funds, by providing a turn-key solution for distribution partners, including technical, administrative and operational support. Over the coming months UBS expects to announce similar cooperation agreements with other non-traditional intermediaries, using the same strategy and technical platform.

SCREENED OPEN ARCHITECTURE FOR CLIENTS OF UBS SWITZERLAND

During the third quarter, UBS continued to develop investment solutions that combine UBS, GAM and third-party funds. This initiative reflects UBS's commitment to providing an attractive range of high quality investment funds, through multiple access channels, on a pre-screened basis. In early De-

UBS ASSET MANAGEMENT
28 NOVEMBER 2000



cember a screened selection of the products of several external mutual fund groups will be made available to clients alongside funds from UBS and GAM. Further fund groups will be added over the coming months, with the eventual aim of providing funds from a panel of over 20 different providers.

ACQUISITION OF FONDVEST

UBS Asset Management is to acquire Fondvest AG, a specialist independent funds advisory and distribution firm. Fondvest offers clients such as banks, insurance companies and asset managers access to a comprehensive range of funds from Swiss and foreign providers. The acquisition will extend and enhance UBS's open fund architecture, and provide opportunities to leverage Fondvest's renowed expertise in this area.

UBS INVESTMENT FUNDS PRODUCT INNOVATION

Much investment advice concentrates on finding ways for investors to diversify their risks through investments in funds rather than holdings in a small number of individual stocks. Two of UBS Investment Funds' latest products offer a middle way between these extremes - they help investors to focus on particular sectors where they think opportunities for growth exist, without having to pick specific stocks. The UBS (Lux) Focused Fund - Top Luxury and the UBS (Lux) Focused Fund - Top Leisure were both launched during third quarter. These two equity funds are the first products under the new "Focused" label and they differ from existing UBS funds in that each focuses on shares in only 16 to 25 promising companies in its particular sector, chosen for their excellent growth potential. The funds are designed to appeal to experienced investors with a strong risk appetite and a longer-term investment horizon.

JAPANESE REAL ESTATE INVESTMENT TRUSTS JOINT VENTURE

In September 2000, UBS Asset Management and Mitsubishi Corporation announced the launch in 2001 of a joint venture investment advisory firm which will manage Real Estate Investment Trusts (REITs) in Japan. The joint venture plans to establish REITs with an emphasis on commercial properties, such as shopping malls, and to distribute them to both institutional and retail clients. UBS Asset Management will provide expertise in REIT management as well as distribution access to Japanese pension funds, while Mitsubishi will contribute its extensive experience in Japanese real estate and access to its distribution network.

ACQUISITION OF TAIWAN-BASED MUTUAL FUND PROVIDER

UBS Asset Management has acquired a majority holding in Taiwan-based mutual fund provider, Fortune Securities Investment & Trust Company. The acquisition gives UBS Asset Management the ability to produce and distribute domestically-regulated mutual funds for Taiwanese investors and provides a platform to establish a solid domestic presence in a key market while raising its profile further throughout the region. Fortune's ability to attract new clients should benefit considerably from the good reputation enjoyed by UBS in Taiwan.

INVESTMENT CAPABILITIES AND PERFORMANCE

Investment Funds performance during the third quarter was slightly positive and in line with major indices. GAM's performance was also positive as most funds continued to exceed benchmark indices during the quarter.

RESULTS

OPERATING INCOME

Lower performance fees led to a slight decrease in operating income to CHF 157 million during third quarter compared to CHF 165 million the previous quarter.

OPERATING EXPENSES

Operating expenses were unchanged from the previous quarter, reflecting continued careful cost control.

HEADCOUNT

Headcount rose 48 or 5% to 1,086 at the end of September 2000, from 1,038 at the end of June, primarily due to continued investment in the third party distribution and open architecture initiatives.

OUTLOOK

Although the competitive environment is intense, the business outlook remains favorable for Investment Funds and GAM. The expansion of distribution channels within Investment Funds is expected to be a strong driver of future revenue growth, although the cost of investments in multi-channel distribution initiatives will continue to impact profits in the coming months.

UBS WARBURG
28 NOVEMBER 2000

UBS Warburg

BUSINESS GROUP REPORTING

                                                  Quarter ended                  % change from          Year-to-date
                                         -------------------------------        ----------------     --------------------
CHF million, except where indicated      30.9.00     30.6.00     30.9.99 1      2Q00        3Q99     30.9.00     30.9.99 1,3
-------------------------------------------------------------------------------------------------------------------------
Income                                     4,458       4,926       3,179         (10)         40      14,653      10,158
Credit loss expense                          (49)        (40)        (69)        (23)         29        (164)       (240)
-------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     4,409       4,886       3,110         (10)         42      14,489       9,918
-------------------------------------------------------------------------------------------------------------------------
Personnel expenses                         2,321       2,761       1,713         (16)         35       8,070       5,786
General and administrative expenses          765         727         662           5          16       2,202       1,837
Depreciation                                 146         145         156           1          (6)        431         488
Amortization of goodwill and
other intangible assets                       41          40          36           3          14         118         118
-------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   3,273       3,673       2,567         (11)         28      10,821       8,229
-------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX      1,136       1,213         543          (6)        109       3,668       1,689
=========================================================================================================================

ADDITIONAL INFORMATION

                                             Quarter ended             % change from       Year-to-date
                                     -----------------------------     -------------    -------------------
                                     30.9.00    30.6.00    30.9.99     2Q00     3Q99    30.9.0      30.9.99 1,3
-----------------------------------------------------------------------------------------------------------
Assets under management (CHF
billion) 2                                44         37         27       19       63
-----------------------------------------------------------------------------------------------------------
Cost / income ratio (%) 4                 73         75         81                          74           81
Cost / income ratio before
goodwill amortization (%) 4,5             72         74         80                          73           80
===========================================================================================================

                                                                          % change from
                                                                       --------------------
As of                                30.9.00    30.6.00    31.12.99    30.6.00     31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)          10,690     10,690      10,679          0            0
Headcount (full time equivalents)     14,946     14,346      14,266          4            5
-------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 1999 income adjusted for the CHF 200 million significant financial event relating to the sale of the international Global Trade Finance business. 4 Before credit loss expense. 5 The amortization of goodwill and other purchased intangible assets is excluded from this calculation.

                                                                     UBS WARBURG
                                                                28 NOVEMBER 2000



CORPORATE AND INSTITUTIONAL CLIENTS

BUSINESS UNIT REPORTING

                                                            Quarter ended            % change from       Year-to-date
                                                   -------------------------------   -------------    -------------------
CHF million, except where indicated                30.9.00   30.6.00     30.9.99 1   2Q00     3Q99    30.9.00     30.9.99 1, 2
-------------------------------------------------------------------------------------------------------------------------
Income                                               4,314     4,860       2,999      (11)      44     14,223       9,765
Credit loss expense                                    (48)      (39)        (67)     (23)      28       (161)       (238)
-------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               4,266     4,821       2,932      (12)      45     14,062       9,527
-------------------------------------------------------------------------------------------------------------
Personnel expenses                                   2,193     2,601       1,596      (16)      37      7,555       5,494
General and administrative expenses                    689       631         594        9       16      1,928       1,668
Depreciation                                           135       132         150        2      (10)       394         472
Amortization of goodwill and
other intangible assets                                 39        37          31        5       26        110         102
-------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             3,056     3,401       2,371      (10)      29      9,987       7,736
-------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                 1,210     1,420         561      (15)     116      4,075       1,791
=========================================================================================================================

KPI'S

Compensation/income (%) 3                               51        54          53                           53          56
-------------------------------------------------------------------------------------------------------------------------
Cost/income ratio (%) 3                                 71        70          79                           70          79
Cost/income ratio before
goodwill amortization (%) 3, 4                          70        69          78                           69          78
-------------------------------------------------------------------------------------------------------------------------
Non-performing loans/Gross loans outstanding (%)       2.1       2.7 5       1.8
Average VaR (10-day 99%)                               238       253         197
=========================================================================================================================

LEAGUE TABLE RANKINGS                                                              Year-to-date
                                                                                  ----------------
                                                                                  30.9.00  30.6.00
--------------------------------------------------------------------------------------------------
Global Mergers and Acquisitions completed 6
  Rank                                                                                  5        6
  Market share (%)                                                                   18.2     20.3
--------------------------------------------------------------------------------------------------
International Equity New Issues 7
  Rank                                                                                  9       11
  Market share (%)                                                                    3.7      3.8
--------------------------------------------------------------------------------------------------
International Bonds 7
  Rank                                                                                  5        5
  Market share (%)                                                                    8.1        8
--------------------------------------------------------------------------------------------------
Eurobonds 7
  Rank                                                                                  1        1
  Market share (%)                                                                    9.3      8.7
--------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION                                                  % change from
                                                                      -------------------
As of                                30.9.00    30.6.00   31.12.99    30.6.00    31.12.99
-----------------------------------------------------------------------------------------
Regulatory equity used (avg)           9,850      9,850     10,050          0          (2)
Headcount (full time equivalents)     13,268     12,730     12,694          4           5
-----------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 1999 income adjusted for the CHF 200 million significant financial event relating to the sale of the international Global Trade Finance business. 3 Before credit loss expense. 4 The amortization of goodwill and other purchased intangible assets is excluded from this calculation. 5 Incorrectly reported as 2.0 in second quarter report. 6 Source: Thomson Financial Securities data. 7 Source:
Capital Data Bondware.

UBS WARBURG
28 NOVEMBER 2000

KEY PERFORMANCE INDICATORS

UBS Warburg measures its expense base primarily in terms of percentage of revenues, looking at both personnel costs and non-personnel costs on this basis.

    Continued strong revenue performance and active cost management led to a pre-goodwill cost/income ratio of 70%, up less than 1% on the previous quarter and a significant improvement over the 78% recorded in third quarter 1999. UBS Warburg's ratio of personnel cost to income fell to 51% in third quarter 2000, two percentage points lower than the same period last year. UBS Warburg continues to invest in top quality professionals to help expand its capabilities and client reach and therefore aims to compensate its employees at similar levels to its global competitors.

    Changes in non-personnel costs are less directly related to changes in income than personnel costs. As a percentage of income, non-personnel costs increased to 20% this quarter, from 16% in second quarter, although this is well below the third quarter 1999 level of 26%. The growth in non-personnel costs in third quarter 2000 was driven by continued investment in technology.

    Market risk utilization, as measured by average Value at Risk, continued to remain well within the limit of CHF 450 million, decreasing from CHF 253 million in second quarter to CHF 238 million in the third quarter.

    Corporate and Institutional Clients continues to manage its loan book closely. Total loans increased by CHF 16.6 billion from the end of second quarter 2000, reaching CHF 80.9 billion at 30 September 2000, an increase of 26%. This increase related almost solely to zero risk-weighted money market operations and group treasury positions held by UBS Warburg. The absolute value of non-performing loans fell slightly, bringing the ratio of non-performing loans to total loans down from 2.7% to 2.1%.

    Corporate and Institutional Clients will continue to use the balance sheet selectively for higher margin, value-added corporate business to support our clients.

LEAGUE TABLE RANKINGS

MERGERS AND ACQUISITIONS

    UBS Warburg's ranking in Completed Global Mergers and Acquisitions has improved during the quarter, to fifth year-to-date from sixth at half year, with market share of 18.2%. In Announced Global Mergers and Acquisitions, UBS Warburg remained in sixth place with a market share of 11.9%.

    Mergers and Acquisitions market growth has been largest in Europe this year, where UBS Warburg was ranked third in completed transactions with a market share of 35.3%. During third quarter 2000, UBS Warburg was involved as advisor in several significant global transactions, including:

- Advising the Italian internet service provider and portal company Tiscali on its recommended USD 5.4 billion offer for its Dutch rival, World Online - the largest new economy Mergers and Acquisitions deal in Europe to date.

- Advising Foster's Brewing Group on its AUD 2.6 billion purchase of California-based Beringer Wine Estates Holdings Inc. In this transaction UBS Warburg was awarded both the advisory work and the financing: underwriting an AUD 500m issue of ordinary shares and a USD 400m convertible bond issue to finance the acquisition.

FIXED INCOME UNDERWRITING

UBS Warburg's ranking in the international bond markets remains good, with year to date positions of first in Eurobonds and fifth in International Bonds matching our performance at half year, with slightly increased market shares of 9.3% and 8.1% respectively. In its franchise markets, UBS Warburg has improved from fifth place at half year to third place year-to-date with a market share of 8.6%. "Franchise Markets" excludes specific segments in which UBS Warburg has chosen not to compete actively.

    In addition to the Eurobond market, where UBS Warburg is the leading player, the firm has substantially improved its performance in the Global Bonds sector (bonds registered for sale both in the US and internationally), including transactions for an increasing number of American issuers. During third quarter 2000, financings were arranged for several leading US firms including IBM, Federal Home Loan Bank, Household Finance Corporation and Monumental Life Insurance Company.

    The recent investment in European Leveraged Finance and US High Yield is also beginning to deliver results in terms of deal flow, revenues and league table and research rankings, with UBS

                                                                     UBS WARBURG
                                                                28 NOVEMBER 2000

Warburg recording the biggest jump in rankings of any firm in the All America Fixed Income Research Team 2000 - ranked 8th, as compared with 20th in 1999.

EQUITY UNDERWRITING

UBS Warburg continued to improve its performance in the international primary equity markets, with its ranking in International Equity New Issues increasing from 11th at half year to 9th year-to-date, with a market share of 3.7%. Our ranking in Europe remained at 8th year-to-date with a market share of 5.1%.

    The relative weakness in these rankings compared to last year's performance is due to the large number of Technology, Media and Telecoms ("TMT") deals this year and UBS Warburg's relatively limited involvement in this sector. Several strategic initiatives designed to improve our long-term position have been implemented in recent months, including expansion of our capabilities in the global TMT sector, increased corporate coverage in Germany and France and enhanced product capabilities in block trades and convertibles. PaineWebber will significantly enhance the scope and scale of UBS Warburg's retail and institutional distribution capabilities in the US market for foreign and domestic issuers.

EQUITY RESEARCH

UBS Warburg is one of the top equity research firms globally, according to Institutional Investor rankings. PaineWebber will help to cement this position, by improving the breadth of our equity research coverage in the US. UBS Warburg now has over 100 publishing analysts in the US, similar to the levels of the leading US-based firms. PaineWebber's research team provides a significant boost to our coverage strength in several key sectors, including Consumer Goods, Energy, Healthcare and Technology. Through PaineWebber, UBS Warburg has also gained Institutional Investor's top-ranked portfolio strategy analyst, who will fill a coverage gap and help to raise UBS Warburg's public profile.

e-COMMERCE

UBS Warburg continues to enhance its e-commerce offerings as a core element of its content and execution services for institutional and corporate clients.

    Approximately USD 12 billion of primary debt was raised through DebtWeb in third quarter 2000, which brings the year-to-date total to approximately USD 54 billion.

    UBS Warburg marketed approximately USD 17 billion of new equity issues on DealKey during the third quarter, leveraging the enhanced capabilities introduced on the site in July 2000. The new features streamline the communication process between salespeople, traders and syndicate members, provide the salesforce with online tools to manage their client orders, and facilitate the pre-marketing and bookbuilding processes.

    Client usage of ResearchWeb, UBS Warburg's leading edge site for research distribution, and IBOL, our portal for corporate and institutional clients, continues to grow, with 58% more users at 30 September 2000 than at the end of June 2000.

    Institutional clients can now access UBS Warburg's equity research via electronic hand-held devices. This pioneering mobile distribution service is available on Palm OS, Windows CE and Pocket PC, and makes use of technology from mobile internet firm AvantGo. The solution satisfies the growing demand within the investment community for on the move access to broker research, and can be used in real-time via a wireless connection, or offline through synchronization with a personal computer.

    UBS Warburg is one of seven of the world's largest investment banks who have joined together to create a new internet portal, TheMarkets.com. Expected to launch in December, TheMarkets.com will provide real-time access for institutional investors to proprietary equity information from each of the consortium members, including equity research, new issue information, news and market data. It will also offer direct access to participants' individual web offerings.


RESULTS

UBS Warburg's Corporate and Institutional Clients business unit produced strong profit growth again this quarter, with pre-tax profit of CHF 1,210 million, up 116% over third quarter 1999. The consistent strong performance in each quarter this year means that pre-tax profits year-to-date have increased 128% from the same period in 1999, to CHF 4,075 million.

UBS WARBURG
28 NOVEMBER 2000

OPERATING INCOME

Corporate and Institutional Clients generated revenues of CHF 4,314 million in third quarter 2000, an increase of 44% over third quarter 1999.

     Equities revenues during third quarter 2000 were somewhat lower than in second quarter, reflecting almost exactly the reduction in market volumes during the period. The equity franchise continued to perform extremely well over the usually quieter summer months, with strong performances in European Equities, especially in the UK, and Japanese Equities. Revenues were approximately 40% higher than for the same quarter last year, largely driven by secondary client activity, although primary equities revenues also recorded their best ever quarterly performance. UBS Warburg's secondary equity sales franchise is now ranked as one of the global leaders, and the leading non-US equities house.

     In Fixed Income, UBS Warburg's Governments, Derivatives, Investment Grade & Emerging Markets businesses continued to deliver strong results, ahead of expectations. The Principal Finance group continues to expand and is delivering excellent results.

     In the Treasury Products business area, revenues continued to be slow in the third quarter, as in the first half of this year, although significant cost savings have been made as a result of re-engineering front-to-back processes.

     Market conditions for Mergers and Acquisitions, advisory work and primary underwriting continued to be strong, driving Corporate Finance's good performance.

     The recent expansion of Corporate and Institutional Clients high yield bonds and leveraged finance business has not resulted in any significant holdings of unsyndicated bond or loan positions, or material mark-downs. The business has been developed as "distribution-led", with secondary market positions carefully controlled, and, as with all UBS Warburg businesses, there are vigorous risk management policies in place. In addition, UBS Warburg has only recently begun to build its franchise in the Telecommunications, Media and Technology sector, and as such, is not significantly impacted by the recent swings in valuations and shifts in levels of client activity.

OPERATING EXPENSES

Corporate and Institutional Clients continues to carefully manage its cost base, with the cost/income ratio remaining well below 1999 levels, at 71%. Personnel expenses increased 37% from the same quarter last year, to CHF 2,193 million, reflecting increased performance-related compensation. General and administrative expenses increased 16% compared to third quarter 1999, as a result of increased expenditure on technology. Overall costs are growing at a slower rate than revenues, delivering continued strong pre-tax profit growth.

HEADCOUNT

Corporate and Institutional Clients headcount rose 4% during the quarter, to 13,268, mainly due to increases in Corporate Finance and Equities.


OUTLOOK

Client and market activity are important drivers of this business unit's performance. However, the solid institutional franchise in both equities and fixed income, combined with an expanding corporate client franchise have provided the firm with much improved sustainability and quality of earnings. Ongoing volatility in financial markets has not significantly impacted performance to date, although the current market environment remains challenging and the fourth quarter is traditionally the quietest of the year.

                                                                     UBS WARBURG
                                                                28 NOVEMBER 2000

UBS CAPITAL

BUSINESS UNIT REPORTING

                                                Quarter ended               % change from         Year-to-date
                                        ---------------------------        ---------------     -------------------
CHF million, except where indicated     30.9.00   30.6.00   30.9.99 1      2Q00       3Q99     30.9.00     30.9.99 1
------------------------------------------------------------------------------------------------------------------
Income                                       79         4       134          --        (41)        230         254
Credit loss expense                           0         0         0                                  0           0
------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                       79         4       134          --        (41)        230         254
------------------------------------------------------------------------------------------------------------------
Personnel expenses                           23        33        37         (30)       (38)         76          78
General and administrative expenses          10        12        14         (17)       (29)         33          33
Depreciation                                  0         1         0        (100)                     2           0
Amortization of goodwill and
other intangible assets                       0         1         1        (100)      (100)          2           4
------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                     33        47        52         (30)       (37)        113         115
------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX         46       (43)       82         207        (44)        117         139
==================================================================================================================

KPI'S                                                                          % change from
                                                                            --------------------
As of                                30.9.00      30.6.00     31.12.99      30.6.00     31.12.99
------------------------------------------------------------------------------------------------
Book value (CHF billion)                 4.5          3.8          3.0           18           50
Value creation (CHF billion) 2           N/A          0.4          0.6
================================================================================================
ADDITIONAL INFORMATION
------------------------------------------------------------------------------------------------
Regulatory equity used (avg)             500          500          340            0           47
Headcount (full time equivalents)        117          113          116            4            1
------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting).
2 Value creation is reported semi-annually, at the end of June and December.

KEY PERFORMANCE INDICATORS

The book value of UBS Capital's investments has grown from CHF 3.8 billion at the end of June 2000 to CHF 4.5 billion at the end of September 2000. It has made approximately CHF 1.5 billion of new investments and add-ons this year, significantly above the amounts in the equivalent period in 1999.

    UBS Capital accounts for its private equity investments at the lower of cost or market value, showing only realized gains. As a full valuation of the portfolio is produced only every six months, value creation and unrealized gains will next be reported with UBS's fourth quarter results.


INITIATIVES AND ACHIEVEMENTS

In July 2000, UBS Capital established a private equity operation in Japan. This group will focus primarily on the rapidly evolving market in Japan for management buy-outs, leveraged buy-outs ("LBOs") and other restructuring opportunities. It will also assist the Technology, Media and Telecoms group in pursuing early stage investment opportunities in those important sectors.

    During the third quarter, new investments of CHF 0.7 billion were made, including shareholdings in:

 - The printed circuit board business of Singapore-listed Wong's Circuits (Holdings) Limited. The acquisition is the largest financial sponsor-backed LBO to be launched in the Hong Kong market.

 - Katwijk Farma BV, a Dutch manufacturer of generic drugs. The company is a well established group, and represents one of Holland's leading generic and OTC drug manufacturers with a significant drug wholesale business.

 - Demantra Ltd - an Israeli software development company specializing in providing internet-enabled demand management solutions which provide clients with an online, real time planning and decision-making environment.

UBS WARBURG
28 NOVEMBER 2000

RESULTS

Operating income decreased 41% to CHF 79 million, from CHF 134 million in third quarter 1999. UBS Capital's income is mainly driven by the timing of divestments and can therefore vary from period to period. During second quarter 2000, the business group recorded very low income due to write-downs of the value of some under-performing investments in the portfolio.

    Personnel, general and administrative expense was CHF 33 million this quarter, a decrease from the previous quarter of CHF 12 million, or 27%, mainly driven by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses move in line with divestments.

    UBS Capital is gradually increasing its annual investment rate. UBS Capital has a target portfolio book value of approximately CHF 5 billion from its own investments and CHF 5 billion from third party funds.


OUTLOOK

UBS Capital is currently preparing for the establishment of two new funds - an EUR 2 billion European fund which is due to launch in first quarter next year and a USD 1 billion Asian fund which is due to launch in third quarter 2001. These funds will help meet demand for access to private equity investments from UBS's private clients, giving them an opportunity to diversify from more traditional investments.

                                                                     UBS WARBURG
                                                                28 NOVEMBER 2000

PRIVATE CLIENTS

BUSINESS UNIT REPORTING

                                                     Quarter ended                    % change from              Year-to-date
                                          ----------------------------------         -----------------      ---------------------
CHF million, except where indicated       30.9.00       30.6.00      30.9.99 1       2Q00         3Q99      30.9.00       30.9.99 1
---------------------------------------------------------------------------------------------------------------------------------
Income                                         70            62           46           13           52          205           139
Credit loss expense                            (1)           (1)          (2)           0           50           (3)           (2)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         69            61           44           13           57          202           137
---------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                             73            80           76           (9)          (4)         323           210
General and administrative expenses            35            45           53          (22)         (34)         150           135
Depreciation                                    7             3            6          133           17           17            16
Amortization of goodwill and
other intangible assets                         1             2            4          (50)         (75)           5            12
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      116           130          139          (11)         (17)         495           373
---------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX          (47)          (69)         (95)          32           51         (293)         (236)
==================================================================================================================================
KPI'S
Assets under management (CHF
billion) 2                                     44            37           27           19           63
Net new money (CHF billion) 3                 8.1           0.8         (0.2)         913           --         12.9           1.7
Gross AuM margin (bps)                         69            64           65            8            6           69            67
==================================================================================================================================

ADDITIONAL INFORMATION                                                  % change from
                                                                      ------------------
As of                                30.9.00    30.6.00   31.12.99    30.6.00   31.12.99
----------------------------------------------------------------------------------------
Regulatory equity used (avg)             340        340        289          0         18
Headcount (full time equivalents)      1,177      1,277      1,386         (8)       (15)
----------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 As of quarter end. 3 Excludes interest and dividend income.

KEY PERFORMANCE INDICATORS

Assets under management increased from CHF 37 billion at the end of the second quarter to CHF 44 billion at 30 September 2000. Performance was slightly negative, in line with market movements, but was more than offset by net new money of CHF 8 billion. The sharp changes in the quarter-on-quarter net new money trend in UBS Warburg Private Clients reflect the relatively early stage of this unit's business development. UBS Warburg Private Clients does not expect to repeat this exceptional performance in the fourth quarter.

    Gross margin increased to 69 bps from 64 bps in second quarter as the positive effects of the recent restructuring began to show through.


INITIATIVES AND ACHIEVEMENTS

Considerable progress was made during the quarter on preparing for the integration with PaineWebber. New management structures have been agreed and new business plans are being developed.

    At the same time UBS Warburg Private Clients has continued to restructure and refocus the existing onshore private client business. This restructuring, including a headcount reduction of about 250 since its announcement at the end of March, is now largely completed. Considerable cost savings have been realized, producing a firm foundation for the integration with PaineWebber, with total expenses down 26% from CHF 156 million, the underlying level in first quarter before the restructuring.


RESULTS

Revenues in the third quarter increased by 13% to CHF 70 million, compared to CHF 62 million in the second quarter, driven by higher average assets and the positive effects of the completed restructuring in terms of management focus and staff motivation. Expenses fell CHF 14 million to

UBS WARBURG
28 NOVEMBER 2000

CHF 116 million, reflecting completion of the restructuring, with headcount falling by another 100 during the third quarter.


OUTLOOK

UBS Warburg's Private Clients unit will be combined with PaineWebber's existing businesses targeting core affluent investors. The US portion of UBS Warburg's Private Clients business will be added to the existing PaineWebber US private clients business.

    The European and Asia-Pacific Private Clients businesses will be combined with the e-services project, under a single management and integrated business model. UBS Warburg will leverage the management, technology and experience of PaineWebber to establish a truly advisor-centric business model, focused on core affluent and high net worth clients, building on the existing client base, content and resources.

                                                                     UBS WARBURG
                                                                28 NOVEMBER 2000

e-SERVICES

BUSINESS UNIT REPORTING

                                                   Quarter ended          % change from        Year-to-date
                                             -------------------------    -------------     ------------------
CHF million, except where indicated          30.9.00  30.6.00  30.9.99    2Q00     3Q99     30.9.00    30.9.99
--------------------------------------------------------------------------------------------------------------
Income                                         (5)       0        0                              (5)         0
Credit loss expense                             0        0        0                               0          0
--------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         (5)       0        0                              (5)         0
--------------------------------------------------------------------------------------------------------------
Personnel expenses                             32       47        4        (32)     700         116          4
General and administrative expenses            31       39        1        (21)      --          91          1
Depreciation                                    4        9        0        (56)                  18          0
Amortization of goodwill and
other intangible assets                         1        0        0                               1          0
--------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       68       95        5        (28)      --         226          5
--------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX          (73)     (95)      (5)        23       --        (231)        (5)
==============================================================================================================

ADDITIONAL INFORMATION                                                    % change from
                                                                       -------------------
As of                                30.9.00    30.6.00    31.12.99    30.6.00    31.12.99
------------------------------------------------------------------------------------------
Regulatory equity used (avg)               0          0           0
Headcount (full time equivalents)        384        226          70         70         449
------------------------------------------------------------------------------------------

INITIATIVES AND ACHIEVEMENTS

During third quarter 2000, UBS Warburg's e-services project has delivered its pre-launch objectives in a timely and very satisfactory manner. A UK banking licence was received from the Financial Services Authority, with a passport to all European Union countries, two state-of-the-art data centers in London are functioning in the production environment and the real time e-services platform (multi-currency, multi-entity, multi-lingual) has been built and successfully tested.

RESULTS

Following the decision to integrate the business with the Private Clients unit and realign its strategic focus, e-services' expansion plans were put on hold, reducing Personnel expenses to CHF 32 million in the third quarter, compared with CHF 47 million in the previous quarter, and General and administrative expenses from CHF 39 million in second quarter to CHF 31 million in third quarter.

OUTLOOK

UBS Warburg intends to leverage PaineWebber's success and know-how to develop further its global private client business model, as many of the same dynamics that have fueled investment growth in the US begin to impact the wealth markets in Europe.

    PaineWebber provides UBS Warburg with a unique opportunity to address the onshore high net worth and affluent private client market in Europe, extending PaineWebber's adviser-centric business model to new markets. e-services and the existing non-US business of UBS Warburg Private Clients will form the core of this new venture, with the focus on premium clients rather than the mass affluent market originally targeted by e-services.

    Concentration on face-to-face relationships and supplementary online services means that providing investment advice and selling financial products via telephone call centers is no longer central to the distribution strategy. Call centers will therefore not be developed as previously planned, which will lead to significant headcount reductions.

    e-services' technology will be re-deployed to support this effort, helping to provide seamless integration of online capabilities with the financial adviser/client relationship.

    The multi-currency and multi-entity transaction processing back-end systems developed for e-services will be integrated with front-end technology based on PaineWebber's industry-leading on-line systems. The result will be a pan-European processing platform with front-end systems tailored to each country's specific needs.

    As a result of this opportunity to refocus, the e-services pilot launch planned for late autumn in Germany will not now take place.

CORPORATE CENTER
28 NOVEMBER 2000

CORPORATE CENTER

BUSINESS GROUP REPORTING

                                                      Quarter ended                    % change from                Year-to-date
                                         ------------------------------------      -------------------       ---------------------
CHF million, except where indicated      30.9.00      30.6.00      30.9.99  1      2Q00           3Q99       30.9.00    30.9.99  1
-----------------------------------------------------------------------------------------------------------------------------------
Income                                        41           50          (20) 2       (18)            --            74        (33) 2
Credit loss recovery                         374          439           80          (15)           368           995        176
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                       415          489           60          (15)           383         1,069        143
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                            99          156          110          (37)           (10)          389        192
General and administrative expenses           96          125 3        (43)         (23)            --           274         57
Depreciation                                  78           62           90           26            (13)          213        213
Amortization of goodwill and
other intangible assets                       10           11           10           (9)             0            33         33
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                     283          354          167          (20)            69           909        495
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        132          135         (107)          (2)            --           160       (352)
===================================================================================================================================

ADDITIONAL INFORMATION                                                                                   % change from
                                                                                                    -----------------------
As of                                            30.9.00           30.6.00          31.12.99        30.6.00        31.12.99
---------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                       9,750             9,950             7,850             (2)             24
Headcount (full time equivalents)                    921               931               862             (1)              7
---------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 Third quarter 1999 income has been adjusted for a CHF 26 million gain from our residual holding in Long Term Capital Management (LTCM). Year-to-date 1999 income has additionally been adjusted for the CHF 1,490 million sale of our 25% stake in Swiss Life / Rentenanstalt and the CHF 110 million gain on the sale of Julius Baer registered shares. 3 General and administrative expenses in the second quarter 2000 have been adjusted for the additional CHF 200 million provision relating to the US Global Settlement.

RESULTS DISCUSSION

Adjusted for significant financial events, Corporate Center recorded a pre-tax profit of CHF 132 million for third quarter 2000, versus a pre-tax loss of CHF 107 million for third quarter 1999 and a pre-tax profit of CHF 135 million during second quarter 2000.

    The credit loss recovery booked in Corporate Center represents the difference between the adjusted expected losses charged to the business units and the actual credit loss recovery recognized in the Group financial accounts. This quarter the continued strength of the Swiss economy has allowed UBS to make a further write back of credit loss provisions of CHF 142 million. This continued better than expected credit loss performance resulted in a credit loss recovery in Corporate Center of CHF 374 million.

    The results of UBS's 91.2% holding in Klinik Hirslanden AG were fully consolidated for the first time in fourth quarter 1999. This has led to an increase in operating income and expenses compared to third quarter 1999, when there was no equivalent contribution in Corporate Center.

                                                            FINANCIAL STATEMENTS
                                                                28 NOVEMBER 2000

FINANCIAL STATEMENTS


UBS GROUP INCOME STATEMENT

                                                          Quarter ended                   % change from            Year-to-date
                                               ----------------------------------       -----------------      ---------------------
CHF million, except per share data   Note      30.9.00       30.6.00     30.9.99 1      2Q00         3Q99      30.9.00     30.9.99 1
-----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                         3       12,480        12,682        9,353         (2)          33       36,559       25,646
Interest expense                        3      (10,649)      (10,445)      (7,940)        (2)         (34)     (30,402)     (21,480)
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income                              1,831         2,237        1,413         (18)         30        6,157        4,166
Credit loss recovery / expense                     142           208         (275)         --          --          225         (910)
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income
after credit loss recovery / expense             1,973         2,445        1,138         (19)         73        6,382        3,256
-----------------------------------------------------------------------------------------------------------------------------------
Net fee and commission income           4        3,865         3,756        3,066           3          26       11,700        9,250
Net trading income                      5        2,368         2,691        2,097         (12)         13        8,037        6,557
Net gains from disposal of
associates and subsidiaries                          0            21           (6)         --          --           23        1,772
Other income                            6          339           287          239          18          42          960          801
-----------------------------------------------------------------------------------------------------------------------------------
Total operating income                           8,545         9,200        6,534          (7)         31       27,102       21,636
====================================================================================================================================

OPERATING EXPENSES
Personnel                               7        3,863         4,354        3,104         (11)         24       12,739        9,923
General and administrative              7        1,503         1,743        1,391         (14)          8        4,677        3,779
Depreciation and amortization           7          476           451          426           6          12        1,423        1,290
-----------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                         5,842         6,548         4,921         (11)        19       18,839       14,992
====================================================================================================================================
OPERATING PROFIT BEFORE
TAX AND MINORITY INTERESTS                       2,703         2,652         1,613           2         68        8,263        6,644
====================================================================================================================================
Tax expense                                        621           591           374           5         66        1,878        1,525
-----------------------------------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS             2,082         2,061         1,239           1         68        6,385        5,119
====================================================================================================================================
Minority interests                                  (7)           (9)          (14)         22         50          (42)         (35)
-----------------------------------------------------------------------------------------------------------------------------------
NET PROFIT                                       2,075         2,052         1,225           1         69        6,343        5,084
====================================================================================================================================
Basic earnings per share (CHF) 3        8         5.15          5.24         3.07           (2)        68        16.05        12.48
Basic earnings per share
before goodwill (CHF) 2, 3              8         5.46          5.57         3.27           (2)        67        17.07        13.10
Diluted earnings per share (CHF) 3      8         5.09          5.19         3.05           (2)        67        15.88        12.38
Diluted earnings per share
before goodwill (CHF) 2, 3              8         5.40          5.51         3.26           (2)        66        16.88        13.00
-----------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 The amortization of goodwill and other purchased intangible assets is excluded from this calculation. 3 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

FINANCIAL STATEMENTS
28 NOVEMBER 2000









UBS GROUP BALANCE SHEET

                                                                                                              % change from
                                                                                                          ---------------------
CHF million                                           30.9.00            30.6.00           31.12.99 1     30.6.00      31.12.99
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks                    2,417              3,457              5,073           (30)          (52)
Money market paper                                     71,978             61,504             69,717            17             3
Due from banks                                         25,914             25,761             29,907             1           (13)
Cash collateral on securities borrowed                152,551            146,199            113,162             4            35
Reverse repurchase agreements                         174,562            164,866            132,474             6            32
Trading portfolio assets                              223,486            215,649            212,440             4             5
Positive replacement values                            76,344             57,758             64,698            32            18
Loans, net of allowance for credit losses             244,754            233,015            234,858             5             4
Financial investments                                  10,051              9,504              7,039             6            43
Accrued income and prepaid expenses                     7,024              5,817              5,167            21            36
Investments in associates                                 862                818              1,102             5           (22)
Property and equipment                                  8,283              8,216              8,701             1            (5)
Intangible assets and goodwill                          3,701              3,545              3,543             4             4
Other assets                                            8,306             10,198             11,007           (19)          (25)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                        1,010,233            946,307            898,888             7            12
================================================================================================================================
Total subordinated assets                                 648                330                600            96             8
--------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Money market paper issued                              65,527             85,409             64,655           (23)            1
Due to banks                                           96,417             75,172             76,365            28            26
Cash collateral on securities lent                     15,894             15,334             12,832             4            24
Repurchase agreements                                 261,580            230,565            196,914            13            33
Trading portfolio liabilities                          60,694             60,279             54,586             1            11
Negative replacement values                            92,796             77,926             95,786            19            (3)
Due to customers                                      291,627            279,915            279,960             4             4
Accrued expenses and deferred income                   17,267             14,492             12,040            19            43
Long-term debt                                         50,558             52,990             56,332            (5)          (10)
Other liabilities                                      20,528             21,950             18,376            (6)           12
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                     972,888            914,032            867,846             6            12
--------------------------------------------------------------------------------------------------------------------------------
MINORITY INTERESTS                                        417                399                434             5            (4)
--------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
Share capital                                           4,317              4,317              4,309             0             0
Share premium account                                  14,127             14,554             14,437            (3)           (2)
Foreign currency translation                             (710)              (557)              (442)          (27)          (61)
Retained earnings                                      24,505             22,431             20,327             9            21
Treasury shares                                        (5,311)            (8,869)            (8,023)           40            34
--------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                             36,928             31,876             30,608            16            21
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTERESTS
AND SHAREHOLDERS' EQUITY                            1,010,233            946,307            898,888             7            12
================================================================================================================================
Total subordinated liabilities                         14,393             14,089             14,801             2            (3)
--------------------------------------------------------------------------------------------------------------------------------

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting).

                                                            FINANCIAL STATEMENTS
                                                                28 NOVEMBER 2000









UBS GROUP STATEMENT OF CHANGES IN EQUITY

CHF million
For the nine-month period ended                                                          30.9.00           30.9.99 1
--------------------------------------------------------------------------------------------------------------------
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the period                                                     4,309             4,300
Issue of share capital                                                                         8                 6
--------------------------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE PERIOD 2                                                         4,317             4,306
===================================================================================================================
SHARE PREMIUM
Balance at the beginning of the period (as per prior Annual Report)                       13,929            13,740
Change in accounting policy                                                                  508              (123)
Balance at the beginning of the period (restated)                                         14,437            13,617
Premium on shares issued and warrants exercised 3                                             74                 9
Net premium / (discount) on treasury share and own equity derivative activity 3             (384)              481
--------------------------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE PERIOD                                                          14,127            14,107
===================================================================================================================
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the period                                                      (442)             (456)
Movements during the period                                                                 (268)               (2)
--------------------------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE PERIOD                                                            (710)             (458)
===================================================================================================================
RETAINED EARNINGS
Balance at the beginning of the period (as per prior Annual Report)                       20,501            16,293
Change in accounting policy                                                                 (174)              (69)
Balance at the beginning of the period (restated)                                         20,327            16,224
Net profit for the period                                                                  6,343             5,084
Dividends paid                                                                            (2,165)           (2,050)
--------------------------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE PERIOD                                                          24,505            19,258
===================================================================================================================
TREASURY SHARES, AT COST
Balance at the beginning of the period (as per prior Annual Report)                       (3,462)           (1,482)
Change in accounting policy                                                               (4,561)           (3,409)
Balance at the beginning of the period (restated)                                         (8,023)           (4,891)
Acquisitions                                                                             (11,161)           (5,665)
Disposals                                                                                 13,873             2,904
--------------------------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE PERIOD 4                                                        (5,311)           (7,652)
===================================================================================================================

TOTAL SHAREHOLDERS' EQUITY                                                                36,928            29,561
===================================================================================================================

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 Comprising 431,697,629 ordinary shares as of 30 September 2000 and 430,578,786 ordinary shares as of 30 September 1999, at CHF 10 each, fully paid. 3 In prior periods, a portion of income on own equity derivative contract activity was included in Premium/(discount) on treasury shares issued and treasury share contract activity. This amount is now included in Net premium/(discount) on treasury share and own equity derivative activity for all periods. 4 Comprising 25,069,074 ordinary shares as of 30 September 2000 and 35,449,010 ordinary shares as of 30 September 1999.

In addition to treasury shares a maximum amount of 46,253,441 unissued shares were available to be issued without further approval of the shareholders. This amount of shares consisted of 38 million authorized shares, for use in the share exchange for the PaineWebber merger, and 17,253,441 shares of conditional capital of which 17 million were available to be used for PaineWebber employee option plans. However, these two categories of shares are interrelated. Therefore the number of shares finally issued will be less than the 55 million aggregate of the possible authorized and conditional capital increases. Using the maximum of one category would automatically lead to a reduction of the other category. This means that the maximum number of shares issued under the authorized and conditional capital in relation to the PaineWebber merger could not exceed 46 million shares.

FINANCIAL STATEMENTS
28 NOVEMBER 2000

UBS GROUP STATEMENT OF CASH FLOWS

CHF million
For the nine-month period ended                                                           30.9.00           30.9.99 1
---------------------------------------------------------------------------------------------------------------------
CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES
Net profit                                                                                  6,343             5,084
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES
Non cash items included in net profit and other adjustments:
    Depreciation and amortization                                                           1,423             1,290
    Provision for credit losses                                                              (225)              910
    Income from associates                                                                    (70)             (125)
    Deferred tax expense                                                                      238               279
    Net gain from investing activities                                                       (472)           (2,196)
 Net increase / (decrease) in operating assets:
    Net due from / to banks                                                                19,940            (1,611)
    Reverse repurchase agreements, cash collateral on securities borrowed                 (81,477)           (3,178)
    Trading portfolio including net replacement values                                    (19,574)          (12,893)
    Loans due to / from customers                                                           1,996             7,995
    Accrued income, prepaid expenses and other assets                                         844               129
 Net increase / (decrease) in operating liabilities:
    Repurchase agreements, cash collateral on securities lent                              67,728             3,773
    Accrued expenses and other liabilities                                                  7,988            (3,028)
Income taxes paid                                                                            (840)             (722)
---------------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES                                         3,842            (4,293)
---------------------------------------------------------------------------------------------------------------------

CASH FLOW FROM / (USED IN) INVESTING ACTIVITIES
Investments in subsidiaries and associates                                                   (603)             (308)
Disposal of subsidiaries and associates                                                       377             3,659
Purchase of property and equipment                                                           (741)           (1,969)
Disposal of property and equipment                                                            190               420
Net (investment) / divestment in financial investments                                     (2,623)            1,004
---------------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM / (USED IN) INVESTING ACTIVITIES                                        (3,400)            2,806
---------------------------------------------------------------------------------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES
Money market paper issued                                                                     872            15,890
Net movements in treasury shares and treasury share contract activity                       2,402            (2,271)
Capital issuance                                                                                8                 6
Dividends paid                                                                             (2,165)           (2,050)
Issuance of long-term debt                                                                 10,376             8,141
Repayment of long-term debt                                                               (16,150)           (3,400)
Repayment of minority interests                                                               (20)             (689)
---------------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM FINANCING ACTIVITIES                                                    (4,677)           15,627
Effects of exchange rate differences                                                         (266)               67
---------------------------------------------------------------------------------------------------------------------
NET INCREASE / (DECREASE) IN CASH EQUIVALENTS                                              (4,501)           14,207
Cash and cash equivalents, beginning of period                                            102,277            83,678
---------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                   97,776            97,885
---------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks                                                        2,417             2,746
Money market paper                                                                         71,978            63,606
Due from banks maturing in less than three months                                          23,381            31,533
---------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                      97,776            97,885
=====================================================================================================================

1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting).

                                                                    NOTES TO THE
                                                            FINANCIAL STATEMENTS
NOTES TO THE                                                    28 NOVEMBER 2000
FINANCIAL STATEMENTS

NOTE 1  BASIS OF ACCOUNTING

The UBS AG consolidated financial statements are prepared in accordance with International Accounting Standards ("IAS"). These interim financial statements are presented in accordance with IAS 34 "Interim Financial Statements".

    In the first half of 2000, the Group reorganized its business divisions. The segment reporting for the first nine months of 2000, as well as the comparative segment reporting for the first nine months of 1999, reflect the new Group structure.

    At the Annual General Meeting of shareholders held on 18 April 2000, a two-for-one stock split was approved to be effective 8 May 2000. Accordingly, share and per share information have been adjusted to retroactively reflect the stock split.

    In preparing the consolidated interim financial statements, the same accounting policies and methods of computation are followed as in the consolidated financial statements at 31 December 1999 and for the year then ended, with the exception of the following changes in accounting policies:

IAS 37 Provisions, Contingent Liabilities and Contingent Assets

In July 1998, the International Accounting Standard Committee ("IASC") issued IAS 37, Provisions, Contingent Liabilities and Contingent Assets, which has been adopted for the Group's financial statements as of 1 January 2000. The Standard provides recognition and measurement requirements for provisions. IAS 37 also provides accounting and disclosure requirements for contingent liabilities and contingent assets.

IAS 38 Intangible Assets

In July 1998, the IASC issued IAS 38 Intangible Assets, which the Group adopted prospectively as of 1 January 2000. The standard requires the capitalization and amortization of certain intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost can be measured reliably.

IAS 10 (revised), Events after the Balance Sheet Date

In May 1999, the IASC issued IAS 10 (revised), Events after the Balance Sheet Date, which has been adopted for the Group's financial statements as of 1 January 2000. IAS 10 (revised) establishes requirements for the recognition and disclosure of events after the balance sheet date. The adoption of IAS 10 (revised) had no impact on any comparative financial information.

Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the IASC issued Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares), which the Group adopted as of 1 January 2000. The interpretation provides guidance for the recognition, presentation and disclosure of treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as treasury shares and deducted from shareholders' equity. Gains and losses relating to the sale of own shares are recognized as a change in shareholders' equity.

    As a result of the adoption of Interpretation SIC 16, financial information has been retroactively restated. Net trading income was increased by CHF 11 million for the quarter ended 30 September 1999 and was decreased by CHF 127 million for the nine-month period ended 30 September 1999. Shareholders' equity and total assets were reduced by CHF 4,227 million as of 31 December 1999 and CHF 3,601 million as of December 1998.

Offsetting of Amounts Related to Certain Contracts

In order to improve comparability with its main competitors, the Group has offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counter-party for transactions covered by legally enforceable master netting agreements. This change became effective as of 1 January 2000 and all prior periods represented have been restated. Positive and negative replacement values have been reduced by CHF 66,136 million for the year ended 31 December 1999. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million for the year ended 31 December 1999.

Interest and Dividend Income on Trading Assets

In prior periods, interest and dividend income and expense on trading assets and liabilities were

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000

included in Net trading income. In order to improve comparability with its main competitors, the Group has included interest and dividend income and expense on trading assets and liabilities in Interest income and interest expense respectively. This change in presentation became effective 1 January 2000. The comparative financial information for 1999 has been restated to comply with this change.

    Interest income was increased by CHF 4,563 million and CHF 12,707 million for the quarter ended 30 September 1999 and the nine-month period ended 30 September 1999 respectively. Interest expense was increased by CHF 4,622 million and CHF 13,378 million for the quarter ended 30 September 1999 and the nine-month period ended 30 September 1999 respectively. In addition, net trading income was increased by CHF 59 million and CHF 671 million for the quarter ended 30 September 1999 and nine-month period ended 30 September 1999 respectively.

Tax expense

In prior periods, capital taxes were included in Tax expense. Capital taxes have been reclassified from Tax expense to General and administrative expenses for all prior periods presented.

                                                                    NOTES TO THE
                                                            FINANCIAL STATEMENTS
                                                                28 NOVEMBER 2000



NOTE 2  REPORTING BY BUSINESS GROUP

The Business Group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Total revenue includes income, which is directly attributable to a Business Group whether from sales to external customers or from transactions with other segments. Revenue sharing agreements are used to allocate external customer revenues to a Business Group on a reasonable basis. Transactions between Business Groups are conducted at arms length.

FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 2000



                                                  UBS         UBS Asset    UBS        Corporate     UBS
CHF million                                    Switzerland   Management  Warburg        Center     Group
-----------------------------------------------------------------------------------------------------------
Revenues                                         10,685        1,465      14,653           74      26,877
Credit loss recovery 1                             (606)           0        (164)         995         225
-----------------------------------------------------------------------------------------------------------
Total operating income                           10,079        1,465      14,489        1,069      27,102
-----------------------------------------------------------------------------------------------------------
Personnel expenses                                3,634          646       8,070          389      12,739
General and administrative expenses               1,700          301       2,202          474       4,677
Depreciation                                        344           34         431          213       1,022
Amortization of goodwill and
other intangible assets                              52          198         118           33         401
-----------------------------------------------------------------------------------------------------------
Total operating expenses                          5,730        1,179      10,821        1,109      18,839
-----------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX             4,349         286        3,668         (40)       8,263
Tax expense                                                                                         1,878
-----------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                                6,385
Minority interests                                                                                   (42)
-----------------------------------------------------------------------------------------------------------
NET PROFIT                                                                                         6,343
===========================================================================================================



1 In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery / (expense) for financial reporting purposes of CHF 225 million for the nine-month period ended 30 September 2000 is as follows: UBS Switzerland CHF 543 million, UBS Warburg CHF (318) million.


FOR THE NINE-MONTH PERIOD ENDED 30 SEPTEMBER 1999 2

                                                  UBS         UBS Asset    UBS        Corporate     UBS
CHF million                                    Switzerland   Management  Warburg        Center     Group
-----------------------------------------------------------------------------------------------------------
Revenues                                          9,582        1,013      10,358        1,593      22,546
Credit loss expense 1                              (846)           0        (240)         176        (910)
-----------------------------------------------------------------------------------------------------------
Total operating income                            8,736        1,013      10,118        1,769      21,636
-----------------------------------------------------------------------------------------------------------
Personnel expenses                                3,539          406       5,786          192       9,923
General and administrative expenses               1,687          198       1,837           57       3,779
Depreciation                                        315           22         488          213       1,038
Amortization of goodwill and
other intangible assets                              18           83         118           33         252
-----------------------------------------------------------------------------------------------------------
Total operating expenses                          5,559          709       8,229          495      14,992
-----------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX             3,177          304       1,889        1,274       6,644
Tax expense                                                                                         1,525
-----------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                                5,119
Minority interests                                                                                    (35)
-----------------------------------------------------------------------------------------------------------
NET PROFIT                                                                                          5,084
===========================================================================================================

   1 In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss expense for financial reporting purposes of CHF 910 million for the nine-month period ended 30 September 1999 is as follows: UBS Switzerland CHF 907 million, UBS Warburg CHF 4 million, Corporate Center CHF (1) million. 2 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting).

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000


NOTE 3  NET INTEREST INCOME

                                                                   Quarter ended               % change from        Year-to-date
                                                           -------------------------------    ----------------   -------------------
CHF million                                                30.9.00    30.6.00    30.9.99 1    2Q00        3Q99   30.9.00   30.9.99 1
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances to banks               1,507        987      1,692       53         (11)    3,586      4,159
Interest earned on loans and advances to customers           3,913      3,790      3,053        3          28    11,066      8,692
Interest from finance leasing                                   11          8         13       38         (15)       30         36
Interest earned on securities borrowed
  and reverse repurchase agreements                          4,396      4,929      2,984      (11)         47    13,415      8,376
Interest and dividend income from financial investments         39         60         42      (35)         (7)      139        108
Interest and dividend income from trading portfolio          2,554      2,813      1,514       (9)         69     8,130      4,136
Other                                                           60         95         55      (37)          9       193        139
------------------------------------------------------------------------------------------------------------------------------------
Total                                                       12,480     12,682      9,353       (2)         33    36,559     25,646
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on amounts due to banks                             1,415      1,130      1,781       25         (21)    3,645      3,476
Interest on amounts due to customers                         2,692      2,269      2,109       19          28     7,145      6,169
Interest on securities lent and repurchase agreements        3,533      3,638      2,158       (3)         64    10,240      6,376
Interest and dividend expense from trading portfolio         1,136      1,435        507      (21)        124     3,860      1,585
Interest on medium and long-term debt                        1,873      1,973      1,385       (5)         35     5,512      3,874
------------------------------------------------------------------------------------------------------------------------------------
Total                                                       10,649     10,445      7,940        2          34    30,402     21,480
------------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                          1,831      2,237      1,413      (18)         30     6,157      4,166
====================================================================================================================================

 1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting).

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000



NOTE 4  NET FEE AND COMMISSION INCOME

                                                       Quarter ended                  % change from           Year-to-date
                                                   ----------------------------        -------------           ------------
CHF million                                        30.9.00    30.6.00    30.9.99      2Q00        3Q99       30.9.00   30.9.99
-----------------------------------------------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS                   69         65         85          6         (19)        214        300
-----------------------------------------------------------------------------------------------------------------------------------
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting fees 1                                  364        371        220         (2)         65         954        598
Corporate finance fees 1                             403        444        236         (9)         71       1,164        859
Brokerage fees                                     1,261      1,257        928          0          36       4,240      2,810
Investment fund fees                                 641        658        480         (3)         34       2,001      1,405
Fiduciary fees                                        86         86         81          0           6         261        243
Custodian fees                                       349        373        490         (6)        (29)      1,075      1,278
Portfolio and other
management and advisory fees 1                       890        809        594         10          50       2,521      1,895
Other                                                 15          4         22        275         (32)         44         75
-----------------------------------------------------------------------------------------------------------------------------------
Total                                              4,009      4,002      3,051          0          31      12,260      9,163
-----------------------------------------------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES                176        188        208         (6)        (15)        567        575
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME                    4,254      4,255      3,344          0          27      13,041     10,038
-----------------------------------------------------------------------------------------------------------------------------------

FEE AND COMMISSION EXPENSE
Brokerage fees paid                                  244        266        208         (8)         17         826        567
Other                                                145        233         70        (38)        107         515        221
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                389        499        278        (22)         40       1,341        788
-----------------------------------------------------------------------------------------------------------------------------------

NET FEE AND COMMISSION INCOME                      3,865      3,756      3,066          3          26      11,700      9,250
===================================================================================================================================

      1 In prior periods, corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in the new disclosure line Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. All prior periods have been restated accordingly.



NOTE 5  NET TRADING INCOME


                                            Quarter ended                % change from         Year-to-date
                                   -------------------------------      ---------------     ----------------------
CHF million                        30.9.00     30.6.00    30.9.99 1     2Q00      3Q99      30.9.00   30.9.99 1
------------------------------------------------------------------------------------------------------------------
Foreign exchange 2                    255        397        174        (36)         47         935        892
Fixed income                          101        440        725        (77)        (86)        744      2,028
Equities                            2,012      1,854      1,198          9          68       6,358      3,637
------------------------------------------------------------------------------------------------------------------
NET TRADING INCOME                  2,368      2,691      2,097        (12)         13       8,037      6,557
==================================================================================================================
Trading related net interest 3      2,281      2,669      1,833        (15)         24       7,445      4,551
------------------------------------------------------------------------------------------------------------------
Combined total                      4,649      5,360      3,930        (13)         18      15,482     11,108
==================================================================================================================

      1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 Includes other trading income such as banknotes, precious metals and commodities. 3 Includes Net interest and dividend income from trading portfolio and Net interest income on securities borrowed and lent and repurchase and reverse repurchase agreements, which are included in Net interest income (Note
3).

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000


NOTE 6 OTHER INCOME

                                                       Quarter ended                  % change from       Year-to-date
                                                    --------------------------      ---------------     ----------------
CHF million                                         30.9.00   30.6.00   30.9.99     2Q00       3Q99     30.9.00   30.9.99
--------------------------------------------------------------------------------------------------------------------------
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net income from disposal of
private equity investments                             161       214       143       (25)       13       572       293
Net income from disposal of
other financial assets                                  13        77        60       (83)      (78)       97        90
Net loss from revaluation of financial assets          (33)     (198)      (27)       83       (22)     (251)      (47)
--------------------------------------------------------------------------------------------------------------------------
Total                                                  141        93       176        52       (20)      418       336
--------------------------------------------------------------------------------------------------------------------------
INVESTMENTS IN PROPERTY
Net income from disposal of
properties held for resale                               7        14        20       (50)      (65)       44        56
Net loss from revaluation of
properties held for resale                              (7)      (60)      (10)       88        30       (73)      (19)
Net income from other properties                        32        21        18        52        78        60        51
--------------------------------------------------------------------------------------------------------------------------
Total                                                   32       (25)       28       228        14        31        88
--------------------------------------------------------------------------------------------------------------------------
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES            11        48        23       (77)      (52)       70       125
--------------------------------------------------------------------------------------------------------------------------
OTHER                                                  155       171        12        (9)       --       441       252
--------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME                                     339       287       239        18        42       960       801
==========================================================================================================================


NOTE 7  OPERATING EXPENSES

                                                Quarter ended                    % change from          Year-to-date
                                             -----------------------------     -----------------      ----------------
CHF million                                  30.9.00     30.6.00    30.9.99    2Q00          3Q99     30.9.00   30.9.99
-------------------------------------------------------------------------------------------------------------------------
PERSONNEL EXPENSES
Salaries and bonuses                          3,025      3,553      2,300        (15)         32      10,295      7,672
Contractors                                     184        166        223         11         (17)        519        609
Insurance and social contributions              217        225        190         (4)         14         707        562
Contribution to retirement benefit plans        125        118         95          6          32         363        337
Employee share plans                             24         21         22         14           9          65        131
Other personnel expenses                        288        271        274          6           5         790        612
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                         3,863      4,354      3,104        (11)         24      12,739      9,923
-------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy                                       211        243        199        (13)          6         685        599
Rent and maintenance
of machines and equipment                       100        136         93        (26)          8         356        216
Telecommunications and postage                  214        218        177         (2)         21         626        548
Administration                                  165        175        139         (6)         19         523        476
Marketing and public relations                  106        138         85        (23)         25         315        192
Travel and entertainment                        144        155        132         (7)          9         436        379
Professional fees                               141        155         34         (9)        315         419        331
IT and other outsourcing                        293        258        506         14         (42)        857        905
Other                                           129        265         26        (51)        396         460        133
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                         1,503      1,743      1,391        (14)          8       4,677      3,779
-------------------------------------------------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION
Property, equipment and software                350        324        345          8           1       1,022      1,038
Goodwill and other intangible assets            126        127         81         (1)         56         401        252
-------------------------------------------------------------------------------------------------------------------------
TOTAL                                           476        451        426          6          12       1,423      1,290
-------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      5,842      6,548      4,921        (11)         19      18,839     14,992
=========================================================================================================================

44

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000



NOTE 8  EARNINGS PER SHARE

                                                            Quarter ended              % change from           Year-to-date
                                             ---------------------------------------   -------------      ----------------------
CHF million                                   30.9.00        30.6.00       30.9.99 1   2Q00    3Q99       30.9.00      30.9.99 1
----------------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)         2,075          2,052           1,225      1       69          6,343         5,084
Net profit for the period before
goodwill amortization (CHF million) 2           2,201          2,179           1,306      1       69          6,744         5,336
Weighted average shares outstanding:
Registered ordinary shares                431,697,293    431,328,220     430,578,326      0        0    431,330,568   430,434,800
Treasury shares                           (28,873,507)   (40,080,525)    (31,738,941)    28        9    (36,248,750)  (23,077,197) 3
----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
FOR BASIC EARNINGS PER SHARE              402,823,786    391,247,695     398,839,385      3        1    395,081,818   407,357,603
==================================================================================================================================
BASIC EARNINGS PER SHARE (CHF)                   5.15           5.24            3.07     (2)      68          16.05         12.48
BASIC EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF)2                     5.46           5.57            3.27     (2)      67          17.07         13.10
==================================================================================================================================
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)         2,075          2,052           1,225      1       69          6,343         5,084
Net profit for the period before
goodwill amortization (CHF million) 2           2,201          2,179           1,306      1       69          6,744         5,336

Weighted average shares for
Basic Earnings per share                  402,823,786    391,247,695     398,839,385      3        1    395,081,818   407,357,603

Potential dilutive ordinary shares
resulting from outstanding options,
warrants and convertible debt securities    4,613,913      4,405,372       2,174,302      5      112      4,338,966    3,184,624 4
----------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR

DILUTED EARNINGS PER SHARE                407,437,699    395,653,067     401,013,687      3        2    399,420,784   410,542,227
==================================================================================================================================
DILUTED EARNINGS PER SHARE (CHF)                 5.09           5.19            3.05     (2)      67          15.88         12.38
DILUTED EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF) 2                    5.40           5.51            3.26     (2)      66          16.88         13.00
==================================================================================================================================

  1 The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Basis of Accounting). 2 The amortization of goodwill and other purchased intangible assets is excluded from this calculation. 3 Treasury shares have increased by 9,290,451 for the period ended 30 September 1999, due to a change in accounting policy (see Note 1: Basis of Accounting). 4 Share amount has been adjusted by 907,360 representing other potentially dilutive instruments for the period ended 30 September 1999, due to a change in accounting policy (see Note 1: Basis of Accounting).


1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

NOTES TO THE
FINANCIAL STATEMENTS
28 NOVEMBER 2000


NOTE 9  SIGNIFICANT CURRENCY TRANSLATION RATES



The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                                              SPOT RATE                           AVERAGE RATE
                                                As of                             Year-to-date
                             -----------------------------------------   ---------------------------------
                             30.9.00          30.6.00      31.12.99      30.9.00    30.6.00        30.9.99
----------------------------------------------------------------------------------------------------------
1 USD                        1.73               1.63         1.59        1.67       1.66           1.48
1 EUR                        1.52               1.56         1.61        1.57       1.59           1.60
1 GBP                        2.53               2.48         2.58        2.58       2.61           2.40
100 JPY                      1.60               1.55         1.56        1.57       1.56           1.28
==========================================================================================================


NOTE 10  POST BALANCE SHEET DATE EVENTS

On 3 November 2000, the previously announced merger with PaineWebber Group Inc. was completed for a total consideration of CHF 20.8 billion.

                                    APPENDIX

                             FOURTH QUARTER RESULTS

--------------------------------------------------------------------------------

[UBS FINANCIAL SERVICES GROUP LOGO]


FOURTH QUARTER
2000 REPORT.

UBS GROUP
FINANCIAL HIGHLIGHTS

                                                                Quarter ended              % change from         Year ended
                                                        -------------------------------    --------------   ----------------------
CHF million, except where indicated                     31.12.00   30.9.00   31.12.99(1)    3Q00   4Q99    31.12.00   31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT KEY FIGURES
Operating income                                           9,300     8,545      6,789          9     37       36,402     28,425
Operating expenses                                         7,364     5,842      5,540         26     33       26,203     20,532
Operating profit before tax                                1,936     2,703      1,249        (28)    55       10,199      7,893
Net profit                                                 1,449     2,075      1,069        (30)    36        7,792      6,153
Cost/income ratio(%)(2)                                     78.4      69.5       81.1                           72.2       69.9
Cost/income ratio before goodwill(%)(2),(3)                 75.6      68.0       79.8                           70.4       68.7
----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA (CHF)
Basic earnings per share(4),(7)                             3.39      5.15       2.69        (34)    26        19.33      15.20
Basic earnings per share before goodwill(3),(4),(7)         4.02      5.46       2.92        (26)    38        20.99      16.04
Diluted earnings per share(4),(7)                           3.34      5.09       2.66        (34)    26        19.04      15.07
Diluted earnings per share before goodwill(3),(4),(7)       3.95      5.40       2.88        (27)    37        20.67      15.90
----------------------------------------------------------------------------------------------------------------------------------
RETURN ON SHAREHOLDERS' EQUITY (%)
Return on shareholders' equity(5)                                                                               21.5       22.4
Return on shareholders' equity before goodwill(3),(5)                                                           23.4       23.6
==================================================================================================================================

                                                                                            % change from
                                                                                         ---------------------
As of                                        31.12.00      30.9.00      31.12.99(1)      30.9.00      31.12.99
--------------------------------------------------------------------------------------------------------------
CAPITALIZATION
Shareholders' equity                           44,833       36,928        30,608              21            46
Market capitalization                         112,666       95,053        92,642              19            22
--------------------------------------------------------------------------------------------------------------
BIS CAPITAL RATIOS
Tier 1 (%)                                       11.7         11.7          10.6
Total BIS (%)                                    15.7         15.4          14.5
--------------------------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER
MANAGEMENT (CHF BILLION)                        2,469        1,746         1,744              41            42
--------------------------------------------------------------------------------------------------------------
HEADCOUNT (FULL TIME EQUIVALENTS)(6)           71,076       48,099        49,058              48            45
--------------------------------------------------------------------------------------------------------------
LONG-TERM RATINGS
Moody's, New York                                 AA1          Aa1           Aa1
Fitch/IBCA, London                                AAA          AAA           AAA
Standard & Poor's, New York                       AA+          AA+           AA+
--------------------------------------------------------------------------------------------------------------

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS(8)

                                                                Quarter ended              % change from         Year-to-date
                                                        -------------------------------    --------------   ----------------------
CHF million                                              31.12.00   30.9.00   31.12.99(1)   3Q00    4Q99    31.12.00   31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------------
Operating income                                            9,300     8,545      6,777         9      37      36,402     26,587
Operating expenses                                          7,124     5,842      5,542        22      29      25,763     20,534
Operating profit before tax                                 2,176     2,703      1,235       (19)     76      10,639      6,053
Net profit                                                  1,634     2,075      1,059       (21)     54       8,132      4,665
----------------------------------------------------------------------------------------------------------------------------------
Cost/income ratio before goodwill(%)(2),(3)                  73.0      68.0       79.9                          69.2       73.3
Basic earnings per share
before goodwill (CHF)(3),(4),(7)                             4.45      5.46       2.89       (18)     54       21.83      12.37
Diluted earnings per share
before goodwill (CHF)(3),(4),(7)                             4.38      5.40       2.86       (19)     53       21.50      12.26
----------------------------------------------------------------------------------------------------------------------------------
Return on shareholders' equity before goodwill(%)(3,)(5)                                                        24.3       18.2
==================================================================================================================================

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) Operating expenses / operating income before credit loss expense. (3) The amortization of goodwill and other intangible assets are excluded from the calculation. (4) For EPS calculation, see Note 7 to the Financial Statements. (5) Net profit / average shareholders' equity excluding dividends. (6) The Group headcount does not include the Klinik Hirslanden AG headcount of 1,839, 1,859 and 1,853 for 31 December 2000, 30 September 2000 and 31 December 1999, respectively. (7) 1999 share figures are restated for the two-for-one share split, effective 8 May 2000. (8) Details of the Significant Financial Events are presented in the Group Review.


Except where otherwise stated, all 31 December 2000 figures throughout this report include the impact of the acquisition of PaineWebber, which occurred on 3 November 2000.

                               TABLE OF CONTENTS

Shareholders' Letter                                           2

Group Review                                                   4

UBS Switzerland                                                14

UBS Asset Management                                           22

UBS Warburg                                                    28

Corporate Center                                               43

Financial Information
     UBS Group Income Statement                                44
     Notes to the Financial Information                        45

Information for Shareholders                                   52

SHAREHOLDERS' LETTER
22 FEBRUARY 2001

                              SHAREHOLDERS' LETTER


DEAR SHAREHOLDERS,

UBS has had an excellent year, making real progress towards our strategic vision of a globally integrated investment services firm advising a premier client base, and culminating in the merger with PaineWebber. Our net profit for the year 2000 was CHF 7,792 million. Adjusted for restructuring and other one-off charges and provisions, net profit for the year rose 74% over 1999, to CHF
8,132 million. This growth reflects our increasingly distinct positioning and the skills and dedication of all our staff. In a difficult year for equity markets, we were delighted to see our share price gain 23% over twelve months.

     Adjusted for significant financial events and pre-goodwill, our return on equity for the year increased to 24.3% from 18.2% in 1999. On the same basis, earnings per share increased by 76%, from CHF 12.37 in 1999 to CHF 21.83 in 2000, and the cost/income ratio fell from 73.3% to 69.2%. Assets under management increased by CHF 725 billion, to CHF 2,469 billion, boosted by the inclusion of PaineWebber which more than offset the effect of weaker equity markets in the latter part of the year.

     Revenues were highest during the first quarter of the year, when the unprecedentedly active markets provided plentiful opportunities for our-selves and for our clients. But with every quarter this year showing adjusted earnings per share better than 1999's best quarter, and substantial year on year revenue growth in all our major business groups, we have also demonstrated the resilience and quality of our earnings, across varied market conditions.

DIVIDEND

In October, we paid a dividend of CHF 4.50 per share in respect of the first three quarters of 2000, as part of the arrangements for the merger with PaineWebber. The Board of Directors now recommends a distribution in respect of the fourth quarter of the year, of CHF 1.60 per share, in the form of a par value reduction. This will bring the total distribution for the year to CHF 6.10 per share, compared to the dividend of CHF 5.50 per share for 1999.

FOURTH QUARTER RESULTS

Net profit in the fourth quarter was CHF 1,449 million, 36% higher than in fourth quarter 1999, but 30% below the third quarter's level, reflecting the seasonal slow-down in our market-related businesses, the impact of the PaineWebber-related restructuring charges and the goodwill and funding costs arising from the PaineWebber acquisition. Adjusted for significant financial events, net profit increased 54% from fourth quarter 1999, to CHF 1,634 million. Excluding the estimated impact of the PaineWebber merger, UBS's underlying net profit adjusted for significant financial events would have fallen only 8% from third quarter, an excellent result considering the less favorable market conditions.

     Again adjusted for significant financial events and pre-goodwill, fourth quarter basic earnings per share was CHF 4.45, and the cost/income ratio was 73.0%, down from 79.9% in fourth quarter 1999.

BUSINESS GROUP HIGHLIGHTS

UBS Switzerland's Private and Corporate Clients business unit rounded off a very successful year with another strong performance in the fourth quarter, with profit before tax of CHF 511 million, up 10% from the previous quarter. The cost benefits of the 1998 merger between UBS and SBC have made a significant contribution to improving the bottom line this year, and our highly rated on-line services give us encouraging prospects for future growth.

     Private Banking continued its strong performance relative to last year, with earnings of CHF 815 million up 22% over fourth quarter 1999, driven by higher income from asset-based fees. Compared to the third quarter 2000, earnings were down only 8%, in part reflecting the cost of the launch of the new Private Banking brand campaign.

     UBS Asset Management's relative investment performance has staged an impressive come back over the year, as its core price/value style out-performed growth-based strategies in the mixed equity market conditions. Phillips and Drew, UBS Asset Management's UK-based business, was ranked the top-performing UK pension fund manager for the year by Combined Actuarial Performance Services
(CAPS), the leading UK performance measurement consultancy. This strong showing also raised its three year ranking from fourth quartile to second quartile.

     Earnings in UBS Warburg's Corporate and Institutional Clients business unit were once again

                                                            SHAREHOLDERS' LETTER
                                                                22 FEBRUARY 2001


more than double those of the same quarter last year, at CHF 948 million. There was a continued strong performance from the Equities business and a very good final quarter for Corporate Finance, including the completion of a number of landmark deals. Revenues at the US Private Clients business unit, which is made up of the individual client businesses of PaineWebber, fell only 2% relative to the level in the third quarter, before the merger.

FOURTH QUARTER STRATEGIC INITIATIVES

The integration of PaineWebber has been completed very smoothly, with the capital markets business completely merged into our Corporate and Institutional Clients business unit, and the US private client business of UBS Warburg fully integrated into PaineWebber's management structure. In January, the Group Executive Board welcomed Joseph J. Grano, the President and Chief Executive Officer of PaineWebber, as its newest member.

     The reception of the merger among PaineWebber staff has exceeded even our expectations, with negligible staff turnover. We now have an enviable platform in the US, employing 27,607 people, or almost 39% of our worldwide total.

     With the launch of UBS Fund Solutions in December 2000, we took another important step forward in our move to an open product architecture. Our role as trusted advisor to our clients demands that we supplement UBS products with a screened selection of the best on offer outside UBS. PaineWebber has led the way with this approach in the US, with notable success, and we are convinced that we can translate that experience into all our private client businesses.

OUTLOOK

The year 2000 was an outstanding one for UBS, and a good one overall for the markets. As we move into 2001, the prospects for markets and for the international credit environment are particularly difficult to predict. The recent upswing in the cycle in Switzerland does, however, afford us some protection.

     We believe that our credit business is well positioned, thanks to our avoidance of balance sheet-led earnings growth, although we do not expect to see the net credit loss write-backs we experienced this year. UBS Asset Management is cautiously optimistic about prospects for growth as its core price/value investment style demonstrates its strengths in less bullish markets, and UBS Warburg has already demonstrated the quality and sustainability of its earnings in the less positive conditions of the second half of 2000.

     The biggest opportunity for UBS this year lies in realizing the full transforming value of the PaineWebber merger, not only in the US, but through leveraging the marketing and client skills, product innovation and energy of our new partners to build the best wealth management firm in the world.


UBS AG

/s/ Alex Krauer                                   /s/ Marcel Ospel

Alex Krauer                                       Marcel Ospel
Chairman of the Board of Directors                Group Chief Executive Officer

GROUP REVIEW
22 FEBRUARY 2001


GROUP REVIEW


[ BAR CHART ]


[ BAR CHART ]


[ BAR CHART ]


[ BAR CHART ]

UBS GROUP PERFORMANCE AGAINST TARGETS

Year-to-date                                                                    31.12.00        30.9.00(1)        31.12.99(2)
--------------------------------------------------------------------------------------------------------------------------------
ROE (%)
as reported                                                                         21.5           26.9               22.4
before goodwill and adjusted for significant financial events(3)                    24.3           29.1               18.2
-----------------------------------------------------------------------------------------------------------------------------

For the quarter ended                                                           31.12.00        30.9.00          31.12.99(2),(4)
--------------------------------------------------------------------------------------------------------------------------------
BASIC EPS (CHF)
as reported                                                                         3.39           5.15              2.69
before goodwill and adjusted for significant financial events(3)                    4.45           5.46              2.89
--------------------------------------------------------------------------------------------------------------------------------
COST/INCOME RATIO (%)
as reported                                                                         78.4           69.5              81.1
before goodwill and adjusted for significant financial events(3)                    73.0           68.0              79.9
--------------------------------------------------------------------------------------------------------------------------------


ASSETS UNDER MANAGEMENT                                                                         NET NEW
                                                                                                MONEY(5)
CHF billion                                        31.12.00        30.9.00        % Change        4Q00
--------------------------------------------------------------------------------------------------------

UBS GROUP(6)                                          2,469          1,746              41
--------------------------------------------------------------------------------------------------------
UBS SWITZERLAND
Private and Corporate Clients                           440            440               0           (1)
Private Banking                                         681            707              (4)          (1)
--------------------------------------------------------------------------------------------------------
UBS ASSET MANAGEMENT
Institutional Asset Management(7)                       496            528              (6)          (5)
Investment Funds / GAM                                  219            227              (4)           3
--------------------------------------------------------------------------------------------------------
UBS WARBURG
US Private Clients(6)                                   794                                           8
International Private Clients                            33             44             (25)          (3)
--------------------------------------------------------------------------------------------------------


(1) Annualized. (2) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (3) The amortization of goodwill and other intangible assets are excluded from the calculation. (4) 1999 share figures are restated for the two-for-one share split, effective 8 May 2000. (5) Excludes interest and dividend income. (6) US Private Clients Assets under Management at 3 November 2000 were CHF 890 billion. (7) Includes non-institutional assets also reported in the Investment Funds/GAM business unit.


GROUP TARGETS

UBS focuses on four key performance targets, designed to ensure that we deliver continually improving returns to our shareholders. UBS has seen a good overall performance against these targets since they were announced in December 1999.

     Adjusted for significant financial events, our pre-goodwill return on equity for the year 2000 is 24.3%, clearly above our target range of 15-20% across periods of varying market conditions. Pre-goodwill earnings per share, again on an adjusted basis, was CHF 4.45 for fourth quarter 2000, representing an increase of 54% over fourth quarter 1999, well in excess of our target of double-digit growth across periods of varying market conditions. Over the entire year, our performance was even stronger, with adjusted pre-goodwill earnings per share growing 76% over 1999 to CHF 21.83. At 73.0% the fourth quarter pre-goodwill cost/income ratio is also well below the 79.9% recorded in fourth quarter 1999. For the year as a whole, continued focus on cost control has brought the pre-goodwill cost/income ratio down to 69.2% from 73.3% for full year 1999.

     Net new money in the private client units ( Private Banking, US Private Clients and International Private Clients) was CHF 18 billion for the year, compared to CHF 4 billion in 1999, and including CHF 8 billion of net new money in PaineWebber in only two months. PaineWebber's net new money growth since completion of the merger demonstrates the strength of its franchise and the momentum that it brings to UBS's asset gathering performance, helping to offset a weaker quarter for the Private Banking and International Private Clients units.

                                                                    GROUP REVIEW
                                                                22 FEBRUARY 2001


SIGNIFICANT FINANCIAL EVENTS

                                                               Quarter ended                         Year ended
                                                     ------------------------------------     ------------------------
CHF million                                          31.12.00     30.9.00     31.12.99        31.12.00     31.12.99
----------------------------------------------------------------------------------------------------------------------
OPERATING INCOME AS REPORTED                            9,300       8,545        6,789(1)       36,402       28,425(1)
Julius Baer registered shares divestment                                                                       (110)
International Global Trade Finance divestment                                                                  (200)
Swiss Life/Rentenanstalt divestment                                                                          (1,490)
LTCM gain                                                                          (12)                         (38)
----------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                               9,300       8,545        6,777          36,402       26,587
----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES AS REPORTED                          7,364       5,842        5,540          26,203       20,532
US Global Settlement Fund provision                        50                     (154)           (150)        (154)
Pension Fund Accounting Credit                                                     456                          456
UBS / SBC Restructuring provision                                                 (300)                        (300)
PaineWebber integration costs                            (290)                                    (290)
----------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING EXPENSES                             7,124       5,842        5,542          25,763       20,534
----------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING PROFIT BEFORE TAX AND
MINORITY INTERESTS                                      2,176       2,703        1,235          10,639        6,053
======================================================================================================================
Tax expense                                               442         621          161           2,320        1,686
Tax effect of significant financial events                 55                       (4)            100         (352)
======================================================================================================================
Adjusted tax expense                                      497         621          157           2,420        1,334
Minority interests                                        (45)         (7)         (19)            (87)         (54)
======================================================================================================================
ADJUSTED NET PROFIT                                     1,634       2,075        1,059           8,132        4,665
----------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.


SIGNIFICANT FINANCIAL EVENTS

There were two significant financial events this quarter.

     UBS's previously established liability for the US Global Settlement regarding World War II related claims was offset by CHF 50 million pre-tax, as a result of contributions from Swiss industrial companies.

     UBS recorded a CHF 290 million pre-tax restructuring charge relating to the integration of PaineWebber into UBS.

     Details of significant financial events for the whole of 1999 and 2000 are shown in the table above.


RESULTS SUMMARY

     Fourth quarter results, with net profit of CHF 1,449 million, were 36% higher than the same period in 1999, continuing the very strong relative performance recorded throughout this year, particularly in UBS Warburg.

     Over the full year, net profit adjusted for significant financial events, was CHF 8,132 million, 74% higher than 1999. Excluding the identifiable effects of the PaineWebber merger, UBS estimates that full year adjusted profits would have been up approximately 80% over 1999.

     Net interest income before credit loss expense was 13% more than in fourth quarter 1999 at CHF 1,973 million. Comparisons to fourth quarter 1999 principally reflect the cautious trading environment in the run up to the millennium, with trading related net interest income up 67% from fourth quarter 1999.

     The increase from third quarter reflects the seasonality of coupon payments, and increases in securities lending and borrowing and repo and reverse repo activity. These effects were partially offset by the costs of funding the PaineWebber merger.

     Over the full year, net interest income increased 38% to CHF 8,130 million, principally driven by the much stronger trading related performance.

     Net fee and commission income was CHF 5,003 million in fourth quarter 2000, up 49% compared to fourth quarter 1999. CHF 949 million of this increase came from PaineWebber, the remainder mainly reflects strong performance in Corporate Finance and primary markets, and the contribution from two other new businesses, O'Connor, created in June 2000, and Global Asset Management, purchased at the end of fourth quarter 1999. Quarter-on-quarter, fee and commission income, adjusted for PaineWebber, increased by 5%, reflecting an excellent period for Corporate Finance fees.

GROUP REVIEW
22 FEBRUARY 2001


     Full year performance, with net fee and commission income up 32% to CHF 16,703 million, reflects these effects and also the very high level of brokerage fees in the exuberant trading markets of the first few months of 2000.

     Net trading income fell 19% from third quarter 2000 to CHF 1,916 million in fourth quarter, but was up 65% compared to the same quarter last year, when performance was depressed by the cautious trading strategies employed as Year 2000 approached. The quarter-on-quarter increase in Fixed Income trading income was offset by associated increases in funding costs, recorded in net interest income. Equity trading income in fourth quarter fell 31% from the previous quar-ter, as an extended seasonal decline, due to the uncertainty surrounding the US presidential elections, lowered trading volumes and liquidity, and increased market volatility. Foreign exchange trading income increased slightly due to more active euro trading.

     Over the whole year, net trading income increased 29% to CHF 9,953 million, as a result of increased global market activity, especially in the first quarter, and the increasing strength of UBS Warburg's secondary client franchise.

     Total operating expenses of CHF 7,364 million were 33% higher than fourth quarter 1999, and 26% higher than third quarter 2000, but included two months' expenses for PaineWebber. Excluding the impact of PaineWebber, costs fell slightly from third quarter, due to lower performance-related compensation.

     Full year expenses were CHF 26,203 million, or CHF 25,763 million after adjusting for significant financial events. Although this was an increase of 25% over the adjusted amount for 1999, total operating income grew considerably faster, up 37% year on year, on the same basis.

     Expense growth was principally due to Personnel expenses, up 36% for the full year to CHF 17,163 million, driven by bonus compensation in line with the excellent results. Approximately 48% of the annual total represented bonus and other variable compensation.

     Fourth quarter Personnel expenses were 38% higher than in fourth quarter 1999 excluding the impact of significant financial events, as a result of increased bonus expense, the inclusion of PaineWebber, and CHF 128 million of PaineWebber staff retention payments. Personnel expenses fell significantly compared to the third quarter (about 14%), if the identifiable effect of PaineWebber is stripped out, reflecting the alignment of performance-related compensation to the downward shift of market sentiment in the fourth quarter.

     General and administrative expenses fell 10% compared to fourth quarter 1999, to CHF 2,088 million. Adjusted for significant financial events and the inclusion for the first time of PaineWebber's expenses, underlying performance was still encouraging, with General and administrative expenses falling slightly from the same quarter in the previous year. Compared to third quarter, adjusted General and administrative expenses rose, after allowing for PaineWebber, reflecting the seasonal pattern of certain cost categories.

     On a full year basis, General and administrative expenses rose 11% to CHF 6,765 million, compared to operating income up 28%, reflecting successful control of non-revenue driven costs.

     Depreciation and amortization increased 50% over fourth quarter 1999 to CHF 852 million. Excluding the restructuring costs involved in re-aligning the e-services initiative, this represents an increase of CHF 213 million or 38%. Amortization of goodwill and intangibles resulting from the PaineWebber merger accounted for CHF 138 million, and depreciation of PaineWebber property and equipment for another CHF 44 million.

     Over the full year, depreciation and amortization increased by CHF 418 million to CHF 2,275 million, mainly due to the PaineWebber merger and the fourth quarter 1999 acquisition of GAM.

     UBS Group incurred a tax expense of CHF 442 million for fourth quarter 2000, an effective tax rate of 22.8%. Over the full year, the tax expense was CHF 2,320 million, an effective tax rate of 22.8%, compared to an effective tax rate of 21.4% in 1999.

UBS AND SBC MERGER RESTRUCTURING PROVISION

Of the CHF 7,300 million restructuring provision relating to the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation, CHF 427 million was used in fourth quarter 2000, bringing the total used in 2000 to CHF 699 million, and leaving CHF 730 million still to be used. As in the second and third quarters, the main use of the provision this quarter related to vacancy related premises costs in Corporate Center and severance costs in Private and Corporate Clients. UBS expects that the provision will be completely utilized by the end of 2001.

                                                                    GROUP REVIEW
                                                                22 FEBRUARY 2001


[BAR CHART]

CREDIT RISK

During the fourth quarter 2000, our aggregate net credit loss expense amounted to CHF 95 million. This compares to a net write-back of CHF 142 million in the third quarter 2000 and a net credit loss expense of CHF 46 million in the fourth quarter of 1999.

     Continuing the experience of the previous quarters, the strength of the Swiss economy, combined with our successful recovery efforts, resulted in another, albeit smaller, net recovery of previously established loan loss provisions in UBS Switzerland. In line with the general trend observed in the international credit markets in which we operate, UBS Warburg has increased loan loss provisions, particularly in the US.

     Over the last few years we have pursued a strategy of actively reducing our international credit exposure. We have cut back our international corporate lending activity and reduced our emerging markets credit exposures by selling our international trade finance operations. We have also increasingly used credit derivatives as an active means of managing and hedging our credit exposures. This strategy has positioned UBS relatively well for the less positive outlook in the international credit markets.

     The UBS loan portfolio increased by CHF 4.8 billion from 30 September 2000 to CHF 287.1 billion at year end. The integration of PaineWebber's CHF 23 billion loan portfolio was offset by decreases in the loan portfolios of UBS Warburg's Corporate and Institutional Clients business unit and in UBS Switzerland. CHF 5.1 billion of the decline in UBS Switzerland's portfolio related to the assets of Solothurner Bank, sold in October 2000.

     The increase in non-performing loans in UBS Warburg was more than offset by the decrease in UBS Switzerland. Non-performing loans stood at CHF 10,452 million at 31 December 2000, a decline of CHF 677 million during the quarter, and down CHF 2,621 million from the end of 1999. This reduction, and the addition of PaineWebber's mostly secured private client loan portfolio, resulted in an improvement in the non-performing loan ratio to 3.6%, compared to 3.9% at the end of the third quarter.

MARKET RISK

Market risk is incurred primarily through UBS's trading activities, which are centered in the Corporate and Institutional Clients business unit of UBS Warburg. PaineWebber's trading activities were integrated into UBS Warburg on completion of the merger on 3 November 2000, and their consolidated risk positions have been included in UBS's Value at Risk (VaR) from that date. The merger with PaineWebber has resulted in no significant change to UBS's market risk exposure.

     Market risk for UBS Warburg, as measured by 10 day 99% confidence level VaR, decreased over the quarter mainly due to a reduction in equity trading positions. Average VaR utilization for UBS Warburg amounted to CHF 221 million, down CHF 17 million compared to the third quarter.

     Potential stress loss is measured against a standard set of forward looking scenarios. Stress loss limit utilization, which is defined as the worst outcome from these stress scenarios, amounted to CHF 363 million at the end of the fourth quarter, slightly up from the end of the third quarter.


ACCOUNTING CHANGES AND RESTATEMENTS

In first quarter 2000 we introduced a number of changes in accounting treatment. For comparative purposes, 1999 figures were restated to reflect these changes, primarily:

- The removal from net trading income of profit on UBS shares held for trading purposes.

- The treatment of these shares as Treasury shares, reducing both the number of shares and the shareholders' equity used in ratio calculations.

- The reclassification of trading-related interest revenues, from net trading income to net interest income.

- The removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions.

     Since the beginning of the year, we have capitalized costs relating to the in-house development of software, reducing operating expenses in the fourth quarter by CHF 73 million, and for the full year by CHF 248 million.

     Full details of these changes were provided in our First Quarter 2000 Report and will be available in note 1 of our Financial Report 2000.

GROUP REVIEW
22 FEBRUARY 2001


ALLOWANCES AND PROVISIONS FOR CREDIT RISK

CHF million                                                   UBS Switzerland       UBS Asset Management         UBS Warburg
As of                                                      31.12.00     30.9.00     31.12.00     30.9.00     31.12.00     30.9.00
-----------------------------------------------------------------------------------------------------------------------------------
Loans (gross)                                               183,943     195,000          561         463      102,411      86,654
-----------------------------------------------------------------------------------------------------------------------------------
Impaired loans(1)                                            13,671      15,209           --          --        4,797       4,377
Allowances for impaired loans                                 7,281       8,505           --          --        2,399       2,462
-----------------------------------------------------------------------------------------------------------------------------------
Of which:
   Non-performing loans                                       7,872       9,319           --          --        2,554       1,767
   Allowances for non-performing loans                        4,702       5,760           --          --        2,143       1,389
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR IMPAIRED AND
NON-PERFORMING LOANS                                          7,281       8,505           --          --        2,399       2,462
-----------------------------------------------------------------------------------------------------------------------------------
Other allowances and provisions
for credit and country risk                                      22          12           --          --          874         878
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND PROVISIONS                               7,303       8,517           --          --        3,273       3,340
===================================================================================================================================
of which country allowances and provisions                       --          --           --          --        1,292       1,356
-----------------------------------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a % of gross loans(1)                         7.4         7.8           --          --          4.7         5.1
-----------------------------------------------------------------------------------------------------------------------------------
   Non-performing loans as a % of gross loans                   4.3         4.8           --          --          2.5         2.0
-----------------------------------------------------------------------------------------------------------------------------------
Allowances and provisions
for credit loss as a % of gross loans                           4.0         4.4           --          --          3.2         3.9
-----------------------------------------------------------------------------------------------------------------------------------
Allocated allowances as a % of impaired loans(1)               53.3        55.9           --          --         50.0        56.2
-----------------------------------------------------------------------------------------------------------------------------------
   Allocated allowances as a % of non-performing loans         59.7        61.8           --          --         83.9        78.6
===================================================================================================================================

CHF million                                                   Corporate Center             UBS Group
As of                                                       31.12.00     30.9.00     31.12.00     30.9.00
----------------------------------------------------------------------------------------------------------
Loans (gross)                                                    225         253      287,140     282,370
----------------------------------------------------------------------------------------------------------
Impaired loans(1)                                                 26          44       18,494      19,630
Allowances for impaired loans                                      5           5        9,685      10,972
----------------------------------------------------------------------------------------------------------
Of which:
   Non-performing loans                                           26          43       10,452      11,129
   Allowances for non-performing loans                             5           5        6,850       7,154
----------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR IMPAIRED AND
NON-PERFORMING LOANS                                               5           5        9,685      10,972
----------------------------------------------------------------------------------------------------------
Other allowances and provisions
for credit and country risk                                       --          --          896         890
----------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND PROVISIONS                                    5           5       10,581      11,862
==========================================================================================================
of which country allowances and provisions                        --          --        1,292       1,356
----------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a % of gross loans(1)                         11.6        17.4          6.4         7.0
----------------------------------------------------------------------------------------------------------
   Non-performing loans as a % of gross loans                   11.6        17.0          3.6         3.9
----------------------------------------------------------------------------------------------------------
Allowances and provisions
for credit loss as a % of gross loans                            2.2         2.0          3.7         4.2
----------------------------------------------------------------------------------------------------------
Allocated allowances as a % of impaired loans(1)                19.2        11.4         52.4        55.9
----------------------------------------------------------------------------------------------------------
   Allocated allowances as a % of non-performing loans          19.2        11.6         65.5        64.3
==========================================================================================================

(1) Includes non-performing loans.


SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK

UBS WARBURG

                                         3 Months ending 29.12.00(1)                         3 Months ending 29.9.00
                                   -------------------------------------------      ---------------------------------------------
CHF million                         Min.       Max.      Average      29.12.00        Min.       Max.      Average       29.9.00
---------------------------------------------------------------------------------------------------------------------------------
RISK TYPE
Equities                           144.7      197.6        172.9         146.5       179.9      238.4        204.0         192.7
Interest rates                     117.9      202.3        156.9         132.8       113.8      165.0        137.2         122.3
Foreign exchange                    10.3       41.3         22.0          31.6         7.6       75.4         26.0          19.7
Precious metals                      2.1       21.4          5.9           5.3         2.8       19.7          8.3          15.8
Diversification effect                --(2)      --(2)    (136.4)       (129.1)         --(2)      --(2)    (137.2)       (125.5)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL UBS WARBURG                  186.8      266.1        221.3(3)      187.1       213.2      261.6        238.4         224.9
=================================================================================================================================

(1) Positions from PaineWebber are included from the date of acquisition, 3 November 2000. (2) As the minimum and maximum occur on different days for different risk types, it is not meaningful to calculate a portfolio diversification effect. (3) CHF 216 million relates to the Corporate and Institutional Clients business unit within UBS Warburg.


VALUE AT RISK LIMITS AND UTILIZATION

UBS GROUP VAR                                                                      UTILIZATION
                                                                            --------------------------
CHF million                                                  limit          29.12.00          29.9.00
------------------------------------------------------------------------------------------------------
UBS Warburg                                                  450.0             187.1            224.9
UBS Switzerland                                               50.0               3.7              4.0
Corporate Center                                             350.0              45.3             79.4
Reserves                                                     100.0
Diversification effect                                         n/a             (46.5)           (79.0)
------------------------------------------------------------------------------------------------------
UBS GROUP                                                    600.0             189.6            229.3
======================================================================================================

Remark: VaR limits and utilization include interest rate exposures in the banking books of the Private Label Banks and Group Treasury.

                                                                    GROUP REVIEW
                                                                22 FEBRUARY 2001


GROUP INITIATIVES

INTEGRATION OF PAINEWEBBER

PaineWebber is now completely integrated into the UBS Group. PaineWebber staff have responded very positively to the merger, with 98% of those offered positions in the new business accepting, and they have continued to show their strong commitment throughout the successful integration process.

- The capital markets activities of PaineWebber are now part of the Corporate and Institutional Clients business unit; the final technology and legal changes to implement this structure were completed in early February, and the fourth quarter results of the Corporate and Institutional Clients business unit already reflect the contribution from the ex-PaineWebber business.

- Mitchell Hutchins, PaineWebber's asset management arm, is to be renamed Brinson Advisors, and will be managed as part of UBS Asset Management.

- PaineWebber's private client business now forms the core of a new business unit in UBS Warburg, called US Private Clients for reporting purposes. This unit now also includes the US operations of the former UBS Warburg Private Clients business unit, which were integrated with the former PaineWebber business soon after the completion of the merger.

- The fourth quarter results for the US Private Clients unit include only the November and December results of the ex-PaineWebber business. The ex-UBS Warburg businesses will be included in the results of this unit from first quarter 2001; in this report they are included in the International Private Clients unit.

EUROPEAN WEALTH MANAGEMENT

The PaineWebber merger is a transforming partnership for UBS, not just in the US, but through the strengths that PaineWebber can bring, across the private client businesses. With integration smoothly completed, UBS can focus on bringing PaineWebber's skills into the developing European wealth management business.

     UBS now has scale and excellence in two different types of private client business: the brokerage model, through PaineWebber, and the banking model, through Private Banking. We are therefore uniquely positioned to combine these capabilities to provide a complete range of wealth management services to our clients. With this combination UBS can meet all the needs of a sophisticated clientele, whether banking in their home country or internationally.

     UBS's strategy will focus on wealthy clients, with client self-segmentation based on content and pricing, and services designed primarily for those with more than EUR 500,000 of investable assets. We will not directly target the "mass affluent" segment in Europe.

     Our domestic banking efforts will be centered on Germany, the UK, France, Italy and Spain, a scope that covers about 80% of Europe's investable assets, while our international offering will continue to be pan-European. We will extend the single brand, UBS Private Banking, from the top International private banking brand, to become the top wealth management brand within each of our targeted countries.

     UBS is clearly committed to open architecture and the provision of a full range of "best of breed" investment products to all our clients. Client advisors will help to structure the appropriate range of products for each client, building portfolios to reflect their investment objectives and risk criteria. This advice-centered approach will be supported by on-line systems which combine the best of PaineWebber's client interface technology with the core banking system developed by the e-services initiative.

     PaineWebber's top-class abilities in marketing, product management and innovation, technology, and training will be deployed as the key catalyst for our European businesses. UBS will accelerate the positive momentum of the existing domestic business, transferring knowledge and resources from the Private Banking business unit to add to the 170 existing advisors in Europe, and supplementing them with a program of new hires.

     In order to provide a structure able to meet the total needs of each client, UBS will integrate the leadership of its private client businesses under a single management for each region. The current UBS Warburg International Private Clients business unit will therefore be transferred to the Private Banking business unit, with the European business co-headed by Richard Sipes, with 22 years of experience in PaineWebber, and Raoul Weil, with 14 years of experience in UBS Private Banking.

GROUP REVIEW
22 FEBRUARY 2001


PRIVATE EQUITY: DEVELOPMENT OF A UNIQUE BUSINESS MODEL

During 2001, UBS will implement a unique new business model for UBS Capital, its private equity business, designed to best capture the opportunities available from the growth of the international private equity market, and the strength of demand for this asset class.

     UBS Capital intends to increase the level of funding sourced from third parties, reducing its dependence on direct funding from the UBS balance sheet. To support this move towards wider participation, the new business model will center on the formation of an autonomous investment management firm known as a fund advisor. The fund advisor will be 80% owned by UBS Capital's current management and 20% by UBS, and will adopt a new corporate identity during third quarter 2001.

     The explicit autonomy of this structure is particularly attractive to third party investors, and fully in line with best market practice in the private equity industry. Combined with UBS Capital's consistently impressive track record, it will provide a compelling investment proposition.

     The formation of the fund advisor will have a neutral effect on the earnings stream of UBS. UBS will remain a cornerstone investor in new funds, continuing to benefit from a strong commitment to this high-return product. The new fund advisor will remain strongly affiliated with UBS. UBS's private client and investment banking businesses will retain their close links to the private equity business. Individual clients will be supplied with a full range of proprietary private equity products, while maintaining complete freedom of choice to select private equity investments from other providers. UBS Warburg will continue to benefit from IPO and M&A referrals.

     In tandem with supporting this new business model, UBS will raise its target overall commitment to private equity investment from CHF 5 billion to CHF
7.5 billion.

WOLFSBERG ANTI-MONEY-LAUNDERING PRINCIPLES

UBS's reputation is one of its greatest assets, with a primary importance given to the maintenance of the highest ethical standards. As part of this commitment, UBS has joined with a group of the world's largest banks to agree a set of global anti-money-laundering guidelines for international private banks.

     The new guidelines were jointly announced on 30 October 2000 by the 11 banks and Transparency International, the global anti-corruption organization. The group anticipates that the principles will become widely accepted by a growing number of financial institutions.

     The principles encompass "know your customer" policies and the identification and follow-up of unusual or suspicious activities, and are designed to ensure that private banking services are only offered to clients with legitimate sources of wealth. An important working session to formulate the guidelines was held at UBS's Wolfsberg training and conference center, and the new guidelines have become known as the "Wolfsberg anti-money-laundering principles."

NEW DEFINITION OF CLIENT ASSETS

UBS's initiative to propose an industry standard for the measurement and reporting of client assets has been well received by investors, analysts and peers. UBS is optimistic that the International Accounting Standards Committee
(IASC) will include such a standard in its revised publication of IAS 30 relating to bank-specific disclosure.


Financial impact of the PaineWebber merger

RESTRUCTURING COSTS

UBS has incurred a total of CHF 746 million (USD 431 million) of restructuring costs and other one-off merger-related costs as a result of the PaineWebber merger.

     In accordance with IAS purchase accounting rules, CHF 456 million of these costs have been accounted for as a liability of PaineWebber and were therefore added to the goodwill amount for the transaction.

     The remaining expenses, of CHF 290 million, have been charged in fourth quarter 2000, and are treated as a significant financial event. CHF 152 million was charged in the e-services business unit, representing the costs of closure of the telephone call centers and the write down of capitalized software. CHF 106 million was charged in the Corporate and Institutional Clients business unit, principally covering severance and other personnel costs. The remaining CHF 32 million was charged in Corporate Center.

                                                                    GROUP REVIEW
                                                                22 FEBRUARY 2001


GOODWILL

The amount of goodwill and intangible assets resulting from the merger was USD
10.0 billion, or CHF 17.5 billion.

     Within this total USD 2.7 billion relates to identified intangible assets, including the value of PaineWebber's brand and infrastructure.

     The goodwill and intangible assets will be amortized over 20 years. Amortization costs amounted to CHF 138 million in the fourth quarter 2000.

RETENTION PAYMENTS

As part of the merger, UBS agreed to make retention payments to PaineWebber financial advisors, senior executives and other staff, subject to these employees continued employment and other restrictions. These payments are expected to amount to a total of USD 875 million (CHF 1,541 million), the vast majority of which will be paid in the form of UBS shares or options. The payments will vest over periods of up to four years from the merger. USD 76 million (CHF 128 million) was charged in fourth quarter 2000, and approximately USD 280 million is expected to be charged in 2001.

CASH CONSIDERATION

The cash portion of the merger consideration was USD 6.0 billion, or CHF 10.6 billion. UBS took advantage of the focus on the company in US markets as a result of the PaineWebber transaction to make its inaugural public US Fixed Income offering, issuing USD 1.5 billion of 8.622% Trust Preferred Securities on 10 October 2000.

ISSUE OF SHARES TO FINANCE THE PAINEWEBBER MERGER

At an Extraordinary General Meeting on 7 September 2000, UBS shareholders approved a resolution to create 38 million shares of authorized capital in connection with the PaineWebber merger. UBS shareholders also granted the Board of Directors a "green shoe option" giving them the flexibility to issue some of these shares at the time of the merger, and then issue additional shares as required during the three months following completion, up to the 38 million shares limit.

     As announced at the completion of the merger, 40.6 million shares were delivered to PaineWebber shareholders as part of the merger consideration. UBS chose to fund this amount by issuing 12 million new ordinary shares, re-issuing 7 million shares held in Treasury and borrowing the remaining 21.6 million ordinary shares that were required.

     On 6 November 2000, following completion of the merger, UBS launched a Treasury share buy-back program in Switzerland, designed principally to repurchase shares to cover the borrowings. By 31 December 2000, 14.2 million shares had been purchased through this program, and 13.8 million of them delivered to cover the borrowed shares, leaving 7.8 million borrowed shares still outstanding. UBS completed the repurchase of sufficient shares to cover all the borrowed shares on 24 January 2001, having paid an average price of CHF 262 per share.

     With no requirement to issue further shares in connection with the PaineWebber merger, the green shoe option has lapsed. UBS has met its commitment to minimize the dilution of earnings and voting power, by keeping the final number of new UBS shares issued as small as possible. The weighted average number of shares in the fourth quarter was 5% higher than if the PaineWebber transaction had not occurred.

     The Annual General Meeting on 26 April 2001 will be asked to give formal approval for the elimination of the remaining 26 million shares of authorized capital which were not required for the transaction. It will also be asked to reduce the conditional capital created to cover future exercise of options held by PaineWebber staff from 16.3 million to the 5.6 million required to cover the remaining outstanding options.

UBS GROUP'S PERFORMANCE WITHOUT THE IMPACT OF PAINEWEBBER

There are limitations to our ability to track the effect of the PaineWebber merger on the group's fourth quarter performance. Principally this is because of the full integration of PaineWebber's capital markets business into the Corporate and Institutional Clients unit. This was carried out very soon after merger completion, with staff and revenues completely integrated into the existing UBS Warburg structure. It is therefore not possible to identify clearly the specific impact of the capital markets business on results. However, the remaining PaineWebber businesses are reported as a separate business unit: US Private Clients. It is possible therefore to remove their contribution to Group profits. If additional adjustments are made for goodwill amortization, funding costs, the

GROUP REVIEW
22 FEBRUARY 2001


EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS AND
THE ESTIMATED IMPACT OF THE PAINEWEBBER MERGER

                                                               Quarter ended               % change from          Year-to-date
                                                     ---------------------------------     -------------     ---------------------
CHF million                                          31.12.00     30.9.00     31.12.99     3Q00     4Q99     31.12.00     31.12.99
----------------------------------------------------------------------------------------------------------------------------------
Operating income                                        8,207       8,545        6,777       (4)      21       35,309       26,587
Operating expenses                                      5,680       5,842        5,542       (3)       2       24,319       20,534
Operating profit before tax                             2,527       2,703        1,235       (7)     105       10,990        6,053
Net profit                                              1,905       2,075        1,059       (8)      80        8,403        4,665
----------------------------------------------------------------------------------------------------------------------------------
Cost/income ratio before goodwill(%)                     66.9        68.0         79.9                           67.6         73.3
Basic earnings per share
before goodwill (CHF)                                    5.00        5.46         2.89       (8)      73        22.44        12.37
Diluted earnings per share
before goodwill (CHF)                                    4.97        5.40         2.86       (8)      74        22.16        12.26
----------------------------------------------------------------------------------------------------------------------------------
Return on shareholders' equity before goodwill(%)                                                                27.5         18.2
==================================================================================================================================

share issuance, borrowing and subsequent repurchase, restructuring costs and retention payments, it is possible to make an approximate estimate of the underlying performance of UBS in the fourth quarter, and hence for the full year.

     Although, this analysis should not be relied on as a definitive indication of the performance of the continuing UBS businesses during the year, it demonstrates the very positive underlying performance of the Group in 2000.


CAPITAL MANAGEMENT

BIS RATIO

UBS's Tier 1 capital ratio rose during the year from 10.6% at 31 December 1999 to 12.1% at the end of June 2000, despite the CHF 4 billion share buy-back program that was carried out during the first half of the year. At 30 September 2000, the ratio had decreased to 11.7%, and remained at 11.7% at year end.

     7.7% of the Tier 1 capital was hybrid Tier 1 capital - the Trust Preferred securities - contributing
 0.9% to the 11.7% total ratio.

COMPLETION OF THE EXISTING SHARE BUY-BACK PROGRAM

The current share buy-back program will be terminated by UBS on 2 March 2001. Any further shares repurchased under this program will not be cancelled, but will be used for Treasury management purposes, principally to fund the Group's various employee share ownership plans.


NEW SECOND-LINE BUY-BACK PROGRAM

Given its continuing strong capital generation, UBS intends again to repurchase shares for capital reduction purposes under a "second-line" buy-back program, aimed at institutional investors, allowing tax efficient cancellation of the shares.

     This new second-line program will be available from 5 March 2001 and may run until 5 March 2002. A maximum of CHF 5 billion worth of shares could be repurchased under the program. These shares will be cancelled following approval by the Annual General Meeting in April 2002.

SHARE SPLIT AND DISTRIBUTION BY PAR VALUE REDUCTION

Until this year, the minimum par value allowed under law for a Swiss share was CHF 10. The share split that UBS implemented in May last year brought the par value of its share down to this level, removing any further opportunity to split the share.

     Under new regulations, which are currently passing through the Swiss legislative process and are likely to become effective on 1 May 2001, the minimum par value is expected to be reduced to CHF 0.01. UBS intends to utilize this change to lower the market price per share to a level more in line with that of its global peer group, and to make a tax efficient payment to its shareholders in the form of a reduction in the nominal value of its shares.

     If shareholder approval is granted, a distribution of CHF 1.60, in respect of the fourth quarter 2000, will be paid in the form of a par value reduction. This is treated in Switzerland as a return of capital to shareholders, not as income, and is therefore tax efficient for shareholders who pay tax in Switzerland. The par value reduction also has advantages for shareholders outside Switzerland, as no Swiss withholding tax is payable on it.

     The distribution will reduce the par value of the share to CHF 8.40. UBS will then split its share 3 for 1, resulting in a new par value of CHF 2.80 per share.

     Because of the legal and regulatory processes involved, the par value reduction is expected to take place on 18 July 2001, for holders of record on 13 July 2001. The share split will be implemented on the same day.


OUTSTANDING SHARES

International Accounting Standards require a company which holds its own shares for trading or non-trading purposes to include those shares in Treasury shares and deduct them from shareholders' equity. At 31 December 2000, UBS held 18,421,783 shares or 4.1% of its outstanding capital in Treasury shares, down from 25,069,074 shares or 5.8% of its outstanding capital at 30 September 2000. These shares were purchased during the first half of 2000, in the second trading line buy-back program, and are held pending their cancellation after approval by the Annual General Meeting in April 2001.

     UBS Warburg acts as a market maker in both UBS shares and derivatives. In the past it has therefore held a significant number of UBS shares as a hedge for derivatives issued to retail and institutional investors. During 2000, it changed its trading approach for these positions, reducing its direct shareholding of UBS shares, and sometimes maintaining a short position.

     Net outstanding shares therefore stood at 426.0 million at 31 December 2000, compared to 413.3 million at 30 September 2000, with the change made up of the 12 million new shares issued for the PaineWebber merger and small changes in share holdings for employee share ownership programs.


UBS SHARES AND MARKET CAPITALIZATION

                                                              Number of shares                      % change from
                                               --------------------------------------------     ---------------------
As of                                             31.12.00         30.9.00         31.12.99     30.9.00     31.12.99
---------------------------------------------------------------------------------------------------------------------
TOTAL ORDINARY SHARES ISSUED(1)                444,379,729     431,697,629      430,893,162           3            3
less second trading line treasury shares        18,421,783      18,421,783                0          --           --
---------------------------------------------------------------------------------------------------------------------
NET SHARES OUTSTANDING                         425,957,946     413,275,846      430,893,162           3           (1)
=====================================================================================================================
MARKET CAPITALIZATION (CHF MILLION)                112,666          95,053           92,642          19           22
=====================================================================================================================

Second trading line treasury shares             18,421,783      18,421,783                0          --           --
Other treasury shares                                    0       6,647,291       36,873,714          --           --
---------------------------------------------------------------------------------------------------------------------
TOTAL NUMBER OF TREASURY SHARES                 18,421,783      25,069,074       36,873,714         (27)         (50)
=====================================================================================================================

(1) Excludes 9,481,596 of shares to be delivered against borrowed own equity contracts, at 31 December 2000.

UBS SWITZERLAND
22 FEBRUARY 2001


UBS SWITZERLAND

BUSINESS GROUP REPORTING

                                                    Quarter ended                     % change from            Year ended
                                         ----------------------------------         -----------------     ---------------------
CHF million , except where indicated     31.12.00      30.9.00     31.12.99(1)      3Q00         4Q99     31.12.00     31.12.99(1)
-------------------------------------------------------------------------------------------------------------------------------
Income                                      3,497        3,411        3,179            3           10       14,182       12,761
Credit loss expense(2)                       (178)        (183)        (225)           3           21         (784)      (1,071)
-------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                      3,319        3,228        2,954            3           12       13,398       11,690
-------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                          1,125        1,218        1,152           (8)          (2)       4,759        4,691
General and administrative expenses           694          537          621           29           12        2,394        2,308
Depreciation                                  164          114          145           44           13          508          460
Amortization of goodwill and
other intangible assets                        10            8            5           25          100           62           23
-------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                    1,993        1,877        1,923            6            4        7,723        7,482
-------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX       1,326        1,351        1,031           (2)          29        5,675        4,208
===============================================================================================================================

ADDITIONAL INFORMATION

Assets under management (CHF billion)       1,121        1,147        1,110           (2)           1
-------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(3)                     57           55           60                                     54           59
Cost / income ratio before
goodwill (%)(3),(4)                            57           55           60                                     54           58
===============================================================================================================================

                                                                                    % change from
                                                                                 --------------------
As of                                    31.12.00      30.9.00     31.12.99      30.9.00     31.12.99
-------------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)               10,500       10,500       10,059            0            4
Headcount (full time equivalents)          28,785       29,421       31,354           (2)          (8)
-------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) In order to show the relevant Business Unit performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. (3) Operating expenses / operating income before credit loss expense. (4) The amortization of goodwill and other intangible assets is excluded from this calculation.


E-CHANNELS & PRODUCTS


ONE OF EUROPE'S BEST ONLINE BANKS

UBS's innovative e-banking solutions continue to attract praise. BlueSky Ratings have again ranked UBS as the best online broker in Switzerland, while Forrester Research's recent survey put UBS as the second best online bank in Europe. Forrester analysts were particularly impressed by the comprehensive and integrated nature of UBS's e-banking service.

     e-banking's penetration of UBS Switzerland's customer base continues to increase, with 555,000 e-banking contracts at the end of December, up from 534,000 at the end of September, and 22% of payment orders now transacted on-line.

     e-banking gives customers comprehensive access to information, the ability to trade on all the world's major exchanges and to directly execute on-line on seven key exchanges. About 14% of UBS Switzerland's stock exchange transactions were executed on-line during fourth quarter 2000, up from 12% the previous quarter.

UBS QUOTES ENHANCED

During the quarter, e-Channels & Products introduced new functions and features to UBS Quotes, UBS's comprehensive free on-line financial information service. Major enhancements included:

- The quotation of Swiss registered investment funds offered by third parties which, although previously tradable via UBS e-banking, could not be monitored within UBS Quotes;

- The introduction of Traders Talk - live news about stocks and markets sourced directly from the UBS Warburg trading room;

- The ability to search for securities by sector and for news based on specified keywords, date range, agency, topic or sector;

- The introduction of a quick link taking the user from an equity to the main derivative instruments based on that equity.

                                                                 UBS SWITZERLAND
                                                                22 FEBRUARY 2001


     UBS Quotes now has the broadest coverage of any free-access financial information system, with prices for more than 320,000 different financial instruments. It received an average of 20 million page views per month during fourth quarter, down slightly from third quarter in line with market activity. UBS Quotes on WAP reflected this trend, with average daily page views falling to 8,000 during the fourth quarter.

CUSTOMER CENTERS

UBS Switzerland has established highly efficient e-Customer Centers. These centers, with experienced multi-lingual banking staff, are available to our clients 24 hours a day, to answer questions about any of UBS Switzerland's products and services. They currently handle in excess of 20,000 calls and 1,000 e-mails per day.

     UBS is continuing to implement new customer support technologies to provide clients with simple and convenient contact channels. Facilities are now available for customers to use internet-telephony to contact the e-Customer Center directly via the internet. A "client e-supporter", to be launched in the spring, will provide an internet chat facility, allowing customers to enter their questions directly on a web-site and to receive immediate answers. Speech recognition technology will also be introduced which will allow automated user verification, based on computer recognition of the user's voice-print.

UBS SWITZERLAND
22 FEBRUARY 2001


PRIVATE AND CORPORATE CLIENTS

BUSINESS UNIT REPORTING

                                                            Quarter ended               % change from        Year ended
                                                  ------------------------------       ---------------   -------------------
CHF million, except where indicated               31.12.00    30.9.00   31.12.99(1)    3Q00       4Q99   31.12.00   31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------
Income                                               1,856      1,784      1,746          4          6      7,443      7,193
Credit loss expense(2)                                (172)      (175)      (214)         2         20       (759)    (1,050)
----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               1,684      1,609      1,532          5         10      6,684      6,143
----------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                     733        807        813         (9)       (10)     3,187      3,363
General and administrative expenses                    310        241        241         29         29      1,058      1,123
Depreciation                                           130         97        117         34         11        419        384
Amortization of goodwill and
other intangible assets                                  0          0          0                               27          2
----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             1,173      1,145      1,171          2          0      4,691      4,872
----------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                   511        464        361         10         42      1,993      1,271
============================================================================================================================

KPI'S
Assets under management (CHF billion)(3)               440        440        439          0          0
Net new money (CHF billion)                           (1.3)       1.3                    --         --        0.4
----------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(4)                              63         64         67                               63         68
Cost / income ratio before goodwill (%)(4), (5)         63         64         67                               63         68
----------------------------------------------------------------------------------------------------------------------------
Non-performing loans/Gross loans outstanding (%)       5.0        5.6        6.6
============================================================================================================================

ADDITIONAL INFORMATION                                                                % change from
                                                                                    ------------------
As of                                             31.12.00    30.9.00   31.12.99    30.9.00   31.12.99
----------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                         8,550      8,600      8,550         (1)         0
Headcount (full time equivalents)                   21,100     21,767     24,098         (3)       (12)
----------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) In order to show the relevant Business Unit performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. (3) Bank transaction accounts are included. (4) Operating expenses / operating income before credit loss expense. (5) The amortization of goodwill and other intangible assets is excluded from this calculation.


KEY PERFORMANCE INDICATORS

The quality of our loan portfolio continued to develop favourably resulting in a non-performing loans ratio of 5.0% in the fourth quarter, compared to 5.6% at the end of the third quarter, and 6.6% at the end of 1999.

     The improvement in the quality of our loan book during the year was the result of the on-going growth of the Swiss economy combined with our efforts to further enhance the risk/return profile of our loan portfolio through careful selection of new credits, secondary market transactions, disposals of subsidiaries and the continued work-out of our recovery portfolio.

     Assets under management were essentially stable for the year and the quarter, finishing 2000 at CHF 440 billion, up from CHF 439 billion at the end of 1999. Net new money for the quarter was CHF (1.3) billion, and CHF 0.4 billion for the year. Net new money flows during fourth quarter were impacted by the seasonal amortization of mortgage interest, amounting to CHF 1.2 billion.

     Compared to the third quarter, the pre-good-will cost/income ratio improved from 64% to 63% due to higher interest income and certain one-off disposal gains. The change for the year, to 63% from 68% in 1999 reflects both the benefits of higher fee income, and the continued tight control of costs as the benefits of the UBS / SBC merger continue to be realized.

                                                                 UBS SWITZERLAND
                                                                22 FEBRUARY 2001


Initiatives and Achievements

CLIENT SERVICE INITIATIVES

UBS continues to promote its electronic services, both to increase convenience for clients and to reduce costs to the bank. As part of this effort, UBS Switzerland has revised its account charges model. On 1 January 2001, the threshold for exemption from bank charges on personal accounts was reduced to CHF 10,000 from the current CHF 20,000 level. Charges for clients with assets below this level will reflect more closely the type and cost of services used, rewarding customers who use low cost electronic alternatives such as e-banking and the extensive UBS ATM network. It is expected to further reduce the amount of routine transactional business carried out face-to-face, giving client advisors more capacity, allowing them to intensify sales efforts and enhance the quality of the advice they can offer.

     UBS Life started operation at the beginning of January, providing specially developed insurance products that cater to capital accumulation and retirement saving needs, for sale to UBS customers in Switzerland. UBS will also continue to distribute products of a select group of third party insurance companies, through an open sales architecture.

STRATEGIC PROJECT PORTFOLIO

The strategic project portfolio is a series of carefully designed and controlled projects, whose aim is to enhance revenues and control costs, by improving processes, and enhancing products and distribution.

     For the past two years, one of the most important cost control measures has been the removal of overlap and redundancy from the combined branch network of UBS and SBC. During the fourth quarter, a further four branches were closed, bringing the post-merger reduction to 209 branches, or 38% of the network. At the same time, traditional automated teller machines are being replaced by more sophisticated multi-functional BancomatPlus and Multimat machines which allow clients to perform core banking transactions at their convenience, 24 hours a day. 201 BancomatPlus and 215 Multimat terminals have now been installed at strategic sites throughout Switzerland.

     The introduction of a dedicated client service representative for each of their internal clients has enhanced the service our logistics areas provide, and resulted in lower headcount levels and costs. In addition, we have commenced implementation of our Desktop 2000 program, in which 35,000 PC's throughout UBS's Swiss offices are being replaced with high-tech models operating on a new single platform, thus providing higher service quality as well as a more cost-efficient and centralized end-user support function.

LOAN PORTFOLIO

The Private and Corporate Clients loan portfolio reduced further in the fourth quarter, mainly as a result of the completion of the sale of Solothurner Bank, with its CHF 5.1 billion loan portfolio. Continued workout initiatives have led to a CHF 1.5 billion reduction in the recovery portfolio to CHF 15 billion at the end of the fourth quarter.

     Solothurner Bank was sold in order to comply with a condition set down by the Swiss Competition Commission at the time of the merger between Union Bank of Switzerland and Swiss Bank Corporation in 1998.

SALE OF REAL ESTATE COMPANIES

During fourth quarter UBS Switzerland announced the sale of two real estate companies, as part of its continuing program to focus on core business activities and free up capital.

- IMPRIS AG, which manages a portfolio of office and retail premises in Geneva and Zurich, was sold to an international real-estate investment fund managed by Goldman Sachs. This transaction was the first ever in which a Swiss real estate company was purchased by a foreign investor, following a recent change in the law.

- NURESTRA SA, which manages a portfolio of 31 buildings, including some 1,000 apartments, was sold to a group of private investors.

CO-OPERATION BETWEEN BUSINESS GROUPS

As part of the group-wide data-center consolidation project, UBS Warburg's mainframe computer system in Stamford, used for processing world-wide foreign exchange transactions, was decommissioned and the processing moved onto systems operated by UBS Switzerland. The integration of these systems not only allows for

UBS SWITZERLAND
22 FEBRUARY 2001


significant cost savings but also demonstrates the ability of UBS to work on a truly global scale, creating synergies through the utilization of common technical resources across its different business groups. Further consolidation is planned later this year, with the move of UBS Warburg's London-based securities processing system onto mainframes in Zurich.


RESULTS

Private and Corporate Clients' pre-tax profit for the fourth quarter increased 10% from the third quarter, to CHF 511 million. This excellent result was almost equal to the exceptional second quarter, and means that profit in every quarter in 2000 has been significantly higher than the best quarter in 1999.

     Record pre-tax profit for the year of CHF 1,993 million was an increase of 57% over 1999, clearly demonstrating the substantial benefits of the merger between UBS and SBC for the combined domestic banking franchise.

OPERATING INCOME

Private and Corporate Clients' operating income of CHF 1,684 million was CHF 75 million higher than in the third quarter, mainly due to higher interest income, which benefited from increased margins, more than offsetting the loss of revenues from Solothurner Bank ("SoBa"), which was sold in October 2000. Income was also helped by a slight improvement in statistically calculated credit loss expenses, as a result of improved asset quality and the removal of SoBa's assets, and some non-recurring revenues relating to the sales of SoBa and other small investments during the fourth quarter.

     Full year operating income was up 9%, at CHF 6,684 million, primarily reflecting higher fee income, particularly in the first half of the year, and reduced credit loss expenses as the quality of the loan portfolio has improved.

OPERATING EXPENSES

Total operating expenses rose 2% over third quarter 2000, to CHF 1,173 million. Personnel expenses fell slightly, reflecting lower headcount and bonus accruals, but general and administrative expenses rose, mainly as a result of increased IT costs due to the replacement of the installed PC base in Switzerland. Depreciation increased due to a change in the policy on capitalization of software costs.

     Full year operating expenses in 2000 were down 4% at CHF 4,691 million, primarily due to falling personnel costs as headcount reduced. General and administrative expenses fell 6% over the year, despite our continued investments in on-line services, reflecting continued cost control efforts.

HEADCOUNT

Private and Corporate Clients' headcount declined by a further 667 to 21,100 at the end of the fourth quarter, and was down nearly 3,000 from 24,098 at the end of December 1999. The sale of Solothurner Bank led to a reduction of 413 staff in fourth quarter 2000, the transfer of Systor to UBS Capital in first quarter reduced the total by another 948, and 148 financial planning and wealth management staff were transferred to Private Banking in third quarter. The remaining reduction of 1,489 since the beginning of the year and over 2,000 since September 1999 demonstrates the continued success of our Strategic Project Portfolio in realizing UBS/SBC merger-related benefits.


OUTLOOK

Sustained profitability during the fourth quarter, leading to a record pre-tax result for the full year, reflects our determination to continually enhance the profitability of this domestic franchise. We are confident that, assuming the Swiss economic environment remains benign, we can continue this progress through 2001.

                                                                 UBS SWITZERLAND
                                                                22 FEBRUARY 2001


PRIVATE BANKING

BUSINESS UNIT REPORTING

                                                         Quarter ended                % change from          Year ended
                                                ------------------------------       ---------------   ----------------------
CHF million, except where indicated             31.12.00    30.9.00   31.12.99(1)    3Q00       4Q99   31.12.00      31.12.99(1)
-----------------------------------------------------------------------------------------------------------------------------
Income                                             1,641      1,627      1,433          1         15      6,739         5,568
Credit loss expense(2)                                (6)        (8)       (11)        25         45        (25)          (21)
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             1,635      1,619      1,422          1         15      6,714         5,547
-----------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                   392        411        339         (5)        16      1,572         1,328
General and administrative expenses                  384        296        380         30          1      1,336         1,185
Depreciation                                          34         17         28        100         21         89            76
Amortization of goodwill and
other intangible assets                               10          8          5         25        100         35            21
-----------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             820        732        752         12          9      3,032         2,610
-----------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                 815        887        670         (8)        22      3,682         2,937
=============================================================================================================================

KPI'S
Assets under management (CHF billion)                681        707        671         (4)         1
-----------------------------------------------------------------------------------------------------------------------------
Net new money (CHF billion)(4)                      (0.7)       0.5        1.0                             (0.7)(3)       0.7(3)
Gross AuM margin (bps)                                95         94         89          1          7         98            90
-----------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(5)                            50         45         52                               45            47
Cost / income ratio before goodwill (%)(5),(6)        49         44         52                               44            46
=============================================================================================================================

ADDITIONAL INFORMATION                                                              % change from
                                                                                  ------------------
As of                                           31.12.00    30.9.00   31.12.99    30.9.99   31.12.99
-----------------------------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                       1,950      1,900      1,509          3         29
Headcount (full time equivalents)                  7,685      7,654      7,256          0          6
-----------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) In order to show the relevant Business Unit performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center.

(3) Net new money for 2000 and 1999 does not agree to the sum of the previously published figures for the four quarters due to rounding.

(4) Excludes interest and dividend income.

(5) Operating expenses / operating before credit loss expense.

(6) The amortization of goodwill and other intangible assets is excluded from this calculation.


KEY PERFORMANCE INDICATORS

Assets under management decreased from CHF 707 billion to CHF 681 billion during the fourth quarter due to weak equity markets and the fall of the USD against the CHF. Some 40% of Private Banking's assets under management are USD denominated. Since the end of 1999, assets under management have increased by CHF 10 billion.

     Net new money remains weak, with net out-flows of CHF 0.7 billion in the fourth quarter.

     Gross margin for the year, at 98 bps, partly reflects the very strong performance in the exceptional market situation of the first quarter. The more recent rates of 95 bps in second and fourth quarters, and 94 bps in third quarter, represent a solid improvement over the average of 90 bps recorded in 1999.

     The fourth quarter pre-goodwill cost/income ratio of 49% was an improvement on the 52% recorded in fourth quarter 1999, but rose from 44% in third quarter 2000, primarily due to temporary increases in IT project costs and the launch of the Private Banking brand campaign. Over the whole year the pre-goodwill cost/ income ratio fell to 44%, from 46% in 1999, as non-personnel expenses remained under tight control.

UBS SWITZERLAND
22 FEBRUARY 2001


INITIATIVES AND ACHIEVEMENTS

UBS FUND SOLUTIONS

In December, Private Banking took a major step forward in the development of its open-product architecture with the launch of UBS Fund Solutions. This offers access to a pre-screened selection of "best in class" investment funds from a range of UBS and third party fund managers, helping clients obtain the best funds from a "confusing universe".

     The entire population of funds available for sale in Switzerland is screened by the Investment Center. Each individual client then receives a tailored sub-set of the screened funds, selected by their client advisor to suit their investment objectives and risk appetite, and pays an all-in "wrap" fee, based on the level of assets.

     UBS is committed to expanding the range and choice of funds available to its clients, using its sophisticated screening process so that the quality of funds offered is maintained.

LAUNCH OF GAM FUNDS AND DISCRETIONARY PORTFOLIO MANAGEMENT

As part of UBS's commitment to expanding the range of choices available to its clients, GAM funds and GAM's discretionary portfolio management service are now available to Private Banking clients in Switzerland. GAM's multi-manager selection process complements UBS's range of funds in both the diversity of styles and asset classes covered.

     GAM funds are also included in the UBS Fund Solutions screening process.

MARKETING INITIATIVES

UBS Private Banking has launched a global advertising campaign, featuring the UBS Verbier Festival Youth Orchestra in concert. The advertisements show how an accomplished orchestra and our expert Private Banking team have similar values, ranging from a passion for professionalism to the precision of their performance.

     In November, UBS Private Banking and UBS Warburg welcomed 200 external asset managers (EAM's) to the first annual UBS EAM Conference, focusing this year on investment opportunities in the Life Sciences sector. EAM's are third-party investment advisors, generally individuals or small firms, who maintain their own client relationships but make extensive use of UBS's products and services to support their businesses.


RESULTS

The CHF 815 million fourth quarter profit was 8% lower than in the third quarter, primarily due to higher marketing and technology costs. Full year performance, with pre-tax profits up 25% to CHF 3,682 million, reflects strong markets in the early part of 2000, and the margin-enhancing benefits of introducing more added-value products during the year.

OPERATING INCOME

Private Banking's operating income of CHF 1,635 million was 1% higher than the third quarter, despite a less buoyant market environment which impacted brokerage income.

     The increase in gross margin to 98 bps for the full year, resulted in income in 2000 of CHF 6,714 million, 21% higher than in 1999. Revenue quality has also improved with asset based fees growing faster over the year than transaction-based fees.

OPERATING EXPENSES

Total operating expenses of CHF 820 million were CHF 88 million higher than in third quarter 2000. Personnel expenses decreased by CHF 19 million compared to the third quarter, primarily due to lower performance-related compensation. This was off-set by an increase of 30% in General and administrative expenses, mainly due to temporarily higher IT project and infrastructure-related costs, as well as expenses relating to the fourth quarter launch of our global brand campaign.

     Full year operating expenses were CHF 3,032 million, CHF 422 million higher than in 1999. Personnel expenses increased CHF 244 million, in line with headcount growth and higher performance-related compensation. General and administrative expenses increased CHF 151 million due to higher IT and processing costs.

                                                                 UBS SWITZERLAND
                                                                22 FEBRUARY 2001


HEADCOUNT

Headcount at year end 2000 was 7,685, representing an increase of 31 during fourth quarter, with a continuation of our policy of shifting resources to client-facing roles and reducing the number of support staff.

     Full year headcount growth of 429 was mainly the result of the transfer of financial planning and wealth management staff from Private and Corporate Clients, and the completion in first quarter 2000 of previous initiatives to strengthen product capabilities.

     During the year, client advisor turnover returned to a level consistent with experience before the UBS/SBC merger.

OUTLOOK

Private Banking has lifted pre-tax profits by 25% to a record level in the year 2000. We believe that the trends of increasing asset-based revenues and sustained margins can continue into 2001. In particular, the recent volatility in equity markets provides a reminder of the value of the expert advice which is at the center of UBS Private Banking's philosophy. Our increased emphasis on asset gathering initiatives, our commitment to providing our clients with innovative products and services from within and outside UBS, and our partnership with PaineWebber, make us confident for the future and a good result in 2001.

UBS ASSET MANAGEMENT
22 FEBRUARY 2001

UBS ASSET MANAGEMENT

BUSINESS GROUP REPORTING

                                                          Quarter ended                 % change from             Year ended
                                                -----------------------------------     ---------------     -----------------------
CHF million, except where indicated             31.12.00     30.9.00    31.12.99(1)     3Q00       4Q99     31.12.00    31.12.99(1)
-----------------------------------------------------------------------------------------------------------------------------------
Income                                               488         493         356          (1)        37        1,953       1,369
Credit loss expense                                    0           0           0                                   0           0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               488         493         356          (1)        37        1,953       1,369
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                   234         225         110           4        113          880         516
General and administrative expenses                  138         105          73          31         89          439         271
Depreciation                                          15          12          10          25         50           49          32
Amortization of goodwill and
other intangible assets                               65          67          30          (3)       117          263         113
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             452         409         223          11        103        1,631         932
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                 36          84         133         (57)       (73)         322         437
===================================================================================================================================

ADDITIONAL INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
Assets under management (CHF billion)                522         555         598          (6)       (13)
-----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio(%)(2)                             93          83          63                                   84         68
Cost / income ratio before goodwill(%)(2),(3)         79          69          54                                   70         60
===================================================================================================================================

                                                                                 % change from
                                                                              --------------------
As of                                   31.12.00     30.9.00     31.12.99     30.9.00     31.12.99
--------------------------------------------------------------------------------------------------
Regulatory equity used (avg)               1,250       1,250          162           0          672
Headcount (full time equivalents)          2,860       2,811        2,576           2           11
--------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2)  Operating expenses/operating income before credit loss expense.

(3) The amortization of goodwill and other intangible assets is excluded from this calculation.

CHANGES TO REPORTING STRUCTURE IN 2001

As a result of the integration initiatives that have taken place since the formation of UBS Asset Management in February 2000, the Investment Funds/GAM and Institutional Asset Management units are increasingly managed as a single business.

     While GAM's distinct identity is still maintanined, the other investment units share an integrated investment management and research function. Institutional Asset Management's regional business areas increasingly market GAM and UBS investment funds to institutions, and many of the two units' costs are managed together.

     To reflect these changes UBS Asset Management will be reported as a single business group, from first quarter 2001, without being split into business units. In order to maintain transparency of performance in the two business lines, disclosure will clearly segment institutional and non-institutional income and client assets.

                                                            UBS ASSET MANAGEMENT
                                                                22 FEBRUARY 2001


INSTITUTIONAL ASSET MANAGEMENT

BUSINESS UNIT REPORTING

                                                           Quarter ended               % change from             Year ended
                                                ----------------------------------     --------------      -----------------------
CHF million, except where indicated             31.12.00     30.9.00    31.12.99(1)    3Q00      4Q99      31.12.00     31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------------
Income                                               327         336         285         (3)       15         1,301        1,099
Credit loss expense                                    0           0           0                                  0            0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               327         336         285         (3)       15         1,301        1,099
----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                   164         168          97         (2)       69           631          458
General and administrative expenses                   80          60          57         33        40           243          178
Depreciation                                           8           7           7         14        14            27           25
Amortization of goodwill and
other intangible assets                               44          43          30          2        47           173          113
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             296         278         191          6        55         1,074          774
----------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                  31          58          94        (47)      (67)          227          325
==================================================================================================================================

Assets under management (CHF billion)                496         528         574         (6)      (14)
Net new money (CHF billion)                         (4.9)       (9.1)      (16.8)        46        71         (66.6)       (50.1)
Gross AuM margin (bps)(2)                             36          35          26          3        38            33           25
----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(3)                            91          83          67                                 83           70
Cost / income ratio before goodwill(%)(3),(4)         77          70          56                                 69           60
==================================================================================================================================

ADDITIONAL INFORMATION

                                                                                % CHANGE FROM
                                                                              --------------------
As of                                   31.12.00     30.9.00     31.12.99     30.9.00     31.12.99
--------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                 500         500          160           0          213
Headcount (full time equivalents)          1,728       1,725        1,653           0            5
--------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) Revenues divided by average assets under management, for the institutional portion of the business only.

(3)  Operating expenses / operating income before credit loss expense.

(4) The amortization of goodwill and other intangible assets is excluded from this calculation.

Key Performance Indicators

During the fourth quarter, total assets under management decreased from CHF 528 billion to CHF 496 billion, primarily a result of the fall of the US dollar, yen and pound against the CHF and generally retreating equity markets. Institutional assets decreased from CHF 326 billion to CHF 300 billion at 31 December 2000.

     Net new money outflows moderated further this quarter, as losses of equity mandates continued to decline, and have decreased substantially compared to the first half of the year. Net outflows of CHF 4.9 billion in the fourth quarter reflected improvement in both institutional and non-institutional asset flows. Client losses continued to be concentrated primarily within US, and to a lesser degree UK mandates, reflecting past investment performance issues.

     Over the full year, assets under management decreased 14%, to CHF 496 billion, with the majority of the decline due to client losses in the institutional business, particularly in the earlier part of the year.

     The gross margin in the fourth quarter was 36 bps, an increase of 1 bp over the third quarter. The rise since 1999 reflects the contributions from the higher margin O'Connor and Allegis businesses. The cost / income ratio before goodwill increased to 77% from 70% in third quarter 2000 as a result of spending on strategic initiatives to expand our global reach, and lower asset-based revenues.

Initiatives and Achievements

INVESTMENT CAPABILITIES AND PERFORMANCE

The return of global equity markets towards fundamental values was the predominant development during 2000. This trend accelerated during the fourth quarter as the US economy began to

UBS ASSET MANAGEMENT
22 FEBRUARY 2001


slow, and many companies within the technology, media and telecommunications
(TMT) sectors posted disappointing earnings. Within this challenging environment, strategic positions benefiting from the expected decline in TMT sectors, the associated drop in equity markets, the under-performance of the very largest capitalization equities, and the year-end turnaround in the Euro, helped Institutional Asset Management deliver the best relative annual investment performance in its history.

     US equity strategies outperformed benchmarks by wide margins during the fourth quarter. Global, international and UK equity strategies were also significantly positive. Phillips & Drew was ranked the top-performing pension fund manager in Britain for the year 2000 by Combined Actuarial Performance Services (CAPS), the leading UK performance measurement consultancy. Phillips & Drew's flagship Managed Exempt fund (equities mixed with property) outperformed the average fund manager by more than 10 percent for the full year. Phillips & Drew's strong performance in 2000 also benefited their balanced fund's three-year record, moving its ranking up from fourth quartile at the end of 1999 to second quartile at the end of 2000.

FIXED INCOME REFOCUS

UBS Asset Management has strengthened its efforts to develop and market its fixed income capabilities. This initiative is designed to capitalize on its consistently strong historic investment performance, and leverage its globally integrated fixed income platform that extends from the investment grade, sovereign and corporate classes to high yield and emerging markets debt.

     To support these efforts, investments in technology and people have been increased to strengthen quantitative modeling systems. Additionally, the spectrum of capabilities available to institutional clients has been expanded, including the development of offerings benchmarked against the new Lehman Universal index, which encompasses US investment grade, high yield and emerging market debt.

EXPANSION OF GROWTH EQUITY CAPABILITIES

The US growth equity team's large capitalization growth fund is ahead of benchmarks over a 1 and 3 year period and its US small capitalization growth portfolio has recently done extremely well, outperforming its benchmark by almost 45% in 2000.

     Institutional Asset Management intends to expand on this successful US growth capability by launching global growth funds. We anticipate significant institutional interest in these capabilities.

O'CONNOR INITIATIVE

Since its launch in June 2000, O'Connor's assets under management have grown strongly, with excellent net new money flows in the second half of the year. O'Connor focuses on alternative asset management, employing investment strategies designed to provide attractive risk-adjusted returns with a low correlation with traditional investments, and drawing on the expertise of both UBS Asset Management and UBS Warburg.

     Continued net new money flows are likely as the business is committed to aggressive expansion through the addition of innovative new investment vehicles. New investment vehicles are in development within the Equities, Currency and Rates, and Fund of Funds classes with the first new funds expected to be rolled out in the first half of 2001.


Results

Institutional Asset Management's pre-tax profit fell 47% from third quarter 2000, to CHF 31 million, primarily driven by higher costs due to investment in strategic initiatives.

     The full year pre-tax profit of CHF 227 million was 30% lower than 1999. Despite asset losses in the core institutional business, income increased as a result of the launch of the O'Connor business and the acquisition of UBS Realty Investors (formerly Allegis); but this was more than offset by higher performance-related personnel expenses, goodwill amortization relating to UBS Realty Investors and increased general and administrative expenses.

OPERATING INCOME

Operating income declined 3% compared to the previous quarter, to CHF 327 million. Institutional income decreased slightly from CHF 285 million in the third quarter 2000, to CHF 283 million. Non-institutional operating income declined CHF 7 million from the previous quarter, to CHF 44 million, as a result of lower fees from UBS Switzerland, following the launch of their Investment Center.

                                                            UBS ASSET MANAGEMENT
                                                                22 FEBRUARY 2001

     Over the full year, operating income increased CHF 202 million, or 18%, to CHF 1,301 million. Operating income increased as a result of the acquisition of UBS Realty Investors and the addition of the O'Connor business formed in June 2000, partially offset by lost revenue resulting from client losses.

OPERATING EXPENSES

Operating expenses increased CHF 18 million from the previous quarter to CHF 296 million. General and administrative expenses increased CHF 20 million to CHF 80 million in the fourth quarter, principally as the result of European office expansion and investment in new projects. Personnel costs fell slightly during the quarter to CHF 164 million as a result of reduced performance-related compensation.

     Full year expenses increased by CHF 300 million, to CHF 1,074 million, due to the addition of UBS Realty Investors and O'Connor, and other growth initiatives.

HEADCOUNT

Headcount was stable, ending the quarter at 1,728. Over the year, headcount increased by 75, mostly due to the creation of the O'Connor business.

Outlook

With the strong relative investment performance in 2000, a strengthened investment management platform, and successful initiatives including the full integration of Brinson and Phillips & Drew behind us, we are optimistic for 2001. While we must continue to provide competitive investment returns to fully realize the financial benefits of this success, we believe the future asset development trend is encouraging. In the short-term, small net client losses may continue but with favorable investment performance and diversification, a return to healthy growth rates in both client assets and earnings seem a realistic prospect.

UBS ASSET MANAGEMENT
22 FEBRUARY 2001


INVESTMENT FUNDS/GAM
BUSINESS UNIT REPORTING

                                                          Quarter ended                  % change from            Year ended
                                                  --------------------------------      ----------------    ---------------------
CHF million, except where indicated               31.12.00    30.9.00   31.12.99(1)     3Q00        4Q99    31.12.00   31.12.99(1)
---------------------------------------------------------------------------------------------------------------------------------
Income                                                 161        157         71           3         127         652        270
Credit loss expense                                      0          0          0                                   0          0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                 161        157         71           3         127         652        270
---------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                      70         57         13          23         438         249         58
General and administrative expenses                     58         45         16          29         263         196         93
Depreciation                                             7          5          3          40         133          22          7
Amortization of goodwill and
other intangible assets                                 21         24          0         (13)          --          90          0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                               156        131         32          19         388         557        158
---------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                     5         26         39         (81)        (87)         95        112
=================================================================================================================================

KPI's
Assets under management (CHF billion)                  219        227        225          (4)         (3)
Net new money (CHF billion)                            2.8        0.2       (1.3)          --           --         4.4        1.3
Gross AuM margin (bps)(2)                               37         37         23           0          61          38         24
---------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(3)                              97         83         45                                  85         59
Cost / income ratio before goodwill(%)(3),(4)           84         68         45                                  72         59
=================================================================================================================================

ADDITIONAL INFORMATION

                                                                                       % change from
                                                                                   ----------------------
As of                                   31.12.00       30.9.00      31.12.99       30.9.00       31.12.99
---------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                 750           750             2             0             --
Headcount (full time equivalents)          1,132         1,086           923             4             23
---------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) All non-institutional revenues, including those booked in Institutional Asset Management, divided by average assets under management.

(3)  Operating expenses / operating income before credit loss expense.

(4) The amortization of goodwill and other intangible assets is excluded from this calculation.

KEY PERFORMANCE INDICATORS

Assets under management decreased from CHF 225 billion at 31 December 1999 and CHF 227 billion at 30 September 2000, to CHF 219 billion at year end 2000. In both cases, the decline was largely a result of currency and market movements. Net new money was CHF 2.8 billion during the fourth quarter, reflecting the funds' improved relative performance, and CHF 4.4 billion for the year as whole.

     The cost / income ratio before goodwill increased from 68% during the third quarter to 84% in the fourth quarter 2000 reflecting higher costs related to spending on new business initiatives, chiefly targeted at marketing investment funds outside UBS. Over the year, the ratio increased from 59% to 72% as a result of the inclusion of GAM and spending on third party distribution initiatives.

     The gross margin for the year, at 38 bps, is significantly higher than the 24 bps recorded in 1999, principally due to the contribution from GAM.

INITIATIVES AND ACHIEVEMENTS

INVESTMENT CAPABILITIES AND PERFORMANCE

Over the past few months, UBS investment funds, and especially equity funds, have benefited from the change in market attitude towards a more value-oriented approach. Over the past six months, 53% of Swiss registered UBS equity funds outperformed their peer group, while in the fourth quarter this figure increased to 65%.

     GAM's range of specialist multi-manager and hedge funds continued to provide outstanding performance, and the market volatility seen in recent months has strengthened their appeal. GAM's in-house fund managers delivered strong relative performance across a range of long-only funds, despite difficult market conditions. Private client portfolios performed well and new business development has improved. Initiatives to promote GAM's specialist capabilities to the Swiss institutional market have seen success, and the opening of a GAM office in Kuwait responding to the strong demand for GAM's products and services in the Middle East.

                                                            UBS ASSET MANAGEMENT
                                                                22 FEBRUARY 2001

INVESTMENT FUNDS PRICING

In recognition of the competitive dynamics of the investment fund market, Investment Funds has increased all-in fees for all asset classes except real estate. This change will still leave UBS investment funds competitively priced in Switzerland and our other core markets, but will provide enhanced revenues for continued investment in customer service and more convenient channels. The fee increase is being introduced on a progressive basis between mid-January and May 2001, and is expected to have only a marginal effect on overall net fund performance.

UBS ALTERNATIVE PORTFOLIO

On 31 October, UBS Investment Funds launched UBS Alternative Portfolio AG combining the comprehensive alternative investment capabilities of UBS Asset Management into one pooled investment vehicle. Designed primarily as a unique vehicle to provide convenient access for institutions and Private Banking clients to access our broad range of alternative capabilities, the portfolio's assets will be allocated across the private equity, timber and real estate sectors, along with O'Connor and GAM funds.

ACQUISITION OF FONDVEST

UBS Asset Management completed the acquisition of Fondvest AG during fourth quarter. Fondvest specializes in open fund distribution, giving banks, insurance companies and other asset managers a simple way to offer their clients a comprehensive and independent range of third party funds from a single source.

funds@ubs

The launch during fourth quarter of our third party distribution initiative funds@ubs, in partnership with Lufthansa Miles and More, was very successful, with the number of inquiries received exceeding expectations. Plans for further expansion of this initiative continue, with a second partner expected in Germany in second quarter 2001.

     UBS's potential as a supplier of investment fund products to third parties is underlined by a recent survey of financial institutions by market research firm Sector Analysis. It ranked UBS's brand attractiveness as a supplier of third party funds as fourth in Europe.

RESULTS

The fall in pre-tax profit, down CHF 21 million from third quarter, reflected continued investment in third party distribution and other growth initiatives.

OPERATING INCOME

Operating income increased CHF 4 million from the previous quarter to CHF 161 million, mainly as a result of the acquisition of Fondvest and of Fortune Securities & Investment Trust Company during the fourth quarter 2000. Over the full year, operating income increased 141% to CHF 652 million, primarily due to the acquisition of GAM.

OPERATING EXPENSES

Operating expenses increased CHF 25 million from the previous quarter to CHF 156 million. Increased costs were primarily a result of strategic initiatives including the funds@ubs roll-out and the related purchase of Lufthansa air miles, as well as the acquisitions of Fondvest and Fortune. Increased IT, advertising and marketing spending also contributed to increased operating expenses.

     Over the full year, expenses increased 253% to CHF 557 million, reflecting the acquisition of GAM and spending on other strategic initiatives, including third-party distribution.

HEADCOUNT

Headcount rose 46 during the fourth quarter to 1,132 at the end of December 2000, mainly as a result of the Fondvest acquisition. The increase of 209 during the year was largely due to distribution initiatives, expansion at GAM and the acquisition of Fondvest.

OUTLOOK

As UBS opens its investment architecture further, UBS Investment Funds and GAM will be competing actively for investment flows both inside and outside UBS, capitalizing on their strong brand recognition.

     The expansion of distribution channels and the revised pricing structure are expected to be a strong driver of future revenue growth, although the cost of investments in multi-channel distribution initiatives will continue to impact profits in the coming months.

UBS WARBURG
22 FEBRUARY 2001

UBS WARBURG

BUSINESS GROUP REPORTING

                                                         Quarter ended                 % change from             Year ended
                                                ----------------------------------     --------------     -----------------------
CHF million, except where indicated             31.12.00     30.9.00    31.12.99(1)    3Q00      4Q99     31.12.00     31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------------
Income                                             5,126(4)    4,458       2,883         15        78       19,779(4)    13,041(5)
Credit loss expense (2)                              (83)        (49)        (93)       (69)       11         (247)        (333)
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             5,043       4,409       2,790         14        81       19,532       12,708
----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                 2,846(3)    2,321       1,492         23        91       10,916(3)     7,278
General and administrative expenses                1,206(3)      765         843         58        43        3,408(3)     2,680
Depreciation                                         221(3)      146         171         51        29          652(3)       659
Amortization of goodwill and
other intangible assets                              180(4)       41          36        339       400          298(4)       154
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           4,453       3,273       2,542         36        75       15,274       10,771
----------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                590       1,136         248        (48)      138        4,258        1,937
==================================================================================================================================

ADDITIONAL INFORMATION

Assets under management (CHF billion)(6)             827          44          36          --         --
----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio(%)(7)                             87          73          88                                77           83
Cost / income ratio before goodwill(%)(7),(8)         83          72          87                                76           81
==================================================================================================================================

                                                                                     % change from
                                                                                 ---------------------
As of                                   31.12.00      30.9.00      31.12.99      30.9.00      31.12.99
------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)              24,900       10,690        10,679          133           133
Headcount (full time equivalents)         38,445       14,946        14,266          157           169
------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center.

(3) The quarter ended and year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation have been adjusted for Significant Financial Events in respect of PaineWebber integration costs by CHF 86 million, CHF 93 million and CHF 79 million respectively.

(4) Goodwill funding costs of CHF 132 million and amortization of goodwill and other intangible assets of CHF 138 million in respect of the PaineWebber acquisition are included in UBS Warburg results but are not reflected in any of the individual Business Units.

(5) Year ended 31 December 1999 has been adjusted for the Significant Financial Event of CHF 200 million for the sale of international Global Trade Finance business.

(6) US Private Clients Assets under management at 3 November 2000 were CHF 890 billion.

(7)  Operating expenses/operating income before credit loss expense.

(8) The amortization of goodwill and other intangible assets is excluded from this calculation.

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001

GOODWILL COSTS

UBS Warburg's business group operating expenses include CHF 138 million of goodwill amortization and CHF 132 million of goodwill funding costs relating to the merger with PaineWebber which are recorded at the business group level, but are not allocated to the individual business units.

     In particular, the results of the US Private Clients business unit, which comprises most of the former PaineWebber private client business, will not reflect goodwill amortization or funding costs relating to the merger.

Business unit structure

IN FOURTH QUARTER 2000 REPORTING

In this quarter we report the following business units:

CORPORATE AND INSTITUTIONAL CLIENTS

The previous business unit, plus costs and income relating to the former Capital Markets business of PaineWebber, which is now integrated into it.

UBS CAPITAL

Unchanged from previous quarters.

INTERNATIONAL PRIVATE CLIENTS

The former Private Clients business unit will in future be known as International Private Clients.

US PRIVATE CLIENTS

The individual clients businesses of PaineWebber, including Mitchell Hutchins. Although the US businesses of the former Private Clients business unit are now integrated into the management structure of the US Private Clients unit, their results are reported for fourth quarter in the International Private Clients business unit.

E-SERVICES

Unchanged from previous quarters.

IN FIRST QUARTER 2001 REPORTING

With effect from first quarter 2001, we will report the following business units.

CORPORATE AND INSTITUTIONAL CLIENTS

As in fourth quarter 2000.

UBS CAPITAL

As in fourth quarter 2000.

INTERNATIONAL PRIVATE CLIENTS

The European businesses of the former UBS Warburg Private Clients business unit and the e-services initiative will be integrated into UBS Switzerland's Private Banking business unit during the first quarter.

US PRIVATE CLIENTS

The PaineWebber individual clients business, excluding Mitchell Hutchins, (which will be part of UBS Asset Management), and including the US businesses of the former UBS Warburg Private Clients business unit.

UBS WARBURG
22 FEBRUARY 2001

CORPORATE AND INSTITUTIONAL CLIENTS
BUSINESS UNIT REPORTING

                                                         Quarter ended                % change from            Year ended
                                           ---------------------------------------    -------------    ----------------------------
CHF million, except where indicated        31.12.00          30.9.00    31.12.99(1)   3Q00     4Q99    31.12.00          31.12.99(1)
-----------------------------------------------------------------------------------------------------------------------------------
Income                                       3,810             4,314       2,764       (12)      38      18,033            12,529(2)
Credit loss expense (3)                        (82)              (48)        (92)      (71)      11        (243)             (330)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                       3,728             4,266       2,672       (13)      40      17,790            12,199
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                           1,729(4),(5)      2,193       1,367       (21)      26      9,284(4),(5)       6,861
General and administrative expenses            851(4)            689         761        24       12      2,779(4)           2,429
Depreciation                                   161(4)            135         157        19        3        555(4)             629
Amortization of goodwill and
other intangible assets                         39                39          32         0       22         149               134
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                     2,780             3,056       2,317        (9)      20      12,767            10,053
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX           948             1,210         355       (22)     167       5,023             2,146
===================================================================================================================================

KPI's

Compensation / income (%)                       45                51          49                             51                55
-----------------------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(6)                      73                71          84                             71                80
Cost / income ratio before
goodwill(%)(6),(7)                              72                70          83                              70               79
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans /
Gross loans outstanding (%)                    3.4               2.1         2.2
Average VaR (10-day 99%)                       216               238         197
===================================================================================================================================

LEAGUE TABLE RANKINGS

                                                                          YEAR-TO-DATE
                                                                  ---------------------------
                                                                  31.12.00(10)        30.9.00
---------------------------------------------------------------------------------------------
Global Mergers and Acquisitions completed (8)
 Rank                                                                    6                  5
 Market share (%)                                                     16.7               18.2
International Equity New Issues (9)
 Rank                                                                    7                  9
 Market share (%)                                                      5.1                3.7
International Bonds (9)
  Rank                                                                   5                  5
  Market share (%)                                                     7.9                8.1
Eurobonds (9)
  Rank                                                                   1                  1
  Market share (%)                                                     8.8                9.3
=============================================================================================

ADDITIONAL INFORMATION

                                                                                    % change from
                                                                                 ---------------------
As of                                   31.12.00      30.9.00      31.12.99      30.9.00      31.12.99
------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)              10,000        9,850        10,050            2             0
Headcount (full time equivalents)         15,262       13,268        12,694           15            20
------------------------------------------------------------------------------------------------------


(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) Year ended 31 December 1999 income was adjusted for the Significant Financial Event of CHF 200 million related to the sale of the international Global Trade Finance business.

(3) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center.

(4) The quarter ended and year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation were adjusted for Significant Financial Events in respect of the PaineWebber integration costs by CHF 86 million, CHF 13 million and CHF 7 million respectively.

(5) The quarter and year ended 31 December 2000 Personnel expenses include CHF 11 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(6)  Operating expenses / operating income before credit loss expense.

(7) The amortization of goodwill and other intangible assets is excluded from this calculation.

(8)  Source: Thomson Financial Securities data.

(9)  Source: Capital Data Bondware.

(10) The league table rankings reflect recent industry consolidation.

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001

The results for the Corporate and Institutional Clients business unit include the costs and revenues of the former PaineWebber capital markets business, which was integrated into this business unit from the completion of the merger on 3 November 2000.

KEY PERFORMANCE INDICATORS

UBS Warburg measures its expense base primarily in terms of percentage of revenues, looking at both personnel costs and non-personnel costs on this basis.

     Continued strong revenue performance and active cost management led to a pre-goodwill cost / income ratio of 72%, up 2% on the previous quarter but a significant improvement over the 83% recorded in fourth quarter 1999.

     UBS Warburg's ratio of personnel cost to income fell to 45% in fourth quarter 2000, four percentage points lower than the same period last year, reflecting the alignment of full year performance-related compensation to the downward shift of market sentiment this quarter. UBS Warburg continues to invest in top quality professionals to help expand its capabilities and client reach and therefore aims to compensate its employees in line with its global competitors.

     Changes in non-personnel costs are less directly related to changes in income than personnel costs.

     As a percentage of income, non-personnel costs increased to 28% this quarter, from 20% in third quarter, although this is well below the fourth quarter 1999 level of 34%. The growth in non-personnel costs in fourth quarter 2000 was driven by increased expenditure on technology, professional fees and the incremental costs of the PaineWebber capital markets business.

     Market risk utilization, as measured by average Value at Risk, continued to remain well within the limit of CHF 450 million, decreasing from CHF 238 million in third quarter to CHF 216 million in the fourth quarter, despite the addition of the PaineWebber capital markets business.

     Total loans fell by CHF 6,667 million from the end of third quarter 2000, to CHF 74, 253 million at 31 December 2000, due to repayments of short-term money market facilities. The value of non-performing loans rose CHF 783 million to CHF 2,519 million, reflecting the deteriorating credit environment in the US. As a result, the ratio of non-performing loans to total loans increased to 3.4% from 2.1% at the end of third quarter 2000.

     UBS Warburg does not believe that extensive lending is critical to the expansion of its client franchise. Risk/return considerations will be the paramount consideration in determining balance sheet usage.


League Table Rankings

MERGERS & ACQUISITIONS

As a global investment bank, with strong capabilities across a wide range of sectors, UBS Warburg was involved in several significant transactions during 2000 and considerably improved its position in Global and European M&A. For 2000 it was ranked 6th globally in Completed M&A Transactions and 4th in European Completed M&A Transactions, compared to 9th and 10th respectively in 1999.

     During fourth quarter, UBS Warburg was the number one advisor in the extensive consolidation in the US food and consumer goods industry -- acting as financial advisor for Diageo's USD 8.1 billion bid with Pernod Ricard for Seagram's spirit businesses; for Unilever's USD 24.3 billion acquisition of Bestfoods, the largest ever cross-border food deal; and for the sale of Nabisco to Philip Morris for USD 19.4 billion, the largest ever public auction.

FIXED INCOME UNDERWRITING

During fourth quarter 2000, UBS Warburg continued to play a leading role in the international fixed income markets, and ended the year ranked 1st in Eurobonds with a market share of 8.8%, compared with 2nd in 1999 with a market share of 7.6%. In the All International Bonds sector, UBS Warburg improved its ranking from 6th to 5th and significantly added market share, increasing from 6.1% to 7.9%.

     UBS Warburg has been named "Eurobond House of the Year" and "Sterling Bond House of the Year" in International Financing Review's Review of the Year 2000. The Sterling Bond House of the Year award cited UBS Warburg's broad primary market business and dominant position in secondary sales and trading. The Eurobond House of the Year award reflects success in "Global Bonds" and the breadth of our corporate Eurobonds business.

UBS WARBURG
22 FEBRUARY 2001


It also highlighted UBS Warburg's growing credit research team, the bank's CreditDelta portfolio analysis technology, and its expanding asset based securities and capital securities franchises.

EQUITY UNDERWRITING

UBS Warburg continues to strengthen its position in the international primary equity markets, and has started 2001 by winning several significant mandates.

     UBS Warburg's ranking in International Equity New Issues was 8th for the full year 2000, up from 9th at 30 September 2000, with market share almost doubling from 3.7% to 7.3%.

     During fourth quarter 2000, UBS Warburg was bookrunner on the Deutsche Post Worldnet IPO - the first IPO of a national postal operator and a transaction which was named Continental Europe Public Offer of the Year by Privatisation International.

     UBS Warburg was also ranked 4th in International Equity Linked New Issues, and was bookrunner in several significant innovative transactions, including MILES (Market Index-Linked Equity Securities) for Allianz, one of the world's leading insurance companies.

     UBS Warburg was ranked 1st in IPO performance for US offerings in 2000, according to Commscan's Equidesk. UBS Warburg was the only firm to have an overall positive return among the 17 firms included in the survey.

     UBS's market share and ranking is lower than in 1999, due at least in part to its relatively underweight position in the Technology, Media and Telecoms
(TMT) sectors. Whilst UBS did not suffer from the decline in these sectors in the second half of the year, it missed some of the opportunities in the first half. UBS remains committed to building its TMT capabilities through organic growth. Note: M&A league table rankings sourced from Thomson Financial Securities Data. Fixed Income, Equity and Equity Linked league table rankings sourced from Capital Data Bondware. All league tables -- for both 1999 and 2000 -- have been restated on a proforma basis to reflect industry consolidation.

EQUITY RESEARCH AND INDUSTRY AWARDS

UBS Warburg's research continues to be recognized as one of the leaders on a global, sector and regional basis. Some of the significant awards received during fourth quarter 2000 included:

- Institutional Investor Global Equity Research Team UBS -- Warburg was ranked 4th, overall, the same position as in 1999 but with a significantly increased number of ranked analysts.

- Reuters Emerging Markets Survey - UBS Warburg was ranked 1st in Broker Research for Emerging Europe, the Middle East and Africa (EMEA), 1st in Country Research on Israel, Greece and Russia, and 1st for capabilities in Sales Trading, Agency Execution and General Sales.

- Asiamoney - UBS Warburg was ranked 1st in the TeleTech sector and 4th best Research House in Asia.

E-COMMERCE

UBS Warburg continues to expand its e-commerce capabilities, as an integral part of its global product and service offering to its corporate and institutional clients. New features of its Investment Banking On-Line (IBOL) service in fourth quarter 2000 included enhanced releases of:

- UBS Warburg's award winning ResearchWeb, which provides analytical tools and on-line access to UBS Warburg research reports.

- DealKey(TM), which provides online capabilities for primary equity and equity-linked transactions - the site now provides investors with the ability to communicate feedback and enter orders for all UBS Warburg's current primary equity issues. Investors also make extensive use of the ability to view analyst presentations, access virtual roadshows and download offering information.

INTEGRATION OF PAINEWEBBER
CAPITAL MARKETS BUSINESS

During fourth quarter 2000, UBS Warburg integrated the former capital markets businesses of PaineWebber into Corporate & Institutional Clients. This expanded UBS Warburg's capabilities in asset backed securities, real estate, corporate finance, equity and fixed income sales, and especially in equity research, where UBS Warburg now covers about 90% of S&P 500 and NASDAQ 100 companies.

     As well as this direct and immediate impact, the integration of PaineWebber has also positioned UBS Warburg much more strongly as an employer of choice in the critical US investment banking market. As a result of the enhanced critical mass, and its strong performance

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001

in 2000, UBS Warburg has been able to take advantage of the ongoing industry consolidation and make significant hires across a wide range of sectors globally, with several notable additions to our US Corporate Finance capabilities at senior levels.

BUSINESS AREA REPORTING

From first quarter 2001, Corporate and Institutional Clients will report revenue by business area quarterly rather than just annually as it has until now. The business areas reported will also change slightly. The Treasury Products and Fixed Income business areas have been reorganized into two new areas, the Credit Fixed Income business area (the former Fixed Income business less interest rate derivatives and government bonds) and the Rates and Foreign Exchange business area (the former Treasury Products business area, with the addition of interest rate derivatives, and government bonds). This reorganization groups related products together on a more consistent basis, and allows our businesses to realize enhanced returns from a greater focus on client needs.

RESULTS

UBS Warburg's Corporate and Institutional Clients business unit delivered strong profit growth again this quarter, with pre-tax profit of CHF 948 million, up 167% over fourth quarter 1999, in what is seasonally a difficult period. Pre-tax profits for the full year have increased 134% from 1999, to CHF 5,023 million.

OPERATING INCOME

Corporate and Institutional Clients generated revenues of CHF 3,810 million in fourth quarter 2000, an increase of 38% over fourth quarter 1999. Full year performance was even stronger, with 2000 revenues of CHF 18,033 million representing an increase of 44% over 1999.

     Equities revenues during fourth quarter 2000 were somewhat lower than in third quarter, reflecting seasonal trends and poor market conditions, with increased volatility and sharply lower liquidity, but remained strong compared to prior years. Over the whole year, Equities revenues have performed extremely well, with the full year total of CHF 10,427 million 82% higher than in 1999.

     Fourth quarter 2000 saw a 5% increase in secondary commissions compared to the previous quarter. UBS Warburg's secondary equity sales franchise continues to be ranked as one of the global leaders, and the leading non-US equities house.

     In Fixed Income, all businesses recorded lower revenues compared to third quarter 2000, due to lower levels of issuance towards the end of the year and some volatility in the markets. On a full-year basis, the Governments & Derivatives and Principal Finance groups delivered excellent results, contributing to overall revenues for the year 2000 of CHF 2,969 million, an improvement of 21% over 1999.

     In the Treasury Products business area, increased revenues were recorded in Foreign Exchange in the fourth quarter, although derivative products continued to be impacted by ongoing commoditization, which has resulted in narrower margins. Full year performance reflected this, with revenues of CHF 1,653 million for 2000 down 8% on the previous year.

     Market conditions for Mergers and Acquisitions, advisory work and primary underwriting continued to be strong, driving Corporate Finance's excellent performance, with revenues above levels in third quarter 2000. Overall, 2000 was a year of very strong growth in this area for UBS Warburg. Revenues for the year of CHF 2,701 were 32% ahead of 1999.

     Non-core revenues in 2000, which include income from the work-out of the global equity derivatives portfolio and the run-down of the noncore loan portfolio, fell 59% compared to 1999, to CHF 281 million.

OPERATING EXPENSES

Corporate and Institutional Clients continues to carefully manage its cost base, with the pre-goodwill cost / income ratio remaining well below 1999 levels, at 72%. Personnel expenses increased 26% from the same quarter last year, to CHF 1,729 million, reflecting increased performance-related compensation.

     General and administrative expenses increased 12% compared to fourth quarter 1999, as a result of increased expenditure on technology outsourcing, professional fees and the incremental costs of the PaineWebber capital markets business. Overall costs are growing at a significantly slower rate than revenues, delivering continued strong pre-tax profit growth.

UBS WARBURG
22 FEBRUARY 2001


HEADCOUNT

Corporate and Institutional Clients headcount rose 15% during the quarter, to 15,262, mainly due to increases in Corporate Finance and Equities, and also including the impact of the integration of 1,623 staff from the PaineWebber capital markets businesses.

Outlook

UBS Warburg's leading institutional franchise in both equities and fixed income, together with an increasingly deep and broad corporate client franchise, continue to improve the sustainability and quality of earnings. UBS Warburg continues to deliver growth in revenues and profitability which are amongst the best in its peer group, despite the volatility in financial markets. The current market environment remains unsettled, but the fundamental trends in UBS Warburg's core European market remain strong and should deliver significant long term growth prospects across the main business areas.

                                                                     UBS Warburg
                                                                22 February 2001


UBS CAPITAL

BUSINESS UNIT REPORTING

                                                  Quarter ended                % change from              Year ended
                                           --------------------------------    -------------       ------------------------
CHF million, except where indicated        31.12.00   30.9.00    31.12.99(1)   3Q00      4Q99      31.12.00     31.12.99(1)
---------------------------------------------------------------------------------------------------------------------------
Income                                          138        79          61        75       126           368          315
Credit loss expense                               0         0           0                                 0            0
---------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                          138        79          61        75       126           368          315
---------------------------------------------------------------------------------------------------------------------------
Personnel expenses                               66        23          27       187       144           142          105
General and administrative expenses              16        10          13        60        23            49           46
Depreciation                                      0         0           2                                 2            2
Amortization of goodwill and
other intangible assets                           0         0           1                                 2            5
---------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         82        33          43       148        91           195          158
---------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX             56        46          18        22       211           173          157
===========================================================================================================================

KPI's

                                                                                   % change from
                                                                                --------------------
As of                                    31.12.00     30.9.00      31.12.99     30.9.00     31.12.99
----------------------------------------------------------------------------------------------------
Portfolio book value (CHF billion)            5.5         4.5           3.0          22           83
====================================================================================================

                                                                                              % change from
                                                                                        ----------------------
As of                                           31.12.00     30.6.00      31.12.99      30.6.00       31.12.99
--------------------------------------------------------------------------------------------------------------
Value creation (CHF billion)                         0.2         0.4           0.3          (50)           (33)
==============================================================================================================

ADDITIONAL INFORMATION
Regulatory equity used (avg)                         600         500           340           20             76
Headcount (full time equivalents)                    129         117           116           10             11
--------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

Key Performance Indicators

The book value of UBS Capital's private equity investments has grown from CHF
4.5 billion at the end of third quarter 2000 to CHF 5.5 billion at 31 December 2000. New investments of CHF 0.6 billion were made during the fourth quarter, including new shareholdings across a diverse range of sectors.

     In addition, CHF 0.8 billion of investments made by PaineWebber were added to UBS Capital's private equity portfolio in December 2000.

     UBS Capital accounts for its private equity investments at cost less permanent impairments, showing only realized gains or losses in the profit and loss statement. The portfolio review and valuation at 31 December 2000 resulted in an approximate current fair value of CHF 6.9 billion, compared to CHF 5.2 billion at 30 June 2000 and CHF 4.2 billion at 31 December 1999. This equates to unrealized gains of approximately CHF 1.3 billion, compared to CHF 1.4 billion at 30 June 2000 and CHF 1.2 billion at year-end 1999. The value creation during the half-year to the end of December 2000, including realized gains since 30 June 2000, and the increase in the portfolio's unrealized gains, is estimated to be approximately CHF 0.2 billion, sustaining UBS Capital's impressive record of value creation.

Initiatives and Achievements

Despite the decline of public market prices in the technology and telecoms sectors in late 2000, UBS Capital successfully disposed of several companies in these sectors during the fourth quarter, substantially increasing revenues compared to third quarter 2000 and fourth quarter 1999. Given the size and nature of UBS Capital's

UBS WARBURG
22 FEBRUARY 2001


investments, exit strategies are more focused on trade sales than on IPOs, and are less impacted in difficult equity capital market environments.

     During the quarter UBS Capital has initiated a high level of new investments and add-on investments to existing portfolio companies, throughout both old and new economy sectors.

     Amongst the highlights were investment in a German auto-parts manufacturer, Reum, whose prestigious customer base includes BMW, and the success of the recently created TMT team in Asia. Taking advantage of the fall in technology asset prices, this team has already completed a selection of promising acquisitions including the purchase of Global Opticom, China Network, Pihana Pacific (Hong Kong) and Interoffice (Japan).

     UBS Capital is looking to raise funding for investment in the European and Asian private equity markets. This will help meet demand from UBS's private clients for access to private equity investments, giving them an opportunity to diversify from more traditional investments.

RESULTS

Operating income increased 126% to CHF 138 million, from CHF 61 million in fourth quarter 1999. This reflects the realized gains from sales of investments in the quarter, partially offset by write-downs of the value of several under-performing companies in different sectors of the portfolio. UBS Capital's quarterly income is mainly driven by the timing of divestments and can therefore show some volatility.

     Personnel, general and administrative expenses were CHF 82 million in the fourth quarter, an increase from the previous quarter of CHF 49 million, or 148%, mainly driven by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses move in line with divestments.

Outlook

The private equity business is looking forward to embracing its new and unique business model. With the volume of funds dedicated to private equity in Europe growing 50% in the last two years, private equity is increasingly recognized as an established asset class. UBS's increased commitment to private equity is recognition of UBS Capital's impressive investment record, while the freedom and incentive the new arrangements will give to raise larger amounts of third party funds will allow UBS Capital to increase its investment rate in line with the expanding market opportunities.

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001


US PRIVATE CLIENTS

BUSINESS UNIT REPORTING

                                                                       Quarter ended(1)
CHF million, except where indicated                                       31.12.00
--------------------------------------------------------------------------------------
Income                                                                       1,225
Credit loss expense                                                              0
--------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                                       1,225
--------------------------------------------------------------------------------------
Personnel expenses (2)                                                         955
General and administrative expenses                                            258
Depreciation                                                                    30
Amortization of goodwill and other intangible assets                             1
--------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                                     1,244
--------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                                           (19)
======================================================================================

KPI's
Client assets (CHF billion) (3)                                                794
--------------------------------------------------------------------------------------
Net new money (CHF billion) (4)                                                8.3
Gross AuM margin (bps)                                                          86
--------------------------------------------------------------------------------------
Cost / income ratio (%) (5)                                                    102
Cost / income ratio before goodwill (%) (5),(6)                                101
Cost / income ratio before goodwill and retention payments (%) (5),(6)          92
--------------------------------------------------------------------------------------
Recurring fees (CHF millions) (7)                                              430
Financial advisors                                                           8,871
======================================================================================

ADDITIONAL INFORMATION

As of                                                                     31.12.00
--------------------------------------------------------------------------------------
Regulatory equity used (avg)                                                 2,450
Headcount (full time equivalents)                                           21,490
--------------------------------------------------------------------------------------


(1) The US Private Clients results cover the period from the date of acquisition of PaineWebber, 3 November 2000.

(2) The quarter ended 31 December 2000 personnel expenses include CHF 117 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(3) Corresponds to UBS's current definition of Assets under management. Client assets at 3 November 2000 were CHF 890 billion.

(4)  Excludes interest and dividend income.

(5)  Operating expenses / operating income before credit loss expense.

(6) The amortization of goodwill and other intangible assets is excluded from this calculation.

(7) Asset based and advisory revenues including fees from mutual funds, wrap fee products, insurance products and institutional asset management products.

The merger between UBS Warburg and PaineWebber was completed on 3 November 2000 -- the results shown are therefore for performance from that date until 31 December 2000. As the merger consolidation was effected via purchase accounting, results for prior periods are not shown. No precise comparative figures are available for prior periods, but some approximations have been made to allow comparisons.

     The business unit reported for fourth quarter 2000 represents the old PaineWebber businesses including Mitchell Hutchins, but excluding the capital markets business that was transferred to the Corporate and Institutional Clients business unit. Although the US businesses of the former UBS Warburg Private Clients business unit were integrated into PaineWebber's management structure soon after completion of the merger, their results are still included in the International Private Clients unit for this quarter.

     In first quarter 2001, Mitchell Hutchins will be moved into the UBS Asset Management business group. The US Private Clients business unit reported for first quarter 2001 will consist of the former PaineWebber private client businesses and the US operations formerly part of the UBS Warburg Private Clients business unit.

UBS WARBURG
22 FEBRUARY 2001


Key Performance Indicators

At the end of the fourth quarter 2000, US Private Clients had CHF 794 billion of client assets. This represents a fall of CHF 96 billion from the level at completion of the merger on 3 November 2000, reflecting the decline in equity markets, particularly in the US, and the effect of the fall of the US dollar against the Swiss franc.

     PaineWebber's asset gathering business continues to perform successfully, with net new money flows averaging CHF 202.3 million (USD 119.0 million) per day in November and December 2000, comparing very favorably to the average rate for the third quarter of CHF 172.5 million (USD 103.3 million) per day, despite the effects of the holiday season.

INTEGRATION AND THE BENEFITS OF UBS GROUP

Integration of the businesses has been very smooth, thanks to the limited overlaps, and has been carried out with the central objective of causing minimal disruption to client relationships. The reception of the merger by PaineWebber staff has exceeded our expectations, with no increase in turnover rates for financial advisors, who are the critical element in our client relationships.

     The GOALS product, first marketed to PaineWebber clients directly after the merger in November 2000, demonstrates the benefits of bringing PaineWebber into UBS's integrated business model. GOALS are equity-linked securities created by UBS Warburg that combine a bond with a short put option on a specific stock or index. This is an entirely new investment product for PaineWebber clients, using UBS Warburg's expertise in packaging structured products and PaineWebber's strong retail distribution capabilities. The credit element of the product relies on the UBS Group's rating and capital strength. This is a product that, prior to the merger, PaineWebber could not have originated and UBS Warburg could not have distributed in the US.

     PaineWebber financial advisors have also been able to leverage the capabilities and resources of UBS Warburg's Corporate and Institutional Clients business unit to allow clients access to enhanced liquidity and a broader array of markets. The linkage has also greatly expanded the hedging and monetization capabilities available to PaineWebber clients with concentrated equity holdings, typically clients who own a business, or have significant stock options in it, and are subject to formal or informal lock-ins which prevent them from selling their shareholdings.

Initiatives and Achievements

CORPORATE EMPLOYEE FINANCIAL SERVICES

In fourth quarter 2000 PaineWebber announced a major initiative to significantly expand its already successful stock option finance business through the formation of Corporate Employee Financial Services, "CEFS".

     CEFS features dedicated distribution, technology and service groups whose goal is to capture a larger share of the management and administration of the USD 1 trillion of stock options awarded to corporate executives in the US. PaineWebber already provides these services to well known companies such as Cisco, Enron, General Electric and Texas Instruments, whose 300,000 option holders together own more than USD 70 billion of in-the-money stock options managed by PaineWebber.

     The opportunity for PaineWebber is twofold: to administer employee stock option services for additional Fortune 1000 and major international corporations, and simultaneously to offer the highest levels of Internet-based and personalized service through its financial advisors to the employees of those companies.

     When properly coordinated, the combination of these services will allow PaineWebber not only to execute the options exercise for the option holders, but also to capture the clients as long term investors, managing the wealth they have generated. PaineWebber expects this business to grow strongly over the next twelve months.

Results

US Private Clients recorded a net loss for November and December 2000 of CHF 19 million. Adjusting for the effect of the retention payments of CHF 117 million, this represents a pretax operating profit of CHF 98 million for the two months.

     PaineWebber's strong asset gathering performance during November and December was in

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001

contrast to the seasonal slow down in transactional business, compounded this year by the delay in the results of the US Presidential election, which had a negative effect on client confidence and investment activity. As a result, net profit per month was about 39% lower than the rate in PaineWebber's individual client segment in third quarter 2000, after adjustment for the benefit of PaineWebber's invested equity. (Within UBS's management accounts, the benefit of invested equity is reflected in Corporate Center.)

     Total revenues for November and December were CHF 1,225 million, including approximately CHF 430 million of recurring fee revenue. This represents an overall decline of 2% from the run-rate recorded in PaineWebber's individual clients business in the third quarter, reflecting the effects of the seasonal slow-down.

     Total expenses for November and December were CHF 1,244 million. Personnel expenses were CHF 955 million, including CHF 117 million of retention payments for PaineWebber staff. Excluding these, overall expenses rose very slightly from prior levels, reflecting investments in the development of wrap fee products and the new CEFS business.

     Total headcount at 31 December 2000 was 21,490, including 8,871 financial advisors, up from 8,688 at 30 September 2000.

Outlook

The US Private Clients business is directly impacted, as are all other US brokers, by the continuing market volatility in the US and the fall in asset values, and would be impacted by any downturn in the US economy. Despite this, our focus on the core affluent client segment (households with investable assets in excess of USD 500,000) which is the segment with the largest, fastest growing pool of investable assets, positions us well to outperform our peers in revenue growth. PaineWebber will continue to grow its franchise, while broadening relationships with clients. Leveraging the product expertise and international scope of UBS Warburg's other business areas will bring a critical competitive advantage.

UBS WARBURG
22 FEBRUARY 2001


INTERNATIONAL PRIVATE CLIENTS

BUSINESS UNIT REPORTING

                                                     Quarter ended                    % change from                 Year ended
                                            -----------------------------------      ----------------        ----------------------
CHF million, except where indicated         31.12.00     30.9.00     31.12.99(1)     3Q00        4Q99        31.12.00    31.12.99(1)
-----------------------------------------------------------------------------------------------------------------------------------
Income                                            81          70           58          16          40             286         197
Credit loss expense (2)                           (1)         (1)          (1)          0           0              (4)         (3)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                            80          69           57          16          40             282         194
-----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                62          73           84         (15)        (26)            385         294
General and administrative expenses               38          35           52           9         (27)            188         187
Depreciation                                      13           7            9          86          44              30          25
Amortization of goodwill and
other intangible assets                            2           1            3         100         (33)              7          15
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         115         116          148          (1)        (22)            610         521
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX             (35)        (47)         (91)         26          62            (328)       (327)
===================================================================================================================================

KPI's
Assets under management (CHF billion)             33          44           36         (25)         (8)
Net new money (CHF billion) (3)                 (2.5)        8.1          1.8        (131)          --           10.4         3.6
Gross AuM margin (bps)                            84          69           73          22          15             75          67
===================================================================================================================================

ADDITIONAL INFORMATION

                                                                                        % change from
                                                                                    ----------------------
As of                                   31.12.00       30.9.00       31.12.99       30.9.00       31.12.99
----------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                 350           340            289             3             21
Headcount (full time equivalents)          1,154         1,177          1,386            (2)           (17)
----------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center.

(3)  Excludes interest and dividend income.

Key Performance Indicators

Assets under management decreased from CHF 44 billion at the end of the third quarter to CHF 33 billion at 31 December 2000, mostly due to the poor performance of equity markets, particularly in the US, and the fall of the US dollar against the Swiss franc.

     Net new money was CHF (2.5) billion. Quarter on quarter volatility in this measure reflects the relatively early stage of development of this business, in which decisions by a few large clients can have an exaggerated effect.

     The increase in the gross margin from 69 bps in third quarter to 84 bps in fourth quarter is a result of the loss of some low margin assets in the US and a strong performance in Europe, helped by increased advisory and asset-based fees.

     The increase over 1999 reflects improved performance in Europe and the success of the restructuring announced in first quarter 2000.

Results

Income in the fourth quarter increased by 16% to CHF 81 million, up from CHF 70 million in the third quarter, as the benefits of the restructuring in 2000 show through, and the new offices opened since 1999 continue to build up their franchises.

     Total expenses of CHF 115 million were 1% lower than in third quarter, reflecting the continued benefits of the restructuring which was started in the earlier part of the year, and the ongoing focus on cost control. Headcount fell marginally from 1,177 to 1,154.

                                                                     UBS WARBURG
                                                                22 FEBRUARY 2001

OUTLOOK

The transforming potential of the UBS merger with PaineWebber is particularly exciting for the International Private Clients business.

     UBS has a unique opportunity to target the market for wealthy clients in Europe with an enhanced, advisor-centric client offering, taking advantage of PaineWebber's expertise and award winning on-line technology. This unit will therefore be transferred to the Private Banking business unit, and brought together with its existing pan-European Private Banking offering.

UBS WARBURG
22 FEBRUARY 2001


E-SERVICES

BUSINESS UNIT REPORTING

                                                    Quarter ended                  % change from            Year ended
                                          --------------------------------        ----------------    --------------------
CHF million, except where indicated       31.12.00     30.9.00    31.12.99        3Q00        4Q99    31.12.00    31.12.99
--------------------------------------------------------------------------------------------------------------------------
Income                                           4          (5)          0           --           --        (1)          0
Credit loss expense                              0           0           0                                   0           0
--------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                           4          (5)          0         180                      (1)          0
--------------------------------------------------------------------------------------------------------------------------
Personnel expenses                              34          32          14           6         143         150          18
General and administrative expenses             43(1)       31          17          39         153         134(1)       18
Depreciation                                    17(1)        4           3         325         467          35(1)        3
Amortization of goodwill and
other intangible assets                          0           1           0        (100)                      1           0
--------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                        94          68          34          38         176         320          39
--------------------------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX           (90)        (73)        (34)        (23)       (165)       (321)        (39)
==========================================================================================================================

ADDITIONAL INFORMATION

                                                                                    % change from
                                                                                ---------------------
As of                                   31.12.00     30.9.00      31.12.99      30.9.00      31.12.99
-----------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                   0           0             0
Headcount (full time equivalents)            410         384            70            7           486
-----------------------------------------------------------------------------------------------------

(1) The quarter ended and year ended 31 December 2000 General and administrative expenses and Depreciation have been adjusted for Significant Financial Events in respect of PaineWebber integration costs of by CHF 80 million and CHF 72 million respectively.

Results discussion

The products of the e-services initiative are to be fully integrated, along with the International Private Clients business unit into the core of UBS's new on-shore wealth management strategy in Europe, extending PaineWebber's advisor-centric business model to new markets.

     With the focus now on more upscale clients rather than those e-services originally targeted, UBS has reviewed the project's existing assets to determine which can be redeployed in support of the new strategy.

     The multi-currency and multi-entity core banking systems developed for e-services will be integrated with PaineWebber developed front-end technology to produce a multi-lingual pan-European processing platform with on-line customer interfaces tailored to each country's specific needs.

     Those parts of the infrastructure that were relevant to a mass affluent market, such as the telephone call-centers, have been closed and the investment in them written off, resulting in a charge of CHF 80 million in general and administrative expenses. In addition, capitalized software costs relating to parts of the systems which will not now be used have been written off, resulting in a CHF 72 million charge to depreciation. These two amounts form part of the PaineWebber restructuring charges, and as a result these costs do not appear in the adjusted business unit results.

                                                                CORPORATE CENTER
                                                                22 FEBRUARY 2001

CORPORATE CENTER

BUSINESS GROUP REPORTING (3)

                                                 Quarter ended                     % change from                 Year ended
                                         ---------------------------------        -------------------     ------------------------
CHF million , except where indicated     31.12.00    30.9.00    31.12.99(1)       3Q00          4Q99      31.12.00     31.12.99(1)
----------------------------------------------------------------------------------------------------------------------------------
Income                                        284         41         405           593           (30)          358          372
Credit loss expense (2)                       166        374         272           (56)          (39)        1,161          448
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                        450        415         677             8           (34)        1,519          820
----------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                            101         99         356             2           (72)          490          548
General and administrative expenses             7         96         328           (93)          (98)          281          385
Depreciation                                  107         78         153            37           (30)          320          366
Amortization of goodwill and
other intangible assets                        11         10          17            10           (35)           44           50
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      226        283         854           (20)          (74)        1,135        1,349
----------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX         224        132        (177)           70             --           384         (529)
==================================================================================================================================

ADDITIONAL INFORMATION

                                                                                     % change from
                                                                                 ----------------------
As of                                   31.12.00      30.9.00      31.12.99      30.9.00       31.12.99
-------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)               8,450        9,750         7,850          (13)             8
Headcount (full time equivalents)            986          921           862            7             14
-------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center.

(3) Figures have been adjusted for Significant Financial Events. Year ended 31 December 1999 income has been adjusted for CHF 38 million income from the residual holding in Long Term Capital Management (LTCM), CHF 1,490 million from the sale of our 25% stake in Swiss Life / Rentenanstalt and CHF 110 million from the sale of Julius Baer registered shares. The quarter ended and year ended 31 December 2000 Personnel expenses have been adjusted for PaineWebber integration costs of CHF 32 million. General and administrative expenses for year ended 31 December 2000 have been adjusted for the net additional CHF 150 million provision relating to the US Global Settlement and the quarter ended 31 December 2000 has been adjusted for the reduction in the provision of CHF 50 million. The quarter ended 31 December 1999 income has been adjusted for a gain of CHF 12 million relating to LTCM. The quarter ended and year-to-date 31 December 1999 Personnel expenses have been adjusted by CHF 456 million relating to a Pension Fund Accounting Credit. The quarter ended and year-to-date 31 December 1999 General and administrative expenses have been adjusted for CHF 300 million for the UBS / SBC Restructuring Provision and CHF 154 million for the increase in the provision for the US Global Settlement.

Results discussion

Adjusted for significant financial events, Corporate Center recorded a pre-tax profit of CHF 224 million for fourth quarter 2000, versus a pre-tax profit of CHF 132 million for third quarter 2000 and a pre-tax loss of CHF 177 million during fourth quarter 1999.

     The credit loss recovery booked in Corporate Center represents the difference between the adjusted statistically calculated expected losses charged to the business units and the actual credit loss recovery recognized in the Group financial accounts. UBS Group recorded a credit loss expense of CHF 95 million this quarter, however this continued to be lower than the amounts charged to the business units, resulting in a credit loss recovery in Corporate Center of CHF 166 million, compared to CHF 374 million in third quarter 2000.

FINANCIAL INFORMATION
22 FEBRUARY 2001

FINANCIAL INFORMATION

UBS GROUP INCOME STATEMENT

                                                           Quarter ended               % change from         Year ended
                                                 ----------------------------------   ---------------   -----------------------
CHF million, except per share data        Note   31.12.00    30.9.00    31.12.99(1)   3Q00       4Q99   31.12.00    31.12.99(1)
-------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                             3     15,186     12,480       9,958        22         53     51,745       35,604
Interest expense                            3    (13,213)   (10,649)     (8,215)      (24)       (61)   (43,615)     (29,695)
-------------------------------------------------------------------------------------------------------------------------------
Net interest income                                1,973      1,831       1,743         8         13      8,130        5,909
Credit loss expense / recovery                       (95)       142         (46)       --         --        130         (956)
-------------------------------------------------------------------------------------------------------------------------------
Net interest income after
credit loss expense / recovery                     1,878      1,973       1,697        (5)        11      8,260        4,953
-------------------------------------------------------------------------------------------------------------------------------
Net fee and commission income               4      5,003      3,865       3,357        29         49     16,703       12,607
Net trading income                          5      1,916      2,368       1,162       (19)        65      9,953        7,719
Net gains from disposal of
associates and subsidiaries                           60          0          49                   22         83        1,821
Other income                                         443        339         524        31        (15)     1,403        1,325
-------------------------------------------------------------------------------------------------------------------------------
Total operating income                             9,300      8,545       6,789         9         37     36,402       28,425
===============================================================================================================================
OPERATING EXPENSES
Personnel                                   6      4,424      3,863       2,654        15         67     17,163       12,577
General and administrative                  6      2,088      1,503       2,319        39        (10)     6,765        6,098
Depreciation and amortization               6        852        476         567        79         50      2,275        1,857
-------------------------------------------------------------------------------------------------------------------------------
Total operating expenses                           7,364      5,842       5,540        26         33     26,203       20,532
===============================================================================================================================
OPERATING PROFIT BEFORE
TAX AND MINORITY INTERESTS                         1,936      2,703       1,249       (28)        55     10,199        7,893
===============================================================================================================================
Tax expense                                          442        621         161       (29)       175      2,320        1,686
-------------------------------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS               1,494      2,082       1,088       (28)        37      7,879        6,207
===============================================================================================================================
Minority interests                                   (45)        (7)        (19)     (543)      (137)       (87)         (54)
-------------------------------------------------------------------------------------------------------------------------------
NET PROFIT                                         1,449      2,075       1,069       (30)        36      7,792        6,153
===============================================================================================================================
Basic earnings per share (CHF) (3)          7       3.39       5.15        2.69       (34)        26      19.33        15.20
Basic earnings per share
before goodwill (CHF) (2), (3)              7       4.02       5.46        2.92       (26)        38      20.99        16.04
Diluted earnings per share (CHF) (3)        7       3.34       5.09        2.66       (34)        26      19.04        15.07
Diluted earnings per share
before goodwill (CHF) (2), (3)              7       3.95       5.40        2.88       (27)        37      20.67        15.90
-------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) The amortization of goodwill and other intangible assets is excluded from this calculation. 3 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

                                                                    NOTES TO THE
                                                           FINANCIAL INFORMATION
                                                                22 FEBRUARY 2001

NOTES TO THE FINANCIAL INFORMATION

NOTE 1 ACQUISITION OF PAINE WEBBER GROUP, INC.

On 3 November 2000, UBS completed its acquisition of 100% of the outstanding common stock of the Paine Webber Group, Inc., in a transaction accounted for using the purchase method of accounting, making PaineWebber a wholly owned subsidiary of UBS. Results of operations of PaineWebber are included in the consolidated results beginning on the date of acquisition. Under International Accounting Standards, the valuation of shares and options issued is measured as of the date the acquisition was completed, 3 November 2000. Purchase consideration of CHF 22.0 billion (USD 12.5 billion) consists of the following:

                                                                 CHF         USD
                                                               million     million
----------------------------------------------------------------------------------
Value of shares issued (40,580,570 shares issued)               10,246      5,817
Value of options issued (options on 6,325,270 shares issued)       992        563
Cash consideration                                              10,607      6,021
Direct costs of the acquisition                                    115         65
----------------------------------------------------------------------------------
Total purchase price                                            21,960     12,466
Fair value of net assets acquired                               (5,630)    (3,196)
----------------------------------------------------------------------------------
Total intangible assets(1)                                      16,330      9,270
Intangible assets other than goodwill                           (4,695)    (2,665)
----------------------------------------------------------------------------------
Goodwill arising from acquisition                               11,635      6,605
Purchased goodwill                                               1,202        682
----------------------------------------------------------------------------------
TOTAL GOODWILL AT 3 NOVEMBER 2000                               12,837      7,287

Effect of translation adjustments                                 (898)
Amortization from 3 November 2000                                 (103)       (61)
----------------------------------------------------------------------------------
Balance of goodwill at 31 December 2000                         11,836      7,226
==================================================================================

(1) Excluding purchased goodwill

The resulting goodwill and intangible assets will be amortized using the straight line method over their estimated useful lives of 20 years.

In addition, UBS has entered into employee retention agreements that provide for payments to key PaineWebber employees which are subject to the employee's continued employment and other restrictions. The estimated cost to the Group for the agreements is approximately CHF 1.5 billion (USD 875 million) over a four year period.

NOTES TO THE
FINANCIAL INFORMATION
22 FEBRUARY 2001


NOTE 2 REPORTING BY BUSINESS GROUP

The Business Group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Revenue sharing agreements are used to allocate external customer revenues to a Business Group on a reasonable basis. Transactions between Business Groups are conducted at arms length.

FOR THE YEAR ENDED 31 DECEMBER 2000

                                             UBS       UBS Asset        UBS       Corporate      UBS
CHF million                              Switzerland   Management     Warburg      Center       Group
-------------------------------------------------------------------------------------------------------
Revenues                                   14,182        1,953        19,779          358       36,272
Credit loss recovery(1)                      (784)           0          (247)       1,161          130
-------------------------------------------------------------------------------------------------------
Total operating income                     13,398        1,953        19,532        1,519       36,402
=======================================================================================================
Personnel expenses                          4,759          880        11,002          522       17,163
General and administrative expenses         2,394          439         3,501          431        6,765
Depreciation                                  508           49           731          320        1,608
Amortization of goodwill and
other intangible assets                        62          263           298           44          667
-------------------------------------------------------------------------------------------------------
Total operating expenses                    7,723        1,631        15,532        1,317       26,203
=======================================================================================================
BUSINESS GROUP PERFORMANCE BEFORE TAX       5,675          322         4,000          202       10,199
Tax expense                                                                                      2,320
-------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                             7,879
Minority interests                                                                                 (87)
-------------------------------------------------------------------------------------------------------
NET PROFIT                                                                                       7,792
=======================================================================================================

(1) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense/recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery/(expense) for financial reporting purposes of CHF 130 million for the year 31 December 2000 is as follows: UBS Switzerland CHF 695 million, UBS Warburg CHF (565) million.

FOR THE YEAR ENDED 31 DECEMBER 1999(2)

                                                             UBS      UBS Asset       UBS     Corporate       UBS
CHF million                                              Switzerland  Management    Warburg     Center       Group
--------------------------------------------------------------------------------------------------------------------
Revenues                                                   12,761       1,369       13,241       2,010       29,381
Credit loss expense(1)                                     (1,071)          0         (333)        448         (956)
--------------------------------------------------------------------------------------------------------------------
Total operating income                                     11,690       1,369       12,908       2,458       28,425
====================================================================================================================
Personnel expenses                                          4,691         516        7,278          92       12,577
General and administrative expenses                         2,308         271        2,680         839        6,098
Depreciation                                                  460          32          659         366        1,517
Amortization of goodwill and other intangible assets           23         113          154          50          340
--------------------------------------------------------------------------------------------------------------------
Total operating expenses                                    7,482         932       10,771       1,347       20,532
====================================================================================================================
BUSINESS GROUP PERFORMANCE BEFORE TAX                       4,208         437        2,137       1,111        7,893
Tax expense                                                                                                   1,686
--------------------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                                          6,207
Minority interests                                                                                              (54)
--------------------------------------------------------------------------------------------------------------------
NET PROFIT                                                                                                    6,153
====================================================================================================================

(1) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense/recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss recovery (expense) for financial reporting purposes of CHF (956) million for the year ended 31 December 1999 is as follows:
UBS Switzerland CHF (985) million, UBS Warburg CHF 20 million, Corporate Center CHF 9 million.

(2) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

                                                                    Notes to the
                                                           Financial Information
                                                                22 February 2001

NOTE 3 NET INTEREST INCOME

                                                                                 Quarter ended             % change from
                                                                          ------------------------------   --------------
CHF million                                                               31.12.00  30.9.00  31.12.99(1)   3Q00      4Q99
---------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances to banks                              2,029    1,507      1,946       35         4
Interest earned on loans and advances to customers                          3,626    3,913      3,385       (7)        7
Interest from finance leasing                                                   6       11         13      (45)      (54)
Interest earned on securities borrowed and reverse repurchase agreements    5,673    4,396      3,046       29        86
Interest and dividend income from financial investments                        63       39         52       62        21
Interest and dividend income from trading portfolio                         3,712    2,554      1,462       45       154
Other                                                                          77       60         54       28        43
---------------------------------------------------------------------------------------------------------------------------
Total                                                                      15,186   12,480      9,958       22        53
---------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on amounts due to banks                                            2,510    1,415      2,039       77        23
Interest on amounts due to customers                                        2,360    2,692      2,161      (12)        9
Interest on securities lent and repurchase agreements                       4,675    3,533      2,070       32       126
Interest and dividend expense from trading portfolio                        1,449    1,136        485       28       199
Interest on medium and long term debt                                       2,219    1,873      1,460       18        52
---------------------------------------------------------------------------------------------------------------------------
Total                                                                      13,213   10,649      8,215       24        61
---------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                                         1,973    1,831      1,743        8        13
===========================================================================================================================

                                                                                 Year ended
                                                                           ----------------------
CHF million                                                                31.12.00   31.12.99(1)
-------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances to banks                               5,615      6,105
Interest earned on loans and advances to customers                          14,692     12,077
Interest from finance leasing                                                   36         49
Interest earned on securities borrowed and reverse repurchase agreements    19,088     11,422
Interest and dividend income from financial investments                        202        160
Interest and dividend income from trading portfolio                         11,842      5,598
Other                                                                          270        193
-------------------------------------------------------------------------------------------------
Total                                                                       51,745     35,604
-------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on amounts due to banks                                             6,155      5,515
Interest on amounts due to customers                                         9,505      8,330
Interest on securities lent and repurchase agreements                       14,915      8,446
Interest and dividend expense from trading portfolio                         5,309      2,070
Interest on medium and long term debt                                        7,731      5,334
-------------------------------------------------------------------------------------------------
Total                                                                       43,615     29,695
-------------------------------------------------------------------------------------------------

NET INTEREST INCOME                                                          8,130      5,909
=================================================================================================


(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation.

NOTES TO THE
FINANCIAL INFORMATION
22 FEBRUARY 2001

NOTE 4 NET FEE AND COMMISSION INCOME

                                                        Quarter ended              % change from         Year ended
                                                ------------------------------     --------------    --------------------
CHF million                                     31.12.00   30.9.00    31.12.99     3Q00      4Q99    31.12.00    31.12.99
-------------------------------------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS                96         69          72        39       33         310         372
-------------------------------------------------------------------------------------------------------------------------

SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting fees(1)                              480        364         307        32       56       1,434         905
Corporate finance fees(1)                         608        403         439        51       38       1,772       1,298
Brokerage fees                                  1,552      1,261       1,124        23       38       5,792       3,934
Investment fund fees                              820        641         510        28       61       2,821       1,915
Fiduciary fees                                     90         86          74         5       22         351         317
Custodian fees                                    364        349         305         4       19       1,439       1,583
Portfolio and other
management and advisory fees(1)                 1,156        890         717        30       61       3,677       2,612
Other                                               6         15         (18)      (60)      --          50          57
-------------------------------------------------------------------------------------------------------------------------
Total                                           5,076      4,009       3,458        27       47      17,336      12,621
-------------------------------------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES             235        176         190        34       24         802         765
-------------------------------------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME                 5,407      4,254       3,720        27       45      18,448      13,758
-------------------------------------------------------------------------------------------------------------------------

FEE AND COMMISSION EXPENSE
Brokerage fees paid                               258        244         228         6       13       1,084         795
Other                                             146        145         135         1        8         661         356
-------------------------------------------------------------------------------------------------------------------------
Total                                             404        389         363         4       11       1,745       1,151
-------------------------------------------------------------------------------------------------------------------------

NET FEE AND COMMISSION INCOME                   5,003      3,865       3,357        29       49      16,703      12,607
=========================================================================================================================

(1) In 1999, corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. 1999 figures have been restated accordingly.

NOTE 5 NET TRADING INCOME

                              Quarter ended             % change from        Year ended
                      --------------------------------  -------------   ----------------------
CHF million           31.12.00   30.9.00   31.12.99(1)  3Q00     4Q99   31.12.00   31.12.99(1)
----------------------------------------------------------------------------------------------
Foreign exchange(2)       352       255       216        38       63     1,287      1,108
Fixed income              168       101       575        66      (71)      912      2,603
Equities                1,396     2,012       371       (31)     276     7,754      4,008
----------------------------------------------------------------------------------------------
NET TRADING INCOME      1,916     2,368     1,162       (19)      65     9,953      7,719
==============================================================================================

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) Includes other trading income such as banknotes, precious metals and commodities.

                                                                    NOTES TO THE
                                                           FINANCIAL INFORMATION
                                                                22 FEBRUARY 2001

NOTE 6 OPERATING EXPENSES

                                                   Quarter ended            % change from         Year ended
                                           -----------------------------    -------------     --------------------
CHF million                                31.12.00   30.9.00   31.12.99    3Q00     4Q99     31.12.00    31.12.99
------------------------------------------------------------------------------------------------------------------
PERSONNEL EXPENSES
Salaries and bonuses                        3,228      3,025     2,200        7       47       13,523       9,872
Contractors                                   206        184       277       12      (26)         725         886
Insurance and social contributions            252        217       155       16       63          959         717
Contribution to retirement benefit plans      112        125      (329)     (10)      --          475           8
Employee share plans                           32         24        20       33       60           97         151
Other personnel expenses                      594        288       331      106       79        1,384         943
------------------------------------------------------------------------------------------------------------------
TOTAL                                       4,424      3,863     2,654       15       67       17,163      12,577
==================================================================================================================

GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy                                     294        211       248       39       19          979         847
Rent and maintenance
of machines and equipment                     164        100       194       64      (15)         520         410
Telecommunications and postage                288        214       208       35       38          914         756
Administration                                227        165       308       38      (26)         750         784
Marketing and public relations                165        106       143       56       15          480         335
Travel and entertainment                      220        144       173       53       27          656         552
Professional fees                             241        141       195       71       24          660         526
IT and other outsourcing                      389        293       384       33        1        1,246       1,289
Other                                         100        129       466      (22)     (79)         560         599
------------------------------------------------------------------------------------------------------------------
TOTAL                                       2,088      1,503     2,319       39      (10)       6,765       6,098
==================================================================================================================

DEPRECIATION AND AMORTIZATION
Property, equipment and software              586        350       479       67       22        1,608       1,517
Goodwill and other intangible assets          266        126        88      111      202          667         340
------------------------------------------------------------------------------------------------------------------
TOTAL                                         852        476       567       79       50        2,275       1,857
------------------------------------------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                    7,364      5,842     5,540       26       33       26,203      20,532
==================================================================================================================

NOTES TO THE
FINANCIAL INFORMATION
22 FEBRUARY 2001

NOTE 7 EARNINGS PER SHARE

                                                                Quarter ended                     % change from
                                                ---------------------------------------------     -------------
                                                  31.12.00         30.9.00        31.12.99(1)     3Q00     4Q99
-------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)               1,449            2,075            1,069     (30)      36
Net profit for the period before
goodwill amortization (CHF million)(2)                1,715            2,201            1,157     (22)      48
Weighted average shares outstanding:
Registered ordinary shares                      439,952,307      431,697,293      430,683,246       2        2
Own shares to be delivered                        8,232,849                0                0      --       --
Treasury shares                                 (21,313,375)     (28,873,507)     (33,786,574)     26       37
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
FOR BASIC EARNINGS PER SHARE                    426,871,781      402,823,786      396,896,672       6        8
===================================================================================================================
BASIC EARNINGS PER SHARE (CHF)                         3.39             5.15             2.69     (34)      26
BASIC EARNINGS PER SHARE
BEFORE GOODWILL AMORTIZATION (CHF)(2)                  4.02             5.46             2.92     (26)      38
===================================================================================================================
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)               1,449            2,075            1,069     (30)      36
Net profit for the period
before goodwill amortization (CHF million)(2)         1,715            2,201            1,157     (22)      48
Weighted average shares for
basic earnings per share                        426,871,781      402,823,786      396,896,672       6        8
Potential dilutive ordinary shares
resulting from outstanding options,
warrants and convertible debt securities          7,215,838        4,613,913        4,837,702      56       49
-------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR
DILUTED EARNINGS PER SHARE                      434,087,619      407,437,699      401,734,374       7        8
===================================================================================================================
DILUTED EARNINGS PER SHARE (CHF)                       3.34             5.09             2.66     (34)      26
DILUTED EARNINGS PER SHARE
BEFORE GOODWILL AMORTIZATION (CHF)(2)                  3.95             5.40             2.88     (27)      37
===================================================================================================================

                                                          Year ended
                                                 --------------------------------
                                                  31.12.00        31.12.99(1)
---------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)                7,792            6,153
Net profit for the period before
goodwill amortization (CHF million)(2)                 8,459            6,493
Weighted average shares outstanding:
Registered ordinary shares                       433,486,003      430,497,026
Own shares to be delivered                         2,058,212                0
Treasury shares                                  (32,514,906)     (25,754,544)(3)
---------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
FOR BASIC EARNINGS PER SHARE                     403,029,309      404,742,482
=================================================================================
BASIC EARNINGS PER SHARE (CHF)                         19.33            15.20
BASIC EARNINGS PER SHARE
BEFORE GOODWILL AMORTIZATION (CHF)(2)                  20.99            16.04
=================================================================================
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)               7,778(5)          6,153
Net profit for the period
before goodwill amortization (CHF million)(2)         8,445(5)          6,493
Weighted average shares for
basic earnings per share                         403,029,309      404,742,482
Potential dilutive ordinary shares
resulting from outstanding options,
warrants and convertible debt securities           5,496,591        3,632,670(4)
---------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR
DILUTED EARNINGS PER SHARE                       408,525,900      408,375,152
=================================================================================
DILUTED EARNINGS PER SHARE (CHF)                       19.04            15.07
DILUTED EARNINGS PER SHARE
BEFORE GOODWILL AMORTIZATION (CHF)(2)                  20.67            15.90
=================================================================================

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation. (2) The amortization of goodwill and other intangible assets is excluded from this calculation. (3) Treasury shares have increased by 11,371,720 for the year ended 31 December 1999, due to a change in accounting policy. (4) Share amount has been adjusted by 1,414,114 representing other potentially dilutive instruments for the year ended 31 December 1999, due to a change in accounting policy. (5) Net profit has been adjusted for the dilutive impact of own equity derivative activity in accordance with International Accounting Standards.


1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

                                                                    NOTES TO THE
                                                           FINANCIAL INFORMATION
                                                                22 FEBRUARY 2001


NOTE 8 SIGNIFICANT CURRENCY TRANSLATION RATES

The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                             SPOT RATE                       AVERAGE RATE
                               As of                         Year-to-date
                   ------------------------------   ------------------------------
                   31.12.00   30.9.00    31.12.99   31.12.00    30.9.00   31.12.99
----------------------------------------------------------------------------------
1 USD                1.64       1.73       1.59       1.69       1.67       1.50
1 EUR                1.52       1.52       1.61       1.56       1.57       1.60
1 GBP                2.44       2.53       2.58       2.57       2.58       2.43
100 JPY              1.43       1.60       1.56       1.57       1.57       1.33